Filed pursuant to Rule 424(b)(2)
File No. 333-227116

PROSPECTUS SUPPLEMENT
(to Prospectus dated June 28, 2019)

$50,000,000 4.375% Notes due 2026

We are a specialty finance company that invests primarily in senior and unitranche leveraged loans and mezzanine debt issued by private U.S. middle-market companies, both through direct lending and through participation in loan syndicates, and, to a lesser extent, equity issued by private U.S. middle-market companies. Our investment objective is to create attractive risk-adjusted returns by generating current income and, to a lesser extent, capital appreciation from our investments.

We are externally managed and advised by Saratoga Investment Advisors, LLC, a New York-based investment firm affiliated with Saratoga Partners, a middle-market private equity investment firm.

We are offering $50.0 million in aggregate principal amount of 4.375% notes due 2026, which we refer to as the Notes. The Notes will mature on February 28, 2026. We will pay interest on the Notes on February 28 and August 28 of each year, beginning August 28, 2021. We may redeem the Notes in whole or in part at any time or from time to time, at the redemption price set forth under the section titled “Description of the Notes — Optional Redemption” in this prospectus supplement. In addition, holders of the Notes can require us to repurchase some or all of the Notes at a purchase price equal to 100% of their principal amount, plus accrued and unpaid interest to, but not including, the repurchase date upon the occurrence of a “Change of Control Repurchase Event” (as defined herein). The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes will be our direct unsecured obligations and rank pari passu, which means equal in right of payment, with all outstanding and future unsecured unsubordinated indebtedness issued by us, including our $60.0 million principal amount of 6.25% fixed-rate notes due 2025 (the “2025 Notes”), $43.125 million principal amount of 7.25% fixed-rate notes due 2025 (the “Second 2025 Notes”), our $5.0 million principal amount of 7.75% fixed-rate Notes due in 2025 (the “Third 2025 Notes”), our $5.0 million principal amount of 6.25% fixed-rate Notes due in 2027 (the “2027 Notes”), our $10.0 million principal amount of 6.25% fixed-rate Notes due in 2027 (the “Second 2027 Notes”) and our general liabilities, which were $9.0 million as of November 30, 2020. Because the Notes will not be secured by any of our assets, they will be effectively subordinated to all of our existing and future secured indebtedness (or any indebtedness that is initially unsecured as to which we have granted or subsequently grant security), to the extent of the value of the assets securing such indebtedness, including, without limitation, borrowings under our senior secured revolving credit facility, as amended, or the Credit Facility, of which we had $0 million outstanding as of November 30, 2020. The Notes will be structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries since the Notes are obligations exclusively of Saratoga Investment Corp. and not of any of our subsidiaries. None of our subsidiaries is a guarantor of the Notes and the Notes will not be required to be guaranteed by any subsidiary we may acquire or create in the future. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Notes, and any assets of our subsidiaries will not be directly available to satisfy the claims of our creditors, including holders of the Notes. For further discussion, see the section titled “Description of the Notes” in this prospectus supplement.

The Notes will rank pari passu with, or equal to, our general liabilities (other than amounts outstanding under our Credit Facility). In total, these general liabilities were $9.0 million as of November 30, 2020. We currently do not have outstanding debt that is subordinated to the Notes and do not currently intend to issue indebtedness that expressly provides that it is subordinated to the Notes. Therefore, the Notes will not be senior to any of our indebtedness or obligations.

This prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, contain important information about us that a prospective investor should know before investing in the Notes. We may also authorize one or more free writing prospectuses to be provided to you in connection with this offering. You should carefully read this prospectus supplement, the accompanying prospectus, and any related free writing prospectus, and the documents incorporated by reference, before investing in the Notes. We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. This information is available free of charge by contacting us at 535 Madison Avenue, New York, New York 10022, by telephone at (212) 906-7800, or on our website at http://www.saratogainvestmentcorp.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider that information to be part of this prospectus supplement or the accompanying prospectus. The SEC also maintains a website at www.sec.gov that contains information about us.

Investing in the Notes involves a high degree of risk, and should be considered highly speculative. See “Supplementary Risk Factors” beginning on page S-11 of this prospectus supplement and “Risk Factors” beginning on page 21 of the accompanying prospectus and in our most recent Annual Report on Form 10-K, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus to read about factors you should consider, including the risk of leverage, before investing in the Notes.

Neither the SEC nor any state securities commission, nor any other regulatory body, has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price	100.0%	$50,000,000
Underwriting discount (sales load)	2.0%	$1,000,000
Proceeds to Saratoga Investment Corp. (before estimated expenses of $200,000)	98.0%	$49,000,000

The public offering price set forth above does not include accrued interest, if any. Interest on the Notes will accrue from March 10, 2021 and must be paid by the purchaser if the Notes are delivered after March 10, 2021.

THE NOTES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

Delivery of the Notes in book-entry form only through The Depository Trust Company, or DTC, will be made on or about March 10, 2021.

Sole Book-Running Manager

Raymond James

The date of this prospectus supplement is March 3, 2021

Prospectus Supplement

Prospectus

S-i

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

We have filed with the SEC a registration statement on Form N-2 (File No. 333-227116) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on June 28, 2019. This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of the Notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about us and the securities we may offer from time to time, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs from or is additional to the information contained in the accompanying prospectus or the information included in any document filed prior to the date of this prospectus supplement and incorporated by reference, the information in this prospectus supplement shall control. Generally, when we refer to this “prospectus”, we are referring to both this prospectus supplement and the accompanying prospectus combined, together with any free writing prospectus that we have authorized for use in connection with this offering. You should carefully read this prospectus supplement, the accompanying prospectus, and any related free writing prospectus, and the documents incorporated by reference, particularly the information described under the “Supplementary Risk Factors” included in this prospectus supplement, “Risk Factors” included in the accompanying prospectus and our most recently filed Annual Report on Form 10-K, before investing in the Notes.

You should rely only on the information included or incorporated by reference in this prospectus supplement, the accompanying prospectus, or in any free writing prospectuses prepared by or on behalf of us that relates to this offering of the Notes. Neither we nor the underwriters have authorized any dealer, salesperson or other person to provide you with different information or to make representations as to matters not stated in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us that relates to this offering of the Notes. Neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us that relates to this offering of the Notes do not constitute an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction where it is unlawful for that person to make such an offer or solicitation or to any person in any jurisdiction to whom it is unlawful to make such an offer or solicitation. You should not assume that the information included in this prospectus supplement and the accompanying prospectus or in any free writing prospectus is complete and accurate as of any date other than their respective dates, or that any information incorporated by reference herein or therein is complete and accurate as of any date other than the date of the document incorporated by reference containing such information, or that the affairs of Saratoga Investment Corp., have not changed since the date hereof or thereof. Our business, financial condition, results of operations and prospects may have changed since then. To the extent required by law, we will amend or supplement the information contained in this prospectus supplement and the accompanying prospectus to reflect any material changes subsequent to the date of this prospectus supplement and the accompanying prospectus and prior to the completion of any offering pursuant to this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights the information included elsewhere, or incorporated by reference in this prospectus supplement or the accompanying prospectus. It is not complete and may not contain all of the information that you should consider before making your investment decision to investment in the Notes offered hereby. To understand the terms of the Notes offered hereby before making your investment decision, you should carefully read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this offering and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, as provided in sections titled “Available Information” and “Incorporation by Reference” beginning on page S-42 in this prospectus supplement and beginning on page 188 of the accompanying prospectus.

You should read carefully the more detailed information set forth under “Supplementary Risk Factors” and “Risk Factors” and the other information included in this prospectus supplement and the accompanying prospectus. Unless otherwise noted, the terms “we,” “us,” “our,” the “Company” and “Saratoga” refer to Saratoga Investment Corp. and its wholly owned subsidiaries, Saratoga Investment Funding LLC, Saratoga Investment Corp. SBIC LP, and Saratoga Investment Corp. SBIC II LP and does not refer to Saratoga Investment Corp. CLO 2013-1 Ltd. In addition, the terms “Saratoga Investment Advisors” and “investment adviser” refer to Saratoga Investment Advisors, LLC, our external investment adviser.

Overview

We are a specialty finance company that provides customized financing solutions to U.S. middle-market businesses. We primarily invest in senior and unitranche leveraged loans and mezzanine debt and, to a lesser extent, equity issued by private U.S. middle-market companies, which we define as companies having annual earnings before interest, taxes, depreciation and amortization (“EBITDA”) of between $2 million and $50 million, both through direct lending and through participation in loan syndicates. Our investment objective is to create attractive risk-adjusted returns by generating current income and long-term capital appreciation from our investments. Our investments generally provide financing for change of ownership transactions, strategic acquisitions, recapitalizations and growth initiatives in partnership with business owners, management teams and financial sponsors. Our investment activities are externally managed and advised by Saratoga Investment Advisors, a New York-based investment firm affiliated with Saratoga Partners, a middle market private equity investment firm.

Our portfolio is comprised primarily of investments in leveraged loans issued by middle market companies. Leveraged loans are generally senior debt instruments that rank ahead of subordinated debt with below investment grade or “junk” ratings or, if not rated, would be rated below investment grade or “junk” and, as a result, carry a higher risk of default. Leveraged loans also have the benefit of security interests on the assets of the portfolio company, which may rank ahead of, or be junior to, other security interests. Term loans are loans that do not allow the borrowers to repay all or a portion of the loans prior to maturity and then re-borrow such repaid amounts under the loan again. We also invest in mezzanine debt and make equity investments in middle market companies. Mezzanine debt is typically unsecured and subordinated to senior debt of the portfolio company.

While our primary focus is to generate current income and capital appreciation from our debt and equity investments in middle market companies, we may invest up to 30.0% of our portfolio in opportunistic investments in order to seek to enhance returns to stockholders. Such investments may include investments in distressed debt, including securities of companies in bankruptcy, foreign debt, private equity, securities of public companies that are not thinly traded and structured finance vehicles such as collateralized loan obligation funds. Although we have no current intention to do so, to the extent we invest in private equity funds, we will limit our investments in entities that are excluded from the definition of “investment company” under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended (“1940 Act”), which includes private equity funds, to no more than 15% of its net assets.

As of November 30, 2020, we had total assets of $586.1 million and investments in 42 portfolio companies, excluding an investment in the subordinated notes of one collateralized loan obligation fund, Saratoga Investment Corp. CLO 2013-1, Ltd. (“Saratoga CLO”), which had a fair value of $21.5 million as of November 30, 2020 and investments in the Class F-R-2 Notes and Class G-R-2 Notes tranches of the Saratoga CLO and an investment in Saratoga Investment Corp. CLO 2013-1 Warehouse 2, Ltd, which as of November 30, 2020 had fair values of $2.4 million, $7.3 million and $24.8 million, respectively. The overall portfolio composition as of November 30, 2020 consisted of 74.5% of first lien term loans, 9.2% of second lien term loans, 4.9% of unsecured term loans,

5.7% of structured finance securities and 5.7% of equity interests. As of November 30, 2020, the weighted average yield on all of our investments, including our investment in the subordinated notes of Saratoga CLO, Class F-R-2 Notes and Class G-R-2 Notes tranches of the Saratoga CLO and Saratoga Investment Corp. CLO 2013-1 Warehouse 2, Ltd was approximately 9.4%. The weighted average yield of our investments is not the same as a return on investment for our stockholders and, among other things, is calculated before the payment of our fees and expenses. For the nine months ended November 30, 2020, our total return based on market value was 1.24% and our total return based on net asset value per share was 3.69%. For the year ended February 29, 2020, our total return based on market value was 9.28% and our total return based on net asset value per share was 26.22%. Total return based on market value is the change in the ending market value of the Company’s common stock plus dividends distributed during the period assuming participation in the Company’s dividend reinvestment plan divided by the beginning market value of the Company’s common stock. Total return based on NAV is the change in ending NAV per share plus dividends distributed per share paid during the period assuming participation in the Company’s dividend reinvestment plan divided by the beginning NAV per share. While total return based on NAV and total return based on market value reflect fund expenses, they do not reflect any sales load that may be paid by investors. As of November 30, 2020, approximately 100.0% of our first lien debt investments were fully collateralized in the sense that the portfolio companies in which we held such investments had an enterprise value or our investment had an asset coverage equal to or greater than the principal amount of the related debt investment. The Company uses enterprise value to assess the level of collateralization of its portfolio companies. The enterprise value of a portfolio company is determined by analyzing various factors, including EBITDA, cash flows from operations less capital expenditures and other pertinent factors, such as recent offers to purchase a portfolio company’s securities or other liquidation events. As a result, while we consider a portfolio company to be collateralized if its enterprise value exceeds the amount of our loan, we do not hold tangible assets as collateral in our portfolio companies that we would obtain in the event of a default. Our investment in the subordinated notes of Saratoga CLO represents a first loss position in a portfolio that, at November 30, 2020, was composed of $540.0 million in aggregate principal amount of predominantly senior secured first lien term loans. A first loss position means that we will suffer the first economic losses if losses are incurred on loans held by the Saratoga CLO. As a result, this investment is subject to unique risks.

We are an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a BDC under the 1940 Act. As a BDC, we are required to comply with various regulatory requirements, including limitations on our use of debt. We finance our investments through borrowings. However, as a BDC, we are only generally allowed to borrow amounts such that our asset coverage, as defined in the 1940 Act, equals at least 200.0% after such borrowing, or, if we obtain the required approvals from our independent directors and/or stockholders, 150.0%. On April 16, 2018, as permitted by the Small Business Credit Availability Act, which was signed into law on March 23, 2018, our non-interested board of directors approved of our becoming subject to a minimum asset coverage ratio of 150.0% under Sections 18(a)(1) and 18(a)(2) of the 1940 Act. The 150.0% asset coverage ratio became effective on April 16, 2019.

We have elected to be treated for U.S. federal income tax purposes as a RIC, under Subchapter M of the Internal Revenue Code of 1986 (the “Code”). As a RIC, we generally will not have to pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that we timely distribute to our stockholders if we meet certain source-of-income, annual distribution and asset-diversification requirements.

In addition, we have two wholly-owned subsidiaries that are licensed as a small business investment company (“SBIC”) and regulated by the Small Business Administration (“SBA”). On March 28, 2012, our wholly-owned subsidiary, Saratoga Investment Corp. SBIC LP (“SBIC LP” together with SBIC, the “SBIC Subsidiaries”), received an SBIC license from the SBA. On August 14, 2019, our wholly-owned subsidiary, Saratoga Investment Corp. SBIC II LP (“SBIC II LP”), also received an SBIC license from the SBA. The new license will provide up to $175.0 million in additional long-term capital in the form of SBA-guaranteed debentures. The SBIC Subsidiaries are regulated by the SBA. As a result of the 2016 omnibus spending bill signed into law in December 2015, the maximum amount of SBA-guaranteed debentures that affiliated SBIC funds can have outstanding was increased from $225.0 million to $350.0 million. Our wholly-owned SBIC Subsidiaries are able to borrow funds from the SBA against regulatory capital (which approximates equity capital) that is paid in and is subject to customary regulatory requirements including but not limited to an examination by the SBA. With this license approval, Saratoga will grow its SBA relationship from $150.0 million to $325.0 million of committed capital.

We received exemptive relief from the SEC to permit us to exclude the debt of the SBIC Subsidiaries guaranteed by the SBA from the definition of senior securities in the asset coverage test under the 1940 Act. This allows the Company increased flexibility under the asset coverage test by permitting it to borrow up to $325.0 million more than it would otherwise be able to absent the receipt of this exemptive relief.

The Company has established wholly owned subsidiaries, SIA-Avionte, Inc., SIA-GH, Inc., SIA-MAC, Inc., SIA-TG, Inc., SIA-TT, Inc., SIA-Vector, Inc. and SIA-VR, Inc., which are structured as Delaware entities, or tax blockers, to hold equity or equity-like investments in portfolio companies organized as limited liability companies, or LLCs (or other forms of pass through entities). Tax blockers are consolidated for accounting purposes but are not consolidated for income tax purposes and may incur income tax expense as a result of their ownership of portfolio companies.

During the fiscal year ended February 29, 2020, the Company sold its interest in SIA-Easy Ice, LLC. See Management’s Discussion and Analysis in our most recent Annual Report on Form 10-K for additional discussion.

Corporate History and Information

We commenced operations, at the time known as GSC Investment Corp., on March 23, 2007 and completed an initial public offering of shares of common stock on March 28, 2007. Prior to July 30, 2010, we were externally managed and advised by GSCP (NJ), L.P., an entity affiliated with GSC Group, Inc. In connection with the consummation of a recapitalization transaction on July 30, 2010, we engaged Saratoga Investment Advisors to replace GSCP (NJ), L.P. as our investment adviser and changed our name to Saratoga Investment Corp.

The recapitalization transaction consisted of (i) the private sale of 986,842 shares of our common stock for $15.0 million in aggregate purchase price to Saratoga Investment Advisors and certain of its affiliates and (ii) the entry into a $40.0 million senior secured revolving credit facility with Madison Capital Funding LLC (the “Credit Facility”). We used the net proceeds from the private sale of shares of our common stock and a portion of the funds available to us under the Credit Facility to pay the full amount of principal and accrued interest, including default interest, outstanding under our revolving securitized credit facility with Deutsche Bank AG, New York Branch. Specifically, in July 2009, we had exceeded permissible borrowing limits under the revolving securitized credit facility with Deutsche Bank, which resulted in an event of default under the revolving securitized credit facility. As a result of the event of default, Deutsche Bank had the right to accelerate repayment of the outstanding indebtedness under the revolving securitized credit facility and to foreclose and liquidate the collateral pledged under the revolving securitized credit facility. The revolving securitized credit facility with Deutsche Bank was terminated in connection with our payment of all amounts outstanding thereunder on July 30, 2010. In January 2011, we registered for public resale by Saratoga Investment Advisors and certain of its affiliates the 986,842 shares of our common stock issued to them in the recapitalization.

As noted above, on March 28, 2012, our wholly owned subsidiary, SBIC LP, received an SBIC license from the SBA and on August 14, 2019, our wholly owned subsidiary, SBIC II LP, also received an SBIC license from the SBA.

Saratoga Investment Advisors

General

Our investment adviser was formed in 2010 as a Delaware limited liability company and became our investment adviser in July 2010. Our investment adviser is led by four principals, Christian L. Oberbeck, Michael J. Grisius, Thomas V. Inglesby, and Charles G. Phillips, with 35, 30, 34 and 24 years of experience in leveraged finance, respectively. Our investment adviser is affiliated with Saratoga Partners, a middle market private equity investment firm. Saratoga Partners was established in 1984 to be the middle market private investment arm of Dillon Read & Co. Inc. and has been independent of Dillon Read and its successor entity, SBC Warburg Dillon Read, since 1998. Saratoga Partners has a 30-year history of private investments in middle market companies and focuses on public and private equity, preferred stock, and senior and mezzanine debt investments.

Our Relationship with Saratoga Investment Advisors

We utilize the personnel, infrastructure, relationships and experience of Saratoga Investment Advisors to enhance the growth of our business. We currently have no employees and each of our executive officers is also an officer of Saratoga Investment Advisors.

We have entered into an investment advisory and management agreement (the “Management Agreement”) with Saratoga Investment Advisors. Pursuant to the 1940 Act, the initial term of the Management Agreement was for two years from its effective date of July 30, 2010, with automatic, one-year renewals, subject to approval by our board of directors, a majority of whom must be our independent directors. On July 9, 2019, our board of directors approved the renewal of the Management Agreement for an additional one-year term at an in-person meeting. Pursuant to the Management Agreement, Saratoga Investment Advisors implements our business strategy on a day-to-day basis and performs certain services for us under the direction of our board of directors. Saratoga Investment Advisors is responsible for, among other duties, performing all of our day-to-day functions, determining investment criteria, sourcing, analyzing and executing investment transactions, asset sales, financings and performing asset management duties.

Saratoga Investment Advisors has formed an investment committee to advise and consult with its senior management team with respect to our investment policies, investment portfolio holdings, financing and leveraging strategies and investment guidelines. We believe that the collective experience of the investment committee members across a variety of fixed income asset classes will benefit us. The investment committee must unanimously approve all investments in excess of $1.0 million made by us. In addition, all sales of our investments must be approved by all four of our investment committee members. The current members of the investment committee are Messrs. Oberbeck, Grisius, Inglesby, and Phillips.

Recent Developments

Subsequent to November 30, 2020, we issued our $5.0 million principal amount of the 2027 Notes and our $10.0 million principal amount of the Second 2027 Notes and received net proceeds of $14.7 million.

On February 26, 2021, we completed the fourth refinancing of the Saratoga CLO. This refinancing, among other things, extended the Saratoga CLO reinvestment period to April 2024, and extended its legal maturity to April 2033. A non-call period of February 2022 was also added. In addition and as part of the refinancing, the Saratoga CLO has also been upsized from $500 million in assets to approximately $650 million. As part of this refinancing and upsizing, we invested an additional $14.0 million in all of the newly issued subordinated notes of the Saratoga CLO, and purchased $17.875 million in aggregate principal amount of the newly issued Class F notes tranche at par. Concurrently, the existing $2.5 million of Class F notes, $7.5 million of Class G notes and $25.0 million CLO 2013-1 Warehouse Loan were repaid.

We are party to a collateral management agreement with Saratoga CLO pursuant to which we act as its collateral manager. In connection with the fourth refinancing, we and the Saratoga CLO entered into an amended and restated collateral management agreement, dated as of February 26, 2021 (the “Collateral Management Agreement”), pursuant to which we agreed to continue as investment manager for the Saratoga CLO. The Collateral Management Agreement amended and restated the existing collateral management agreement by eliminating the ability of the Saratoga CLO to remove us (as investment manager) without “cause”, and also by amending certain provisions of the existing investment management agreement to conform to new terminology and asset categories consistent with the amended and restated indenture, dated as November 15, 2016, by and among Saratoga Investment Corp. CLO 2013-1, Ltd., Saratoga Investment Corp. CLO 2013-1, Inc. and U.S. Bank National Association (the “Amended and Restated Indenture”).

Also in connection with the fourth refinancing, we, the Saratoga CLO and U.S. Bank National Association, as collateral administrator (the “Collateral Administrator”), entered into an amended and restated collateral administration agreement, dated as of February 26, 2021 (the “CAA”), pursuant to which the Collateral Administrator agreed to continue as collateral administrator for the Saratoga CLO and to continue performing, among other things, certain administrative duties of the Saratoga CLO with respect to the assets, including the compilation of certain reports and the performance of certain calculations. The CAA amended and restated the existing collateral administration agreement by (among other things) amending certain provisions of the existing collateral administration agreement to conform to new terminology and asset categories consistent with the Amended and Restated Indenture.

Risks Relating to our Business

Our business is subject to numerous risks, as described in the section titled “Supplementary Risk Factors” in this prospectus supplement, “Risk Factors” in the accompanying prospectus and in any free writing prospectuses we have authorized for use in connection with this offering, and under similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, including the section titled “Risk Factors” included in our most recent Annual Report on Form 10-K, as well as in any of our subsequent SEC filings.

SPECIFIC TERMS OF THE NOTES AND THE OFFERING

This summary sets forth certain terms of the Notes that we are offering pursuant to this prospectus supplement and the accompanying prospectus. This section and the “Description of the Notes” section in this prospectus supplement outline the specific legal and financial terms of the Notes. You should read this section of the prospectus supplement together with the section titled “Description of the Notes” beginning on page S-19 of this prospectus supplement and the more general description of the Notes in the section titled “Description of Our Debt Securities” beginning on page 169 of the accompanying prospectus before investing in the Notes. Capitalized terms used in this prospectus supplement and not otherwise defined shall have the meanings ascribed to them in the accompanying prospectus or in the indenture governing the Notes.

Issuer	Saratoga Investment Corp.
Title of the securities	4.375% Notes due 2026
Aggregate principal amount being offered	$50,000,000
Initial public offering price	100% of the aggregate principal amount
Principal payable at maturity

100% of the aggregate principal amount; the principal amount of each Note will be payable on its stated maturity date at the office of the trustee for the Notes or at such other office as we may designate.

No established trading market

The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or quoted on any automated dealer quotation system. Although certain of the underwriters have informed us that they intend to make a market in the Notes, they are not obligated to do so, and may discontinue any such market at any time without notice. Accordingly, we cannot assure you that a liquid market for the Notes will develop or be maintained.

Yield to maturity	4.375% per year
Trade date	March 3, 2021
Maturity date	February 28, 2026
Day count basis	360-day year of twelve 30-day months
Date interest rate starts accruing	March 10, 2021
Interest payment dates

Every February 28 and August 28 of each year, beginning August 28, 2021. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

Specified currency	U.S. Dollars

Ranking of notes	The Notes will be our direct unsecured obligations and will rank:

•   pari passu with our other outstanding and future unsecured, unsubordinated indebtedness, including, as of November 30, 2020, $60.0 million in aggregate principal amount outstanding of the 2025 Notes, $43.125 million in aggregate principal amount outstanding of the Second 2025 Notes; $5.0 million in aggregate principal amount outstanding of the Third 2025 Notes, and $9.0 million of general liabilities, as well as $5.0 million in aggregate principal amount outstanding of the 2027 Notes, and $10.0 million in aggregate principal amount outstanding of the Second 2027 Notes issued subsequent to November 30, 2020;

• senior to any of our future indebtedness that expressly provides it is subordinated to the Notes;

•   effectively subordinated to all of our existing and future secured indebtedness (including indebtedness that is initially unsecured in respect of which we have granted or subsequently grant security), to the extent of the value of the assets securing such indebtedness, including, without limitation, borrowings under our Credit Facility, of which $0 million was outstanding as of November 30, 2020; and

• structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries.
Denominations	We will issue the Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Optional redemption

We may redeem some or all of the Notes at any time, or from time to time at our option, at a redemption price (as determined by us) equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest to, but excluding, the redemption date: (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to the date of redemption) on the Notes to be redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate (as defined herein) plus 50 basis points; provided, however, that if we redeem any Notes on or after November 28, 2025 (the date falling three months prior to the maturity date of the Notes), the redemption price for the Notes will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

Sinking fund	The Notes will not be subject to any sinking fund.
Offer to repurchase upon a change of control repurchase event

If a Change of Control Repurchase Event (as defined in the section titled “Description of the Notes” in this prospectus supplement) occurs prior to maturity, holders will have the right, at their option, to require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.

Defeasance	The Notes are subject to legal and covenant defeasance by us. See “Description of the Notes — Defeasance” in this prospectus supplement.
Form of notes

The Notes will be represented by global securities that will be deposited and registered in the name of DTC or its nominee. This means that, except in limited circumstances, you will not receive certificates for the Notes. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Notes through either DTC, if they are a participant, or indirectly through organizations that are participants in DTC.

Trustee, paying agent, and security registrar	U.S. Bank National Association
Other covenants	In addition to any covenants described elsewhere in this prospectus supplement or the accompanying prospectus, the following covenants shall apply to the Notes:

•   We agree that for the period of time during which the Notes are outstanding, we will not violate Section 18(a)(1)(A) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, whether or not we continue to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to us by the SEC. Currently, these provisions generally prohibit us from incurring additional borrowings, including through the issuance of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals at least 150% after such borrowings.

•   We agree that for the period of time during which the Notes are outstanding, we will not declare any dividend (except a dividend payable in our stock), or declare any other distribution, upon a class of our capital stock, or purchase any such capital stock, unless, in every such case, at the time of the declaration of any such dividend or distribution, or at the time of any such purchase, we have an asset coverage (as defined in the 1940 Act) of at least the threshold specified in Section 18(a)(1)(B) as modified by such provisions of Section 61(a)(2) of the 1940 Act as may be applicable to us from time to time or any successor provisions thereto of the 1940 Act, as such obligation may be amended or superseded, after deducting the amount of such dividend, distribution or purchase price, as the case may be, and in each case giving effect to (i) any exemptive relief granted to us by the SEC, and (ii) any SEC no-action relief granted by the SEC to another BDC (or to us if we determine to seek such similar no-action or other relief) permitting the BDC to declare any cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by such provisions of Section 61(a)(2) of the 1940 Act as may be applicable to us from time to time, as such obligation may be amended or superseded, in order to maintain such BDC’s status as a regulated investment company under Subchapter M of the Code.

•   If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable Generally Accepted Accounting Principles in the United States of America, or U.S. GAAP.

Events of default

If an event of default (as described in the section titled “Description of the Notes” in this prospectus supplement) on the Notes occurs, the principal amount of the Notes, plus accrued and unpaid interest, may be declared immediately due and payable, subject to the conditions set forth in the indenture governing the Notes.

Further issuances

We have the ability to issue additional debt securities under the indenture with terms different from the Notes and, without the consent of the holders of the Notes, to reopen the Notes and issue additional Notes. If we issue additional debt securities, these additional debt securities could have a lien or other security interest greater than that accorded to the holders of the Notes, which are unsecured.

Use of proceeds

We estimate that the net proceeds we receive from the sale of the Notes will be approximately $48,800,000 after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We expect to use the net proceeds from this offering to make investments in middle-market companies (including investments made through our SBIC Subsidiaries) in accordance with our investment objective and strategies described in the accompanying prospectus and for general corporate purposes.

Governing law	The Notes and the indenture will be governed by and construed in accordance with the laws of the State of New York.
Global clearance and settlement procedures

Interests in the Notes will trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. None of the Company, the trustee or the paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

SUPPLEMENTARY RISK FACTORS

Investing in the Notes involves a number of significant risks. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, you should carefully consider the risk factors set forth below, the risk factors incorporated by reference in the accompanying prospectus and as described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, before making an investment in the Notes. The risks set forth below and the risk factors incorporated by reference in the accompanying prospectus and as described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K are the principal risks with respect to the Company generally and with respect to business development companies, they may not be the only risks we face. This section nonetheless describes the principal risk factors associated with the Notes specifically. If any of the risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, our net asset value and the trading price of our securities could decline and you may lose all or part of your investment. Please also read carefully the section titled “Note about Forward-Looking Statements” in this prospectus supplement and the section titled “Cautionary Statement Regarding Forward-Looking Statements” in the accompanying prospectus.

Risks Related to the Notes

The Notes will be unsecured and therefore will be effectively subordinated to any existing and future secured indebtedness, including indebtedness under our Credit Facility.

The Notes will not be secured by any of our assets or any of the assets of any of our subsidiaries. As a result, the Notes will be effectively subordinated to any existing and future secured indebtedness we or our subsidiaries have outstanding as of the date of this prospectus supplement (including our Credit Facility) or that we or our subsidiaries may incur in the future (or any indebtedness that is initially unsecured as to which we have granted or subsequently grant a security interest) to the extent of the value of the assets securing such indebtedness, including, without limitation, borrowings under our Credit Facility. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our secured indebtedness or secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Notes. As of November 30, 2020, there was no outstanding balance under the Credit Facility, and we had the ability to borrow up to $45.0 million under the Credit Facility, subject to certain conditions.

The Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The Notes will be obligations exclusively of Saratoga Investment Corp., and not of any of our subsidiaries. None of our subsidiaries will be a guarantor of the Notes, and the Notes will not be required to be guaranteed by any subsidiary we may acquire or create in the future. Any assets of our subsidiaries will not be directly available to satisfy the claims of our creditors, including holders of the Notes. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors of our subsidiaries will have priority over our equity interests in such entities (and therefore the claims of our creditors, including holders of the Notes) with respect to the assets of such entities. Even if we are recognized as a creditor of one or more of these entities, our claims would still be effectively subordinated to any security interests in the assets of any such entity and to any indebtedness or other liabilities of any such entity senior to our claims. Consequently, the Notes will be structurally subordinated to all indebtedness and other liabilities, including trade payables, of any of our existing or future subsidiaries. These entities may incur substantial indebtedness in the future, all of which would be structurally senior to the Notes. As of November 30, 2020, there was no outstanding balance under the Credit Facility, and we had the ability to borrow up to $45.0 million under the Credit Facility, subject to certain conditions. As of February 29, 2020, we had $150.0 million in SBA-guaranteed debentures outstanding. The indebtedness under the Credit Facility and to SBA-guaranteed debentures is structurally senior to the Notes.

The indenture under which the Notes will be issued contains limited protection for holders of the Notes.

The indenture under which the Notes will be issued offers limited protection to holders of the Notes. The terms of the indenture and the Notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have a material adverse impact on your investment in the Notes. In particular, the terms of the indenture and the Notes will not place any restrictions on our or our subsidiaries’ ability to:

•        issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the values of the assets securing such debt, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the Notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in those entities and therefore rank structurally senior to the Notes with respect to the assets of our subsidiaries, in each case other than an incurrence of indebtedness or other obligation that would cause a violation of Section 18(a)(1)(A) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, whether or not we continue to be subject to such provisions of the 1940 Act, but giving effect, in each case, to any exemptive relief granted to us by the SEC. Currently, these provisions generally prohibit us from incurring additional borrowings, including through the issuance of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals at least 150% after such borrowings;

•        pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the Notes, including subordinated indebtedness, except that we have agreed that, for the period of time during which the Notes are outstanding, we will not declare any dividend (except a dividend payable in our stock), or declare any other distribution, upon a class of our capital stock, or purchase any such capital stock, unless, in every such case, at the time of the declaration of any such dividend or distribution, or at the time of any such purchase, we have an asset coverage (as defined in the 1940 Act) of at least the threshold specified in Section 18(a)(1)(B) as modified by such provisions of Section 61(a)(2) of the 1940 Act as may be applicable to us from time to time or any successor provisions thereto of the 1940 Act, as such obligation may be amended or superseded, after deducting the amount of such dividend, distribution or purchase price, as the case may be, and in each case giving effect to (i) any exemptive relief granted to us by the SEC, and (ii) any SEC no-action relief granted by the SEC to another BDC (or to us if we determine to seek such similar no-action or other relief) permitting the BDC to declare any cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by such provisions of Section 61(a)(2) of the 1940 Act as may be applicable to us from time to time, as such obligation may be amended or superseded, in order to maintain such BDC’s status as a regulated investment company under Subchapter M of the Code;

•        sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

•        enter into transactions with affiliates;

•        create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

•        make investments; or

•        create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

Furthermore, the terms of the indenture and the Notes do not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, if any, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow, or liquidity.

Our ability to recapitalize, incur additional debt (including additional debt that matures prior to the maturity of the Notes), and take a number of other actions that are not limited by the terms of the Notes may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the market value of the Notes.

Other debt we issue or incur in the future could contain more protections for its holders than the indenture and the Notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for, trading levels, and prices of the Notes.

The optional redemption provision may materially adversely affect your return on the Notes.

The Notes are redeemable in whole or in part upon certain conditions at any time or from time to time at our option. We may choose to redeem the Notes at times when prevailing interest rates are lower than the interest rate paid on the Notes. In this circumstance, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the Notes being redeemed.

We may not be able to repurchase the Notes upon a Change of Control Repurchase Event.

We may not be able to repurchase the Notes upon a Change of Control Repurchase Event because we may not have sufficient funds. We would not be able to borrow under our Credit Facility to finance such a repurchase of the Notes, and we expect that any future credit facility would have similar limitations. Upon a Change of Control Repurchase Event, holders of the Notes may require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the aggregate principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date. Our and our subsidiaries’ future financing facilities may contain similar restrictions and provisions. Our failure to purchase such tendered Notes upon the occurrence of such Change of Control Repurchase Event would cause an event of default under the indenture governing the Notes and may cause a cross-default under current or future agreements governing other indebtedness, which may result in the acceleration of such indebtedness requiring us to repay any such indebtedness immediately. If the holders of the Notes exercise their right to require us to repurchase Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under our current and future debt instruments, and we may not have sufficient funds to repay any such accelerated indebtedness. See “Description of the Notes — Offer to Repurchase Upon a Change of Control Repurchase Event” in this prospectus supplement for more information.

There is no active trading market for the Notes. If an active trading market does not develop for the Notes, you may not be able to sell them.

The Notes are a new issue of debt securities for which there currently is no trading market. We do not intend to list the Notes on any securities exchange or for quotation of the Notes on any automated dealer quotation system. If the Notes are traded after their initial issuance, they may trade at a discount to their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, our financial condition, performance and prospects, general economic conditions, including the impact of COVID-19, or other relevant factors. The underwriters may discontinue any market-making in the Notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the Notes, that you will be able to sell your Notes at a particular time or that the price you receive when you sell will be favorable. To the extent an active trading market does not develop, the liquidity and trading price for the Notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time.

Our amount of debt outstanding will increase as a result of this offering, and if we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.

Any default under the agreements governing our indebtedness, including a default under the Credit Facility, the indenture governing our 2025 Notes, the indenture governing our Second 2025 Notes, the indenture governing our Third 2025 Notes, the indenture governing our 2027 Notes, and the indenture governing our Second 2027 Notes, or other indebtedness to which we may be a party, that is not waived by the required lenders or holders, and the remedies sought by the lenders or holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the Notes and substantially decrease the market value of the Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, as applicable, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under the Credit Facility or other debt we may incur in the future could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to refinance or restructure our debt, including the Notes, sell assets, reduce or delay capital investments, seek to raise additional capital or seek to obtain waivers from the required lenders under the Credit Facility or other debt that we may incur in the future to avoid being in default. If we are unable to implement one or more of these alternatives, we may not be able to meet our payment obligations under the Notes or our other debt. If we breach our covenants under the Credit Facility or our other debt and seek a waiver, we may not be able to obtain a waiver from the required lenders or holders thereof. If this occurs, we would be in default under the Credit Facility or other debt, the lenders or holders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation.

A downgrade, suspension or withdrawal of the credit rating assigned by a rating agency to us or the Notes or change in the debt markets could cause the liquidity or market value of the Notes to decline significantly.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any underwriter undertakes any obligation to maintain our credit ratings or to advise holders of Notes of any changes in our credit ratings. There can be no assurance that our credit ratings will remain for any given period of time or that such credit ratings will not be lowered or withdrawn entirely by the rating agencies if in their judgment future circumstances relating to the basis of the credit ratings, such as adverse changes in the Company, so warrant. The conditions of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Notes.

NOTE ABOUT FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus relating to this offering of the Notes may contain forward-looking statements, which can be identified by the use of forward-looking terminology such as “may,” “predict,” “will,” “continue,” “likely,” “would,” “could,” “should,” “expect,” “anticipate,” “potential,” “estimate,” “indicate,” “seek,” “believe,” “target,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. The matters described in the section titled “Risk Factors” in the accompanying prospectus and our most recent Annual Report on Form 10-K which is incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as subsequent filings with the SEC, or in any free writing prospectus relating to this offering and certain other factors noted throughout or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus relating to this offering constitute cautionary statements identifying important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. We undertake no obligation to revise or update any forward-looking statements but advise you to consult any additional disclosures that we may make directly to you or through reports that we may file in the future with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements. The forward-looking statements included or incorporated by reference in this prospectus supplement, the accompanying prospectus, and in any free writing prospectus relating to this offering of the Notes may include statements as to:

•        our future operating results;

•        market conditions and our ability to access debt and equity capital and our ability to manage our capital resources effectively;

•        the timing of cash flows, if any, from the operations of our portfolio companies;

•        our business prospects and the prospects of our existing and prospective portfolio companies;

•        the financial condition and ability of our existing and prospective portfolio companies to achieve their objectives;

•        the adequacy of our cash resources and working capital;

•        our ability to recover unrealized losses;

•        our expected financings and investments;

•        our contractual arrangements and other relationships with third parties;

•        the impact of fluctuations in interest rates on our business;

•        the impact of a protracted decline in the liquidity of credit markets on our business;

•        our ability to operate as a BDC and a RIC, including the impact of changes in laws or regulations governing our operations or the operations of our portfolio companies;

•        the dependence of our future success on the general economy and its impact on the industries in which we invest;

•        our ability to successfully invest any capital raised in an offering;

•        the return or impact of current and future investments;

•        the valuation of our investments in portfolio companies, particularly those having no liquid trading market;

•        our regulatory structure and tax treatment; and

•        the timing, form and amount of any dividend distributions.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. In addition to other information included or incorporated by reference in this prospectus supplement, please read carefully the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and other documents that we may file with the SEC, as well as the sections entitled “Supplementary Risk Factors” in this prospectus supplement and “Note About Forward-Looking Statements” in the accompanying prospectus, before making any investment in the Notes.

USE OF PROCEEDS

We estimate the net proceeds we will receive from the sale of the $50,000,000 aggregate principal amount of the Notes in this offering will be approximately $48,800,000, based on a public offering price of 100.0% of par, after deducting the underwriting discount and the estimated offering expenses payable by us.

We intend to use all of the net proceeds from the sale of the Notes to make investments in middle-market companies (including investments made through our SBIC Subsidiaries) in accordance with our investment objective and strategies described in the accompanying prospectus and for general corporate purposes.

We anticipate that substantially all of the net proceeds from any offering of our securities will be used as described above within six to twelve months. Pending such use, we will invest the net proceeds primarily in high quality, short-term debt securities consistent with our business development company election and our election to be taxed as a RIC. See “Regulation — Business Development Company Regulations — Temporary Investments” in the accompanying prospectus. Our ability to achieve our investment objective may be limited to the extent that the net proceeds from an offering, pending full investment, are held in interest-bearing deposits or other short-term instruments.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization:

(a)     on an actual basis as of November 30, 2020; and

(b)    on an as adjusted basis for the sale of $50.0 million aggregate principal amount of the Notes offered hereby, less the underwriting discount and the estimated offering expenses payable by us, and the application of the proceeds thereof.

This table should be read together with “Use of Proceeds” included in this prospectus supplement, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the accompanying prospectus, and our most recent consolidated financial statements and notes thereto included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of November 30, 2020
	Actual	As Adjusted
	(unaudited)
Cash and cash equivalents(1)	$21,060,224	$69,860,224
Cash and cash equivalents, reserve accounts	12,836,663	12,836,663
Total cash and cash equivalents	$33,896,887	$82,696,887
Revolving Credit Facility	—
SBA debentures payable	176,000,000	176,000,000
2025 Notes	60,000,000	60,000,000
Second 2025 Notes	43,125,000	43,125,000
Third 2025 Notes	5,000,000	5,000,000
2027 Notes	—	—
Second 2027 Notes	—	—
Notes offered hereby	—	50,000,000
Stockholders’ equity
Common stock, par value $0.001 per share (100,000,000 shares authorized; 11,170,028 shares issued and outstanding)	11,170	11,170
Capital in excess of par value	288,590,554	288,590,554
Total distributable earnings	11,251,166	11,251,166
Total net assets	$299,852,890	$299,852,890
Total liabilities and net assets(2)	$586,057,183	$634,857,183
Net asset value per share	$26.84	26.84

____________

(1)      Proceeds from the Notes offered hereby is reflected net of underwriting commissions and the estimated offering expenses payable by us.

(2)      Total liabilities and net assets are net of deferred debt financing costs.

DESCRIPTION OF THE NOTES

The Notes will be issued under a base indenture, dated May 10, 2013, and an eighth supplemental indenture thereto, to be entered into between us and U.S. Bank National Association, as trustee. We refer to the indenture and the eighth supplemental indenture collectively as the “indenture” and to U.S. Bank National Association as the “trustee.” The Notes are governed by the indenture, as required by federal law for all bonds and notes of companies that are publicly offered. An indenture is a contract between us and the financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “— Events of Default — Remedies if an Event of Default Occurs” below. Second, the trustee performs certain administrative duties for us with respect to the Notes.

This section includes a summary description of the material terms of the Notes and the indenture. Because this section is a summary, however, it does not describe every aspect of the Notes and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the Notes. The base indenture has been attached as an exhibit to the registration statement of which this prospectus supplement is a part and the eighth supplemental indenture will be attached as an exhibit to a Current Report on Form 8-K, which will be incorporated by reference into this prospectus supplement, in each case, as filed or as will be filed with the SEC. See “Available Information” in this prospectus supplement for information on how to obtain a copy of the indenture.

General

The Notes will mature on February 28, 2026. The principal payable at maturity will be 100% of the aggregate principal amount. The interest rate of the Notes is 4.375% per year and will be paid semi-annually in arrears on February 28 and August 28 of each year, beginning August 28, 2021, and the regular record dates for interest payments will be every February 15 and August 15, commencing August 15, 2021.

If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment. The initial interest period will be the period from and including March 10, 2021, to, but excluding, the initial interest payment date, and the subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be.

The term “business day” means, with respect to any Note, each Monday, Tuesday, Wednesday, Thursday, and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

We will issue the Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will not be subject to any sinking fund.

The indenture does not limit the amount of debt (including secured debt) that may be issued by us or our subsidiaries under the indenture or otherwise, but does contain a covenant regarding our asset coverage that would have to be satisfied at the time of our incurrence of additional indebtedness. See “— Other Covenants” and “— Events of Default.” Other than the foregoing and as described under “— Other Covenants” and “— Events of Default” below, the indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under “— Offer to Repurchase Upon a Change of Control Repurchase Event” and “— Merger, Consolidation or Asset Sale” below, the indenture does not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or if our credit rating declines as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect your investment in the Notes.

We may, without the consent of the holders of the Notes, issue additional notes under the indenture with the same terms (except for the issue date, public offering price, and if applicable, the initial interest payment date) and with the same CUSIP numbers as the Notes offered hereby in an unlimited aggregate principal amount; provided that such additional notes must be treated as part of the same issue as the Notes offered hereby for U.S. federal income tax purposes. In addition, we have the ability to issue indenture securities with terms different from the Notes.

We do not intend to list the Notes on any securities exchange or automated dealer quotation system.

Optional Redemption

The Notes may be redeemed in whole or in part at any time or from time to time at our option, upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price (as determined by us) equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest to, but excluding, the redemption date: (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to the date of redemption) on the Notes to be redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate plus 50 basis points; provided, however, that if we redeem any Notes on or after November 28, 2025 (the date falling three months prior to the maturity date of the Notes), the redemption price for the Notes will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption; provided, further, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $2,000.

You may be prevented from exchanging or transferring the Notes when they are subject to redemption. In case any Notes are to be redeemed in part only, the redemption notice will provide that, upon surrender of such Note, you will receive, without a charge, a new Note or Notes of authorized denominations representing the principal amount of your remaining unredeemed Notes. Any exercise of our option to redeem the Notes will be done in compliance with the indenture, the terms of our Credit Facility and the 1940 Act, to the extent applicable.

If we redeem only some of the Notes, the trustee or, with respect to global securities, DTC will determine the method for selection of the particular Notes to be redeemed, in accordance with the indenture and the 1940 Act, to the extent applicable, and in accordance with the rules of any national securities exchange or quotation system on which the Notes are listed. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes called for redemption.

For purposes of calculating the redemption price in connection with the redemption of the Notes, on any redemption date, the following terms have the meanings set forth below:

“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financing practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes being redeemed.

“Comparable Treasury Price” means (1) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Quotation Agent” means a Reference Treasury Dealer selected by us.

“Reference Treasury Dealer” means each of any four primary U.S. government securities dealers selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date. All determinations made by any Reference Treasury Dealer, including the Quotation Agent, with respect to determining the redemption price will be final and binding absent manifest error.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue (computed as of the third business day immediately preceding the redemption), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The redemption price and the Treasury Rate will be determined by us.

Offer to Repurchase Upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem the Notes in full, we will make an offer to each holder of Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount) of that holder’s Notes at a repurchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will mail a notice to each holder describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, subject to extension if necessary to comply with the provisions of the 1940 Act, we will, to the extent lawful:

1)      accept for payment all Notes or portions of Notes properly tendered pursuant to our offer;

2)      deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

3)      deliver or cause to be delivered to the trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by us.

The paying agent will promptly remit to each holder of Notes properly tendered the purchase price for the Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.

The source of funds that will be required to repurchase Notes in the event of a Change of Control Repurchase Event will be our available cash or cash generated from our operations or other potential sources, including funds provided by a purchaser in the Change of Control transaction, borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. Before making any such repurchase of Notes, we would also have to comply with certain requirements under our Credit Facility, to the extent such requirements remain in effect at such time, or otherwise obtain consent from the lenders under the Credit Facility. The terms of our Credit Facility also provide that certain change of control events will constitute an event of default thereunder entitling the lenders to accelerate any indebtedness outstanding under our Credit Facility at that time and to terminate the Credit Facility. In addition, the occurrence of a Change of Control Repurchase Event enabling the holders of the Notes to require the mandatory purchase of the Notes would likely constitute an event of default under our Credit Facility, entitling the lenders to accelerate any indebtedness outstanding under our Credit Facility at that time and to terminate the Credit Facility. Our and our subsidiaries’ future financing facilities may contain similar restrictions and provisions. Our failure to purchase such tendered Notes upon the occurrence of such Change of Control Repurchase Event would cause an event of default under the indenture governing the Notes and a cross-default under the agreements governing certain of our other indebtedness, which may result in the acceleration of such indebtedness requiring us to repay that indebtedness immediately. If the holders of the Notes exercise their right to require us to repurchase Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under our current and future debt instruments, even if the Change of Control Repurchase Event itself would not cause a default. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Notes and/or our other debt.

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase the Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person or group may be uncertain.

For purposes of the Notes:

“Below Investment Grade Rating Event” means the Notes are downgraded below Investment Grade by the Rating Agency on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by the Rating Agency); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agency does not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1)    the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of Saratoga and its Controlled Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than to any Permitted Holders; provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of Saratoga or its Controlled Subsidiaries shall not be deemed to be any such sale, lease, transfer, conveyance or disposition;

(2)    the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of Saratoga, measured by voting power rather than number of shares; or

(3)    the approval by Saratoga’s stockholders of any plan or proposal relating to the liquidation or dissolution of Saratoga.

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.

“Controlled Subsidiary” means any subsidiary of Saratoga, 50% or more of the outstanding equity interests of which are owned by Saratoga and its direct or indirect subsidiaries and of which Saratoga possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.

“Egan-Jones” means Egan-Jones Ratings Company or any successor thereto.

“Investment Grade” means a rating of BBB- or better by Egan-Jones (or its equivalent under any successor rating categories of Egan-Jones) (or, if such Rating Agency ceases to rate the Notes for reasons outside of our control, the equivalent investment grade credit rating from any Rating Agency selected by us as a replacement Rating Agency).

“Permitted Holders” means (i) us and (ii) one or more of our Controlled Subsidiaries.

“Rating Agency” means:

1)      Egan-Jones; and

2)      if Egan-Jones ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section (3)(a)(62) of the Exchange Act selected by us as a replacement agency for Egan-Jones.

“Voting Stock” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

Global Securities

Each Note will be issued in book-entry form and represented by a global security that we deposit with and register in the name of The Depository Trust Company, New York, New York, known as DTC, or its nominee. A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all the Notes represented by a global security, and investors will be permitted to own only beneficial interests in a global security. For more information about these arrangements, see “— Book-Entry Procedures” below.

Termination of a Global Security

If a global security is terminated for any reason, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated Notes directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records as the owner of the Notes at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the Note on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling the Notes must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the Notes to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities

We will make payments on the Notes so long as they are represented by a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “— Book-Entry Procedures” below.

Payments on Certificated Securities

In the event the Notes become represented by certificated securities, we will make payments on the Notes as follows. We will pay interest that is due on an interest payment date to the holder of the Notes as shown on the trustee’s records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, New York and/or at other offices that may be specified in the indenture or a notice to holders against surrender of the Note.

Alternatively, at our option, we may pay any cash interest that becomes due on the Notes by mailing a check to the holder at his, her or its address shown on the trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the United States, in either case, on the due date.

Payment When Offices Are Closed

If any payment is due on the Notes on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date. Such payment will not result in a default under the Notes or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on the Notes.

Events of Default

You will have rights if an Event of Default occurs in respect of the Notes and the Event of Default is not cured, as described later in this subsection.

The term “Event of Default” in respect of the Notes means any of the following:

•        We do not pay the principal of, or any premium on, any Note when due and payable at maturity;

•        We do not pay interest on any Note when due and payable, and such default is not cured within 30 days of its due date;

•        We remain in breach of any other covenant in respect of the Notes for 60 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25% of the principal amount of the outstanding Notes);

•        We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 60 days;

•        On the last business day of each of twenty-four consecutive calendar months, the Notes have an asset coverage of less than 100%, giving effect to any exemptive relief granted to us by the SEC; or

•        Default by us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X promulgated under the Exchange Act (but excluding any subsidiary which is (a) a non-recourse or limited recourse subsidiary, (b) a bankruptcy remote special purpose vehicle, or (c) is not consolidated with Saratoga for purposes of GAAP), with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50 million in the aggregate of us and/ or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless, in either case, such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding.

An Event of Default for the Notes may, but does not necessarily, constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. Within 90 days after the occurrence of any default under the indenture with respect to the Notes, the trustee shall transmit notice to the holders of such default known to the trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Note, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors of the trustee in good faith determines that withholding of such notice is in the interest of the holders of the Notes; and provided further that in the case of any default or breach specified in the third bullet point above with respect to the Notes, no such notice shall be given until at least 60 days after the occurrence thereof.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of the Notes may declare the entire principal amount of all the Notes to be due and immediately payable, but this does not entitle any holder of Notes to any redemption payout or redemption premium. If an Event of Default referred to in the third to last bullet point above with respect to us has occurred, the entire principal amount of all of the Notes will automatically become due and immediately payable. This is called a declaration of acceleration of maturity. In certain circumstances, a declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the Notes if (1) we have deposited with the trustee all amounts due and owing with respect to the Notes (other than principal or any payment that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the Notes, the following must occur:

•        You must give the trustee written notice that an Event of Default has occurred and remains uncured;

•        The holders of at least 25% in principal amount of all the Notes must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•        The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

•        The holders of a majority in principal amount of the Notes must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your Notes on or after the due date.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the Notes, or else specifying any default.

Waiver of Default

The holders of a majority in principal amount of the Notes may waive any past defaults other than a default:

•        in the payment of principal (or premium, if any) or interest; or

•        in respect of a covenant that cannot be modified or amended without the consent of each holder of the Notes.

Merger, Consolidation or Asset Sale

Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met where:

•        we merge out of existence or convey or transfer all or substantially all of our assets, the resulting entity must agree to be legally responsible for our obligations under the Notes;

•        the merger or sale of assets must not cause a default on the Notes and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded; and

•        we must deliver certain certificates and documents to the trustee.

Notwithstanding any of the foregoing and subject to the 1940 Act, any subsidiary of ours may consolidate with, merge into or transfer all or part of its property and assets to other subsidiaries of ours or to us. Additionally, this covenant shall not apply to: (1) our merger or the merger of one of our subsidiaries with an affiliate solely for the purpose of reincorporating in another jurisdiction; (2) any conversion by us or a subsidiary from an entity formed under the laws of one state to any entity formed under the laws of another state; or (3) any combination of (1) and (2) above.

Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a person. As a result, it may be unclear as to whether the merger, consolidation or sale of assets covenant would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction. Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a Change of Control that results in a Change of Control Repurchase Event permitting each holder to require us to repurchase the Notes of such holder as described above.

An assumption by any person of obligations under the Notes and the indenture might be deemed for U.S. federal income tax purposes to be an exchange of the Notes for new Notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

Modification or Waiver

There are three types of changes we can make to the indenture and the Notes issued thereunder.

Changes Requiring Your Approval

First, there are changes that we cannot make to your Notes without your specific approval. The following is a list of those types of changes:

•        change the stated maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on the Notes;

•        reduce any amounts due on the Notes or reduce the rate of interest on the Notes;

•        reduce the amount of principal payable upon acceleration of the maturity of a Note following a default;

•        change the place or currency of payment on a Note;

•        impair your right to sue for payment;

•        reduce the percentage of holders of Notes whose consent is needed to modify or amend the indenture; and

•        reduce the percentage of holders of Notes whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults or reduce the percentage of holders of Notes required to satisfy quorum or voting requirements at a meeting of holders of the Notes.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the Notes. This type is limited to clarifications and certain other changes that would not adversely affect holders of the Notes in any material respect.

Changes Requiring Majority Approval

Any other change to the indenture and the Notes would require the following approval:

•        if the change affects only the Notes, it must be approved by the holders of a majority in principal amount of the Notes; and

•        if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “— Changes Requiring Your Approval.”

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal to attribute to the Notes:

The Notes will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption or if we or any affiliate of ours own any Notes. The Notes will also not be eligible to vote if they have been fully defeased as described later under “— Defeasance — Full Defeasance” below.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of the Notes that are entitled to vote or take other action under the indenture. However, the record date may not be earlier than 30 days before the date of the first solicitation of holders to vote on or take such action and not later than the date such solicitation is completed. If we set a record date for a vote or other action to be taken by holders of the Notes, that vote or action may be taken only by persons who are holders of the Notes on the record date and must be taken within eleven months following the record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the Notes or request a waiver.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect with respect to the Notes when:

•        Either

•        all the Notes that have been authenticated have been delivered to the trustee for cancellation; or

•        all the Notes that have not been delivered to the trustee for cancellation:

•        have become due and payable, or

•        will become due and payable at their stated maturity within one year, or

•        are to be called for redemption,

and we, in the case of the first, second and third sub-bullets above, have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of the Notes, in amounts in the currency payable for the Notes as will be sufficient, to pay and discharge the entire indebtedness (including all principal, premium, if any, and interest) on such Notes delivered to the trustee for cancellation (in the case of Notes that have become due and payable on or prior to the date of such deposit) or to the stated maturity or redemption date, as the case may be;

•        we have paid or caused to be paid all other sums payable by us under the indenture with respect to the Notes; and

•        we have delivered to the trustee an officers’ certificate and legal opinion, each stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture and the Notes have been complied with.

Defeasance

The following provisions will be applicable to the Notes. “Defeasance” means that, by depositing with a trustee an amount of cash and/or government securities sufficient to pay all principal and interest, if any, on the Notes when due and satisfying any additional conditions noted below, we will be deemed to have been discharged from our obligations under the Notes. In the event of a “covenant defeasance,” upon depositing such funds and satisfying similar conditions discussed below we would be released from certain covenants under the indenture relating to the Notes.

Covenant Defeasance

Under current U.S. federal income tax law and the indenture, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the Notes were issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your Notes. In order to achieve covenant defeasance, the following must occur:

•        Since the Notes are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the Notes a combination of cash and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Notes on their various due dates;

•        We must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the Notes any differently than if we did not make the deposit;

•        We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with;

•        Defeasance must not result in a breach or violation of, or result in a default under, the indenture or any of our other material agreements or instruments; and

•        No default or Event of Default with respect to the Notes shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

If we accomplish covenant defeasance, you can still look to us for repayment of the Notes if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the Notes became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance

If there is a change in U.S. federal income tax law, as described below, we can legally release ourselves from all payment and other obligations on the Notes (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•        Since the Notes are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the Notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Notes on their various due dates;

•        We must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an Internal Revenue Service (“IRS”) ruling that allows us to make the above deposit without causing you to be taxed on the Notes any differently than if we did not make the deposit;

•        We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with;

•        Defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any of our other material agreements or instruments; and

•        No default or Event of Default with respect to the Notes shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the Notes. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.

Other Covenants

In addition to any other covenants described in this prospectus supplement and the accompanying prospectus, as well as standard covenants relating to payment of principal and interest, maintaining an office where payments may be made or securities can be surrendered for payment, payment of taxes by the Company and related matters, the following covenants will apply to the Notes:

•        We agree that for the period of time during which the Notes are outstanding, we will not violate Section 18(a)(1)(A) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, whether or not we continue to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to us by the SEC. Currently, these provisions generally prohibit us from incurring additional borrowings, including through the issuance of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals at least 150% after such borrowings.

•        We agree that for the period of time during which the Notes are outstanding, we will not declare any dividend (except a dividend payable in our stock), or declare any other distribution, upon a class of our capital stock, or purchase any such capital stock, unless, in every such case, at the time of the declaration of any such dividend or distribution, or at the time of any such purchase, we have an asset coverage (as defined in the 1940 Act) of at least the threshold specified in Section 18(a)(1)(B) as modified by such provisions of Section 61(a)(2) of the 1940 Act as may be applicable to us from time to time or any successor provisions thereto of the 1940 Act, as such obligation may be amended or superseded, after deducting the amount of such dividend, distribution or purchase price, as the case may be, and in each case giving effect to (i) any exemptive relief granted to us by the SEC, and (ii) any SEC no-action relief granted by the SEC to another BDC (or to us if we determine to seek such similar no-action or other relief) permitting the BDC to declare any cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by such provisions of Section 61(a)(2) of the 1940 Act as may be applicable to us from time to time, as such obligation may be amended or superseded, in order to maintain such BDC’s status as a regulated investment company under Subchapter M of the Code.

•        If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable U.S. GAAP.

Form, Exchange and Transfer of Certificated Registered Securities

If registered Notes cease to be issued in book-entry form, they will be issued:

•        only in fully registered certificated form;

•        without interest coupons; and

•        unless we indicate otherwise, in denominations of $2,000 and amounts that are multiples of $1,000.

Holders may exchange their certificated securities for Notes of smaller denominations or combined into fewer Notes of larger denominations, as long as the total principal amount is not changed and as long as the denomination is equal to or greater than $2,000.

Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering Notes in the names of holders transferring Notes. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the Notes, we may block the transfer or exchange of those Notes selected for redemption during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated Notes selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any Note that will be partially redeemed.

If registered Notes are issued in book-entry form, only the depositary will be entitled to transfer and exchange the Notes as described in this subsection, since it will be the sole holder of the Notes.

Resignation of Trustee

The trustee may resign or be removed with respect to the Notes provided that a successor trustee is appointed to act with respect to the Notes. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions — Ranking

The Notes will be our direct unsecured obligations and will rank:

•        pari passu with our existing and future unsubordinated unsecured indebtedness;

•        senior to any of our future indebtedness that expressly provides it is subordinated to the Notes; and

•        effectively subordinated to all of our existing and future secured indebtedness (including indebtedness that is initially unsecured to which we have granted or subsequently grant security), to the extent of the value of the assets securing such indebtedness, including, without limitation, borrowings under our Credit Facility; and

•        structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries.

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Book-Entry Procedures

The Notes will be represented by global securities that will be deposited and registered in the name of DTC or its nominee. This means that, except in limited circumstances, you will not receive certificates for the Notes. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Notes through either DTC, if they are a participant, or indirectly through organizations that are participants in DTC.

The Notes will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered certificate will be issued for each issuance of the Notes, in the aggregate principal amount thereof, and will be deposited with DTC. Interests in the Notes will trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. None of the Company, the trustee or the Paying Agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).

DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of the Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser of each security, or the “Beneficial Owner,” is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.

To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts the Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

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Redemption notices shall be sent to DTC. If less than all of the Notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Redemption proceeds, distributions, and interest payments on the Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to us or to the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor any of the underwriters take any responsibility for the accuracy thereof.

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CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary describes certain U.S. federal income tax consequences applicable to an investment in the Notes. This summary does not purport to be a complete description of the income tax considerations applicable to such an investment. The summary is based upon the Code, U.S. Treasury regulations, and administrative and judicial interpretations, each as of the date of this prospectus supplement and all of which are subject to change, potentially with retroactive effect, or to different interpretations. We cannot assure you that the IRS will not challenge one or more of the tax consequences described in this summary, and we have not obtained, nor do we intend to obtain, any ruling from the IRS or opinion of counsel with respect to the tax consequences of an investment in the Notes. Investors should consult their own tax advisors with respect to tax considerations that pertain to their investment in the Notes.

This summary discusses only Notes held as capital assets within the meaning of the Code (generally, property held for investment purposes) and does not purport to address persons in special tax situations, such as banks and other financial institutions, insurance companies, controlled foreign corporations, passive foreign investment companies, real estate investment trusts and regulated investment companies (and shareholders of such corporations), dealers in securities or currencies, traders in securities, former citizens of the United States, persons holding the Notes as a position in a “straddle,” “hedge,” “constructive sale transaction,” “conversion transaction,” “wash sale” or other integrated transaction for U.S. federal income tax purposes, entities that are tax-exempt for U.S. federal income tax purposes, retirement plans, individual retirement accounts, tax-deferred accounts, persons subject to the alternative minimum tax, pass-through entities (including partnerships and entities and arrangements classified as partnerships for U.S. federal income tax purposes) and beneficial owners of pass-through entities, or U.S. holders (as defined below) whose functional currency (as defined in the Code) is not the U.S. dollar. It also does not address beneficial owners of the Notes other than original purchasers of the Notes who acquire the Notes in this offering for cash at a price equal to their issue price (i.e., the first price at which a substantial amount of the Notes is sold for money to investors (other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placements agents or wholesalers)). This discussion also does not address the U.S. federal income tax consequences to beneficial owners of the Notes subject to the special tax accounting rules under Section 451(b) of the Code. In addition, this summary only addresses U.S. federal income tax consequences, and does not address other U.S. federal tax consequences, including, for example, estate or gift tax consequences. This summary also does not address any U.S. state or local or non-U.S. tax consequences. Investors considering purchasing the Notes should consult their own tax advisors concerning the application of the U.S. federal income tax laws to their individual circumstances, as well as any consequences to such investors relating to purchasing, owning and disposing of the Notes under the laws of any state, local, foreign or other taxing jurisdiction.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds any Notes, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships holding Notes, and persons holding interests in such partnerships, should each consult their own tax advisors as to the consequences of investing in the Notes in their individual circumstances.

Taxation of U.S. Holders

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•        a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more “United States persons” (within the meaning of the Code) that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a “United States person” (within the meaning of the Code); or

•        an estate the income of which is subject to U.S. federal income taxation regardless of its source.

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Payments of Interest

The following discussion assumes that the Notes will be issued with no original issue discount or a de minimis amount of original issue discount for U.S. federal income tax purposes. Payments or accruals of interest on a Note generally will be taxable to a U.S. holder as ordinary interest income at the time they are received (actually or constructively) or accrued, in accordance with the U.S. holder’s regular method of tax accounting.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of a Note

Upon the sale, exchange, redemption, retirement or other taxable disposition of a Note, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, retirement or other taxable disposition (excluding amounts representing accrued and unpaid interest, which are treated as ordinary interest income to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the Note. A U.S. holder’s adjusted tax basis in a Note generally will equal the U.S. holder’s initial investment in the Note. Capital gain or loss generally will be long-term capital gain or loss if the Note was held for more than one year. Long-term capital gains recognized by individuals and certain other non-corporate U.S. holders generally are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations under the Code.

Additional Tax on Net Investment Income

An additional tax of 3.8% is imposed on certain “net investment income” (or “undistributed net investment income,” in the case of certain U.S. holders that are estates and trusts) received by certain U.S. holders with adjusted gross income above certain threshold amounts. “Net investment income” generally includes interest payments on, and gain recognized from the sale, exchange, redemption, retirement or other taxable disposition of, the Notes, less certain deductions. U.S. holders should consult their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of the Notes.

Backup Withholding and Information Reporting

A U.S. holder may be subject to information reporting and backup withholding when such U.S. holder receives interest payments on the Notes held by such U.S. Holders or upon the proceeds received upon the sale or other disposition of such Notes (including a redemption or retirement of the Notes). Certain U.S. holders generally are not subject to information reporting or backup withholding. A U.S. holder will be subject to backup withholding if such U.S. holder is not otherwise exempt and such U.S. holder:

•        fails to furnish the U.S. holder’s taxpayer identification number (“TIN”), which, for an individual, ordinarily is his or her social security number;

•        furnishes an incorrect TIN;

•        is notified by the IRS that the U.S. holder has failed properly to report payments of interest or dividends; or

•        fails to certify, under penalties of perjury, on an IRS Form W-9 (Request for Taxpayer Identification Number and Certification) or a suitable substitute form (or other applicable certificate), that the U.S. holder has furnished a correct TIN and that the IRS has not notified the U.S. holder that the U.S. holder is subject to backup withholding.

U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax, and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund if they timely provide certain information to the IRS.

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Taxation of Non-U.S. Holders

The following is a summary of certain U.S. federal income tax consequences that will apply to you if you are a “Non-U.S. holder” of a Note. A “Non-U.S. holder” is a beneficial owner of a Note who is not a U.S. holder or a partnership for U.S. federal income tax purposes. Special rules may apply to Non-U.S. holders that are subject to special treatment under the Code, including controlled foreign corporations, passive foreign investment companies, U.S. expatriates, and foreign persons eligible for benefits under an applicable income tax treaty with the U.S. Such Non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them including any reporting requirements.

Interest on the Notes

Generally, stated interest paid or accrued to a Non-U.S. holder that is not effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business is subject to withholding tax at a rate of 30% (or, if applicable, a lower treaty rate). Nevertheless and subject to the discussion below concerning backup withholding and FATCA, interest paid or accrued on a Note to a Non-U.S. holder that is not effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business generally will not be subject to U.S. federal withholding tax provided that:

•        such Non-U.S. holder does not directly, indirectly or constructively own 10% or more of the total combined voting power of all classes of our voting stock;

•        such Non-U.S. holder is not a controlled foreign corporation that is related to us through direct, indirect or constructive stock ownership and is not a bank that received such Note on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•        one of the following applies: (1) the Non-U.S. holder certifies in a statement (generally, a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or a suitable substitute) form provided to us or the paying agent, under penalties of perjury, prior to payment, that it is the beneficial owner of the Notes and not a “United States person” within the meaning of the Code and provides its name and address, (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the Note on behalf of the Non-U.S. holder certifies to us or the paying agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. holder, has received from the Non-U.S. holder a statement, under penalties of perjury, that such Non-U.S. holder is the beneficial owner of the Notes and is not a United States person and provides us or the paying agent with a copy of such statement or (3) the Non-U.S. holder holds its Note directly through a “qualified intermediary” and certain conditions are satisfied.

Even if the above conditions are not met, a Non-U.S. holder generally will be entitled to a reduction in or an exemption from withholding tax on interest if the Non-U.S. holder provides us or our paying agent, prior to payment, with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or a suitable substitute form (or other applicable certificate) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the Non-U.S. holder’s country of residence. A Non-U.S. holder is required to inform the recipient of any change in the information on such statement within 30 days of such change. Special certification rules apply to Non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder generally will also be exempt from withholding tax on interest if such amount is effectively connected with such non-U.S. holder’s conduct of a United States trade or business and the non-U.S. holder provides us with appropriate certification (as discussed below under the caption “— Income or Gain Effectively Connected with a U.S. Trade or Business”).

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Disposition of the Notes

Subject to the discussions of backup withholding and FATCA withholding below, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale, redemption, exchange, retirement, or other taxable disposition of a Note unless:

•        the gain is effectively connected with the conduct by such non-U.S. holder of a U.S. trade or business (and, if required by an applicable income tax treaty, such non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

•        such non-U.S. holder is a non-resident alien individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met and the Non-US holder is not eligible for relief under an applicable income tax treaty; or

•        the gain is attributable to accrued but unpaid interest, in which case such amounts would be subject to tax as described above in “— Interest on the Notes.”

If a non-U.S. holder’s gain is described in the first bullet point above, such non-U.S. holder generally will be subject to U.S. federal income tax in the manner described under “— Income or Gain Effectively Connected with a U.S. Trade or Business” below. A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a 30% rate (or lower applicable income tax treaty rate) on the gain derived from the sale or other disposition, which may be offset by certain U.S. source capital losses.

Certain other exceptions may be applicable, and Non-U.S. holders should consult their own tax advisors with regard to whether taxes will be imposed on capital gain in their individual circumstances.

Income or Gain Effectively Connected with a U.S. Trade or Business

If any interest on the Notes or gain from the sale, redemption, exchange, retirement, or other taxable disposition of the Notes is effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, such non-U.S. holder maintains a permanent establishment in the United States to which such interest or gain is attributable), then the interest income or gain will be subject to U.S. federal income tax at regular graduated income tax rates generally in the same manner as if such non-U.S. holder were a U.S. holder (but without regard to the additional tax on net investment income described above). Effectively connected interest income will not be subject to U.S. federal withholding tax if a non-U.S. holder satisfies certain certification requirements by providing to the applicable withholding agent a properly executed IRS Form W-8ECI (or successor form). In addition, if a non-U.S. holder is a corporation, that portion of such non-U.S. holder’s earnings and profits that are effectively connected with such non-U.S. holder’s conduct of a U.S. trade or business may also be subject to a “branch profits tax” at a 30% rate, unless an applicable income tax treaty provides for a lower rate. For this purpose, interest received on a Note and gain recognized on the disposition of a Note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by such non-U.S. holder of a U.S. trade or business.

Backup Withholding and Information Reporting

The amount of interest that we pay to any Non-U.S. holder on the Notes will be reported to the Non-U.S. holder and to the IRS annually on an IRS Form 1042-S, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific income tax treaty or agreement to the tax authorities of the country in which the Non-U.S. holder resides. However, a Non-U.S. holder generally will not be subject to backup withholding and certain other information reporting with respect to payments that we make to the Non-U.S. holder, provided that we do not have actual knowledge or reason to know that such Non-U.S. holder is a “United States person,” within the meaning of the Code, and the Non-U.S. holder has given us the statement described above under “— Interest on the Notes.”

If a Non-U.S. holder sells or exchanges a Note through a United States broker or the United States office of a foreign broker, the proceeds from such sale or exchange will be subject to information reporting and backup withholding unless the Non-U.S. holder provides a withholding certificate or other appropriate documentary evidence establishing that such holder is not a U.S. holder to the broker and such broker does not have actual knowledge or reason to know that such holder is a U.S. holder, or the Non-U.S. holder is an exempt recipient eligible

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for an exemption from information reporting and backup withholding. If a Non-U.S. holder sells or exchanges a Note through the foreign office of a broker who is a United States person or has certain enumerated connections with the United States, the proceeds from such sale or exchange will be subject to information reporting unless the Non-U.S. holder provides to such broker a withholding certificate or other documentary evidence establishing that such holder is not a U.S. holder and such broker does not have actual knowledge or reason to know that such evidence is false, or the Non-U.S. holder is an exempt recipient eligible for an exemption from information reporting. In circumstances where information reporting by the foreign office of such a broker is required, backup withholding will be required only if the broker has actual knowledge that the holder is a U.S. holder.

A Non-U.S. holder generally will be entitled to credit any amounts withheld under the backup withholding rules against the Non-U.S. holder’s U.S. federal income tax liability or may claim a refund provided that the required information is furnished to the IRS in a timely manner.

Non-U.S. holders are urged to consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

FATCA

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest (including interest on a Note) and dividends. While withholding under FATCA would have also been required on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, such as the Notes, the U.S. Treasury Department has indicated its intent to eliminate this requirement in proposed regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to foreign entities that are not FFIs unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a beneficial owner and the status of the intermediary through which it holds the Notes, a beneficial owner could be subject to this 30% withholding tax with respect to interest paid on the Notes. Under certain circumstances, a beneficial owner might be eligible for a refund or credit of such taxes. We will not pay any additional amounts to holders of the Notes in respect of any amounts withheld.

Holders and beneficial owners should consult their own tax advisors regarding FATCA and whether it may be relevant to their acquisition, ownership and disposition of the Notes.

You should consult your own tax advisor with respect to the particular tax consequences to you of an investment in the Notes, including the possible effect of any pending legislation or proposed regulations.

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UNDERWRITING (CONFLICTS OF INTEREST)

Raymond James & Associates, Inc. is acting as the representative of the underwriters for this offering. Subject to the terms and conditions set forth in an underwriting agreement dated March 3, 2021 between us and the underwriters, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase from us, the aggregate principal amount of Notes indicated in the table below:

Underwriters	Principal Amount of Notes
Raymond James & Associates, Inc.	$50,000,000

Total	$50,000,000

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriting agreement provides that the underwriters will purchase all of the Notes if any of these Notes are purchased. If an underwriter defaults, the underwriting agreement provides that, under the circumstances, the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Notes, subject to their acceptance of the Notes from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters have agreed to purchase the Notes from us at 98.0% of the aggregate principal amount of the Notes, which will result in aggregate proceeds to us of approximately $48,800,000, after deducting the underwriting discount and the estimated offering expenses payable by us.

Commissions and Discounts

An underwriting discount of 2.0% per Note will be paid by us.

The following table shows the total underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering.

	Per Note	Total
Public offering price	100.0%	$50,000,000
Underwriting discount	2.0%	$1,000,000
Proceeds, before expenses, to us	98.0%	$49,000,000

The underwriters propose to offer some of the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the Notes to certain other broker-dealers at the public offering price less a concession not in excess of 0.400% of the aggregate principal amount of the Notes. After the initial offering of the Notes to the public, the public offering price and such concessions may be changed. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

We estimate expenses payable by us in connection with this offering, not including the underwriting discount, will be approximately $200,000.

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Listing

We do not intend to list the Notes on any securities exchange or any automated dealer quotation system.

We have been advised by the underwriters that they presently intend to make a market in the Notes after completion of the offering as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the Notes and any such market-making may be discontinued at any time in the sole discretion of the underwriters without any notice. Accordingly, no assurance can be given as to the liquidity of, or development of a public trading market for, the Notes. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.

No Sales of Similar Securities

Subject to certain exceptions, we have agreed for a period of 30 days after the date of this prospectus supplement to not sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any debt securities issued or guaranteed by us that are substantially similar to the Notes or any securities convertible into or exchangeable or exercisable for debt securities issued or guaranteed by us that are substantially similar to the Notes, or file any registration statement under the Securities Act with respect to any of the foregoing without first obtaining the written consent of Raymond James & Associates, Inc. This consent may be given at any time without public notice.

Stabilization

In connection with the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of Notes than required to be purchased in this offering. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Any of these activities may cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be discontinued at any time without any notice relating thereto.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their respective affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a limited principal amount of the Notes for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters or selling group members is not part of this prospectus supplement or the registration statement of which this prospectus supplement is a part, has not been approved and/or endorsed by us or the underwriters and should not be relied on by investors.

Alternative Settlement Cycle

We expect that delivery of the Notes will be made against payment therefor on or about March 10, 2021, which will be the fifth business day following the date of pricing of the Notes (such settlement cycle being herein referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers

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who wish to trade the Notes on any date prior to the second business day before delivery thereof will be required, by virtue of the fact that the Notes initially will settle T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their own advisors.

Conflicts of Interest

The underwriters and/or their respective affiliates from time to time provide and may in the future provide investment banking, commercial banking and financial advisory services to us, for which they have received and may receive customary compensation.

In addition, the underwriters and/or their respective affiliates may from time to time refer investment banking clients to us as potential portfolio investments. If we invest in those clients, we may indirectly utilize net proceeds from this offering to fund such investments, and the referring underwriter or its affiliate may receive placement fees from its client in connection with such financing, which placement fees may be paid out of the amount funded by us.

The underwriters or their respective affiliates may also trade in our securities, securities of our portfolio companies or other financial instruments related thereto for their own respective accounts or for the account of others and may extend loans or financing directly or through derivative transactions to us, any of our portfolio companies or our affiliates.

After the date of this prospectus supplement, the underwriters and their respective affiliates may from time to time obtain information regarding specific portfolio companies or us that may not be available to the general public. Any such information is obtained by the underwriters and their respective affiliates in the ordinary course of their respective business and not in connection with the offering of the Notes. In addition, after the offering period for the sale of the Notes, the underwriters or their respective affiliates may develop analyses or opinions related to us or our portfolio companies and buy or sell interests in one or more of our portfolio companies on behalf of their proprietary or client accounts and may engage in competitive activities. There is no obligation on behalf of these parties to disclose their respective analyses, opinions or purchase and sale activities regarding any portfolio company or regarding us to our noteholders or any other persons.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The principal business addresses of the underwriters are: Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716.

Other Jurisdictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Notes offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The Notes offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such Notes be distributed or published, in any jurisdiction except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restriction relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy the Notes offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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LEGAL MATTERS

Certain legal matters regarding the Notes offered hereby will be passed upon for us by Eversheds Sutherland (US) LLP, Washington, D.C., and certain legal matters in connection with this offering will be passed upon for the underwriters by Blank Rome LLP, New York, New York.

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AVAILABLE INFORMATION

This prospectus supplement and the accompanying prospectus constitute part of a universal shelf registration statement on Form N-2 that we have filed with the SEC, together with any and all amendments and related exhibits, under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement and the documents incorporated by reference herein and therein as permitted by the rules and regulations of the SEC. For further information with respect to us and the Notes we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or other document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

As a public company, we file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. This information is also available free of charge on our website at www.saratogainvestmentcorp.com. Except for the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, information contained on our website is not incorporated into this prospectus supplement or the accompanying prospectus and you should not consider such information to be part of this prospectus supplement or the accompanying prospectus.

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INCORPORATION BY REFERENCE

We incorporate by reference in this prospectus supplement the documents listed below and any reports and other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering (such reports and other documents deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such reports and other documents); provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K, or other information “furnished” to the SEC pursuant to the Exchange Act will not be incorporated by reference into this prospectus supplement:

•        our Annual Report on Form 10-K for the fiscal year ended February 29, 2020 filed with the SEC on May 6, 2020;

•        our Quarterly Report on Form 10-Q for the quarter ended May 31, 2020 filed with the SEC on July 8, 2020;

•        our Quarterly Report on Form 10-Q for the quarter ended August 31, 2020 filed with the SEC on October 7, 2020;

•        our Quarterly Report on Form 10-Q for the quarter ended November 30, 2020 filed with the SEC on January 6, 2021;

•        our Current Reports on Form 8-K filed with the SEC on April 29, 2020, June 24, 2020, June 25, 2020, September 17, 2020, October 2, 2020, and October 16, 2020; and

•        our Definitive Proxy Statement on Schedule 14A filed with the SEC on August 4, 2020.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, in the accompanying prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement, excluding exhibits to a document unless an exhibit has been specifically incorporated by reference in that document. To obtain copies of these filings, see “Available Information” in this prospectus supplement.

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$350,000,000

Common Stock

Preferred Stock

Subscription Rights

Debt Securities

Warrants

We are a specialty finance company that invests primarily in leveraged loans and mezzanine debt issued by private U.S. middle-market companies, both through direct lending and through participation in loan syndicates. Our investment objective is to generate current income and, to a lesser extent, capital appreciation from our investments.

We are externally managed and advised by Saratoga Investment Advisors, LLC, a New York-based investment firm affiliated with Saratoga Partners, a middle market private equity investment firm.

We may offer, from time to time, in one or more offerings or series, up to $350,000,000 of our common stock, preferred stock, subscription rights to purchase shares of our common stock, debt securities, and warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, which we refer to, collectively, as our “securities.” The preferred stock, subscription rights, warrants and debt securities offered hereby may be convertible or exchangeable into shares of our common stock. The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus.

Absent approval by the majority of our common stockholders, the offering price per share of our common stock less any underwriting commissions or discounts will not be less than the net asset value per share of our common stock at the time we make the offering unless we issue shares in connection with a rights offering to our existing stockholders or under such other circumstances as the SEC may permit. We do not currently have stockholder approval of issuances below net asset value. In addition, we cannot issue shares of our common stock below net asset value unless our Board of Directors determines that it would be in our and our stockholders’ best interests to do so. Sales of common stock at prices below net asset value per share dilute the interests of existing stockholders, have the effect of reducing our net asset value per share and may reduce our market price per share. In addition, sales of common stock below net asset value may have a negative impact on total returns and could have a negative impact on the market price of our shares of common stock. See “Sales of Common Stock Below Net Asset Value.”

Our securities may be offered directly to one or more purchasers, or through agents designated from time to time by us, or to or through underwriters or dealers. The prospectus supplement relating to an offering will identify any agents or underwriters involved in the sale of our securities, and will disclose any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution.” We may not sell any of our securities through agents, underwriters or dealers without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “SAR.” On June 25, 2019, the last reported sales price on the NYSE for our common stock was $23.86 per share. We are required to determine the net asset value per share of our common stock on a quarterly basis. Our net asset value per share of our common stock as of February 28, 2019 was $23.62.

•        Substantially all of the debt investments held in our portfolio hold a non-investment grade rating by one or more rating agencies (which non-investment grade debt is commonly referred to as “high yield” and “junk” debt) or, if not rated, would be rated below investment grade or “junk” if rated.

•        As of February 28, 2019, 77.4% of our debt portfolio consists of debt securities for which issuers were not required to make principal payments until the maturity of such debt securities, which could result in a substantial loss to us if such issuers are unable to refinance or repay their debt at maturity.

•        A substantial amount of our subordinated debt and preferred equity investments pay payment-in-kind interest, which creates negative amortization on a loan, resulting in an increase in the amounts that our portfolio companies will ultimately be required to pay us.

•        In addition, a majority of our debt investments had variable interest rates that reset periodically based on benchmarks such as LIBOR and the prime rate. As a result, significant increases in such benchmarks in the future may make it more difficult for these borrowers to service their obligations under the debt investments that we hold.

This prospectus and any accompanying prospectus supplement contain important information about us that a prospective investor should know before investing in our securities, and will collectively constitute the prospectus for each offering of our securities hereunder. We file annual, quarterly and current reports, proxy statements and other information about us with the Securities and Exchange Commission. This information is available free of charge by contacting us at 535 Madison Avenue, New York, New York 10022, by telephone at (212) 906-7800, or on our website at http://www.saratogainvestmentcorp.com. The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement, and you should not consider that information to be part of either. The SEC also maintains a website at www.sec.gov that contains such information.

Investing in our securities involves a high degree of risk and should be considered speculative. For more information regarding the risks you should consider, including the risk of leverage, please see “Risk Factors” beginning on page 21 of this prospectus. For example, our investment in the subordinated notes of one collateralized loan obligation fund, Saratoga Investment Corp. CLO 2013-1, Ltd., represents a first loss position in a portfolio that is composed predominantly of senior secured first lien term loans. A first loss position means that we will suffer the first economic losses if losses are incurred on loans held by the collateralized loan obligation fund or losses are otherwise incurred by the collateralized loan obligation fund, including its incurrence of operating expenses in excess of its operating income.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

The date of this prospectus is June 28, 2019

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to provide you with different information or to make representations as to matters not stated in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction where it is unlawful for that person to make such an offer or solicitation or to any person in any jurisdiction to whom it is unlawful to make such an offer or solicitation. The information in this prospectus is accurate only as of the date of this prospectus, and under no circumstances should the delivery of this prospectus or the sale of any securities imply that the information in this prospectus is accurate as of any later date or that the affairs of Saratoga Investment Corp., have not changed since the date hereof or thereof. Our business, financial condition, results of operations and prospectus may have changed since then. We will update the information in this prospectus to reflect material changes only as required by law.

i

PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. It is not complete and may not contain all of the information that is important to you. You should read carefully the more detailed information set forth under “Risk Factors”, “Available Information” and “Incorporation by Reference” included in this prospectus. Unless otherwise noted, the terms “we,” “us,” “our,” the “Company” and “Saratoga” refer to Saratoga Investment Corp. and its wholly owned subsidiaries, Saratoga Investment Funding LLC and Saratoga Investment Corp. SBIC LP, and does not refer to Saratoga Investment Corp. CLO 2013-1 Ltd. In addition, the terms “Saratoga Investment Advisors” and “investment adviser” refer to Saratoga Investment Advisors, LLC, our external investment adviser.

In accordance with the Small Business Credit Availability Act, we are now allowed to “incorporate by reference” information that we had previously included in the prospectus. This means that we can disclose information to you by referring to other reports that we have filed with the SEC that contain that information. The information incorporated by reference is considered to comprise part of this prospectus from the date we file that other report with the SEC. Any other reports filed by us with the SEC subsequent to the date of this filing and before the date that any offering of any securities by means of this prospectus is terminated will update or supersede any information contained in this prospectus. See “Incorporation by Reference,” page 188.

Overview

We are a specialty finance company that provides customized financing solutions to U.S middle-market businesses. We primarily invest in senior and unitranche leveraged loans and mezzanine debt and, to a lesser extent, equity issued by private U.S. middle-market companies, which we define as companies having annual earnings before interest, taxes, depreciation and amortization (“EBITDA”) of between $2 million and $50 million, both through direct lending and through participation in loan syndicates. Our investment objective is to create attractive risk-adjusted returns by generating current income and long-term capital appreciation from our investments. Our investments generally provide financing for change of ownership transactions, strategic acquisitions, recapitalizations and growth initiatives in partnership with business owners, management teams and financial sponsors. Our investment activities are externally managed and advised by Saratoga Investment Advisors, LLC, a New York-based investment firm affiliated with Saratoga Partners, a middle market private equity investment firm.

Our portfolio is comprised primarily of investments in leveraged loans (both first and second lien term loans) issued by middle market companies. Term loans are loans that do not allow the borrowers to repay all or a portion of the loans prior to maturity and then re-borrow such repaid amounts under the loan again. Leveraged loans are generally senior debt instruments that rank ahead of subordinated debt which are issued by companies with below investment grade or “junk” ratings or, if not rated, would be rated below investment grade or “junk” and, as a result, carry a higher risk of default. Leveraged loans also have the benefit of first or second lien security interests on the assets of the portfolio company, which may rank ahead of, or be junior to, other security interests. We also purchase mezzanine debt and make equity investments in middle market companies. Mezzanine debt is typically unsecured and subordinated to senior debt of the portfolio company. As of February 28, 2019, 77.4% of our debt portfolio at fair value consisted of debt securities for which issuers were not required to make principal payments until the maturity of such debt securities, which could result in a substantial loss to us if such issuers are unable to refinance or repay their debt at maturity.

Substantially all of the debt investments held in our portfolio hold a non-investment grade rating by one or more rating agencies (which non-investment grade debt is commonly referred to as “high yield” and “junk” debt) or, if not rated, would be rated below investment grade or “junk” if rated. In addition, 83.7% of our debt investments at February 28, 2019 had variable interest rates that reset periodically based on benchmarks such as LIBOR and the prime rate. As a result, significant increases in such benchmarks in the future may make it more difficult for these borrowers to service their obligations under the debt investments that we hold.

While our primary focus is to generate current income and capital appreciation from our debt and equity investments in middle market companies, we may invest up to 30% of the portfolio in opportunistic investments in order to seek to enhance returns to stockholders. Such investments may include investments in distressed debt, including securities of companies in bankruptcy, foreign debt, private equity, securities of public companies that are not thinly traded and structured finance vehicles such as collateralized loan obligation funds. Although we have no current intention to do so, to the extent we invest in private equity funds, we will limit our investments in entities that are excluded from the definition of “investment company” under Section 3(c)(1) or Section 3(c)(7) of Investment Company Act of 1940 (“1940 Act”), which includes private equity funds, to no more than 15% of its net assets.

As of February 28, 2019, we had total assets of $470.7 million and investments in 31 portfolio companies, an additional investment in the subordinated notes of one collateralized loan obligation fund, Saratoga Investment Corp. CLO 2013-1, Ltd. (“Saratoga CLO”), which had a fair value of $25.4 million as of February 28, 2019 and also investments in the Class F-R-2 Notes and Class G-R-2 Notes tranches of the Saratoga CLO, which as of February 28, 2019 had fair values of $2.5 million and $7.5 million, respectively. The overall portfolio composition as of February 28, 2019 consisted of 50.5% of first lien term loans, 31.3% of second lien term loans, 0.5% of unsecured term loans, 8.8% of structured finance securities and 8.9% of equity interests. As of February 28, 2019, the weighted average yield on all of our investments, including our investment in the subordinated notes of Saratoga CLO and Class F-R-2 Notes and Class G-R-2 Notes tranches of the Saratoga CLO, was approximately 10.7%. The weighted average yield of our investments is not the same as a return on investment for our stockholders and, among other things, is calculated before the payment of our fees and expenses. As of February 28, 2019, our total return based on market value was 16.11% and our total return based on net asset value per share was 13.33%. As of February 28, 2018, our total return based on market value was 5.28% and our total return based on net asset value was 14.45%. Total return based on market value is the change in the ending market value of the Company’s common stock plus dividends distributed during the period assuming participation in the Company’s dividend reinvestment plan divided by the beginning market value of the Company’s common stock. Total return based on NAV is the change in ending NAV per share plus dividends distributed per share paid during the period assuming participation in the Company’s dividend reinvestment plan divided by the beginning NAV per share. While total return based on NAV and total return based on market value reflect fund expenses, they do not reflect any sales load that may be paid by investors. As of February 28, 2019, approximately 100.0% of our first lien debt investments were fully collateralized in the sense that the portfolio companies in which we held such investments had an enterprise value or our investment had an asset coverage equal to or greater than the principal amount of the related debt investment. The Company uses enterprise value to assess the level of collateralization of its portfolio companies. The enterprise value of a portfolio company is determined by analyzing various factors, including EBITDA, cash flows from operations less capital expenditures and other pertinent factors, such as recent offers to purchase a portfolio company’s securities or other liquidation events. As a result, while we consider a portfolio company to be collateralized if its enterprise value exceeds the amount of our loan, we do not hold tangible assets as collateral in our portfolio companies that we would obtain in the event of a default. Our investment in the subordinated notes of Saratoga CLO represents a first loss position in a portfolio that, at February 28, 2019, was composed of $510.3 million in aggregate principal amount of predominantly senior secured first lien term loans. A first loss position means that we will suffer the first economic losses if losses are incurred on loans held by the Saratoga CLO. As a result, this investment is subject to unique risks.

Saratoga CLO is an exempted company with limited liability incorporated under the laws of the Cayman Islands, which was established to acquire or participate in U.S. dollar-denominated corporate debt obligations. Saratoga CLO has issued various tranches of senior notes, held by numerous investors, and one tranche of subordinated notes, held entirely by us. As we own 100% of the subordinated notes issued by Saratoga CLO, which is junior to all of its other outstanding indebtedness, we are deemed to hold 100% of the equity interests in Saratoga CLO for tax purposes. Our investment in the subordinated notes of Saratoga CLO represents a first loss position in a portfolio that, at February 28, 2019, was composed of $510.3 million in aggregate principal amount of predominantly senior secured first lien term loans. A first loss position means that we will suffer the first economic losses if losses are incurred on loans held by the Saratoga CLO or losses otherwise incurred by Saratoga CLO, including its incurrence of operating expenses in excess of its operating income. As a result, this investment is subject to unique risks. See “Risk Factors — Our investment in Saratoga CLO constitutes a leveraged investment in a portfolio of predominantly senior secured first lien term loans and is subject to additional risks and volatility” for information regarding the general risks related to our investment in Saratoga CLO. Although we believe that we have observed and will observe certain formalities and operating procedures that are generally recognized requirements for maintaining our separate existence and that our assets and liabilities can be readily identified as distinct from those of Saratoga CLO, there can be no assurance that a bankruptcy court, in the exercise of its broad equitable powers, would not order that our assets and liabilities be substantively consolidated with those of Saratoga CLO in connection with a bankruptcy proceeding involving us or Saratoga CLO, including for the purposes of making distributions under a plan of reorganization or liquidation. Substantive consolidation means that our assets are placed in a single bankruptcy estate with those of Saratoga CLO, rather than kept separate, and that the creditors of Saratoga CLO have a claim against that single estate (including our assets), as opposed to retaining their claims against only Saratoga CLO. See “Risk Factors — In the event that a bankruptcy court orders the substantive consolidation of us with Saratoga CLO, the creditors of Saratoga CLO, including the holders of $510.3 million aggregate principal amount of debt, as of February 28, 2019, issued by Saratoga CLO, would have claims against the consolidated bankruptcy estate.”

On January 22, 2008, we entered into a collateral management agreement with Saratoga CLO, pursuant to which we act as its collateral manager. In addition, we purchased for $30.0 million all of the outstanding subordinated notes of Saratoga CLO. The Saratoga CLO was initially refinanced in October 2013 and its reinvestment period ended in October 2016. On November 15, 2016, we completed the second refinancing of the Saratoga CLO. The Saratoga CLO refinancing, among other things, extended its reinvestment period to October 2018, and extended its legal maturity date to October 2025. On December 14, 2018, we completed a third refinancing and upsize of the Saratoga CLO (the “2013-1 Reset CLO Notes”). This refinancing, among other things, extended the non-call period and reinvestment period to January 20, 2020 and January 20, 2021, respectively, and extended its legal final date to January 20, 2030. Following this refinancing, the Saratoga CLO portfolio increased from approximately $300.0 million in aggregate principal amount to approximately $500.0 million of predominantly senior secured first lien term loans. As part of the refinancing of its liabilities, we also purchased $2.5 million in aggregate principal amount of the Class F-R-2 and $7.5 million aggregate principal amount of the Class G-R-2 notes tranches of the Saratoga CLO at par, with a coupon of LIBOR plus 8.75% and LIBOR plus 10.00%, respectively. We also redeemed our existing $4.5 million aggregate principal amount of the Class F Notes tranche of the Saratoga CLO at par. The Class F-R-2 Notes and Class G-R-2 Notes tranches are the seventh and eighth tranches in the capital structure of Saratoga CLO and are subordinated to the other debt classes of Saratoga CLO, respectively. The Class F-R-2 and Class G-R-2 tranches are senior to the subordinated notes, which is effectively the equity position in Saratoga CLO. As a result, the other tranches of debt in Saratoga CLO rank ahead of the $2.5 million Class F-R-2 tranche and $7.5 million Class G-R-2 tranche and ahead of the aggregate principal amount of our position in the subordinated notes, with respect to priority of payments in the event of a default or a liquidation. We also purchased an aggregate principal amount of $39.5 million of subordinated notes, which is in addition to the $30.0 million of subordinated notes issued in 2013 that were reset with an extended legal final date to January 20, 2030. Following the refinancing, Saratoga Investment Corp. owns 100% of the Class F-R-2, Class G-R-2 and the subordinated notes of the Saratoga CLO. After the reinvestment period ends in January 2021, the Company will consider refinancing the Saratoga CLO, subject to market conditions. A refinancing transaction entails finding existing and new investors that are willing to provide debt financing to Saratoga CLO which extends the investment period of the CLO on terms that are acceptable to it and in an amount sufficient to allow it to repay all of its existing debt holders. If Saratoga CLO is unable to refinance its indebtedness by January 2021, then Saratoga CLO will be required to use investment repayments by portfolio companies received thereafter to repay its outstanding indebtedness. At February 28, 2019, the aggregate fair value of our investments in the Class F-R-2, Class G-R-2 Notes and subordinated notes of the Saratoga CLO was $2.5 million, $7.5 million and $25.4 million, respectively.

The Saratoga CLO remains effectively 100% owned and managed by Saratoga Investment Corp. because the Company owns all of the outstanding subordinated notes of Saratoga CLO, which is the equivalent of an equity position, and the Company manages the portfolio of Saratoga CLO. We receive a base management fee of 0.10% and a subordinated management fee of 0.40% of the fee basis amount at the beginning of the collection period, paid quarterly to the extent of available proceeds. The fee basis is calculated using i) the aggregate principal balance of all collateral debt securities and eligible investments purchased with principal proceeds or unused proceeds and ii) cash representing principal proceeds or unused proceeds. We are also entitled to an incentive management fee equal to 20.0% of excess cash flow to the extent the Saratoga CLO subordinated notes receive an internal rate of return paid in cash equal to or greater than 12.0%.

We are an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940 (“1940 Act”). As a BDC, we are required to comply with various regulatory requirements, including limitations on our use of debt. We finance our investments through borrowings. However, as a BDC, we are only generally allowed to borrow amounts such that our asset coverage, as defined in the 1940 Act, equals at least 200% after such borrowing.

We have elected to be treated for U.S. federal income tax purposes as a regulated investment company (“RIC”), under Subchapter M of the Internal Revenue Code of 1986 (the “Code”). As a RIC, we generally will not have to pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that we distribute to our stockholders if we meet certain source-of-income, distribution and asset diversification requirements.

In addition, we have a wholly-owned subsidiary that is licensed as a small business investment company (“SBIC”) and regulated by the Small Business Administration (“SBA”). See “Regulation — Small Business Investment Company Regulations.” The SBIC license allows us, through our wholly-owned subsidiary, to issue SBA-guaranteed debentures. We received exemptive relief from the Securities and Exchange Commission to permit us to exclude the debt of our SBIC subsidiary guaranteed by the SBA from the definition of senior securities in the 200% asset coverage test under the 1940 Act. This allows us increased flexibility under the 200% asset coverage test by permitting us to borrow up to $150 million more than we would otherwise be able to absent the receipt of this exemptive relief.

Saratoga Investment Advisors

Our investment adviser was formed in 2010 as a Delaware limited liability company and became our investment adviser in July 2010. Our investment adviser is led by four principals, Christian L. Oberbeck, Michael J. Grisius, Thomas V. Inglesby, and Charles G. Phillips, with 31, 29, 32 and 22 years of experience in leveraged finance, respectively. Our investment adviser is affiliated with Saratoga Partners, a middle market private equity investment firm. Saratoga Partners was established in 1984 to be the middle market private investment arm of Dillon Read & Co. Inc. and has been independent of Dillon Read since 1998. Saratoga Partners has a 28-year history of private investments in middle market companies and focuses on public and private equity, preferred stock, and senior and mezzanine debt investments.

We utilize the personnel, infrastructure, relationships and experience of Saratoga Investment Advisors to enhance the growth of our business. We currently have no employees and each of our executive officers is also an officer of Saratoga Investment Advisors.

We have entered into an investment advisory and management agreement (the “Management Agreement”) with Saratoga Investment Advisors. Pursuant to the Management Agreement, Saratoga Investment Advisors implements our business strategy on a day-to-day basis and performs certain services for us under the direction of our board of directors. Saratoga Investment Advisors is responsible for, among other duties, performing all of our day-to-day investment-related functions, determining investment criteria, sourcing, analyzing and executing investments, asset sales, financings and performing asset management duties.

Saratoga Investment Advisors has formed an investment committee to advise and consult with its senior management team with respect to our investment policies, investment portfolio holdings, financing and leveraging strategies and investment guidelines. We believe that the collective experience of the investment committee members across a variety of fixed income asset classes will benefit us. The investment committee must unanimously approve all investments in excess of $1 million made by us. In addition, all sales of our investments must be approved by three out of four investment committee members. The current members of the investment committee are Messrs. Oberbeck, Grisius, Inglesby, and Phillips.

Investments

Our portfolio is comprised primarily of investments in leveraged loans (both first and second lien term loans) issued by middle market companies. Investments in middle market companies are generally less liquid than equivalent investments in companies with larger capitalizations. These investments are sourced in both the primary and secondary markets through a network of relationships with commercial and investment banks, commercial finance companies and financial sponsors. The leveraged loans that we purchase are generally used to finance buyouts, acquisitions, growth, recapitalizations and other types of transactions. Leveraged loans are generally senior debt instruments that rank ahead of subordinated debt which are issued by companies with below investment grade or “junk” ratings or, if not rated, would be rated below investment grade or “junk” and, as a result, carry a higher risk of default. Leveraged loans also have the benefit of security interests on the assets of the portfolio company, which may rank ahead of, or be junior to, other security interests. For a discussion risks pertaining to our secured investments, see “Risk Factors — Our investments may be risky, and you could lose all or part of our investment.”

As part of our long-term strategy, we also purchase mezzanine debt and make equity investments in middle market companies. Mezzanine debt is typically unsecured and subordinated to senior debt of the portfolio company. See “Risk Factors — If we make unsecured debt investments, we may lack adequate protection in the event our portfolio companies become distressed or insolvent and will likely experience a lower recovery than more senior debtholders in the event our portfolio companies defaults on their indebtedness.”

In general, at least 70% of a BDC’s assets must be comprised of the type of assets that are listed in Section 55(a) of the 1940 Act, which are referred to as qualifying assets. Qualifying assets are generally securities of U.S. private operating companies, or listed operating companies with an aggregate market value of outstanding voting and non-voting common equity of less than $250 million. While our primary focus is to generate current income and capital appreciation from our debt and equity investments in middle market companies, we may invest up to 30% of the portfolio in opportunistic investments in order to seek to enhance returns to stockholders. Such investments may include investments in distressed debt, private equity, securities of public companies that are not thinly traded and structured finance vehicles such as collateralized loan obligation funds.

Prospective portfolio company characteristics

Our investment adviser generally selects portfolio companies with one or more of the following characteristics:

•        a history of generating stable earnings and strong free cash flow;

•        well-constructed balance sheets, including an established tangible liquidation value;

•        reasonable debt-to-cash flow multiples;

•        industry leadership with competitive advantages and sustainable market shares in attractive sectors; and

•        capital structures that provide appropriate terms and reasonable covenants.

Investment selection

In managing us, Saratoga Investment Advisors employs the same investment philosophy and portfolio management methodologies used by Saratoga Partners. Through this investment selection process, based on quantitative and qualitative analysis, Saratoga Investment Advisors seeks to identify portfolio companies with superior fundamental risk-reward profiles and strong, defensible business franchises with the goal of minimizing principal losses while maximizing risk-adjusted returns. Saratoga Investment Advisors’ investment process emphasizes the following:

•        bottoms-up, company-specific research and analysis;

•        capital preservation, low volatility and minimization of downside risk; and

•        investing with experienced management teams that hold meaningful equity ownership in their businesses.

Our investment adviser’s investment process generally includes the following steps:

•        Initial screening. A brief analysis identifies the investment opportunity and reviews the merits of the transaction. The initial screening memorandum provides a brief description of the company, its industry, competitive position, capital structure, financials, equity sponsor and deal economics. If the deal is determined to be attractive by the senior members of the deal team, the opportunity is fully analyzed.

•        Comprehensive analysis. A comprehensive analysis includes:

•        Business and Industry analysis — a review of the company’s business position, competitive dynamics within its industry, cost and growth drivers and technological and geographic factors. Business and industry research often includes meetings with industry experts, consultants, other investors, customers and competitors.

•        Company analysis — a review of the company’s historical financial performance, future projections, cash flow characteristics, balance sheet strength, liquidation value, legal, financial and accounting risks, contingent liabilities, market share analysis and growth prospects. The Company considers the ability of each portfolio company to continue to make payments in an atmosphere of rising interest rates as a component of its overall diligence and monitoring process. In this regard, the Company regularly receives projections from its portfolio companies and models future performance for them in connection with its valuation process, taking into account changes in interest rates on the portfolio companies. Notwithstanding the foregoing, there can be no assurances that the portfolio companies will be able to meet their contractual obligations at any or all levels of increases in interest rates.

•        Structural/security analysis — a thorough legal document analysis including but not limited to an assessment of financial and negative covenants, events of default, enforceability of liens and voting rights.

•        Approval of the investment committee. The investment is then presented to the investment committee for approval. The investment committee must unanimously approve all investments in excess of $1 million made by us. In addition, all sales of our investments must be approved by four out of five investment committee members.

Investment structure

In general, our investment adviser intends to select investments with financial covenants and terms that reduce leverage over time, thereby enhancing credit quality. These methods include:

•        maintenance leverage covenants requiring a decreasing ratio of debt to cash flow;

•        maintenance cash flow covenants requiring an increasing ratio of cash flow to the sum of interest expense and capital expenditures; and

•        debt incurrence prohibitions, limiting a company’s ability to re-lever.

In addition, limitations on asset sales and capital expenditures should prevent a company from changing the nature of its business or capitalization without our consent.

Our investment adviser seeks, where appropriate, to limit the downside potential of our investments by:

•        requiring a total return on our investments (including both interest and potential equity appreciation) that compensates us for credit risk;

•        requiring companies to use a portion of their excess cash flow to repay debt;

•        selecting investments with covenants that incorporate call protection as part of the investment structure; and

•        selecting investments with affirmative and negative covenants, default penalties, lien protection, change of control provisions and board rights, including either observation or participation rights.

Valuation process

We account for our investments at fair value in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures (“ASC 820”), as approved in good faith using written policies and procedures adopted by our board of directors. Investments for which market quotations are readily available are recorded in our consolidated financial statements at such market quotations subject to any decision by our board of directors to approve a fair value determination to reflect significant events affecting the value of these investments. We value investments for which market quotations are not readily available at fair value as approved in good faith by our board of directors based on input from Saratoga Investment Advisors, our audit committee and an independent valuation firm engaged by our board of directors. Determinations of fair value may involve subjective judgments and estimates. The types of factors that may be considered in determining the fair value of our investments include the nature and realizable value of any collateral, the portfolio company’s ability to make payments, the markets in which the portfolio company does business, market yield trend analysis, comparison to publicly traded companies, discounted cash flow and other relevant factors.

Our investment in Saratoga CLO is carried at fair value, which is based on a discounted cash flow model that utilizes prepayment, re-investment and loss assumptions based on historical experience and projected performance, economic factors, the characteristics of the underlying cash flow, and comparable yields for equity interests in collateralized loan obligation funds similar to Saratoga CLO, when available, as determined by SIA and recommended to our board of directors. Specifically, we use Intex cash flow models, or an appropriate substitute, to form the basis for the valuation of our investment in Saratoga CLO. The models use a set of assumptions including projected default rates, recovery rates, reinvestment rate and prepayment rates in order to arrive at estimated valuations. The assumptions are based on available market data and projections provided by third parties as well as management estimates. We use the output from the Intex models (i.e., the estimated cash flows) to perform a discounted cash flow analysis on expected future cash flows to determine a valuation for our investment in Saratoga CLO.

We undertake a multi-step valuation process each quarter when valuing investments for which market quotations are not readily available, as described below:

•        each investment is initially valued by the responsible investment professionals of Saratoga Investment Advisors and preliminary valuation conclusions are documented and discussed with our senior management; and

•        an independent valuation firm engaged by our board of directors independently values at least one quarter of our investments each quarter so that the valuation of each investment for which market quotes are not readily available is independently valued by an independent valuation firm at least once each fiscal year.

In addition, all our investments are subject to the following valuation process:

•        the audit committee of our board of directors reviews each preliminary valuation and our investment adviser and independent valuation firm (if applicable) will supplement the preliminary valuation to reflect any comments provided by the audit committee; and

•        our board of directors discusses the valuations and approves the fair value of each investment in good faith based on the input of our investment adviser, independent valuation firm (if applicable) and audit committee.

Because such valuations, and particularly valuations of private investments and private companies, are inherently uncertain, they may fluctuate over short periods of time and may be based on estimates. The determination of fair value may differ materially from the values that would have been used if a ready market for these investments existed. Our net asset value could be materially affected if the determinations regarding the fair value of our investments were materially higher or lower than the values that we ultimately realize upon the disposal of such investments.

Ongoing relationships with and monitoring of portfolio companies

Saratoga Investment Advisors closely monitors each investment we make and, when appropriate, conducts a regular dialogue with both the management team and other debtholders and seeks specifically tailored financial reporting. In addition, in certain circumstances, senior investment professionals of Saratoga Investment Advisors may take board seats or board observation seats.

Risk Factors

Investing in us involves significant risks. The following is a summary of certain risks that you should carefully consider before investing in us. For a further discussion of these risk factors, please see “Risk Factors” beginning on page 21.

Risks Related to Our Business and Structure

•        The current state of the economy and financial markets increases the likelihood of adverse effects on our financial position and results of operations.

•        Saratoga Investment Advisors has a limited history of managing a BDC or a RIC.

•        We may be obligated to pay Saratoga Investment Advisors incentive fees even if we incur a net loss or there is a decline in the value of our portfolio.

•        Under the terms of the Management Agreement, we may have to pay incentive fees to Saratoga Investment Advisors in connection with the sale of an investment that is sold at a price higher than the fair value of such investment on May 31, 2010, even if we incur a loss on the sale of such investment.

•        The way in which the base management and incentive fees under the Management Agreement is determined may encourage Saratoga Investment Advisors to take actions that may not be in the best interests of the holders of our securities.

•        The base management fee we pay to Saratoga Investment Advisors may cause it to increase our leverage contrary to our interest.

•        We employ leverage, which magnifies the potential for gain or loss on amounts invested and may increase the risk of investing in our securities.

•        Saratoga Investment Advisors’ liability is limited under the Management Agreement and we will indemnify Saratoga Investments Advisors against certain liabilities, which may lead it to act in a riskier manner on our behalf than it would when acting for its own account.

•        Substantially all of our assets are subject to security interests under the Credit Facility, or claims of the SBA with respect to SBA-guaranteed debentures we may issue and if we default on our obligations thereunder, we may suffer adverse consequences, including Madison Capital Funding and/or the SBA foreclosing on our assets.

•        We are exposed to risks associated with changes in interest rates, including potential effects on our cost of capital and net investment income.

•        There are significant potential conflicts of interest which could adversely impact our investment returns.

•        Changes in laws or regulations governing our operations, or changes in the interpretation thereof, and any failure by us to comply with laws or regulations governing our operations may adversely affect our business.

•        We face cyber-security risks.

•        If we are unable to maintain the availability of our electronic data systems and safeguard the security of our data, our ability to conduct business may be compromised, which could impair our liquidity, disrupt our business, damage our reputation and cause losses.

•        Regulations governing our operation as a BDC affect our ability to, and the way in which we, raise additional capital.

•        Recent legislation may allow us to incur additional leverage.

•        The agreement governing the Credit Facility contains various covenants that, among other things, limits our discretion in operating our business and provides for certain minimum financial covenants.

•        A failure on our part to maintain our qualification as a BDC would significantly reduce our operating flexibility.

•        We will be subject to corporate-level U.S. federal income tax if we fail to continue to qualify as a RIC.

•        Because we intend to distribute between 90% and 100% of our income to our stockholders in connection with our election to be treated as a RIC, we will continue to need additional capital to finance our growth. If additional funds are unavailable or not available on favorable terms, our ability to grow will be impaired.

•        We may have difficulty paying our required distributions if we recognize income before or without receiving cash in respect of such income.

•        Our ability to enter into transactions with our affiliates is restricted.

•        We operate in a highly competitive market for investment opportunities.

•        Economic recessions or downturns could impair our portfolio companies and harm our operating results.

•        We are a non-diversified investment company within the meaning of the 1940 Act, and therefore we are not limited with respect to the proportion of our assets that may be invested in securities of a single issuer.

•        Our financial condition and results of operation depend on our ability to manage future investments effectively.

•        We may experience fluctuations in our quarterly results.

•        Substantially all of our portfolio investments are recorded at fair value as approved in good faith by our board of directors; such valuations are inherently uncertain and may be materially higher or lower than the values that we ultimately realize upon the disposal of such investments.

•        If we make unsecured debt investments, we may lack adequate protection in the event our portfolio companies become distressed or insolvent and will likely experience a lower recovery than more senior debtholders in the event our portfolio companies default on their indebtedness.

•        A majority of our debt investments are not required to make principal payments until the maturity of such debt securities and are generally riskier than other types of loans.

•        We may be exposed to higher risks with respect to our investments that include PIK interest, particularly our investments in interest-only loans.

•        If we invest in the securities and other obligations of distressed or bankrupt companies, such investments may be subject to significant risks, including lack of income, extraordinary expenses, uncertainty with respect to satisfaction of debt, lower-than expected investment values or income potentials and resale restrictions.

•        Second priority liens on collateral securing loans that we make to our portfolio companies may be subject to control by senior creditors with first priority liens. If there is a default, the value of the collateral may not be sufficient to repay in full both the first priority creditors and us.

•        The lack of liquidity in our investments may adversely affect our business.

•        The debt securities in which we invest are subject to credit risk and prepayment risk.

•        Our investment in Saratoga CLO constitutes a leveraged investment in a portfolio of subordinated notes representing the lowest-rated securities issued by a pool of predominantly senior secured first lien term loans and is subject to additional risks and volatility. All losses in the pool of loans will be borne by our subordinated notes and only after the value of our subordinated notes is reduced to zero will the higher-rated notes issued by the pool bear any losses.

•        Our investments in Saratoga CLO have a different risk profile than would direct investments made by us, including less information available and fewer rights regarding repayment compared to companies we invest in directly as well as complicated accounting and tax implications.

•        Failure by Saratoga CLO to satisfy certain financial covenants may entitle senior debtholders to additional payments, which may harm our operating results by reducing payments we would otherwise be entitled to receive from Saratoga CLO.

•        Available information about privately held companies is limited.

•        When we are a debt or minority equity investor in a portfolio company, we may not be in a position to control the entity, and its management may make decisions that could decrease the value of our investment.

•        Our portfolio companies may incur debt or issue equity securities that rank equally with, or senior to, our investments in such companies.

•        There may be circumstances where our debt investments could be subordinated to claims of other creditors or we could be subject to lender liability claims.

•        Investments in equity securities involve a substantial degree of risk.

•        Our investments in foreign debt, including that of emerging market issuers, may involve significant risks in addition to the risks inherent in U.S. investments.

•        We may expose ourselves to risks if we engage in hedging transactions.

•        Our board of directors may change our investment objective, operating policies and strategies without prior notice or stockholder approval, the effects of which may be adverse.

•        We have no prior experience managing an SBIC and any failure to comply with SBA regulations, resulting from our lack of experience or otherwise, could have an adverse effect on our operations.

•        Our investments may be risky, and you could lose all or part of your investment.

•        Our independent auditors have not assessed our internal control over financial reporting. If our internal control over financial reporting is not effective, it could have a material adverse effect on our stock price and our ability to raise capital.

Risks Related to Our Common Stock

•        Investing in our common stock may involve an above average degree of risk.

•        We may continue to choose to pay dividends in our own stock, in which case you may be required to pay tax in excess of the cash you receive.

•        The market price of our common stock may fluctuate significantly.

•        There is a risk that you may not receive distributions or that our distributions may not grow over time.

•        Provisions of our governing documents and the Maryland General Corporation Law could deter future takeover attempts and have an adverse impact on the price of our common stock.

•        Our common stock may trade at a discount to our net asset value per share.

•        Stockholders may incur dilution if we sell shares of our common stock in one or more offerings at prices below the then current net asset value per share of our common stock.

•        The issuance of subscription rights, warrants or convertible debt that are exchangeable for our common stock will cause your economic interest and voting power in us to be diluted as a result of our offering of any such securities.

•        We may be unable to invest a significant portion of the net proceeds from this offering, which could harm our financial condition and operating results.

Corporate History and Information

We commenced operations on March 23, 2007 as GSC Investment Corp. and completed an initial public offering (“IPO”) of shares of our common stock on March 28, 2007. From the date we commenced operations until July 30, 2010, we were managed and advised by GSCP (NJ), L.P., an entity affiliated with GSC Group, Inc. In connection with the consummation of a recapitalization transaction on July 30, 2010, we engaged Saratoga Investment Advisors to replace GSCP (NJ), L.P. as our investment adviser and changed our name to Saratoga Investment Corp.

The recapitalization transaction consisted of (i) the private sale of 986,842 shares of our common stock for $15 million in aggregate purchase price to Saratoga Investment Advisors and certain of its affiliates and (ii) the entry into a senior secured revolving credit facility (“the Credit Facility”) with Madison Capital Funding LLC (“Madison Capital Funding”). We used the net proceeds from the private sale of shares of our common stock and a portion of the funds available to us under the Credit Facility with Madison Capital Funding to pay the full amount of principal and accrued interest, including default interest, outstanding under our revolving securitized credit facility with Deutsche Bank AG, New York Branch. Specifically, in July 2009, we had exceeded permissible borrowing limits under the revolving securitized credit facility with Deutsche Bank, which resulted in an event of default under the revolving securitized credit facility. As a result of the event of default, Deutsche Bank had the right to accelerate repayment of the outstanding indebtedness under the revolving securitized credit facility and to foreclose and liquidate the collateral pledged under the revolving securitized credit facility. The revolving securitized credit facility with Deutsche Bank was terminated in connection with our payment of all amounts outstanding thereunder on July 30, 2010. In January 2011, we registered for public resale by Saratoga Investment Advisors and certain of its affiliates the 986,842 shares of our common stock issued to them in the recapitalization.

On March 28, 2012, our wholly-owned subsidiary, Saratoga Investment Corp SBIC, LP, received an SBIC license from the SBA.

Our corporate offices are located at 535 Madison Avenue, New York, New York 10022. Our telephone number is (212) 906-7800. We maintain a website on the Internet at www.saratogainvestmentcorp.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus.

THE OFFERING

We may offer, from time to time, up to $350,000,000 of our securities, on terms to be determined at the time of the offering. Our securities may be offered at prices and on terms to be disclosed in one or more prospectus supplements.

Our securities may be offered directly to one or more purchasers by us or through agents designated from time to time by us, or to or through underwriters or dealers. The prospectus supplement relating to the offering will disclose the terms of the offering, including the name or names of any agents or underwriters involved in the sale of our securities by us, the purchase price, and any fee, commission or discount arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution.” We may not sell any of our securities directly or through agents, underwriters or dealers without delivery of a prospectus supplement describing the method and terms of the offering of our securities.

Set forth below is additional information regarding the offering of our securities:

Use of proceeds

We intend to use substantially all of the net proceeds from the sale of our securities to make investments in middle-market companies in accordance with our investment objective and strategies described in this prospectus, and for general corporate purposes. We may also use a portion of the net proceeds to reduce any of our outstanding borrowings. Pending such use, we will invest the net proceeds primarily in high quality, short-term debt securities consistent with our business development company election and our election to be taxed as a RIC. See “Use of Proceeds.”

Investment Advisory and Management Agreement

Saratoga Investment Advisors serves as our investment adviser. Our investment adviser was formed in 2010 as a Delaware limited liability company and became our investment advisor in July 2010. Subject to the overall supervision of our board of directors, Saratoga Investment Advisors manages our day-to-day operations and provides investment advisory and management services to us. Under the terms of the Management Agreement, Saratoga Investment Advisors:

• determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;
• identifies, evaluates and negotiates the structure of the investments we make (including performing due diligence on our prospective portfolio companies);
• closes and monitors the investments we make; and
• determines the securities and other assets that we purchase, retain or sell.

Pursuant to the Management Agreement with Saratoga Investment Advisors, we pay Saratoga Investment Advisors a fee for investment advisory and management services consisting of two components — a base management fee and an incentive fee.

The base management fee is paid quarterly in arrears, and equals 1.75% per annum of our gross assets (other than cash or cash equivalents but including assets purchased with borrowed funds) and calculated at the end of each fiscal quarter based on the average value of our gross assets (other than cash or cash equivalents but including assets purchased with borrowed funds) as of the end of such fiscal quarter and the end of the immediate prior fiscal quarter. Base management fees for any partial month or quarter are appropriately pro-rated.

The incentive fee has the following two parts:

The first part is calculated and payable quarterly in arrears based on our pre-incentive fee net investment income for the immediately preceding fiscal quarter. Pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees such as commitment, origination, structuring, diligence, managerial and consulting fees or other fees that we receive from portfolio companies) accrued during the fiscal quarter, minus our operating expenses for the quarter (including the base management fee, expenses payable under the administration agreement, and any interest expense and dividends paid on any issued and outstanding preferred stock or debt security, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as market discount, debt instruments with payment-in-kind interest, preferred stock with payment-in-kind dividends and zero coupon securities), accrued income that we have not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets (defined as total assets less liabilities) at the end of the immediately preceding fiscal quarter, is compared to a “hurdle rate” of 1.875% per quarter, subject to a “catch up”. The base management fee is calculated prior to giving effect to the payment of any incentive fees.

We pay Saratoga Investment Advisors an incentive fee with respect to our pre-incentive fee net investment income in each fiscal quarter as follows: (A) no incentive fee in any fiscal quarter in which our pre-incentive fee net investment income does not exceed the hurdle rate; (B) 100.0% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 2.344% in any fiscal quarter is payable to Saratoga Investment Advisors; and (C) 20.0% of the amount of our pre-incentive fee net investment income, if any, that exceeds 2.344% in any fiscal quarter. We refer to the amount specified in clause (B) as the “catch-up.” The “catch-up” provision is intended to provide Saratoga Investment Advisors with an incentive fee of 20.0% on all of our pre-incentive fee net investment income as if a hurdle rate did not apply when our pre-incentive fee net investment income exceeds 2.344% in any fiscal quarter. There is no accumulation of amounts from quarter to quarter on either the hurdle rate or the parameters set by the “catch-up” mechanism or any clawback of amounts previously paid to Saratoga Investment Advisers if subsequent quarters are below the quarterly hurdle or the “catch-up” parameters. Furthermore, there is no delay of payment to Saratoga Investment Advisers if prior quarters are below the quarterly hurdle or “catch-up.” Notwithstanding the foregoing, with respect to any period ending on or prior to December 31, 2010, Saratoga Investment Advisors was only entitled to 20.0% of the amount of our pre-incentive fee net investment income, if any, that exceeded 1.875% in any fiscal quarter without any catch-up provision. These calculations are appropriately pro-rated when such calculations are applicable for any period of less than three months. See “Management Agreements”.

Administration Agreement

Pursuant to a separate administration agreement, Saratoga Investment Advisors, who also serves as our administrator, furnishes us with office facilities, equipment and clerical, book-keeping and record keeping services. Under the administration agreement, our administrator also performs, or oversees the performance of, our required administrative services, which include, among other things, being responsible for the financial records which we are required to maintain, preparing reports for our stockholders and reports required to be filed with the SEC. In addition, our administrator assists us in determining and publishing our net asset value, oversees the preparation and filing of our tax returns and the printing and dissemination of reports to our stockholders, and generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others. Payments under the administration agreement equal an amount based upon our allocable portion of our administrator’s overhead in performing its obligations under the administration agreement, including rent and our allocable portion of the cost of our officers and their respective staffs relating to the performance of services under this agreement (including travel expenses). Our allocable portion is based on the proportion that our total assets bears to the total assets administered or managed by our administrator. Under the administration agreement, our administrator also provides managerial assistance, on our behalf, to those portfolio companies who accept our offer of assistance. The administration agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party. Our board of directors, including a majority of independent directors, will annually review the compensation we pay to the Adviser to determine that the provisions of the Administrative Agreement are carried out satisfactorily and to determine, among other things, whether the fees payable under such agreement are reasonable in light of the services provided. Our board of directors reviews the methodology employed in determining how the expenses are allocated to us and any proposed allocation of administrative expenses among us and any affiliates of the Adviser. Our board of directors then assesses the reasonableness of such reimbursements for expenses allocated to us based on the breadth, depth and quality of the administrative services as compared to the estimated cost to us of obtaining similar services from third-party service providers known to be available. In addition, our board of directors considers whether any single third-party service provider would be capable of providing all such services at comparable cost and quality. Finally, our board of directors compares the total amount paid to the Adviser for such services as a percentage of our net assets to the same ratio as reported by other comparable funds. The amount payable by us under the administration agreement was capped at $1.0 million for the initial two year term that began on July 10, 2010, and for subsequent annual renewals of the agreement. On July 11, 2017, our board of directors approved the renewal of the administration agreement for an additional one-year term and determined to increase the cap on the payment or reimbursement of expenses by us thereunder to $1.75 million for the additional one-year term, effective August 1, 2017. On July 9, 2018, our board of directors approved the renewal of the Administration Agreement for an additional one-year term and determined to increase the cap on the payment or reimbursement of expenses by the Company from $1.75 million to $2.0 million, effective August 1, 2018. See “Management Agreements”.

Distributions

Our distributions, if any, will be determined by our board of directors and paid out of assets legally available for distribution. Prior to January 2009, we paid quarterly distributions to our stockholders. However, in January 2009, we suspended the practice of paying quarterly distributions to our stockholders and only paid five dividend distributions (December 2013, 2012, 2011, 2010 and 2009) to our stockholders through December 2013, which distributions were made with a combination of cash and the issuance of shares of our common stock. On September 24, 2014, our board of directors adopted a new dividend policy pursuant to which we will begin to again pay a regular quarterly cash distributions to our shareholders. In this regard, most recently our board of directors declared a distribution in the amount of $0.54 per share for the fiscal quarter ended February 28, 2019. The distribution for the fiscal quarter ended February 28, 2019 had a payment date of March 28, 2019 to all stockholders of record at the close of business on March 14, 2019. In each case, all of our distributions have been paid from our earnings and there has not been any return of capital to investors. As disclosed in the table under “Price Range of Common Stock and Distributions,” beginning on page 51 of this prospectus, our board of directors has continued to declare regular quarterly cash distribution, to our shareholders since adopting our new dividend policy.

Taxation

We elected to be treated for U.S. federal income tax purposes as a RIC under Subchapter M of the Code. Accordingly, we generally will not pay corporate-level U.S. federal income taxes on any net ordinary income or realized net capital gains that we distribute to our stockholders as dividends. To maintain our RIC tax treatment, we must meet specified source-of-income and asset diversification requirements and distribute annually at least 90% of our net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. Depending on the level of taxable income earned in a tax year, we may choose to carry forward taxable income in excess of current year distributions into the next tax year and pay a 4% excise tax on such income. Any such carryover taxable income must be distributed through a dividend declared prior to filing the final tax return related to the year which generated such taxable income. See “Certain U.S. Federal Income Tax Considerations.”

Dividend reinvestment plan

We maintain an “opt out” dividend reinvestment plan for our common stockholders. As a result, if we declare a dividend, then stockholders’ cash dividends will be automatically reinvested in additional shares of our common stock, unless they specifically “opt out” of the dividend reinvestment plan so as to receive cash dividends. Stockholders who receive distributions in the form of our common stock will be subject to the same federal, state and local tax consequences as stockholders who elect to receive their distributions in cash, and will need to pay any such taxes from other sources in light of the fact that their distributions will be reinvested in additional shares of the Company’s common stock. See “Dividend Reinvestment Plan” for a description of the plan and information on how to “opt out” of the plan.

Incorporation by reference

This prospectus is part of a registration statement that we have filed with the SEC. In accordance with the Small Business Credit Availability Act, we are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that document. Any reports filed by us with the SEC subsequent to the date of this filing and before the date that any offering of any securities by means of this prospectus and any accompanying prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. See “Incorporation by Reference.”

FEES AND EXPENSES

The following table is intended to assist you in understanding the costs and expenses that an investor in this offering will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. Moreover, the information set forth below does not include any transaction costs and expenses that investors will incur in connection with each offering of our securities pursuant to this prospectus. As a result, investors are urged to read the “Fees and Expenses” table contained in any corresponding prospectus supplement to fully understanding the actual transaction costs and expenses they will incur in connection with each such offering. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “you,” “us” or “Saratoga Investment Corp.,” or that “we” will pay fees or expenses, stockholders will indirectly bear such fees or expenses as investors in Saratoga Investment Corp.

Stockholder transaction expenses (as a percentage of offering price):
Sales load paid	—	%(1)
Offering expenses borne by us	—	%(2)
Dividend reinvestment plan expenses	None	(3)
Total stockholder transaction expenses paid	—%
Annual estimated expenses (as a percentage of average net assets attributable to common stock):
Management fees	4.2	%(4)
Incentive fees payable under the Management Agreement	2.9	%(5)
Interest payments on borrowed funds	8.1	%(6)
Other expenses	3.4	%(7)
Total annual expenses	18.6	%(8)

____________

(1)      In the event that the shares of common stock to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will disclose the applicable sales load.

(2)      The prospectus supplement corresponding to each offering will disclose the applicable offering expenses and total stockholder transaction expenses.

(3)      The expenses associated with the administration of our dividend reinvestment plan are included in “Other expenses.” The participants in the dividend reinvestment plan will pay a pro rata share of brokerage commissions incurred with respect to open market purchases, if any, made by the administrator under the plan. For more details about the plan, see “Dividend Reinvestment Plan.”

(4)      Our base management fee under the Management Agreement with Saratoga Investment Advisors is based on our gross assets, which is defined as our total assets, including those acquired using borrowings for investment purposes, but excluding cash and cash equivalents. See “Investment Advisory and Management Agreement.” The fact that our base management fee is payable based upon our gross assets, rather than our net assets (i.e., total assets after deduction of any liabilities, including borrowings) means that our base management fee as a percentage of net assets attributable to common stock will increase when we utilize leverage.

(5)      The incentive fee consists of two parts. The first part is calculated and payable quarterly in arrears and equals 20% of our “pre-incentive fee net investment income” for the immediately preceding quarter, subject to a preferred return, or “hurdle,” and a “catch up” feature. For this purpose, “pre-incentive fee net investment income” means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence, managerial and consulting fees or other fees that we receive from portfolio companies) accrued by us during the fiscal quarter, minus our operating expenses for the quarter (including the base management fee, expenses payable under the administration agreement described below, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee).

The second part of the incentive fee is determined and payable in arrears as of the end of each fiscal year (or upon termination of the Management Agreement) and equals 20% of our “incentive fee capital gains,” which equals our realized capital gains on a cumulative basis from May 31, 2010 through the end of the year, if any, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fee. Under the Management Agreement, the capital gains portion of the incentive fee is based on realized gains and realized and unrealized losses from May 31, 2010. Therefore, realized and unrealized losses incurred prior to such time will not be taken into account when calculating the capital gains portion of the incentive fee, and

Saratoga Investment Advisors will be entitled to 20% of incentive fee capital gains that arise after May 31, 2010. In addition, the cost basis for computing realized gains and losses on investments held by us as of May 31, 2010 will equal the fair value of such investments as of such date. We estimate this as zero for purposes of this table as these fees are hard to predict, as they are based on capital gains and losses. See “Investment Advisory and Management Agreement.”

(6)      We may borrow funds from time to time to make investments to the extent we determine that the economic situation is conducive to doing so. The 8.1% figure in the table includes all expected borrowing costs that we expect to incur over the next twelve months in connection with the secured revolving credit facility we have with Madison Capital Funding LLC. The costs associated with our outstanding borrowings are indirectly borne by our stockholders. We do not expect to issue any preferred stock during the next twelve months and, therefore, have not included the cost of issuing and servicing preferred stock in the table. In addition, all of the commitment fees, interest expense, amortized financing costs of our Credit Facility, SBA debentures, and the 2023 and 2025 Notes, and the fees and expenses of issuing and servicing any other borrowings or leverage that we expect to incur during the next twelve months are included in the table and expense example presentation below. On April 16, 2018, as permitted by the Small Business Credit Availability Act, which was signed into law on March 23, 2018, our non-interested board of directors approved of the Company becoming subject to a minimum asset coverage ratio of 150% under Sections 18(a)(1) and 18(a)(2) of the 1940 Act. The 150% asset coverage ratio became effective on April 16, 2019. See “Regulation” and “Risk Factors — Risks Related to Our Business and Structure — Recent legislation may allow us to incur additional leverage.”

(7)      “Other expenses” are based on estimated amounts for the current fiscal year and include our overhead expenses, including payments under our administration agreement based on our allocable portion of overhead and other expenses incurred by Saratoga Investment Advisors in performing its obligations under the administration agreement. See “Administration Agreement.”

(8)      This figure includes all of the fees and expenses of our wholly-owned subsidiaries, Saratoga Investment Corp SBIC, LP and Saratoga Investment Funding LLC. Furthermore, this table reflects all of the fees and expenses borne by us with respect to our investment in Saratoga CLO.

Example

The following example demonstrates the projected dollar amount of total cumulative expenses over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed that we would have no additional leverage and our annual operating expenses would remain at the levels set forth in the table above. In the event that shares to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will restate this example to reflect the applicable sales load and offering expenses.

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return on portfolio	$200	$632	$1,109	$2,524

This example and the expenses in the table above should not be considered a representation of our future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.

The foregoing table is to assist you in understanding the various costs and expenses that an investor in our common stock will bear directly or indirectly. While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. The example assumes that the 5% annual return is generated entirely through the realization of capital gains on our assets and, as a result, triggers the payment of an incentive fee on such capital gains under the Management Agreement. The “pre-incentive fee net investment income” under the Management Agreement, which, assuming a 5% annual return, would either not be payable or have an insignificant impact on the expense amounts shown above, is not included in the example. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, our expenses, and returns to our investors, would be higher.

While the example assumes reinvestment of all dividends and distributions at net asset value, participants in our dividend reinvestment plan will receive a number of shares of our common stock, determined by dividing the total dollar amount of the dividend payable to a participant by either (i) the greater of (x) the net asset value of our common stock or (y) 95% of the market price per share of our common stock at the close of trading on the payment date fixed by our board of directors in the event that we use newly issued shares to satisfy the share requirements of the dividend reinvestment plan or (ii) the average purchase price, including any brokerage charges or other charges, of all shares of common stock purchased by the administrator of the dividend reinvestment plan in the event that shares are purchased in the open market to satisfy the share requirements of the dividend reinvestment plan, which may be at, above or below net asset value. See “Dividend Reinvestment Plan” for additional information regarding our dividend reinvestment plan.

SELECTED FINANCIAL AND OTHER DATA

The following selected financial and other data reflects the consolidated financial condition and the consolidated statement of operations of Saratoga as of and for the years ended February 28, 2019, February 28, 2018, February 28, 2017, February 29, 2016, and February 28, 2015. The selected financial and other data have been derived from our consolidated financial statements which have been audited by Ernst & Young LLP, an independent registered public accounting firm, whose report thereon is included in this registration statement. In the opinion of management, all adjustments, consisting solely of normal recurring accruals, considered necessary for the fair presentation of financial statements for the interim periods, have been included. The data should be read in conjunction with our financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are included in this prospectus. The historical data is not necessarily indicative of results to be expected for any future period.

	As of and for the Year Ended February 28, 2019	As of and for the Year Ended February 28, 2018	As of and for the Year Ended February 28, 2017	As of and for the Year Ended February 29, 2016	As of and for the Year Ended February 28, 2015
	(dollar amounts in thousands, except share and per share numbers)
Consolidated Statements of Operations Data:
Investment income:
Interest from investments	$43,297	$35,110	$29,348	$26,871	$24,684
Management fee, incentive fee and other income	4,411	3,505	3,809	3,179	2,691
Total investment income	47,708	38,615	33,157	30,050	27,375
Operating expenses:
Interest and debt financing expenses	13,126	10,939	9,888	8,456	7,375
Base management and incentive management fees(1)	11,770	10,180	7,846	6,761	6,704
Administrator expenses	1,896	1,646	1,367	1,175	1,000
General and administrative and other expenses	3,641	3,133	2,896	2,866	2,328
Income/excise tax expense (benefit)	(1,027)	(15)	45	114	294
Total operating expenses	29,406	25,883	22,042	19,372	17,701
Loss on extinguishment of debt	—	—	1,455	—	—
Net investment income	18,302	12,732	9,660	10,678	9,674
Realized and unrealized gain (loss) on investments:
Net realized gain (loss) from investments	4,874	(5,878)	12,368	226	3,276
Net change in unrealized appreciation (depreciation) on investments	(2,900)	10,825	(10,641)	741	(1,943)
Net change in provision for deferred taxes on unrealized (appreciation) depreciation on investments	(1,767)	—	—	—	—
Total net gain on investments	207	4,947	1,727	967	1,333
Net increase in net assets resulting from operations	$18,509	$17,679	$11,387	$11,645	$11,007
Per Share:
Adoption of ASC 606(2)	$(0.01)	$—	$—	$—	$—
Earnings per common share – basic and diluted(3)	2.63	2.93	1.98	2.09	2.04
Net investment income per share – basic and diluted(3)	2.60	2.11	1.68	1.91	1.80
Net realized and unrealized gain (loss) per share – basic and diluted(3)	0.03	0.82	0.30	0.18	0.24
Dividends declared per common share(4)	2.06	1.90	1.93	2.36	0.40
Issuance of common stock above net asset value(5)	0.15	—	—	—	—

	As of and for the Year Ended February 28, 2019	As of and for the Year Ended February 28, 2018	As of and for the Year Ended February 28, 2017	As of and for the Year Ended February 29, 2016	As of and for the Year Ended February 28, 2015
	(dollar amounts in thousands, except share and per share numbers)
Dilutive impact of dividends paid in stock on net asset value per share(6)	(0.05)	(0.04)	(0.14)	(0.37)	(0.02)
Net asset value per share	$23.62	$22.96	$21.97	$22.06	$22.70
Total return based on market value(7)	16.11%	5.28%	80.83%	4.27%	1.63%
Total return based on net asset value(8)	13.33%	14.45%	12.62%	11.10%	10.09%
Consolidated Statements of Assets and Liabilities Data:
Investment assets at fair value	$402,020	$342,694	$292,661	$283,996	$240,538
Total assets	470,672	360,336	318,651	295,047	263,560
Total debt outstanding, net of discount and/or deferred financing costs	277,151	206,486	181,476	160,749	132,117
Total net assets	180,875	143,691	127,295	125,150	122,599
Net asset value per common share	$23.62	$22.96	$21.97	$22.06	$22.70
Common shares outstanding at end of year	7,657,156	6,257,029	5,794,600	5,672,227	5,401,899
Other Data:
Investments funded	$187,708	$107,697	$126,935	$109,191	$104,872
Principal collections related to investment repayments or sales	$135,728	$66,312	$121,159	$68,174	$73,257
Number of investments at year end	58	56	53	59	64
Weighted average yield of income producing debt investments – Non-control/Non-affiliate(9)	10.93%	11.11%	10.66%	10.82%	10.63%
Weighted average yield on income producing debt investments – Affiliate(9)	13.56%	13.06%	12.17%	—	—
Weighted average yield on income producing debt investments – Control(9)	13.67%	16.97%	11.64%	16.40%	25.22%

____________

(1)      See Note 6 to the consolidated financial statements contained elsewhere herein.

(2)      See Note 2 to the consolidated financial statements contained elsewhere herein.

(3)      For the years ended February 28, 2019, February 28, 2018, February 28, 2017, February 29, 2016 and February 28, 2015, amounts are calculated using weighted average common shares outstanding of 7,046,686, 6,024,040, 5,740,450, 5,582,453 and 5,385,049, respectively.

(4)      Calculated using the shares outstanding at the ex-dividend date.

(5)      The continuous issuance of common stock may cause an incremental increase in net asset value per share due to the sale of shares at the then prevailing public offering price and the receipt of net proceeds per share by the Company in excess of net asset value per share on each subscription closing date. The per share data was derived by computing (i) the sum of (A) the number of shares issued in connection with subscriptions and/or distribution reinvestment on each share transaction date multiplied by (B) the differences between the net proceeds per share and the net asset value per share on each share transaction date, divided by (ii) the total shares outstanding during the period.

(6)      Dilutive effect of the issuance of shares of common stock below net asset value per share in connection with the satisfaction of the Company’s annual RIC distribution requirement. See “Price Range of Common Stock — Dividend Policy.”

(7)      Total investment return is calculated assuming a purchase of common shares at the current market value on the first day and a sale at the current market value on the last day of the periods reported. Dividends and distributions, if any, are assumed for purposes of this calculation to be reinvested at prices obtained under the Company’s DRIP. Total investment return does not reflect brokerage commissions.

(8)      Total investment return is calculated assuming a purchase of common shares at the current net asset value on the first day and a sale at the current net asset value on the last day of the periods reported. Dividends and distributions, if any, are assumed for purposes of this calculation to be reinvested at prices obtained under the Company’s DRIP. Total investment return does not reflect brokerage commissions.

(9)      The weighted average yield on income producing investments is higher than what investors in the Company will realize because it does not reflect the Company’s expenses and any sales load paid by investors.

RISK FACTORS

Investing in our securities involves a number of significant risks. You should carefully consider these risks, together with all of the other information included in this prospectus, before making an investment in our securities. The risks set forth below are the principal risks with respect to the Company generally and with respect to business development companies, they may not be the only risks we face. This section nonetheless describes the principal risk factors associated with investment in the Company specifically, as well as those factors generally associated with investment in a company with investment objectives, investment policies, capital structure or trading markets similar to the Company’s. If any of the risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, our net asset value and the trading price of our securities could decline and you may lose all or part of your investment.

Risks Related to Our Business and Structure

Market volatility and the condition of the debt and equity capital markets could negatively impact our financial condition and stock price.

From time to time, capital markets may experience periods of disruption and instability. For example, between 2008 and 2009, the global capital markets were unstable as evidenced by periodic disruptions in liquidity in the debt capital markets, significant write-offs in the financial services sector, the re-pricing of credit risk in the broadly syndicated credit market and the failure of major financial institutions. Despite actions of the U.S. federal government and foreign governments, these events contributed to worsening general economic conditions that materially and adversely impacted the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and financial services firms in particular. While market conditions have largely recovered from the events of 2008 and 2009, there have been continuing periods of volatility, some lasting longer than others. For example, the referendum by British voters to exit the European Union in June 2016 led to further disruption and instability in the global markets. There can be no assurance these market conditions will not repeat themselves or worsen in the future.

Equity capital may be difficult to raise during periods of adverse or volatile market conditions because, subject to some limited exceptions, as a BDC, we are generally not able to issue additional shares of our common stock at a price less than net asset value without first obtaining approval for such issuance from our stockholders and our independent directors.

Volatility and dislocation in the capital markets can also create a challenging environment in which to raise or access debt capital. The reappearance of market conditions similar to those experienced from 2008 through 2009 for any substantial length of time could make it difficult to extend the maturity of or refinance our existing indebtedness or obtain new indebtedness with similar terms and any failure to do so could have a material adverse effect on our business. The debt capital that will be available to us in the future, if at all, may be at a higher cost and on less favorable terms and conditions than what we currently experience including being at a higher cost due to a rising rate environment. If we are unable to raise or refinance debt, then our equity investors may not benefit from the potential for increased returns on equity resulting from leverage and we may be limited in our ability to make new commitments or to fund existing commitments to our portfolio companies.

Significant changes or volatility in the capital markets may also have a negative effect on the valuations of our investments. While most of our investments are not publicly traded, applicable accounting standards require us to assume as part of our valuation process that our investments are sold in a principal market to market participants (even if we plan on holding an investment through its maturity). Significant changes in the capital markets may also affect the pace of our investment activity and the potential for liquidity events involving our investments. Thus, the illiquidity of our investments may make it difficult for us to sell such investments to access capital if required, and as a result, we could realize significantly less than the value at which we have recorded our investments if we were required to sell them for liquidity purposes. An inability to raise or access capital could have a material adverse effect on our business, financial condition or results of operations.

The Republican Party currently controls the executive, the Senate, and portion of the and legislative branches of government, which increases the likelihood that legislation may be adopted that could significantly affect the regulation of U.S. financial markets. Areas subject to potential change, amendment or repeal include the Dodd-Frank Act and the authority of the Federal Reserve and the Financial Stability Oversight Council. The United States may also potentially withdraw from or renegotiate various trade agreements and take other actions that would change current trade policies of the United States. We cannot predict which, if any, of these actions will be taken or, if taken, their effect on the financial stability of the United States. Such actions could have a significant adverse effect on our business, financial condition and results of operations. We cannot predict the effects of these or similar events in the future on the U.S. economy and securities markets or on our investments. We monitor developments and seek to manage our investments in a manner consistent with achieving our investment objective, but there can be no assurance that we will be successful in doing so.

Uncertainty about the financial stability of the United States, China and several countries in Europe could have a significant adverse effect on our business, financial condition and results of operations.

Due to federal budget deficit concerns, Standard & Poor’s Financial Services LLC (“S&P”) downgraded the federal government’s credit rating from AAA to AA+ for the first time in history on August 5, 2011. Further, Moody’s Investor Services, Inc. (“Moody’s”) and Fitch Ratings Inc. (“Fitch”) had warned that they may downgrade the federal government’s credit rating under certain circumstances. Further downgrades or warnings by S&P or other rating agencies, and the United States government’s credit and deficit concerns in general, could cause interest rates and borrowing costs to rise, which may negatively impact both the perception of credit risk associated with our debt portfolio and our ability to access the debt markets on favorable terms. In addition, a decreased U.S. government credit rating could create broader financial turmoil and uncertainty, which may weigh heavily on our financial performance and the value of our common stock.

Deterioration in the economic conditions in the Eurozone and globally, including instability in financial markets, may pose a risk to our business. In recent years, financial markets have been affected at times by a number of global macroeconomic and political events, including the following: large sovereign debts and fiscal deficits of several countries in Europe and in emerging markets jurisdictions, levels of non-performing loans on the balance sheets of European banks, the potential effect of any European country leaving the Eurozone, the potential effect of the United Kingdom leaving the European Union, the potential effect of Scotland leaving the United Kingdom, and market volatility and loss of investor confidence driven by political events, including the general elections in the United Kingdom in June 2017 and in Germany in September 2017 and referenda in the United Kingdom in June 2016 and Italy in December 2016. Market and economic disruptions have affected, and may in the future affect, consumer confidence levels and spending, personal bankruptcy rates, levels of incurrence and default on consumer debt and home prices, among other factors. We cannot assure you that market disruptions in Europe, including the increased cost of funding for certain governments and financial institutions, will not impact the global economy, and we cannot assure you that assistance packages will be available, or if available, be sufficient to stabilize countries and markets in Europe or elsewhere affected by a financial crisis. To the extent uncertainty regarding any economic recovery in Europe negatively impacts consumer confidence and consumer credit factors, our business, financial condition and results of operations could be significantly and adversely affected. In the second quarter of 2015, stock prices in China experienced a significant drop, resulting primarily from continued sell-off of shares trading in Chinese markets. In August 2015, Chinese authorities sharply devalued China’s currency. In June 2016, the United Kingdom held a referendum in which voters approved an exit from the European Union (“Brexit”), and, subsequently, on March 29, 2017, the U.K. government began the formal process of leaving the European Union, which is set to occur on March 29, 2019. Brexit created political and economic uncertainty and instability in the global markets (including currency and credit markets), and especially in the United Kingdom and the European Union, and this uncertainty and instability may last indefinitely. Because the U.K. Parliament rejected Prime Minister Theresa May’s proposed Brexit deal with the European Union in January 2019, there is increased uncertainty on the outcome of Brexit. There is also continued concern about national-level support for the euro and the accompanying coordination of fiscal and wage policy among European Economic and Monetary Union member countries. These market conditions have historically and could again have a material adverse effect on debt and equity capital markets in the United States and Europe, which could have a materially negative impact on our business, financial condition and results of operations. We and other companies in the financial services sector may have to access, if available, alternative markets for debt and equity capital.

In the second quarter of 2015, stock prices in China experienced a significant drop, resulting primarily from continued sell-off of shares trading in Chinese markets. In addition, in August 2015, Chinese authorities sharply devalued China’s currency. Since then, the Chinese capital markets have continued to experience periods of instability. These market and economic disruptions have affected, and may in the future affect, the U.S. capital markets, which could adversely affect our business, financial condition or results of operations.

The Federal Reserve raised the Federal Funds Rate in December 2015, in December 2016, in March 2017, in June 2017 and again in December 2017, and has announced its intention to continue to raise the federal funds rate over time. These developments, along with the United States government’s credit and deficit concerns, the European sovereign debt crisis and the economic slowdown in China, could cause interest rates to be volatile, which may negatively impact our ability to access the debt markets on favorable terms.

We may be obligated to pay Saratoga Investment Advisors incentive fees even if we incur a net loss, or there is a decline in the value of our portfolio.

Saratoga Investment Advisors is entitled to incentive fees for each fiscal quarter in an amount equal to a percentage of the excess of our investment income for that quarter (before deducting incentive compensation, but net of operating expenses and certain other items) above a threshold return for that quarter. Our pre-incentive fee net investment income, for incentive compensation purposes, excludes realized and unrealized capital gains or losses that we may incur in the fiscal quarter, even if such capital gains or losses result in a net gain or loss on our consolidated statements of operations for that quarter. Thus, we may be required to pay Saratoga Investment Advisors incentive fees for a fiscal quarter even if there is a decline in the value of our portfolio or we incur a net loss for that quarter.

Under the terms of the Management Agreement, we may have to pay incentive fees to Saratoga Investment Advisors in connection with the sale of an investment that is sold at a price higher than the fair value of such investment on May 31, 2010, even if we incur a loss on the sale of such investment.

Incentive fees on capital gains paid to Saratoga Investment Advisors under the Management Agreement equals 20.0% of our “incentive fee capital gains,” which equals our realized capital gains on a cumulative basis from May 31, 2010 through the end of the fiscal year, if any, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis on each investment in the Company’s portfolio, less the aggregate amount of any previously paid capital gain incentive. Under the Management Agreement, the capital gains portion of the incentive fee is based on realized gains and realized and unrealized losses from May 31, 2010. Therefore, realized and unrealized losses incurred prior to such time will not be taken into account when calculating the capital gains portion of the incentive fee, and Saratoga Investment Advisors will be entitled to 20.0% of the incentive fee capital gains that arise after May 31, 2010. In addition, the cost basis for computing realized gains and losses on investments held by us as of May 31, 2010 will equal the fair value of such investments as of such date. See our Form 10-Q for the quarter ended May 31, 2010 that was filed with the SEC on July 15, 2010 for the fair value and other information related to our investments as of such date. As a result, we may be required to pay incentive fees to Saratoga Investment Advisors on the sale of an investment even if we incur a realized loss on such investment, so long as the investment is sold for an amount greater than its fair value as of May 31, 2010.

The way in which the base management and incentive fees under the Management Agreement is determined may encourage Saratoga Investment Advisors to take actions that may not be in our best interests.

The incentive fee payable by us to our investment adviser may create an incentive for it to make investments on our behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement, which could result in higher investment losses, particularly during cyclical economic downturns. The way in which the incentive fee payable to our investment adviser is determined, which is calculated separately in two components as a percentage of the income (subject to a hurdle rate) and as a percentage of the realized gain on invested capital, may encourage our investment adviser to use leverage to increase the return on our investments or otherwise manipulate our income so as to recognize income in quarters where the hurdle rate is exceeded. Moreover, we pay Saratoga Investment Advisors a base management fee based on our total assets, including any investments made with borrowings, which may create an incentive for it to cause us to incur more leverage than is prudent, or not to repay our outstanding indebtedness when it may be advantageous for us to do so, in order to maximize its compensation. Under certain circumstances, the use of leverage may increase the likelihood of default, which would disfavor the holders of our securities.

The incentive fee payable by us to our investment adviser also may create an incentive for our investment adviser to invest on our behalf in instruments that have a deferred interest feature. Under these investments, we would accrue the interest over the life of the investment but would not receive the cash income from the investment until the end of the investment’s term, if at all. Our net investment income used to calculate the income portion of our incentive fee, however, includes accrued interest. Thus, a portion of the incentive fee would be based on income that we have not yet received in cash and may never receive in cash if the portfolio company is unable to satisfy such interest payment obligation to us. Consequently, while we may make incentive fee payments on income accruals that we may not collect in the future and with respect to which we do not have a “claw back” right against our investment adviser per se, the amount of accrued income written off in any period will reduce the income in the period in which such write-off was taken and may thereby reduce such period’s incentive fee payment.

In addition, Saratoga Investment Advisors receives a quarterly income incentive fee based, in part, on our pre-incentive fee net investment income, if any, for the immediately preceding calendar quarter. This income incentive fee is subject to a fixed quarterly hurdle rate before providing an income incentive fee return to Saratoga Investment Advisors. This fixed hurdle rate was determined when then current interest rates were relatively low on a historical basis. Thus, if interest rates rise, it would become easier for our investment income to exceed the hurdle rate and, as a result, more likely that Saratoga Investment Advisors will receive an income incentive fee than if interest rates on our investments remained constant or decreased. However, if we repurchase our outstanding debt securities, including our 6.75% Notes due 2023 (the “2023 Notes”) and 6.25% Notes due 2025 (the “2025 Notes”) such repurchase results in our recording a net gain or loss on the extinguishment of debt for financial reporting and tax purposes, such net gain or loss will not be included in our pre-incentive fee net investment income for purposes of determining the income incentive fee payable to our investment adviser under the Management Agreement.

Moreover, our investment adviser receives the incentive fee based, in part, upon net capital gains realized on our investments. Unlike the portion of the incentive fee based on income, there is no performance threshold applicable to the portion of the incentive fee based on net capital gains. As a result, our investment adviser may have a tendency to invest more in investments that are likely to result in capital gains as compared to income producing securities. Such a practice could result in our investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during economic downturns.

Our board of directors will seek to ensure that Saratoga Investment Advisors is acting in our best interests and that any conflict of interest faced by Saratoga Investment Advisors in its capacity as our investment adviser does not negatively impact us.

The base management fee we pay to Saratoga Investment Advisors may induce it to influence our leverage, which may be contrary to our interest.

We pay Saratoga Investment Advisors a quarterly base management fee based on the value of our total assets (including any assets acquired with leverage). Accordingly, Saratoga Investment Advisors has an economic incentive to increase our leverage. Our board of directors monitors the conflicts presented by this compensation structure by approving the amount of leverage that we incur. If our leverage is increased, we will be exposed to increased risk of loss, bear the increase cost of issuing and servicing such senior indebtedness, and will be subject to any additional covenant restrictions imposed on us in an indenture or other instrument or by the applicable lender.

We employ leverage, which magnifies the potential for gain or loss on amounts invested and may increase the risk of investing in us.

Borrowings, also known as leverage, magnify the potential for gain or loss on amounts invested and, therefore, increase the risks associated with investing in us. We borrow from and issue senior debt securities to banks and other lenders that is secured by a lien on our assets. Holders of these senior securities have fixed dollar claims on our assets that are superior to the claims of the holders of our securities. Leverage is generally considered a speculative investment technique. Any increase in our income in excess of interest payable on our outstanding indebtedness would cause our net income to increase more than it would have had we not incurred leverage, while any decrease in our income would cause net income to decline more sharply than it would have had we not incurred leverage. Such a decline could negatively affect our ability to make common stock distributions or scheduled debt payments, including with respect to the 2023 Notes and 2025 Notes. There can be no assurance that our leveraging strategy will be successful.

Our outstanding indebtedness imposes, and additional debt we may incur in the future will likely impose, financial and operating covenants that restrict our business activities, including limitations that could hinder our ability to finance additional loans and investments or to make the distributions required to maintain our status as a RIC. A failure to add new debt facilities or issue additional debt securities or other evidences of indebtedness in lieu of or in addition to existing indebtedness could have a material adverse effect on our business, financial condition or results of operations.

As of February 28, 2019 there were no outstanding borrowings under the Credit Facility. As of February 28, 2019 we had issued $150.0 million SBA-guaranteed debentures and $74.5 million in aggregate principal amount of the 2023 Notes and $60.0 million in aggregate principal amount of 2025 Notes. On January 13, 2017, we redeemed the $61.8 million of outstanding 2020 Notes using the proceeds from the issuance of the 2023 Notes, leaving $9.8 million in net proceeds from the 2023 Notes offering. We may incur additional indebtedness in the future, including, but not limited to, borrowings under the Credit Facility or the issuance of additional debt securities in one or more public or private offerings, although there can be no assurance that we will be successful in doing so. Our ability to service our debt depends largely on our financial performance and is subject to prevailing economic conditions and competitive pressures. The amount of leverage that we employ at any particular time will depend on our management’s and our board of directors’ assessment of market and other factors at the time of any proposed borrowing.

Saratoga Investment Advisors’ liability is limited under the Management Agreement and we will indemnify Saratoga Investments Advisors against certain liabilities, which may lead it to act in a riskier manner on our behalf than it would when acting for its own account.

Saratoga Investment Advisors has not assumed any responsibility to us other than to render the services described in the Management Agreement. Pursuant to the Management Agreement, Saratoga Investment Advisors and its officers and employees are not liable to us for their acts under the Management Agreement absent willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of their duties. We have agreed to indemnify, defend and protect Saratoga Investment Advisors and its officers and employees with respect to all damages, liabilities, costs and expenses resulting from acts of Saratoga Investment Advisors not arising out of willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of their duties under the Management Agreement. These protections may lead Saratoga Investment Advisors to act in a riskier manner when acting on our behalf than it would when acting for its own account.

Substantially all of our assets are subject to security interests under our Credit Facility or claims of the SBA with respect to SBA-guaranteed debentures we may issue and if we default on our obligations thereunder, we may suffer adverse consequences, including the foreclosure on our assets.

Substantially all of our assets are pledged as collateral under the Credit Facility or are subject to a superior claim over the holders of our common stock or the 2023 Notes or the 2025 Notes by the SBA pursuant to the SBA-guaranteed debentures. If we default on our obligations under the Credit Facility or the SBA-guaranteed debentures, Madison Capital Funding and/or the SBA may have the right to foreclose upon and sell, or otherwise transfer, the collateral subject to their security interests or superior claim. In such event, we may be forced to sell our investments to raise funds to repay our outstanding borrowings in order to avoid foreclosure and these forced sales may be at times and at prices we would not consider advantageous. Moreover, such deleveraging of our company could significantly impair our ability to effectively operate our business in the manner in which we have historically operated.

In addition, if Madison Capital Funding exercises its right to sell the assets pledged under the Credit Facility, such sales may be completed at distressed sale prices, thereby diminishing or potentially eliminating the amount of cash available to us after repayment of the amounts outstanding under the Credit Facility.

We are exposed to risks associated with changes in interest rates including potential effects on our cost of capital and net investment income.

General interest rate fluctuations and changes in credit spreads on floating rate loans may have a substantial negative impact on our investments and investment opportunities and, accordingly, may have a material adverse effect on our rate of return on invested capital. In addition, an increase in interest rates would make it more expensive to use debt to finance our investments. Decreases in credit spreads on debt that pays a floating rate of return would have an impact on the income generation of our floating rate assets. Trading prices for debt that pays a fixed rate of return tend to fall as interest rates rise. Trading prices tend to fluctuate more for fixed rate securities that have longer maturities. Although we have no policy governing the maturities of our investments, under current market conditions we expect that we will invest in a portfolio of debt generally having maturities of up to ten years. This means that we will be subject to greater risk (other things being equal) than an entity investing solely in shorter-term securities.

Because we may borrow to fund our investments, a portion of our net investment income may be dependent upon the difference between the interest rate at which we borrow funds and the interest rate at which we invest these funds. A portion of our investments will have fixed interest rates, while a portion of our borrowings will likely have floating interest rates. As a result, a significant change in market interest rates could have a material adverse effect on our net investment income. In periods of rising interest rates, our cost of funds could increase, which would reduce our net investment income. We may hedge against such interest rate fluctuations by using standard hedging instruments such as futures, options and forward contracts, subject to applicable legal requirements, including without limitation, all necessary registrations (or exemptions from registration) with the Commodity Futures Trading Commission. These activities may limit our ability to participate in the benefits of lower interest rates with respect to the hedged borrowings. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on our business, financial condition and results of operations.

The interest rates of our floating-rate loans to our portfolio companies that extend beyond 2021 might be subject to change based on recent regulatory changes.

LIBOR, the London Interbank Offered Rate, is the basic rate of interest used in lending transactions between banks on the London interbank market and is widely used as a reference for setting the interest rate on loans globally. We typically use LIBOR as a reference rate in floating-rate loans we extend to portfolio companies such that the interest due to us pursuant to a term loan extended to a portfolio company is calculated using LIBOR. The terms of our debt investments generally include minimum interest rate floors which are calculated based on LIBOR.

On July 27, 2017, the United Kingdom’s Financial Conduct Authority, which regulates LIBOR, announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021. It is unclear if at that time whether LIBOR will cease to exist or if new methods of calculating LIBOR will be established such that it continues to exist after 2021. The U.S. Federal Reserve, in conjunction with the Alternative Reference Rates Committee, a steering committee comprised of large U.S. financial institutions, is considering replacing U.S. dollar LIBOR with a new index calculated by short term repurchase agreements, backed by Treasury securities, called the Secured Overnight Financing Rate (“SOFR”). The first publication of SOFR was released in April 2018. Whether or not SOFR attains market traction as a LIBOR replacement remains a question and the future of LIBOR at this time is uncertain. If LIBOR ceases to exist, we may need to renegotiate the credit agreements extending beyond 2021 with our portfolio companies that utilize LIBOR as a factor in determining the interest rate to replace LIBOR with the new standard that is established. In the event that the LIBOR Rate is no longer available or published on a current basis or no longer made available or used for determining the interest rate of loans, our administrative agent that manages our loans will generally select a comparable successor rate; provided that (i) to the extent a comparable or successor rate is approved by the administrative agent, the approved rate shall be applied in a manner consistent with market practice; and (ii) to the extent such market practice is not administratively feasible for the administrative agent, such approved rate shall be applied as otherwise reasonably determined by the administrative agent.

There are significant potential conflicts of interest which could adversely impact our investment returns.

Our executive officers and directors, and the members of our investment adviser, serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do or of investment funds managed by our affiliates. Accordingly, they may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of us or our stockholders. For example, Christian L. Oberbeck, our chief executive officer and managing member of our investment adviser, is the managing partner of Saratoga Partners, a middle market private equity investment firm. In addition, the principals of our investment adviser may manage other funds which may from time to time have overlapping investment objectives with those of us and accordingly invest in, whether principally or secondarily, asset classes similar to those targeted by us. If this should occur, the principals of our investment adviser will face conflicts of interest in the allocation of investment opportunities to us and such other funds. Although our investment professionals will endeavor to allocate investment opportunities in a fair and equitable manner, we and our common stockholders could be adversely affected in the event investment opportunities are allocated among us and other investment vehicles managed or sponsored by, or affiliated with, our executive officers, directors and investment adviser, and the members of our investment adviser.

Changes in laws or regulations governing our operations, or changes in the interpretation thereof, and any failure by us to comply with laws or regulations governing our operations may adversely affect our business.

We are subject to regulation at the local, state and federal levels. These laws and regulations, as well as their interpretation, may be changed from time to time. Any change in these laws or regulations, or their interpretation, or any failure by us to comply with these laws or regulations may adversely affect our business.

Changes to United States tariff and import/export regulations may have a negative effect on our portfolio companies and, in turn, harm us.

There has been on-going discussion and commentary regarding potential significant changes to United States trade policies, treaties and tariffs. The current administration, along with Congress, has created significant uncertainty about the future relationship between the United States and other countries with respect to the trade policies, treaties and tariffs. These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the United States. Any of these factors could depress economic activity and restrict our portfolio companies’ access to suppliers or customers and have a material adverse effect on their business, financial condition and results of operations, which in turn would negatively impact us.

We are dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our common stock and our ability to pay dividends.

Our business is dependent on our and third parties’ communications and information systems. Any failure or interruption of those systems, including as a result of the termination of an agreement with any third-party service providers, could cause delays or other problems in our activities. Our financial, accounting, data processing, backup or other operating systems and facilities may fail to operate properly or become disabled or damaged as a result of a number of factors including events that are wholly or partially beyond our control and adversely affect our business. There could be:

•        sudden electrical or telecommunications outages;

•        natural disasters such as earthquakes, tornadoes and hurricanes;

•        disease pandemics;

•        events arising from local or larger scale political or social matters, including terrorist acts; and

•        cyber-attacks.

These events, in turn, could have a material adverse effect on our operating results and negatively affect the market price of our common stock and our ability to pay dividends to our stockholders.

Cybersecurity risks and cyber incidents may adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information and/or damage to our business relationships, all of which could negatively impact our business, results of operations or financial condition.

Our business operations rely upon secure information technology systems for data processing, storage and reporting. Despite careful security and controls design, implementation and updating, our information technology systems could become subject to cyber-attacks and cyber incidents. A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of our information resources. These incidents may be an intentional attack or an unintentional event and could involve gaining unauthorized access to our information systems for purposes of misappropriating assets, stealing confidential information, corrupting data or causing operational disruption. The result of these incidents may include disrupted operations, misstated or unreliable financial data, liability for stolen information, misappropriation of assets, increased cybersecurity protection and insurance costs, litigation and damage to our business relationships. Any such attack could result in significant losses, reputational damage, litigation, regulatory fines or penalties, or otherwise adversely affect our business, financial condition or results of operations. In addition, we may be required to expend significant additional resources to modify our protective measures and to investigate and remediate vulnerabilities or other exposures arising from operational and security risks. We face risks posed to our information systems, both internal and those provided to us by third-party service providers. We, our Adviser and its affiliates have implemented processes, procedures and internal controls to help mitigate cybersecurity risks and cyber intrusions, but these measures, as well as our increased awareness of the nature and extent of a risk of a cyber-incident, may be ineffective and do not guarantee that a cyber-incident will not occur or that our financial results, operations or confidential information will not be negatively impacted by such an incident.

Third parties with which we do business (including those that provide services to us) may also be sources or targets of cybersecurity or other technological risks. We outsource certain functions and these relationships allow for the storage and processing of our information and assets, as well as certain investor, counterparty, employee and borrower information. While we engage in actions to reduce our exposure resulting from outsourcing, ongoing threats may result in unauthorized access, loss, exposure or destruction of data, or other cybersecurity incidents, with increased costs and other consequences, including those described above. Privacy and information security laws and regulation changes, and compliance with those changes, may also result in cost increases due to system changes and the development of new administrative processes.

Regulations governing our operation as a BDC will affect our ability to raise additional capital.

Our business requires a substantial amount of additional capital. We may acquire additional capital from the issuance of senior securities or other indebtedness or the issuance of additional shares of our common stock. However, we may not be able to raise additional capital in the future on favorable terms or at all. We may issue debt securities or preferred securities, which we refer to collectively as “senior securities,” and we may borrow money from banks or other financial institutions, up to the maximum amount permitted by the 1940 Act.

Currently, we are generally permitted to incur indebtedness or issue senior securities only in amounts such that our asset coverage, as defined in the 1940 Act, equals at least 150% after each issuance of senior securities. Compliance with these requirements may unfavorably limit our investment opportunities and reduce our ability in comparison to other companies to profit from favorable spreads between the rates at which we can borrow and the rates at which we can lend. As a business development company, therefore, we may need to issue equity more frequently than our privately owned competitors, which may lead to greater stockholder dilution. With respect to stock that is a senior security, we must make provisions to prohibit any dividend distribution to our stockholders or the repurchase of certain of our securities, unless we meet the applicable asset coverage ratios at the time of the dividend distribution or repurchase. If the value of our assets declines, we may be unable to satisfy the asset coverage test. If that happens, we may be required to liquidate a portion of our investments and repay a portion of our indebtedness at a time when such sales may be disadvantageous in order to make dividend distributions or repurchase certain of our securities.

We are not generally able to issue and sell our common stock at a price below net asset value per share. We may, however, sell our common stock, or issue warrants, options or rights to acquire our common stock, at a price below the current net asset value of the common stock if our board of directors determines that such sale is in our best interests and the best interests of our stockholders, and the holders of a majority of our outstanding voting securities have approved such issuances within the prior year. In any such case, the price at which our securities are to be issued and sold may not be less than a price which, in the determination of our board of directors, closely approximates the market value of such securities (less any commission or discount). If our common stock trades at a discount to net asset value, this restriction could adversely affect our ability to raise capital. We do not currently have stockholder approval of issuances below net asset value.

Recent legislation allows us to incur additional leverage.

The 1940 Act previously prohibited us from incurring indebtedness unless immediately after such borrowing we have an asset coverage for total borrowings of at least 200% (i.e., the amount of debt may not exceed 50% of the value of our assets). However, the Small Business Credit Availability Act, which was signed into law on March 23, 2018, has modified the 1940 Act by allowing a BDC to increase the maximum amount of leverage it may incur from an asset coverage ratio of 200% to an asset coverage ratio of 150%, if certain requirements are met. Under the legislation, we were allowed to increase our leverage capacity once the majority of our independent directors approved an increase in our leverage capacity, with such approval becoming effective after one year. On April 16, 2018, our non-interested board of directors approved of our becoming subject to a minimum asset coverage ratio of 150% under Sections 18(a)(1) and 18(a)(2) of the 1940 Act. The 150% asset coverage ratio became effective on April 16, 2019. We are required to make certain disclosures on our website and in SEC filings regarding, among other things, the receipt of approval to increase our leverage, our leverage capacity and usage, and risks related to leverage.

Leverage magnifies the potential for loss on investments in our indebtedness and on invested equity capital. As we use leverage to partially finance our investments, you will experience increased risks of investing in our securities. If the value of our assets increases, then leveraging would cause the net asset value attributable to our common stock to increase more sharply than it would have had we not leveraged. Conversely, if the value of our assets decreases, leveraging would cause net asset value to decline more sharply than it otherwise would have had we not leveraged our business. Similarly, any increase in our income in excess of interest payable on the borrowed funds would cause our net investment income to increase more than it would without the leverage, while any decrease in our income would cause net investment income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to pay common stock dividends, scheduled debt payments or other payments related to our securities. Leverage is generally considered a speculative investment technique. See “Risk Factors — Risks Related to Our Business and Structure — We employ leverage, which magnifies the potential for gain or loss on amounts invested and may increase the risk of investing in us.”

The agreement governing our Credit Facility contains various covenants that, among other things, limits our discretion in operating our business and provides for certain minimum financial covenants.

The agreement governing the Credit Facility contains customary default provisions such as the termination or departure of certain “key persons” of Saratoga Investment Advisors, a material adverse change in our business and the failure to maintain certain minimum loan quality and performance standards. An event of default under the facility would result, among other things, in termination of the availability of further funds under the facility and an accelerated maturity date for all amounts outstanding under the facility, which would likely disrupt our business and, potentially, the portfolio companies whose loans we financed through the facility. This could reduce our revenues and, by delaying any cash payment allowed to us under the facility until the lender has been paid in full, reduce our liquidity and cash flow and impair our ability to grow our business and maintain our status as a RIC.

Each loan origination under the facility is subject to the satisfaction of certain conditions. We cannot assure you that we will be able to borrow funds under the facility at any particular time or at all.

We will be subject to corporate-level U.S. income tax if we fail to qualify as a RIC.

We intend to maintain our qualification as a RIC under the Code. As a RIC, we do not pay U.S. federal income taxes on our income (including realized gains) that is distributed to our stockholders, provided that we satisfy certain source of income, distribution and asset diversification requirements.

The source of income requirement is satisfied if we derive at least 90.0% of our annual gross income from interest, dividends, payments with respect to certain securities loans, gains from the sale or other disposition of securities or options thereon or foreign currencies, or other income derived with respect to our business of investing in such securities or currencies, and net income from interests in “qualified publicly traded partnerships,” as defined in the Code.

The annual distribution requirement is satisfied if we distribute to our stockholders on an annual basis an amount equal to at least 90.0% of our ordinary net taxable income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, reduced by deductible expenses. We are subject to certain asset coverage ratio requirements under the 1940 Act and covenants under our borrowing agreements that could, under certain circumstances, restrict us from making the required distributions. In such case, if we are unable to obtain cash from other sources, we may be subject to corporate-level income tax.

The diversification requirements will be satisfied if we diversify our holdings so that at the end of each quarter of the taxable year: (i) at least 50.0% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other regulated investment companies, and other securities if such other securities of any one issuer do not represent more than 5.0% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and (ii) no more than 25.0% of the value of our assets is invested in the securities, other than U.S. government securities or securities of other regulated investment companies, of one issuer or of two or more issuers that are controlled, as determined under applicable tax rules, by us and that are engaged in the same or similar or related trades or businesses or in certain publicly traded partnerships.

Failure to meet these tests may result in our having to (i) dispose of certain investments quickly or (ii) raise additional capital to prevent the loss of our RIC qualification. Because most of our investments will be in private companies, any such dispositions could be made at disadvantageous prices and may result in substantial losses. If we raise additional capital to satisfy the asset diversification requirements, it could take us time to invest such capital. During this period, we will invest the additional capital in temporary investments, such as cash and cash equivalents, which we expect will earn yields substantially lower than the interest income that we anticipate receiving in respect of investments in leveraged loans and mezzanine debt.

If we fail to qualify as a RIC for any reason, all of our taxable income will be subject to U.S. federal income tax at regular corporate rates. The resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution to our common stockholders or payment of our outstanding indebtedness including the 2023 Notes and 2025 Notes. Such a failure would have a material adverse effect on our results of operations and financial condition.

Because we intend to distribute between 90% and 100% of our income to our stockholders in connection with our election to be treated as a RIC, we will continue to need additional capital to finance our growth. If additional funds are unavailable or not available on favorable terms, our ability to grow will be impaired.

In order to qualify for the tax benefits available to RICs and to minimize corporate-level U.S. federal taxes, we intend to distribute to our stockholders between 90% and 100% of our annual taxable income, except that we may retain certain net capital gains for investment, and treat such amounts as deemed distributions to our stockholders. If we elect to treat any amounts as deemed distributions, we must pay U.S. federal income taxes at the corporate rate on such deemed distributions on behalf of our stockholders. As a result of these requirements, we will likely need to raise capital from other sources to grow our business. As a BDC, we generally are required to meet a coverage ratio of total assets, less liabilities and indebtedness not represented by senior securities, to total senior securities, which includes all of our borrowings and any outstanding preferred stock, of at least 150% as of April 16, 2019; these requirements limit the amount that we may borrow. Because we will continue to need capital to grow our investment portfolio, these limitations may prevent us from incurring debt and require us to raise additional equity at a time when it may be disadvantageous to do so.

While we expect to be able to borrow and to issue additional debt and equity securities, we cannot assure you that debt and equity financing will be available to us on favorable terms, or at all. Also, as a BDC, we generally are not permitted to issue equity securities priced below net asset value without stockholder approval. If additional funds are not available to us, we could be forced to curtail or cease new investment activities, and our net asset value and share price could decline.

We may have difficulty paying our required distributions if we recognize income before or without receiving cash in respect of such income.

For U.S. federal income tax purposes, we may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, we may on occasion hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with PIK or, in certain cases, increasing interest rates or issued with warrants) and we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in income other amounts that we have not yet received in cash, such as deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. In addition, we may be required to accrue for U.S. federal income tax purposes amounts attributable to our investment in Saratoga CLO, a collateralized loan obligation fund, that may differ from the distributions paid in respect of our investment in the subordinated notes of such collateralized loan obligation fund because of the factors set forth above or because distributions on the subordinated notes are contractually required to be diverted for reinvestment or to pay down outstanding indebtedness.

Because original issue discount will be included in the Company’s “investment company taxable income” for the year of the accrual, we may be requested to make distributions to shareholders to satisfy the annual distribution requirement applicable to RICs, even where we have not received any corresponding cash amount. As a result, we may have difficulty meeting the annual distribution requirement necessary to maintain favorable tax treatment. If we are not able to obtain cash from other sources, and choose not to make a qualifying share distribution, we may become subject to corporate-level income tax. Additionally, because investments with a deferred payment feature may have the effect of deferring a portion of the borrower’s payment obligation until maturity of the debt investment, it may be difficult for us to identify and address developing problems with borrowers in terms of their ability to repay us.

The Tax Cuts and Jobs Act of 2017 (the “Tax Bill”) was enacted in the U.S. on December 22, 2017. Effective January 1, 2018, the Tax Bill lowered the federal tax rate from 34% to 21%. The Tax Bill and future regulatory actions pertaining to it could adversely impact the industry and our own results of operations by increasing taxation of certain activities and structures in our industry. We are unable to predict all of the ultimate impacts of the Tax Bill and other proposed tax reform regulations and legislation on our business and results of operations. While we currently estimate that the near term economic impact of the Tax Bill to us will be minimal, uncertainty regarding the impact of the Tax Bill remains, as a result of factors including future regulatory and rulemaking processes, the prospects of additional corrective or supplemental legislation, potential trade or other litigation and other factors. Further, it is possible that other legislation could be introduced and enacted in the future that would have an adverse impact on us. For the year ended February 28, 2018, we did not record provisional amounts for the enactment-date effects of the Tax Bill by applying the guidance in Staff Accounting Bulletin No. 118 (“SAB 118”) regarding application of FASB ASC Topic 740, Income Taxes, because we had not yet completed our enactment-date accounting for these effects. We applied the guidance in SAB 118 when accounting for the enactment-date effects of the Tax Bill for the year ended February 28, 2019. At February 28, 2019, we have now completed our accounting for all of the enactment-date income tax effects of the Tax Bill as currently presented.

Our ability to enter into transactions with our affiliates is restricted.

Because we have elected to be treated as a BDC, we are prohibited under the 1940 Act from participating in certain transactions with certain of our affiliates without the prior approval of our independent directors and, in some cases, the SEC. Any person that owns, directly or indirectly, 5.0% or more of our outstanding voting securities is our affiliate for purposes of the 1940 Act and we are generally prohibited from buying or selling any securities (other than any security of which we are the issuer) from or to such affiliate, absent the prior approval of our independent directors. The 1940 Act also prohibits certain “joint” transactions with certain of our affiliates, which could include investments in the same portfolio company, without prior approval of our independent directors and, in some cases, the SEC. If a person acquires more than 25.0% of our voting securities, we are prohibited from buying or selling any security (other than any security of which we are the issuer) from or to such person or certain of that person’s affiliates, or entering into prohibited joint transactions with such person, absent the prior approval of the SEC. Similar restrictions limit our ability to transact business with our officers, directors or investment adviser or their affiliates. As a result of these restrictions, we may be prohibited from buying or selling any security (other than any security of which we are the issuer) from or to any portfolio company of a private equity fund managed by our investment adviser without the prior approval of the SEC, which may limit the scope of investment opportunities that would otherwise be available to us.

We operate in a highly competitive market for investment opportunities.

A number of entities compete with us to make the types of investments that we make in private middle market companies. We compete with other BDCs, public and private funds (including SBICs), commercial and investment banks, commercial financing companies, insurance companies, high-yield investors, hedge funds, and, to the extent they provide an alternative form of financing, private equity funds. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than us. Some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments that could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, many of our competitors are not subject to the regulatory restrictions that the 1940 Act imposes on us as a BDC. As a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time, and we cannot assure you that we will be able to identify and make investments that meet our investment objective.

We do not seek to compete primarily based on the interest rates we offer and we believe that some of our competitors may make loans with interest rates that are comparable to or lower than the rates we offer.

We may lose investment opportunities if we do not match our competitors’ pricing, terms and structure. If we match our competitors’ pricing, terms and structure, we may experience decreased net interest income and increased risk of credit loss. As a result of operating in such a competitive environment, we may make investments that are on better terms to our portfolio companies than we originally anticipated, which may impact our return on these investments.

Economic recessions or downturns could impair the ability of our portfolio companies to repay loans and harm our operating results.

Many of our portfolio companies may be susceptible to economic slowdowns or recessions and may be unable to repay our debt investments during these periods. Therefore, our non-performing assets are likely to increase and the value of our portfolio is likely to decrease during these periods. Adverse economic conditions also may decrease the value of collateral securing some of our debt investments and the value of our equity investments. Economic slowdowns or recessions could lead to financial losses in our portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could prevent us from adding to our investment portfolio, cause us to receive a reduced level of interest income from our portfolio companies and/or reduce the fair market value of our investments. Any of the foregoing events could adversely affect our distributable income and have a material adverse effect on our operating results.

We are a non-diversified investment company within the meaning of the 1940 Act, and therefore we are not limited with respect to the proportion of our assets that may be invested in securities of a single issuer.

We are classified as a non-diversified investment company within the meaning of the 1940 Act, which means that we are not limited by the 1940 Act with respect to the proportion of our assets that we may invest in securities of a single issuer. Although we seek to maintain a diversified portfolio in accordance with our business strategies, to the extent that we assume large positions in the securities of a small number of issuers, our net asset value may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. We may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. Beyond our RIC asset diversification requirements, we do not have fixed guidelines for diversification, and our investments could be concentrated in relatively few portfolio companies.

Our financial condition and results of operations depend on our ability to manage future investments effectively.

Our ability to achieve our investment objective depends on our ability to acquire suitable investments and monitor and administer those investments, which depends, in turn, on Saratoga Investment Advisors’ ability to identify, invest in and monitor companies that meet our investment criteria.

Accomplishing this result on a cost-effective basis is largely a function of Saratoga Investment Advisors’ structuring of the investment process and its ability to provide competent, attentive and efficient service to us. Our executive officers and the officers and employees of Saratoga Investment Advisors have substantial responsibilities in connection with their roles at Saratoga Partners as well as responsibilities under the Management Agreement. They may also be called upon to provide managerial assistance to our portfolio companies. These demands on their time, which will increase as the number of investments grow, may distract them or slow the rate of investment. In order to grow, Saratoga Investment Advisors may need to hire, train, supervise and manage new employees.

However, we cannot assure you that any such employees will contribute to the work of Saratoga Investment Advisors. Any failure to manage our future growth effectively could have a material adverse effect on our business and financial condition.

We may experience fluctuations in our quarterly and annual results.

We could experience fluctuations in our quarterly operating results due to a number of factors, including the interest rate payable on the debt investments we make, the default rate on such investments, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses changes in our portfolio composition, the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods. In addition, any of these factors could negatively impact our ability to achieve our investment objectives, which may cause the net asset value of our common stock to decline.

Substantially all of our portfolio investments are recorded at fair value as approved in good faith by our board of directors; such valuations are inherently uncertain and may be materially higher or lower than the values that we ultimately realize upon the disposal of such investments.

Substantially all of our portfolio is, and we expect will continue to be, comprised of investments that are not publicly traded. The value of investments that are not publicly traded may not be readily determinable. We value these investments quarterly at fair value as approved in good faith by our board of directors. Saratoga Investment Advisors may utilize the services of an independent valuation firm to aid it in determining fair value of investments for which market quotations are not readily. The types of factors that may be considered in valuing our investments include the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings, the markets in which the portfolio company does business, market yield trend analysis, comparison to publicly traded companies, discounted cash flow and other relevant factors. Because such valuations, and particularly valuations of private investments and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these investments existed. Our net asset value could be materially affected if the determinations regarding the fair value of our investments were materially higher or lower than the values that we ultimately realize upon the disposal of such investments.

If we make unsecured debt investments, we may lack adequate protection in the event our portfolio companies become distressed or insolvent and will likely experience a lower recovery than more senior debtholders in the event our portfolio companies default on their indebtedness.

We make unsecured debt investments in portfolio companies. Unsecured debt investments are unsecured and junior to other indebtedness of the portfolio company. As a consequence, the holder of an unsecured debt investment may lack adequate protection in the event the portfolio company becomes distressed or insolvent and will likely experience a lower recovery than more senior debtholders in the event the portfolio company defaults on its indebtedness. In addition, unsecured debt investments of middle-market companies are often highly illiquid and in adverse market conditions may experience steep declines in valuation even if they are fully performing.

If we invest in the securities and other obligations of distressed or bankrupt companies, such investments may be subject to significant risks, including lack of income, extraordinary expenses, uncertainty with respect to satisfaction of debt, lower-than expected investment values or income potentials and resale restrictions.

We are authorized to invest in the securities and other obligations of distressed or bankrupt companies. At times, distressed debt obligations may not produce income and may require us to bear certain extraordinary expenses (including legal, accounting, valuation and transaction expenses) in order to protect and recover our investment. Therefore, to the extent we invest in distressed debt, our ability to achieve current income may be diminished which may affect our ability to make distributions on our common stock or make interest and principal payments of the 2023 Notes and 2025 Notes.

We also will be subject to significant uncertainty as to when and in what manner and for what value the distressed debt we invest in will eventually be satisfied (e.g., through a liquidation of the obligor’s assets, an exchange offer or plan of reorganization involving the distressed debt securities or a payment of some amount in satisfaction of the obligation). In addition, even if an exchange offer is made or plan of reorganization is adopted with respect to distressed debt held by us, there can be no assurance that the securities or other assets received by us in connection with such exchange offer or plan of reorganization will not have a lower value or income potential than may have been anticipated when the investment was made.

Moreover, any securities received by us upon completion of an exchange offer or plan of reorganization may be restricted as to resale. As a result of our participation in negotiations with respect to any exchange offer or plan of reorganization with respect to an issuer of distressed debt, we may be restricted from disposing of such securities if we are in possession of material non-public information relating to the issuer.

Second priority liens on collateral securing loans that we make to our portfolio companies may be subject to control by senior creditors with first priority liens. If there is a default, the value of the collateral may not be sufficient to repay in full both the first priority creditors and us.

Certain loans that we make to portfolio companies will be secured on a second priority basis by the same collateral securing senior secured debt of such companies. The first priority liens on the collateral will secure the portfolio company’s obligations under any outstanding senior debt and may secure certain other future debt that may be permitted to be incurred by the company under the agreements governing the loans. The holders of obligations secured by the first priority liens on the collateral will generally control the liquidation of and be entitled to receive proceeds from any realization of the collateral to repay their obligations in full before us. In addition, the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from the sale or sales of all of the collateral would be sufficient to satisfy the loan obligations secured by the second priority liens after payment in full of all obligations secured by the first priority liens on the collateral. If such proceeds are not sufficient to repay amounts outstanding under the loan obligations secured by the second priority liens, then we, to the extent not repaid from the proceeds of the sale of the collateral, will only have an unsecured claim against the company’s remaining assets, if any.

The rights we may have with respect to the collateral securing the loans we make to our portfolio companies with senior debt outstanding may also be limited pursuant to the terms of one or more intercreditor agreements that we enter into with the holders of senior debt. Under such an intercreditor agreement, at any time that obligations that have the benefit of the first priority liens are outstanding, any of the following actions that may be taken with respect to the collateral will be at the direction of the holders of the obligations secured by the first priority liens: the ability to cause the commencement of enforcement proceedings against the collateral; the ability to control the conduct of such proceedings; the approval of amendments to collateral documents; releases of liens on the collateral; and waivers of past defaults under collateral documents. We may not have the ability to control or direct such actions, even if our rights are adversely affected.

A majority of our debt investments are not required to make principal payments until the maturity of such debt securities and are generally riskier than other types of loans.

As of February 28, 2019, 77.4% of our debt portfolio consisted of “interest-only” loans, which are structured such that the borrower makes only interest payments throughout the life of the loan and makes a large, “balloon payment” at the end of the loan term. The ability of a borrower to make or refinance a balloon payment may be affected by a number of factors, including the financial condition of the borrower, prevailing economic conditions, interest rates, and collateral values. If the interest-only loan borrower is unable to make or refinance a balloon payment, we may experience greater losses than if the loan were structured as amortizing.

We may be exposed to higher risks with respect to our investments that include PIK interest, particularly our investments in interest-only loans.

To the extent our portfolio investments permit PIK interest and our portfolio companies elect to pay PIK interest, we will be exposed to higher risks, including the following:

•        Because PIK interest results in an increase in the size of the loan balance of the underlying loan, our exposure to potential loss increases when we receive PIK interest;

•        PIK instruments may have higher yields, which reflect the payment deferral and credit risk associated with these instruments;

•        PIK accruals may create uncertainty about the source of our distributions to stockholders;

•        PIK instruments may have unreliable valuations because their continuing accruals require continuing judgments about the collectability of the deferred payments and the value of the collateral.

To the extent our investments are structured as interest-only loans, PIK interest will increase the size of the balloon payment due at the end of the loan term. PIK interest payments on such loans may increase the probability and magnitude of a loss on our investment, particularly with respect to our interest-only loans. As of February 28, 2019, 30.3% of our interest-only loans provided for contractual PIK interest, which represents contractual interest added to a loan balance and due at the end of such loan’s term, and 72.5% of such investments elected to pay a portion of interest due in PIK. As of February 28, 2019, 3.0% of the Company’s interest-only loans are loans that pay contractual PIK interest only.

The lack of liquidity in our investments may adversely affect our business.

We primarily make investments in private companies. A portion of these securities may be subject to legal and other restrictions on resale, transfer, pledge or other disposition or will otherwise be less liquid than publicly traded securities. The illiquidity of our investments may make it difficult for us to sell such investments if the need arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. In addition, we may face other restrictions on our ability to liquidate an investment in a business entity to the extent that we or our investment adviser has or could be deemed to have material non-public information regarding such business entity.

The debt securities in which we invest are subject to credit risk and prepayment risk.

An issuer of a debt security may be unable to make interest payments and repay principal. We could lose money if the issuer of a debt obligation is, or is perceived to be, unable or unwilling to make timely principal and/or interest payments, or to otherwise honor its obligations. Substantially all of the debt investments held in our portfolio hold a non-investment grade rating by one or more rating agencies or, if not rated, would be rated below investment grade if rated, which are often referred to as “junk.”

Certain debt instruments may contain call or redemption provisions which would allow the issuer thereof to prepay principal prior to the debt instrument’s stated maturity. This is known as prepayment risk. Prepayment risk is greater during a falling interest rate environment as issuers can reduce their cost of capital by refinancing higher interest debt instruments with lower interest debt instruments. An issuer may also elect to refinance their debt instruments with lower interest debt instruments if the credit standing of the issuer improves. To the extent debt securities in our portfolio are called or redeemed, we may receive less than we paid for such security and we may be forced to reinvest in lower yielding securities or debt securities of issuers of lower credit quality.

Our investment in Saratoga CLO constitutes a leveraged investment in a portfolio of subordinated notes representing the lowest-rated securities issued by a pool of predominantly senior secured first lien term loans and is subject to additional risks and volatility. All losses in the pool of loans will be borne by our subordinated notes and only after the value of our subordinated notes is reduced to zero will the higher-rated notes issued by the pool bear any losses.

At February 28, 2019, our investment in the subordinated notes of Saratoga CLO, a collateralized loan obligation fund, had a fair value of $25.4 million and constituted 6.3% of our portfolio. This investment constitutes a first loss position in a portfolio that, as of February 28, 2019, was composed of $510.3 million in aggregate principal amount of primarily senior secured first lien term loans and $18.5 million in uninvested cash. In addition, as of February 28, 2019, we also own $2.5 million of the F-R-2 Notes and $7.5 million of the G-R-2 Notes in the Saratoga CLO, that only rank senior to the subordinated notes. A first loss position means that we will suffer the first economic losses if the value of Saratoga CLO decreases. First loss positions typically carry a higher risk and earn a higher yield. Interest payments generated from this portfolio will be used to pay the administrative expenses of Saratoga CLO and interest on the debt issued by Saratoga CLO before paying a return on the subordinated notes. Principal payments will be similarly applied to pay administrative expenses of Saratoga CLO and for reinvestment or repayment of Saratoga CLO debt before paying a return on, or repayment of, the subordinated notes. In addition, 80.0% of our fixed management fee and 100.0% our incentive management fee for acting as the collateral manager of Saratoga CLO is subordinated to the payment of interest and principal on Saratoga CLO debt. Any losses on the portfolio will accordingly reduce the cash flow available to pay these management fees and provide a return on, or repayment of, our investment. Depending on the amount and timing of such losses, we may experience smaller than expected returns and, potentially, the loss of our entire investment.

As the manager of the portfolio of Saratoga CLO we will have some ability to direct the composition of the portfolio, but our discretion is limited by the terms of the debt issued by Saratoga CLO which may limit our ability to make investments that we feel are in the best interests of the subordinated notes, and the availability of suitable investments. The performance of Saratoga CLO’s portfolio is also subject to many of the same risks sets forth in this prospectus with respect to portfolio investments in leveraged loans.

In the event that a bankruptcy court orders the substantive consolidation of us with Saratoga CLO, the creditors of Saratoga CLO, including the holders of $510.3 million aggregate principal amount of debt, as of February 28, 2019 issued by Saratoga CLO, would have claims against the consolidated bankruptcy estate, which would include our assets.

We believe that we have observed and will observe certain formalities and operating procedures that are generally recognized requirements for maintaining our separate existence and that our assets and liabilities can be readily identified as distinct from those of Saratoga CLO. However, we cannot assure you that a bankruptcy court would agree in the event that we or Saratoga CLO became a debtor in connection with a bankruptcy proceeding. If a bankruptcy court concludes that substantive consolidation of us with Saratoga CLO is warranted, the creditors of Saratoga CLO, including the holders of $510.3 million aggregate principal amount of debt, as of February 28, 2019 issued by Saratoga CLO, would have claims against the consolidated bankruptcy estate. Substantive consolidation means that our assets are placed in a single bankruptcy estate with those of Saratoga CLO, rather than kept separate, and that the creditors of Saratoga CLO have a claim against that single estate (including our assets), as opposed to retaining their claims against only Saratoga CLO.

Our investments in Saratoga CLO have a different risk profile than would direct investments made by us, including less information available and fewer rights regarding repayment compared to companies we invest in directly as well as complicated accounting and tax implications.

Due to our investments in the Saratoga CLO being primarily broadly syndicated loans, there may be less information available to us on those companies as compared to most investments that we make directly. For example, we will typically have fewer rights relating to how such companies manage their cash flow to repay debt, the inclusion of protective covenants, default penalties, lien protection, change of control provisions and board observation rights in deal terms, and our general ability to oversee the company’s operations. Our investment in Saratoga CLO is also subject to the risk of leverage associated with the debt issued by Saratoga CLO and the repayment priority of senior debt holders in Saratoga CLO.

The accounting and tax implications of such investments are complicated. In particular, reported earnings from the equity tranche investment of Saratoga CLO are recorded under U.S. generally accepted accounting principles (“U.S. GAAP”) based upon an effective yield calculation. Current taxable earnings on these investments, however, will generally not be determinable until after the end of the fiscal year of Saratoga CLO that ends within the Company’s fiscal year, even though the investment is generating cash flow. In general, the tax treatment of investment in Saratoga CLO may result in higher distributable earnings in the early years and a capital loss at maturity, while for reporting purposes the totality of cash flows are reflected in a constant yield to maturity.

The senior loan portfolio of Saratoga CLO is concentrated in a limited number of industries or borrowers, which may subject Saratoga CLO, and in turn us, to a risk of significant loss if there is a downturn in a particular industry in which Saratoga CLO is concentrated.

Saratoga CLO has senior loan portfolios that are concentrated in a limited number of industries or borrowers. A downturn in any particular industry or borrower in which Saratoga CLO is heavily invested may subject Saratoga CLO, and in turn us, to a risk of significant loss and could significantly impact the aggregate returns we realize. If an industry in which Saratoga CLO is heavily invested suffers from adverse business or economic conditions, a material portion of our investment in Saratoga CLO could be affected adversely, which, in turn, could adversely affect our financial position and results of operations. For example, as of February 28, 2019, Saratoga CLO’s investments in the banking, finance, insurance and real estate industry represented approximately 15.0% of the fair value of Saratoga CLO’s portfolio. Companies in the banking, finance, insurance and real estate industry are subject to general economic downturns and business cycles, and will often suffer reduced revenues and rate pressures during periods of economic uncertainty. In addition, investments in the healthcare & pharmaceuticals industry represented approximately 7.9% of the fair value of Saratoga CLO’s portfolio. Changes in healthcare or other laws and regulations applicable to the businesses of some of the companies in which Saratoga CLO invests may occur that could increase their compliance and other costs of doing business, require significant systems enhancements, or render their products or services less profitable or obsolete, any of which could have a material adverse effect on their results of operations. There has also been an increased political and regulatory focus on healthcare laws in recent years, and new legislation could have a material effect on the business and operations of companies in which Saratoga CLO invests.

Failure by Saratoga CLO to satisfy certain financial covenants may entitle senior debtholders to additional payments, which may harm our operating results by reducing payments we would otherwise be entitled to receive from Saratoga CLO.

The failure by Saratoga CLO to satisfy certain financial covenants, specifically those with respect to adequate collateralization and/or interest coverage tests, could lead to a reduction in its payments to us. In the event that Saratoga CLO failed these certain tests, senior debt holders may be entitled to additional payments that would, in turn, reduce the payments we would otherwise be entitled to receive. Separately, we may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with Saratoga CLO or any other investment we may make. If any of these occur, it could materially and adversely affect our operating results and cash flows.

Available information about privately held companies is limited.

We invest primarily in privately-held companies. Generally, little public information exists about these companies, and we are required to rely on the ability of our investment adviser’s investment professionals to obtain adequate information to evaluate the potential returns from investing in these companies. These companies and their financial information are not subject to the Sarbanes-Oxley Act of 2002 and other rules that govern public companies. If we are unable to uncover all material information about these companies, we may not make a fully informed investment decision, and we may lose money on our investments.

When we are a debt or minority equity investor in a portfolio company, we may not be in a position to control the entity, and its management may make decisions that could decrease the value of our investment.

We make both debt and minority equity investments; therefore, we are subject to the risk that a portfolio company may make business decisions with which we disagree, and the stockholders and management of such company may take risks or otherwise act in ways that do not serve our interests. As a result, a portfolio company may make decisions that could decrease the value of our portfolio holdings.

Our portfolio companies may incur debt or issue equity securities that rank equally with, or senior to, our investments in such companies.

Our portfolio companies usually will have, or may be permitted to incur, other debt, or issue other equity securities that rank equally with, or senior to, our investments. By their terms, such instruments may provide that the holders are entitled to receive payment of dividends, interest or principal on or before the dates on which we are entitled to receive payments in respect of our investments. These debt instruments will usually prohibit the portfolio companies from paying interest on or repaying our investments in the event and during the continuance of a default under such debt. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of securities ranking senior to our investment in that portfolio company would typically be entitled to receive payment in full before we receive any distribution in respect of our investment. After repaying such holders, the portfolio company may not have any remaining assets to use for repaying its obligation to us. In the case of debtor ranking equally with our investments, we would have to share on an equal basis any distributions with other holders in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.

There may be circumstances where our debt investments could be subordinated to claims of other creditors or we could be subject to lender liability claims.

If one of our portfolio companies were to go bankrupt, even though we may have structured our interest as senior debt, depending on the facts and circumstances, including the extent to which we actually provided managerial assistance to that portfolio company, a bankruptcy court might re-characterize our debt holding and subordinate all or a portion of our claim to that of other creditors. In addition, lenders can be subject to lender liability claims for actions taken by them where they become too involved in the borrower’s business or exercise control over the borrower. It is possible that we could become subject to a lender’s liability claim, including as a result of actions taken if we actually render significant managerial assistance.

Investments in equity securities involve a substantial degree of risk.

We purchase common stock and other equity securities. Although equity securities have historically generated higher average total returns than fixed-income securities over the long-term, equity securities also have experienced significantly more volatility in those returns and in recent years have significantly underperformed relative to fixed-income securities. The equity securities we acquire may fail to appreciate and may decline in value or become worthless and our ability to recover our investment will depend on our portfolio company’s success. Investments in equity securities involve a number of significant risks, including:

•        any equity investment we make in a portfolio company could be subject to further dilution as a result of the issuance of additional equity interests and to serious risks as a junior security that will be subordinate to all indebtedness or senior securities in the event that the issuer is unable to meet its obligations or becomes subject to a bankruptcy process;

•        to the extent that the portfolio company requires additional capital and is unable to obtain it, we may not recover our investment in equity securities; and

•        in some cases, equity securities in which we invest will not pay current dividends, and our ability to realize a return on our investment, as well as to recover our investment, will be dependent on the success of our portfolio companies. Even if the portfolio companies are successful, our ability to realize the value of our investment may be dependent on the occurrence of a liquidity event, such as a public offering or the sale of the portfolio company. It is likely to take a significant amount of time before a liquidity event occurs or we can sell our equity investments. In addition, the equity securities we receive or invest in may be subject to restrictions on resale during periods in which it could be advantageous to sell.

There are special risks associated with investing in preferred securities, including:

•        preferred securities may include provisions that permit the issuer, at its discretion, to defer distributions for a stated period without any adverse consequences to the issuer. If we own a preferred security that is deferring its distributions, we may be required to report income for tax purposes even though we have not received any cash payments in respect of such income;

•        preferred securities are subordinated with respect to corporate income and liquidation payments, and are therefore subject to greater risk than debt;

•        preferred securities may be substantially less liquid than many other securities, such as common securities or U.S. government securities; and

•        preferred security holders generally have no voting rights with respect to the issuing company, subject to limited exceptions.

Our investments in foreign debt, including that of emerging market issuers, may involve significant risks in addition to the risks inherent in U.S. investments.

Although there are limitations on our ability to invest in foreign debt, we may, from time to time, invest in debt of foreign companies, including the debt of emerging market issuers. Investing in foreign companies may expose us to additional risks not typically associated with investing in U.S. companies. These risks include changes in exchange control regulations, political and social instability, expropriation, imposition of foreign taxes, less liquid markets and less available information than is generally the case in the United States, higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility.

Investments in the debt of emerging market issuers may subject us to additional risks such as inflation, wage and price controls, and the imposition of trade barriers. Furthermore, economic conditions in emerging market countries are, to some extent, influenced by economic and securities market conditions in other emerging market countries. Although economic conditions are different in each country, investors’ reaction to developments in one country can have effects on the debt of issuers in other countries.

Although most of our investments will be U.S. dollar-denominated, our investments that are denominated in a foreign currency will be subject to the risk that the value of a particular currency will change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation, and political developments. We may employ hedging techniques to minimize these risks, but we cannot assure you that we will fully hedge against these risks or that such strategies will be effective. As a result, a change in currency exchange rates may adversely affect our profitability.

We may expose ourselves to risks if we engage in hedging transactions.

We may utilize instruments such as forward contracts, currency options and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of our portfolio positions from changes in currency exchange rates and market interest rates. Use of these hedging instruments may expose us to counter-party credit risk. Hedging against a decline in the values of our portfolio positions does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline. However, such hedging can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions may also limit the opportunity for gain if the values of the portfolio positions should increase. Moreover, it may not be possible to hedge against an exchange rate or interest rate fluctuation that is generally anticipated at an acceptable price.

The success of our hedging transactions will depend on our ability to correctly predict movements in currencies and interest rates. Therefore, while we may enter into such transactions to seek to reduce currency exchange rate and interest rate risks, unanticipated changes in currency exchange rates or interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged may vary. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss. In addition, it may not be possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies because the value of those securities is likely to fluctuate as a result of factors not entirely related to currency fluctuations. To the extent we engage in hedging transactions, we also face the risk that counterparties to the derivative instruments we hold may default, which may expose us to unexpected losses from positions where we believed that our risk had been appropriately hedged.

Our board of directors may change our investment objective, operating policies and strategies without prior notice or stockholder approval, the effects of which may be adverse.

Our board of directors has the authority to modify or waive our current investment objective, operating policies and strategies without prior notice and without stockholder approval. We cannot predict the effect any changes to our current operating policies and strategies would have on our business, financial condition, and value of our common stock. However, the effects might be adverse, which could negatively impact our ability to pay dividends and cause you to lose all or part of your investment.

We have limited experience in managing an SBIC and any failure to comply with SBA regulations, resulting from our lack of experience or otherwise, could have an adverse effect on our operations.

On March 28, 2012, our wholly-owned subsidiary, Saratoga Investment Corp. SBIC, LP, received a license from the SBA to operate as an SBIC under Section 301(c) of the Small Business Investment Act of 1958 and is regulated by the SBA.

The SBA places certain limitations on the financing terms of investments by SBICs in portfolio companies and prohibits SBICs from providing funds for certain purposes or to businesses in a few prohibited industries. Compliance with SBIC requirements may cause our SBIC subsidiary to forego attractive investment opportunities that are not permitted under SBA regulations.

Further, SBA regulations require that an SBIC be periodically examined and audited by the SBA to determine its compliance with the relevant SBA regulations. The SBA prohibits, without prior SBA approval, a “change of control” of an SBIC or transfers that would result in any person (or a group of persons acting in concert) owning 10% or more of a class of capital stock of an SBIC. If our SBIC subsidiary fails to comply with applicable SBA regulations, the SBA could, depending on the severity of the violation, limit or prohibit its use of debentures, declare outstanding debentures immediately due and payable, and/or limit it from making new investments. In addition, the SBA can revoke or suspend a license for willful or repeated violation of, or willful or repeated failure to observe, any provision of the Small Business Investment Act of 1958 or any rule or regulation promulgated thereunder. These actions by the SBA would, in turn, negatively affect us because our SBIC subsidiary is our wholly-owned subsidiary. We do not have any prior experience managing an SBIC. Our lack of experience in complying with SBA regulations may hinder our ability to take advantage of our SBIC subsidiary’s access to SBA-guaranteed debentures.

Any failure to comply with SBA regulations could have an adverse effect on our operations.

Our investments may be risky, and you could lose all or part of your investment.

Substantially all of our debt investments hold a non-investment grade rating by one or more rating agencies (which non-investment grade debt is commonly referred to as “high yield” and “junk” debt) or, where not rated by any rating agency, would be below investment grade or “junk”, if rated. A below investment grade or “junk” rating means that, in the rating agency’s view, there is an increased risk that the obligor on such debt will be unable to pay interest and repay principal on its debt in full. We also invest in debt that defers or pays PIK interest. To the extent interest payments associated with such debt are deferred, such debt will be subject to greater fluctuations in value based on changes in interest rates, such debt could produce taxable income without a corresponding cash payment to us, and since we generally do not receive any cash prior to maturity of the debt, the investment will be of greater risk.

In addition, private middle market companies in which we invest are exposed to a number of significant risks, including:

•        limited financial resources and an inability to meet their obligations, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing any guarantees we may have obtained in connection with our investment;

•        shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;

•        dependence on the management talents and efforts of a small group of persons; the death, disability, resignation or termination of one or more of which could have a material adverse impact on the company and, in turn, on us;

•        less predictable operating results and, possibly, substantial additional capital requirements to support their operations, finance expansion or maintain their competitive position; and

•        difficulty accessing the capital markets to meet future capital needs.

In addition, our executive officers, directors and our investment adviser may, in the ordinary course of business, be named as defendants in litigation arising from our investments in the portfolio companies.

Our portfolio may continue to be concentrated in a limited number of industries, which may subject us to a risk of significant loss if there is a downturn in a particular industry in which a number of our investments are concentrated.

Our portfolio may continue to be concentrated in a limited number of industries. A downturn in any particular industry in which we are invested could significantly impact the aggregate returns we realize.

As of February 28, 2019, our investments in the business services industry represented approximately 62.8% of the fair value of our portfolio and our investments in the healthcare industry represented approximately 14.3% of the fair value of our portfolio. In addition, we may from time to time invest a relatively significant percentage of our portfolio in industries we do not necessarily target. If an industry in which we have significant investments suffers from adverse business or economic conditions, as these industries have to varying degrees, a material portion of our investment portfolio could be affected adversely, which, in turn, could adversely affect our financial position and results of operations.

A number of our portfolio companies are in the Software-as-a-Service industry and such companies are subject to additional risks that are unique to that industry.

A number of our portfolio companies are in the Software-as-a-Service (“SAAS”) industry and such companies are subject to additional risks that are unique to the SAAS industry. For example, such portfolio companies may be subject to consumer protection laws that are enforced by regulators such as the Federal Trade Commission (“FTC”) and private parties, and include statutes that regulate the collection and use of information for marketing purposes. Any new legislation or regulations regarding the Internet, mobile devices, software sales or export and/or the cloud or SAAS industry, and/or the application of existing laws and regulations to the Internet, mobile devices, software sales or export and/or the cloud or SAAS industry, could create new legal or regulatory burdens on our portfolio companies that could have a material adverse effect on their respective operations. As a result, our SAAS portfolio companies may incur significant operating losses and negative cash flows because of their respective life cycles, resulting in an adverse impact on their operations. Because our SAAS portfolio companies are generally investments that are valued on recurring revenue rather than EBITDA, the fair value determinations of such companies are inherently uncertain and may fluctuate over short periods of time.

We cannot predict how tax reform legislation will affect us, our investments, or our stockholders, and any such legislation could adversely affect our business.

Legislative or other actions relating to taxes could have a negative effect on the Company. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. In 2017, the U.S. House of Representatives and U.S. Senate passed tax reform legislation, which the President signed into law. Such legislation makes many changes to the Internal Revenue Code, including significant changes to the taxation of business entities, the deductibility of interest expense, and the tax treatment of capital investment. We cannot predict with certainty how these changes in the tax laws might affect the Company, investors, or the Company’s portfolio investments. New legislation and any U.S. Treasury regulations, administrative interpretations or court decisions interpreting such legislation could significantly and negatively affect the Company’s ability to qualify for tax treatment as a RIC or the U.S. federal income tax consequences to the Company and its investors of such qualification, or could have other adverse consequences. Investors are urged to consult with their tax advisor regarding tax legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in the Company’s securities.

Risks Related to Our Common Stock

Investing in our common stock may involve an above average degree of risk.

The investments we make in accordance with our investment objective may result in a higher amount of risk than alternative investment options and volatility or loss of principal. Our investments in portfolio companies may be highly speculative and aggressive, and therefore, an investment in our common stock may not be suitable for someone with lower risk tolerance.

We may continue to choose to pay dividends in our own stock, in which case you may be required to pay tax in excess of the cash you receive.

We have in the past, and may continue to, distribute taxable dividends that are payable to our stockholders in part through the issuance of shares of our common stock. For example, on October 30, 2013, our board of directors declared a dividend of $2.65 per share to shareholders payable in cash or shares of our common stock. Under certain applicable provisions of the Code and the Treasury regulations, distributions payable in cash or in shares of stock at the election of stockholders are treated as taxable dividends. The IRS has issued a revenue procedure indicating that this rule will apply where the total amount of cash to be distributed is not less than 20.0% of the total distribution. Under this revenue procedure, if too many stockholders elect to receive their distributions in cash, each such stockholder would receive a pro rata share of the total cash to be distributed and would receive the remainder of their distribution in shares of stock. If we decide to make any distributions consistent with this revenue procedure that are payable in part in our stock, taxable stockholders receiving such dividends will be required to include the full amount of the dividend (whether received in cash, our stock, or a combination thereof) as ordinary income (or as long-term capital gain to the extent such distribution is properly reported as a capital gain dividend) to the extent of our current and accumulated earnings and profits for United States federal income tax purposes. As a result, a U.S. stockholder may be required to pay tax with respect to such dividends in excess of any cash received. If a U.S. stockholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale.

Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our stock.

On September 24, 2014, we announced the recommencement of quarterly dividends to our stockholders. We have adopted a dividend reinvestment plan (“DRIP”) that provides for reinvestment of our dividend distributions on behalf of our stockholders unless a stockholder elects to receive cash. As a result, if our board of directors authorizes, and we declare, a cash dividend, then our stockholders who have not “opted out” of the DRIP by the dividend record date will have their cash dividends automatically reinvested into additional shares of our common stock, rather than receiving the cash dividends. We have the option to satisfy the share requirements of the DRIP through the issuance of new shares of common stock or through open market purchases of common stock by the DRIP plan administrator.

The market price of our common stock may fluctuate significantly.

The market price and liquidity of the market for our common stock may be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include:

•        significant volatility in the market price and trading volume of securities of BDCs or other companies in our sector, which are not necessarily related to the operating performance of these companies;

•        changes in regulatory policies, accounting pronouncements or tax rules, particularly with respect to RICs, BDCs or SBICs;

•        loss of RIC qualification;

•        changes in the value of our portfolio of investments;

•        any shortfall in revenue or net income or any increase in losses from levels expected by investors or securities analysts;

•        departure of any of Saratoga Investment Advisors’ key personnel;

•        operating performance of companies comparable to us;

•        general economic trends and other external factors; or

•        loss of a major funding source.

Our business and operation could be negatively affected if we become subject to any securities litigation or shareholder activism, which could cause us to incur significant expense, hinder execution of investment strategy and impact our stock price.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Shareholder activism, which could take many forms or arise in a variety of situations, has been increasing in the BDC space recently. While we are currently not subject to any securities litigation or shareholder activism, due to the potential volatility of our stock price and for a variety of other reasons, we may in the future become the target of securities litigation or shareholder activism. Securities litigation and shareholder activism, including potential proxy contests, could result in substantial costs and divert management’s and our board of directors’ attention and resources from our business. Additionally, such securities litigation and shareholder activism could give rise to perceived uncertainties as to our future, adversely affect our relationships with service providers and make it more difficult to attract and retain qualified personnel. Also, we may be required to incur significant legal fees and other expenses related to any securities litigation and activist shareholder matters. Further, our stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and shareholder activism.

There is a risk that you may not receive distributions or that our distributions may not grow over time.

As a BDC for 1940 Act purposes and a RIC for U.S. federal income tax purposes, we intend to make distributions out of assets legally available for distribution to our stockholders once such distributions are authorized by our board of directors and declared by us. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or periodically increase our dividend rate. In addition, due to the asset coverage test that is applicable to us as a BDC, and provisions contained in the agreements governing our borrowings, we may be limited in our ability to make distributions. Further, if we invest a greater amount of assets in equity securities that do not pay current dividends, it could reduce the amount available for distribution.

Provisions of our governing documents and the Maryland General Corporation Law could deter future takeover attempts and have an adverse impact on the price of our common stock.

We are governed by our charter and bylaws, which we refer to as our “governing documents.”

Our governing documents and the Maryland General Corporation Law contain provisions that may have the effect of delaying, deferring or preventing a future transaction or change in control of us that might involve a premium price for our stockholders or otherwise be in their best interest.

Our charter provides for the classification of our board of directors into three classes of directors, serving staggered three-year terms, which may render a change of control of us or removal of our incumbent management more difficult. Furthermore, any and all vacancies on our board of directors will be filled generally only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term until a successor is elected and qualifies.

Our board of directors is authorized to create and issue new series of shares, to classify or reclassify any unissued shares of stock into one or more classes or series, including preferred stock and, without stockholder approval, to amend our charter to increase or decrease the number of shares of stock that we have authority to issue, which could have the effect of diluting a stockholder’s ownership interest. Prior to the issuance of shares of stock of each class or series, including any reclassified series, our board of directors is required by our governing documents to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series of shares of stock.

Our governing documents also provide that our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws, and to make new bylaws. The Maryland General Corporation Law also contains certain provisions that may limit the ability of a third party to acquire control of us, such as:

•        The Maryland Business Combination Act, which, subject to certain limitations, prohibits certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of the common stock or an affiliate thereof) for five years after the most recent date on which the stockholder becomes an interested stockholder and, thereafter, imposes special minimum price provisions and special stockholder voting requirements on these combinations; and

•        The Maryland Control Share Acquisition Act, which provides that “control shares” of a Maryland corporation (defined as shares of common stock which, when aggregated with other shares of common stock controlled by the stockholder, entitles the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of “control shares”) have no voting rights except to the extent approved by stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares of common stock.

In addition, the provisions of the Maryland Business Combination Act will not apply, however, if our board of directors adopts a resolution that any business combination between us and any other person will be exempt from the provisions of the Maryland Business Combination Act. Although our board of directors has adopted such a resolution, there can be no assurance that this resolution will not be altered or repealed in whole or in part at any time. If the resolution is altered or repealed, the provisions of the Maryland Business Combination Act may discourage others from trying to acquire control of us.

As permitted by Maryland law, our bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions by any person of our common stock. Although our bylaws include such a provision, such a provision may also be amended or eliminated by our board of directors at any time in the future, subject to obtaining confirmation from the SEC that it does not object to us being subject to the Maryland Control Share Acquisition Act.

Our common stock may trade at a discount to our net asset value per share.

Common stock of BDCs, as closed-end investment companies, frequently trade at a discount to net asset value. Our common stock has traded at a discount to our net asset value since shortly after our initial public offering. The risk that our common stock may continue to trade at a discount to our net asset value is separate and distinct from the risk that our net asset value per share may decline.

Stockholders may incur dilution if we sell shares of our common stock in one or more offerings at prices below the then current net asset value per share of our common stock.

The 1940 Act prohibits us from selling shares of our common stock at a price below the current net asset value per share of such stock, with certain exceptions. One such exception is prior stockholder approval of issuances below net asset value provided that our board of directors makes certain determinations. We do not currently have stockholder approval of issuances below net asset value.

If we were to sell shares of our common stock below net asset value per share, such sales would result in an immediate dilution to the net asset value per share. This dilution would occur as a result of the sale of shares at a price below the then current net asset value per share of our common stock and a proportionately greater decrease in a stockholder’s interest in our earnings and assets and voting interest in us than the increase in our assets resulting from such issuance.

Because the number of shares of common stock that could be so issued and the timing of any issuance is not currently known, the actual dilutive effect cannot be predicted.

The issuance of subscription rights, warrants or convertible debt that are exchangeable for our common stock, will cause your economic interest and voting power in us to be diluted as a result of our offering of any such securities.

Stockholders who do not fully exercise rights, warrants or convertible debt issued to them in any offering of subscription rights, warrants or convertible debt to purchase our common stock should expect that they will, at the completion of the offering, own a smaller proportional economic interest and have diminished voting power in us than would otherwise be the case if they fully exercised their rights, warrants or convertible debt. We cannot state precisely the amount of any such dilution in share ownership or voting power because we do not know what proportion of the common stock would be purchased as a result of any such offering.

In addition, if the subscription price, warrant price or convertible debt price is less than our net asset value per share of common stock at the time of such offering, then our stockholders would experience an immediate dilution of the aggregate net asset value of their shares as a result of the offering. The amount of any such decrease in net asset value is not predictable because it is not known at this time what the subscription price, warrant price, convertible debt price or net asset value per share will be on the expiration date of such offering or what proportion of our common stock will be purchased as a result of any such offering. The risk of dilution is greater if there are multiple rights offerings. However, our board of directors will make a good faith determination that any offering of subscription rights, warrants or convertible debt would result in a net benefit to existing stockholders.

Finally, our common stockholders will bear all costs and expenses incurred by us in connection with any proposed offering of subscription rights, warrants or convertible debt that are exchangeable for our common stock, whether or not such offering is actually completed by us.

Risks Related to Our 2023 and 2025 Notes

The 2023 and 2025 Notes are unsecured and therefore are effectively subordinated to any secured indebtedness we have incurred or may incur in the future.

The 2023 and 2025 Notes are not secured by any of our assets or any of the assets of our subsidiaries, including our wholly-owned subsidiaries. As a result, the 2023 and 2025 Notes are effectively subordinated to all of our existing and future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently grant security), to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the 2023 and 2025 Notes.

The 2023 and 2025 Notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The 2023 and 2025 Notes are obligations exclusively of Saratoga Investment Corp., and not of any of our subsidiaries. None of our subsidiaries is a guarantor of the 2023 and 2025 Notes and the 2023 and 2025 Notes are not required to be guaranteed by any subsidiary we may acquire or create in the future, including indebtedness under the Credit Facility. Any assets of our subsidiaries are not directly available to satisfy the claims of our creditors, including holders of the 2023 and 2025 Notes. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors of our subsidiaries will have priority over our equity interests in such entities (and therefore the claims of our creditors, including holders of the 2023 and 2025 Notes) with respect to the assets of such entities. Even if we are recognized as a creditor of one or more of these entities, our claims would still be effectively subordinated to any security interests in the assets of any such entity and to any indebtedness or other liabilities of any such entity senior to our claims. Consequently, the 2023 and 2025 Notes are structurally subordinated to all indebtedness and other liabilities of any of our subsidiaries and portfolio companies with respect to which we hold equity investments. In addition, our subsidiaries and these entities may incur substantial indebtedness in the future, all of which would be structurally senior to the 2023 and 2025 Notes. As of February 28, 2019, there were no outstanding borrowings under the Credit Facility, and we had the ability to borrow up to $45.0 million under the Credit Facility, subject to certain conditions. As of February 28, 2019, we had $150.0 million in SBA-guaranteed debentures outstanding. The indebtedness under the Credit Facility and to SBA-guaranteed debentures is structurally senior to the 2023 and 2025 Notes.

The indenture under which the 2023 and 2025 Notes are issued contains limited protection for holders of the 2023 and 2025 Notes.

The indenture under which the 2023 and 2025 Notes are issued offers limited protection to holders of the 2023 and 2025 Notes. The terms of the indenture and the 2023 and 2025 Notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have a material adverse impact on your investment in the 2023 and 2025 Notes. In particular, the terms of the indenture and the 2023 and 2025 Notes do not place any restrictions on our or our subsidiaries’ ability to:

•        issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the 2023 and 2025 Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the 2023 and 2025 Notes to the extent of the values of the assets securing such debt, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the 2023 and 2025 Notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries or the portfolio companies with respect to which we hold an equity investment that would be senior to our equity interests in those entities and therefore rank structurally senior to the 2023 and 2025 Notes with respect to the assets of these entities, in each case other than an incurrence of indebtedness or other obligation that would cause a violation of Section 18(a)(1)(A) as modified by Section 61(a)(1) of the 1940 Act or any successor provisions (whether or not we are subject thereto), but giving effect, in each case, to any exemptive relief granted to us by the SEC. Currently, these provisions generally prohibit us from making additional borrowings, including through the issuance of additional debt or the sale of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals at least 200.0% after such borrowings, or, once the approval we received from our independent directors becomes effective on April 16, 2019, 150% (after deducting the amount of such dividend, distribution or purchase price, as the case may be);

•        sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

•        enter into transactions with affiliates;

•        create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

•        make investments; or

•        create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

In addition, the indenture does not require us to offer to purchase the 2023 and 2025 Notes in connection with a change of control or any other event.

Furthermore, the terms of the indenture and the 2023 and 2025 Notes do not protect holders of the 2023 and 2025 Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, if any, as they do not require that we adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow, or liquidity.

Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the 2023 and 2025 Notes may have important consequences for you as a holder of the 2023 and 2025 Notes, including making it more difficult for us to satisfy our obligations with respect to the 2023 and 2025 Notes or negatively affecting the trading value of the 2023 and 2025 Notes.

Other debt we issue or incur in the future could contain more protections for its holders than the indenture and the 2023 and 2025 Notes, including additional covenants and events of default. For example, the indenture under which the 2023 and 2025 Notes are issued does not contain cross-default provisions that are contained in the Credit Facility. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the 2023 and 2025 Notes.

An active trading market for the 2023 and 2025 Notes may not develop or be sustained, which could limit the market price of the 2023 Notes or the ability to sell them.

Although the 2023 and 2025 Notes are listed on the NYSE under the symbol “SAB” and the 2025 Notes are listed on the NYSE under the symbol “SAF”, we cannot provide any assurances that an active trading market will develop or be maintained for the 2023 and 2025 Notes or that the 2023 and 2025 Notes will be able to be sold. At various times, the 2023 and 2025 Notes may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, if any, general economic conditions, our financial condition, performance and prospects and other factors. Accordingly, we cannot provide any assurance that a liquid trading market will develop for the 2023 and 2025 Notes, or that the 2023 and 2025 Notes will be able to be sold at a particular time or at a favorable price. To the extent an active trading market does not develop, the liquidity and trading price for the 2023 and 2025 Notes may be harmed.

We may choose to redeem the 2023 and 2025 Notes when prevailing interest rates are relatively low.

On or after December 21, 2019 and August 31, 2021, we may choose to redeem the 2023 and 2025 Notes from time to time, especially when prevailing interest rates are lower than the rate borne by the 2023 and 2025 Notes. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the 2023 and 2025 Notes being redeemed. Our redemption right also may adversely impact your ability to sell the 2023 Notes as the optional redemption date or period approaches.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the 2023 and 2025 Notes.

Any default under the agreements governing our indebtedness, including a default under the Credit Facility or other indebtedness to which we may be a party that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the 2023 and 2025 Notes and substantially decrease the market value of the 2023 and 2025 Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness, including the 2023 and 2025 Notes. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lender under the Credit Facility or other debt we may incur in the future could elect to terminate its commitment, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. In addition, any such default may constitute a default under the 2023 and 2025 Notes, which could further limit our ability to repay our debt, including the 2023 and 2025 Notes. If our operating performance declines, we may in the future need to seek to obtain waivers from the lender under the Credit Facility or other debt that we may incur in the future to avoid being in default. If we breach our covenants under the Credit Facility or other debt and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under the Credit Facility or other debt, the lender could exercise its rights as described above, and we could be forced into bankruptcy or liquidation. If we are unable to repay debt, lenders having secured obligations could proceed against the collateral securing the debt. Because the Credit Facility has, and any future credit facilities will likely have, customary cross-default provisions, if the indebtedness under the 2023 and 2025 Notes, the Credit Facility or under any future credit facility is accelerated, we may be unable to repay or finance the amounts due.

USE OF PROCEEDS

We intend to use substantially all of the net proceeds from the sale of our securities to make investments in middle-market companies in accordance with our investment objective and strategies described in this prospectus, and for general corporate purposes. We may also use a portion of the net proceeds to reduce any of our outstanding borrowings.

We anticipate that substantially all of the net proceeds from any offering of our securities will be used as described above within six to twelve months. Pending such use, we will invest the net proceeds primarily in high quality, short-term debt securities consistent with our business development company election and our election to be taxed as a RIC. See “Regulation — Business Development Company Regulations — Temporary Investments.” Our ability to achieve our investment objective may be limited to the extent that the net proceeds from an offering, pending full investment, are held in interest-bearing deposits or other short-term instruments. See “Risk Factors — Risks Relating to Our Business and Structure — We may be unable to invest a significant portion of the net proceeds from an offering of our securities on acceptable terms within an attractive timeframe” for additional information regarding this matter. The supplement to this prospectus relating to an offering will more fully identify the use of proceeds from such an offering.

NOTE ABOUT FORWARD-LOOKING STATEMENTS

The following discussion should be read in conjunction with our financial statements and related notes and other financial information appearing elsewhere in this prospectus. In addition to historical information, the following discussion and other parts of this prospectus contain forward-looking information that involves risks and uncertainties. Our actual results could differ materially from those anticipated by such forward-looking information due to the factors discussed in the section entitled “Risk Factors.”

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements.

The forward-looking statements contained in this prospectus involve risks and uncertainties, including statements as to:

•        our future operating results;

•        the introduction, withdrawal, success and timing of business initiatives and strategies;

•        changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in the value of our assets;

•        the relative and absolute investment performance and operations of our Investment Adviser;

•        the impact of increased competition;

•        our ability to turn potential investment opportunities into transactions and thereafter into completed and successful investments;

•        the unfavorable resolution of any future legal proceedings;

•        our business prospects and the prospects of our portfolio companies;

•        the impact of investments that we expect to make and future acquisitions and divestitures;

•        our contractual arrangements and relationships with third parties;

•        the dependence of our future success on the general economy and its impact on the industries in which we invest;

•        the ability of our portfolio companies to achieve their objectives;

•        our expected financings and investments;

•        our regulatory structure and tax status, including our ability to operate as a business development company (“BDC”), or to operate our small business investment company (“SBIC”) subsidiary, and to continue to qualify to be taxed as a regulated investment company (“RIC”);

•        the adequacy of our cash resources and working capital;

•        the timing of cash flows, if any, from the operations of our portfolio companies;

•        the impact of interest rate volatility on our results, particularly because we use leverage as part of our investment strategy;

•        the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to us or our investment adviser;

•        the impact of changes to tax legislation and, generally, our tax position;

•        our ability to access capital and any future financings by us;

•        the ability of our Investment Adviser to attract and retain highly talented professionals; and

•        the ability of our Investment Adviser to locate suitable investments for us and to monitor and effectively administer our investments.

You should not place undue reliance on these forward-looking statements. The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this prospectus.

You should understand that, under Sections 27A(b)(2)(B) of the Securities Act and Section 21E(b)(2)B of the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to statements made in connection with any offering of securities pursuant to this prospectus. Any forward-looking statements contained in any reports that the Company may file under the Exchange Act will be excluded from the safe harbor protection provided by Section 21E of the Exchange Act.

PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS

Our common stock is traded on the NYSE under the symbol “SAR”. The following table lists the high and low closing sales prices for the Company’s common stock and such closing sales prices’ percentage of premium or discount to NAV for the last four completed fiscal years and the current fiscal year to date. On June 26, 2019, the last reported closing sale price of our common stock was $23.94 per share which represents a premium of approximately 1.4% to the NAV reported as of February 28, 2019.

		Price Range		Percentage of High Closing Sales Price as a Premium (Discount) to NAV(2)	Percentage of Low Closing Sales Price as a Premium (Discount) to NAV(2)
	NAV(1)	High	Low
Fiscal Year ending February 29, 2020
First Quarter through June 26, 2019	*	$25.60	$22.27	*	*
Fiscal Year ending February 28, 2019
First Quarter	$23.06	$22.94	$20.02	(0.5)%	(13.2)%
Second Quarter	$23.16	$27.74	$23.05	19.8%	(0.5)%
Third Quarter	$23.13	$24.70	$20.50	6.8%	(11.4)%
Fourth Quarter	$23.62	$23.40	$18.96	(0.9)%	(19.7)%
Fiscal Year ending February 28, 2018
First Quarter	$21.69	$23.60	$20.54	8.8%	(5.3)%
Second Quarter	$22.37	$22.53	$20.28	0.7%	(9.3)%
Third Quarter	$22.58	$22.72	$20.65	0.6%	(8.5)%
Fourth Quarter	$22.96	$22.70	$19.65	(1.1)%	(14.4)%
Fiscal Year ended February 28, 2017
First Quarter	$22.11	$16.84	$14.03	(23.8)%	(36.5)%
Second Quarter	$23.39	$18.15	$16.37	(18.9)%	(26.9)%
Third Quarter	$22.21	$20.24	$17.20	(8.9)%	(22.6)%
Fourth Quarter	$21.97	$23.30	$18.12	6.1%	(17.5)%
Fiscal Year ended February 29, 2016
First Quarter	$22.75	$19.95	$15.28	(12.3)%	(32.8)%
Second Quarter	$22.42	$17.68	$16.83	(21.1)%	(24.9)%
Third Quarter	$22.59	$16.65	$14.92	(26.3)%	(34.0)%
Fourth Quarter	$22.06	$15.93	$13.50	(27.8)%	(38.8)%
Fiscal Year ended February 28, 2015
First Quarter	$21.41	$15.91	$15.05	(25.7)%	(29.7)%
Second Quarter	$22.00	$16.26	$15.15	(26.1)%	(31.1)%
Third Quarter	$22.45	$16.32	$15.00	(27.3)%	(33.2)%
Fourth Quarter	$22.70	$15.84	$14.44	(30.2)%	(36.4)%
Year ended February 28, 2014
First Quarter	$23.48	$19.08	$16.35	(18.7)%	(30.4)%
Second Quarter	$23.55	$18.70	$17.40	(20.6)%	(26.1)%
Third Quarter	$20.39	$19.55	$15.40	(4.1)%	(24.5)%
Fourth Quarter	$21.08	$16.56	$15.25	(21.4)%	(27.7)%

		Price Range		Percentage of High Closing Sales Price as a Premium (Discount) to NAV(2)	Percentage of Low Closing Sales Price as a Premium (Discount) to NAV(2)
	NAV(1)	High	Low
Year ended February 28, 2013
First Quarter	$25.74	$18.29	$15.15	(28.9)%	(41.1)%
Second Quarter	$26.96	$17.20	$16.50	(36.2)%	(38.8)%
Third Quarter	$21.52	$19.97	$15.17	(7.2)%	(29.5)%
Fourth Quarter	$22.71	$18.50	$15.07	(18.5)%	(33.6)%
Year ended February 28, 2012
First Quarter	$27.89	$18.26	$16.69	(34.5)%	(40.2)%
Second Quarter	$27.33	$17.26	$13.58	(36.8)%	(50.3)%
Third Quarter	$24.17	$13.82	$12.35	(42.8)%	(48.9)%
Fourth Quarter	$24.94	$16.15	$12.07	(35.2)%	(51.6)%

____________

*        Net asset value has not yet been calculated for this period.

(1)      Net asset value per share is determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low sales prices. The net asset values shown are based on outstanding shares at the end of each period.

(2)      Calculated as the respective high or low closing sales price divided by the quarter end net asset value and subtracting 1.

Holders

The last reported price for our common stock on June 26, 2019 was $23.94 per share. As of June 26, 2019, there were 15 holders of record of our common stock.

Dividend Policy

The following table summarizes our dividends or distributions declared during fiscal 2009, 2010, 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018, and 2019:

Date Declared	Record Date	Payment Date	Amount per Share(2)		Percentage Paid in Cash
May 22, 2008	May 30, 2008	June 13, 2008	$3.90		20.0%
August 19, 2008	August 29, 2008	September 15, 2008	$3.90		20.0%
December 8, 2008	December 18, 2008	December 29, 2008	$2.50		20.0%
Total Dividends Declared for Fiscal 2009			$10.30
November 13, 2009	November 25, 2009	December 31, 2009	$18.25	(1)	20.0%
Total Dividends Declared for Fiscal 2010			$18.25
November 12, 2010	November 19, 2010	December 29, 2010	$4.40	(1)	20.0%
Total Dividends Declared for Fiscal 2011			$4.40
November 15, 2011	November 25, 2011	December 30, 2011	$3.00	(1)	20.0%
Total Dividends Declared for Fiscal 2012			$3.00
November 9, 2012	November 20, 2012	December 31, 2012	$4.25	(1)	20.0%
Total Dividends Declared for Fiscal 2013			$4.25
October 30, 2013	November 13, 2013	December 27, 2013	$2.65	(1)	20.0%
Total Dividends Declared for Fiscal 2014			$2.65

Date Declared	Record Date	Payment Date	Amount per Share(2)		Percentage Paid in Cash
September 24, 2014	November 3, 2014	November 28, 2014	$0.18	(1)	66.9%
September 24, 2014	February 2, 2015	February 27, 2015	$0.22	(1)	66.2%
Total Dividends Declared for Fiscal 2015			$0.40
April 9, 2015	May 4, 2015	May 29, 2015	$0.27	(1)	61.3%
May 14, 2015	May 26, 2015	June 5, 2015	$1.00	(1)	61.7%
July 8, 2015	August 3, 2015	August 31, 2015	$0.33	(1)	65.7%
October 7, 2015	November 2, 2015	November 30, 2015	$0.36	(1)	56.3%
January 12, 2016	February 1, 2016	February 29, 2016	$0.40	(1)	61.6%
Total Dividends Declared for Fiscal 2016			$2.36
March 31, 2016	April 5, 2016	April 27, 2016	$0.41	(1)	62.7%
July 7, 2016	July 29, 2016	August 9, 2016	$0.43	(1)	61.5%
August 8, 2016	August 24, 2016	September 5, 2016	$0.20	(1)	63.3%
October 5, 2016	October 31, 2016	November 9, 2016	$0.44	(1)	60.0%
January 12, 2017	January 31, 2017	February 9, 2017	$0.45		60.5%
Total Dividends Declared for Fiscal 2017			$1.93
February 28, 2017	March 15, 2017	March 28, 2017	$0.46	(1)	76.7%
May 30, 2017	June 15, 2017	June 27, 2017	$0.47	(1)	81.2%
August 28, 2017	September 15, 2017	September 26, 2017	$0.48	(1)	76.4%
November 29, 2017	December 15, 2017	December 27, 2017	$0.49	(1)	82.4%
Total Dividends Declared for Fiscal 2018			$1.90
February 26, 2018	March 14, 2018	March 26, 2018	$0.50	(1)	83.9%
May 30, 2018	June 15, 2018	June 27, 2018	$0.51	(1)	84.0%
August 28, 2018	September 17, 2018	September 27, 2018	$0.52		85.1%
November 27, 2018	December 17, 2018	January 2, 2019	$0.53		85.4%
Total Dividends Declared for Fiscal 2019			$2.06
March 28, 2019	March 14, 2019	March 28, 2019	$0.54		84.0%
Total Dividends Declared for Fiscal 2020			$0.54

____________

(1)      This dividend was paid by combination of shares of common stock and cash. Please see the discussion immediately following this table for more detail about the composition of this dividend.

(2)      In each case, all of our distributions have been paid from our earnings and there has not been any return of capital to investors.

Our distributions, if any, will be determined by our board of directors and paid out of assets legally available for distribution. Any such distributions will be taxable to our stockholders, including to those stockholders who receive additional shares of our common stock pursuant to our dividend reinvestment plan. The reinvested dividends under our dividend reinvestment plan increase our gross assets, which will result in higher management fees, and potentially income incentive fees and capital gains incentive fees payable to Saratoga Investment Advisors. Prior to January 2009, we paid quarterly dividends to our stockholders. However, in January 2009, we suspended the practice of paying quarterly dividends to our stockholders and made five dividend distributions (in December 2013, 2012, 2011, 2010 and 2009) to our stockholders in the form of a combination of cash and the issuance of shares of our common stock as discussed more fully below. On September 24, 2014, our board of directors adopted a new dividend policy pursuant to which we will begin to again pay a regular quarterly cash dividend to our shareholders. In this regard, as noted in the table above, our board of directors has declared a regular quarterly cash dividends to our shareholders since adopting our new dividend policy.

We are prohibited from making distributions that cause us to fail to maintain the asset coverage ratios stipulated by the 1940 Act, subject to certain exceptions, or that violate our debt covenants.

Prior to the adoption of our new dividend policy described above, our board of directors believed that using our capital resources to build and diversify our portfolio served our stockholders’ interests best by better positioning us to generate current income and capital appreciation on an increasing scale. Therefore, our board of directors determined to pay a 20.0% cash and 80.0% stock dividend with respect to a significant portion of our taxable income for our 2014, 2013, 2012, 2011 and 2010 fiscal years in accordance with an IRS revenue procedure or certain IRS private letter rulings. For more detailed information about these dividends, please see the discussion below.

In order to maintain tax treatment as a RIC, we must for each fiscal year distribute an amount equal to at least 90.0% of our ordinary net taxable income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, reduced by deductible expenses. In addition, we will be subject to federal excise taxes to the extent we do not distribute during the calendar year at least (1) 98.0% of our ordinary income for the calendar year, (2) 98.2% of our capital gains in excess of capital losses for the one year period ending on October 31 of the calendar year and (3) any ordinary income and net capital gains for preceding years that were not distributed during such years and on which we paid no U.S. federal income tax. For the 2013 calendar year, the Company made distributions sufficient such that we did not incur any federal excise taxes. We may elect to withhold from distribution a portion of our ordinary income for the 2014 calendar year and/or portion of the capital gains in excess of capital losses realized during the one year period ending October 31, 2014, if any, and, if we do so, we would expect to incur federal excise taxes as a result.

We maintain an “opt out” dividend reinvestment plan for our common stockholders. As a result, if we declare a dividend, then stockholders’ cash dividends will be automatically reinvested in additional shares of our common stock, unless they specifically “opt out” of the dividend reinvestment plan so as to receive cash dividends.

Pursuant to a revenue procedure (Revenue Procedure 2010-12), or the Revenue Procedure, issued by the Internal Revenue Service, or IRS, the IRS indicated that it would treat distributions from certain publicly traded RICs (including BDCs) that were paid part in cash and part in stock as dividends that would satisfy the RIC’s annual distribution requirements and qualify for the dividends paid deduction for U.S. federal income tax purposes. In order to qualify for such treatment, the Revenue Procedure required that at least 10.0% of the total distribution be payable in cash and that each stockholder have a right to elect to receive its entire distribution in cash. If too many stockholders elected to receive cash, each stockholder electing to receive cash must receive a proportionate share of the cash to be distributed (although no stockholder electing to receive cash may receive less than 10.0% of such stockholder’s distribution in cash). This Revenue Procedure applied to distributions declared on or before December 31, 2012 with respect to taxable years ending on or before December 31, 2011.

Although this Revenue Procedure is no longer available and did not apply to our distributions for our fiscal year ended February 28, 2019, the revenue procedure was based upon certain applicable provisions of the Code and the Treasury regulations pursuant to which distributions payable in cash or in shares of stock at the election of stockholders are treated as taxable dividends. Consistent with these provisions, the IRS has issued private letter rulings concluding that a RIC may treat a distribution of its own stock as fulfilling its RIC distribution requirements if each stockholder may elect to receive his or her entire distribution in either cash or stock of the RIC subject to a limitation on the aggregate amount of cash to be distributed to all stockholders, which limitation must be at least 20.0% of the aggregate declared distribution.

On September 24, 2014, we announced the approval of an open market share repurchase plan that allows it to repurchase up to 200,000 shares of our common stock at prices below our NAV as reported in its then most recently published consolidated financial statements, which was subsequently increased to 400,000 shares of our common stock. On October 5, 2016, our board of directors extended the open market share repurchase plan for another year to October 15, 2017 and increased the number of shares we are permitted to repurchase at prices below our NAV, as reported in its then most recently published consolidated financial statements, to 600,000 shares of our common stock. On October 10, 2017, the Company’s board of directors extended the open market share repurchase plan for another year to October 15, 2018, leaving the number of shares unchanged at 600,000 shares of its common stock. As of February 28, 2018, we purchased 218,491 shares of common stock, at the average price of $16.87 for approximately $3.7 million pursuant to this repurchase plan.

On February 26, 2019, our board of directors declared a dividend of $0.54 per share, which was paid on March 28, 2019, to common stockholders of record as of March 14, 2019. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP.

Based on shareholder elections, the dividend consisted of approximately $3.5 million in cash and 31,240 newly issued shares of common stock, or 0.4% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $21.36 per share, which equaled the volume weighted average trading price per share of the common stock on March 15, 18, 19, 20, 21, 22, 25, 26, 27 and 28, 2019.

On November 27, 2018, the Company declared a dividend of $0.53 per share, which was paid on January 2, 2019, to common stockholders of record on December 17, 2018. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to the Company’s DRIP.

Based on shareholder elections, the dividend consisted of approximately $3.4 million in cash and 30,796 newly issued shares of common stock, or 0.4% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $18.88 per share, which equaled 95.0% of the volume weighted average trading price per share of the common stock on December 18, 19, 20, 21, 24, 26, 27, 28, 31, 2018 and January 2, 2019.

On August 28, 2018, our board of directors declared a dividend of $0.52 per share, which was paid on September 27, 2018, to common stockholders of record as of September 17, 2018. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP.

Based on shareholder elections, the dividend consisted of approximately $3.3 million in cash and 25,862 newly issued shares of common stock, or 0.3% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $22.35 per share, which equaled 95.0% of the volume weighted average trading price per share of the common stock on September 14, 17, 18, 19, 20, 21, 24, 25, 26 and 27, 2018.

On May 30, 2018, our board of directors declared a dividend of $0.51 per share, which was paid on June 27, 2018, to common stockholders of record as of June 15, 2018. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP.

Based on shareholder elections, the dividend consisted of approximately $2.7 million in cash and 21,562 newly issued shares of common stock, or 0.3% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $23.72 per share, which equaled 95.0% of the volume weighted average trading price per share of the common stock on June 14, 15, 18, 19, 20, 21, 22, 25, 26 and 27, 2018.

On February 26, 2018, our board of directors declared a dividend of $0.50 per share, which was paid on March 26, 2018, to common stockholders of record as of March 14, 2018. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP.

Based on shareholder elections, the dividend consisted of approximately $2.6 million in cash and 25,354 newly issued shares of common stock, or 0.4% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $19.91 per share, which equaled the volume weighted average trading price per share of the common stock on March 13, 14, 15, 16, 19, 20, 21, 22, 23 and 26, 2018.

On November 29, 2017, our board of directors declared a dividend of $0.49 per share payable on December 27, 2017, to common stockholders of record on December 15, 2017. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP.

Based on shareholder elections, the dividend consisted of approximately $2.5 million in cash and 25,435 newly issued shares of common stock, or 0.4% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $21.14 per share, which equaled the volume weighted average trading price per share of the common stock on December 13, 14, 15, 18, 19, 20, 21, 22, 26 and 27, 2017.

On August 28, 2017, our board of directors declared a dividend of $0.48 per share payable on September 26, 2017, to common stockholders of record on September 15, 2017. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP.

Based on shareholder elections, the dividend consisted of approximately $2.2 million in cash and 33,551 newly issued shares of common stock, or 0.6% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $20.19 per share, which equaled the volume weighted average trading price per share of the common stock on September 13, 14, 15, 18, 19, 20, 21, 22, 25 and 26, 2017.

On May 30, 2017, our board of directors declared a dividend of $0.47 per share which was paid on June 27, 2017, to common stockholders of record on June 15, 2017. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP.

Based on shareholder elections, the dividend consisted of approximately $2.3 million in cash and 26,222 newly issued shares of common stock, or 0.4% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $20.04 per share, which equaled the volume weighted average trading price per share of the common stock on June 14, 15, 16, 19, 20, 21, 22, 23, 26 and 27, 2017.

On February 28, 2017, our board of directors declared a dividend of $0.46 per share, which was paid on March 28, 2017, to common stockholders of record as of March 15, 2017. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP.

Based on shareholder elections, the dividend consisted of approximately $2.0 million in cash and 29,096 newly issued shares of common stock, or 0.5% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $21.38 per share, which equaled the volume weighted average trading price per share of the common stock on March 15, 16, 17, 20, 21, 22, 23, 24, 27 and 28, 2017.

On January 12, 2017, our board of directors declared a dividend of $0.45 per share, which was paid on February 9, 2017, to common stockholders of record as of January 31, 2017. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP.

Based on shareholder elections, the dividend consisted of approximately $1.6 million in cash and 50,453 newly issued shares of common stock, or 0.9% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $20.25 per share, which equaled the volume weighted average trading price per share of the common stock on January 27, 30, 31 and February 1, 2, 3, 6, 7, 8 and 9, 2017.

On October 5, 2016, our board of directors declared a dividend of $0.44 per share, which was paid on November 9, 2016, to common stockholders of record as of October 31, 2016. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP.

Based on shareholder elections, the dividend consisted of approximately $1.5 million in cash and 58,548 newly issued shares of common stock, or 1.0% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $17.12 per share, which equaled the volume weighted average trading price per share of the common stock on October 27, 28, 31 and November 1, 2, 3, 4, 7, 8 and 9, 2016.

On August 8, 2016, our board of directors declared a special dividend of $0.20 per share, which was paid on September 5, 2016, to common stockholders of record as of August 24, 2016. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP.

Based on shareholder elections, the dividend consisted of approximately $0.7 million in cash and 24,786 newly issued shares of common stock, or 0.4% of our outstanding common stock prior to the dividend payment.

The number of shares of common stock comprising the stock portion was calculated based on a price of $17.06 per share, which equaled the volume weighted average trading price per share of the common stock on August 22, 23, 24, 25, 26, 29, 30, 31 and September 1 and 2, 2016.

On July 7, 2016, our board of directors declared a dividend of $0.43 per share, which was paid on August 9, 2016, to common stockholders of record as of July 29, 2016. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP.

Based on shareholder elections, the dividend consisted of approximately $1.5 million in cash and 58,167 newly issued shares of common stock, or 1.0% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $16.32 per share, which equaled the volume weighted average trading price per share of the common stock on July 27, 28, 29 and August 1, 2, 3, 4, 5, 8 and 9, 2016.

On March 31, 2016, our board of directors declared a dividend of $0.41 per share payable on April 27, 2016, to common stockholders of record on April 15, 2016. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP.

Based on shareholder elections, the dividend consisted of approximately $1.5 million in cash and 56,728 newly issued shares of common stock, or 1.0% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $15.43 per share, which equaled the volume weighted average trading price per share of the common stock on April 14, 15, 18, 19, 20, 21, 22, 25, 26 and 27, 2016.

On January 12, 2016, our board of directors declared a dividend of $0.40 per share payable on February 29, 2016, to all stockholders of record on February 1, 2016. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP.

Based on shareholder elections, the dividend consisted of approximately $1.4 million in cash and 66,765 newly issued shares of common stock, or 1.2% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $13.11 per share, which equaled the volume weighted average trading price per share of the common stock on February 16, 17, 18, 19, 22, 23, 24, 25, 26 and 29, 2016.

On October 7, 2015, our board of directors declared a dividend of $0.36 per share payable on November 30, 2015, to common stockholders of record on November 2, 2015. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP.

Based on shareholder elections, the dividend consisted of approximately $1.1 million in cash and 61,029 newly issued shares of common stock, or 1.1% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $14.53 per share, which equaled the volume weighted average trading price per share of the common stock on November 16, 17, 18, 19, 20, 23, 24, 25, 27 and 30, 2015.

On July 8, 2015, our board of directors declared a dividend of $0.33 per share payable on August 31, 2015, to common stockholders of record on August 3, 2015. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP.

Based on shareholder elections, the dividend consisted of approximately $1.1 million in cash and 47,861 newly issued shares of common stock, or 0.9% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $15.28 per share, which equaled the volume weighted average trading price per share of the common stock on August 18, 19, 20, 21, 24, 25, 26, 27, 28 and 31, 2015.

On May 14, 2015, our board of directors declared a special dividend of $1.00 per share payable on June 5, 2015, to common stockholders of record on May 26, 2015. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP.

Based on shareholder elections, the dividend consisted of approximately $3.4 million in cash and 126,230 newly issued shares of common stock, or 2.3% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $16.47 per share, which equaled the volume weighted average trading price per share of the common stock on May 22, 26, 27, 28, 29 and June 1, 2, 3, 4, and 5, 2015.

On April 9, 2015, our board of directors declared a dividend of $0.27 per share payable on May 29, 2015, to common stockholders of record on May 4, 2015. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP.

Based on shareholder elections, the dividend consisted of approximately $0.9 million in cash and 33,766 newly issued shares of common stock, or 0.6% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $16.78 per share, which equaled the volume weighted average trading price per share of the common stock on May 15, 18, 19, 20, 21, 22, 26, 27, 28 and 29, 2015.

On September 24, 2014, our board of directors declared a dividend of $0.22 per share payable on February 27, 2015, to common stockholders of record on February 2, 2015. Shareholders have the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP.

Based on shareholder elections, the dividend consisted of approximately $0.8 million in cash and 26,858 newly issued shares of common stock, or 0.5% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $14.97 per share, which equaled the volume weighted average trading price per share of the common stock on February 13, 17, 18, 19, 20, 23, 24, 25, 26 and 27, 2015.

On September 24, 2014, our board of directors declared a dividend of $0.18 per share payable on November 28, 2014, to common stockholders of record on November 3, 2014. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock pursuant to our DRIP.

Based on shareholder elections, the dividend consisted of approximately $0.6 million in cash and 22,283 newly issued shares of common stock, or 0.4% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $14.37 per share, which equaled the volume weighted average trading price per share of the common stock on November 14, 17, 18, 19, 20, 21, 24, 25, 26 and 28, 2014.

On October 30, 2013, our board of directors declared a dividend of $2.65 per share payable on December 27, 2013, to common stockholders of record on November 13, 2013. Shareholders had the option to receive payment of the dividend in cash, shares of common stock, or a combination of cash and shares of common stock, provided that the aggregate cash payable to all shareholders was limited to approximately $2.5 million or $0.53 per share.

Based on shareholder elections, the dividend consisted of approximately $2.5 million in cash and 649,500 shares of common stock, or 13.7% of our outstanding common stock prior to the dividend payment. The amount of cash elected to be received was greater than the cash limit of 20.0% of the aggregate dividend amount, thus resulting in the payment of a combination of cash and stock to shareholders who elected to receive cash. The number of shares of common stock comprising the stock portion was calculated based on a price of $15.439 per share, which equaled the volume weighted average trading price per share of the common stock on December 11, 13, and 16, 2013.

On November 9, 2012, our board of directors declared a dividend of $4.25 per share payable on December 31, 2012, to common stockholders of record on November 20, 2012. Shareholders had the option to receive payment of the dividend in cash, shares of common stock, or a combination of cash and shares of common stock, provided that the aggregate cash payable to all shareholders was limited to approximately $3.3 million or $0.85 per share.

Based on shareholder elections, the dividend consisted of $3.3 million in cash and 853,455 shares of common stock, or 22.0% of our outstanding common stock prior to the dividend payment. The amount of cash elected to be received was greater than the cash limit of 20.0% of the aggregate dividend amount, thus resulting in the payment of a combination of cash and stock to shareholders who elected to receive cash. The number of shares of common stock comprising the stock portion was calculated based on a price of $15.444 per share, which equaled the volume weighted average trading price per share of the common stock on December 14, 17 and 19, 2012.

On November 15, 2011, our board of directors declared a dividend of $3.00 per share payable on December 30, 2011, to common stockholders of record on November 25, 2011. Shareholders had the option to receive payment of the dividend in cash, shares of common stock, or a combination of cash and shares of common stock, provided that the aggregate cash payable to all shareholders was limited to $2.0 million or $0.60 per share.

Based on shareholder elections, the dividend consisted of $2.0 million in cash and 599,584 shares of common stock, or 18.0% of our outstanding common stock prior to the dividend payment. The amount of cash elected to be received was greater than the cash limit of 20.0% of the aggregate dividend amount, thus resulting in the payment of a combination of cash and stock to shareholders who elected to receive cash. The number of shares of common stock comprising the stock portion was calculated based on a price of $13.12 per share, which equaled the volume weighted average trading price per share of the common stock on December 20, 21 and 22, 2011.

On November 12, 2010, we declared a dividend of $4.40 per share which was paid on December 29, 2010. Stockholders had the option to receive payment of the dividend in cash, shares of common stock, or a combination of cash and shares of common stock, provided that the aggregate cash payable to all shareholders was limited to $1.2 million or $0.44 per share.

Based on shareholder elections, the dividend consisted of $1.2 million in cash and 596,235 shares of common stock, or 22.0% of our outstanding common stock prior to the dividend payment. The amount of cash elected to be received was greater than the cash limit of 10.0% of the aggregate dividend amount, thus resulting in the payment of a combination of cash and stock to shareholders who elected to receive cash. The number of shares of common stock comprising the stock portion was calculated based on a price of $17.8049 per share, which equaled the volume weighted average trading price per share of the common stock on December 20, 21 and 22, 2010.

On November 13, 2009, we declared a dividend of $18.25 per share payable on December 31, 2009. Stockholders had the option to receive payment of the dividend in cash, shares of common stock, or a combination of cash and shares of common stock, provided that the aggregate cash payable to all stockholders was limited to $2.1 million or $0.25 per share.

Based on stockholder elections, the dividend consisted of $2.1 million in cash and 8,648,725 shares of common stock, or 104.0% of our outstanding common stock prior to the dividend payment. The amount of cash elected to be received was greater than the cash limit of 13.7% of the aggregate dividend amount, thus resulting in the payment of a combination of cash and stock to stockholders who elected to receive cash. The number of shares of common stock comprising the stock portion was calculated based on a price of $1.5099 per share, which equaled the volume weighted average trading price per share of the common stock on December 24 and 28, 2009.

DIVIDEND REINVESTMENT PLAN

We have adopted a dividend reinvestment plan (the “Plan”) that provides that, unless you elect to receive your dividends or other distributions in cash, they will be automatically reinvested by the Plan Administrator, American Stock Transfer & Trust Company LLC, in additional shares of our common stock. If you elect to receive your dividends or other distributions in cash, you will receive them in cash paid by check mailed directly to you by the Plan Administrator. The reinvestment of our distributions does not relieve stockholders of any tax that may be payable on such distributions. For U.S. federal income tax purposes, stockholders will be treated as receiving the amount of the distributions made by us, which amount generally will be either equal to the amount of the cash distribution the stockholder would have received if the stockholder had elected to receive cash or, for shares issued by us, the fair market value of the shares issued to the stockholder.

No action is required on the part of a registered stockholder to have their cash dividend reinvested in shares of our common stock. When the share price of our common stock is trading above net asset value, we intend to primarily use newly issued shares to implement the plan. However, we reserve the right to purchase shares in the open market in connection with our implementation of the plan even if the share price of our common stock is trading below net asset value. Unless you or your brokerage firm decides to opt out of the Plan, the number of shares of common stock you will receive will be determined as follows:

(1)    If we use newly issued shares under the Plan, we will issue the new shares at a price equal to 95% of the average of the market prices of our common stock at the close of trading on the ten trading days immediately preceding and ending on the date fixed by our board of directors for the payment of the dividend.

(2)    If we use shares purchased in the open market under the Plan, the Plan Administrator will receive the dividend or distribution in cash and will purchase common stock in the open market, on the New York Stock Exchange or elsewhere, for the participants’ accounts. Shares purchased in the open market will be allocated to a participant based on the average purchase price, excluding any brokerage charges or other charges, of all shares purchased with respect to the dividend.

You may withdraw from the Plan at any time by giving written notice to the Plan Administrator, or by telephone in accordance with such reasonable requirements as we and the Plan Administrator may agree upon. If you withdraw or the Plan is terminated, you will receive a certificate for each whole share in your account under the Plan and you will receive a cash payment for any fraction of a share in your account. If you wish, the Plan Administrator will sell your shares and send you the proceeds, minus brokerage commissions.

The Plan Administrator maintains all common stockholders’ accounts in the Plan and gives written confirmation of all transactions in the accounts, including information you may need for tax records. Common stock in your account will be held by the Plan Administrator in non-certificated form. The Plan Administrator will forward to each participant any proxy solicitation material and will vote any shares so held only in accordance with proxies returned to us. Any proxy you receive will include all common stock you have received under the Plan.

There is no brokerage charge for reinvestment of your dividends or distributions in common stock.

Automatically reinvesting dividends and distributions does not mean that you do not have to pay income taxes due upon the reinvestment of such dividends and distributions. See “Certain United States Federal Income Tax Considerations”.

If you hold your common stock with a brokerage firm that does not participate in the Plan, you will not be able to participate in the Plan and any dividend reinvestment may be effected on different terms than those described above. Consult your financial advisory for more information.

Neither us nor the Plan Administrator nor its nominee or nominees shall be liable for any act done in good faith, or for any good faith omission to act, including without limitation, any claims of liability arising out of failure to terminate a participant’s account upon the participant’s death prior to receipt of notice in writing of such death, and with respect to the price at which shares are purchased or sold for the participant’s account.

The Plan Administrator’s fees under the Plan will be borne by us. There is no direct service charge to participants in the Plan; however, we reserve the right to amend or terminate the Plan, including amending the Plan to include a service charge payable by the participants, if in the judgment of the board of directors the change is warranted. Any amendment to the Plan, except amendments necessary or appropriate to comply with applicable law or the rules and policies of the SEC or any other regulatory authority, require us to provide at least 30 days written notice to each participant. Additional information about the Plan may be obtained from American Stock Transfer & Trust Company LLC, 59 Maiden Lane, New York, New York 10038.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements and related notes and other financial information appearing elsewhere in this prospectus. In addition to historical information, the following discussion and other parts of this prospectus contain forward-looking information that involves risks and uncertainties. Our actual results could differ materially from those anticipated by such forward-looking information due to the factors discussed under “Risk Factors” and “Note about Forward-Looking Statements” appearing elsewhere in this prospectus.

OVERVIEW

We are a Maryland corporation that has elected to be treated as a BDC under the Investment Company Act of 1940, as amended (the “1940 Act”). Our investment objective is to create attractive risk-adjusted returns by generating current income and long-term capital appreciation from our investments. We invest primarily in senior and unitranche leveraged loans and mezzanine debt issued by private U.S. middle market companies, which we define as companies having earnings before interest, tax, depreciation and amortization (“EBITDA”) of between $2 million and $50 million, both through direct lending and through participation in loan syndicates. We may also invest up to 30.0% of the portfolio in opportunistic investments in order to seek to enhance returns to stockholders. Such investments may include investments in distressed debt, which may include securities of companies in bankruptcy, foreign debt, private equity, securities of public companies that are not thinly traded and structured finance vehicles such as collateralized loan obligation funds. Although we have no current intention to do so, to the extent we invest in private equity funds, we will limit our investments in entities that are excluded from the definition of “investment company” under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act, which includes private equity funds, to no more than 15.0% of its net assets. We have elected and qualified to be treated as a RIC under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

Corporate History and Recent Developments

We commenced operations, at the time known as GSC Investment Corp., on March 23, 2007 and completed an initial public offering of shares of common stock on March 28, 2007. Prior to July 30, 2010, we were externally managed and advised by GSCP (NJ), L.P., an entity affiliated with GSC Group, Inc. In connection with the consummation of a recapitalization transaction on July 30, 2010, as described below we engaged Saratoga Investment Advisors (“SIA”) to replace GSCP (NJ), L.P. as our investment adviser and changed our name to Saratoga Investment Corp.

As a result of the event of default under a revolving securitized credit facility with Deutsche Bank we previously had in place, in December 2008 we engaged the investment banking firm of Stifel, Nicolaus & Company to evaluate strategic transaction opportunities and consider alternatives for us. On April 14, 2010, GSC Investment Corp. entered into a stock purchase agreement with Saratoga Investment Advisors and certain of its affiliates and an assignment, assumption and novation agreement with Saratoga Investment Advisors, pursuant to which GSC Investment Corp. assumed certain rights and obligations of Saratoga Investment Advisors under a debt commitment letter Saratoga Investment Advisors received from Madison Capital Funding LLC, which indicated Madison Capital Funding’s willingness to provide GSC Investment Corp. with a $40.0 million senior secured revolving credit facility, subject to the satisfaction of certain terms and conditions. In addition, GSC Investment Corp. and GSCP (NJ), L.P. entered into a termination and release agreement, to be effective as of the closing of the transaction contemplated by the stock purchase agreement, pursuant to which GSCP (NJ), L.P., among other things, agreed to waive any and all accrued and unpaid deferred incentive management fees up to and as of the closing of the transaction contemplated by the stock purchase agreement but continued to be entitled to receive the base management fees earned through the date of the closing of the transaction contemplated by the stock purchase agreement.

On July 30, 2010, the transactions contemplated by the stock purchase agreement with Saratoga Investment Advisors and certain of its affiliates were completed, the private sale of 986,842 shares of our common stock for $15.0 million in aggregate purchase price to Saratoga Investment Advisors and certain of its affiliates closed, the Company entered into the Credit Facility, and the Company began doing business as Saratoga Investment Corp.

We used the net proceeds from the private sale transaction and a portion of the funds available to us under the Credit Facility to pay the full amount of principal and accrued interest, including default interest, outstanding under our revolving securitized credit facility with Deutsche Bank. The revolving securitized credit facility with Deutsche Bank was terminated in connection with our payment of all amounts outstanding thereunder on July 30, 2010.

On August 12, 2010, we effected a one-for-ten reverse stock split of our outstanding common stock. As a result of the reverse stock split, every ten shares of our common stock were converted into one share of our common stock. Any fractional shares received as a result of the reverse stock split were redeemed for cash. The total cash payment in lieu of shares was $230. Immediately after the reverse stock split, we had 2,680,842 shares of our common stock outstanding.

In January 2011, we registered for public resale of the 986,842 shares of our common stock issued to Saratoga Investment Advisors and certain of its affiliates.

On March 28, 2012, our wholly-owned subsidiary, Saratoga Investment Corp. SBIC, LP (“SBIC LP”), received an SBIC license from the Small Business Administration (“SBA”).

In May 2013, we issued $48.3 million in aggregate principal amount of our 7.50% fixed-rate unsecured notes due 2020 (the “2020 Notes”) for net proceeds of $46.1 million after deducting underwriting commissions of $1.9 million and offering costs of $0.3 million. The proceeds included the underwriters’ full exercise of their overallotment option. The 2020 Notes were listed on the NYSE under the trading symbol “SAQ” with a par value of $25.00 per share. The 2020 Notes were redeemed in full on January 13, 2017.

On May 29, 2015, we entered into a Debt Distribution Agreement with Ladenburg Thalmann & Co. through which we may offer for sale, from time to time, up to $20.0 million in aggregate principal amount of the 2020 Notes through an At-the-Market (“ATM”) offering. Prior to the 2020 Notes being redeemed in full, the Company sold 539,725 bonds with a principal of $13.5 million at an average price of $25.31 for aggregate net proceeds of $13.4 million (net of transaction costs).

On December 21, 2016, we issued $74.5 million in aggregate principal amount of our 6.75% fixed-rate unsecured notes due 2023 (the “2023 Notes”) for net proceeds of $71.7 million after deducting underwriting commissions of approximately $2.3 million and offering costs of approximately $0.5 million. The issuance included the exercise of substantially all of the underwriters’ option to purchase an additional $9.8 million aggregate principal amount of 2023 Notes within 30 days. Interest on the 2023 Notes is paid quarterly in arrears on March 15, June 15, September 15 and December 15, at a rate of 6.75% per year, beginning March 30, 2017. The 2023 Notes mature on December 20, 2023, and commencing December 21, 2019, may be redeemed in whole or in part at any time or from time to time at our option. The 2023 Notes are listed on the NYSE under the trading symbol “SAB” with a par value of $25.00 per share.

On March 16, 2017, we entered into an equity distribution agreement with Ladenburg Thalmann & Co. Inc., through which we may offer for sale, from time to time, up to $30.0 million of our common stock through an ATM offering. As of February 28, 2019, the Company sold 494,672 shares for gross proceeds of $11.2 million at an average price of $22.72 for aggregate net proceeds of $11.1 million (net of transaction costs).

On July 13, 2018, the Company issued 1,150,000 shares of its common stock priced at $25.00 per share (par value $0.001 per share) at an aggregate total of $28.75 million. The net proceeds, after deducting underwriting commissions of $1.15 million and offering costs of approximately $0.2 million, amounted to approximately $27.4 million. The Company also granted the underwriters a 30-day option to purchase up to an additional 172,500 shares of its common stock, which was not exercised.

On August 7, 2018, we entered into an unsecured loan agreement (“CLO 2013-1 Warehouse Loan”) with Saratoga Investment Corp. CLO 2013-1 Warehouse, Ltd (“CLO 2013-1 Warehouse”), a wholly-owned subsidiary of Saratoga Investment Corp. CLO 2013-1, Ltd. (“Saratoga CLO”), pursuant to which CLO 2013-1 Warehouse may borrow from time to time up to $20 million from us in order to provide capital necessary to support warehouse activities. The CLO 2013-1 Warehouse Loan, which expires on February 7, 2020, bears interest at an annual rate of 3M USD LIBOR + 7.5%. During the year ended February 28, 2019, the maximum amount invested by us in the CLO 2013-1 Warehouse Loan amounted to $20.0 million.

On August 28, 2018, the Company issued $40.0 million in aggregate principal amount of our 6.25% fixed-rate notes due 2025 (the “2025 Notes”) for net proceeds of $38.7 million after deducting underwriting commissions of approximately $1.3 million. Offering costs incurred were approximately $0.3 million. The issuance included the full exercise of the underwriters’ option to purchase an additional $5.0 million aggregate principal amount of 2025 Notes within 30 days. Interest on the 2025 Notes is paid quarterly in arrears on February 28, May 31, August 31 and November 30, at a rate of 6.25% per year, beginning November 30, 2018. The 2025 Notes mature on August 31, 2025 and commencing August 28, 2021, may be redeemed in whole or in part at any time or from time to time at our option. The net proceeds from the offering were used for general corporate purposes in accordance with our investment objective and strategies. Financing costs of $1.6 million related to the 2025 Notes have been capitalized and are being amortized over the term of the 2025 Notes.

On December 14, 2018, the Company completed the third refinancing of the Saratoga CLO (the “2013-1 Reset CLO Notes”). This refinancing, among other things, extended the Saratoga CLO reinvestment period to January 2021, and extended its legal maturity to January 2030. A non-call period of January 2020 was also added. In addition to and as part of the refinancing, the Saratoga CLO has also been upsized from $300 million in assets to approximately $500 million. As part of this refinancing and upsizing, the Company invested an additional $13.8 million in all of the newly issued subordinated notes of the Saratoga CLO, and purchased $2.5 million in aggregate principal amount of the Class F-R-2 Notes tranche and $7.5 million in aggregate principal amount of the Class G-R-2 Notes tranche at par. Concurrently, the existing $4.5 million of Class F notes and $20.0 million CLO 2013-1 Warehouse Loan were repaid.

On February 5, 2019, the Company completed a re-opening and up-sizing of its existing 2025 Notes by issuing an additional $20.0 million in aggregate principal amount for net proceeds of $19.2 million after deducting underwriting commissions of approximately $0.6 million and discount of $0.2 million. Offering costs incurred were approximately $0.2 million. The issuance included the full exercise of the underwriters’ option to purchase an additional $2.5 million aggregate principal amount of 2025 Notes within 30 days. Interest rate, interest payment dates and maturity remain unchanged from the existing 2025 Notes issued in August 2018. The net proceeds from this offering were used for general corporate purposes in accordance with our investment objective and strategies. The financing costs and discount of $1.0 million related to the 2025 Notes have been capitalized and are being amortized over the term of the 2025 Notes.

At February 28, 2019, the total 2025 Notes outstanding was $60.0 million. The 2025 Notes are listed on the NYSE under the trading symbol “SAF” with a par value of $25.00 per share.

Critical Accounting Policies

Basis of Presentation

The preparation of financial statements in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) requires management to make certain estimates and assumptions affecting amounts reported in the Company’s consolidated financial statements. We have identified investment valuation, revenue recognition and the recognition of capital gains incentive fee expense as our most critical accounting estimates. We continuously evaluate our estimates, including those related to the matters described below. These estimates are based on the information that is currently available to us and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could differ materially from those estimates under different assumptions or conditions. A discussion of our critical accounting policies follows.

Investment Valuation

The Company accounts for its investments at fair value in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value, establishes a framework for measuring fair value, establishes a fair value hierarchy based on the quality of inputs used to measure fair value and enhances disclosure requirements for fair value measurements. ASC 820 requires the Company to assume that its investments are to be sold at the balance sheet date in the principal market to independent market participants, or in the absence of a principal market, in the most advantageous market, which may be a hypothetical market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact.

Investments for which market quotations are readily available are fair valued at such market quotations obtained from independent third party pricing services and market makers subject to any decision by our board of directors to approve a fair value determination to reflect significant events affecting the value of these investments. We value investments for which market quotations are not readily available at fair value as approved, in good faith, by our board of directors based on input from Saratoga Investment Advisors, the audit committee of our board of directors and a third party independent valuation firm. Determinations of fair value may involve subjective judgments and estimates. The types of factors that may be considered in determining the fair value of our investments include the nature and realizable value of any collateral, the portfolio company’s ability to make payments, market yield trend analysis, the markets in which the portfolio company does business, comparison to publicly traded companies, discounted cash flow and other relevant factors.

We undertake a multi-step valuation process each quarter when valuing investments for which market quotations are not readily available, as described below:

•        Each investment is initially valued by the responsible investment professionals of Saratoga Investment Advisors and preliminary valuation conclusions are documented and discussed with our senior management; and

•        An independent valuation firm engaged by our board of directors independently reviews a selection of these preliminary valuations each quarter so that the valuation of each investment for which market quotes are not readily available is reviewed by the independent valuation firm at least once each fiscal year. We use a third-party independent valuation firm to value our investment in the subordinated notes of Saratoga CLO and the Class F-R-2 Notes and Class G-R-2 Notes tranches of the Saratoga CLO every quarter.

In addition, all our investments are subject to the following valuation process:

•        The audit committee of our board of directors reviews and approves each preliminary valuation and Saratoga Investment Advisors and an independent valuation firm (if applicable) will supplement the preliminary valuation to reflect any comments provided by the audit committee; and

•        Our board of directors discusses the valuations and approves the fair value of each investment, in good faith, based on the input of Saratoga Investment Advisors, independent valuation firm (to the extent applicable) and the audit committee of our board of directors.

Our investment in Saratoga CLO is carried at fair value, which is based on a discounted cash flow model that utilizes prepayment, re-investment and loss assumptions based on historical experience and projected performance, economic factors, the characteristics of the underlying cash flow, and comparable yields for equity interests in collateralized loan obligation funds similar to Saratoga CLO, when available, as determined by SIA and recommended to our board of directors. Specifically, we use Intex cash flow models, or an appropriate substitute, to form the basis for the valuation of our investment in Saratoga CLO. The models use a set of assumptions including projected default rates, recovery rates, reinvestment rate and prepayment rates in order to arrive at estimated valuations. The assumptions are based on available market data and projections provided by third parties as well as management estimates. We use the output from the Intex models (i.e., the estimated cash flows) to perform a discounted cash flow analysis on expected future cash flows to determine a valuation for our investment in Saratoga CLO.

Revenue Recognition

Income Recognition

Interest income, adjusted for amortization of premium and accretion of discount, is recorded on an accrual basis to the extent that such amounts are expected to be collected. The Company stops accruing interest on its investments when it is determined that interest is no longer collectible. Discounts and premiums on investments purchased are accreted/amortized over the life of the respective investment using the effective yield method. The amortized cost of investments represents the original cost adjusted for the accretion of discounts and amortization of premiums on investments.

Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected. Accrued interest is generally reserved when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as a reduction in principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid and, in management’s judgment, are likely to remain current, although we may make exceptions to this general rule if the loan has sufficient collateral value and is in the process of collection.

Payment-in-Kind Interest

The Company holds debt and preferred equity investments in its portfolio that contain a payment-in-kind (“PIK”) interest provision. The PIK interest, which represents contractually deferred interest added to the investment balance that is generally due at maturity, is generally recorded on the accrual basis to the extent such amounts are expected to be collected. We stop accruing PIK interest if we do not expect the issuer to be able to pay all principal and interest when due.

Revenues

We generate revenue in the form of interest income and capital gains on the debt investments that we hold and capital gains, if any, on equity interests that we may acquire. We expect our debt investments, whether in the form of leveraged loans or mezzanine debt, to have terms of up to ten years, and to bear interest at either a fixed or floating rate. Interest on debt will be payable generally either quarterly or semi-annually. In some cases, our debt or preferred equity investments may provide for a portion or all of the interest to be PIK. To the extent interest is PIK, it will be payable through the increase of the principal amount of the obligation by the amount of interest due on the then-outstanding aggregate principal amount of such obligation. The principal amount of the debt and any accrued but unpaid interest will generally become due at the maturity date. In addition, we may generate revenue in the form of commitment, origination, structuring or diligence fees, fees for providing managerial assistance or investment management services and possibly consulting fees. Any such fees will be generated in connection with our investments and recognized as earned. We may also invest in preferred equity or common equity securities that pay dividends on a current basis.

On January 22, 2008, we entered into a collateral management agreement with Saratoga CLO, pursuant to which we act as its collateral manager. The Saratoga CLO was initially refinanced in October 2013 with its reinvestment period extended to October 2016. On November 15, 2016, we completed a second refinancing of the Saratoga CLO with its reinvestment period extended to October 2018.

On August 7, 2018, we entered into an unsecured loan agreement, CLO 2013-1 Warehouse Loan, with Saratoga Investment Corp. CLO 2013-1 Warehouse, Ltd, a wholly-owned subsidiary of Saratoga CLO, pursuant to which CLO 2013-1 Warehouse may borrow from time to time up to $20 million from us in order to provide capital necessary to support warehouse activities. The CLO 2013-1 Warehouse Loan, which expires on February 7, 2020, bears interest at an annual rate of 3M USD LIBOR + 7.5%. During the year ended February 28, 2019, the maximum amount invested by us in the CLO 2013-1 Warehouse Loan amounted to $20.0 million.

On December 14, 2018, we completed a third refinancing and upsize of the Saratoga CLO. The third Saratoga CLO refinancing, among other things, extended its reinvestment period to January 2021, and extended its legal maturity date to January 2030. A non-call period of January 2020 was also added. Following this refinancing, the Saratoga CLO portfolio increased from approximately $300.0 million in aggregate principal amount to approximately $500.0 million of predominantly senior secured first lien term loans. In addition to refinancing its liabilities, we invested an additional $13.8 million in all of the newly issued subordinated notes of the Saratoga CLO and also purchased $2.5 million in aggregate principal amount of the Class F-R-2 and $7.5 million aggregate principal amount of the Class G-R-2 notes tranches at par, with a coupon of LIBOR plus 8.75% and LIBOR plus 10.00%, respectively. As part of this refinancing, we also redeemed our existing $4.5 million aggregate amount of the Class F notes tranche at par and the $20.0 million CLO 2013-1 Warehouse Loan was repaid.

The Saratoga CLO remains effectively 100% owned and managed by Saratoga Investment Corp. We receive a base management fee of 0.10% per annum and a subordinated management fee of 0.40% per annum of the outstanding principal amount of Saratoga CLO’s assets, paid quarterly to the extent of available proceeds. Prior to the second refinancing and the issuance of the 2013-1 Amended CLO Notes, we received a base management fee of 0.25% per annum and a subordinated management fee of 0.25% per annum of the outstanding principal amount of Saratoga CLO’s assets, paid quarterly to the extent of available proceeds.

Following the third refinancing and the issuance of the 2013-1 Reset CLO Notes on December 14, 2018, we are no longer entitled to an incentive management fee equal to 20.0% of excess cash flow to the extent the Saratoga CLO subordinated notes receive an internal rate of return paid in cash equal to or greater than 12.0%.

Interest income on our investment in Saratoga CLO is recorded using the effective interest method in accordance with the provisions of ASC Topic 325-40, Investments-Other, Beneficial Interests in Securitized Financial Assets (“ASC 325-40”), based on the anticipated yield and the estimated cash flows over the projected life of the investment. Yields are revised when there are changes in actual or estimated cash flows due to changes in prepayments and/or re-investments, credit losses or asset pricing. Changes in estimated yield are recognized as an adjustment to the estimated yield over the remaining life of the investment from the date the estimated yield was changed.

ASC 606

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (“ASC 606”), which supersedes the revenue recognition requirements in Revenue Recognition (ASC 605). Under the new guidance, an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In May 2016, ASU 2016-12 amended ASU 2014-09 and deferred the effective period for annual periods beginning after December 15, 2017. Management has concluded that the majority of its revenues associated with financial instruments are scoped out of ASC 606, and has concluded that the only significant impact relates to the timing of the recognition of the CLO incentive fee income. We adopted ASC 606 under the modified retrospective approach using the practical expedient provided for, therefore the presentation of prior periods has not been adjusted.

Expenses

Our primary operating expenses include the payment of investment advisory and management fees, professional fees, directors and officers insurance, fees paid to independent directors and administrator expenses, including our allocable portion of our administrator’s overhead. Our investment advisory and management fees compensate our Investment Adviser for its work in identifying, evaluating, negotiating, closing and monitoring our investments. We bear all other costs and expenses of our operations and transactions, including those relating to:

•        organization;

•        calculating our net asset value (including the cost and expenses of any independent valuation firm);

•        expenses incurred by our Investment Adviser payable to third parties, including agents, consultants or other advisers, in monitoring our financial and legal affairs and in monitoring our investments and performing due diligence on our prospective portfolio companies;

•        expenses incurred by our Investment Adviser payable for travel and due diligence on our prospective portfolio companies;

•        interest payable on debt, if any, incurred to finance our investments;

•        offerings of our common stock and other securities;

•        investment advisory and management fees;

•        fees payable to third parties, including agents, consultants or other advisers, relating to, or associated with, evaluating and making investments;

•        transfer agent and custodial fees;

•        federal and state registration fees;

•        all costs of registration and listing our common stock on any securities exchange;

•        federal, state and local taxes;

•        independent directors’ fees and expenses;

•        costs of preparing and filing reports or other documents required by governmental bodies (including the U.S. Securities and Exchange Commission (“SEC”) and the SBA);

•        costs of any reports, proxy statements or other notices to common stockholders including printing costs;

•        our fidelity bond, directors and officers errors and omissions liability insurance, and any other insurance premiums;

•        direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs; and

•        administration fees and all other expenses incurred by us or, if applicable, the administrator in connection with administering our business (including payments under the Administration Agreement based upon our allocable portion of the administrator’s overhead in performing its obligations under an Administration Agreement, including rent and the allocable portion of the cost of our officers and their respective staffs (including travel expenses)).

Pursuant to the investment advisory and management agreement that we had with GSCP (NJ), L.P., our former investment adviser and administrator, we had agreed to pay GSCP (NJ), L.P. as investment adviser a quarterly base management fee of 1.75% of the average value of our total assets (other than cash or cash equivalents but including assets purchased with borrowed funds) at the end of the two most recently completed fiscal quarters and an incentive fee.

The incentive fee had two parts:

•        A fee, payable quarterly in arrears, equal to 20.0% of our pre-incentive fee net investment income, expressed as a rate of return on the value of the net assets at the end of the immediately preceding quarter, that exceeded a 1.875% quarterly hurdle rate measured as of the end of each fiscal quarter. Under this provision, in any fiscal quarter, our investment adviser received no incentive fee unless our pre-incentive fee net investment income exceeded the hurdle rate of 1.875%. Amounts received as a return of capital were not included in calculating this portion of the incentive fee. Since the hurdle rate was based on net assets, a return of less than the hurdle rate on total assets could still have resulted in an incentive fee.

•        A fee, payable at the end of each fiscal year, equal to 20.0% of our net realized capital gains, if any, computed net of all realized capital losses and unrealized capital depreciation, in each case on a cumulative basis on each investment in the Company’s portfolio, less the aggregate amount of capital gains incentive fees paid to the investment adviser through such date.

We deferred cash payment of any incentive fee otherwise earned by our former investment adviser if, during the then most recent four full fiscal quarters ending on or prior to the date such payment was to be made, the sum of (a) our aggregate distributions to our stockholders and (b) our change in net assets (defined as total assets less liabilities) (before taking into account any incentive fees payable during that period) was less than 7.5% of our net assets at the beginning of such period. These calculations were appropriately pro-rated for the first three fiscal quarters of operation and adjusted for any share issuances or repurchases during the applicable period. Such incentive fee would become payable on the next date on which such test had been satisfied for the most recent four full fiscal quarters or upon certain terminations of the investment advisory and management agreement. We commenced deferring cash payment of incentive fees during the quarterly period ended August 31, 2007 and continued to defer such payments through the quarterly period ended May 31, 2010. As of July 30, 2010, the date on which GSCP (NJ), L.P. ceased to be our investment adviser and administrator, we owed GSCP (NJ), L.P. $2.9 million in fees for services previously provided to us; of which $0.3 million has been paid by us. GSCP (NJ), L.P. agreed to waive payment by us of the remaining $2.6 million in connection with the consummation of the stock purchase transaction with Saratoga Investment Advisors and certain of its affiliates described elsewhere in this Annual Report.

The terms of the investment advisory and management agreement with Saratoga Investment Advisors, our current investment adviser, are substantially similar to the terms of the investment advisory and management agreement we had entered into with GSCP (NJ), L.P., our former investment adviser, except for the following material distinctions in the fee terms:

•        The capital gains portion of the incentive fee was reset with respect to gains and losses from May 31, 2010, and therefore losses and gains incurred prior to such time will not be taken into account when calculating the capital gains fee payable to Saratoga Investment Advisors and, as a result, Saratoga Investment Advisors will be entitled to 20.0% of net gains that arise after May 31, 2010. In addition, the cost basis for computing realized gains and losses on investments held by us as of May 31, 2010 equal the fair value of such investment as of such date. Under the investment advisory and management agreement with our former investment adviser, GSCP (NJ), L.P., the capital gains fee was calculated from March 21, 2007, and the gains were substantially outweighed by losses.

•        Under the “catch up” provision, 100.0% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income that exceeds 1.875% but is less than or equal to 2.344% in any fiscal quarter is payable to Saratoga Investment Advisors. This will enable Saratoga Investment Advisors to receive 20.0% of all net investment income as such amount approaches 2.344% in any quarter, and Saratoga Investment Advisors will receive 20.0% of any additional net investment income. Under the investment advisory and management agreement with our former investment adviser, GSCP (NJ), L.P. only received 20.0% of the excess net investment income over 1.875%.

•        We will no longer have deferral rights regarding incentive fees in the event that the distributions to stockholders and change in net assets is less than 7.5% for the preceding four fiscal quarters.

Capital Gains Incentive Fee

The Company records an expense accrual relating to the capital gains incentive fee payable by the Company to its Investment Adviser when the unrealized gains on its investments exceed all realized capital losses on its investments given the fact that a capital gains incentive fee would be owed to the Investment Adviser if the Company were to liquidate its investment portfolio at such time. The actual incentive fee payable to the Company’s Investment Adviser related to capital gains will be determined and payable in arrears at the end of each fiscal year and will include only realized capital gains for the period.

Regulatory Matters

In August 2018, the SEC issued Final Rule Release No. 33-10532, Disclosure Update and Simplification, which in part amends certain disclosure requirements of Regulation S-X that have become redundant, duplicative, overlapping, outdated, or superseded, in light of other Commission disclosure requirements, U.S. GAAP or changes in the information environment. The amendments are intended to facilitate the disclosure of information to investors and simplify compliance without significantly altering the total mix of information provided to investors. The effective date for these disclosures was November 5, 2018, effective for the first quarter that begins after the effective date. Management has adopted these amendments as currently required and these are reflected in the Company’s consolidated financial statements and related disclosures. The presentation of certain prior year information has been adjusted to conform with these amendments.

New Accounting Pronouncements

In August 2018, FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The primary focus of ASU 2018-13 is to improve the effectiveness of the disclosure requirements for fair value measurements. The changes affect all companies that are required to include fair value measurement disclosures. In general, the amendments in ASU 2018-13 are effective for all entities for fiscal years and interim periods within those fiscal years, beginning after December 15, 2019. An entity is permitted to early adopt the removed or modified disclosures upon the issuance of ASU 2018-13 and may delay adoption of the additional disclosures, which are required for public companies only, until their effective date. Management has assessed these changes and does not believe they would have a material impact on the Company’s consolidated financial statements and disclosures.

In March 2017, the FASB issued ASU 2017-08, Receivables — Nonrefundable Fees and Other Costs (Subtopic 310-20), Premium Amortization on Purchased Callable Debt Securities (“ASU 2017-08”) which amends the amortization period for certain purchased callable debt securities held at a premium, shortening such period to the earliest call date. ASU 2017-08 does not require any accounting change for debt securities held at a discount; the discount continues to be amortized to maturity. ASU 2017-08 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Management has assessed these changes and does not believe they would have a material impact on the Company’s consolidated financial statements and disclosures.

In February 2016, the FASB issued ASU 2016-02, Amendments to the Leases (“ASU Topic 842”), which will require for all operating leases the recognition of a right-of-use asset and a lease liability, in the statement of financial position. The lease cost will be allocated over the lease term on a straight-line basis. This guidance is effective for annual and interim periods beginning after December 15, 2018. Management is currently evaluating the impact these changes will have on the Company’s consolidated financial statements and disclosures.

Portfolio and investment activity

Investment Portfolio Overview

	February 28, 2019		February 28, 2018		February 28, 2017
			($ in millions)
Number of investments(1)	58		55		52
Number of portfolio companies(2)	31		30		28
Average investment per portfolio company(2)	$11.8		$10.9		$9.7
Average investment size(1)	$6.5		$6.0		$5.4
Weighted average maturity(3)	3.6yrs		3.5yrs		3.8yrs
Number of industries	8		10		10
Non-performing or delinquent investments (fair value)	$5.7		$9.5		$8.4
Fixed rate debt (% of interest earning portfolio)(3)	$55.7	(16.3)%	$82.5	(26.5)%	$44.2	(16.9)%
Fixed rate debt (weighted average current coupon) (3)	10.4%		12.2%		11.4%
Floating rate debt (% of interest earning portfolio) (3)	$285.0	(83.7)%	$229.3	(73.5)%	$217.6	(83.1)%
Floating rate debt (weighted average current spread over LIBOR)(3)(4)	8.6%		8.8%		9.3%

____________

(1)      Excludes our investment in the subordinated notes of Saratoga CLO.

(2)      At February 28, 2019, excludes our investment in the subordinated notes of Saratoga CLO, Class F-R-2 Notes and Class G-R-2 Notes tranches of Saratoga CLO. At February 28, 2018 and February 28, 2017, excludes our investment in the subordinated notes of Saratoga CLO and Class F Notes tranche of Saratoga CLO.

(3)      Excludes our investment in the subordinated notes of Saratoga CLO and equity interests.

(4)      Calculation uses either 1-month or 3-month LIBOR, depending on the contractual terms, and after factoring in any existing LIBOR floors.

During the fiscal year ended February 28, 2019, we invested $187.7 million in new or existing portfolio companies and had $135.7 million in aggregate amount of exits and repayments resulting in net investments of $52.0 million for the year.

During the fiscal year ended February 28, 2018, we invested $107.7 million in new or existing portfolio companies and had $66.3 million in aggregate amount of exits and repayments resulting in net investments of $41.4 million for the year.

During the fiscal year ended February 28, 2017, we invested $126.9 million in new or existing portfolio companies and had $121.2 million in aggregate amount of exits and repayments resulting in net investments of $5.7 million for the year.

Portfolio Composition

Our portfolio composition at February 28, 2019, February 28, 2018 and February 28, 2017 at fair value was as follows:

	February 28, 2019		February 28, 2018		February 28, 2017
	Percentage of Total Portfolio	Weighted Average Current Yield	Percentage of Total Portfolio	Weighted Average Current Yield	Percentage of Total Portfolio	Weighted Average Current Yield
Syndicated loans	—%	—%	1.2%	5.9%	3.4%	5.3%
First lien term loans	50.5	10.9	57.6	11.1	54.3	10.5
Second lien term loans	31.3	11.7	27.7	11.9	30.0	11.7
Unsecured term loans	0.5	—	—	—	—	—
Structured finance securities	8.8	14.6	4.8	21.2	5.3	12.7
Equity interests	8.9	3.1	8.7	3.6	7.0	0.4
Total	100.0%	10.7%	100.0%	11.1%	100.0%	10.9%

At February 28, 2019, our investment in the subordinated notes of Saratoga CLO, a collateralized loan obligation fund, had a fair value of $25.4 million and constituted 6.3% of our portfolio. This investment constitutes a first loss position in a portfolio that, as of February 28, 2019 and February 28, 2018, was composed of $510.3 million and $310.4 million, respectively, in aggregate principal amount of primarily senior secured first lien term loans. In addition, as of February 28, 2019, we also own $2.5 million of the F-R-2 Notes and $7.5 million of the G-R-2 Notes in the Saratoga CLO, that only rank senior to the subordinated notes. This investment is subject to unique risks. (See “Part 1. Item 1A. Risk Factors — Our investment in Saratoga CLO constitutes a leveraged investment in a portfolio of predominantly senior secured first lien term loans and is subject to additional risks and volatility”). We do not consolidate the Saratoga CLO portfolio in our consolidated financial statements. Accordingly, the metrics below do not include the underlying Saratoga CLO portfolio investments. However, at February 28, 2019, $491.0 million or 98.5% of the Saratoga CLO portfolio investments in terms of market value had a CMR (as defined below) color rating of green or yellow and two Saratoga CLO portfolio investments were in default with a fair value of $0.01 million. At February 28, 2018, $299.6 million or 98.0% of the Saratoga CLO portfolio investments in terms of market value had a CMR (as defined below) color rating of green or yellow and three Saratoga CLO portfolio investment were in default with a fair value of $1.8 million. For more information relating to Saratoga CLO, see the audited financial statements for Saratoga CLO included elsewhere herein.

Saratoga Investment Advisors normally grades all of our investments using a credit and monitoring rating system (“CMR”). The CMR consists of a single component: a color rating. The color rating is based on several criteria, including financial and operating strength, probability of default, and restructuring risk. The color ratings are characterized as follows: (Green) — performing credit; (Yellow) — underperforming credit; (Red) — in principal payment default and/or expected loss of principal.

Portfolio CMR distribution

The CMR distribution of our investments at February 28, 2019 and February 28, 2018 was as follows:

Saratoga Investment Corp.

	February 28, 2019		February 28, 2018
Color Score	Investments at Fair Value	Percentage of Total Portfolio	Investments at Fair Value	Percentage of Total Portfolio
	($ in thousands)
Green	$336,061	83.6%	$291,509	85.0%
Yellow	4,600	1.1	9,522	2.8
Red	6	0.0	8	0.0
N/A(l)	61,353	15.3	41,655	12.2
Total	$402,020	100.0%	$342,694	100.0%

____________

(1)      Comprised of our investment in the subordinated notes of Saratoga CLO and equity interests.

The change in reserve from $1.8 million as of February 28, 2018 to $0.6 million as of February 28, 2019 primarily related to the decrease in reserve for the year from the sale and restructuring of TM Restaurant Group L.L.C.

The CMR distribution of Saratoga CLO investments at February 28, 2019 and February 28, 2018 was as follows:

Saratoga CLO

	February 28, 2019		February 28, 2018
Color Score	Investments at Fair Value	Percentage of Total Portfolio	Investments at Fair Value	Percentage of Total Portfolio
	($ in thousands)
Green	$462,171	92.7%	$275,412	90.1%
Yellow	28,839	5.8	24,230	7.9
Red	7,379	1.5	6,181	2.0
N/A(l)	16	0.0	7	0.0
Total	$498,405	100.0%	$305,830	100.0%

____________

(1)      Comprised of Saratoga CLO’s equity interests.

Portfolio composition by industry grouping at fair value

The following table shows our portfolio composition by industry grouping at fair value at February 28, 2019 and February 28, 2018:

Saratoga Investment Corp.

	February 28, 2019		February 28, 2018
	Investments At Fair Value	Percentage of Total Portfolio	Investments At Fair Value	Percentage of Total Portfolio
	($ in thousands)
Business Services	$252,676	62.8%	$190,886	55.7%
Healthcare Services	57,342	14.3	44,179	12.9
Education	48,076	12.0	26,778	7.8
Structured Finance Securities(l)	35,328	8.8	16,374	4.8
Consumer Services	3,166	0.8	17,199	5.0
Metals	2,827	0.7	4,313	1.3
Food and Beverage	2,100	0.5	9,522	2.8
Consumer Products	505	0.1	434	0.1
Media	—	—	18,159	5.3
Building Products	—	—	14,850	4.3
Total	$402,020	100.0%	$342,694	100.0%

____________

(1)      At February 28, 2019, comprised of our investment in the subordinated notes, Class F-R-2 Notes and Class G-R-2 Notes of Saratoga CLO. At February 28, 2018, comprised of our investment in the subordinated notes and Class F Notes of Saratoga CLO.

The following table shows Saratoga CLO’s portfolio composition by industry grouping at fair value at February 28, 2019 and February 28, 2018:

Saratoga CLO

	February 28, 2019		February 28, 2018*
	Investments at Fair Value	Percentage of Total Portfolio	Investments at Fair Value	Percentage of Total Portfolio
	($ in thousands)
Banking Finance Insurance & Real Estate	$74,638	15.0%	$31,892	10.4%
Healthcare & Pharmaceuticals	39,242	7.9	22,976	7.5
High Tech Industries	38,886	7.8	34,482	11.3
Services: Business	36,575	7.3	36,272	11.9
Media: Advertising Printing & Publishing	31,799	6.4	15,603	5.1
Telecommunications	28,156	5.6	18,741	6.1
Services: Consumer	24,712	5.0	18,768	6.1
Beverage Food & Tobacco	23,436	4.7	10,083	3.3
Retail	23,018	4.6	19,463	6.4
Aerospace & Defense	16,836	3.4	10,632	3.5
Chemicals Plastics & Rubber	15,841	3.2	13,384	4.4
Consumer goods: Non-durable	15,528	3.1	2,896	0.9
Hotel Gaming & Leisure	15,373	3.1	5,121	1.7
Automotive	13,373	2.7	9,134	3.0
Construction & Building	13,293	2.7	3,442	1.1
Media: Diversified & Production	13,086	2.6	7,142	2.3
Transportation: Cargo	11,137	2.2	5,012	1.6
Media: Broadcasting & Subscription	10,410	2.1	11,137	3.6
Containers Packaging & Glass	10,033	2.0	4,495	1.5
Capital Equipment	9,638	1.9	6,378	2.1
Consumer goods: Durable	6,324	1.3	5,370	1.8
Energy: Electricity	5,059	1.0	1,905	0.6
Metals & Mining	5,048	1.0	2,254	0.7
Transportation: Consumer	4,773	1.0	1,991	0.7
Forest Products & Paper	4,555	0.9	2,913	1.0
Utilities: Oil & Gas	2,953	0.6	—	—
Utilities: Electric	2,941	0.6	976	0.3
Environmental Industries	979	0.2	—	—
Energy: Oil & Gas	763	0.1	835	0.3
Utilities: Water	—	—	2,533	0.8
Total	$498,405	100.0%	$305,830	100.0%

____________

*        Certain reclassifications have been made to previously reported industry groupings to show results on a consistent basis across periods.

Portfolio composition by geographic location at fair value

The following table shows our portfolio composition by geographic location at fair value at February 28, 2019 and February 28, 2018. The geographic composition is determined by the location of the corporate headquarters of the portfolio company.

	February 28, 2019		February 28, 2018
	Investments at Fair Value	Percentage of Total Portfolio	Investments at Fair Value	Percentage of Total Portfolio
	($ in thousands)
Southeast	$130,604	32.5%	$155,240	45.3%
Midwest	116,388	29.0	101,604	29.6
Southwest	50,236	12.5	21,855	6.4
Northeast	19,061	4.7	35,234	10.3
West	10,777	2.7	4,540	1.3
Northwest	8,636	2.1	7,847	2.3
Other(1)	66,318	16.5	16,374	4.8
Total	$402,020	100.0%	$342,694	100.0%

____________

(1)      At February 28, 2019, comprised of our investment in the subordinated notes, Class F-R-2 Notes and Class G-R-2 Notes tranches of Saratoga CLO and foreign investments. At February 28, 2018, comprised of our investment in the subordinated notes, Class F Notes tranche of Saratoga CLO and foreign investments.

Results of operations

Operating results for the fiscal years ended February 28, 2019, February 28, 2018 and February 28, 2017 were as follows:

	For the Year Ended
	February 28, 2019	February 28, 2018	February 28, 2017
	($ in thousands)
Total investment income	$47,708	$38,615	$33,157
Total operating expenses	29,406	25,883	22,042
Loss on extinguishment of debt	—	—	1,455
Net investment income	18,302	12,732	9,660
Net realized gains (losses) from investments	4,874	(5,878)	12,368
Net change in unrealized appreciation (depreciation) on investments	(2,900)	10,825	(10,641)
Net change in provision for deferred taxes on unrealized (appreciation) depreciation on investments	(1,767)	—	—
Net increase in net assets resulting from operations	$18,509	$17,679	$11,387

Investment income

The composition of our investment income for the fiscal years ended February 28, 2019, February 28, 2018 and February 28, 2017 were as follows:

	For the Year Ended
	February 28, 2019	February 28, 2018	February 28, 2017
	($ in thousands)
Interest from investments	$43,297	$35,110	$29,348
Management fee income	1,722	1,509	1,499
Incentive fee income	633	591	—
Interest from cash and cash equivalents and other income	2,056	1,405	2,310
Total investment income	$47,708	$38,615	$33,157

For the fiscal year ended February 28, 2019, total investment income increased $9.1 million, or 23.5% compared to the fiscal year ended February 28, 2018. Interest income from investments increased $8.2 million, or 23.3%, to $43.3 million for the year ended February 28, 2019 from $35.1 million for the fiscal year ended February 28, 2018. This reflects an increase of 17.3% in total investments to $402.0 million at February 28, 2019 from $342.7 million at February 28, 2018. At February 28, 2019, the weighted average current yield on investments was 10.7% compared to 11.1% at February 28, 2018, which offset some of the increase.

For the fiscal year ended February 28, 2018, total investment income increased $5.5 million, or 16.5% compared to the fiscal year ended February 28, 2017. Interest income from investments increased $5.8 million, or 19.6%, to $35.1 million for the year ended February 28, 2018 from $29.3 million for the fiscal year ended February 28, 2017. This reflects an increase of 17.1% in total investments to $342.7 million at February 28, 2018 from $292.7 million at February 28, 2017, as well as the weighted average current yield increasing from 10.9% to 11.1%.

For the fiscal year ended February 28, 2019 and February 28, 2018, total PIK income was $4.2 million and $2.8 million, respectively. This increase was primarily due to the increase in investment in Easy Ice, LLC, which primarily generates PIK interest income.

For the fiscal year ended February 28, 2018 and February 28, 2017, total PIK income was $2.8 million, and $0.7 million, respectively. This increase was primarily due to the increase in investment in Easy Ice, LLC, which primarily generates PIK interest income.

For the year ended February 28, 2019 and February 28, 2018, incentive fee income of $0.6 million and $0.6 million, respectively, was recognized related to the Saratoga CLO, reflecting the 12.0% hurdle rate that has been achieved. For the year ended February 28, 2017, we did not accrue any amounts related to the incentive management fee from Saratoga CLO as the 12.0% hurdle rate had not yet been achieved. Following the third refinancing of the CLO on December 14, 2018, the Company is no longer entitled to receive the incentive fee.

Operating expenses

The composition of our operating expenses for the years ended February 28, 2019, February 28, 2018 and February 28, 2017 were as follows:

	For the Year Ended
	February 28, 2019	February 28, 2018	February 28, 2017
	($ in thousands)
Interest and debt financing expenses	$13,126	$10,939	$9,888
Base management fees	6,879	5,846	4,899
Incentive management fees	4,891	4,334	2,948
Professional fees	1,849	1,591	1,243
Administrator expenses	1,896	1,646	1,367
Insurance	253	260	276
Directors fees and expenses	291	197	235
General and administrative and other expenses	1,248	1,085	1,141
Income tax benefit	(1,027)	—	—
Excise tax expense (credit)	—	(15)	45
Total operating expenses	$29,406	$25,883	$22,042

For the year ended February 28, 2019, total operating expenses increased $3.5 million, or 13.6% compared to the year ended February 28, 2018. For the year ended February 28, 2018, total operating expenses increased $3.8 million, or 17.4% compared to the year ended February 28, 2017.

For the years ended February 28, 2019 and February 28, 2018, the increase in interest and debt financing expenses is primarily attributable to an increase in total outstanding debt. The increase is primarily attributable to an increase in average outstanding debt from $212.1 million for the year ended February 28, 2018 to $249.3 million for the year ended February 28, 2019. For the year ended February 28, 2019, the weighted average interest rate on our outstanding indebtedness was 4.62% compared to the 4.50% for the year ended February 28, 2018. The increase in weighted average interest rate was primarily driven by the issuance of the 2025 Notes which carry a fixed rate of 6.25%, versus the SBA debentures that carry a lower interest rate. At February 28, 2019 and February 28, 2018, the SBA debentures represented 52.7% and 64.9% of overall debt, respectively.

For the years ended February 28, 2018 and February 28, 2017, the increase in interest and debt financing expenses is primarily attributable to an increase in outstanding SBA debentures. Our SBA debentures increased from $112.7 million at February 28, 2017 to $137.7 million at February 28, 2018. For the year ended February 28, 2018, the weighted average interest rate on our outstanding indebtedness was 4.50% compared to the 4.76% for the fiscal year ended February 28, 2017. The decrease in weighted average interest rate was primarily driven by an increase in SBA debentures that carry a lower interest rate as well as the notes payable interest rate decreasing from 7.50% to 6.75% following the refinancing of the 2020 Notes. SBA debentures increased from 60.2% of overall debt as February 28, 2017 to 64.9% as of February 28, 2018, primarily due to the increase in outstanding SBA debentures.

For the year ended February 28, 2019, base management fees increased $1.0 million, or 17.7% compared to the fiscal year ended February 28, 2018. The increase in base management fees results from the 17.7% increase in the average value of our total assets, less cash and cash equivalents, from $334.1 million as of February 28, 2018 to $393.1 million as of February 28, 2019. For the year ended February 28, 2018, base management fees increased $0.9 million, or 19.3% compared to the fiscal year ended February 28, 2017. The increase in base management fees results from the 15.4% increase in the average value of our total assets, less cash and cash equivalents, from $289.4 million as of February 28, 2017 to $334.1 million as of February 28, 2018.

For the year ended February 28, 2019, incentive management fees increased $0.6 million, or 12.9% compared to the fiscal year ended February 28, 2018. The first part of the incentive management fees increased this year from $3.4 million for the year ended February 28, 2018 to $4.6 million for the year ended February 28, 2019, as higher average total assets of 17.7% has led to increased net investment income above the hurdle rate pursuant to the investment advisory and management agreement. The incentive management fees related to capital gains decreased from $0.9 million for the fiscal year ended February 28, 2018 to $0.3 million for the fiscal year ended February 28, 2019, reflecting the net realized and unrealized loss on investments this year, including the impact of the deferred taxes on unrealized appreciation.

For the year ended February 28, 2018, incentive management fees increased $1.4 million, or 47.0% compared to the fiscal year ended February 28, 2017. The first part of the incentive management fees increased this year from $2.8 million for the year ended February 28, 2017 to $3.4 million for the year ended February 28, 2018, as higher average total assets of 15.4% has led to increased net investment income above the hurdle rate pursuant to the investment advisory and management agreement. In addition, the incentive management fees related to capital gains also increased from $0.1 million for the fiscal year ended February 28, 2017 to $0.9 million for the fiscal year ended February 28, 2018, reflecting the realized and unrealized gains earned this year.

For the year ended February 28, 2019, professional fees increased $0.3 million, or 16.3% compared to the fiscal year ended February 28, 2018. For the year ended February 28, 2018, professional fees increased $0.3 million, or 27.9% compared to the fiscal year ended February 28, 2017. This increase primarily relates to increased legal, valuation and accounting fees, including additional cost related to the Sarbanes-Oxley Act implementation.

For the year ended February 28, 2019, administrator expenses increased $0.3 million, or 15.2% compared to the fiscal year ended February 28, 2018, which reflects an increase to the cap on the payment or reimbursement of expenses by the Company from $1.75 million to $2.0 million, effective August 1, 2018. For the year ended February 28, 2018, administrator expenses increased $0.3 million, or 20.4% compared to the fiscal year ended February 28, 2017, which reflects an increase to the cap on the payment or reimbursement of expenses by the Company from $1.5 million to $1.75 million, effective August 1, 2017. On July 9, 2018, our board of directors approved the renewal of the Administration Agreement for an additional one-year term and determined to increase the cap on the payment or reimbursement of expenses by the Company from $1.75 million to $2.0 million, effective August 1, 2018.

As discussed above, the increase in interest and debt financing expenses for the years ended February 28, 2019, February 28, 2018 and February 28, 2017 is primarily attributable to an increase in the amount of outstanding debt as compared to the prior years. For the fiscal year ended February 28, 2019, the average borrowings outstanding under the Credit Facility was approximately $3.4 million and the weighted average interest rate on the outstanding borrowings under the Credit Facility was 7.10%. For the fiscal year ended February 28, 2018, the average borrowings outstanding under the Credit Facility was approximately $7.1 million and the weighted average interest rate on the outstanding borrowings under the Credit Facility was 6.02%. For the fiscal year ended February 28, 2017, there were no outstanding borrowings under the Credit Facility. For the fiscal years ended February 28, 2019, February 28, 2018 and February 28, 2017, the average borrowings outstanding of SBA debentures was $146.0 million, $130.1 million and $107.6 million, respectively. For the years ended February 28, 2019, February 28, 2018 and February 28, 2017, the weighted average interest rate on the outstanding borrowings of the SBA debentures was 3.20%, 3.14% and 3.13%, respectively. During the year ended February 28, 2019, the average dollar amount of our 6.25% fixed-rate 2025 Notes outstanding was $25.2 million. During the years ended February 28, 2019, 2018 and 2017, the average dollar amount of our 6.75% fixed-rate 2023 Notes outstanding was $74.5 million, $74.5 million and $74.5 million, respectively. During the year ended February 28, 2017, the average dollar amount of our 7.50% fixed-rate 2020 Notes outstanding was $61.8 million.

For the years ended February 28, 2019, 2018 and 2017, there were income tax benefits of $1.0 million, $0.0 million and $0.0 million, respectively. This relates to net deferred federal and state income tax benefits with respect to operating losses and income derived from equity investments held in the taxable blockers.

Net realized gains (losses) on sales of investments

For the fiscal year ended February 28, 2019, the Company had $135.7 million of sales, repayments, exits or restructurings resulting in $4.9 million of net realized gains. The most significant realized gains and losses during the year ended February 28, 2019 were as follows (dollars in thousands):

Fiscal year ended February 28, 2019

Issuer	Asset Type	Gross Proceeds	Cost	Net Realized Gain
HMN Holdco, LLC	Equity Interests	$642,019	$61,647	$580,372
HMN Holdco, LLC	Equity Interests	4,539,322	438,353	4,100,969

For the year ended February 28, 2019, the $4.7 million of net realized gains on our investments in HMN Holdco, LLC was due to a refinancing transaction that included the sale of our equity position.

For the fiscal year ended February 28, 2018, the Company had $66.3 million of sales, repayments, exits or restructurings resulting in $5.9 million of net realized losses. The most significant realized gains and losses during the year ended February 28, 2018 were as follows (dollars in thousands):

Fiscal year ended February 28, 2018

Issuer	Asset Type	Gross Proceeds	Cost	Net Realized Gain (Loss)
My Alarm Center, LLC	Second Lien Term Loan	$2,617	$10,330	$(7,713)
Mercury Funding, LLC	Equity Interests	2,631	858	1,773

The $7.7 million of net realized loss on our investment in My Alarm Center, LLC was due to the completion of a sales transaction, following increasing leverage levels combined with declining market conditions in the sector.

The $1.8 million of net realized gain on our investment in Mercury Funding, LLC was driven by the completion of a sales transaction with a strategic acquirer.

For the fiscal year ended February 28, 2017, the Company had $121.2 million of sales, repayments, exits or restructurings resulting in $12.4 million of net realized gains. The most significant realized gains during the year ended February 28, 2017 were as follows (dollars in thousands):

Fiscal year ended February 28, 2017

Issuer	Asset Type	Gross Proceeds	Cost	Net Realized Gain
Take 5 Oil Change, L.L.C.	Common Stock	$6,505	$481	$6,024
Legacy Cabinets, Inc.	Common Stock Voting A-1	2,320	221	2,099
Legacy Cabinets, Inc.	Common Stock Voting B-1	1,464	139	1,325

The $6.0 million of net realized gain on our investment in Take 5 Oil Change, L.L.C. was due to the completion of a sales transaction with a strategic acquirer.

The $3.4 million of net realized gain on our investments in Legacy Cabinets, Inc. were due to a period of steadily improving performance, leading up to our sale of shares in Legacy Cabinets, Inc.

Net change in unrealized appreciation (depreciation) on investments

For the year ended February 28, 2019, our investments had a net change in unrealized depreciation of $2.9 million versus a net change in unrealized appreciation of $10.8 million for the year ended February 28, 2018. The most significant cumulative changes in unrealized appreciation (depreciation) for the year ended February 28, 2019, were the following (dollars in thousands):

Fiscal year ended February 28, 2019

Issuer	Asset Type	Cost	Fair Value	Total Unrealized Appreciation (Depreciation)	YTD Change in Unrealized Appreciation (Depreciation)
Elyria Foundry, L.L.C.	Equity Interests	$9,685	$1,804	$(7,881)	$(1,630)
Roscoe Medical, Inc.	Second Lien Term Loan	4,189	2,499	(1,690)	(1,419)
Netreo Holdings, LLC	Equity Interests	3,150	5,179	2,029	2,029
My Alarm Center, LLC	Equity Interests	2,358	1,113	(1,245)	(1,274)

The $1.6 million net change in unrealized depreciation in our investment in Elyria Foundry, L.L.C. was driven by changes in oil and gas end markets since year-end and increased labor costs, negatively impacting the Company’s performance.

The $1.4 million net change in unrealized depreciation in our investment in Roscoe Medical, Inc. was driven by decreased operating margins and reduced overall financial performance.

The $2.0 million net change in unrealized appreciation in our investment in Netreo Holdings, LLC was driven by growth and improved financial performance.

The $1.3 million net change in unrealized depreciation in our investment in My Alarm Center, LLC was driven by the issuance of new securities senior to existing investments.

For the year ended February 28, 2018, our investments had a net change in unrealized appreciation of $10.8 million versus a net change in unrealized depreciation of $10.6 million for the year ended February 28, 2017. The most significant cumulative changes in unrealized appreciation for the year ended February 28, 2018, were the following (dollars in thousands):

Fiscal year ended February 28, 2018

Issuer	Asset Type	Cost	Fair Value	Total Unrealized Appreciation (Depreciation)	YTD Change in Unrealized Appreciation
Elyria Foundry Company, L.L.C.	Equity Interests	$9,685	$3,434	$(6,251)	$2,553
My Alarm Center, LLC	Second Lien Term Loan	—	—	—	2,298
Easy Ice, LLC	Equity Interests	8,761	10,760	1,999	1,999
Saratoga Investment Corp. CLO 2013-1, Ltd.	Structured Finance Securities	9,296	11,875	2,579	1,948

The $2.6 million of net change in unrealized appreciation in our investment in Elyria Foundry Company, L.L.C. was driven by a continued increase in oil and gas markets, positively impacting the company’s performance.

The $2.3 million of net change in unrealized appreciation in our investment in My Alarm Center, LLC was driven by the completion of a sales transaction. In recognizing this loss as a result of the sale, unrealized depreciation was adjusted to zero, which resulted in a $2.3 million change in unrealized appreciation for the year.

The $2.0 million of net change in unrealized appreciation in our investment in Easy Ice, LLC was driven by the completion of a strategic acquisition that increased the scale and earnings of the business.

The $1.9 million of net change in unrealized appreciation in our investment in Saratoga CLO was driven by continued improved performance of the Saratoga CLO.

For the year ended February 28, 2017, our investments had a net change in unrealized depreciation of $10.6 million versus a net change in unrealized appreciation of $0.7 million for the year ended February 29, 2016. The most significant cumulative changes in unrealized depreciation for the year ended February 28, 2017, were the following (dollars in thousands):

Fiscal year ended February 28, 2017

Issuer	Asset Type	Cost	Fair Value	Total Unrealized Depreciation	YTD Change in Unrealized Depreciation
Take 5 Oil Change, L.L.C.	Common Stock	$—	$—	$—	$(5,755)
Legacy Cabinets, Inc.	Common Stock Voting A-1	—	—	—	(2,456)
Legacy Cabinets, Inc.	Common Stock Voting B-1	—	—	—	(1,550)
Elyria Foundry Company, L.L.C.	Common Stock	9,217	413	(8,804)	(1,613)

The $5.8 million of net change in unrealized depreciation in our investment in Take 5 Oil Change, L.L.C. was driven by the completion of a sales transaction with a strategic acquirer. In realizing this gain as a result of the sale, unrealized appreciation was adjusted to zero, which resulted in a $5.8 million change in unrealized depreciation for the year.

The $4.0 million of net change in unrealized depreciation in our investments in Legacy Cabinets, Inc. were driven by the completion of a sales transaction. In realizing these gains as a result of the sale, unrealized appreciation was adjusted to zero, which resulted in a $4.0 million change in unrealized depreciation for the year.

The $1.6 million of net change in unrealized depreciation in our investment in Elyria Foundry Company, L.L.C. was driven by a decline in oil and gas end markets since year-end, negatively impacting the company’s performance.

Changes in net assets resulting from operations

For the fiscal years ended February 28, 2019, February 28, 2018 and February 28, 2017, we recorded a net increase in net assets resulting from operations of $18.5 million, $17.7 million and $11.4 million, respectively. Based on 7,046,686 weighted average common shares outstanding as of February 28, 2019, our per share net increase in net assets resulting from operations was $2.63 for the fiscal year ended February 28, 2019. This compares to a per share net increase in net assets resulting from operations of $2.93 for the fiscal year ended February 28, 2018 (based on 6,024,040 weighted average common shares outstanding as of February 28, 2018), and a per share net increase in net assets resulting from operations of $1.98 for the fiscal year ended February 28, 2017 (based on 5,740,450 weighted average common shares outstanding as of February 28, 2017).

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

We intend to continue to generate cash primarily from cash flows from operations, including interest earned from our investments in debt in middle market companies, interest earned from the temporary investment of cash in U.S. government securities and other high-quality debt investments that mature in one year or less, future borrowings and future offerings of securities.

Although we expect to fund the growth of our investment portfolio through the net proceeds from future equity offerings, including our dividend reinvestment plan (“DRIP”), and issuances of senior securities or future borrowings, to the extent permitted by the 1940 Act, we cannot assure you that our plans to raise capital will be successful. In this regard, because our common stock has historically traded at a price below our current net asset value per share and we are limited in our ability to sell our common stock at a price below net asset value per share, we have been and may continue to be limited in our ability to raise equity capital.

In addition, we intend to distribute to our stockholders substantially all of our taxable income in order to satisfy the distribution requirement applicable to RICs under the Code. In satisfying this distribution requirement, we have in the past relied on Internal Revenue Service (“IRS”) issued private letter rulings concluding that a RIC may treat a distribution of its own stock as fulfilling its RIC distribution requirements if each stockholder may elect to receive his or her entire distribution in either cash or stock of the RIC subject to a limitation on the aggregate amount of cash to be distributed to all stockholders, which limitation must be at least 20.0% of the aggregate declared distribution. We may rely on these IRS private letter rulings in future periods to satisfy our RIC distribution requirement.

Also, as a BDC, we generally are required to meet a coverage ratio of total assets, less liabilities and indebtedness not represented by senior securities, to total senior securities, which include all of our borrowings and any outstanding preferred stock, of at least 200.0%, reduced to 150.0% effective April 16, 2019 following the approval received from the non-interested board of directors on April 16, 2018. This requirement limits the amount that we may borrow. Our asset coverage ratio, as defined in the 1940 Act, was 234.5% as of February 28, 2019 and 293.0% as of February 28, 2018. To fund growth in our investment portfolio in the future, we anticipate needing to raise additional capital from various sources, including the equity markets and other debt-related markets, which may or may not be available on favorable terms, if at all.

Consequently, we may not have the funds or the ability to fund new investments, to make additional investments in our portfolio companies, to fund our unfunded commitments to portfolio companies or to repay borrowings. Also, the illiquidity of our portfolio investments may make it difficult for us to sell these investments when desired and, if we are required to sell these investments, we may realize significantly less than their recorded value.

Madison revolving credit facility

Below is a summary of the terms of the senior secured revolving credit facility we entered into with Madison Capital Funding LLC (the “Credit Facility”) on June 30, 2010, which was most recently amended on May 18, 2017.

Availability. The Company can draw up to the lesser of (i) $40.0 million (the “Facility Amount”) and (ii) the product of the applicable advance rate (which varies from 50.0% to 75.0% depending on the type of loan asset) and the value, determined in accordance with the Credit Facility (the “Adjusted Borrowing Value”), of certain “eligible” loan assets pledged as security for the loan (the “Borrowing Base”), in each case less (a) the amount of any undrawn funding commitments the Company has under any loan asset and which are not covered by amounts in the Unfunded Exposure Account referred to below (the “Unfunded Exposure Amount”) and outstanding borrowings. Each loan asset held by the Company as of the date on which the Credit Facility was closed was valued as of that date and each loan asset that the Company acquires after such date will be valued at the lowest of its fair value, its face value (excluding accrued interest) and the purchase price paid for such loan asset. Adjustments to the value of a loan asset will be made to reflect, among other things, changes in its fair value, a default by the obligor on the loan asset, insolvency of the obligor, acceleration of the loan asset, and certain modifications to the terms of the loan asset.

The Credit Facility contains limitations on the type of loan assets that are “eligible” to be included in the Borrowing Base and as to the concentration level of certain categories of loan assets in the Borrowing Base such as restrictions on geographic and industry concentrations, asset size and quality, payment frequency, status and terms, average life, and collateral interests. In addition, if an asset is to remain an “eligible” loan asset, the Company may not make changes to the payment, amortization, collateral and certain other terms of the loan assets without the consent of the administrative agent that will either result in subordination of the loan asset or be materially adverse to the lenders.

Collateral. The Credit Facility is secured by substantially all of the assets of the Company (other than assets held by our SBIC subsidiary) and includes the subordinated notes (“CLO Notes”) issued by Saratoga CLO and the Company’s rights under the CLO Management Agreement (as defined below).

Interest Rate and Fees. Under the Credit Facility, funds are borrowed from or through certain lenders at the greater of the prevailing LIBOR rate and 1.00%, plus an applicable margin of 4.75%. At the Company’s option, funds may be borrowed based on an alternative base rate, which in no event will be less than 2.00%, and the applicable margin over such alternative base rate is 3.75%. In addition, the Company pays the lenders a commitment fee of 0.75% per year on the unused amount of the Credit Facility for the duration of the Revolving Period (defined below). Accrued interest and commitment fees are payable monthly. The Company was also obligated to pay certain other fees to the lenders in connection with the closing of the Credit Facility.

Revolving Period and Maturity Date. The Company may make and repay borrowings under the Credit Facility for a period of three years following the closing of the Credit Facility (the “Revolving Period”). The Revolving Period may be terminated at an earlier time by the Company or, upon the occurrence of an event of default, by action of the lenders or automatically. All borrowings and other amounts payable under the Credit Facility are due and payable in full five years after the end of the Revolving Period.

Collateral Tests. It is a condition precedent to any borrowing under the Credit Facility that the principal amount outstanding under the Credit Facility, after giving effect to the proposed borrowings, not exceed the lesser of the Borrowing Base or the Facility Amount (the “Borrowing Base Test”). In addition to satisfying the Borrowing Base Test, the following tests must also be satisfied (together with Borrowing Base Test, the “Collateral Tests”):

•        Interest Coverage Ratio. The ratio (expressed as a percentage) of interest collections with respect to pledged loan assets, less certain fees and expenses relating to the Credit Facility, to accrued interest and commitment fees and any breakage costs payable to the lenders under the Credit Facility for the last 6 payment periods must equal at least 175.0%.

•        Overcollateralization Ratio. The ratio (expressed as a percentage) of the aggregate Adjusted Borrowing Value of “eligible” pledged loan assets plus the fair value of certain ineligible pledged loan assets and the CLO Notes (in each case, subject to certain adjustments) to outstanding borrowings under the Credit Facility plus the Unfunded Exposure Amount must equal at least 200.0%.

•        Weighted Average FMV Test. The aggregate adjusted or weighted value of “eligible” pledged loan assets as a percentage of the aggregate outstanding principal balance of “eligible” pledged loan assets must be equal to or greater than 72.0% and 80.0% during the one-year periods prior to the first and second anniversary of the closing date, respectively, and 85.0% at all times thereafter.

The Credit Facility also requires payment of outstanding borrowings or replacement of pledged loan assets upon the Company’s breach of its representation and warranty that pledged loan assets included in the Borrowing Base are “eligible” loan assets. Such payments or replacements must equal the lower of the amount by which the

Borrowing Base is overstated as a result of such breach or any deficiency under the Collateral Tests at the time of repayment or replacement. Compliance with the Collateral Tests is also a condition to the discretionary sale of pledged loan assets by the Company.

Priority of Payments. During the Revolving Period, the priority of payments provisions of the Credit Facility require, after payment of specified fees and expenses and any necessary funding of the Unfunded Exposure Account, that collections of principal from the loan assets and, to the extent that these are insufficient, collections of interest from the loan assets, be applied on each payment date to payment of outstanding borrowings if the Borrowing Base Test, the Overcollateralization Ratio and the Interest Coverage Ratio would not otherwise be met. Similarly, following termination of the Revolving Period, collections of interest are required to be applied, after payment of certain fees and expenses, to cure any deficiencies in the Borrowing Base Test, the Interest Coverage Ratio and the Overcollateralization Ratio as of the relevant payment date.

Reserve Account. The Credit Facility requires the Company to set aside an amount equal to the sum of accrued interest, commitment fees and administrative agent fees due and payable on the next succeeding three payment dates (or corresponding to three payment periods). If for any monthly period during which fees and other payments accrue, the aggregate Adjusted Borrowing Value of “eligible” pledged loan assets which do not pay cash interest at least quarterly exceeds 15.0% of the aggregate Adjusted Borrowing Value of “eligible” pledged loan assets, the Company is required to set aside such interest and fees due and payable on the next succeeding six payment dates. Amounts in the reserve account can be applied solely to the payment of administrative agent fees, commitment fees, accrued and unpaid interest and any breakage costs payable to the lenders.

Unfunded Exposure Account. With respect to revolver or delayed draw loan assets, the Company is required to set aside in a designated account (the “Unfunded Exposure Account”) 100.0% of its outstanding and undrawn funding commitments with respect to such loan assets. The Unfunded Exposure Account is funded at the time the Company acquires a revolver or delayed draw loan asset and requests a related borrowing under the Credit Facility. The Unfunded Exposure Account is funded through a combination of proceeds of the requested borrowing and other Company funds, and if for any reason such amounts are insufficient, through application of the priority of payment provisions described above.

Operating Expenses. The priority of payments provision of the Credit Facility provides for the payment of certain operating expenses of the Company out of collections on principal and interest during the Revolving Period and out of collections on interest following the termination of the Revolving Period in accordance with the priority established in such provision. The operating expenses payable pursuant to the priority of payment provisions is limited to $350,000 for each monthly payment date or $2.5 million for the immediately preceding period of twelve consecutive monthly payment dates. This ceiling can be increased by the lesser of 5.0% or the percentage increase in the fair market value of all the Company’s assets only on the first monthly payment date to occur after each one-year anniversary following the closing of the Credit Facility. Upon the occurrence of a Manager Event (described below), the consent of the administrative agent is required in order to pay operating expenses through the priority of payments provision.

Events of Default. The Credit Facility contains certain negative covenants, customary representations and warranties and affirmative covenants and events of default. The Credit Facility does not contain grace periods for breach by the Company of certain covenants, including, without limitation, preservation of existence, negative pledge, change of name or jurisdiction and separate legal entity status of the Company covenants and certain other customary covenants. Other events of default under the Credit Facility include, among other things, the following:

•        an Interest Coverage Ratio of less than 150.0%;

•        an Overcollateralization Ratio of less than 175.0%;

•        the filing of certain ERISA or tax liens;

•        the occurrence of certain “Manager Events” such as:

•        failure by Saratoga Investment Advisors and its affiliates to maintain collectively, directly or indirectly, a cash equity investment in the Company in an amount equal to at least $5.0 million at any time prior to the third anniversary of the closing date;

•        failure of the Management Agreement between Saratoga Investment Advisors and the Company to be in full force and effect;

•        indictment or conviction of Saratoga Investment Advisors or any “key person” for a felony offense, or any fraud, embezzlement or misappropriation of funds by Saratoga Investment Advisors or any “key person” and, in the case of “key persons,” without a reputable, experienced individual reasonably satisfactory to Madison Capital Funding appointed to replace such key person within 30 days;

•        resignation, termination, disability or death of a “key person” or failure of any “key person” to provide active participation in Saratoga Investment Advisors’ daily activities, all without a reputable, experienced individual reasonably satisfactory to Madison Capital Funding appointed within 30 days; or

•        occurrence of any event constituting “cause” under the Collateral Management Agreement between the Company and Saratoga CLO (the “CLO Management Agreement”), delivery of a notice under Section 12(c) of the CLO Management Agreement with respect to the removal of the Company as collateral manager or the Company ceases to act as collateral manager under the CLO Management Agreement.

Conditions to Acquisitions and Pledges of Loan Assets. The Credit Facility imposes certain additional conditions to the acquisition and pledge of additional loan assets. Among other things, the Company may not acquire additional loan assets without the prior written consent of the administrative agent until such time that the administrative agent indicates in writing its satisfaction with Saratoga Investment Advisors’ policies, personnel and processes relating to the loan assets.

Fees and Expenses. The Company paid certain fees and reimbursed Madison Capital Funding LLC for the aggregate amount of all documented, out-of-pocket costs and expenses, including the reasonable fees and expenses of lawyers, incurred by Madison Capital Funding LLC in connection with the Credit Facility and the carrying out of any and all acts contemplated thereunder up to and as of the date of closing of the stock purchase transaction with Saratoga Investment Advisors and certain of its affiliates. These amounts totaled $2.0 million.

On February 24, 2012, we amended our senior secured revolving credit facility with Madison Capital Funding LLC to, among other things:

•        expand the borrowing capacity under the Credit Facility from $40.0 million to $45.0 million;

•        extend the period during which we may make and repay borrowings under the Credit Facility from July 30, 2013 to February 24, 2015 (the “Revolving Period”). The Revolving Period may, upon the occurrence of an event of default, by action of the lenders or automatically, be terminated. All borrowings and other amounts payable under the Credit Facility are due and payable five years after the end of the Revolving Period; and

•        remove the condition that we may not acquire additional loan assets without the prior written consent of the administrative agent.

On September 17, 2014, we entered into a second amendment to the Revolving Facility with Madison Capital Funding LLC to, among other things:

•        extend the commitment termination date from February 24, 2015 to September 17, 2017;

•        extend the maturity date of the Revolving Facility from February 24, 2020 to September 17, 2022 (unless terminated sooner upon certain events);

•        reduce the applicable margin rate on base rate borrowings from 4.50% to 3.75%, and on LIBOR borrowings from 5.50% to 4.75%; and

•        reduce the floor on base rate borrowings from 3.00% to 2.25%; and on LIBOR borrowings from 2.00% to 1.25%.

On May 18, 2017, we entered into a third amendment to the Credit Facility with Madison Capital Funding LLC to, among other things:

•        extend the commitment termination date from September 17, 2017 to September 17, 2020;

•        extend the final maturity date of the Credit Facility from September 17, 2022 to September 17, 2025;

•        reduce the floor on base rate borrowings from 2.25% to 2.00%;

•        reduce the floor on LIBOR borrowings from 1.25% to 1.00%; and

•        reduce the commitment fee rate from 0.75% to 0.50% for any period during which the ratio of advances outstanding to aggregate commitments, expressed as a percentage, is greater than or equal to 50%.

As of February 28, 2019, we had no outstanding borrowings under the Credit Facility and $150.0 million of SBA-guaranteed debentures outstanding (which are discussed below). As of February 28, 2018, we had no outstanding borrowings under the Credit Facility and $137.7 million of SBA-guaranteed debentures outstanding. Our borrowing base under the Credit Facility at February 28, 2019 and February 28, 2018 was $30.6 million and $27.4 million, respectively.

Our asset coverage ratio, as defined in the 1940 Act, was 234.5% as of February 28, 2019 and 293.0% as of February 28, 2018.

SBA-guaranteed debentures

In addition, we, through a wholly-owned subsidiary, sought and obtained a license from the SBA to operate an SBIC. In this regard, on March 28, 2012, our wholly-owned subsidiary, Saratoga Investment Corp. SBIC, LP, received a license from the SBA to operate as an SBIC under Section 301(c) of the Small Business Investment Act of 1958. SBICs are designated to stimulate the flow of private equity capital to eligible small businesses. Under SBA regulations, SBICs may make loans to eligible small businesses and invest in the equity securities of small businesses.

The SBIC license allows our SBIC subsidiary to obtain leverage by issuing SBA-guaranteed debentures. SBA-guaranteed debentures are non-recourse, interest only debentures with interest payable semi-annually and have a ten-year maturity. The principal amount of SBA-guaranteed debentures is not required to be paid prior to maturity but may be prepaid at any time without penalty. The interest rate of SBA-guaranteed debentures is fixed on a semi-annual basis at a market-driven spread over U.S. Treasury Notes with 10-year maturities.

SBA regulations currently limit the amount that our SBIC subsidiary may borrow to a maximum of $150.0 million when it has at least $75.0 million in regulatory capital, receives a capital commitment from the SBA and has been through an examination by the SBA subsequent to licensing. As of February 28, 2019, our SBIC subsidiary had $75.0 million in regulatory capital and $150.0 million SBA-guaranteed debentures outstanding.

We received exemptive relief from the SEC to permit us to exclude the debt of our SBIC subsidiary guaranteed by the SBA from the definition of senior securities in the asset coverage test under the 1940 Act. This allows us increased flexibility under the asset coverage test by permitting us to borrow up to $150.0 million more than we would otherwise be able to absent the receipt of this exemptive relief. On April 16, 2018, as permitted by the Small Business Credit Availability Act, which was signed into law on March 23, 2018, our non-interested board of directors approved of our becoming subject to a minimum asset coverage ratio of 150.0% from 200% under Sections 18(a)(1) and 18(a)(2) of the 1940 Act. The 150.0% asset coverage ratio became effective on April 16, 2019.

On September 27, 2018, the SBA issued a “green light” letter inviting us to file a formal license application for a second SBIC license. If approved, the additional SBIC license would provide the Company with an incremental source of long-term capital by permitting us to issue, subject to SBA approval, up to $175.0 million of additional SBA-guaranteed debentures in addition to the $150.0 million already approved under the Company’s first license. Receipt of a green light letter from the SBA does not assure an applicant that the SBA will ultimately issue an SBIC license and the Company has received no assurance or indication from the SBA that it will receive an additional SBIC license, or of the timeframe in which it would receive an additional license, should one ultimately be granted.

Unsecured notes

In May 2013, we issued $48.3 million in aggregate principal amount of our 2020 Notes for net proceeds of $46.1 million after deducting underwriting commissions of $1.9 million and offering costs of $0.3 million. The proceeds included the underwriters’ full exercise of their overallotment option. Interest on these 2020 Notes is paid quarterly in arrears on February 15, May 15, August 15 and November 15, at a rate of 7.50% per year, beginning August 15, 2013. The 2020 Notes mature on May 31, 2020 and since May 31, 2016, may be redeemed in whole or in part at any time or from time to time at our option. In connection with the issuance of the 2020 Notes, we agreed to the following covenants for the period of time during which the 2020 Notes are outstanding:

•        we will not violate (whether or not we are subject to) Section 18(a)(1)(A) as modified by Section 61(a)(1) of the 1940 Act or any successor provisions, but giving effect to any exemptive relief granted to us by the SEC. Currently, these provisions generally prohibit us from making additional borrowings, including through the issuance of additional debt or the sale of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals at least 200.0% after such borrowings.

•        we will not violate (regardless of whether we are subject to) Section 18(a)(1)(B) as modified by Section 61(a)(1) of the 1940 Act or any successor provisions, but giving effect to (i) any exemptive relief granted to us by the SEC and (ii) no-action relief granted by the SEC to another BDC (or to the Company if it determines to seek such similar no-action or other relief) permitting the BDC to declare any cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by Section 61(a)(1) of the 1940 Act in order to maintain the BDC’s status as a regulated investment company under the Code. Currently these provisions generally prohibit us from declaring any cash dividend or distribution upon any class of our capital stock, or purchasing any such capital stock if our asset coverage, as defined in the 1940 Act, is below 200.0% at the time of the declaration of the dividend or distribution or the purchase and after deducting the amount of such dividend, distribution or purchase.

The 2020 Notes were redeemed in full on January 13, 2017 and are no longer listed on the NYSE.

On May 29, 2015, we entered into a Debt Distribution Agreement with Ladenburg Thalmann & Co. through which we may offer for sale, from time to time, up to $20.0 million in aggregate principal amount of the 2020 Notes through an ATM offering. Prior to the 2020 Notes being redeemed in full, the Company had sold 539,725 bonds with a principal of $13.5 million at an average price of $25.31 for aggregate net proceeds of $13.4 million (net of transaction costs).

On December 21, 2016, we issued $74.5 million in aggregate principal amount of our 2023 Notes for net proceeds of $71.7 million after deducting underwriting commissions of approximately $2.3 million and offering costs of approximately $0.5 million. The issuance included the exercise of substantially all of the underwriters’ option to purchase an additional $9.8 million aggregate principal amount of 2023 Notes within 30 days. Interest on the 2023 Notes is paid quarterly in arrears on March 15, June 15, September 15 and December 15, at a rate of 6.75% per year, beginning March 30, 2017. The 2023 Notes mature on December 30, 2023, and commencing December 21, 2019, may be redeemed in whole or in part at any time or from time to time at our option. The net proceeds from the offering were used to repay all of the outstanding indebtedness under the 2020 Notes on January 13, 2017, which amounted to $61.8 million, and for general corporate purposes in accordance with our investment objective and strategies. The 2023 Notes are listed on the NYSE under the trading symbol “SAB” with a par value of $25.00 per share.

On August 28, 2018, the Company issued $40.0 million in aggregate principal amount of our 6.25% fixed-rate notes due 2025 (the “2025 Notes”) for net proceeds of $38.7 million after deducting underwriting commissions of approximately $1.3 million. Offering costs incurred were approximately $0.3 million. The issuance included the full exercise of the underwriters’ option to purchase an additional $5.0 million aggregate principal amount of 2025 Notes within 30 days. Interest on the 2025 Notes is paid quarterly in arrears on February 28, May 31, August 31 and November 30, at a rate of 6.25% per year, beginning November 30, 2018. The 2025 Notes mature on August 31, 2025 and commencing August 28, 2021, may be redeemed in whole or in part at any time or from time to time at our option. The net proceeds from the offering were used for general corporate purposes in accordance with our investment objective and strategies. Financing costs of $1.6 million related to the 2025 Notes have been capitalized and are being amortized over the term of the 2025 Notes. The 2025 Notes are listed on the NYSE under the trading symbol “SAF” with a par value of $25.00 per share.

On February 5, 2019, the Company completed a re-opening and up-sizing of its existing 2025 Notes by issuing an additional $20.0 million in aggregate principal amount for net proceeds of $19.2 million after deducting underwriting commissions of approximately $0.6 million and discount of $0.2 million. Offering costs incurred were approximately $0.2 million. The issuance included the full exercise of the underwriters’ option to purchase an additional $2.5 million aggregate principal amount of 2025 Notes within 30 days. Interest rate, interest payment dates and maturity remain unchanged from the existing 2025 Notes issued in August 2018. The net proceeds from this offering were used for general corporate purposes in accordance with our investment objective and strategies. The financing costs and discount of $1.0 million related to the 2025 Notes have been capitalized and are being amortized over the term of the 2025 Notes.

At February 28, 2019, the total 2023 Notes and 2025 Notes outstanding was $74.5 million and $60.0 million, respectively.

In connection with the issuance of the 2023 Notes and 2025 Notes, we agreed to the following covenants for the period of time during which the notes are outstanding:

•        we will not violate (whether or not we are subject to) Section 18(a)(1)(A) as modified by Section 61(a)(1) of the 1940 Act or any successor provisions, but giving effect to any exemptive relief granted to us by the SEC. These provisions generally prohibit us from making additional borrowings, including through the issuance of additional debt or the sale of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals at least 200% after such borrowings, or, if we obtain the required approvals from our independent directors and/or stockholders, 150% (after deducting the amount of such dividend, distribution or purchase price, as the case may be).

•        we will not declare any dividend (except a dividend payable in our stock), or declare any other distribution, upon a class of our capital stock, or purchase any such capital stock, unless, in every such case, at the time of the declaration of any such dividend or distribution, or at the time of any such purchase, we have an asset coverage (as defined in the 1940 Act) of at least 150.0%, as such obligation may be amended or superseded, after deducting the amount of such dividend, distribution or purchase price, as the case may be, and in each case giving effect to (i) any exemptive relief granted to us by the SEC, and (ii) any SEC no-action relief granted by the SEC to another BDC (or to us if we determine to seek such similar no-action or other relief) permitting the BDC to declare any cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by such provisions of Section 61(a) of the 1940 Act as may be applicable to us from time to time, as such obligation may be amended or superseded, in order to maintain such BDC’s status as a regulated investment company under Subchapter M of the Code.

•        if, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, to file any periodic reports with the SEC, we agree to furnish to holders of the 2023 Notes and the Trustee, for the period of time during which the 2023 Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable United States generally accepted accounting principles.

At February 28, 2019 and February 28, 2018, the fair value of investments, cash and cash equivalents and cash and cash equivalents, reserve accounts were as follows:

	February 28, 2019		February 28, 2018
	Fair Value	Percentage of Total	Fair Value	Percentage of Total
	($ in thousands)
Cash and cash equivalents	$30,799	6.6%	$3,928	1.1%
Cash and cash equivalents, reserve accounts	31,295	6.7	9,850	2.8
Syndicated loans	—	—	4,106	1.1
First lien term loans	202,846	43.7	197,359	55.4
Second lien term loans	125,786	27.1	95,075	26.7
Unsecured term loans	2,100	0.5	—	—
Structured finance securities	35,328	7.6	16,374	4.6
Equity interests	35,960	7.8	29,780	8.3
Total	$464,114	100.0%	$356,472	100.0%

On July 13, 2018, the Company issued 1,150,000 shares of its common stock priced at $25.00 per share (par value $0.001 per share) at an aggregate total of $28.75 million. The net proceeds, after deducting underwriting commissions of $1.15 million and offering costs of approximately $0.2 million, amounted to approximately $27.4 million. The Company also granted the underwriters a 30-day option to purchase up to an additional 172,500 shares of its common stock, which was not exercised.

On March 16, 2017, we entered into an equity distribution agreement with Ladenburg Thalmann & Co. Inc., through which we may offer for sale, from time to time, up to $30.0 million of our common stock through an ATM offering. As of February 28, 2019, the Company sold 494,672 shares for gross proceeds of $11.2 million at an average price of $22.72 for aggregate net proceeds of $11.1 million (net of transaction costs).

On September 24, 2014, we announced the approval of an open market share repurchase plan that allows it to repurchase up to 200,000 shares of our common stock at prices below our NAV as reported in its then most recently published consolidated financial statements, which was subsequently increased to 400,000 shares of our common stock. On October 5, 2016, our board of directors extended the open market share repurchase plan for another year to October 15, 2017 and increased the number of shares we are permitted to repurchase at prices below our NAV, as reported in its then most recently published consolidated financial statements, to 600,000 shares of our common stock. On October 10, 2017 and January 8, 2019, the Company’s board of directors extended the open market share repurchase plan for another year to October 15, 2018 and January 15, 2020, respectively, each time leaving the number of shares unchanged at 600,000 shares of its common stock. As of February 28, 2019, we purchased 218,491 shares of common stock, at the average price of $16.87 for approximately $3.7 million pursuant to this repurchase plan.

On February 26, 2019, our board of directors declared a dividend of $0.54 per share, which was paid on March 28, 2019, to common stockholders of record as of March 14, 2019. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP. Based on shareholder elections, the dividend consisted of approximately $3.5 million in cash and 31,240 newly issued shares of common stock, or 0.4% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $21.36 per share, which equaled the volume weighted average trading price per share of the common stock on March 15, 18, 19, 20, 21, 22, 25, 26, 27 and 28, 2019.

On November 27, 2018, our board declared a dividend of $0.53 per share payable on January 2, 2019, to common stockholders of record on December 17, 2018. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to the Company’s DRIP. Based on shareholder elections, the dividend consisted of approximately $3.4 million in cash and 30,796 newly issued shares of common stock, or 0.4% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $18.88 per share, which equaled 95.0% of the volume weighted average trading price per share of the common stock on December 18, 19, 20, 21, 24, 26, 27, 28, 31, 2018 and January 2, 2019.

On August 28, 2018, our board of directors declared a dividend of $0.52 per share, which was paid on September 27, 2018, to common stockholders of record as of September 17, 2018. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP. Based on shareholder elections, the dividend consisted of approximately $3.3 million in cash and 25,862 newly issued shares of common stock, or 0.3% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $22.35 per share, which equaled 95.0% of the volume weighted average trading price per share of the common stock on September 14, 17, 18, 19, 20, 21, 24, 25, 26 and 27, 2018.

On May 30, 2018, our board of directors declared a dividend of $0.51 per share, which was paid on June 27, 2018, to common stockholders of record as of June 15, 2018. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP. Based on shareholder elections, the dividend consisted of approximately $2.7 million in cash and 21,562 newly issued shares of common stock, or 0.3% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $23.72 per share, which equaled 95.0% of the volume weighted average trading price per share of the common stock on June 14, 15, 18, 19, 20, 21, 22, 25, 26 and 27, 2018.

On February 26, 2018, our board of directors declared a dividend of $0.50 per share, which was paid on March 26, 2018, to common stockholders of record as of March 14, 2018. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP. Based on shareholder elections, the dividend consisted of approximately $2.6 million in cash and 25,354 newly issued shares of common stock, or 0.4% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $19.91 per share, which equaled the volume weighted average trading price per share of the common stock on March 13, 14, 15, 16, 19, 20, 21, 22, 23 and 26, 2018.

On November 29, 2017, our board of directors declared a dividend of $0.49 per share payable on December 27, 2017, to common stockholders of record on December 15, 2017. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP. Based on shareholder elections, the dividend consisted of approximately $2.5 million in cash and 25,435 newly issued shares of common stock, or 0.4% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $21.14 per share, which equaled the volume weighted average trading price per share of the common stock on December 13, 14, 15, 18, 19, 20, 21, 22, 26 and 27, 2017.

On August 28, 2017, our board of directors declared a dividend of $0.48 per share payable on September 26, 2017, to common stockholders of record on September 15, 2017. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP. Based on shareholder elections, the dividend consisted of approximately $2.2 million in cash and 33,551 newly issued shares of common stock, or 0.6% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $20.19 per share, which equaled the volume weighted average trading price per share of the common stock on September 13, 14, 15, 18, 19, 20, 21, 22, 25 and 26, 2017.

On May 30, 2017, our board of directors declared a dividend of $0.47 per share which was paid on June 27, 2017, to common stockholders of record on June 15, 2017. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP. Based on shareholder elections, the dividend consisted of approximately $2.3 million in cash and 26,222 newly issued shares of common stock, or 0.4% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $20.04 per share, which equaled the volume weighted average trading price per share of the common stock on June 14, 15, 16, 19, 20, 21, 22, 23, 26 and 27, 2017.

On February 28, 2017, our board of directors declared a dividend of $0.46 per share, which was paid on March 28, 2017, to common stockholders of record as of March 15, 2017. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP. Based on shareholder elections, the dividend consisted of approximately $2.0 million in cash and 29,096 newly issued shares of common stock, or 0.5% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $21.38 per share, which equaled the volume weighted average trading price per share of the common stock on March 15, 16, 17, 20, 21, 22, 23, 24, 27 and 28, 2017.

On January 12, 2017, our board of directors declared a dividend of $0.45 per share, which was paid on February 9, 2017, to common stockholders of record as of January 31, 2017. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP. Based on shareholder elections, the dividend consisted of approximately $1.6 million in cash and 50,453 newly issued shares of common stock, or 0.9% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $20.25 per share, which equaled the volume weighted average trading price per share of the common stock on January 27, 30, 31 and February 1, 2, 3, 6, 7, 8 and 9, 2017.

On October 5, 2016, our board of directors declared a dividend of $0.44 per share, which was paid on November 9, 2016, to common stockholders of record as of October 31, 2016. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP. Based on shareholder elections, the dividend consisted of approximately $1.5 million in cash and 58,548 newly issued shares of common stock, or 1.0% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $17.12 per share, which equaled the volume weighted average trading price per share of the common stock on October 27, 28, 31 and November 1, 2, 3, 4, 7, 8 and 9, 2016.

On August 8, 2016, our board of directors declared a special dividend of $0.20 per share, which was paid on September 5, 2016, to common stockholders of record as of August 24, 2016. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP. Based on shareholder elections, the dividend consisted of approximately $0.7 million in cash and 24,786 newly issued shares of common stock, or 0.4% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $17.06 per share, which equaled the volume weighted average trading price per share of the common stock on August 22, 23, 24, 25, 26, 29, 30, 31 and September 1 and 2, 2016.

On July 7, 2016, our board of directors declared a dividend of $0.43 per share, which was paid on August 9, 2016, to common stockholders of record as of July 29, 2016. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP. Based on shareholder elections, the dividend consisted of approximately $1.5 million in cash and 58,167 newly issued shares of common stock, or 1.0% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $16.32 per share, which equaled the volume weighted average trading price per share of the common stock on July 27, 28, 29 and August 1, 2, 3, 4, 5, 8 and 9, 2016.

On March 31, 2016, our board of directors declared a dividend of $0.41 per share, which was paid on April 27, 2016, to common stockholders of record as of April 15, 2016. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP. Based on shareholder elections, the dividend consisted of approximately $1.5 million in cash and 56,728 newly issued shares of common stock, or 1.0% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $15.43 per share, which equaled the volume weighted average trading price per share of the common stock on April 14, 15, 18, 19, 20, 21, 22, 25, 26 and 27, 2016.

On January 12, 2016, our board of directors declared a dividend of $0.40 per share, which was paid on February 29, 2016, to common stockholders of record as of February 1, 2016. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP. Based on shareholder elections, the dividend consisted of approximately $1.4 million in cash and 66,765 newly issued shares of common stock, or 1.2% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $13.11 per share, which equaled the volume weighted average trading price per share of the common stock on February 16, 17, 18, 19, 22, 23, 24, 25, 26 and 29, 2016.

On October 7, 2015, our board of directors declared a dividend of $0.36 per share, which was paid on November 30, 2015, to common stockholders of record as of November 2, 2015. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP. Based on shareholder elections, the dividend consisted of approximately $1.1 million in cash and 61,029 newly issued shares of common stock, or 1.1% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $14.53 per share, which equaled the volume weighted average trading price per share of the common stock on November 16, 17, 18, 19, 20, 23, 24, 25, 27 and 30, 2015.

On July 8, 2015, our board of directors declared a dividend of $0.33 per share, which was paid on August 31, 2015, to common stockholders of record as of August 3, 2015. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP. Based on shareholder elections, the dividend consisted of approximately $1.1 million in cash and 47,861 newly issued shares of common stock, or 0.9% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $15.28 per share, which equaled the volume weighted average trading price per share of the common stock on August 18, 19, 20, 21, 24, 25, 26, 27, 28 and 31, 2015.

On May 14, 2015, our board of directors declared a special dividend of $1.00 per share, which was paid on June 5, 2015, to common stockholders of record on as of May 26, 2015. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP. Based on shareholder elections, the dividend consisted of approximately $3.4 million in cash and 126,230 newly issued shares of common stock, or 2.3% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $16.47 per share, which equaled the volume weighted average trading price per share of the common stock on May 22, 26, 27, 28, 29 and June 1, 2, 3, 4, and 5, 2015.

On April 9, 2015, our board of directors declared a dividend of $0.27 per share, which was paid on May 29, 2015, to common stockholders of record as of May 4, 2015. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP. Based on shareholder elections, the dividend consisted of approximately $0.9 million in cash and 33,766 newly issued shares of common stock, or 0.6% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $16.78 per share, which equaled the volume weighted average trading price per share of the common stock on May 15, 18, 19, 20, 21, 22, 26, 27, 28 and 29, 2015.

On September 24, 2014, our board of directors declared a dividend of $0.22 per share, which was paid on February 27, 2015, to common stockholders of record on February 2, 2015. Shareholders have the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP. Based on shareholder elections, the dividend consisted of approximately $0.8 million in cash and 26,858 newly issued shares of common stock, or 0.5% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $14.97 per share, which equaled the volume weighted average trading price per share of the common stock on February 13, 17, 18, 19, 20, 23, 24, 25, 26 and 27, 2015.

Also, on September 24, 2014, our board of directors declared a dividend of $0.18 per share, which was paid on November 28, 2014, to common stockholders of record on November 3, 2014. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock pursuant to our DRIP. Based on shareholder elections, the dividend consisted of approximately $0.6 million in cash and 22,283 newly issued shares of common stock, or 0.4% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $14.37 per share, which equaled the volume weighted average trading price per share of the common stock on November 14, 17, 18, 19, 20, 21, 24, 25, 26 and 28, 2014.

On October 30, 2013, our board of directors declared a dividend of $2.65 per share, which was paid on December 27, 2013, to common stockholders of record as of November 13, 2013. Shareholders had the option to receive payment of the dividend in cash, shares of common stock, or a combination of cash and shares of common stock, provided that the aggregate cash payable to all shareholders was limited to approximately $2.5 million or $0.53 per share. This dividend was declared in reliance on certain private letter rulings issued by the IRS concluding that a RIC may treat a distribution of its own stock as fulfilling its RIC distribution requirements if each stockholder may elect to receive his or her entire distribution in either cash or stock of the RIC subject to a limitation on the aggregate amount of cash to be distributed to all stockholders, which limitation must be at least 20.0% of the aggregate declared distribution. Based on shareholder elections, the dividend consisted of approximately $2.5 million in cash and 649,500 shares of common stock, or 13.7% of our outstanding common stock prior to the dividend payment. The amount of cash elected to be received was greater than the cash limit of 20.0% of the aggregate dividend amount, thus resulting in the payment of a combination of cash and stock to shareholders who elected to receive cash. The number of shares of common stock comprising the stock portion was calculated based on a price of $15.439 per share, which equaled the volume weighted average trading price per share of the common stock on December 11, 13 and 16, 2013.

On November 9, 2012, our board of directors declared a dividend of $4.25 per share, which was paid on December 31, 2012, to common stockholders of record as of November 20, 2012. Shareholders had the option to receive payment of the dividend in cash, shares of common stock, or a combination of cash and shares of common stock, provided that the aggregate cash payable to all shareholders was limited to approximately $3.3 million or $0.85 per share. Based on shareholder elections, the dividend consisted of $3.3 million in cash and 853,455 shares of common stock, or 22.0% of our outstanding common stock prior to the dividend payment. The amount of cash elected to be received was greater than the cash limit of 20.0% of the aggregate dividend amount, thus resulting in the payment of a combination of cash and stock to shareholders who elected to receive cash. The number of shares of common stock comprising the stock portion was calculated based on a price of $15.444 per share, which equaled the volume weighted average trading price per share of the common stock on December 14, 17 and 19, 2012.

On November 15, 2011, our board of directors declared a dividend of $3.00 per share, which was paid on December 30, 2011, to common stockholders of record as of November 25, 2011. Shareholders had the option to receive payment of the dividend in cash, shares of common stock, or a combination of cash and shares of common stock, provided that the aggregate cash payable to all shareholders was limited to $2.0 million or $0.60 per share. Based on shareholder elections, the dividend consisted of $2.0 million in cash and 599,584 shares of common stock, or 18.0% of our outstanding common stock prior to the dividend payment. The amount of cash elected to be received was greater than the cash limit of 20.0% of the aggregate dividend amount, thus resulting in the payment of a combination of cash and stock to shareholders who elected to receive cash. The number of shares of common stock comprising the stock portion was calculated based on a price of $13.117067 per share, which equaled the volume weighted average trading price per share of the common stock on December 20, 21 and 22, 2011.

On November 12, 2010, our board of directors declared a dividend of $4.40 per share to shareholders payable in cash or shares of our common stock, in accordance with the provisions of the IRS Revenue Procedure 2010-12, which allows a publicly-traded regulated investment company to satisfy its distribution requirements with a distribution paid partly in common stock provided that at least 10.0% of the distribution is payable in cash. The dividend was paid on December 29, 2010 to common shareholders of record on November 19, 2010. Based on shareholder elections, the dividend consisted of $1.2 million in cash and 596,235 shares of common stock, or 22.0% of our outstanding common stock prior to the dividend payment. The amount of cash elected to be received was greater than the cash limit of 10.0% of the aggregate dividend amount, thus resulting in the payment of a combination of cash and stock to shareholders who elected to receive cash. The number of shares of common stock comprising the stock portion was calculated based on a price of $17.8049 per share, which equaled the volume weighted average trading price per share of the common stock on December 20, 21 and 22, 2010.

On November 13, 2009, our board of directors declared a dividend of $18.25 per share, which was paid on December 31, 2009, to common stockholders of record as of November 25, 2009. Shareholders had the option to receive payment of the dividend in cash, shares of common stock, or a combination of cash and shares of common stock, provided that the aggregate cash payable to all shareholders was limited to $2.1 million or $0.25 per share. Based on shareholder elections, the dividend consisted of $2.1 million in cash and 864,872.5 shares of common stock, or 104.0% of our outstanding common stock prior to the dividend payment. The amount of cash elected to be received was greater than the cash limit of 13.7% of the aggregate dividend amount, thus resulting in the payment of a combination of cash and stock to shareholders who elected to receive cash. The number of shares of common stock comprising the stock portion was calculated based on a price of $1.5099 per share, which equaled the volume weighted average trading price per share of the common stock on December 24 and 28, 2009.

We cannot provide any assurance that these measures will provide sufficient sources of liquidity to support our operations and growth.

Contractual obligations

The following table shows our payment obligations for repayment of debt and other contractual obligations as of February 28, 2019:

		Payment Due by Period
Long-Term Debt Obligations	Total	Less Than 1 Year	1 – 3 Years	3 – 5 Years	More Than 5 Years
	($ in thousands)
Revolving credit facility	$—	$—	$—	$—	$—
SBA debentures	150,000	—	—	40,000	110,000
2023 Notes	74,451	—	—	74,451	—
2025 Notes	60,000	—	—	—	60,000
Total Long-Term Debt Obligations	$284,451	$—	$—	$114,451	$170,000

Off-balance sheet arrangements

As of February 28, 2019 and February 28, 2018, the Company’s off-balance sheet arrangements consisted of $4.5 million and $4.9 million, respectively, of unfunded commitments outstanding to provide debt financing to its portfolio companies or to fund limited partnership interests. Such commitments are generally up to the Company’s discretion to approve, or the satisfaction of certain financial and nonfinancial covenants and involve, to varying degrees, elements of credit risk in excess of the amount recognized in the Company’s consolidated statements of assets and liabilities and are not reflected in the Company’s consolidated statements of assets and liabilities.

A summary of the unfunded commitments outstanding as of February 28, 2019 and February 28, 2018 is shown in the table below (dollars in thousands):

	February 28, 2019	February 28, 2018
Axiom Purchaser, Inc.	$1,000	$—
CLEO Communications Holdings, LLC	—	2,000
Destiny Solutions, Inc.	1,500	—
GDS Holdings US, LLC	1,000	—
GreyHeller LLC	—	2,000
Omatic Software, LLC	1,000	—
Pathway Partners Vet Management Company LLC	—	917
Total	$4,500	$4,917

SENIOR SECURITIES

(dollar amounts in thousands, except per share data)

Information about our senior securities is shown in the following table as of February 28/29 for the fiscal years indicated in the table, unless otherwise noted. Ernst & Young LLP’s report on the table, as of February 28, 2019, is attached as an exhibit to the registration statement of which this prospectus is a part. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Financial condition, liquidity and capital resources” for more detailed information regarding the senior securities.

Class and Year(1)(2)	Total Amount Outstanding Exclusive of Treasury Securities(3)	Asset Coverage per Unit(4)	Involuntary Liquidating Preference per Share(5)	Average Market Value per Share(6)
	(in thousands)
Credit Facility with Madison Capital Funding
Fiscal year 2019 (as of February 28, 2019)	$—	$2,345	—	N/A
Fiscal year 2018 (as of February 28, 2018)	$—	$2,930	—	N/A
Fiscal year 2017 (as of February 28, 2017)	$—	$2,710	—	N/A
Fiscal year 2016 (as of February 29, 2016)	$—	$3,025	—	N/A
Fiscal year 2015 (as of February 28, 2015)	$9,600	$3,117	—	N/A
Fiscal year 2014 (as of February 28, 2014)	$—	$3,348	—	N/A
Fiscal year 2013 (as of February 28, 2013)	$24,300	$5,421	—	N/A
Fiscal year 2012 (as of February 29, 2012)	$20,000	$5,834	—	N/A
Fiscal year 2011 (as of February 28, 2011)	$4,500	$20,077	—	N/A
Fiscal year 2010 (as of February 28, 2010)	$—	$—	—	N/A
Fiscal year 2009 (as of February 28, 2009)	$—	$—	—	N/A
Fiscal year 2008 (as of February 29, 2008)	$—	$—	—	N/A
Fiscal year 2007 (as of February 28, 2007)	$—	$—	—	—
7.50% Notes due 2020(8)
Fiscal year 2017 (as of February 28, 2017)	$—	$—	—	N/A
Fiscal year 2016 (as of February 29, 2016)	$61,793	$3,025		$25.24	(7)
Fiscal year 2015 (as of February 28, 2015)	$48,300	$3,117	—	$25.46	(7)
Fiscal year 2014 (as of February 28, 2014)	$48,300	$3,348	—	$25.18	(7)
Fiscal year 2013 (as of February 28, 2013)	$—	$—	—	N/A
Fiscal year 2012 (as of February 29, 2012)	$—	$—	—	N/A
Fiscal year 2011 (as of February 28, 2011)	$—	$—	—	N/A
Fiscal year 2010 (as of February 28, 2010)	$—	$—	—	N/A
Fiscal year 2009 (as of February 28, 2009)	$—	$—	—	N/A
Fiscal year 2008 (as of February 29, 2008)	$—	$—	—	N/A
Fiscal year 2007 (as of February 28, 2007)	$—	$—	—	—
6.75% Notes due 2023
Fiscal year 2019 (as of February 28, 2019)	$74,451	$2,345	—	$25.74	(9)
Fiscal year 2018 (as of February 28, 2018)	$74,451	$2,930	—	$26.05	(9)
Fiscal year 2017 (as of February 28, 2017)	$74,451	$2,710	—	$25.89	(9)
6.25% Notes due 2025
Fiscal year 2019 (as of February 28, 2019)	$60,000	$2,345	—	$24.97	(10)

____________

(1)      We have excluded our SBA-guaranteed debentures from this table because the SEC has granted us exemptive relief that permits us to exclude such debentures from the definition of senior securities in the 200% asset coverage ratio we are required to maintain under the 1940 Act. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Financial Condition, Liquidity and Capital Resources.”

(2)      This table does not include the senior securities of our predecessor entity, GSC Investment Corp., relating to a revolving securitized credit facility with Deutsche Bank, in light of the fact that the Company was under different management during the time that such credit facility was outstanding.

(3)      Total amount of senior securities outstanding at the end of the period presented.

(4)      Asset coverage per unit is the ratio of our total assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness, calculated on a total basis.

(5)      The amount to which such class of senior security would be entitled upon the involuntary liquidation of the issuer in preference to any security junior to it. The “—” indicates information which the Securities and Exchange Commission expressly does not require to be disclosed for certain types of senior securities.

(6)      Not applicable for credit facility because not registered for public trading.

(7)      Based on the average daily trading price of the 2020 Notes on the NYSE.

(8)      On January 13, 2017, the Company redeemed in full its 2020 Notes. The Company used a portion of the net proceeds from the 2023 Notes offering, which was completed in December 2016, to redeem the 2020 Notes in full.

(9)      Based on the average daily trading price of the 2023 Notes on the NYSE.

(10)    Based on the average daily trading price of the 2025 Notes on the NYSE.

BUSINESS

General

We are a specialty finance company that provides customized financing solutions to U.S middle-market businesses. We primarily invest in senior and unitranche leveraged loans and mezzanine debt and, to a lesser extent, equity issued by private U.S. middle-market companies, which we define as companies having annual earnings before interest, taxes, depreciation and amortization (“EBITDA”) of between $2 million and $50 million, both through direct lending and through participation in loan syndicates. Our investment objective is to create attractive risk-adjusted returns by generating current income and long-term capital appreciation from our investments. Our investments generally provide financing for change of ownership transactions, strategic acquisitions, recapitalizations and growth initiatives in partnership with business owners, management teams and financial sponsors. Our investment activities are externally managed and advised by Saratoga Investment Advisors, LLC, a New York-based investment firm affiliated with Saratoga Partners, a middle market private equity investment firm.

Our portfolio is comprised primarily of investments in leveraged loans issued by middle market companies. Leveraged loans are generally senior debt instruments that rank ahead of subordinated debt of which are invested by companies with below investment grade or “junk” ratings or, if not rated, would be rated below investment grade or “junk” and, as a result, carry a higher risk of default. Leveraged loans also have the benefit of security interests on the assets of the portfolio company, which may rank ahead of, or be junior to, other security interests. Term loans are loans that do not allow the borrowers to repay all or a portion of the loans prior to maturity and then re-borrow such repaid amounts under the loan again. We also purchase mezzanine debt and make equity investments in middle market companies. Mezzanine debt is typically unsecured and subordinated to senior debt of the portfolio company.

While our primary focus is to generate current income and capital appreciation from our debt and equity investments in middle market companies, we may invest up to 30.0% of our portfolio in opportunistic investments in order to seek to enhance returns to stockholders. Such investments may include investments in distressed debt, including securities of companies in bankruptcy, foreign debt, private equity, securities of public companies that are not thinly traded and structured finance vehicles such as collateralized loan obligation funds. Although we have no current intention to do so, to the extent we invest in private equity funds, we will limit our investments in entities that are excluded from the definition of “investment company” under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act, which includes private equity funds, to no more than 15% of its net assets.

As of February 28, 2019, we had total assets of $470.7 million and investments in 31 portfolio companies, an additional investment in the subordinated notes of one collateralized loan obligation fund, Saratoga Investment Corp. CLO 2013-1, Ltd. (“Saratoga CLO”), which had a fair value of $25.4 million as of February 28, 2019 and also investments in the Class F-R-2 Notes and Class G-R-2 Notes tranches of the Saratoga CLO, which as of February 28, 2019 had fair values of $2.5 million and $7.5 million, respectively. The overall portfolio composition as of February 28, 2019 consisted of 50.5% of first lien term loans, 31.3% of second lien term loans, 0.5% of unsecured term loans, 8.8% of structured finance securities and 8.9% of equity interests. As of February 28, 2019, the weighted average yield on all of our investments, including our investment in the subordinated notes of Saratoga CLO and Class F-R-2 Notes and Class G-R-2 Notes tranches of the Saratoga CLO, was approximately 10.7%. The weighted average yield of our investments is not the same as a return on investment for our stockholders and, among other things, is calculated before the payment of our fees and expenses. As of February 28, 2019, our total return based on market value was 16.11% and our total return based on net asset value per share was 13.33%. As of February 28, 2018, our total return based on market value was 5.28% and our total return based on net asset value was 14.45%. Total return based on market value is the change in the ending market value of the Company’s common stock plus dividends distributed during the period assuming participation in the Company’s dividend reinvestment plan divided by the beginning market value of the Company’s common stock. Total return based on NAV is the change in ending NAV per share plus dividends distributed per share paid during the period assuming participation in the Company’s dividend reinvestment plan divided by the beginning NAV per share. While total return based on NAV and total return based on market value reflect fund expenses, they do not reflect any sales load that may be paid by investors. As of February 28, 2019, approximately 100.0% of our first lien debt investments were fully collateralized in the sense that the portfolio companies in which we held such investments had an enterprise value or our investment had an asset coverage equal to or greater than the principal amount of the related debt investment. The Company uses enterprise value to assess the level of collateralization of its portfolio companies. The enterprise value of a portfolio company is determined by analyzing various factors, including EBITDA, cash flows from operations less capital expenditures and other pertinent factors, such as recent offers to purchase a portfolio company’s securities or other liquidation events. As a result, while we consider a portfolio company to be collateralized if its enterprise value exceeds the amount of our loan, we do not hold tangible assets as collateral in our portfolio companies that we would obtain in the event of a default. Our investment in the subordinated notes of Saratoga CLO represents a first loss position in a portfolio that, at February 28, 2019, was composed of $510.3 million in aggregate principal amount of predominantly senior secured first lien term loans. A first loss position means that we will suffer the first economic losses if losses are incurred on loans held by the Saratoga CLO. As a result, this investment is subject to unique risks. See Part I, Item 1A. “Risk Factors — Our investment in Saratoga CLO constitutes a leveraged investment in a portfolio of predominantly senior secured first lien term loans and is subject to additional risks and volatility.”

We are an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a BDC under the 1940 Act. As a BDC, we are required to comply with various regulatory requirements, including limitations on our use of debt. We finance our investments through borrowings. However, as a BDC, we are only generally allowed to borrow amounts such that our asset coverage, as defined in the 1940 Act, equals at least 200.0% after such borrowing, or, if we obtain the required approvals from our independent directors and/or stockholders, 150.0%. On April 16, 2018, as permitted by the Small Business Credit Availability Act, which was signed into law on March 23, 2018, our non-interested Board of Directors approved of our becoming subject to a minimum asset coverage ratio of 150.0% under Sections 18(a)(1) and 18(a)(2) of the 1940 Act. The 150.0% asset coverage ratio became effective on April 16, 2019.

We have elected to be treated for U.S. federal income tax purposes as a regulated investment company (“RIC”), under Subchapter M of the Internal Revenue Code of 1986 (the “Code”). As a RIC, we generally will not have to pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that we distribute to our stockholders if we meet certain source-of-income, distribution and asset diversification requirements.

In addition, we have a wholly-owned subsidiary that is licensed as a SBIC and regulated by the SBA. See “Item 1. Business — Small Business Investment Company Regulations.” The SBIC license allows us, through our wholly-owned subsidiary, to issue SBA-guaranteed debentures. We received exemptive relief from the SEC to permit us to exclude the debt of our SBIC subsidiary guaranteed by the SBA from the 200.0% asset coverage ratio we are required to maintain under the 1940 Act. This allows us increased flexibility under the 200.0% asset coverage test by permitting us to borrow up to $150.0 million more than we would otherwise be able to absent the receipt of this exemptive relief.

The Company has established wholly-owned subsidiaries, SIA-Avionte, Inc., SIA-Easy Ice, LLC, SIA-GH, Inc., SIA-HT, Inc., SIA-MAC, Inc., SIA-TT, Inc. and SIA-Vector, Inc., which are structured as Delaware entities, or tax blockers, to hold equity or equity-like investments in portfolio companies organized as limited liability companies, or LLCs (or other forms of pass through entities). Tax blockers are consolidated for accounting purposes but are not consolidated for income tax purposes and may incur income tax expense as a result of their ownership of portfolio companies.

Corporate History and Information

We commenced operations, at the time known as GSC Investment Corp., on March 23, 2007 and completed an initial public offering of shares of common stock on March 28, 2007. Prior to July 30, 2010, we were externally managed and advised by GSCP (NJ), L.P., an entity affiliated with GSC Group, Inc. In connection with the consummation of a recapitalization transaction on July 30, 2010, we engaged Saratoga Investment Advisors (“SIA”) to replace GSCP (NJ), L.P. as our investment adviser and changed our name to Saratoga Investment Corp.

The recapitalization transaction consisted of (i) the private sale of 986,842 shares of our common stock for $15.0 million in aggregate purchase price to Saratoga Investment Advisors and certain of its affiliates and (ii) the entry into a $40.0 million senior secured revolving credit facility with Madison Capital Funding LLC (the “Credit Facility”). We used the net proceeds from the private sale of shares of our common stock and a portion of the funds available to us under the Credit Facility to pay the full amount of principal and accrued interest, including default interest, outstanding under our revolving securitized credit facility with Deutsche Bank AG, New York Branch. Specifically, in July 2009, we had exceeded permissible borrowing limits under the revolving securitized credit facility with Deutsche Bank, which resulted in an event of default under the revolving securitized credit facility. As a result of the event of default, Deutsche Bank had the right to accelerate repayment of the outstanding indebtedness under the revolving securitized credit facility and to foreclose and liquidate the collateral pledged under the revolving securitized credit facility. The revolving securitized credit facility with Deutsche Bank was terminated in connection with our payment of all amounts outstanding thereunder on July 30, 2010. In January 2011, we registered for public resale by Saratoga Investment Advisors and certain of its affiliates the 986,842 shares of our common stock issued to them in the recapitalization.

On March 28, 2012, our wholly-owned subsidiary, Saratoga Investment Corp. SBIC, LP, received an SBIC license from the SBA.

Our corporate offices are located at 535 Madison Avenue, New York, New York 10022. Our telephone number is (212) 906-7800. We maintain a website on the Internet at www.saratogainvestmentcorp.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus.

Saratoga Investment Advisors

General

Our investment adviser was formed in 2010 as a Delaware limited liability company and became our investment adviser in July 2010. Our investment adviser is led by four principals, Christian L. Oberbeck, Michael J. Grisius, Thomas V. Inglesby, and Charles G. Phillips, with 31, 29, 32 and 22 years of experience in leveraged finance, respectively. Our investment adviser is affiliated with Saratoga Partners, a middle market private equity investment firm. Saratoga Partners was established in 1984 to be the middle market private investment arm of Dillon Read & Co. Inc. and has been independent of Dillon Read and its successor entity, SBC Warburg Dillon Read, since 1998. Saratoga Partners has a 30-year history of private investments in middle market companies and focuses on public and private equity, preferred stock, and senior and mezzanine debt investments.

Our Relationship with Saratoga Investment Advisors

We utilize the personnel, infrastructure, relationships and experience of Saratoga Investment Advisors to enhance the growth of our business. We currently have no employees and each of our executive officers is also an officer of Saratoga Investment Advisors.

We have entered into an investment advisory and management agreement (the “Management Agreement”) with Saratoga Investment Advisors. Pursuant to the 1940 Act, the initial term of the Management Agreement was for two years from its effective date of July 30, 2010, with automatic, one-year renewals, subject to approval by our board of directors, a majority of whom must be our independent directors. On October 5, 2016, our board of directors approved the renewal of the Management Agreement for an additional one-year term at an in-person meeting. Pursuant to the Management Agreement, Saratoga Investment Advisors implements our business strategy on a day-to-day basis and performs certain services for us under the direction of our board of directors. Saratoga Investment Advisors is responsible for, among other duties, performing all of our day-to-day functions, determining investment criteria, sourcing, analyzing and executing investments, asset sales, financings and performing asset management duties.

Saratoga Investment Advisors has formed an investment committee to advise and consult with its senior management team with respect to our investment policies, investment portfolio holdings, financing and leveraging strategies and investment guidelines. We believe that the collective experience of the investment committee members across a variety of fixed income asset classes will benefit us. The investment committee must unanimously approve all investments in excess of $1.0 million made by us. In addition, all sales of our investments must be approved by all four of our investment committee members. The current members of the investment committee are Messrs. Oberbeck, Grisius, Inglesby, and Phillips.

We pay Saratoga Investment Advisors a fee for investment advisory and management services consisting of two components — a base management fee and an incentive fee. The base management fee is calculated at an annual rate of 1.75% of our gross assets which includes assets purchased with borrowed funds but excludes cash and cash equivalents. As a result, Saratoga Investment Advisors will benefit as we incur debt or use leverage to purchase assets. Our board of directors will monitor the conflicts presented by this compensation structure by approving the amount of leverage that we may incur.

In addition to the base management fee, we pay Saratoga Investment Advisors an incentive fee which consists of two parts. First, we pay Saratoga Investment Advisors an incentive fee with respect to our pre-incentive fee net investment income in each calendar quarter as follows:

•        no incentive fee in any calendar quarter in which our pre-incentive fee income does not exceed a fixed “hurdle rate” of 1.875% per quarter; and

•        100.0% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 2.344% in any fiscal quarter is payable to the investment adviser. We refer to this portion of our pre-incentive fee net investment income (which exceeds the hurdle rate but is less than or equal to 2.344%) as the “catch-up.” The “catch-up” provision is intended to provide our investment adviser with an incentive fee of 20.0% on all of our pre-incentive fee net investment income as if a hurdle rate did not apply when our pre-incentive fee net investment income exceeds 2.344% in any fiscal quarter. Notwithstanding the foregoing, with respect to any period ending on or prior to December 31, 2010, our investment adviser was only entitled to 20.0% of the amount of our pre-incentive fee net investment income, if any, that exceeded 1.875% in any fiscal quarter without any catch-up provision; and

•        20.0% of the amount of our pre-incentive fee net investment income, if any, that exceeds 2.344% in any fiscal quarter is payable to the investment adviser (once the hurdle is reached and the catch-up is achieved, 20.0% of all pre-incentive fee net investment income thereafter is allocated to the investment adviser).

There is no accumulation of amounts from quarter to quarter on either the hurdle rate or the parameters set by the “catch-up” mechanism or any clawback of amounts previously paid to Saratoga Investment Advisers if subsequent quarters are below the quarterly hurdle or the “catch-up” parameters. Furthermore, there is no delay of payment to Saratoga Investment Advisers if prior quarters are below the quarterly hurdle or “catch-up.”

Pre-incentive fee net investment income means interest income, dividend income and other income (including any other fees, such as commitment, origination, structuring, diligence, managerial and consulting fees or other fees that we receive from portfolio companies) earned during the calendar quarter, minus our operating expenses for the quarter. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses, unrealized capital appreciation or depreciation, or realized gains or losses resulting from the extinguishment of our own debt.

The second part of the incentive fee is determined and payable in arrears as of the end of each fiscal year (or upon termination of the Management Agreement) and equals 20.0% of our “incentive fee capital gains,” which equals our realized capital gains on a cumulative basis from May 31, 2010 through the end of the fiscal year, if any, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fee. Importantly, the capital gains portion of the incentive fee is based on realized gains and realized and unrealized losses from May 31, 2010. Therefore, realized and unrealized losses incurred prior to such time will not be taken into account when calculating the capital gains portion of the incentive fee, and Saratoga Investment Advisors will be entitled to 20.0% of incentive fee capital gains that arise after May 31, 2010. In addition, for the purpose of the “incentive fee capital gains” calculations, the cost basis for computing realized gains and losses on investments held by us as of May 31, 2010 will equal the fair value of such investments as of such date.

We have also entered into a separate administration agreement with Saratoga Investment Advisors pursuant to which Saratoga Investment Advisors furnishes us with office facilities, equipment and clerical, bookkeeping and record keeping services. The administration agreement had an initial term of two years from its effective date of July 30, 2010, with automatic one-year renewals, subject to approval by our board of directors, a majority of whom must be our independent directors. On October 5, 2016, our board of directors approved the renewal of the Administration Agreement for an additional one-year term and determined to increase the cap on the payment or reimbursement of expenses by us thereunder to $1.3 million for the additional one-year term. On July 7, 2017, our board of directors approved the renewal of the Administration Agreement for an additional one-year term and determined to increase the cap on the payment or reimbursement of expenses by the Company under the Administration Agreement, from $1.5 million to $1.75 million, effective August 1, 2017. On July 9, 2018, our board of directors approved the renewal of the Administration Agreement for an additional one-year term and determined to increase the cap on the payment or reimbursement of expenses by the Company from $1.75 million to $2.0 million, effective August 1, 2018. Under the administration agreement, Saratoga Investment Advisors also performs, or oversees the performance of our required administrative services, which include, among other things, being responsible for the financial records which we are required to maintain, preparing reports for our stockholders and reports required to be filed with the SEC. Payments under the administration agreement will be equal to an amount based upon the allocable portion of Saratoga Investment Advisors’ overhead in performing its obligations under the administration agreement, including rent and the allocable portion of the cost of our officers and their respective staffs relating to the performance of services under the administration agreement.

Investments

Our portfolio is comprised primarily of investments in leveraged loans (both first and second lien term loans) issued by middle market companies. Investments in middle market companies are generally less liquid than equivalent investments in companies with larger capitalizations. These investments are sourced in both the primary and secondary markets through a network of relationships with commercial and investment banks, commercial finance companies and financial sponsors. The leveraged loans that we purchase are generally used to finance buyouts, acquisitions, growth, recapitalizations and other types of transactions. Leveraged loans are generally senior debt instruments that rank ahead of subordinated debt, which are invested by companies with below investment grade or “junk” ratings or, if not rated, would be rated below investment grade or “junk” and, as a result, carry a higher risk of default. Leveraged loans also have the benefit of security interests on the assets of the portfolio company, which may rank ahead of, or be junior to, other security interests. For a discussion of the risks pertaining to our secured investments, see Part I, Item 1A. “Risk Factors — Our investments may be risky, and you could lose all or part of your investment.”

As part of our long-term strategy, we also purchase mezzanine debt and make equity investments in middle market companies. Mezzanine debt is typically unsecured and subordinated to senior debt of the portfolio company. See Part I, Item 1A. “Risk Factors — If we make unsecured debt investments, we may lack adequate protection in the event our portfolio companies become distressed or insolvent and will likely experience a lower recovery than more senior debtholders in the event our portfolio companies default on their indebtedness.”

Substantially all of the debt investments held in our portfolio hold a non-investment grade rating by one or more rating agencies or, if not rated, would be rated below investment grade if rated, which are often referred to as “junk.” As of February 28, 2019, 77.4% of our debt portfolio at fair value consisted of debt securities for which issuers were not required to make principal payments until the maturity of such debt securities, which could result in a substantial loss to us if such issuers are unable to refinance or repay their debt at maturity. Such “interest-only” loans are structured such that the borrower makes only interest payments throughout the life of the loan and makes a large, “balloon payment” at the end of the loan term. The ability of a borrower to make or refinance a balloon payment may be affected by a number of factors, including the financial condition of the borrower, prevailing economic conditions, higher interest rates, and collateral values. If the interest-only loan borrower is unable to make or refinance a balloon payment, we may experience greater losses than if the loan were structured as amortizing. As of February 28, 2019, 30.3% of our interest-only loans provided for contractual PIK interest, which represents contractual interest added to a loan balance and due at the end of such loan’s term, and 72.5% of such investments elected to pay a portion of interest due in PIK. In addition, 83.7% of our debt investments at February 28, 2019, had variable interest rates that reset periodically based on benchmarks such as LIBOR and the prime rate. As a result, significant increases in such benchmarks in the future may make it more difficult for these borrowers to service their obligations under the debt investments that we hold.

As a BDC, we are required to comply with certain regulatory requirements. For instance, as a BDC, we may not acquire any assets other than “qualifying assets” unless, at the time of and after giving effect to such acquisition, at least 70% of our total assets are qualifying assets.

While our primary focus is to generate current income and capital appreciation from our debt and equity investments in middle market companies, we may invest up to 30.0% of the portfolio in opportunistic investments in order to seek to enhance returns to stockholders. Such investments may include investments in distressed debt, private equity, securities of public companies that are not thinly traded and structured finance vehicles such as collateralized loan obligation funds. Although we have no current intention to do so, to the extent we invest in private equity funds, we will limit our investments in entities that are excluded from the definition of “investment company” under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act, which includes private equity funds, to no more than 15% of its net assets.

Leveraged loans

Our leveraged loan portfolio is comprised primarily of first lien and second lien term loans. First lien term loans are secured by a first priority perfected security interest on all or substantially all of the assets of the borrower and typically include a first priority pledge of the capital stock of the borrower. First lien term loans hold a first priority with regard to right of payment. Generally, first lien term loans offer floating rate interest payments, have a stated maturity of five to seven years, and have a fixed amortization schedule. First lien term loans generally have restrictive financial and negative covenants. Second lien term loans are secured by a second priority perfected security interest on all or substantially all of the assets of the borrower and typically include a second priority pledge of the capital stock of the borrower. Second lien term loans hold a second priority with regard to right of payment. Second lien term loans offer either floating rate or fixed rate interest payments, generally have a stated maturity of five to eight years, and may or may not have a fixed amortization schedule. Second lien term loans that do not have fixed amortization schedules require payment of the principal amount of the loan upon the maturity date of the loan. Second lien term loans have less restrictive financial and negative covenants than those that govern first lien term loans.

Mezzanine debt

Mezzanine debt usually ranks subordinate in priority of payment to senior debt and is often unsecured. However, mezzanine debt ranks senior to common and preferred equity in a borrowers’ capital structure. Mezzanine debt typically has fixed rate interest payments and a stated maturity of six to eight years and does not have fixed amortization schedules.

In some cases, our debt investments may provide for a portion of the interest payable to be paid-in-kind interest (“PIK”). To the extent interest is paid-in-kind, it will be payable through the increase of the principal amount of the obligation by the amount of interest due on the then-outstanding aggregate principal amount of such obligation.

Equity Investments

Equity investments may consist of preferred equity that is expected to pay dividends on a current basis or preferred equity that does not pay current dividends. Preferred equity generally has a preference over common equity as to distributions on liquidation and dividends. In some cases, we may acquire common equity. In general, our equity investments are not control-oriented investments and we expect that in many cases we will acquire equity securities as part of a group of private equity investors in which we are not the lead investor.

Opportunistic Investments

Opportunistic investments may include investments in distressed debt, which may include securities of companies in bankruptcy, debt and equity securities of public companies that are not thinly traded, emerging market debt, structured finance vehicles such as collateralized loan obligation funds and debt of middle market companies located outside the United States.

On January 22, 2008, GSC Group, Inc., as asset manager, with Lehman Brothers raising the financing, entered into a collateral management agreement with Saratoga CLO. Saratoga CLO was structured with five tranches of debt, plus residual notes. Saratoga CLO’s five tranches of debt was purchased by a wide variety of CLO debt market participants. In addition, we purchased for $30.0 million all of the outstanding subordinated notes of Saratoga CLO.

Pursuant to its terms, the investment period for Saratoga CLO ended in January 2013, and certain restrictions in such terms prevented portfolio reinvestment. As a result, the Company determined that it was in its best interest to refinance Saratoga CLO given the fee income it receives for managing Saratoga CLO. The Company did not originate any of the loan assets included in the formation of Saratoga CLO, nor has it done so since the subsequent refinancing transaction. Moreover, the Company does not expect to originate any of the loans in the Saratoga CLO portfolio prospectively. The Company has from time to time co-invested in loans with the Saratoga CLO. The Company currently has no co-investments between it and Saratoga CLO.

With respect to our advisory services to Saratoga CLO, and in particular the underwriting standards used when determining which investments qualify for inclusion in the Saratoga CLO, they are substantially similar to the process employed in selecting the Company’s investments. All of the credit metrics for a Saratoga CLO investment are reviewed and documented in the same manner as they would be for an investment for the Company, with some minor differences. For example, the Saratoga CLO investment process also includes the Standard & Poors and Moody’s review of the loan investment and the assigned corporate ratings, in addition to the Standard & Poors recovery rate analysis, which typically does not apply to a prospective investment of the Company. Lastly, a Saratoga CLO investment also considers the likely secondary liquidity of the loan in considering the investment, whereas the Company’s investments are generally illiquid.

Saratoga CLO was initially refinanced in October 2013 and its reinvestment period ended in October 2016. On November 15, 2016, we completed the second refinancing of the Saratoga CLO. The Saratoga CLO refinancing, among other things, extended its reinvestment period to October 2018. On December 14, 2018, we completed a third refinancing and upsize of the Saratoga CLO (the “2013-1 Reset CLO Notes”). This refinancing, among other things, extended the non-call period and reinvestment period to January 20, 2020 and January 20, 2021, respectively, and extended its legal final date to January 20, 2030. Following this refinancing, the Saratoga CLO portfolio increased from approximately $300.0 million in aggregate principal amount to approximately $500.0 million of predominantly senior secured first lien term loans. As part of the refinancing of its liabilities, we also purchased $2.5 million in aggregate principal amount of the Class F-R-2 and $7.5 million aggregate principal amount of the Class G-R-2 notes tranches of the Saratoga CLO at par, with a coupon of LIBOR plus 8.75% and LIBOR plus 10.00%, respectively. We also redeemed our existing $4.5 million aggregate principal amount of the Class F Notes tranche of the Saratoga CLO at par. The Class F-R-2 Notes and Class G-R-2 Notes tranches are the seventh and eighth tranches in the capital structure of Saratoga CLO and are subordinated to the other debt classes of Saratoga CLO, respectively. The Class F-R-2 and Class G-R-2 tranches are senior to the subordinated notes, which is effectively the equity position in Saratoga CLO. As a result, the other tranches of debt in Saratoga CLO rank ahead of the $2.5 million Class F-R-2 tranche and $7.5 million Class G-R-2 tranche and ahead of the aggregate principal amount of our position in the subordinated notes, with respect to priority of payments in the event of a default or a liquidation. We also purchased an aggregate principal amount of $39.5 million of subordinated notes, which is in addition to the $30.0 million of subordinated notes issued in 2013 that were reset with an extended legal final date to January 20, 2030. Following the refinancing, Saratoga Investment Corp. owns 100% of the Class F-R-2, Class G-R-2 and the subordinated notes of the Saratoga CLO. After the reinvestment period ends in January 2021, the Company will consider refinancing the Saratoga CLO, subject to market conditions. A refinancing transaction entails finding existing and new investors that are willing to provide debt financing to Saratoga CLO which extends the investment period of the CLO on terms that are acceptable to it and in an amount sufficient to allow it to repay all of its existing debt holders. If Saratoga CLO is unable to refinance its indebtedness by January 2021, then Saratoga CLO will be required to use investment repayments by portfolio companies received thereafter to repay its outstanding indebtedness. At February 28, 2019, the aggregate fair value of our investments in the Class F-R-2, Class G-R-2 Notes and subordinated notes of the Saratoga CLO was $2.5 million, $7.5 million and $25.4 million, respectively.

The terms of the subordinated notes of Saratoga CLO entitles the Company to the residual net interest income in Saratoga CLO, which are paid on a quarterly basis after payment of all expenses, assuming that the Saratoga CLO remains in compliance with its various debt and rating agency compliance tests. The Company’s investment in the subordinated notes of Saratoga CLO can be sold or transferred at any time. The Company has held 100% of the subordinated notes of Saratoga CLO since the inception of Saratoga CLO.

Generally, the interests of the holders of the various classes of securities issued by the Saratoga CLO are aligned with the interests of the Company as holder of the subordinated notes. The investors in the various debt tranches of the securities issued by the Saratoga CLO are interested in the regular payment of interest income from the Saratoga CLO and the overcollateralization of the underlying loan assets relative to the Saratoga CLO debt issued. On the other hand, the subordinated note holders might prefer purchasing higher yielding riskier assets that could increase returns while the returns of the holders of the debt securities remain unchanged.

With respect to the collateral management agreement that the Company has entered into with Saratoga CLO, while the agreement is similar to the investment advisory and management agreement between the Company and Saratoga Investment Advisors in that it is an asset management agreement, there are material differences between the two. For example, pursuant to Section 15 of the 1940 Act, the Management Agreement with Saratoga Investment Advisors has an initial term of two years, with annual renewals to be approved by the Company’s Board of Directors. The contract can be terminated by the Company’s Board of Directors or stockholders with 60 days’ notice, with no penalty for termination. The collateral management agreement that the Company has entered into with Saratoga CLO, on the other hand, has no renewal requirement, and can be terminated without cause with the approval of two-thirds of each of the class of CLO securities, excluding votes from interested noteholders. Furthermore, the Saratoga CLO collateral management agreement cannot be terminated with cause without the approval of a majority of all of the CLO security holders voting collectively, excluding votes from interested noteholders. If the Saratoga CLO collateral management agreement is terminated, the manager remains in place until a new manager is appointed by the issuer at the direction of a majority of the noteholders, and so long as such replacement is not rejected within 20 days by the most senior class of the Saratoga CLO securities. We receive a base management fee of 0.10% and a subordinated management fee of 0.40% of the outstanding principal amount of Saratoga CLO’s assets, paid quarterly to the extent of available proceeds. Prior to the second refinancing and the issuance of the 2013-1 Amended CLO Notes, we received a base management fee of 0.25% and a subordinated management fee of 0.25 of the outstanding principal amount of Saratoga CLO’s assets, paid quarterly to the extent of available proceeds. We are also entitled to an incentive management fee equal to 20.0% of excess cash flow to the extent the Saratoga CLO subordinated notes receive an internal rate of return paid in cash equal to or greater than 12.0%.

The securities issued by the Saratoga CLO do not have any external credit enhancement features that would minimize the potential losses to the subordinated notes. Saratoga CLO recognized losses of approximately $3.4 million in October 2013 and $6.1 million in November 2016 upon the refinancing as a result of the legal and accounting costs associated with the refinancing and the divestiture of certain Saratoga CLO loans not eligible for the refinanced Saratoga CLO. The cost of the refinancing was effectively borne by the Company as the holder of the subordinated notes in Saratoga CLO. The indenture for the Saratoga CLO does not contemplate the issuance of additional securities while the existing Saratoga CLO securities remain outstanding. The indenture could be amended to allow the issuance of additional securities, which would require consents of the holders of the Saratoga CLO debt securities and the approval of the rating agencies. The Saratoga CLO could issue additional securities pursuant to a refinancing of the existing securities. The costs of any such future refinancing would effectively be borne by us as the holder of the subordinated notes in Saratoga CLO.

The Company does not believe that any representations or warranties made by the Company as manager of Saratoga CLO or investor in the subordinated notes could materially affect the Company. However, because the Company acts as the collateral manager to Saratoga CLO, it may be subject to claims by third-party investors in Saratoga CLO for alleged or actual negligent acts, errors or omissions or breach of fiduciary duties committed in the scope of performing its services as the collateral manager.

As of February 28, 2019, the Saratoga CLO portfolio consisted of $510.3 million in aggregate principal amount of primarily senior secured first lien term loans 99.4% of the Saratoga CLO portfolio consisted of such loans at February 28, 2019, to 243 borrowers with an average exposure to each borrower of $2.1 million. The weighted average maturity of the portfolio is 5.2 years. In addition, Saratoga CLO held $18.5 million in cash at February 28, 2019. Our investment in Saratoga CLO falls into our 30% “bucket” of non-qualifying assets under the 1940 Act and currently has a cost basis of approximately $23.5 million, which is net of all principal payments made by Saratoga CLO on the Company’s total investment in Saratoga CLO of $43.8 million, which is comprised of the initial investment of $30.0 million in January 2008 plus the additional investment of $13.8 million in December 2018.

Prospective portfolio company characteristics

Our investment adviser generally selects portfolio companies with one or more of the following characteristics:

•        a history of generating stable earnings and strong free cash flow;

•        well-constructed balance sheets with the ability to withstand industry cycles, supported by sustainable enterprise values;

•        reasonable debt-to-cash flow multiples;

•        exceptional management with meaningful stake;

•        industry leadership with competitive advantages and sustainable market shares and growth prospects in attractive and healthy sectors; and

•        capital structures that provide appropriate terms and reasonable covenants.

Investment selection

In managing us, Saratoga Investment Advisors employs the same investment philosophy and portfolio management methodologies used by Saratoga Partners. Through this investment selection process, based on quantitative and qualitative analysis, Saratoga Investment Advisors seeks to identify portfolio companies with superior fundamental risk-reward profiles and strong, defensible business franchises with the goal of minimizing principal losses while maximizing risk-adjusted returns. Saratoga Investment Advisors’ investment process emphasizes the following:

•        bottoms-up, company-specific research and analysis;

•        capital preservation, low volatility and minimization of downside risk; and

•        investing with experienced management teams that hold meaningful equity ownership in their businesses.

Our investment adviser’s investment process generally includes the following steps:

•        Initial screening. A brief analysis identifies the investment opportunity and reviews the merits of the transaction. The initial screening memorandum provides a brief description of the company, its industry, competitive position, capital structure, financials, equity sponsor and deal economics. If the deal is determined to be attractive by the senior members of the deal team, the opportunity is fully analyzed.

•        Full analysis. A full analysis includes:

•        Business and Industry analysis — a review of the company’s business position, competitive dynamics within its industry, cost and growth drivers and technological and geographic factors. Business and industry research often includes meetings with industry experts, consultants, other investors, customers and competitors.

•        Company analysis — a review of the company’s historical financial performance, future projections, cash flow characteristics, balance sheet strength, liquidation value, legal, financial and accounting risks, contingent liabilities, market share analysis and growth prospects.

•        Structural/security analysis — a thorough legal document analysis including but not limited to an assessment of financial and negative covenants, events of default, enforceability of liens and voting rights.

•        Approval of the investment committee. The investment is then presented to the investment committee for approval. The investment committee must unanimously approve all investments in excess of $1 million made by us. In addition, all sales of our investments must be approved by all four of our investment committee members. The members of our investment committee are Christian L. Oberbeck, Michael J. Grisius, Thomas V. Inglesby, and Charles G. Phillips.

Investment structure

In general, our Investment Adviser intends to select investments with financial covenants and terms that reduce leverage over time, thereby enhancing credit quality. These methods include:

•        maintenance leverage covenants requiring a decreasing ratio of debt to cash flow;

•        maintenance cash flow covenants requiring an increasing ratio of cash flow to the sum of interest expense and capital expenditures; and

•        debt incurrence prohibitions, limiting a company’s ability to re-lever.

In addition, limitations on asset sales and capital expenditures should prevent a company from changing the nature of its business or capitalization without our consent.

Our investment adviser seeks, where appropriate, to limit the downside potential of our investments by:

•        requiring a total return on our investments (including both interest and potential equity appreciation) that compensates us for credit risk;

•        requiring companies to use a portion of their excess cash flow to repay debt;

•        selecting investments with covenants that incorporate call protection as part of the investment structure; and

•        selecting investments with affirmative and negative covenants, default penalties, lien protection, change of control provisions and board rights, including either observation or participation rights.

Valuation process

We account for our investments at fair value in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures (“ASC 820”), as approved in good faith using written policies and procedures adopted by our board of directors. Investments for which market quotations are readily available are recorded in our consolidated financial statements at such market quotations subject to any decision by our board of directors to approve a fair value determination to reflect significant events affecting the value of these investments. We value investments for which market quotations are not readily available at fair value as approved in good faith by our board of directors based on input from Saratoga Investment Advisors, our audit committee and an independent valuation firm engaged by our board of directors. Determinations of fair value may involve subjective judgments and estimates. The types of factors that may be considered in determining the fair value of our investments include the nature and realizable value of any collateral, the portfolio company’s ability to make payments, the markets in which the portfolio company does business, market yield trend analysis, comparison to publicly traded companies, discounted cash flow and other relevant factors.

Our investment in the subordinated notes of Saratoga CLO is carried at fair value, which is based on a discounted cash flow model that utilizes prepayment, re-investment and loss assumptions based on historical experience and projected performance, economic factors, the characteristics of the underlying cash flow, and comparable yields for similar collateralized loan obligation fund subordinated notes or equity, when available. Specifically, we use Intex cash flow models, or an appropriate substitute, to form the basis for Saratoga CLO’s valuation. The Intex cash flow models use a set of assumptions including projected default rates, recovery rates, reinvestment rate and prepayment rates in order to arrive at estimated cash flows. The assumptions are based on available market data and projections provided by third parties as well as management estimates. We use the output from the Intex models (i.e., the estimated cash flows from our investment in Saratoga CLO) to perform a discounted cash flow analysis on expected future cash flows from our investment in Saratoga CLO to determine a valuation for the subordinated notes of Saratoga CLO held by us.

We undertake a multi-step valuation process each quarter when valuing investments for which market quotations are not readily available, as described below:

•        Each investment is initially valued by the responsible investment professionals of Saratoga Investment Advisors and preliminary valuation conclusions are documented and discussed with our senior management; and

•        An independent valuation firm engaged by our board of directors independently reviews a selection of these preliminary valuation each quarter so that the valuation of each investment for which market quotes are not readily available is reviewed by the independent valuation firm at least once each fiscal year.

In addition, all our investments are subject to the following valuation process:

•        The audit committee of our board of directors reviews each preliminary valuation and our investment adviser and independent valuation firm (if applicable) will supplement the preliminary valuation to reflect any comments provided by the audit committee; and

•        Our board of directors discusses the valuations and approves the fair value of each investment in good faith based on the input of our investment adviser, independent valuation firm (to the extent applicable) and the audit committee of our board of directors.

Because such valuations, and particularly valuations of private investments and private companies, are inherently uncertain, they may fluctuate over short periods of time and may be based on estimates. The determination of fair value may differ materially from the values that would have been used if a ready market for these investments existed. Our net asset value could be materially affected if the determinations regarding the fair value of our investments were materially higher or lower than the values that we ultimately realize upon the disposal of such investments.

Ongoing relationships with and monitoring of portfolio companies

Saratoga Investment Advisors will closely monitor each investment we make and, when appropriate, will conduct a regular dialogue with both the management team and other debtholders and seek specifically tailored financial reporting. In addition, in certain circumstances, senior investment professionals of Saratoga Investment Advisors may take board seats or board observation seats.

Distributions

Our distributions, if any, will be determined by our board of directors and paid out of assets legally available for distribution. Any such distributions generally will be taxable to our stockholders, including to those stockholders who receive additional shares of our common stock pursuant to our dividend reinvestment plan. Prior to January 2009, we paid quarterly dividends to our stockholders. However, in January 2009, we suspended the practice of paying quarterly dividends to our stockholders and thereafter paid five annual dividend distributions (December 2013, 2012, 2011, 2010 and 2009) to our stockholders since such time, which distributions were made with a combination of cash and the issuance of shares of our common stock as discussed more fully below.

On September 24, 2014, we announced the recommencement of quarterly dividends to our stockholders, and have subsequently made distributions under this new policy. We have adopted a dividend reinvestment plan that provides for reinvestment of our dividend distributions on behalf of our stockholders unless a stockholder elects to receive cash. As a result, if our board of directors authorizes, and we declare, a cash dividend, then our stockholders who have not “opted out” of the DRIP by the dividend record date will have their cash dividends automatically reinvested into additional shares of our common stock, rather than receiving the cash dividends. We have the option to satisfy the share requirements of the DRIP through the issuance of new shares of common stock or through open market purchases of common stock by the DRIP plan administrator.

In order to maintain our qualification as a RIC, we must for each fiscal year distribute an amount equal to at least 90.0% of our ordinary net taxable income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, reduced by deductible expenses. In addition, we will be subject to federal excise taxes to the extent we do not distribute during the calendar year at least (1) 98.0% of our ordinary income for the calendar year, (2) 98.2% of our capital gains in excess of capital losses for the one year period ending on October 31 of the calendar year and (3) any ordinary income and net capital gains for preceding years that were not distributed during such years and on which we paid no U.S. federal income tax. For the 2018 calendar year, the Company made distributions sufficient such that we did not incur any federal excise taxes. We may elect to withhold from distribution a portion of our ordinary income for the 2019 calendar year and/or portion of the capital gains in excess of capital losses realized during the one-year period ending October 31, 2019, if any, and, if we do so, we would expect to incur federal excise taxes as a result. For the 2017 calendar year, our distributions were sufficient requiring no excise taxes.

We may distribute taxable dividends that are payable in cash or shares of our common stock at the election of each stockholder. Under certain applicable provisions of the Code and the Treasury regulations, distributions payable in cash or in shares of stock at the election of stockholders are treated as taxable dividends. The IRS has issued a revenue procedure indicating that this rule will apply where the total amount of cash to be distributed is limited to net less than 20.0% of the total distribution. Under this revenue procedure, if too many stockholders elect to receive their distributions in cash, each such stockholder would receive a pro rata share of the total cash to be distributed and would receive the remainder of their distribution in shares of stock. If we decide to make any distributions consistent with this revenue procedure that are payable in part in our stock, taxable stockholders receiving such dividends will be required to include the full amount of the dividend (whether received in cash, our stock, or a combination thereof) as ordinary income (or as long-term capital gain to the extent such distribution is properly reported as a capital gain dividend) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. stockholder may be required to pay tax with respect to such dividends in excess of any cash received. If a U.S. stockholder sells the stock he or she receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. If a significant number of our stockholders determine to sell shares of our stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our stock.

Competition

Our primary competitors in providing financing to private middle market companies include public and private investment funds (including private equity funds, mezzanine funds, BDCs and SBICs), commercial and investment banks and commercial financing companies. Additionally, alternative investment vehicles, such as hedge funds, frequently invest in middle-market companies. As a result, competition for investment opportunities at middle-market companies can be intense. However, we continue to believe that there has been an overall reduction in the amount of debt capital available on average since the downturn in the credit markets, which began in mid-2007, and that this has resulted in a somewhat less competitive environment for making new investments. While many middle-market companies were previously able to raise senior debt financing through traditional large financial institutions, we believe this approach to financing is more difficult as implementation of U.S. and international financial reforms, such as Basel 3, limits the capacity of large financial institutions to hold non-investment grade leveraged loans on their balance sheets. We believe that many of these financial institutions have de-emphasized their service and product offerings to middle-market companies in particular.

Many of our competitors are substantially larger and have considerably greater financial and marketing resources than us. For example, some competitors may have access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which may allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, many of our competitors are not subject to the regulatory restrictions that the 1940 Act imposes on us as a BDC. We use the industry information available to the investment professionals of Saratoga Investment Advisors to assess investment risks and determine appropriate pricing for our investments in portfolio companies. In addition, we believe that the investment professionals of our investment adviser enable us to learn about, and compete effectively for, financing opportunities with attractive leveraged companies in the industries in which we seek to invest.

For additional information concerning the competitive risks we face, please see Part I, Item 1A, “Risk Factors — We operate in a highly competitive market for investment opportunities.”

Staffing

We do not currently have any employees and do not expect to have any employees in the future. Services necessary for our business are provided by individuals who are employees of Saratoga Investment Advisors, pursuant to the terms of the Management Agreement and the administration agreement. For a discussion of the Management Agreement, see “Business — Investment Advisory and Management Agreement” below. We reimburse Saratoga Investment Advisors for our allocable portion of expenses incurred by it in performing its obligations under the administration agreement, including rent and our allocable portion of the cost of our officers and their respective staffs, subject to certain limitations. For a discussion of the administration agreement, see “Business — Administration Agreement” below.

Derivatives

We may utilize hedging techniques such as interest rate swaps to mitigate potential interest rate risk on our indebtedness. Such interest rate swaps would principally be used to protect us against higher costs on our indebtedness resulting from increases in both short-term and long-term interest rates.

We also may use various hedging and other risk management strategies to seek to manage various risks, including changes in currency exchange rates and market interest rates. Such hedging strategies would be utilized to seek to protect the value of our portfolio investments, for example, against possible adverse changes in the market value of securities held in our portfolio.

OUR PORTFOLIO COMPANIES

The following table sets forth certain information as of February 28, 2019 for each portfolio company in which we had a debt or equity investment. Other than these investments, our only relationships with our portfolio companies are the managerial assistance we may separately provide to our portfolio companies, which services would be ancillary to our investments, and the board observer or participation rights we may receive.

Company	Industry	Investment Interest Rate/Maturity	Original Acquisition Date	Principal/ Number of Shares	Cost	Fair Value(c)	% of Net Assets
Non-control/Non-affiliate investments – 169.5%(b)
Apex Holdings Software Technologies, LLC 500 Colonial Center PKWY Roswell, GA 30076	Business Services	First Lien Term Loan (3M USD LIBOR+8.00%), 10.62% Cash, 9/21/2021	9/21/2016	$18,000,000	$17,922,851	$18,000,000	10.0%
Apex Holdings Software Technologies, LLC 500 Colonial Center PKWY Roswell, GA 30076	Business Services	Delayed Draw Term Loan (3M USD LIBOR+8.00%), 10.62% Cash, 9/21/2021	10/1/2018	$1,000,000	992,183	1,000,000	0.6%
Avionte Holdings, LLC(h) 1270 Eagan Industrial Rd, Suite #150 Eagan, MN 55121	Business Services	Class A Units	1/8/2014	100,000	100,000	635,781	0.4%
CLEO Communications Holding, LLC 4949 Harrison Avenue, Suite 200 Rockford, IL 61108	Business Services	First Lien Term Loan (3M USD LIBOR+8.00%), 10.62% Cash/2.00% PIK, 3/31/2022	3/31/2017	$13,514,320	13,437,153	13,514,320	7.5%
CLEO Communications Holding, LLC 4949 Harrison Avenue, Suite 200 Rockford, IL 61108	Business Services	Delayed Draw Term Loan (3M USD LIBOR+8.00%), 10.62% Cash/2.00% PIK, 3/31/2022	3/31/2017	$12,142,015	12,040,280	12,142,015	6.7%
Destiny Solutions Inc.(a) 40 Holly Street, Suite 800 Toronto, Ontario M4S 3C3	Business Services	First Lien Term Loan (3M USD LIBOR+7.00%), 9.62% Cash, 5/16/2023	5/16/2018	$8,500,000	8,426,441	8,489,800	4.7%
Destiny Solutions Inc.(a),(j) 40 Holly Street, Suite 800 Toronto, Ontario M4S 3C3	Business Services	Delayed Draw Term Loan (3M USD LIBOR+7.00%), 9.62% Cash, 5/16/2023	5/16/2018	$—	—	—	0.0%
Destiny Solutions Inc.(a),(h),(i) 40 Holly Street, Suite 800 Toronto, Ontario M4S 3C3	Business Services	Limited Partner Interests	5/16/2018	999,000	999,000	1,062,440	0.6%
Emily Street Enterprises, L.L.C. 15878 Gaither Drive Gaithersburg, MD 20877	Business Services	Senior Secured Note (3M USD LIBOR+8.50%), 11.12% Cash, 1/23/2020	12/28/2012	$3,300,000	3,299,122	3,314,520	1.8%
Emily Street Enterprises, L.L.C.(h) 15878 Gaither Drive Gaithersburg, MD 20877	Business Services	Warrant Membership Interests Expires 12/28/2022	12/28/2012	49,318	400,000	505,509	0.3%
Erwin, Inc.(d) 23332 Mill Creek Drive, Suite 155 Laguna Hills, CA 92653	Business Services	Second Lien Term Loan (3M USD LIBOR+11.50%), 14.12% Cash/1.00% PIK, 8/28/2021	2/29/2016	$15,888,102	15,796,316	15,888,102	8.8%
FMG Suite Holdings, LLC(d) 12395 World Trade Dr Suite 200 San Diego, CA 92128	Business Services	Second Lien Term Loan (1M USD LIBOR+8.00%), 10.49% Cash, 11/16/2023	5/16/2018	$23,000,000	22,844,123	23,000,000	12.7%
GDS Holdings US, LLC(d) 5307 East Mockingbird Lane Suite 1001 Dallas, Texas 75206	Business Services	First Lien Term Loan (3M USD LIBOR+7.00%), 9.62% Cash, 8/23/2023	8/23/2018	$7,500,000	7,430,649	7,495,500	4.0%
GDS Holdings US, LLC(j) 5307 East Mockingbird Lane Suite 1001 Dallas, Texas 75206	Business Services	Delayed Draw Term Loan (3M USD LIBOR+7.00%), 9.62% Cash, 8/23/2023	8/23/2018	$—	—	—	0.0%
GDS Software Holdings, LLC(h) 5307 East Mockingbird Lane Suite 1001 Dallas, Texas 75206	Business Services	Common Stock Class A Units	8/23/2018	250,000	250,000	277,139	0.2%
Identity Automation Systems(h) 7102 N. Sam Houston Pkwy. W., Suite 300 Houston, TX 77064	Business Services	Common Stock Class A Units	8/25/2014	232,616	232,616	629,555	0.3%

Company	Industry	Investment Interest Rate/Maturity	Original Acquisition Date	Principal/ Number of Shares	Cost	Fair Value(c)	% of Net Assets
Non-control/Non-affiliate investments – 169.5%(b) – (continued)
Identity Automation Systems(d) 7102 N. Sam Houston Pkwy. W., Suite 300 Houston, TX 77064	Business Services	First Lien Term Loan (3M USD LIBOR+9.00%), 11.62% Cash, 3/31/2021	8/25/2014	$24,100,000	$23,991,294	$24,100,000	13.3%
Knowland Group, LLC 1735 N Lynn St, Suite 600 Arlington, VA 22209	Business Services	Second Lien Term Loan (3M USD LIBOR+8.00%), 10.62% Cash, 5/9/2024	11/9/2018	$15,000,000	15,000,000	15,000,000	8.3%
Microsystems Company 300 South Riverside Plaza, Suite 800 Chicago, IL 60606	Business Services	Second Lien Term Loan (3M USD LIBOR+8.25%), 10.87% Cash, 7/1/2022	7/1/2016	$18,000,000	17,889,554	17,881,200	9.9%
National Waste Partners(d) 2538 E. University Drive Suite 165 Phoenix, AZ 85034	Business Services	Second Lien Term Loan 10.00% Cash, 2/13/2022	2/13/2017	$9,000,000	8,942,155	8,864,100	4.9%
Omatic Software, LLC 3200 North Carolina Avenue North Charleston, SC 29405	Business Services	First Lien Term Loan (3M USD LIBOR+8.00%), 10.62% Cash, 5/29/2023	5/29/2018	$5,500,000	5,451,758	5,537,400	3.1%
Omatic Software, LLC(j) 3200 North Carolina Avenue North Charleston, SC 29405	Business Services	Delayed Draw Term Loan (3M USD LIBOR+8.00%), 10.62% Cash, 5/29/2023	5/29/2018	$—	—	—	0.0%
Passageways, Inc. 8 North 3rd Street, Suite 101 Lafayette, Indiana 47901	Business Services	First Lien Term Loan (3M USD LIBOR+7.75%), 10.37% Cash, 7/5/2023	7/5/2018	$5,000,000	4,955,204	5,063,500	2.8%
Passageways, Inc.(h) 8 North 3rd Street, Suite 101 Lafayette, Indiana 47901	Business Services	Series A Preferred Stock	7/5/2018	2,027,205	1,000,000	1,339,705	0.7%
Vector Controls Holding Co., LLC(d) 2200 10th St. #300 Plano, TX 75074	Business Services	First Lien Term Loan 11.50% (9.75% Cash/1.75% PIK), 3/6/2022	3/6/2013	$9,311,956	9,310,703	9,371,929	5.2%
Vector Controls Holding Co., LLC(h) 2200 10th St. #300 Plano, TX 75074	Business Services	Warrants to Purchase Limited Liability Company Interests, Expires 11/30/2027	5/31/2015	343	—	2,210,149	1.2%
		Total Business Services			190,711,402	195,322,664	108.0%

Targus Holdings, Inc.(h) 1211 North Miller Street Anaheim, CA 92806 USA	Consumer Products	Common Stock	12/31/2009	210,456	1,713,605	505,094	0.3%
		Total Consumer Products			1,713,605	505,094	0.3%

My Alarm Center, LLC(k) 3803 West Chester Pike Suite 100 Newton Square, PA 19073	Consumer Services	Preferred Equity Class A Units 8.00% PIK	7/14/2017	2,227	2,357,879	1,112,543	0.6%
My Alarm Center, LLC(h) 3803 West Chester Pike Suite 100 Newton Square, PA 19073	Consumer Services	Preferred Equity Class B Units	7/14/2017	1,797	1,796,880	—	0.0%
My Alarm Center, LLC 3803 West Chester Pike Suite 100 Newton Square, PA 19073	Consumer Services	Preferred Equity Class Z Units 25.00% PIK	9/12/2018	676	655,987	2,053,514	1.1%
My Alarm Center, LLC(h) 3803 West Chester Pike Suite 100 Newton Square, PA 19073	Consumer Services	Common Stock	7/14/2017	96,224	—	—	0.0%
		Total Consumer Services			4,810,746	3,166,057	1.7%

C2 Educational Systems(d) 6465 E Johns Crossing, #100 Johns Creek, GA 30097	Education	First Lien Term Loan (3M USD LIBOR+7.00%), 9.62% Cash, 5/31/2020	5/31/2017	$16,000,000	15,929,485	16,032,000	8.9%
Kev Software Inc.(a), 1167 Caledonia Rd., Suite 200, Toronto, ON M6A 2X1	Education	First Lien Term Loan (1M USD LIBOR+8.63%), 11.12% Cash, 9/13/2023	9/13/2018	$21,446,929	21,273,211	21,438,351	11.9%

Company	Industry	Investment Interest Rate/Maturity	Original Acquisition Date	Principal/ Number of Shares	Cost	Fair Value(c)	% of Net Assets
Non-control/Non-affiliate investments – 169.5%(b) – (continued)
M/C Acquisition Corp., L.L.C.(h) 101 Huntington Ave Boston, MA 02199-7603	Education	Class A Common Stock	6/22/2009	544,761	$30,241	$—	0.0%
M/C Acquisition Corp., L.L.C.(k) 101 Huntington Ave Boston, MA 02199-7603	Education	First Lien Term Loan 1.00% Cash, 3/31/2020	8/10/2004	$2,315,090	1,189,177	6,260	0.0%
Texas Teachers of Tomorrow, LLC(h),(i) 5599 San Felipe Street, Suite 1425 Houston, Texas, 77056	Education	Common Stock	12/2/2015	750,000	750,000	792,165	0.4%
Texas Teachers of Tomorrow, LLC 5599 San Felipe Street, Suite 1425 Houston, Texas, 77056	Education	Second Lien Term Loan (3M USD LIBOR+9.75%), 12.37% Cash, 6/2/2021	12/2/2015	$10,000,000	9,952,251	9,807,000	5.4%
		Total Education			49,124,365	48,075,776	26.6%

TMAC Acquisition Co., LLC(k) 6220 Shiloh Road Suite 100 Alpharetta, GA 30005	Food and Beverage	Unsecured Term Loan 8.00% PIK, 9/01/2023	3/1/2018	$2,216,427	2,216,427	2,100,286	1.2%
		Total Food and Beverage			2,216,427	2,100,286	1.2%

Axiom Parent Holdings, LLC(h) 8401 New Trails Drive, Suite 100 Woodlands, TX 77381	Healthcare Services	Common Stock Class A Units	6/19/2018	400,000	400,000	402,990	0.2%
Axiom Purchaser, Inc.(d) 8401 New Trails Drive, Suite 100 Woodlands, TX 77381	Healthcare Services	First Lien Term Loan (3M USD LIBOR+6.00%), 8.62% Cash, 6/19/2023	6/19/2018	$10,000,000	9,923,962	10,020,000	5.5%
Axiom Purchaser, Inc.(j) 8401 New Trails Drive, Suite 100 Woodlands, TX 77381	Healthcare Services	Delayed Draw Term Loan (3M USD LIBOR+6.00%), 8.62% Cash, 6/19/2023	6/19/2018	$—	—	—	0.0%
Censis Technologies, Inc. 830 Crescent Drive, Suite 610 Franklin, TN 37067	Healthcare Services	First Lien Term Loan B (1M USD LIBOR+8.30%), 10.79% Cash, 9/27/2023	7/25/2014	$19,950,000	19,877,861	19,991,895	11.1%
Censis Technologies, Inc.(h),(i) 830 Crescent Drive, Suite 610 Franklin, TN 37067	Healthcare Services	Limited Partner Interests	7/25/2014	999	999,000	2,387,705	1.3%
ComForCare Health Care 2520 S Telegraph Rd #201 Bloomfield Hills, MI 48302	Healthcare Services	First Lien Term Loan (3M USD LIBOR+7.50%), 10.12% Cash, 1/31/2022	1/31/2017	$15,000,000	14,898,535	15,096,000	8.3%
Ohio Medical, LLC(h) 1111 Lakeside Drive Gurnee, IL 60031	Healthcare Services	Common Stock	1/15/2016	5,000	500,000	208,250	0.1%
Ohio Medical, LLC 1111 Lakeside Drive Gurnee, IL 60031	Healthcare Services	Senior Subordinated Note 12.00% Cash, 7/15/2021	1/15/2016	$7,300,000	7,263,114	6,735,710	3.8%
Roscoe Medical, Inc.(h) 21973 Commerce Parkway Strongsville, OH 44149	Healthcare Services	Common Stock	3/26/2014	5,081	508,077	—	0.0%
Roscoe Medical, Inc.(k) 21973 Commerce Parkway Strongsville, OH 44149	Healthcare Services	Second Lien Term Loan 11.25% Cash, 3/28/2021	3/26/2014	$4,200,000	4,189,094	2,499,000	1.4%
		Total Healthcare Services			58,559,643	57,341,550	31.7%
Sub Total Non-control/Non-affiliate investments					307,136,188	306,511,427	169.5%

Affiliate investments – 6.3%(b)
GreyHeller LLC(f) 111 Deerwood Road, Ste 200 San Ramon, CA 94583	Business Services	First Lien Term Loan (3M USD LIBOR+11.00%), 13.62% Cash, 11/16/2021	11/17/2016	$7,000,000	6,956,976	7,140,000	4.0%
GreyHeller LLC(f),(h) 111 Deerwood Road, Ste 200 San Ramon, CA 94583	Business Services	Series A Preferred Units	11/17/2016	850,000	850,000	1,496,169	0.8%
		Total Business Services			7,806,976	8,636,169	4.8%

Company	Industry	Investment Interest Rate/Maturity	Original Acquisition Date	Principal/ Number of Shares	Cost	Fair Value(c)	% of Net Assets
Affiliate investments – 6.3%(b) – (continued)
Elyria Foundry Company, L.L.C.(f),(h) 120 Filbert St Elyria, OH 44035	Metals	Common Stock	7/30/2010	60,000	$9,685,028	$1,804,200	1.0%
Elyria Foundry Company, L.L.C.(d),(f) 120 Filbert St Elyria, OH 44035	Metals	Second Lien Term Loan 15.00% PIK, 8/10/2022	7/30/2010	$1,022,712	1,022,712	1,022,712	0.5%
		Total Metals			10,707,740	2,826,912	1.5%
Sub Total Affiliate investments					18,514,716	11,463,081	6.3%
Control investments – 46.5%(b)
Easy Ice, LLC(g) 925 W. Washington Street, Suite 100 Marquette, MI 49855	Business Services	Preferred Equity 10.00% PIK	2/3/2017	5,080,000	9,683,612	13,357,444	7.4%
Easy Ice, LLC(d),(g) 925 W. Washington Street, Suite 100 Marquette, MI 49855	Business Services	Second Lien Term Loan 7.03% Cash/5.97% PIK, 2/28/2023	3/29/2013	$21,184,063	21,126,021	21,268,799	11.8%
Easy Ice Masters, LLC(d),(g) 925 W. Washington Street, Suite 100 Marquette, MI 49855	Business Services	Second Lien Term Loan 7.03% Cash/5.97% PIK, 2/28/2023	10/31/2018	$3,804,244	3,768,025	3,819,461	2.1%
Netreo Holdings, LLC(g) 8717 Research Drive, Suite 150 Irvine, CA 92618	Business Services	First Lien Term Loan (3M USD LIBOR +6.25%), 9.00% Cash/2.00% PIK, 7/3/2023	7/3/2018	$5,067,057	5,021,133	5,092,899	2.8%
Netreo Holdings, LLC(g),(h) 8717 Research Drive, Suite 150 Irvine, CA 92618	Business Services	Common Stock Class A Units	7/3/2018	3,150,000	3,150,000	5,179,101	2.9%
		Total Business Services			42,748,791	48,717,704	27.0%
Saratoga Investment Corp. CLO 2013-1, Ltd.(a),(e),(g) 535 Madison Avenue, 4th Floor New York, NY 10022	Structured Finance Securities	Other/Structured Finance Securities 16.67%, 1/20/2030	1/22/2008	$69,500,000	23,516,398	25,393,508	14.0%
Saratoga Investment Corp. CLO 2013-1, Ltd. Class F-R-2 Note(a),(g) 535 Madison Avenue, 4th Floor New York, NY 10022	Structured Finance Securities	Other/Structured Finance Securities (3M USD LIBOR+8.75%), 11.37%, 1/20/2030	12/14/2018	$2,500,000	2,500,000	2,483,500	1.4%
Saratoga Investment Corp. CLO 2013-1, Ltd. Class G-R-2 Note (a), (g) 535 Madison Avenue, 4th Floor New York, NY 10022	Structured Finance Securities	Other/Structured Finance Securities (3M USD LIBOR+10.00%), 12.62%, 1/20/2030	12/14/2018	$7,500,000	7,500,000	7,450,500	4.1%
		Total Structured Finance Securities			33,516,398	35,327,508	19.5%
Sub Total Control investments					76,265,189	84,045,212	46.5%
TOTAL INVESTMENTS – 222.3%(b)					$401,916,093	$402,019,720	222.3%
	Number of Shares	Cost	Fair Value	% of Net Assets
Cash and cash equivalents and cash and cash equivalents, reserve accounts – 34.3%(b)
U.S. Bank Money Market(l)	62,094,394	$62,094,394	$62,094,394	34.3%
Total cash and cash equivalents and cash and cash equivalents, reserve accounts	62,094,394	$62,094,394	$62,094,394	34.3%

____________

(a)      Represents a non-qualifying investment as defined under Section 55(a) of the Investment Company Act of 1940, as amended. As of February 28, 2019, non-qualifying assets represent 16.5% of the Company’s portfolio at fair value. As a BDC, the Company can only invest 30% of its portfolio in non-qualifying assets.

(b)      Percentages are based on net assets of $180,875,187 as of February 28, 2019.

(c)      Because there is no readily available market value for these investments, the fair values of these investments were determined using significant unobservable inputs and approved in good faith by our board of directors. These investments have been included as Level 3 in the Fair Value Hierarchy (see Note 3 to the consolidated financial statements).

(d)      These securities are either fully or partially pledged as collateral under a senior secured revolving credit facility (see Note 7 to the consolidated financial statements).

(e)      This investment does not have a stated interest rate that is payable thereon. As a result, the 16.67% interest rate in the table above represents the effective interest rate currently earned on the investment cost and is based on the current cash interest and other income generated by the investment.

(f)      As defined in the Investment Company Act, this portfolio company is an Affiliate as we own between 5.0% and 25.0% of the voting securities. Transactions during the year ended February 28, 2019 in which the issuer was an Affiliate are as follows:

Company	Purchases	Sales	Total Interest from Investments	Management and Incentive Fee Income	Net Realized Gain (Loss) from Investments	Net Change in Unrealized Appreciation (Depreciation)
GreyHeller LLC	$—	$—	$963,289	$—	$—	$776,012
Elyria Foundry Company, L.L.C.	—	—	150,284	—	—	(1,629,600)
Total	$—	$—	$1,113,573	$—	$—	$(853,588)

(g)      As defined in the Investment Company Act, we “Control” this portfolio company because we own more than 25% of the portfolio company’s outstanding voting securities. Transactions during the year ended February 28, 2019 in which the issuer was both an Affiliate and a portfolio company that we Control are as follows:

Company	Purchases	Sales	Total Interest from Investments	Management and Incentive Fee Income	Net Realized Gain (Loss) from Investments	Net Change in Unrealized Appreciation (Depreciation)
Easy Ice, LLC	$1,684,448	$—	$3,424,369	$—	$—	$1,720,004
Easy Ice Masters, LLC	3,629,682	—	161,468	—	—	51,436
Netreo Holdings, LLC	8,100,000	—	374,843	—	—	2,100,867
Saratoga Investment Corp. CLO 2013-1, Ltd.	14,268,609	(48,083)	2,922,372	2,355,412	—	(701,722)
Saratoga Investment Corp. CLO 2013-1, Ltd. Class F Note	—	(4,500,000)	412,069	—	—	900
Saratoga Investment Corp. CLO 2013-1, Ltd. Class F-R-2 Notes	2,500,000	—	61,760	—	—	(16,500)
Saratoga Investment Corp. CLO 2013-1, Ltd. Class G-R-2 Notes	7,500,000	—	205,333	—	—	(49,500)
Saratoga Investment Corp. CLO 2013-1 Warehouse, Ltd.	20,000,000	(20,000,000)	511,731	—	—	—
Total	$57,682,739	$(24,548,083)	$8,073,946	$2,355,412	$—	$3,105,485

(h)      Non-income producing at February 28, 2019.

(i)      Includes securities issued by an affiliate of the Company.

(j)      All or a portion of this investment has an unfunded commitment as of February 28, 2019. (see Note 8 to the consolidated financial statements).

(k)      As of February 28, 2019, the investment was on non-accrual status. The fair value of these investments was approximately $5.7 million, which represented 1.4% of the Company’s portfolio (see Note 2 to the consolidated financial statements).

(l)      Included within cash and cash equivalents and cash and cash equivalents, reserve accounts in the Company’s consolidated statements of assets and liabilities as of February 28, 2019.

LIBOR — London Interbank Offered Rate

1M USD LIBOR — The 1 month USD LIBOR rate as of February 28, 2019 was 2.49%.

3M USD LIBOR — The 3 month USD LIBOR rate as of February 28, 2019 was 2.62%.

PIK — Payment-in-Kind (see Note 2 to the consolidated financial statements).

Company	Industry	Investment Interest Rate/Maturity	Original Acquisition Date	Principal/ Number of Shares	Cost	Fair Value(c)	% of Net Assets
Non-control/Non-affiliate investments – 199.1%(b)
Tile Redi Holdings, LLC(d) 4450 NW 126th Ave #101 Coral Springs, FL 33065	Building Products	First Lien Term Loan (3M USD LIBOR+10.00%), 12.02% Cash, 6/16/2022	6/16/2017	$15,000,000	$14,865,903	$14,850,000	10.3%
		Total Building Products			14,865,903	14,850,000	10.3%

Apex Holdings Software Technologies, LLC 500 Colonial Center PKWY Roswell, GA 30076	Business Services	First Lien Term Loan (3M USD LIBOR+8.00%), 10.02% Cash, 9/21/2021	9/21/2016	$18,000,000	17,886,188	18,000,000	12.5%
Avionte Holdings, LLC(h) 1270 Eagan Industrial Rd, Suite #150 Eagan, NM 55121	Business Services	Common Stock	1/8/2014	100,000	100,000	449,685	0.3%
CLEO Communications Holding, LLC 4949 Harrison Avenue, Suite 200 Rockford, IL 61108	Business Services	First Lien Term Loan (3M USD LIBOR+8.00%), 10.02% Cash/2.00% PIK, 3/31/2022	3/31/2017	$13,243,267	13,128,695	13,243,267	9.2%
CLEO Communications Holding, LLC(j) 4949 Harrison Avenue, Suite 200 Rockford, IL 61108	Business Services	Delayed Draw Term Loan (3M USD LIBOR+8.00%), 10.02% Cash/2.00% PIK, 3/31/2022	3/31/2017	$3,026,732	2,999,896	3,026,732	2.1%
Emily Street Enterprises, L.L.C. 15878 Gaither Drive Gaithersburg, MD 20877	Business Services	Senior Secured Note (3M USD LIBOR+8.50%), 10.52% Cash, 1/23/2020	12/28/2012	$3,300,000	3,298,099	3,316,500	2.3%
Emily Street Enterprises, L.L.C.(h) 15878 Gaither Drive Gaithersburg, MD 20877	Business Services	Warrant Membership Interests Expires 12/28/2022	12/28/2012	49,318	400,000	468,521	0.3%
Erwin, Inc. 23332 Mill Creek Drive, Suite 155 Laguna Hills, CA 92653	Business Services	Second Lien Term Loan (3M USD LIBOR+11.50%), 13.52% Cash/1.00% PIK, 8/28/2021	2/29/2016	$13,245,008	13,153,253	13,245,008	9.2%
FranConnect LLC(d) 11800 Sunrise Valley Drive Suite 900 Reston, VA 20191	Business Services	First Lien Term Loan (3M USD LIBOR+7.00%), 9.02% Cash, 5/26/2022	5/26/2017	$14,500,000	14,435,057	14,574,035	10.1%
Help/Systems Holdings, Inc.(Help/Systems, LLC) 6533 Flying Cloud Drive Suite 200 Eden Prairie, MN 55344	Business Services	First Lien Term Loan (3M USD LIBOR+4.50%), 6.52% Cash, 10/8/2021	10/26/2015	$5,376,934	5,294,119	5,376,934	3.8%
Help/Systems Holdings, Inc.(Help/Systems, LLC) 6533 Flying Cloud Drive Suite 200 Eden Prairie, MN 55344	Business Services	Second Lien Term Loan (3M USD LIBOR+9.50%), 11.52% Cash, 10/8/2022	10/26/2015	$3,000,000	2,933,255	3,000,000	2.1%
Identity Automation Systems(h) 7102 N. Sam Houston Pkwy. W., Suite 300 Houston, TX 77064	Business Services	Common Stock Class A Units	8/25/2014	232,616	232,616	673,377	0.5%
Identity Automation Systems 7102 N. Sam Houston Pkwy. W., Suite 300 Houston, TX 77064	Business Services	First Lien Term Loan (3M USD LIBOR+9.50%), 11.52% Cash, 3/31/2021	8/25/2014	$17,950,000	17,849,294	17,950,000	12.5%
Knowland Technology Holdings, L.L.C. 1735 N Lynn St, Suite 600 Arlington, VA 22209	Business Services	First Lien Term Loan (3M USD LIBOR+7.75%), 9.77% Cash, 7/20/2021	11/29/2012	$22,288,730	22,214,703	22,288,731	15.5%
Microsystems Company 300 South Riverside Plaza, Suite 800 Chicago, IL 60606	Business Services	Second Lien Term Loan (3M USD LIBOR+8.25%), 10.27% Cash, 7/1/2022	7/1/2016	$18,000,000	17,866,185	18,014,400	12.5%

Company	Industry	Investment Interest Rate/Maturity	Original Acquisition Date	Principal/ Number of Shares	Cost	Fair Value(c)	% of Net Assets
Non-control/Non-affiliate investments – 199.1%(b) – (continued)
National Waste Partners(d) 2538 E. University Drive Suite 165 Phoenix, AZ 85034	Business Services	Second Lien Term Loan 10.00% Cash, 2/13/2022	2/13/2017	$9,000,000	$8,925,728	$9,000,000	6.3%
Vector Controls Holding Co., LLC(d) 2200 10th St. #300 Plano, TX 75074	Business Services	First Lien Term Loan 13.75% (12.00% Cash/1.75% PIK), 3/6/2022	3/6/2013	$11,248,990	11,246,851	11,248,991	7.8%
Vector Controls Holding Co., LLC(h) 2200 10th St. #300 Plano, TX 75074	Business Services	Warrants to Purchase Limited Liability Company Interests, Expires 11/30/2027	5/31/2015	343	—	1,064,145	0.8%
		Total Business Services			151,963,939	154,940,326	107.8%

Targus Holdings, Inc.(h) 1211 North Miller Street Anaheim, CA 92806 USA	Consumer Products	Common Stock	12/31/2009	210,456	1,791,242	433,927	0.3%
		Total Consumer Products			1,791,242	433,927	0.3%

My Alarm Center, LLC 3803 West Chester Pike Suite 100 Newton Square, PA 19073	Consumer Services	Preferred Equity Class A Units 8.00% PIK	7/14/2017	2,227	2,311,649	2,340,154	1.6%
My Alarm Center, LLC(h) 3803 West Chester Pike Suite 100 Newton Square, PA 19073	Consumer Services	Preferred Equity Class B Units	7/14/2017	1,797	1,796,880	1,481,939	1.0%
My Alarm Center, LLC(h) 3803 West Chester Pike Suite 100 Newton Square, PA 19073	Consumer Services	Common Stock	7/14/2017	96,224	—	—	0.0%
PrePaid Legal Services, Inc.(d) One Pre-Paid Way Ada, OK 74820	Consumer Services	First Lien Term Loan (1M USD LIBOR+5.25%), 6.92% Cash, 7/1/2019	7/10/2013	$2,377,472	2,370,104	2,377,472	1.7%
PrePaid Legal Services, Inc.(d) One Pre-Paid Way Ada, OK 74820	Consumer Services	Second Lien Term Loan (1M USD LIBOR+9.00%), 10.67% Cash, 7/1/2020	7/14/2011	$11,000,000	10,974,817	11,000,000	7.7%
		Total Consumer Services			17,453,450	17,199,565	12.0%

C2 Educational Systems(d) 6465 E Johns Crossing, #100 Johns Creek, GA 30097	Education	First Lien Term Loan (3M USD LIBOR+8.50%), 10.52% Cash, 5/31/2020	5/31/2017	$16,000,000	15,875,823	15,977,118	11.1%
M/C Acquisition Corp., L.L.C.(h) 101 Huntington Ave Boston, MA 02199-7603	Education	Class A Common Stock	6/22/2009	544,761	30,241	—	0.0%
M/C Acquisition Corp., L.L.C.(h),(l) 101 Huntington Ave Boston, MA 02199-7603	Education	First Lien Term Loan 1.00% Cash, 3/31/2018	8/10/2004	$2,318,121	1,190,838	8,058	0.0%
Texas Teachers of Tomorrow, LLC(h),(i) 5599 San Felipe Street, Suite 1425 Houston, Texas, 77056	Education	Common Stock	12/2/2015	750,000	750,000	792,681	0.6%
Texas Teachers of Tomorrow, LLC 5599 San Felipe Street, Suite 1425 Houston, Texas, 77056	Education	Second Lien Term Loan (3M USD LIBOR+9.75%), 11.77% Cash, 6/2/2021	12/2/2015	$10,000,000	9,934,492	10,000,000	7.0%
		Total Education			27,781,394	26,777,857	18.7%

TM Restaurant Group L.L.C.(h),(l) 6220 Shiloh Road Suite 100 Alpharetta, GA 30005	Food and Beverage	First Lien Term Loan 14.50% PIK, 7/17/2017	7/17/2012	$9,358,694	9,358,694	9,133,149	6.3%

Company	Industry	Investment Interest Rate/Maturity	Original Acquisition Date	Principal/ Number of Shares	Cost	Fair Value(c)	% of Net Assets
Non-control/Non-affiliate investments – 199.1%(b) – (continued)
TM Restaurant Group L.L.C.(h),(l) 6220 Shiloh Road Suite 100 Alpharetta, GA 30005	Food and Beverage	Revolver 14.50% PIK, 7/17/2017	5/1/2017	$398,645	$398,644	$389,037	0.3%
		Total Food and Beverage			9,757,338	9,522,186	6.6%

Censis Technologies, Inc. 830 Crescent Drive, Suite 610 Franklin, TN 37067	Healthcare Services	First Lien Term Loan B (1M USD LIBOR+10.00%), 11.67% Cash, 7/24/2019	7/25/2014	$10,350,000	10,279,781	10,350,000	7.2%
Censis Technologies, Inc.(h),(i) 830 Crescent Drive, Suite 610 Franklin, TN 37067	Healthcare Services	Limited Partner Interests	7/25/2014	999	999,000	1,578,840	1.1%
ComForCare Health Care 2520 S Telegraph Rd #201 Bloomfield Hills, MI 48302	Healthcare Services	First Lien Term Loan (3M USD LIBOR+8.50%), 10.52% Cash, 1/31/2022	1/31/2017	$15,000,000	14,869,275	14,955,000	10.4%
Ohio Medical, LLC(h) 1111 Lakeside Drive Gurnee, IL 60031	Healthcare Services	Common Stock	1/15/2016	5,000	500,000	238,069	0.2%
Ohio Medical, LLC 1111 Lakeside Drive Gurnee, IL 60031	Healthcare Services	Senior Subordinated Note 12.00% Cash, 7/15/2021	1/15/2016	$7,300,000	7,250,224	6,635,570	4.6%
Pathway Partners Vet Management Company LLC 4225 Guadalupe Street Austin, TX 78751	Healthcare Services	Second Lien Term Loan (1M USD LIBOR+8.00%), 9.67% Cash, 10/10/2025	10/20/2017	$2,083,333	2,063,158	2,062,500	1.4%
Pathway Partners Vet Management Company LLC(k) 4225 Guadalupe Street Austin, TX 78751	Healthcare Services	Delayed Draw Term Loan (1M USD LIBOR+8.00%), 9.67% Cash, 10/10/2025	10/20/2017	$—	—	—	0.0%
Roscoe Medical, Inc.(h) 21973 Commerce Parkway Strongsville, OH 44149	Healthcare Services	Common Stock	3/26/2014	5,081	508,077	352,097	0.3%
Roscoe Medical, Inc. 21973 Commerce Parkway Strongsville, OH 44149	Healthcare Services	Second Lien Term Loan 11.25% Cash, 9/26/2019	3/26/2014	$4,200,000	4,171,558	3,900,960	2.7%
Zest Holdings, LLC(d) 2061 Wineridge Place Escondido, CA 92029	Healthcare Services	Syndicated Loan (1M USD LIBOR+4.25%), 5.92% Cash, 8/16/2023	9/10/2013	$4,105,884	4,033,095	4,105,884	2.9%
		Total Healthcare Services			44,674,168	44,178,920	30.8%

HMN Holdco, LLC 9 Old Kings Highway South Darien, CT 06820	Media	First Lien Term Loan 12.00% Cash, 7/8/2021	5/16/2014	$8,028,824	7,981,971	8,249,617	5.7%
HMN Holdco, LLC 9 Old Kings Highway South Darien, CT 06820	Media	Delayed Draw First Lien Term Loan 12.00% Cash, 7/8/2021	5/16/2014	$4,800,000	4,764,872	4,938,000	3.4%
HMN Holdco, LLC(h) 9 Old Kings Highway South Darien, CT 06820	Media	Class A Series, Expires 1/16/2025	1/16/2015	4,264	61,647	274,431	0.2%
HMN Holdco, LLC(h) 9 Old Kings Highway South Darien, CT 06820	Media	Class A Warrant, Expires 1/16/2025	1/16/2015	30,320	438,353	1,565,118	1.1%
HMN Holdco, LLC(h) 9 Old Kings Highway South Darien, CT 06820	Media	Warrants to Purchase Limited Liability Company Interests (Common), Expires 5/16/2024	1/16/2015	57,872	—	2,696,257	1.9%
HMN Holdco, LLC(h) 9 Old Kings Highway South Darien, CT 06820	Media	Warrants to Purchase Limited Liability Company Interests (Preferred), Expires 5/16/2024	1/16/2015	8,139	—	435,518	0.3%
		Total Media			13,246,843	18,158,941	12.6%
Sub Total Non-control/Non-affiliate investments					281,534,277	286,061,722	199.1%

Company	Industry	Investment Interest Rate/Maturity	Original Acquisition Date	Principal/ Number of Shares	Cost	Fair Value(c)	% of Net Assets
Affiliate investments – 8.5%(b)
GreyHeller LLC(f) 111 Deerwood Road, Ste 200 San Ramon, CA 94583	Business Services	First Lien Term Loan (3M USD LIBOR+11.00%), 13.02% Cash, 11/16/2021	11/17/2016	$7,000,000	$6,944,319	$7,106,501	5.0%
GreyHeller LLC(f),(k) 111 Deerwood Road, Ste 200 San Ramon, CA 94583	Business Services	Delayed Draw Term Loan B (3M USD LIBOR+11.00%), 13.02% Cash, 11/16/2021	11/17/2016	$—	—	—	0.0%
GreyHeller LLC(f),(h) 111 Deerwood Road, Ste 200 San Ramon, CA 94583	Business Services	Series A Preferred Units	11/17/2016	850,000	850,000	740,999	0.5%
		Total Business Services			7,794,319	7,847,500	5.5%
Elyria Foundry Company, L.L.C.(f),(h) 120 Filbert St Elyria OH 44035	Metals	Common Stock	7/30/2010	60,000	9,685,028	3,433,800	2.4%
Elyria Foundry Company, L.L.C.(d),(f) 120 Filbert St Elyria OH 44035	Metals	Second Lien Term Loan 15.00% PIK, 8/10/2022	7/30/2010	$879,264	879,264	879,264	0.6%
		Total Metals			10,564,292	4,313,064	3.0%
Sub Total Affiliate investments					18,358,611	12,160,564	8.5%

Control investments – 30.9%(b)
Easy Ice, LLC(g) 925 W. Washington Street, Suite 100 Marquette, MI 49855	Business Services	Preferred Equity 10.00% PIK	2/3/2017	5,080,000	8,761,000	10,760,435	7.5%
Easy Ice, LLC(d),(g) 925 W. Washington Street, Suite 100 Marquette, MI 49855	Business Services	Second Lien Term Loan (3M USD LIBOR+11.00%), 5.44% Cash/7.56% PIK, 2/28/2023	3/29/2013	$17,337,528	17,240,357	17,337,528	12.0%
		Total Business Services			26,001,357	28,097,963	19.5%
Saratoga Investment Corp. CLO 2013-1, Ltd.(a),(e),(g) 535 Madison Avenue, 4th Floor New York, NY 10022	Structured Finance Securities	Other/Structured Finance Securities 32.21%, 10/20/2025	1/22/2008	$30,000,000	9,295,872	11,874,704	8.3%
Saratoga Investment Corp. Class F Note(a),(g) 535 Madison Avenue, 4th Floor New York, NY 10022	Structured Finance Securities	Other/Structured Finance Securities (3M USD LIBOR+8.50%), 10.52%, 10/20/2025	10/17/2013	$4,500,000	4,500,000	4,499,100	3.1%
		Total Structured Finance Securities			13,795,872	16,373,804	11.4%
Sub Total Control investments					39,797,229	44,471,767	30.9%
TOTAL INVESTMENTS – 238.5%(b)					$339,690,117	$342,694,053	238.5%
	Number of Shares	Cost	Fair Value	% of Net Assets
Cash and cash equivalents and cash and cash equivalent, reserve accounts – 9.6%(b)
U.S. Bank Money Market(m)	13,777,491	$13,777,491	$13,777,491	9.6%
Total cash and cash equivalents and cash and cash equivalents, reserve accounts	13,777,491	$13,777,491	$13,777,491	9.6%

____________

(a)      Represents a non-qualifying investment as defined under Section 55 (a) of the Investment Company Act of 1940, as amended. Non-qualifying assets represent 4.8% of the Company’s portfolio at fair value. As a BDC, the Company can only invest 30% of its portfolio in non-qualifying assets.

(b)      Percentages are based on net assets of $143,691,367 as of February 28, 2018.

(c)      Because there is no readily available market value for these investments, the fair values of these investments were determined using significant unobservable inputs and approved in good faith by our board of directors. These investments have been included as Level 3 in the Fair Value Hierarchy (see Note 3 to the consolidated financial statements).

(d)      These securities are either fully or partially pledged as collateral under a senior secured revolving credit facility (see Note 7 to the consolidated financial statements).

(e)      This investment does not have a stated interest rate that is payable thereon. As a result, the 32.21% interest rate in the table above represents the effective interest rate currently earned on the investment cost and is based on the current cash interest and other income generated by the investment.

(f)      As defined in the Investment Company Act, this portfolio company is an Affiliate as we own between 5.0% and 25.0% of the voting securities. Transactions during the year ended February 28, 2018 in which the issuer was an Affiliate are as follows:

Company	Purchases	Sales	Total Interest from Investments	Management and Incentive Fee Income	Net Realized Gain (Loss) from Investments	Net Change in Unrealized Appreciation
GreyHeller LLC	$—	$—	$886,948	$—	$—	$56,322
Elyria Foundry Company, L.L.C.	800,000	—	80,460	—	—	762,001
Total	$800,000	$—	$967,408	$—	$—	$818,323

(g)      As defined in the Investment Company Act, we “Control” this portfolio company because we own more than 25% of the portfolio company’s outstanding voting securities. Transactions during the year ended February 28, 2018 in which the issuer was both an Affiliate and a portfolio company that we Control are as follows:

Company	Purchases	Sales	Total Interest from Investments	Management and Incentive Fee Income	Net Realized Gain from Investments	Net Change in Unrealized Appreciation (Depreciation)
Easy Ice, LLC	$—	$(10,180,000)	$3,656,285	$—	$166	$1,880,768
Saratoga Investment Corp. CLO 2013-1, Ltd.	—	—	2,429,680	2,100,685	—	1,947,957
Saratoga Investment Corp. Class F Note	—	—	423,903	—	—	(450)
Total	$—	$(10,180,000)	$6,509,868	$2,100,685	$166	$3,828,275

(h)      Non-income producing at February 28, 2018.

(i)      Includes securities issued by an affiliate of the company.

(j)      The investment has an unfunded commitment as of February 28, 2018 (see Note 8 to the consolidated financial statements).

(k)      The entire commitment was unfunded at February 28, 2018. As such, no interest is being earned on this investment (see Note 8 to the consolidated financial statements).

(l)      At February 28, 2018, the investment was on non-accrual status. The fair value of these investments was approximately $9.5 million, which represented 2.8% of the Company’s portfolio.

(m)    Included within cash and cash equivalents and cash and cash equivalents, reserve accounts in the Company’s consolidated statements of assets and liabilities as of February 28, 2018.

LIBOR — London Interbank Offered Rate

1M USD LIBOR — The 1 month USD LIBOR rate as of February 28, 2018 was 1.67%.

3M USD LIBOR — The 3 month USD LIBOR rate as of February 28, 2018 was 2.02%.

PIK — Payment-in-Kind (see Note 2 to the consolidated financial statements)

Company	Industry	Investment Interest Rate/Maturity	Original Acquisition Date	Principal/ Number of Shares	Cost	Fair Value(c)	% of Net Assets
		Total Business Services			$26,001,357	$28,097,963	19.5%
Saratoga Investment Corp. CLO 2013-1, Ltd.(a),(e),(g)	Structured Finance Securities	Other/Structured Finance Securities 32.21%, 10/20/2025	1/22/2008	$30,000,000	9,295,872	11,874,704	8.3%
Saratoga Investment Corp. Class F Note(a),(g)	Structured Finance Securities	Other/Structured Finance Securities (3M USD LIBOR+8.50%), 10.52%, 10/20/2025	10/17/2013	$4,500,000	4,500,000	4,499,100	3.1%
		Total Structured Finance Securities			13,795,872	16,373,804	11.4%
Sub Total Control investments					39,797,229	44,471,767	30.9%
TOTAL INVESTMENTS – 238.5%(b)					$339,690,117	$342,694,053	238.5%
	Number of Shares	Cost	Fair Value	% of Net Assets
Cash and cash equivalents and cash and cash equivalents, reserve accounts – 9.6%(b)
U.S. Bank Money Market(m)	13,777,491	$13,777,491	$13,777,491	9.6%
Total cash and cash equivalents and cash and cash equivalents, reserve accounts	13,777,491	$13,777,491	$13,777,491	9.6%

(a)      Represents a non-qualifying investment as defined under Section 55(a) of the Investment Company Act of 1940, as amended. Non-qualifying assets represent 4.8% of the Company’s portfolio at fair value. As a BDC, the Company can only invest 30% of its portfolio in non-qualifying assets.

(b)      Percentages are based on net assets of $143,691,367 as of February 28, 2018.

(c)      Because there is no readily available market value for these investments, the fair values of these investments were determined using significant unobservable inputs and approved in good faith by our board of directors. These investments have been included as Level 3 in the Fair Value Hierarchy (see Note 3 to the consolidated financial statements).

(d)      These securities are either fully or partially pledged as collateral under a senior secured revolving credit facility (see Note 7 to the consolidated financial statements).

(e)      This investment does not have a stated interest rate that is payable thereon. As a result, the 32.21% interest rate in the table above represents the effective interest rate currently earned on the investment cost and is based on the current cash interest and other income generated by the investment.

(f)      As defined in the Investment Company Act, this portfolio company is an Affiliate as we own between 5.0% and 25.0% of the voting securities. Transactions during the year ended February 28, 2018 in which the issuer was an Affiliate are as follows:

Company	Purchases	Sales	Total Interest from Investments	Management and Incentive Fee Income	Net Realized Gain (Loss) from Investments	Net Change in Unrealized Appreciation
GreyHeller LLC	$—	$—	$886,948	$—	$—	$56,322
Elyria Foundry Company, L.L.C.	800,000	—	80,460	—	—	762,001
Total	$800,000	$—	$967,408	$—	$—	$818,323

(g)      As defined in the Investment Company Act, we “Control” this portfolio company because we own more than 25% of the portfolio company’s outstanding voting securities. Transactions during the year ended February 28, 2018 in which the issuer was both an Affiliate and a portfolio company that we Control are as follows:

Company	Purchases	Sales	Total Interest from Investments	Management and Incentive Fee Income	Net Realized Gain from Investments	Net Change in Unrealized Appreciation (Depreciation)
Easy Ice, LLC	$—	$(10,180,000)	$3,656,285	$—	$166	$1,880,768
Saratoga Investment Corp. CLO 2013-1, Ltd.	—	—	2,429,680	2,100,685	—	1,947,957
Saratoga Investment Corp. Class F Note	—	—	423,903	—	—	(450)
Total	$—	$(10,180,000)	$6,509,868	$2,100,685	$166	$3,828,275

(h)      Non-income producing at February 28, 2018.

(i)      Includes securities issued by an affiliate of the company.

(j)      The investment has an unfunded commitment as of February 28, 2018 (see Note 8 to the consolidated financial statements).

(k)      The entire commitment was unfunded at February 28, 2018. As such, no interest is being earned on this investment (see Note 8 to the consolidated financial statements).

(l)      At February 28, 2018, the investment was on non-accrual status. The fair value of these investments was approximately $9.5 million, which represented 2.8% of the Company’s portfolio (see Note 2 to the consolidated financial statements).

(m)    Included within cash and cash equivalents and cash and cash equivalents, reserve accounts in the Company’s consolidated statements of assets and liabilities as of February 28, 2018.

LIBOR — London Interbank Offered Rate

1M USD LIBOR — The 1 month USD LIBOR rate as of February 28, 2018 was 1.67%.

3M USD LIBOR — The 3 month USD LIBOR rate as of February 28, 2018 was 2.02%.

PIK — Payment-in-Kind (see Note 2 to the consolidated financial statements).

Set forth is a brief description of each portfolio company in which the fair value of our investment represents greater than 5% of our total assets as of February 28, 2019.

CLEO Communications Holding, LLC

CLEO Communications Holding, LLC (“Cleo”) is a provider of technology enabled data communication and integration platform for daily business transactions. Cleo’s platform allows for the automation of business-to-business transaction information for customers operating in the retail, manufacturing, logistics and the healthcare verticals. The platform also allows for internal application-to-application communication, allowing customers’ core enterprise software applications to easily share and transfer data.

Easy Ice, LLC

Easy Ice, LLC (“Easy Ice”) is the largest provider of ice-as-a-service in the world. Easy Ice is headquartered in Marquette, Michigan and operates throughout the continental United States, serving a diverse base of customers, primarily serving the restaurant and hospitality industry. For a fixed monthly fee, Easy Ice “rents” an ice machine to its customers, services the machines as needed and provides bags of back-up ice during breakdowns or emergencies; this differs from a lease in that there is no specified term (the subscription is month-to-month) and the customers do not have an option to buy their machines. Easy Ice prices its monthly subscriptions to be competitive with a lease and differentiates itself with the added guarantee of ice delivery should the machine break down. Easy Ice also provides an all-inclusive service, including machine installation, cleaning, filter, parts, maintenance, backup ice, peak demand ice, single source/accountability, free upgrades, and 24x7x365 service capability.

Identity Automation Systems

Identity Automation Systems (“Identity Automation”) is a leading provider of identity and access management (“IAM”) software products that help its customers automate and manage individual user identities (provisioning and lifecycle management) while providing role-based user authentication, authorization, and access privileges within or across on-premise or cloud-based enterprise systems. Led by Founder and CEO, James Litton, Identity Automation helps over 675 organizations in various industries improve security and increase productivity by reducing cost, downtime, and the need to manually process time-intensive repetitive tasks. Identity Automation’s core focus is providing software products that manage users’ identities in electronic systems and repositories across an organization, and control the systems, data, applications, and other resources to which individual users have access. As regulation and increasing awareness of informational security drive further focus on IAM for a wider variety of industries, Identity Automation is focused on continually developing and improving its products to maintain its position as the premier provider of integrated IAM solutions to customers across a variety of industries, including the education, healthcare, government, and other end markets.

MANAGEMENT AGREEMENTS

Saratoga Investment Advisors serves as our investment adviser. Our investment adviser was formed in 2010 as a Delaware limited liability company and became our investment adviser in July 2010. Subject to the overall supervision of our board of directors, Saratoga Investment Advisors manages our day-to-day operations and provides investment advisory and management services to us. Under the terms of the Management Agreement, Saratoga Investment Advisors:

•        determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;

•        identifies, evaluates and negotiates the structure of the investments we make (including performing due diligence on our prospective portfolio companies);

•        closes and monitors the investments we make; and

•        determines the securities and other assets that we purchase, retain or sell.

Saratoga Investment Advisors services under the Management Agreement are not exclusive, and it is free to furnish similar services to other entities.

Management Fee and Incentive Fee

Pursuant to the Management Agreement with Saratoga Investment Advisors, we pay Saratoga Investment Advisors a fee for investment advisory and management services consisting of two components — a base management fee and an incentive fee.

The base management fee is paid quarterly in arrears, and equals 1.75% per annum of our gross assets (other than cash or cash equivalents but including assets purchased with borrowed funds) and calculated at the end of each fiscal quarter based on the average value of our gross assets (other than cash or cash equivalents, but including assets purchased with borrowed funds) as of the end of such fiscal quarter and the end of the immediate prior fiscal quarter. Base management fees for any partial month or quarter are appropriately pro-rated.

The incentive fee has the following two parts:

The first part is calculated and payable quarterly in arrears based on our pre-incentive fee net investment income for the immediately preceding fiscal quarter. Pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees such as commitment, origination, structuring, diligence, managerial and consulting fees or other fees that we receive from portfolio companies) accrued during the fiscal quarter, minus our operating expenses for the quarter (including the base management fee, expenses payable under the administration agreement, and any interest expense and dividends paid on any issued and outstanding preferred stock or debt security, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as market discount, debt instruments with PIK interest, preferred stock with PIK dividends and zero coupon securities), accrued income that we have not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses, unrealized capital appreciation or depreciation, or realized gains or losses resulting from the extinguishment of our own debt. Pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets (defined as total assets less liabilities) at the end of the immediately preceding fiscal quarter, is compared to a “hurdle rate” of 1.875% per quarter, subject to a “catch up” provision. The base management fee is calculated prior to giving effect to the payment of any incentive fees.

We pay Saratoga Investment Advisors an incentive fee with respect to our pre-incentive fee net investment income in each fiscal quarter as follows: (A) no incentive fee in any fiscal quarter in which our pre-incentive fee net investment income does not exceed the hurdle rate; (B) 100.0% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 2.344% in any fiscal quarter is payable to Saratoga Investment Advisors; and (C) 20.0% of the amount of our pre-incentive fee net investment income, if any, that exceeds 2.344% in any fiscal quarter. We refer to the amount specified in clause (B) as the “catch-up.” The “catch-up” provision is intended to provide Saratoga Investment Advisors with an incentive fee of 20.0% on all of our pre-incentive fee net investment income as if a hurdle rate did not apply when our pre-incentive fee net investment income exceeds 2.344% in any fiscal quarter. Notwithstanding the foregoing, with respect to any period ending on or prior to December 31, 2010, Saratoga Investment Advisors was only entitled to 20.0% of the amount of our pre-incentive fee net investment income, if any, that exceeded 1.875% in any fiscal quarter without any catch-up provision. These calculations are appropriately pro-rated when such calculations are applicable for any period of less than three months.

The following is a graphical representation of the calculation of the income-related portion of the incentive fee subsequent to any period ending after December 31, 2010:

Quarterly Incentive Fee Based on “Pre-Incentive Fee Net Investment Income”

Pre-Incentive Fee Net Investment Income
(expressed as a percentage of the value of net assets)

Percentage of Pre-Incentive Fee Net Investment
Income allocated to income-related portion of incentive fee

The second part of the incentive fee, the capital gains fee, is determined and payable in arrears as of the end of each fiscal year (or, upon termination of the Management Agreement), and is calculated at the end of each applicable fiscal year by subtracting (1) the sum of our cumulative aggregate realized capital losses and aggregate unrealized capital depreciation from (2) our cumulative aggregate realized capital gains, in each case calculated from May 31, 2010. If such amount is positive at the end of such year, then the capital gains fee for such year is equal to 20% of such amount, less the cumulative aggregate amount of capital gains fees paid in all prior years. If such amount is negative, then there is no capital gains fee for such year.

Under the Management Agreement, the capital gains portion of the incentive fee is based on realized gains and realized and unrealized losses from May 31, 2010. Therefore, realized and unrealized losses incurred prior to such time will not be taken into account when calculating the capital gains portion of the incentive fee, and Saratoga Investment Advisors will be entitled to 20.0% of net capital gains that arise after May 31, 2010. In addition, the cost basis for computing our realized gains and losses on investments held by us as of May 31, 2010 equals the fair value of such investments as of such date.

Examples of Quarterly Incentive Fee Calculation

Example 1: Income Related Portion of Incentive Fee(1):

Assumptions

•        Hurdle rate(2) = 1.875%

•        Management fee(3) = 0.4375%

•        Other expenses (legal, accounting, custodian, transfer agent, etc.)(4) = 0.33%

Alternative 1

Additional Assumptions

•        Investment income (including interest, dividends, fees, etc.) = 1.25%

•        Pre-incentive fee net investment income (investment income – (management fee + other expenses)) = 0.4825%

Pre-incentive fee net investment income does not exceed hurdle rate, therefore there is no incentive fee.

Alternative 2

Additional Assumptions

•        Investment income (including interest, dividends, fees, etc.) = 3.0%

•        Pre-incentive fee net investment income (investment income – (management fee + other expenses)) = 2.2325%

Pre-incentive fee net investment income exceeds hurdle rate, but does not fully satisfy the “catch-up” provision, therefore the income related portion of the incentive fee is 0.3575%.

Incentive Fee	=	(100.0% × (pre-incentive fee net investment income – 1.875%)
	=	100.0% (2.2325% – 1.875%)
	=	100.0% (0.3575%)
	=	0.3575%

____________

(1)      The hypothetical amount of pre-incentive fee net investment income shown is based on a percentage of total net assets.

(2)      Represents 7.5% hurdle rate.

(3)      Represents 1.75% annualized management fee. For the purposes of this example, we have assumed that we have not incurred any indebtedness and that we maintain no cash or cash equivalents.

(4)      The “catch-up” provision is intended to provide our investment adviser with an incentive fee of 20.0% on all pre-incentive fee net investment income as if a hurdle rate did not apply when our net investment income exceeds 2.344% in any fiscal quarter.

Alternative 3

Additional Assumptions

•        Investment income (including interest, dividends, fees, etc.) = 3.5%

•        Pre-Incentive Fee Net Investment Income (investment income – (management fee + other expenses) = 2.7325%

Pre-incentive fee net investment income exceeds the hurdle rate, and fully satisfies the “catch-up” provision, therefore the income related portion of the incentive fee is 0.5467%.

Incentive fee	=	100.0% × pre-incentive fee net investment income (subject to “catch-up”)(4)
Incentive fee	=	100.0% × “catch-up” + (20.0% × (Pre-incentive fee net investment income – 2.344%))
Catch up	=	2.344% – 1.875%
	=	0.469%
Incentive fee	=	(100.0% × 0.469%) + (20.0% × (2.7325% – 2.344%))
	=	0.469% + (20.0% × 0.3885%)
	=	0.469% + 0.0777%
	=	0.5467%

Example 2: Capital Gains Portion of Incentive Fee:

Alternative 1

Assumptions(1)

•        Year 1: $20.0 million investment made in Company A (“Investment A”), and $30.0 million investment made in Company B (“Investment B”)

•        Year 2: Investment A is sold for $50.0 million and fair market value (“FMV”) of Investment B determined to be $32.0 million

•        Year 3: FMV of Investment B determined to be $25.0 million

•        Year 4: Investment B sold for $31.0 million

The capital gains portion of the incentive fee, if any, calculated under the cumulative method would be:

•        Year 1: None

•        Year 2: $6 million (20.0% multiplied by $30.0 million realized capital gains on sale of Investment A)

•        Year 3: None; $5.0 million (20.0% multiplied by ($30.0 million realized cumulative capital gains less $5 million cumulative capital depreciation)) less $6.0 million (capital gains incentive fee paid in Year 2)

•        Year 4: $200,000; $6.2 million (20.0% multiplied by $31.0 million cumulative realized capital gains) less $6.0 million (capital gains incentive fee paid in Year 2)

Alternative 2

Assumptions(1)

•        Year 1: $20.0 million investment made in Company A (“Investment A”), $30.0 million investment made in Company B (“Investment B”) and $25 million investment made in Company C (“Investment C”)

•        Year 2: Investment A sold for $50.0 million, FMV of Investment B determined to be $25.0 million and FMV of Investment C determined to be $25.0 million

•        Year 3: FMV of Investment B determined to be $27.0 million and Investment C sold for $30.0 million

•        Year 4: FMV of Investment B determined to be $35.0 million

•        Year 5: Investment B sold for $20.0 million

____________

(1)      The examples assume that Investment A and Investment B were acquired by us subsequent to May 31, 2010. If Investment A and B were acquired by us prior to May 31, 2010, then the cost basis for computing our realized gains and losses on such investments would equal the fair value of such investments as of May 31, 2010.

The capital gains portion of the incentive fee, if any, calculated under the cumulative method would be:

•        Year 1: None

•        Year 2: $5.0 million (20.0% multiplied by $25.0 million ($30.0 million realized capital gains on Investment A less $5.0 million unrealized capital depreciation on Investment B))

•        Year 3: $1.4 million ($6.4 million (20.0% multiplied by $32.0 million ($35.0 million cumulative realized capital gains less $3.0 million unrealized capital depreciation)) less $5.0 million (capital gains incentive fee paid in Year 2))

•        Year 4: None

•        Year 5: None ($5.0 million (20.0% multiplied by $25.0 million (cumulative realized capital gains of $35.0 million less realized capital losses of $10.0 million)) less $6.4 million (cumulative capital gains incentive fee paid in Year 2 and Year 3))

Board Approval of the Investment Advisory and Management Agreement

The Management Agreement with Saratoga Investment Advisors was approved by our board of directors at an in-person meeting of the directors, including a majority of our independent directors, and was approved by our stockholders at the special meeting of stockholders held on July 30, 2010. On July 9, 2018, our board of directors approved the renewal of the Management Agreement for an additional one-year term at an in-person meeting.

In approving the Management Agreement, the directors considered, among other things, (i) the nature, extent and quality of the advisory and other services to be provided to us by Saratoga Investment Advisors; (ii) our investment performance and the investment performance of Saratoga Investment Advisors; (iii) the expected costs of the services to be provided by Saratoga Investment Advisors (including management fees, advisory fees and expense ratios as compared to other companies within the industry) and the profits expected to be realized by Saratoga Investment Advisors; (iv) the limited potential for economies of scale in investment management associated with managing us; and (v) Saratoga Investment Advisors estimated pro forma profitability with respect to managing us.

Payment of our expenses

The Management Agreement provides that all investment professionals of Saratoga Investment Advisors and its staff, when and to the extent engaged in providing investment advisory services required to be provided by Saratoga Investment Advisors, and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by Saratoga Investment Advisors and not by us.

We bear all costs and expenses of our operations and transactions, including those relating to:

•        organization;

•        calculating our net asset value (including the cost and expenses of any independent valuation firm);

•        expenses incurred by Saratoga Investment Advisors payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for us and in monitoring our investments and performing due diligence on our prospective portfolio companies;

•        expenses incurred by our investment adviser payable for travel and due diligence on our prospective portfolio companies;

•        interest payable on debt, if any, incurred to finance our investments;

•        offerings of our common stock and other securities;

•        investment advisory and management fees;

•        fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, evaluating and making investments;

•        transfer agent and custodial fees;

•        federal and state registration fees;

•        all costs of registration and listing our common stock on any securities exchange;

•        federal, state and local taxes;

•        independent directors’ fees and expenses;

•        costs of preparing and filing reports or other documents required by governmental bodies (including the SEC and the SBA);

•        costs of any reports, proxy statements or other notices to common stockholders including printing costs;

•        our fidelity bond, directors and officers errors and omissions liability insurance, and any other insurance premiums;

•        direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs; and

•        administration fees and all other expenses incurred by us or, if applicable, the administrator in connection with administering our business (including payments under the administration agreement based upon our allocable portion of the administrator’s overhead in performing its obligations under the administration agreement, including rent and the allocable portion of the cost of our officers and their respective staffs (including travel expenses)).

Duration and Termination

The Management Agreement will remain in effect continuously, unless terminated under the termination provisions of the agreement. The Management Agreement provides that it may be terminated at any time, without the payment of any penalty, upon 60 days written notice, by the vote of stockholders holding a majority of our outstanding voting securities, or by the vote of our directors or by Saratoga Investment Advisors.

The Management Agreement will, unless terminated as described above, continue in effect from year to year so long as it is approved at least annually by (i) the vote of the board of directors, or by the vote of stockholders holding a majority of our outstanding voting securities and (ii) the vote of a majority of our directors who are not parties to the Management Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of any party to such agreement, in accordance with the requirements of the 1940 Act.

Indemnification

Under the Management Agreement, Saratoga Investment Advisors and certain of its affiliates are not liable to us for any action taken or omitted to be taken by Saratoga Investment Advisors in connection with the performance of any of its duties or obligations under the agreement or otherwise as an investment adviser to us, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services and except to the extent such action or omission constitutes gross negligence, willful misfeasance, bad faith or reckless disregard of its duties and obligations under the agreement.

We also provide indemnification to Saratoga Investment Advisors and certain of its affiliates for damages, liabilities, costs and expenses incurred by them in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding arising out of or otherwise based upon the performance of any of its duties or obligations under the agreement or otherwise as an investment adviser to us. However, we would not provide indemnification against any liability to us or our security holders to which Saratoga Investment Advisors or such affiliates would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of any such person’s duties or by reason of the reckless disregard of its duties and obligations under the agreement.

Organization of the Investment Adviser

Saratoga Investment Advisors is registered as an investment adviser under the Investment Advisers Act of 1940. The principal executive offices of Saratoga Investment Advisors are located at 535 Madison Avenue, New York, New York 10022.

Administration Agreement

Pursuant to a separate administration agreement, Saratoga Investment Advisors, who also serves as our administrator, furnishes us with office facilities, equipment and clerical, book-keeping and record keeping services. Under the administration agreement, our administrator also performs, or oversees the performance of, our required administrative services, which include, among other things, being responsible for the financial records which we are required to maintain, preparing reports for our stockholders and reports required to be filed with the SEC. In addition, our administrator assists us in determining and publishing our net asset value, oversees the preparation and filing of our tax returns and the printing and dissemination of reports to our stockholders, and generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others. Payments under the administration agreement equal an amount based upon our allocable portion of our administrator’s overhead in performing its obligations under the administration agreement, including rent and our allocable portion of the cost of our officers and their respective staffs relating to the performance of services under this agreement (including travel expenses). Our allocable portion is based on the proportion that our total assets bears to the total assets administered or managed by our administrator. Under the administration agreement, our administrator also provides managerial assistance, on our behalf, to those portfolio companies who accept our offer of assistance. The administration agreement may be terminated by either party without penalty upon 60 days written notice to the other party. The amount payable by us under the administration agreement was initially capped at $1.0 million for each annual term of the agreement. On July 8, 2015, our board of directors approved the renewal of the Administration Agreement for an additional one-year term and determined to increase the cap on the payment or reimbursement of expenses by the Company thereunder, which had not been increased since the inception of the agreement, to $1.3 million. On July 7, 2016, our board of directors approved the renewal of the Administration Agreement for an additional one-year term. On October 5, 2016, our board of directors determined to increase the cap on the payment or reimbursement of expenses by the Company under the Administration Agreement, from $1.3 million to $1.5 million, effective November 1, 2016. On July 9, 2018, our board of directors approved the renewal of the Administration Agreement for an additional one-year term, and determined to increase the cap on the payment or reimbursement of expenses by the Company from $1.75 million to $2.0 million, effective August 1, 2018.

Indemnification

Under the administration agreement, Saratoga Investment Advisors and certain of its affiliates are not liable to us for any action taken or omitted to be taken by Saratoga Investment Advisors in connection with the performance of any of its duties or obligations under the agreement.

We also provide indemnification to Saratoga Investment Advisors and certain of its affiliates for damages, liabilities, costs and expenses incurred by them in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding arising out of or otherwise based upon the performance of any of its duties or obligations under the agreement or otherwise as an administrator to us. However, we do not provide indemnification against any liability to us or our security holders to which Saratoga Investment Advisors or such affiliates would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of any such person’s duties or by reason of the reckless disregard of its duties and obligations under the agreement.

License Agreement

We entered into a trademark license agreement with Saratoga Investment Advisors, pursuant to which Saratoga Investment Advisors grants us a non-exclusive, royalty-free license to use the name “Saratoga.” Under this agreement, we have a right to use the “Saratoga” name, for so long as Saratoga Investment Advisors or one of its affiliates remains our investment adviser. Other than with respect to this limited license, we have no legal right to the “Saratoga” name. Saratoga Investment Advisors has the right to terminate the license agreement if it is no longer acting as our investment adviser. In the event the Management Agreement is terminated, we would be required to change our name to eliminate the use of the name “Saratoga.”

MANAGEMENT

Our business and affairs are managed under the direction of our Board of Directors. Our Board of Directors elects our officers who serve at its discretion. Our Board of Directors has five members, two of whom are “interested persons” as defined in Section 2(a)(19) of the 1940 Act and five of whom are not interested persons, whom we refer to as our independent directors.

Director and Executive Officer Information

As of February 28, 2019, our executive officers, directors and key employees and their positions are as set forth below. The address for each executive officer and director is c/o Saratoga Investment Corp., 535 Madison Avenue, New York, New York 10022.

Name	Age	Position	Director Since	Expiration of Term
Interested Directors
Christian L. Oberbeck	59	Chairman of the Board and Chief Executive Officer	2010	2021
Michael J. Grisius	55	President and Director	2011	2020
Independent Directors
Steven M. Looney	69	Director	2007	2019
Charles S. Whitman III	77	Director	2007	2019
G. Cabell Williams	65	Director	2007	2020
Name	Age	Position
Executive Officers
Christian L. Oberbeck	59	Chief Executive Officer
Michael J. Grisius	55	President
Henri J. Steenkamp	43	Chief Financial Officer, Treasurer, Secretary and Chief Compliance Officer

Biographical information regarding our Board and our executive officers is set forth below. We have divided the directors into two groups — independent directors and interested directors. Interested directors are “interested persons” of Saratoga Investment Corp., as defined in Section 2(a)(19) of the 1940 Act. We do not currently have any other executive officers who are not also directors.

Biographical Information

Independent Directors

Steven M. Looney — Mr. Looney is a Managing Director of Peale Davies & Co. Inc., a strategic advisory firm specializing in change management, revenue enhancement and business process improvement for middle market enterprises, and is a CPA and an attorney. Mr. Looney has served as a consultant and director to numerous companies in the healthcare, manufacturing and services industries. Between 2000 and 2005, he served as Senior Vice President and Chief Financial Officer of PCCI, Inc., a private IT staffing and outsourcing firm. Between 1992 and 2000, Mr. Looney worked at WH Industries as Chief Financial and Administrative Officer. Mr. Looney is a trustee of Excellent Education for Everyone, a nonprofit organization. Mr. Looney graduated summa cum laude from the University of Washington with a B.A. degree in accounting and received a J.D. from the University of Washington School of Law where he was a member of the law review. He began his career at the United States Securities and Exchange Commission. Mr. Looney’s qualifications as director include his experience as a Managing Director of Peale Davies & Co. and as Chief Financial and Administrative Officer of WH Industries, as well as his financial, accounting and legal expertise.

Charles S. Whitman III — Mr. Whitman is senior counsel (retired) at Davis Polk & Wardwell LLP. Mr. Whitman was a partner in Davis Polk’s Corporate Department for 28 years, representing clients in a broad range of corporate finance matters, including shelf registrations, securities compliance for financial institutions, foreign asset privatizations, and mergers and acquisitions. From 1971 to 1973, Mr. Whitman served as Executive Assistant to three successive Chairmen of the SEC. Mr. Whitman graduated from Harvard College and graduated magna cum laude from Harvard Law School with a LL.B. Mr. Whitman also received an LL.M. from Cambridge University in England. Mr. Whitman’s qualifications as director include his 28 years of experience representing clients, including AT&T, Exxon Mobil, General Motors and BP, in securities matters as a partner in Davis Polk’s corporate department.

G. Cabell Williams — Mr. Williams has served as the Managing General Partner of Williams and Gallagher, a private equity partnership located in Chevy Chase, Maryland since 2004. Mr. Williams is also a Senior Manager, Director of Farragut Capital Partners which is a Chevy Chase, Maryland based Mezzanine Fund. Since 2011, Mr. Williams has also served as a partner of Farragut Capital Partners, an investment firm based in Fairfax, VA. In 2004, Mr. Williams concluded a 23 year career at Allied Capital Corporation, a business development company based in Washington, DC, which was acquired by Ares Capital Corporation in 2010. While at Allied, Mr. Williams held a variety of positions, including President, CIO and finally Managing Director following Allied’s merger with its affiliates in 1998. From 1991 to 2004, Mr. Williams either led or co-managed the firm’s Private Equity Group. For the nine years prior to 1999, Mr. Williams led Allied’s Mezzanine investment activities. For 15 years, Mr. Williams served on Allied’s Investment Committee where he was responsible for reviewing and approving all of the firm’s investments. Prior to 1991, Mr. Williams ran Allied’s Minority Small Business Investment Company. He also founded Allied Capital Commercial Corporation, a real estate investment vehicle. Mr. Williams has served on the board of directors of various public and private companies. Mr. Williams attended The Landon School, and graduated from Mercersburg Academy and Rollins College, receiving a B.S. in Business Administration from the latter. Mr. Williams’ qualifications as director include his 28 years of experience managing investment activities at Allied Capital, where he served in a variety of positions, including President, CIO and Managing Director.

Interested Directors

Christian L. Oberbeck — Mr. Oberbeck has over 35 years of experience in leveraged finance, from distressed debt to private equity, and has been involved in originating, structuring, negotiating, consummating, managing and monitoring investments in these businesses. Mr. Oberbeck is the Managing Member of Saratoga Investment Advisors, LLC, the Company’s investment adviser, and the Chairman of the Board and Chief Executive Officer of the Company. Mr. Oberbeck also served as President of the Company until February 2014. Mr. Oberbeck is also the Managing Partner of Saratoga Partners, a middle market private equity investment firm. Prior to assuming full management responsibility for Saratoga Partners in 2008, Mr. Oberbeck had co-managed Saratoga Partners since 1995. Mr. Oberbeck joined Dillon Read and Saratoga Partners from Castle Harlan, Inc., a corporate buyout firm which he had joined at its founding in 1987 and was a Managing Director, leading successful investments in manufacturing and financial services companies. Prior to that, he worked in the Corporate Development Group of Arthur Young and in corporate finance at Blyth Eastman Paine Webber. Mr. Oberbeck has been a director of numerous middle market companies. Mr. Oberbeck graduated from Brown University in 1982 with a BS in Physics and a BA in Mathematics. In 1985, he earned an MBA from Columbia University. Mr. Oberbeck’s qualifications as a director include his extensive experience in the investment and finance industry, as well as his intimate knowledge of the Company’s operations, gained through his service as an executive officer.

Michael J. Grisius — Mr. Grisius has over 28 years of experience in leveraged finance, investment management and financial services. He has originated, structured, negotiated, consummated, managed and monitored numerous successful investments in mezzanine debt, private equity, senior debt, structured products and commercial real estate debt. Mr. Grisius is Chief Investment Officer and a Managing Director of Saratoga Investment Advisors, LLC, the Company’s investment adviser, and was appointed President of the Company in February 2013. Mr. Grisius joined Saratoga Investment Advisors, LLC in July 2011. Prior to joining Saratoga Investment Advisors, Mr. Grisius served as Managing Director at Allied Capital Corporation, where he was an investment professional for 16 years. At Allied Capital Corporation, Mr. Grisius held several senior positions including co-head of Mezzanine Finance and member of its Management Committee and its Investment Committee. In 2008, Mr. Grisius was appointed co-chairman of the Allied Capital Corporation’s Investment Committee. He also had responsibility for structuring and managing Unitranche Fund, LLC. During his tenure at Allied, Mr. Grisius built and led teams that made investments in subordinated debt, control equity and real estate mortgage debt. Mr. Grisius has served on the board of directors of numerous middle market companies. Prior to joining Allied Capital Corp., Mr. Grisius worked in leveraged finance at Chemical Bank from 1989 to 1992 and held senior accountant and consultant positions with KPMG LLP from 1985 to 1988. Mr. Grisius graduated with a BS from Georgetown University in 1985 and earned an MBA from Cornell University’s Johnson Graduate School of Management in 1990. Mr. Grisius’ qualifications as a director include his broad experience in leverage finance, investment management, private equity and financial services.

Executive Officers

For information regarding Mr. Oberbeck, the Chairman of the Board and our Chief Executive Officer and Mr. Grisius, our President, see “— Interested directors” above.

Henri J. Steenkamp. Mr. Steenkamp, 43 years old, had served as the Chief Financial Officer of MF Global Holdings Ltd., a broker in commodities and derivatives, from April 2011. Prior to that, Mr. Steenkamp held the position of Chief Accounting Officer and Global Controller at MF Global for four years. He joined MF Global, then Man Financial, in 2006 as Vice President of External Reporting and Accounting Policy. After MF Global filed for bankruptcy protection in October 2011, he continued to serve as Chief Financial Officer through January 2013. Before joining MF Global, Mr. Steenkamp spent eight years with PricewaterhouseCoopers (“PwC”), including four years in Transaction Services in its New York office, managing a variety of capital-raising transactions on a global basis. His focus was also on the SEC registration and public company filing process, including technical accounting. He spent four years with PwC in South Africa, where he served as an auditor primarily for SEC registrants and assisted South African companies as they went public in the U.S. Mr. Steenkamp is a chartered accountant and holds an honors degree in Finance.

Board Leadership and the Board’s Role in the Oversight of Risk Management

Our board of directors monitors and performs an oversight role with respect to the business and affairs of the Company, including with respect to investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of service providers to the Company. Among other things, our board of directors approves the appointment of our investment adviser, administrator and officers; reviews and monitors the services and activities performed by our investment adviser, administrator and officers; and approves the engagement, and reviews the performance of, our independent public accounting firm.

Under our bylaws, the Board may designate a chairman to preside over the meetings of the Board and meetings of the stockholders and to perform such other duties as may be assigned to him by the Board. The Company does not have a fixed policy as to whether the chairman of the Board should be an independent director and believes that its flexibility to select its chairman and reorganize its leadership structure from time to time is in the best interests of the Company and its stockholders.

Mr. Oberbeck, who is an “interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act, serves as our chief executive officer and chairman of the Board. The Board believes that Mr. Oberbeck, as chief executive officer of the Company and as a principal of Saratoga Investment Advisors, is the director with the most knowledge of our business strategy and is best situated to serve as chairman of the Board. The Company’s Corporate Governance Guidelines provide that Mr. Steven M. Looney, as the Chairman of the Audit Committee of the Board of Directors of the Company, shall preside over the executive sessions of the non-employee and independent directors of the Company. A stockholder or interested party that desires to communicate directly with the Board of Directors or one or more of its members concerning the affairs of the Company may direct the communication in written correspondence by letter to: Saratoga Investment Corp., attention Mr. Steven M. Looney, Chairman of the Audit Committee, 535 Madison Avenue, New York, New York 10022. We believe that our board leadership structure must be evaluated on a case-by-case basis and that our existing board leadership structure is appropriate. However, we continually re-examine our corporate governance policies on an ongoing basis to ensure that they continue to meet our needs.

The Board, directly and through the audit committee and other committees of the Board, takes an active role in the oversight of the Company’s policies with respect to the assessment and management of enterprise risk. Among other things, the Board has policies in place for identifying the senior executive responsible for key risks as well as the Board committees with oversight responsibility for particular key risks. In a number of cases, oversight is conducted by the full Board. Our Board also performs its risk oversight responsibilities with the assistance of the chief compliance officer. The chief compliance officer is designated to oversee compliance with the federal securities laws.

We believe that our Board and its committees’ role in risk oversight complements our Board’s leadership structure because it allows our independent directors, through three fully independent board committees, auditor and independent valuation providers, our chief compliance officer, and otherwise, to exercise oversight of risk without any conflict that might discourage critical review. We believe that our board leadership structure and the Board’s approach to risk oversight must be evaluated on a case-by-case basis and that the Board’s role in risk oversight is appropriate. However, we continually re-examine the manner in which the Board administers its oversight function on an ongoing basis to ensure that it continues to meet our needs.

Director Independence

In accordance with rules of the New York Stock Exchange (the “NYSE”), the Board annually determines the independence of each director. No director is considered independent unless the Board has determined that he or she has no material relationship with the Company. The Company monitors the status of its directors and officers through the activities of the Company’s Nominating and Corporate Governance Committee and through a questionnaire to be completed by each director no less frequently than annually, with updates periodically if information provided in the most recent questionnaire has changed.

In order to evaluate the materiality of any such relationship, the Board uses the definition of director independence set forth in the NYSE Listed Company Manual. Section 303A.00 of the NYSE Listed Company Manual provides that business development companies, or BDCs, such as the Company, are required to comply with all of the provisions of Section 303A applicable to domestic issuers other than Sections 303A.02, the section that defines director independence. Section 303A.00 provides that a director of a BDC shall be considered to be independent if he or she is not an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act. Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company.

The Board has determined that each of the directors is independent and has no relationship with the Company, except as a director and stockholder of the Company, with the exception of Messrs. Oberbeck and Grisius, who are interested persons of the Company due to their positions as officers of the Company and/or officers of Saratoga Investment Advisors, LLC, our external investment adviser.

Corporate Governance

We maintain a corporate governance webpage at the “Corporate Governance” link under the “Investor Relations” link at http://saratogainvestmentcorp.com.

Our Corporate Governance Procedures, Code of Business Conduct and Ethics, Code of Ethics and Board committee charters are available at our corporate governance webpage at http://saratogainvestmentcorp.com and are also available to any stockholder who requests them by writing to our Interim Secretary, Henri J. Steenkamp, at Saratoga Investment Corp., 535 Madison Avenue, New York, New York 10022.

Annual Evaluation

Our directors perform an evaluation, at least annually, of the effectiveness of the Board and its committees. This evaluation includes a series of questions for the directors to consider, followed by a discussion among the Board, Board committees, the Company’s management and outside legal counsel.

Board Meetings and Committees

Our Board met six times during fiscal year 2019. Each director attended at least 75% of the total number of meetings of the Board and committees on which the director served that were held while the director was a member. The Board’s standing committees are set forth below. We require each director to make a diligent effort to attend all Board and committee meetings, as well as each Annual Meeting of Stockholders. All of the directors attended the 2018 Annual Meeting of Stockholders in person.

Communications with Directors

Stockholders and other interested parties may contact any member (or all members) of the Board by mail. To communicate with the Board, any individual directors or any group or committee of directors, correspondence should be addressed to the Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent to Saratoga Investment Corp., 535 Madison Avenue, New York, New York 10022, Attention: Secretary. Any communication to report potential issues regarding accounting, internal controls and other auditing matters will be directed to the Audit Committee. Appropriate personnel of the Company will review and sort through communications before forwarding them to the addressee(s).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own 10.0% or more of our voting stock, to file reports of ownership and changes in ownership of our equity securities with the SEC. Directors, executive officers and 10.0% or more holders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those forms furnished to us, or written representations that no such forms were required, we believe that our directors, executive officers and 10.0% or more beneficial owners complied with all Section 16(a) filing requirements during the year ended February 28, 2019.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to which applies to, among others, our executive officers, including our principal executive officer and principal financial officer, as well as every officer, director and employee of the Company. Requests for copies should be sent in writing to Saratoga Investment Corp., 535 Madison Avenue, New York, New York 10022. The Company’s Code of Business Conduct and Ethics is also available on our website at http://ir.saratogainvestmentcorp.com/corporate-governance.

If we make any substantive amendment to, or grant a waiver from, a provision of our Code of Business Conduct and Ethics, we will promptly disclose the nature of the amendment or waiver on our website at http://saratogainvestmentcorp.com.

Committees of the Board of Directors

Audit Committee

The current members of the audit committee are Steven M. Looney (Chairman), Charles S. Whitman III and G. Cabell Williams. The Board has determined that Mr. Looney is an “audit committee financial expert” as defined under Item 407 of Regulation S-K of the Securities Exchange Act of 1934 and that each of Messrs. Whitman and Williams are “financially literate” as required by NYSE corporate governance standards. All of these members are independent directors. The audit committee is responsible for approving our independent accountants, reviewing with our independent accountants the plans and results of the audit engagement, approving professional services provided by our independent accountants, reviewing the independence of our independent accountants and reviewing the adequacy of our internal accounting controls. The audit committee is also responsible for aiding our board of directors in determining the fair value of debt and equity investments that are not publicly traded or for which current market values are not readily available; the board of directors and audit committee may utilize the services of an independent valuation firm to assist them in determining the fair value of these investments. Finally, the audit committee also reviews our financial statements and the disclosure thereof and the adequacy of our disclosure controls and procedures.

Authority

The audit committee is authorized (without seeking Board approval) to retain special legal, accounting or other advisors and may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to meet with any members of, or advisors to, the audit committee. The audit committee has available appropriate funding from the Company as determined by the audit committee for payment of: (i) compensation to any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any advisers employed by the audit committee, and (iii) ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties. The audit committee may delegate its authority to subcommittees or the chairman of the audit committee when it deems appropriate and in the best interests of the Company.

Procedures

The audit committee meets as often as it determines is appropriate to carry out its responsibilities under its charter, but not less frequently than quarterly. The chairman of the audit committee, in consultation with the other committee members, determines the frequency and length of the committee meetings and sets meeting agendas consistent with its charter. The audit committee meets separately, periodically, with management, with internal auditors or other personnel responsible for the internal audit function and with the independent auditor. The audit committee met nine times during fiscal year 2019.

A charter of the audit committee is available in print to any stockholder who requests it and it is also available on the Company’s website at www.saratogainvestmentcorp.com.

Nominating and Corporate Governance Committee

The current members of the nominating and corporate governance committee are Charles S. Whitman III (Chairman), G. Cabell Williams and Steven M. Looney. All of these members are independent directors. The nominating and corporate governance committee is responsible for identifying individuals qualified to become board members, and recommending to the Board director nominees for election at the next annual or special meeting of shareholders at which directors are to be elected or to fill any vacancies or newly created directorships that may occur between such meetings, recommending directors for appointment to Board committees, making recommendations to the Board as to determinations of director independence, overseeing the evaluation of the Board, overseeing and setting compensation for the Company’s directors.

In making its recommendations for Board and committee membership, the nominating and corporate governance committee reviews candidates’ qualifications for membership on the Board or a committee of the Board (including making a specific determination as to the independence of each candidate) based on the criteria approved by the Board (and taking into account the enhanced independence, financial literacy and financial expertise standards required under law or the New York Stock Exchange rules for audit committee membership purposes). In evaluating current directors for re-nomination to the Board or re-appointment to any Board committees, the nominating and corporate governance committee assesses the performance of such directors, periodically reviews the composition of the Board and its committees in light of the current challenges and needs of the Board, the Company and each committee, and determines whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, skills, background and experience, considers rotation of committee members and committee chairmen and considers any other factors that are set forth in the Company’s corporate governance procedures or are deemed appropriate by the nominating and corporate governance committee or the Board. The nominating and corporate governance committee considers issues of judgment, diversity, age, skills, background and experience in evaluating candidates for membership on the Board.

The nominating and corporate governance committee does not have a formal policy on the consideration of director candidates recommended by stockholders. The board of directors believes that it is more appropriate to give the nominating and corporate governance committee flexibility in evaluating stockholder recommendations. In the event that a director nominee is recommended by a stockholder, the nominating and corporate governance committee will give due consideration to the director nominee and will use the same criteria used for evaluating board director nominees, in addition to considering the information relating to the director nominee provided by the stockholder.

Authority

The nominating and corporate governance committee has the sole authority to retain and terminate any search firm assisting the nominating and corporate governance committee in identifying director candidates, including sole authority to approve all such search firm’s fees and other retention terms. In addition, the nominating and corporate governance committee has the sole authority to retain and terminate any compensation consultant assisting the nominating and corporate governance committee in the evaluation of director compensation, including sole authority to approve all such compensation consultant’s fees and other retention terms. The nominating and corporate governance committee may delegate its authority to subcommittees or the chair of the nominating and corporate governance committee when it deems appropriate and in the best interests of the Company.

Procedures

The nominating and corporate governance committee meets as often as it determines is appropriate to carry out its responsibilities under its charter. The chair of the committee, in consultation with the other committee members, determines the frequency and length of the committee meetings and shall set meeting agendas consistent with its charter. The nominating and corporate governance committee met once during fiscal year 2019.

A charter of the nominating and corporate governance committee is available in print to any stockholder who requests it, and it is also available on the Company’s website at www.saratogainvestmentcorp.com.

Compensation Committee

The current members of the compensation committee are G. Cabell Williams (Chairman), Steven M. Looney and Charles S. Whitman III. All of these members are independent directors. The compensation committee is responsible for overseeing the Company’s compensation policies generally and making recommendations to the Board with respect to incentive compensation and equity-based plans of the Company that are subject to Board approval, evaluating executive officer performance and reviewing the Company’s management succession plan, overseeing and setting compensation for the Company’s directors and, as applicable, its executive officers and, as applicable, preparing the report on executive officer compensation that SEC rules require to be included in the Company’s annual proxy statement. Currently, none of our executive officers are compensated by the Company and as such the compensation committee is not required to produce a report on executive officer compensation for inclusion in our annual proxy statement.

The compensation committee has the sole authority to retain and terminate any compensation consultant assisting the compensation committee, including sole authority to approve all such compensation consultant’s fees and other retention terms. The compensation committee may delegate its authority to subcommittees or the chairman of the compensation committee when it deems appropriate and in the best interests of the Company.

Procedures

The compensation committee shall meet as often as it determines is appropriate to carry out its responsibilities under its charter. The chairman of the compensation committee, in consultation with the other committee members, shall determine the frequency and length of the committee meetings and shall set meeting agendas consistent with its charter. No executive officer should attend that portion of any meeting where such executive’s performance (or, as applicable, compensation) is discussed, unless specifically invited by the compensation committee. The compensation committee met once during fiscal year 2019.

A charter of the compensation committee is available in print to any stockholder who requests it and is also available on the Company’s website at www.saratogainvestmentcorp.com.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2019, none of the Company’s executive officers served on the board of directors (or a compensation committee thereof or other board committee performing equivalent functions) of any entities that had one or more executive officers serve on the compensation committee or on the board of directors. No current or past executive officers or employees of the Company or its affiliates serve on the compensation committee.

Executive Compensation

Currently, none of our executive officers are compensated by us. We currently have no employees, and each of our executive officers is also an employee of Saratoga Investment Advisors. Services necessary for our business are provided by individuals who are employees of Saratoga Investment Advisors, pursuant to the terms of the Management Agreement and the administration agreement.

Director Compensation

Our independent directors receive an annual fee of $60,000. They also receive $2,500 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting and receive $1,000 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each committee meeting. In addition, the chairman of the audit committee receives an annual fee of $10,000 and the chairman of each other committee receives an annual fee of $5,000 for their additional services in these capacities. In addition, we have purchased directors’ and officers’ liability insurance on behalf of our directors and officers. Independent directors have the option to receive their directors’ fees in the form of our common stock issued at a price per share equal to the greater of net asset value or the market price at the time of payment. No compensation is paid to directors who are “interested persons.”

The following table sets forth information concerning total compensation earned by or paid to each of our directors during the fiscal year ended February 28, 2019:

Name	Fees Earned or Paid in Cash	Total
Interested Directors
Christian L. Oberbeck(1)	—	—
Michael J. Grisius(1)	—	—
Independent Directors	—	—
Steven M. Looney	$96,000	$96,000
Charles S. Whitman III	$88,000	$88,000
G. Cabell Williams	$88,000	$88,000

____________

(1)      No compensation was paid to directors who are interested persons of us as defined in the 1940 Act.

PORTFOLIO MANAGEMENT

The day-to-day management of our portfolio is the responsibility of Saratoga Investment Advisors and overseen by its investment committee.

Investment Committee

The members of Saratoga Investment Advisors’ investment committee include Christian L. Oberbeck, Michael J. Grisius, Thomas V. Inglesby and Charles G. Phillips. See the section of the prospectus entitled “Management” for biographies of Messrs. Oberbeck and Grisius. For biographical information for Messrs. Inglesby and Phillips, see “Investment Professionals” below.

Investment Professionals

Our investment adviser’s investment personnel, in addition to our investment adviser’s investment committee, are primarily responsible for the day-to-day management of our portfolio.

The members of our investment adviser’s investment committee and its investment personnel are not be employed by us, and receive no compensation from us in connection with their activities. However, they receive compensation from our investment adviser that includes an annual base salary, an annual individual performance bonus, contributions to 401(k) plans, and, in certain circumstances, a portion of the incentive fee or carried interest earned in connection with their services.

Below are the biographies for the members of our investment adviser’s investment committee whose biographies are not included elsewhere in this prospectus and the other investment professionals of our investment adviser.

Thomas V. Inglesby — Mr. Inglesby has over 25 years of investment experience including private equity and leveraged finance. Mr. Inglesby is a managing director at Saratoga Investment Advisors and is responsible for originating, structuring, negotiating, consummating, managing and monitoring middle market investments.

Prior to joining Saratoga Investment Advisors, Mr. Inglesby was a senior managing director at GSC Group, Inc. From September 2008 through July 2010, Mr. Inglesby was a senior managing director in the Recovery Investment Group at GSC Group, serving on the investment committee as an internal advisor on matters relating to GSC Group’s ongoing restructuring. From 2002 to 2008, Mr. Inglesby served as the Head of the U.S. Corporate Debt Group of GSC Group. During this period, GSC Group raised and managed $5.6 billion in capital across 12 corporate credit investment funds. From 1997 to 2002, he served as a managing director at GSC Group focused on middle market buyouts. Prior to joining GSC Group in 1997, Mr. Inglesby served as a managing director with Harbour Group from 1994 to 1997, where he focused on acquisitions of manufacturing companies in fragmented industries. From 1992 to 1994, Mr. Inglesby served as a managing director at the South Street Funds, a startup distressed debt investment fund founded by former partners at Goldman Sachs. From 1986 to 1990, Mr. Inglesby served as a vice president in the Merchant Banking Department at PaineWebber.

In September 2010, GSC Group filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code.

Mr. Inglesby received a J.D. from the University of Virginia School of Law, an M.B.A. from the Darden Graduate School of Business Administration, and a B.S. in Accounting with General Honors from the University of Maryland.

Charles G. Phillips IV — Mr. Phillips has over 13 years of investment experience including private equity and leveraged finance. Mr. Phillips is a managing director at Saratoga Investment Advisors and Saratoga Partners and has been involved in originating, structuring, negotiating, consummating, managing and monitoring middle market investments. Mr. Phillips has extensive experience investing in middle-market manufacturing and service companies. He also has extensive experience in dealing with public financings and sales through his work with several portfolio companies of Saratoga Partners. Prior corporate finance experience includes mergers and acquisitions and capital markets experience in a variety of industries, including packaged foods, consumer products, cable television, energy and education. Mr. Phillips joined Saratoga Partners in 1997 after graduating from Harvard Business School. Prior to that, from 1993 to 1995, Mr. Phillips worked in Dillon Read’s corporate finance department, where he was involved in mergers and acquisitions and advisory assignments in a variety of industries. Prior experience includes McCown De Leeuw & Co., a corporate buyout firm. Mr. Phillips has served as a director of a number of Saratoga Partners’ portfolio companies.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

We have entered into a Management Agreement with Saratoga Investment Advisors, LLC. We have also entered into a license agreement with Saratoga Investment Advisors, LLC, pursuant to which Saratoga Investment Advisors has agreed to grant us a non-exclusive, royalty-free license to use the name “Saratoga.” In addition, pursuant to the terms of the administration agreement, Saratoga Investment Advisors, LLC provides us with the office facilities and administrative services necessary to conduct our day-to-day operations. Mr. Oberbeck, our chief executive officer, is the primary investor in and controls Saratoga Investment Advisors, LLC.

Review, Approval or Ratification of Transactions with Related Persons

The Audit Committee of our Board is required to review and approve any transactions with related persons (as such term is defined in Item 404 of Regulation S-K).

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS

The following table sets forth, as of June 26, 2019, the beneficial ownership of each current director, the nominees for director, the Company’s executive officers, each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and the executive officers and directors as a group.

The percentage ownership is based on 7,935,655 shares of common stock outstanding as of June 26, 2019. Shares of common stock that are subject to warrants or other convertible securities currently exercisable or exercisable within 60 days thereof, are deemed outstanding for the purposes of computing the percentage ownership of the person holding these options or convertible securities, but are not deemed outstanding for computing the percentage ownership of any other person. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. To our knowledge, unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned. Unless otherwise indicated by footnote, the address for each listed individual is Saratoga Investment Corp., 535 Madison Avenue, New York, New York 10022.

Name of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned		Percent of Class
Interested Directors
Christian L. Oberbeck	1,596,727	(1)	20.1%
Michael J. Grisius	153,725		1.9%
Executive Officer
Henri J. Steenkamp	9,254		*
Independent Directors
Steven M. Looney	2,508		*
Charles S. Whitman III	2,969		*
G. Cabell Williams	48,690		*
All Directors and Executive Officers as a Group	1,813,873		22.9%
Owners of 5% or more of our common stock
Black Diamond Capital Management, L.L.C.(2)	774,287		9.8%
Elizabeth Oberbeck(3)	624,183		7.9%
Thomas V. Inglesby	354,236		4.5%

____________

*        Less than 1.0%

Mr. Oberbeck and Mr. Inglesby are affiliates who make up 24.6% of the ownership of SAR.

(1)      Includes 614,142 shares of common stock directly held by Mr. Oberbeck, 119,376 shares of common stock held by Saratoga Investment Advisors, which Mr. Oberbeck controls, 217,774 shares of common stock held by CLO Partners LLC, an entity wholly owned by Mr. Oberbeck, 20,304 shares of common stock directly held by Mr. Oberbeck’s children, for which Mr. Oberbeck retains the voting rights, 948 shares of common stock directly held by Mr. Oberbeck’s wife, for which Mr. Oberbeck retains the voting rights, and 624,183 shares of common stock directly held by Elizabeth Oberbeck. See footnote 3 below.

(2)      Based on information included in Amendment No. 8 to Schedule 13G filed by Black Diamond Capital Management, L.L.C. with the SEC on February 14, 2019. The address of Black Diamond Capital Management, L.L.C. is One Sound Shore Drive, Suite 200, Greenwich, CT 06830.

(3)      Based on information included in Amendment No. 3 to Schedule 13D filed jointly by Christian L. Oberbeck, Elizabeth Oberbeck, Saratoga Investment Advisors and CLO Partners LLC on November 4, 2014. Pursuant to an Agreement Relating to Shares of Common Stock of Saratoga Investment Corp. (the “Transfer Agreement”), Christian L. Oberbeck transferred 744,183 shares of common stock beneficially owned by him to Elizabeth Oberbeck. Elizabeth Oberbeck has full ownership rights with respect to the shares, including without limitation, the right to (A) receive any cash and/or stock dividends and distributions paid on or with respect to the shares and (B) sell the shares in accordance with the provisions of the Transfer Agreement and receive all proceeds therefrom. However, pursuant to the terms of the Transfer Agreement,

Christian L. Oberbeck has retained the right to vote the shares, except that Elizabeth Oberbeck has retained the right to vote the shares on all matters submitted to shareholders with respect to any matter that could give rise to dissenters or other rights of an objecting shareholder under Maryland General Corporation Law. The Transfer Agreement also contains a right of first refusal that requires Elizabeth Oberbeck to offer Christian L. Oberbeck the opportunity to purchase any shares of Common Stock owned by her prior to her intended sale of the shares. Any such purchases may be made either directly by Mr. Oberbeck or through entities affiliated with him.

Set forth below is the dollar range of equity securities beneficially owned by each of our directors as of June 25, 2019. We are not part of a “family of investment companies” as that term is defined in the 1940 Act.

Name of Director	Dollar Range of Equity Securities Beneficially Owned(1)(2)
Interested Directors
Christian L. Oberbeck	Over $1,000,000
Michael J. Grisius	Over $1,000,000
Independent Directors
Steven M. Looney	$50,001 – $100,000
Charles S. Whitman	$50,001 – $100,000
G. Cabell Williams	$500,001 – $1,000,000

____________

(1)      The dollar ranges are as follows: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, $100,001 – $500,000, $500,001 – $1,000,000 or over $1,000,000.

(2)      The dollar range of equity securities beneficially owned in us is based on the closing price for our common stock of $23.86 on June 25, 2019 on the New York Stock Exchange. Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.

REGULATION

Business Development Company Regulations

We have elected to be treated as a BDC under the 1940 Act. As with other companies regulated by the 1940 Act, a BDC must adhere to certain substantive regulatory requirements. The 1940 Act contains prohibitions and restrictions relating to transactions between BDCs and their affiliates (including any investment advisers or sub-advisers), principal underwriters and affiliates of those affiliates or underwriters, and requires that a majority of the directors be persons other than “interested persons,” as that term is defined in the 1940 Act. In addition, the 1940 Act provides that we may not change the nature of our business so as to cease to be, or to withdraw our election as, a BDC, unless approved by a majority of our outstanding voting securities. A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (i) 67% or more of such company’s stock present at a meeting if more than 50% of the outstanding stock of such company is present and represented by proxy or (ii) more than 50% of the outstanding stock of such company.

As a BDC, we are required to meet an asset coverage ratio, reflecting the value of our total assets to our total senior securities, which include all of our borrowings and any preferred stock we may issue in the future, of at least 200%. The Small Business Credit Availability Act modifies the asset coverage percentage from 200% to 150%. Under the Small Business Credit Availability Act, we are allowed to increase our leverage capacity if stockholders representing at least a majority of the votes cast, when a quorum is present, approve a proposal to do so. If we receive stockholder approval, we would be allowed to increase our leverage capacity on the first day after such approval. Alternatively, the Small Business Credit Availability Act allows the majority of our independent directors to approve an increase in our leverage capacity, and such approval would become effective on the one-year anniversary of such approval. In either case, we would be required to make certain disclosures on our website and in SEC filings regarding, among other things, the receipt of approval to increase our leverage, our leverage capacity and usage, and risks related to leverage. On April 16, 2018, as permitted by the Small Business Credit Availability Act, our non-interested board of directors approved of our becoming subject to a minimum asset coverage ratio of 150% under Sections 18(a)(1) and 18(a)(2) of the 1940 Act. The 150% asset coverage ratio became effective on April 16, 2019. At present time, the Company does not intend to seek stockholder approval to reduce its asset coverage requirement.

The Small Business Credit Availability Act also instructs the SEC to issue rules or amendments to rules allowing BDCs to use the same securities offering and proxy rules that available to operating companies, including, among other things, allowing BDCs to incorporate by reference in registration statements filed with the SEC and allow certain BDCs to file shelf registration statements that are automatically effective and take advantage of other benefits available to Well-Known Seasoned Issuers; however, as of the date of this prospectus, we do not know when the rules relating to this legislation will become effective.

Qualifying Assets

Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as qualifying assets, unless, at the time the acquisition is made, qualifying assets represent at least 70% of the company’s total assets. The principal categories of qualifying assets relevant to our business are the following:

(1)    Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an eligible portfolio company, or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act as any issuer which:

(a)     is organized under the laws of, and has its principal place of business in, the United States;

(b)    is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

(c)     satisfies either of the following:

(i)     does not have any class of securities listed on a national securities exchange;

(ii)    has a class of securities listed on a national securities exchange but has an aggregate market value of outstanding voting and non-voting common equity of less than $250 million;

(iii)   is controlled by a BDC or a group of companies including a BDC and the BDC has an affiliated person who is a director of the eligible portfolio company;

(iv)   is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million; or

(v)    meets such other criteria as may established by the SEC.

(2)    Securities of any eligible portfolio company which we control.

(3)    Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

(4)    Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and we already own at least 60% of the outstanding equity of the eligible portfolio company.

(5)    Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of options, warrants or rights relating to such securities.

(6)    Cash, cash equivalents, U.S. Government securities or high-quality debt securities maturing in one year or less from the time of investment.

Managerial Assistance to Portfolio Companies

As a BDC we offer, and must provide upon request, managerial assistance to our portfolio companies. This assistance could involve, among other things, monitoring the operations of our portfolio companies, participating in board and management meetings, consulting with and advising officers of portfolio companies and providing other organizational and financial guidance. Pursuant to a separate administration agreement, our investment adviser provides such managerial assistance on our behalf to portfolio companies that request this assistance, recognizing that our involvement with each investment will vary based on factors including the size of the company, the nature of our investment, the company’s overall stage of development and our relative position in the capital structure. We may receive fees for these services.

In addition, a BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) above under “— Qualifying assets.” BDCs generally must offer to make available to the issuer of the securities significant managerial assistance, except in circumstances where either (i) the BDC controls such issuer of securities or (ii) the BDC purchases such securities in conjunction with one or more other persons acting together and one of the other persons in the group makes available such managerial assistance. Making available significant managerial assistance means, among other things, any arrangement whereby the BDC, through its directors, officers or employees, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company.

Temporary investments

As a BDC, pending investment in other types of “qualifying assets,” as described above, our investments may consist of cash, cash equivalents, U.S. Government securities or high-quality debt securities maturing in one year or less from the time of investment, which we refer to, collectively, as temporary investments, so that 70% of our assets are qualifying assets. Typically, we will invest in U.S. Treasury Bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. Government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price which is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, if more than 25% of our total assets constitute repurchase agreements from a single counterparty, we would not meet the asset diversification requirements in order to qualify as a RIC for U.S. federal income tax purposes. Thus, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit. Our investment adviser will monitor the creditworthiness of the counterparties with which we enter into repurchase agreement transactions.

Indebtedness and senior securities

As a BDC, we are permitted, under specified conditions, to issue multiple classes of indebtedness and one class of shares of stock senior to our common stock if our asset coverage, as defined in the 1940 Act, is at least equal to 200% immediately after each such issuance. In addition, while any indebtedness and senior securities remain outstanding, we must generally make provisions to prohibit any distribution to our stockholders or the repurchase of such securities or stock unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage.

Common stock

We are generally not able to issue and sell our common stock at a price below net asset value per share. We may, however, sell our common stock, warrants, options or rights to acquire our common stock, at a price below the current net asset value of the common stock if our board of directors determines that such sale is in our best interests and that of our stockholders, and our stockholders approve such sale. In any such case, the price at which our securities are to be issued and sold may not be less than a price which, in the determination of our board of directors, closely approximates the market value of such securities (less any distributing commission or discount). We may also make rights offerings to our stockholders at prices per share less than the net asset value per share, subject to applicable requirements of the 1940 Act.

Code of ethics

As a BDC, we and Saratoga Investment Advisors have each adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to each code may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements.

Proxy voting policies and procedures

SEC registered investment advisers that have the authority to vote (client) proxies (which authority may be implied from a general grant of investment discretion) are required to adopt policies and procedures reasonably designed to ensure that the adviser votes proxies in the best interests of its clients. Registered investment advisers also must maintain certain records on proxy voting. In most cases, we will invest in securities that do not generally entitle us to voting rights in our portfolio companies. When we do have voting rights, we will delegate the exercise of such rights to our investment adviser.

Saratoga Investment Advisors has particular proxy voting policies and procedures in place. In determining how to vote, officers of Saratoga Investment Advisors will consult with each other, taking into account our interests and the interests of our investors, as well as any potential conflicts of interest. Saratoga Investment Advisors will consult with legal counsel to identify potential conflicts of interest. Where a potential conflict of interest exists, Saratoga Investment Advisors may, if it so elects, resolve it by following the recommendation of a disinterested third party, by seeking the direction of our independent directors or, in extreme cases, by abstaining from voting. While Saratoga Investment Advisors may retain an outside service to provide voting recommendations and to assist in analyzing votes, it will not delegate its voting authority to any third party.

An officer of Saratoga Investment Advisors will keep a written record of how all such proxies are voted. It will retain records of (1) proxy voting policies and procedures, (2) all proxy statements received (or it may rely on proxy statements filed on the SEC’s EDGAR system in lieu thereof), (3) all votes cast, (4) investor requests for voting information, and (5) any specific documents prepared or received in connection with a decision on a proxy vote. If it uses an outside service, Saratoga Investment Advisors may rely on such service to maintain copies of proxy statements and records, so long as such service will provide a copy of such documents promptly upon request.

Saratoga Investment Advisors’ proxy voting policies are not exhaustive and are designed to be responsive to the wide range of issues that may be subject to a proxy vote. In general, Saratoga Investment Advisors will vote our proxies in accordance with these guidelines unless: (1) it has determined otherwise due to the specific and unusual facts and circumstances with respect to a particular vote, (2) the subject matter of the vote is not covered by these guidelines, (3) a material conflict of interest is present, or (4) it finds it necessary to vote contrary to its general guidelines to maximize stockholder value or our best interests.

In reviewing proxy issues, Saratoga Investment Advisors generally will use the following guidelines:

Elections of Directors: In general, Saratoga Investment Advisors will vote in favor of the management-proposed slate of directors. If there is a proxy fight for seats on a portfolio company’s board of directors, or Saratoga Investment Advisors determines that there are other compelling reasons for withholding our vote, it will determine the appropriate vote on the matter. It may withhold votes for directors that fail to act on key issues, such as failure to: (1) implement proposals to declassify a board, (2) implement a majority vote requirement, (3) submit a rights plan to a stockholder vote or (4) act on tender offers where a majority of stockholders have tendered their shares. Finally, Saratoga Investment Advisors may withhold votes for directors of non-U.S. issuers where there is insufficient information about the nominees disclosed in the proxy statement.

Appointment of Auditors: We believe that a portfolio company remains in the best position to choose its independent auditors and Saratoga Investment Advisors will generally support management’s recommendation in this regard.

Changes in Capital Structure: Changes in a portfolio company’s organizational documents may be required by state or federal regulation. In general, Saratoga Investment Advisors will cast our votes in accordance with the management on such proposals. However, Saratoga Investment Advisors will consider carefully any proposal regarding a change in corporate structure that is not required by state or federal regulation.

Corporate Restructurings, Mergers and Acquisitions: We believe proxy votes dealing with corporate reorganizations are an extension of the investment decision. Accordingly, Saratoga Investment Advisors will analyze such proposals on a case-by-case basis and vote in accordance with its perception of our interests.

Proposals Affecting Stockholder Rights: We will generally vote in favor of proposals that give stockholders a greater voice in the affairs of a portfolio company and oppose any measure that seeks to limit such rights. However, when analyzing such proposals, Saratoga Investment Advisors will balance the financial impact of the proposal against any impairment of stockholder rights as well as of our investment in the portfolio company.

Corporate Governance: We recognize the importance of good corporate governance. Accordingly, Saratoga Investment Advisors will generally favor proposals that promote transparency and accountability within a portfolio company.

Anti-Takeover Measures: Saratoga Investment Advisors will evaluate, on a case-by-case basis, any proposals regarding anti-takeover measures to determine the likely effect on stockholder value dilution.

Share Splits: Saratoga Investment Advisors will generally vote with management on share split matters.

Limited Liability of Directors: Saratoga Investment Advisors will generally vote with management on matters that could adversely affect the limited liability of directors.

Social and Corporate Responsibility: Saratoga Investment Advisors will review proposals related to social, political and environmental issues to determine whether they may adversely affect stockholder value. It may abstain from voting on such proposals where they do not have a readily determinable financial impact on stockholder value.

Privacy principles

We are committed to protecting the privacy of our stockholders. The following explains the privacy policies of Saratoga Investment Corp., Saratoga Investment Advisors and their affiliated companies.

We will safeguard, according to strict standards of security and confidentiality, all information we receive about our stockholders. The only information we collect from stockholders is the holder’s name, address, number of shares and social security number. This information is used only so that we can send annual reports and other information about us to the stockholder, and send the stockholder proxy statements or other information required by law.

We do not share this information with any non-affiliated third party except as described below.

•        Authorized Employees of Saratoga Investment Advisors. It is our policy that only authorized employees of Saratoga Investment Advisors who need to know a stockholder’s personal information will have access to it.

•        Service Providers. We may disclose your personal information to companies that provide services on our behalf, such as recordkeeping, processing a stockholder’s trades, and mailing a stockholder information. These companies are required to protect our stockholders’ information and use it solely for the purpose for which they received it.

•        Courts and Government Officials. If required by law, we may disclose a stockholder’s personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena, or court order will be disclosed.

Compliance with applicable laws

As a BDC, we will be subject to periodic examination by the SEC for compliance with the 1940 Act.

We are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement. Furthermore, as a BDC, we are prohibited from protecting any director or officer against any liability to us or our stockholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

We and Saratoga Investment Advisors are each required to adopt and implement written policies and procedures reasonably designed to prevent violation of the federal securities laws, review these policies and procedures annually for their adequacy and the effectiveness of their implementation, and designate a chief compliance officer to be responsible for administering the policies and procedures.

Co-investment

We may be prohibited under the 1940 Act from knowingly participating in certain transactions with our affiliates without the prior approval of our board of directors who are not interested persons and, in some cases, prior approval by the SEC. Thus, based on current SEC interpretations, co-investment transactions involving a BDC like us and an entity that is advised by Saratoga Investment Advisors or an affiliated adviser generally could not be effected without SEC relief. The staff of the SEC has, however, granted no-action relief to third parties permitting purchases of a single class of privately-placed securities provided that the adviser negotiates no term other than price and certain other conditions are met. As a result, currently we only expect to co-invest on a concurrent basis with affiliates of Saratoga Investment Advisors when each of us will own the same securities of the issuer and when no term is negotiated other than price. Any such investment would be made, subject to compliance with existing regulatory guidance, applicable regulations and our allocation procedures.

We may in the future submit an exemptive application to the SEC to permit greater flexibility to negotiate the terms of co-investments because we believe that it will be advantageous for us to co-invest with affiliates of Saratoga Investment Advisors where such investment is consistent with the investment objective, investment positions, investment policies, investment strategies, investment restrictions, regulatory requirements and other pertinent factors applicable to us. However, there is no assurance that any application for exemptive relief, if made, would be granted by the SEC.

Small Business Investment Company Regulations

On March 28, 2012, our wholly-owned subsidiary, Saratoga Investment Corp. SBIC, LP, received an SBIC license from the SBA.

The SBIC license allows our SBIC subsidiary to obtain leverage by issuing SBA-guaranteed debentures, subject to the satisfaction of certain customary procedures. SBA-guaranteed debentures are non-recourse, interest only debentures with interest payable semi-annually and have a ten year maturity. The principal amount of SBA-guaranteed debentures is not required to be paid prior to maturity but may be prepaid at any time without penalty. The interest rate of SBA-guaranteed debentures is fixed at the time of issuance at a market-driven spread over U.S. Treasury Notes with 10-year maturities.

SBICs are designed to stimulate the flow of private equity capital to eligible small businesses. Under SBA regulations, SBICs may make loans to eligible small businesses and invest in the equity securities of small businesses. Under present SBA regulations, eligible small businesses include businesses that have a tangible net worth not exceeding $18 million and have average annual fully taxed net income not exceeding $6 million for the two most recent fiscal years. In addition, an SBIC must devote 25% of its investment activity to “smaller” concerns as defined by the SBA. A smaller concern is one that has a tangible net worth not exceeding $6 million and has average annual fully taxed net income not exceeding $2 million for the two most recent fiscal years. SBA regulations also provide alternative size standard criteria to determine eligibility, which depend on the industry in which the business is engaged and are based on such factors as the number of employees and gross sales. According to SBA regulations, SBICs may make long-term loans to small businesses, invest in the equity securities of such businesses and provide them with consulting and advisory services.

SBA regulations currently limit the amount of SBA-guaranteed debentures that an SBIC may issue to $150 million when it has at least $75 million in regulatory capital. The Small Business Investment Opportunity Act, which was passed by the U.S. Senate in June 2018 and if signed into law, would amend the Small Business Investment Act of 1958 by increasing the individual leverage limit from $150 million to $175 million. Affiliated SBICs are permitted to issue up to a combined maximum amount of $225 million in SBA-guaranteed debentures when they have at least $112.5 million in combined regulatory capital. As of June 4, 2014, our SBIC subsidiary had $32 million in regulatory capital and $64 million of SBA-guaranteed debentures outstanding. The SBA restricts the ability of SBICs to repurchase their capital stock. SBA regulations also include restrictions on a “change of control” or transfer of an SBIC and require that SBICs invest idle funds in accordance with SBA regulations. In addition, our SBIC subsidiary may also be limited in its ability to make distributions to us if it does not have sufficient capital, in accordance with SBA regulations.

Our SBIC subsidiary is subject to regulation and oversight by the SBA, including requirements with respect to maintaining certain minimum financial ratios and other covenants. Receipt of an SBIC license does not assure that our SBIC subsidiary will receive SBA guaranteed debenture funding, which is dependent upon our SBIC subsidiary continuing to be in compliance with SBA regulations and policies. The SBA, as a creditor, will have a superior claim to our SBIC subsidiary’s assets over our stockholders in the event we liquidate our SBIC subsidiary or the SBA exercises its remedies under the SBA-guaranteed debentures issued by our SBIC subsidiary upon an event of default.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of certain U.S. federal income tax considerations applicable to us and to an investment in shares of our common stock which is based on the provisions of the Code and the Treasury regulations in effect as they directly govern our U.S. federal income tax treatment and the U.S. federal income taxation of our stockholders. These provisions are subject to differing interpretations and change by legislative or administrative action, and any change may be retroactive. The discussion does not purport to deal with all of the U.S. federal income tax consequences applicable to us, or which may be important to particular stockholders in light of their individual investment circumstances or to some types of stockholders subject to special tax rules, such as financial institutions, broker-dealers, insurance companies, tax-exempt organizations, partnerships or other pass-through entities, persons holding our common shares in connection with a hedging, straddle, conversion or other integrated transaction, persons engaged in a trade or business in the United States or persons who have ceased to be U.S. citizens or to be taxed as resident aliens. This discussion assumes that the stockholders hold their common shares as capital assets for U.S. federal income tax purposes (generally, assets held for investment). No attempt is made to present a detailed explanation of all U.S. federal income tax aspects affecting us and our stockholders, and the discussion set forth herein does not constitute tax advice. This summary also does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets. No ruling has been or will be sought from the Internal Revenue Service, which we refer to as the IRS, regarding any matter discussed herein. Tax counsel has not rendered any legal opinion regarding any tax consequences relating to us or our stockholders. Stockholders are urged to consult their own tax advisors to determine the U.S. federal, state, local and foreign tax consequences to them of investing in our shares.

This summary does not discuss the consequences of an investment in shares of our preferred stock, debt securities or warrants representing rights to purchase shares of our common stock, preferred stock, debt or securities. The tax consequences of such an investment will be discussed in a relevant prospectus supplement.

For purposes of this discussion, a “U.S. stockholder” (or in this section, a “stockholder”) is a holder or a beneficial holder of shares which is for U.S. federal income tax purposes (1) an individual who is a citizen or resident of the U.S., (2) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate whose income is subject to U.S. federal income tax regardless of its source, or (4) a trust if (a) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (b) the trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership or other entity classified as a partnership for U.S. federal income tax purposes holds the shares, the tax treatment of the partnership and each partner generally will depend on the activities of the partnership and the activities of the partner. Partnerships acquiring shares, and partners in such partnerships, should consult their own tax advisors. Prospective investors that are not U.S. stockholders should refer to “Non-U.S. Stockholders” below.

Tax matters are complicated and prospective investors in our shares are urged to consult their own tax advisors with respect to the U.S. federal income tax and state, local and foreign tax consequences of an investment in our shares, including the potential application of U.S. withholding taxes.

Taxation of the Company

Election to Be Taxed as a RIC

As a BDC, we elected and qualified to be treated as a RIC under subchapter M of the Code. As a RIC, we generally will not have to pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that we timely distribute to our stockholders as dividends. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, we must timely distribute to our stockholders, for each taxable year, at least 90% of our “investment company taxable income,” which is generally our net ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses (the “Annual Distribution Requirement”). Our SBIC subsidiary may be limited by the Small Business Investment Act of 1958, and SBA regulations governing SBICs, from making certain distributions to us that may be necessary to enable us to maintain our status as a RIC. We may have to request a waiver of the SBA’s restrictions for our SBIC subsidiary to make certain distributions to maintain our RIC status. We cannot assure you that the SBA will grant such a waiver.

Taxation as a RIC

As a RIC, if we satisfy the Annual Distribution Requirement, we will not be subject to U.S. federal income tax on the portion of our investment company taxable income and net capital gain, defined as net long-term capital gains in excess of net short-term capital losses, we distribute to stockholders. We will be subject to U.S. federal income tax at regular corporate rates on any net income or net capital gain not distributed to our stockholders.

We will be subject to our nondeductible U.S. federal excise tax of 4% on undistributed income if we do not distribute at least the sum of 98% of our net ordinary income for any calendar year, 98.2% of its capital gain net income for each one-year period ending on October 31 of such calendar year, and any income and gains recognized, but not distributed, in preceding years and on which we did not pay U.S. federal income tax. Depending on the level of investment company taxable income (“ICTI”) earned in a tax year and the amount of net capital gains recognized in such tax year, the Company may choose to carry forward ICTI and net capital gains in excess of current year dividend distributions into the next tax year. In order to eliminate our liability for income tax, and to the extent necessary to maintain our qualification as a RIC, any such carryover ICTI and net capital gains must be distributed before the end of that next tax year through a dividend declared prior to the 15th day of the 9th month after the close of the taxable year in which such ICTI was generated. To the extent that the Company determines that its estimated current year annual taxable income will be in excess of estimated current year dividend distributions for excise tax purposes, the Company accrues excise tax, if any, on estimated excess taxable income as taxable income is earned.

In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:

•        qualify to be treated as a BDC under the 1940 Act at all times during each taxable year;

•        derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale of stock or other securities, or other income derived with respect to our business of investing in such stock or securities, and net income derived from interests in “qualified publicly traded partnerships” (partnerships that are traded on an established securities market or tradable on a secondary market, other than partnerships that derive 90% of their income from interest, dividends and other permitted RIC income) (the “90% Income Test”); and

•        diversify our holdings so that at the end of each quarter of the taxable year:

•        at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and

•        no more than 25% of the value of our assets is invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer or of two or more issuers that are controlled, as determined under applicable tax rules, by us and that are engaged in the same or similar or related trades or businesses or in the securities of one or more qualified publicly traded partnerships (the “Diversification Tests”).

We may invest in partnerships, including qualified publicly traded partnerships, which may result in our being subject to state, local or foreign income and franchise or withholding liabilities.

Any underwriting fees paid by us are not deductible. We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with PIK interest or, in certain cases, with increasing interest rates or issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any original issue discount accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement, even though we will not have received any corresponding cash amount.

Although we do not presently expect to do so, we are authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act, we are not permitted to make distributions to our stockholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See “Regulation — Senior Securities.” Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our qualification as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the excise tax requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous.

Some of the income and fees that we may recognize will not satisfy the 90% Income Test. In order to ensure that such income and fees do not disqualify us as a RIC for a failure to satisfy the 90% Income Test, we may be required to recognize such income and fees indirectly through one or more entities treated as corporations for U.S. federal income tax purposes. Such corporations will be required to pay U.S. corporate income tax on their earnings, which ultimately will reduce our return on such income and fees.

Failure to Qualify as a RIC

If we were unable to continue to qualify for treatment as a RIC, we would be subject to tax on all of our taxable income at regular corporate rates. We would not be able to deduct distributions to stockholders, nor would they be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to our stockholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate distributees would be eligible for the dividends received deduction. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain. If we fail to qualify as a RIC for a period greater than two taxable years, to qualify as a RIC in a subsequent year we may be subject to regular corporate tax on any net built-in gains with respect to certain of our assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had been liquidated) that we elect to recognize on requalification or when recognized over the next five years.

Company Investments

Certain of our investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things, (1) disallow, suspend or otherwise limit the allowance of certain losses or deductions, including the dividends received deduction, (2) convert lower taxed long-term capital gains and qualified dividend income into higher taxed short-term capital gains or ordinary income, (3) convert ordinary loss or a deduction into capital loss (the deductibility of which is more limited), (4) cause us to recognize income or gain without a corresponding receipt of cash, (5) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (6) adversely alter the characterization of certain complex financial transactions and (7) produce income that will not qualify as good income for purposes of the 90% annual gross income requirement described above. We will monitor our transactions and may make certain tax elections and may be required to borrow money or dispose of securities to mitigate the effect of these rules and prevent disqualification as a RIC.

Investments we make in securities issued at a discount or providing for deferred interest or payment of interest in kind are subject to special tax rules that will affect the amount, timing and character of distributions to stockholders. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with PIK interest or, in certain cases, with increasing interest rates or issued with warrants), we will generally be required to accrue daily as income a portion of the discount and to distribute such income each year to avoid U.S. federal income and excise taxes. Since in certain circumstances we may recognize income before or without receiving cash representing such income, we may have difficulty making distributions in the amounts necessary to satisfy the requirements for maintaining RIC status and for avoiding U.S. federal income and excise taxes. Accordingly, we may have to sell some of our investments at times we would not consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If we are not able to obtain cash from other sources, we may fail to qualify as a RIC and thereby be subject to corporate-level U.S. federal income tax.

Gain or loss realized by us from warrants acquired by us as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. Such gain or loss generally will be long term or short term, depending on how long we held a particular warrant.

In the event we invest in foreign securities, we may be subject to withholding and other foreign taxes with respect to those securities. In that case, our yield on those securities would be decreased. We do not expect to satisfy the requirements necessary to pass through to our stockholders their share of the foreign taxes paid by us.

If we purchase shares in a “passive foreign investment company” (a “PFIC”), we may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by us to our stockholders. Additional charges in the nature of interest may be imposed on us in respect of deferred taxes arising from such distributions or gains. If we invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, we will be required to include in income each year a portion of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed to us. Alternatively, we can elect to mark-to-market at the end of each taxable year our shares in a PFIC; in this case, we will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent it does not exceed prior increases included in income. Under either election, we may be required to recognize in a year income in excess of our distributions from PFICs and our proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of the 4% excise tax.

Although the Code generally provides that the income inclusions from a QEF will be “good income” for purposes of the 90% Income Test to the extent that the QEF distribute such income to us in the same taxable year to which the income is included in our income, the Code does not specifically provide whether these income inclusions would be “good income” for this 90% Income Test if we do not receive distributions from the QEF during such taxable year. The IRS has issued a series of private rulings in which it has concluded that all income inclusions from a QEF included in a RIC’s gross income would constitute “good income” for purposes of the 90% Income Test. Such rulings are not binding on the IRS except with respect to the taxpayers to whom such rulings were issued. Accordingly, under current law, we believe that the income inclusions from a QEF would be “good income” for purposes of the 90% Income Test. However, no guarantee can be made that the IRS would not assert that such income would not be “good income” for purposes of the 90% Income Test to the extent that we do not receive timely distributions of such income from the QEF. If such income were not considered “good income” for purposes of the 90% Income Test, we may fail to qualify as a RIC.

The IRS and U.S. Treasury Department have issued proposed regulations that provide that the income inclusions from a QEF would not be good income for purposes of the 90% Income Test unless we receive a cash distribution from such entity in the same year attributable to the included income. If these regulations are finalized, we will carefully monitor our investments to avoid disqualification as a RIC.

The remainder of this discussion assumes that we qualify as a RIC and have satisfied the Annual Distribution Requirement.

Taxation of U.S. Stockholders

Distributions we pay to you from our net ordinary income or from an excess of realized net short-term capital gains over realized net long-term capital losses (together referred to hereinafter as “ordinary income dividends”) are generally taxable to you as ordinary income to the extent of our earnings and profits. Due to our expected investments, in general, distributions will not be eligible for the dividends received deduction allowed to corporate stockholders and will not qualify for the reduced rates of tax for qualified dividend income allowed to individuals. Distributions made to you from an excess of realized net long-term capital gains over realized net short-term capital losses (“capital gain dividends”), including capital gain dividends credited to you but retained by us, are taxable to you as long-term capital gains if they have been properly designated by us, regardless of the length of time you have owned our shares. Distributions in excess of our earnings and profits will first reduce the adjusted tax basis of your shares and, after the adjusted tax basis is reduced to zero, will constitute capital gains to you (assuming the shares are held as a capital asset). The current maximum U.S. federal tax rate on long-term capital gains of individuals is generally 20 percent. For non-corporate taxpayers, ordinary income dividends will currently be taxed at a maximum rate of 37 percent (39.6 percent for taxable years beginning after December 31, 2025), while capital gain dividends generally will be currently taxed at a maximum U.S. federal income tax rate of 20 percent. For corporate taxpayers, both ordinary income dividends and capital gain dividends are currently taxed at a maximum U.S. federal income tax rate of 21 percent. In addition, individuals with income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Present law also taxes both long-term and short-term capital gains of corporations at the rates applicable to ordinary income. Non-corporate stockholders with net capital losses for a year (i.e., net capital losses in excess of net capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate stockholder in excess of $3,000 generally may be carried forward and used in subsequent years, subject to certain limitations, as provided in the Code. Corporate stockholders generally may not deduct any net capital losses for a year, but may carryback such losses for three years or carry forward such losses for five years.

In the event that we retain any net capital gains, we may designate the retained amounts as undistributed capital gains in a notice to our stockholders. If a designation is made, stockholders would include in income, as long-term capital gains, their proportionate share of the undistributed amounts, but would be allowed a credit or refund, as the case may be, for their proportionate share of the corporate tax paid by us. In addition, the tax basis of shares owned by a stockholder would be increased by an amount equal to the difference between (i) the amount included in the stockholder’s income as long-term capital gains and (ii) the stockholder’s proportionate share of the corporate tax paid by us.

We may distribute taxable dividends that are payable in cash or shares of our common stock at the election of each stockholder. Under certain applicable provisions of the Code and the Treasury regulations, distributions payable in cash or in shares of stock at the election of stockholders are treated as taxable dividends. The IRS has issued a revenue procedure indicating that this rule will apply where the total amount of cash to be distributed is limited to not less than 20% of the total distribution. Under this revenue procedure, if too many stockholders elect to receive their distributions in cash, each such stockholder would receive a pro rata share of the total cash to be distributed and would receive the remainder of their distribution in shares of stock. If we decide to make any distributions consistent with this revenue procedure that are payable in part in our stock, taxable stockholders receiving such dividends will be required to include the full amount of the dividend (whether received in cash, our stock, or a combination thereof) as ordinary income (or as long-term capital gain to the extent such distribution is properly reported as a capital gain dividend) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. stockholder may be required to pay tax with respect to such dividends in excess of any cash received. If a U.S. stockholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. If a significant number of our stockholders determine to sell shares of our stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our stock.

If an investor purchases shares of our common stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though economically it may represent a return of his, her or its investment.

We (or the applicable withholding agent) will send to each of our U.S. stockholders after the end of each calendar year, a notice reporting the amounts includible in such U.S. stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the federal tax status of each year’s distributions generally will be reported to the IRS (including the amount of dividends, if any, eligible for the 20% maximum rate). Dividends paid by us generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because our income generally will not consist of dividends. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. stockholder’s particular situation.

Dividends and other taxable distributions are taxable to you even though they are reinvested in additional shares of our common stock. If we pay you a dividend in January which was declared in the previous October, November or December to stockholders of record on a specified date in one of these months, then the dividend will be treated for tax purposes as being paid by us and received by you on December 31 of the year in which the dividend was declared.

A stockholder will generally recognize gain or loss on the sale or exchange of our common shares in an amount equal to the difference between the stockholder’s adjusted basis in the shares sold or exchanged and the amount realized on their disposition. Generally, gain recognized by a stockholder on the sale or other disposition of our common shares will result in capital gain or loss to you, and will be a long-term capital gain or loss if the shares have been held for more than one year at the time of sale. Any loss upon the sale or exchange of our shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain dividend) by you. A loss realized on a sale or exchange of our shares will be disallowed if other substantially identical shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date that the shares are disposed of. In this case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

Stockholders should consult their own tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in our shares.

Backup Withholding. We are required in certain circumstances to backup withhold on taxable dividends or distributions and certain other payments paid to non-corporate stockholders who do not furnish us with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Reportable Transactions Reporting. If a U.S. stockholder recognizes a loss with respect to shares of our common stock of $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder, the stockholder must file with the IRS a disclosure statement on Form 8886. Direct stockholders of portfolio securities are in many cases exempted from this reporting requirement, but under current guidance, stockholders of a RIC are not exempted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. U.S. stockholders should consult their tax advisors to determine the applicability of these regulations in light of their specific circumstances.

Taxation of Non-U.S. Stockholders

The following discussion only applies to non-U.S. stockholders. A “non-U.S. stockholder” is a holder that is not a U.S. stockholder for U.S. federal income tax purposes. Whether an investment in the shares is appropriate for a non-U.S. stockholder will depend upon that person’s particular circumstances. An investment in the shares by a non-U.S. stockholder may have adverse tax consequences. Non-U.S. stockholders should consult their tax advisors before investing in our shares.

Distributions of ordinary income dividends to non-U.S. stockholders, subject to the discussion below, will generally be subject to withholding of federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits. However, properly reported dividends received by a non-U.S. stockholder are generally exempt from U.S. federal withholding tax when they (1) are paid in respect of our “qualified net interest income” (generally, our U.S. source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which we are at least a 10% stockholder, reduced by expenses that are allocable to such income), or (2) are paid in connection with our “qualified short-term capital gains” (generally, the excess of our net short-term capital gain over our long-term capital loss for such taxable year). Depending on the circumstances, we may report all, some or none of our potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains, or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a non-U.S. stockholder must comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN, W-8BEN-E, or an acceptable substitute or successor form). In the case of shares held through an intermediary, the intermediary could withhold even if we report the payment as qualified net interest income or qualified short-term capital gain. Non-U.S. stockholders should contact their intermediaries with respect to the application of these rules to their accounts.

Different tax consequences may result if the non-U.S. stockholder is engaged in a trade or business in the United States or, in the case of an individual, is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

Actual or deemed distributions of our net capital gains to a non-U.S. stockholder, and gains recognized by a non-U.S. stockholder upon the sale of our common stock, generally will not be subject to federal withholding tax and will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the non-U.S. stockholder or, in the case of an individual, such individual is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

If we distribute our net capital gains in the form of deemed rather than actual distributions (which we may do in the future), a non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the non-U.S. stockholder is not otherwise required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate non-U.S. stockholder, distributions (both actual and deemed), and gains realized upon the sale of our common stock that are effectively connected with a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable tax treaty). Accordingly, investment in the shares may not be appropriate for certain non-U.S. stockholders.

Backup Withholding.    A non-U.S. stockholder who is a non-resident alien individual, and who is otherwise subject to withholding of U.S. federal income tax, may be subject to information reporting and backup withholding of federal income tax on dividends unless the non-U.S. stockholder provides us or the dividend paying agent with an IRS Form W-8BEN, Form W-8BEN-E or an acceptable substitute form or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. stockholder or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Non-U.S. persons should consult their own tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in our shares.

Foreign Account Tax Compliance Act

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends and the gross proceeds from the sale of any property that could produce U.S.- source interest or dividends received after December 31, 2018. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to foreign entities that are not FFIs unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a non-U.S. stockholder and the status of the intermediaries through which they hold their shares, non-U.S. stockholders could be subject to this 30% withholding tax with respect to distributions on their shares and proceeds from the sale of their shares. Under certain circumstances, a non-U.S. stockholder might be eligible for refunds or credits of such taxes.

DETERMINATION OF NET ASSET VALUE

The NAV per share of our outstanding shares of common stock is determined quarterly by dividing the value of total assets minus liabilities by the total number of shares of common stock outstanding at the date as of which the determination is made.

We carry our investments at fair value, as approved in good faith using written policies and procedures adopted by our board of directors. In calculating the value of our total assets, investments for which market quotations are readily available are recorded in our financial statements at such market quotations subject to any decision by our board of directors to approve a fair value determination to reflect significant events affecting the value of these investments. We value investments for which market quotations are not readily available at fair value as approved in good faith by our board of directors based on input from Saratoga Investment Advisors, our audit committee and, on a selected basis, a third party independent valuation firm. Determinations of fair value may involve subjective judgments and estimates. The types of factors that may be considered in determining the fair value of our investments include the nature and realizable value of any collateral, the portfolio company’s ability to make payments, the markets in which the portfolio company does business, market yield trend analysis, comparison to publicly traded companies, discounted cash flow and other relevant factors.

Our investment in the subordinated notes of Saratoga CLO is carried at fair value, which is based on a discounted cash flow model that utilizes prepayment, re-investment and loss assumptions based on historical experience and projected performance, economic factors, the characteristics of the underlying cash flow, and comparable yields for similar collateralized loan obligation fund subordinated notes or equity, when available. Specifically, we use Intex cash flow models, or an appropriate substitute, to form the basis for Saratoga CLO’s valuation. The models use a set of assumptions including projected default rates, recovery rates, reinvestment rate and prepayment rates in order to arrive at estimated cash flows. The assumptions are based on available market data and projections provided by third parties as well as management estimates. We use the output from the Intex models (i.e., the estimated cash flows from our investment in Saratoga CLO) to perform a discounted cash flows analysis on expected future cash flows from our investment in Saratoga CLO to determine a valuation for the subordinated notes of Saratoga CLO held by us.

We undertake a multi-step valuation process each quarter when valuing investments for which market quotations are not readily available, as described below:

•        each investment is initially valued by the responsible investment professionals of Saratoga Investment Advisors and preliminary valuation conclusions are documented and discussed with our senior management; and

•        an independent valuation firm engaged by our board of directors independently values at least one quarter of our investments each quarter so that the valuation of each investment for which market quotes are not readily available is independently valued by an independent valuation firm at least once each fiscal year.

In addition, all our investments are subject to the following valuation process:

•        the audit committee of our board of directors reviews each preliminary valuation and our investment adviser and independent valuation firm (if applicable) will supplement the preliminary valuation to reflect any comments provided by the audit committee; and

•        our board of directors discusses the valuations and approves the fair value of each investment in good faith based on the input of our investment adviser, independent valuation firm (if applicable) and audit committee.

Because such valuations, and particularly valuations of private investments and private companies, are inherently uncertain, they may fluctuate over short periods of time and may be based on estimates.

The determination of fair value may differ materially from the values that would have been used if a ready market for these investments existed. Our net asset value could be materially affected if the determinations regarding the fair value of our investments were materially higher or lower than the values that we ultimately realize upon the disposal of such investments.

In September 2006, the Financial Accounting Standards Board, (the “FASB”), issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“FAS 157”). In conjunction with Accounting Standards Codification (“ASC”) 105 issued by the FASB in June 2009, FAS 157 has been codified in ASC 820, “Fair Value Measurement and Disclosures” (“ASC 820”). ASC 820 defines fair value, establishes a framework for measuring fair value in accordance with Generally Accepted Accounting Principles in the United Sates, or GAAP, and expands disclosures about fair value measurements.

ASC 820 classifies the inputs used to measure these fair values into the following hierarchy:

Level 1:    Quoted prices in active markets for identical assets or liabilities, accessible by the Company at the measurement date.

Level 2:    Quoted prices for similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active, or other observable inputs other than quoted prices.

Level 3:    Unobservable inputs for the asset or liability.

In all cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls will be determined based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to each investment.

The changes to generally accepted accounting principles from the application of ASC 820 relate to the definition of fair value, framework for measuring fair value and the expanded disclosures about fair value measurements. ASC 820 applies to fair value measurements already required or permitted by other standards. In accordance with ASC 820, the fair value of our investments is defined as the price that we would receive upon selling an investment in an orderly transaction to an independent buyer in the principal or most advantageous market in which that investment is transacted.

Ongoing relationships with and monitoring of portfolio companies

Saratoga Investment Advisors closely monitors each investment we make and, when appropriate, conducts a regular dialogue with both the management team and other debtholders and seeks specifically tailored financial reporting. In addition, in certain circumstances, senior investment professionals of Saratoga Investment Advisors may take board seats or board observation seats.

Determinations in Connection with Offerings

In connection with any offering of shares of our common stock, our board of directors or one of its committees will be required to make the determination that we are not selling shares of our common stock at a price below the then current NAV of our common stock or, if our shareholders have granted us the authority to sell shares of our common stock at a price below the then current NAV per share, at a level consistent with such explicit authority, at the time at which the sale is made. Our board of directors or the applicable committee will consider the following factors, among others, in making such determination:

•        the NAV of our common stock most recently disclosed by us in the most recent periodic report that we filed with the SEC;

•        our management’s assessment of whether any material change in the NAV of our common stock has occurred (including through the realization of gains on the sale of our portfolio securities) during the period beginning on the date of the most recently disclosed NAV of our common stock in our most recent periodic report that we filed with the SEC and ending two days prior to the date of the sale of our common stock; and

•        the magnitude of the difference between the NAV of our common stock most recently disclosed by us in our most recent periodic report that we filed with the SEC and our management’s assessment of any material change in the NAV of our common stock since that determination, and the offering price of the shares of our common stock in the proposed offering.

The processes and procedures set forth above are part of our compliance policies and procedures. In addition, we will make a record of any such determinations made and such documentation will be maintained in a manner consistent with the Company’s other 1940 Act related materials.

SALES OF COMMON STOCK BELOW NET ASSET VALUE

We are not generally able to sell our common stock at a price below net asset value per share. We may, however, sell our common stock at a price below net asset value per share (i) in connection with a rights offering to our existing stockholders, (ii) with the approval of our common stockholders, or (iii) under such other circumstances as the SEC may permit. For example, we may sell our common stock at a price below the then current net asset value of our common stock if our Board of Directors determines that such sale is in our best interests and the best interests of our stockholders, and our stockholders approve our policy and practice of making such sales. We do not have stockholder approval and do not currently intend to seek stockholder approval to allow us to issue common stock at a price below net asset value per share.

Any offering of common stock below its net asset value per share will be designed to raise capital for investment in accordance with our investment objective. In making a determination that an offering of common stock below its net asset value per share is in our and our stockholders’ best interests, our board of directors will consider a variety of factors including:

•        the effect that an offering below net asset value per share would have on our stockholders, including the potential dilution to the net asset value per share of our common stock our stockholders would experience as a result of the offering;

•        the amount per share by which the offering price per share and the net proceeds per share are less than our most recently determined net asset value per share;

•        the relationship of recent market prices of par common stock to net asset value per share and the potential impact of the offering on the market price per share of our common stock;

•        whether the estimated offering price would closely approximate the market value of shares of our common stock;

•        the potential market impact of being able to raise capital during the current financial market difficulties;

•        the nature of any new investors anticipated to acquire shares of our common stock in the offering;

•        the anticipated rate of return on and quality, type and availability of investments; and

•        the leverage available to us.

Our board of directors will also consider the fact that sales of shares of common stock at a discount will benefit our investment adviser as the investment adviser will earn additional investment management fees on the proceeds of such offerings, as it would from the offering of any other of our securities or from the offering of common stock at a premium to net asset value per share.

Sales by us of our common stock at a discount from net asset value per share pose potential risks for our existing stockholders whether or not they participate in the offering, as well as for new investors who participate in the offering. Any sale of common stock at a price below net asset value per share would result in an immediate dilution to existing common stockholders who do not participate in such sale on at least a pro-rata basis. See “Risk Factors — Risks Relating to Our Common Stock — Stockholders may incur dilution if we sell shares of our common stock in one or more offerings at prices below the then current net asset value per share of our common stock.”

The following three headings and accompanying tables explain and provide hypothetical examples on the impact of an offering of our common stock at a price less than net asset value per share on three different types of investors:

•        existing stockholders who do not purchase any shares in the offering;

•        existing stockholders who purchase a relatively small amount of shares in the offering or a relatively large amount of shares in the offering; and

•        new investors who become stockholders by purchasing shares in the offering.

Impact On Existing Stockholders Who Do Not Participate in the Offering

Our current stockholders who do not participate in an offering below net asset value per share or who do not buy additional shares in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions) face the greatest potential risks. These stockholders will experience an immediate dilution in the net asset value of the shares of common stock they hold and their net asset value per share. These stockholders will also experience a disproportionately greater decrease in their participation in our earnings and assets and in their voting power than the increase we will experience in our assets, potential earning power and voting interests due to such offering. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in net asset value per share. This decrease could be more pronounced as the size of the offering and level of discounts increases. Further, if current stockholders do not purchase any shares to maintain their percentage interest, regardless of whether such offering is above or below the then current net asset value, their voting power will be diluted.

The following table illustrates the level of NAV dilution that would be experienced by a nonparticipating stockholder in three different hypothetical offerings of different sizes and levels of discount from NAV per share, all within the ranges provided in the Stockholder Proposal, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.

The examples assume that Company XYZ has 5,500,000 shares of common stock outstanding, $273,000,000 in total assets and $150,000,000 in total liabilities. The current NAV and NAV per share are thus $123,000,000 and $22.36. The table illustrates the dilutive effect on nonparticipating Stockholder A of (1) the issuance of 550,000 shares (10% of the outstanding shares) at an offering price of $20.12 per share to investors (a 10% discount from NAV); (2) the issuance of 1,100,000 shares (20% of the outstanding shares) at an offering price of $19.01 per share to investors (a 15% discount from NAV); (3) the issuance of 2,200,000 shares (40% of the outstanding shares) at an offering price of $19.01 per share to investors (a 15% discount from NAV); and (4) the issuance of 5,500,000 (100% of the outstanding shares) at an offering price of $19.01 per share to investors (a 15% discount from NAV).

	Prior to Sale Below NAV	Example 1 10% Offering at 10% Discount		Example 2 20% Offering at 15% Discount		Example 3 40% Offering at 15% Discount		Example 4 100% Offering at 15% Discount
		Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$20.12	—	19.01	—	$19.01	—	$19.01	—
Net Proceeds per Share to Issuer(1)	—	$18.71	—	17.68	—	$17.68	—	$17.68	—
Decrease to NAV
Total Shares Outstanding	5,500,000	6,050,000	10.00%	6,600,000	20.00%	7,700,000	40.00%	11,000,000	100%
NAV per Share	22.36	$22.03	(1.48)%	$21.58	(3.49)%	$21.03	(5.97)%	20.02	(10.46)%
Dilution to Stockholder
Shares Held by Stockholder A	11,000	11,000	—	11,000	—	11,000	—	11,000	—
Percentage Held by Stockholder A	0.20%	0.18%	(9.09)%	0.17%	(16.67)%	0.14%	(28.57)%	0.10%	(50.00)%
Total Asset Values
Total NAV Held by Stockholder A	$245,960	$242,320	(1.48)%	237,376	(3.49)%	$231,276	(5.97)%	$220,233	(10.46)%
Total Investment by Stockholder A (Assumed to be $22.36 per Share)	$—	$245,960	—	$245,960	—	$245,960	—	$245,960	—
Total Dilution to Stockholder A (Total NAV Less Total Investment)	—	$(3,640)	—	(8,584)	—	(14,684)	—	$(25,727)	—
Per Share Amounts
NAV per Share Held by Stockholder A	—	$22.03	—	21.58	—	$21.03	—	$20.02	—
Investment per Share Held by Stockholder A (Assumed to be $22.36 per Share on Shares Held Prior to Sale)	$—	$22.36	—	22.36	—	$22.36	—	$22.36	—
Dilution per Share Held by Stockholder A (NAV per Share Less Investment per Share)	—	$(0.33)	—	$(0.78)	—	$(1.33)	—	$(2.34)	—
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)	—	—	(1.5)%	—	(3.5)%	—	(6.0)%	—	(10.50)%

____________

(1)      Assumes 7% issuance discount.

Impact on Existing Stockholders Who Do Participate in the Offering

Our existing stockholders who participate in an offering below net asset value per share or who buy additional shares in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions) will experience the same types of net asset value dilution as the nonparticipating stockholders, albeit at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in our shares immediately prior to the offering. The level of net asset value dilution to such stockholders will decrease as the number of shares such stockholders purchase increases. Existing stockholders who buy more than their proportionate percentage will experience net asset value dilution but will, in contrast to existing stockholders who purchase less than their proportionate share of the offering, experience an increase (often called accretion) in net asset value per share over their investment per share and will also experience a disproportionately greater increase in their participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to the offering. The level of accretion will increase as the excess number of shares purchased by such stockholder increases. Even a stockholder who over-participates will, however, be subject to the risk that we may make additional discounted offerings in which such stockholder does not participate, in which case such a stockholder will experience net asset value dilution as described above in any subsequent offerings. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in net asset value per share. This decrease could be more pronounced as the size of the offering and the level of discount to net asset value increases.

The following chart illustrates the level of dilution and accretion in the hypothetical 20% offering at a 15% discount from the prior chart (Example 3) for a stockholder that acquires shares equal to (1) 50% of its proportionate share of the offering (i.e., 1,100) shares, which is 0.1% of an offering of 1,100,000 shares rather than its 0.2% proportionate share) and (2) 150% of such percentage (i.e., 3,300 shares, which is 0.3% of an offering of 1,100,000 shares rather than its 0.2% proportionate share). The prospectus supplement pursuant to which any discounted offering is made will include a chart for this example based on the actual number of shares in such offering and the actual discount from the most recently determined NAV per share.

	Prior to Sale Below NAV	50% Participation		150% Participation
		Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$19.01	—%	$19.01	—%
Net Proceeds per Share to Issuer(1)	—	$17.68	—%	$17.68	—%
Increase in Shares and Decrease to NAV
Total Shares Outstanding	5,500,000	6,600,000	20%	6,600,000	20%
NAV per share	$22.36	$21.58	(3.49)%	$21.58	(3.49)%
Dilution/Accretion to Participating Stockholder A
Share Dilution/Accretion
Shares Held by Stockholder A	11,000	12,100	10%	14,300	30%
Percentage Outstanding Held by Stockholder A	0.2%	0.18%	(8.33)%	0.21%	8.33%
NAV Dilution/Accretion
Total NAV Held by Stockholder A	$245,960	$261,118	6.16%	$308,594	25.47%
Total Investment by Stockholder A (Assumed to be $22.36 per Share on Shares Held Prior to Sale)	—	$265,408	—	$304,304	—
Total Dilution/Accretion to Stockholder A (Total NAV Less Total Investment)	$—	$(4,290)	(1.64)%	$4,290	1.39%

	Prior to Sale Below NAV	50% Participation		150% Participation
		Following Sale	% Change	Following Sale	% Change
NAV Dilution/Accretion per Share
NAV per Share Held by Stockholder A	$—	$21.58	(3.49)%	$21.58	(3.49)%
Investment per Share Held by Stockholder A (Assumed to be $22.36 per Share on Shares Held Prior to Sale)	$—	$21.93	—%	$21.28	—%
NAV Dilution/Accretion per Share Experienced by Stockholder A (NAV per Share Less Investment per Share)	—	$(0.35)	—%	$0.30	—%
Percentage NAV Dilution/Accretion Experienced by Stockholder A (NAV Dilution/Accretion per Share Divided by Investment per Share)	—	—	(1.60)%	—	1.41%

____________

(1)      Assumes 7% issuance discount.

Impact on New Investors

Investors who are not currently stockholders, but who participate in an offering below NAV and whose investment per share is greater than the resulting NAV per share due to selling compensation and expenses paid by us will experience an immediate decrease, albeit small, in the NAV of their shares and their NAV per share compared to the price they pay for their shares (Example 1 below). On the other hand, investors who are not currently stockholders, but who participate in an offering below NAV per share and whose investment per share is also less than the resulting NAV per share will experience an immediate increase in the NAV of their shares and their NAV per share compared to the price they pay for their shares (Examples 2 and 3 below). These latter investors will experience a disproportionately greater participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests. These investors will, however, be subject to the risk that we may make additional discounted offerings in which such new stockholder does not participate, in which case such new stockholder will experience dilution as described above in any subsequent offerings. These investors may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discount to NAV increases.

The following chart illustrates the level of dilution or accretion for new investors that would be experienced by a new investor in the same hypothetical discounted offerings as described in the first chart above. The illustration is for a new investor who purchases the same percentage (0.20%) of the shares in the offering as Stockholder A in the prior examples held immediately prior to the offering. The prospectus supplement pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined NAV per share.

	Prior to Sale Below NAV	Example 1 10% Offering at 10% Discount		Example 2 20% Offering at 15% Discount		Example 3 40% Offering at 15% Discount		Example 4 100% Offering at 15% Discount
		Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$20.12	—	$19.01	—%	$19.01	—%	$19.01	—%
Net Proceeds per Share to Issuer	—	$18.71	—	$17.68	—%	$17.68	—%	$17.68	—%
Increase in Shares and Decrease to NAV
Total Shares Outstanding	5,500,000	6,050,000	10%	6,600,000	20%	7,700,000	40%	11,000,000	100%
NAV per Share	$22.36	$22.03	(1.48)%	$21.58	(3.49)%	$21.03	(5.99)%	$20.02	(10.48)%
Dilution/Accretion to New Investor A
Share Dilution
Shares held by Investor A	—	1,100	—%	2,200	—%	4,400	—%	11,000	—%
Percentage Outstanding Held by Investor A	—%	0.02%	—%	0.03%	—%	0.06	—%	0.10	—%
NAV Dilution
Total NAV Held by Investor A	—	$22,030	—%	$47,476	—%	$92,532	—%	$220,220	—%
Total Investment by Investor A (At Price to Public)	—	$18,710	—%	$38,896	—%	$77,792	—%	$194,480	—%
Total Dilution/Accretion to Investor A (Total NAV Less Total Investment)	—	$3,720	17.74%	$8,580	22.06%	$14,740	18.95%	$25,740	13.24%
NAV Dilution per Share
NAV per Share Held by Investor A	—	$22.03	—%	$21.58	—%	$21.03	—%	$20.02	—%
Investment per Share Held by Investor A	—	$18.71	—%	$17.68	—%	$17.68	—%	$17.68	—%
NAV Dilution/Accretion per Share Experienced by Investor A (NAV per Share Less Investment per Share)	—	$3.32	—%	$3.90	—%	$3.35	—%	$2.34	—%
Percentage NAV Dilution/Accretion Experienced by Investor A (NAV Dilution/ Accretion per Share Divided by Investment per Share)	—	—	17.74%	—	22.06%	—	18.95%	—	13.24%

DESCRIPTION OF OUR CAPITAL STOCK

The following description is based on relevant portions of the Maryland General Corporation Law and our charter and bylaws, which we collectively refer to as our “governing documents.”

As of the date of this prospectus, our authorized stock consists of 100,000,000 shares of capital stock, $0.001 par value per share, all of which are designated as shares of common stock. Our common stock trades under the symbol “SAR” on the New York Stock Exchange. There are no outstanding options or warrants to purchase our common stock. No shares of common stock have been authorized for issuance under any equity compensation plans. Under Maryland law, our stockholders generally are not personally liable for our debts or obligations.

Under our governing documents, our board of directors is authorized to create new classes or series of shares of stock and to authorize the issuance of shares of stock without obtaining stockholder approval. Our charter provides that the board of directors, without any action by our stockholders, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

Common Stock

Each share of our common stock has equal rights as to earnings, assets, dividends and voting and all of our outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of funds legally available therefor. Shares of our common stock have no preemptive, exchange, conversion or redemption rights.

In the event of our liquidation, dissolution or winding up, each share of common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of shares of our preferred stock, if any are outstanding at such time. Each share of our common stock entitles its holder to cast one vote on all matters submitted to a vote of stockholders, including the election and removal of directors.

The following table sets forth information regarding our authorized shares of stock under our charter and shares of stock outstanding as of June 25, 2019.

Title of Class	Shares Authorized	Amount Held by Us or for Our Account	Amount Outstanding Exclusive of Amount Held by Us or for Our Account
Common Stock	100,000,000	—	7,935,655

Preferred Stock

Our governing documents authorize our board of directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Prior to the issuance of shares of stock of each class or series, the board of directors is required by our governing documents to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series of shares of stock. Thus, the board of directors could authorize the issuance of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. In addition, as a business development company, any issuance of preferred stock must comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (1) immediately after issuance and before any dividend or other distribution is made with respect to our common stock and before any purchase of common stock is made, the aggregate dividend or distribution on, or purchase price of, such shares of preferred stock together with all other indebtedness and senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on such preferred stock is in arrears by two years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding shares of preferred stock. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions.

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

The Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our governing documents contain a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by the Maryland General Corporation Law, subject to the requirements of the 1940 Act.

Maryland law requires a corporation (unless its charter provides otherwise, which, our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received unless, in either case, a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Our charter authorizes us to obligate ourselves, and our bylaws do obligate us, to the maximum extent permitted by Maryland law and subject to any applicable requirements of the 1940 Act, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer or (2) any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, manager, member or trustee, from and against any claim or liability to which that person may become subject for which that person may incur by reason of his or her service in such capacity. Our charter and bylaws also permit indemnification and the advancement of expenses to any person who served a predecessor to Saratoga Investment Corp. in any of the capacities described above and any of our employees or agents or any employees or agents of such predecessor.

As a business development company, and in accordance with the 1940 Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

In addition to the indemnification provided for in our bylaws, we have entered into indemnification agreements with each of our current directors and officers and we intend to enter into indemnification agreements with each of our future directors and officers. The indemnification agreements attempt to provide these directors and officers the maximum indemnification permitted under Maryland law and the 1940 Act. The agreements provide, among other things, for the advancement of expenses and indemnification for liabilities incurred which such person may incur by reason of his or her status as a present or former director or officer in any action or proceeding arising out of the performance of such person’s services as a present or former director or officer.

Provisions of Our Governing Documents and the Maryland General Corporation Law

Our governing documents and the Maryland General Corporation Law contain provisions that could make it more difficult for a potential acquiror to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Classified Board of Directors

Our board of directors is divided into three classes of directors serving staggered three-year terms. Directors of each class are elected to serve for three-year terms and until their successors are duly elected and qualify, and each year one class of directors is elected by the stockholders. A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified board of directors will help to ensure the continuity and stability of our management and policies.

Number of Directors; Vacancies; Removal

Our governing documents provide that the number of directors will be set only by our board of directors in accordance with our bylaws. Our bylaws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than three nor more than eleven. Our charter provides that, except as may be provided by the board of directors in setting the terms of any class or series of shares of stock, so long as we have a class of securities registered under the Exchange Act and at least three independent directors, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act. If there are no directors then in office, vacancies may be filled by stockholders at a special meeting called for such purpose. Our charter provides that a director may be removed only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors.

Election of Directors

Our charter and bylaws provide that the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote in the election of directors will be required to elect each director. Pursuant to our charter and bylaws, our board of directors may amend the bylaws to alter the vote required to elect directors.

Action by Stockholders

All of our outstanding shares of common stock will generally be able to vote on any matter that is a proper subject for action by the stockholders of a Maryland corporation, including in respect of the election or removal of directors as well as other extraordinary matters. Under the Maryland General Corporation Law, stockholder action can be taken only at an annual or special meeting of stockholders or by written or electronically-transmitted unanimous consent in lieu of a meeting. These provisions, combined with the requirements of our governing documents regarding the calling of a stockholder-requested special meeting of stockholder discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that, with respect to an annual meeting of our stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors, (3) by any stockholder who is a stockholder of record both at the time of giving notice by the stockholder and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors, (3) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is a stockholder of record both at the time of giving notice by the stockholder and at the time of the special meeting and who is entitled to vote at the meeting and who has complied with the advance notice provisions of our bylaws or (4) by a stockholder who is entitled to vote at the meeting in circumstances in which a special meeting of stockholders is called for the purpose of electing directors when no directors remain in office.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Calling of Special Meetings of Stockholders

Our bylaws provide that special meetings of our stockholders may be called by our board of directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of our stockholders will be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting, except that, if no directors remain in office, a special meeting of our stockholders shall be called to elect directors by the secretary upon the written request of holders entitled to cast at least 10% of the votes entitled to be cast generally in the election of directors.

Amendment of Governing Documents

Under Maryland law, a Maryland corporation generally cannot dissolve or amend its charter unless the corporation’s board of directors declares the dissolution or amendment to be advisable and the dissolution or amendment is approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. A Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally provides for approval of amendments to our charter by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. However, our charter also provides that certain charter amendments and proposals for our liquidation, dissolution or conversion, whether by merger or otherwise, from a closed-end company to an open-end company require the approval of the stockholders entitled to cast at least two-thirds percent of the votes entitled to be cast on such matter. If such amendment or proposal is approved by at least two-thirds of our continuing directors (in addition to approval by our board of directors), such amendment or proposal may be approved by a majority of the votes entitled to be cast on such a matter. The “continuing directors” are, as defined in our charter, our current directors as well as those directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of the continuing directors then on the board of directors.

Our governing documents provide that the board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Approval of Extraordinary Actions

Under Maryland law, a Maryland corporation generally cannot amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless the corporation’s board of directors declares action or transaction to be advisable and the action or transaction is approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. A Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter.

Except for a merger that would result in our conversion to an open-end company, which requires the approval described above, our charter provides that we may merge, sell all or substantially all of our assets, engage in a consolidation or share exchange or engage in similar transactions, if such transaction is declared advisable by our board of directors and approved by a majority of all of the votes entitled to be cast on the matter.

No Appraisal Rights

Except with respect to appraisal rights arising in connection with the Maryland Control Share Acquisition Act discussed below, as permitted by the Maryland General Corporation Law, our governing documents provide that our stockholders will not be entitled to exercise appraisal rights unless a majority of our board of directors determines that such rights will apply with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise appraisal rights.

Control Share Acquisitions

The Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•        one-tenth or more but less than one-third;

•        one-third or more but less than a majority; or

•        a majority or more of all voting power.

The requisite stockholder approval must be obtained each time an acquiror crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholder meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may repurchase for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to repurchase control shares is subject to certain conditions and limitations, including, as provided in our bylaws, compliance with the 1940 Act, which will prohibit any such repurchase other than in limited circumstances. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholder meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of our common stock. Such provision could also be amended or eliminated at any time in the future. However, we will amend our bylaws to be subject to the Control Share Acquisition Act only if the board of directors determines that it would be in our best interests and if the SEC does not object to our determination that our being subject to the Control Share Acquisition Act does not conflict with the 1940 Act.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•        any person who beneficially owns 10% or more of the voting power of the corporation’s stock; or

•        an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under this statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•        80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•        two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution exempting from the provisions of the Maryland Business Combination Act any business combination between us and any other person. If our board of directors adopts resolutions causing us to be subject to the provisions of the Business Combination Act, these provisions may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Conflict with 1940 Act

Our bylaws provide that, if and to the extent that any provision of the Maryland General Corporation Law, including the Control Share Acquisition Act or the Business Combination Act (if we amend our bylaws to be subject to such Acts), or any provision of our charter or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such subscription rights offering. We will not offer transferable subscription rights to our stockholders at a price equivalent to less than the then current net asset value per share of common stock, excluding underwriting commissions, unless we first file a post-effective amendment that is declared effective by the SEC with respect to such issuance and the common stock to be purchased in connection with the rights represents no more than one-third of our outstanding common stock at the time such rights are issued (i.e., the right to purchase one new share for a minimum of every three rights held). In connection with a subscription rights offering to our stockholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering. Our common stockholders will indirectly bear the expenses of such subscription rights offerings, regardless of whether our common stockholders exercise any subscription rights.

The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•        the title of such subscription rights;

•        the exercise price or a formula for the determination of the exercise price for such subscription rights;

•        the number or a formula for the determination of the number of such subscription rights issued to each stockholder;

•        the extent to which such subscription rights are transferable;

•        if applicable, a discussion of the certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•        the date on which the right to exercise such subscription rights would commence, and the date on which such rights shall expire (subject to any extension);

•        the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

•        if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

•        any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of shares of common stock or other securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby or another report filed with the SEC. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void. We have not previously completed such an offering of subscription rights.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock or other securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to stockholders, persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting or other arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR DEBT SECURITIES

We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and the financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “— Events of Default — Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us with respect to our debt securities.

All the material terms of the indenture and the supplemental indenture, as well as an explanation of your rights as a holder of debt securities, are described in this prospectus and in the prospectus supplement accompanying this prospectus. Because this section is a summary, however, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. We have filed a form of the indenture with the SEC. See “Available Information” for information on how to obtain a copy of the indenture. We will file a supplemental indenture with the SEC in connection with any debt offering, at which time the supplemental indenture would be publicly available.

The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered by including:

•        the designation or title of the series of debt securities;

•        the total principal amount of the series of debt securities;

•        the percentage of the principal amount at which the series of debt securities will be offered;

•        the date or dates on which principal will be payable;

•        the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

•        the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

•        whether any interest may be paid by issuing additional securities of the same series in lieu of cash (and the terms upon which any such interest may be paid by issuing additional securities);

•        the terms for redemption, extension or early repayment, if any;

•        the currencies in which the series of debt securities are issued and payable;

•        whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

•        the place or places, if any, other than or in addition to the Borough of Manhattan in the City of New York, of payment, transfer, conversion and/or exchange of the debt securities;

•        the denominations in which the offered debt securities will be issued (if other than $1,000 and any integral multiple thereof);

•        the provision for any sinking fund;

•        any restrictive covenants;

•        any Events of Default (as defined in “Events of Default” below);

•        whether the series of debt securities are issuable in certificated form;

•        any provisions for defeasance or covenant defeasance;

•        any special U.S. federal income tax implications, including, if applicable, federal income tax considerations relating to original issue discount;

•        whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•        any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

•        whether the debt securities are subject to subordination and the terms of such subordination;

•        whether the debt securities are secured and the terms of any security interest;

•        the listing, if any, on a securities exchange; and

•        any other terms.

The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.

We are permitted, under specified conditions, to issue multiple classes of indebtedness if our asset coverage, as defined in the 1940 Act, is at least equal to 200% immediately after each such issuance after giving effect to any exemptive relief granted to us by the SEC. In addition, while any indebtedness and senior securities remain outstanding, we must make provisions to prohibit the distribution to our stockholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. For a discussion of the risks associated with leverage, see “Risk Factors — Risks Related to Our Business and Structure — Regulations governing our operation as a BDC will affect our ability to raise additional capital.”

General

The indenture provides that any debt securities proposed to be sold under this prospectus and the accompanying prospectus supplement (“offered debt securities”) and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities (“underlying debt securities”) may be issued under the indenture in one or more series.

For purposes of this prospectus, any reference to the payment of principal of, or premium or interest, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.

The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “— Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

The indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk protection or similar protection.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Issuance of Securities in Registered Form

We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.

Book-Entry Holders

We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.

Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.

Street Name Holders

In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

Legal Holders

Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you in this Description of Our Debt Securities, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

•        how it handles securities payments and notices;

•        whether it imposes fees or charges;

•        how it would handle a request for the holders’ consent, if ever required;

•        whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities;

•        how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•        if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.

Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Termination of a Global Security.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•        an investor cannot cause the debt securities to be registered in his or her name and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below;

•        an investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “— Issuance of Securities in Registered Form” above;

•        an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•        an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•        the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•        if we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series;

•        an investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee;

•        DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds; your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security; and

•        financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities; there may be more than one financial intermediary in the chain of ownership for an investor; we do not monitor and are not responsible for the actions of any of those intermediaries.

Termination of a Global Security

If a global security is terminated for any reason, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of legal holders and street name investors under “— Issuance of Securities in Registered Form” above.

The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the investors in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Payment and Paying Agents

We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities

We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “— Special Considerations for Global Securities.”

Payments on Certificated Securities

We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date to the holder of debt securities as shown on the trustee’s records as of the close of business on the regular record date at our office and/or at other offices that may be specified in the prospectus supplement. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.

Alternatively, at our option, we may pay any cash interest that becomes due on the debt security by mailing a check to the holder at his, her or its address shown on the trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the United States, in either case, on the due date.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default

You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

The term “Event of Default” in respect of the debt securities of your series means any of the following:

•        we do not pay the principal of (or premium, if any, on) a debt security of the series when due;

•        we do not pay interest on a debt security of the series when due, and such default is not cured within 30 days;

•        we do not deposit any sinking fund payment in respect of debt securities of the series within two business days of its due date;

•        we remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25% of the principal amount of the outstanding debt securities of the series);

•        we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 60 days;

•        the series of debt securities has an asset coverage, as such term is defined in the 1940 Act, of less than 100 per centum on the last business day of each of twenty-four consecutive calendar months, after giving effect to any exemptive relief granted to the Company by the SEC; or

•        any other Event of Default in respect of debt securities of the series described in the prospectus supplement occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium, interest, or sinking or purchase fund installment, if it in good faith considers the withholding of notice to be in the interest of the holders.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of the affected series may (and the trustee shall at the request of such holders) declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the outstanding debt securities of the affected series if (1) we have deposited with the trustee all amounts due and owing with respect to the securities (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.

The trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability reasonably satisfactory to it (called an “indemnity”). If indemnity reasonably satisfactory to it is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•        you must give the trustee written notice that an Event of Default with respect to the relevant series of debt securities has occurred and remains uncured;

•        the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer the trustee indemnity, security or both reasonably satisfactory to it against the costs, expenses and other liabilities of taking that action;

•        the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity and/or security; and

•        the holders of a majority in principal amount of the outstanding debt securities of that series must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

Waiver of Default

Holders of a majority in principal amount of the outstanding debt securities of the affected series may waive any past defaults other than

•        the payment of principal, any premium or interest; or

•        in respect of a covenant that cannot be modified or amended without the consent of each holder.

Merger or Consolidation

Under the terms of the indenture, we are generally permitted to consolidate or merge with another corporation. We are also permitted to sell all or substantially all of our assets to another corporation. However, we may not take any of these actions unless all the following conditions are met:

•        where we merge out of existence or sell substantially all our assets, the resulting corporation or transferee must agree to be legally responsible for our obligations under the debt securities;

•        the merger or sale of assets must not cause a default on the debt securities and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded;

•        we must deliver certain certificates and documents to the trustee; and

•        we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

There are three types of changes we can make to the indenture and the debt securities issued thereunder.

Changes Requiring Your Approval

First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:

•        change the stated maturity of the principal of or interest on a debt security or the terms of any sinking fund with respect to any security;

•        reduce any amounts due on a debt security;

•        reduce the amount of principal payable upon acceleration of the maturity of an original issue discount or indexed security following a default or upon the redemption thereof or the amount thereof provable in a bankruptcy proceeding;

•        adversely affect any right of repayment at the holder’s option;

•        change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);

•        impair your right to sue for payment;

•        adversely affect any right to convert or exchange a debt security in accordance with its terms;

•        modify the subordination provisions in the indenture in a manner that is adverse to outstanding holders of the debt securities;

•        reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•        reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•        modify any other aspect of the provisions of the indenture dealing with supplemental indentures with the consent of holders, waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

•        change any obligation we have to pay additional amounts.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications, establishment of the form or terms of new securities of any series as permitted by the indenture and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval

Any other change to the indenture and the debt securities would require the following approval:

•        if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and

•        if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

The holders of a majority in principal amount of a series of debt securities issued under the indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants applicable to that series of debt securities. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “— Changes Requiring Your Approval.”

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:

•        for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;

•        for debt securities whose principal amount is not known (for example, because it is based on an index), we will use the principal face amount at original issuance or a special rule for that debt security described in the prospectus supplement; and

•        for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption or if we, any other obligor, or any affiliate of us or any obligor own such debt securities. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “— Defeasance — Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. However, the record date may not be more than 30 days before the date of the first solicitation of holders to vote on or take such action. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance

Under current U.S. federal tax law and the indenture, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If we achieved covenant defeasance and your debt securities were subordinated as described under “— Indenture Provisions — Subordination” below, such subordination would not prevent the trustee under the indenture from applying the funds available to it from the deposit described in the first bullet below to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debt holders. In order to achieve covenant defeasance, we must do the following:

•        we must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;

•        we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit;

•        we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with;

•        defeasance must not result in a breach or violation of, or result in a default under, of the indenture or any of our other material agreements or instruments;

•        no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days; and

•        satisfy the conditions for covenant defeasance contained in any supplemental indentures.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be such a shortfall. However, there is no assurance that we would have sufficient funds to make payment of the shortfall.

Full Defeasance

If there is a change in U.S. federal tax law or we obtain an IRS ruling, as described in the second bullet below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•        we must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;

•        we must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit;

•        we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with;

•        defeasance must not result in a breach or violation of, or constitute a default under, of the indenture or any of our other material agreements or instruments;

•        no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days; and

•        satisfy the conditions for full defeasance contained in any supplemental indentures.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If your debt securities were subordinated as described later under “— Indenture Provisions — Subordination”, such subordination would not prevent the trustee under the indenture from applying the funds available to it from the deposit referred to in the first bullet of the preceding paragraph to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debt holders.

Form, Exchange and Transfer of Certificated Registered Securities

If registered debt securities cease to be issued in book-entry form, they will be issued:

•        only in fully registered certificated form;

•        without interest coupons; and

•        unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed and as long as the denomination is greater than the minimum denomination for such securities.

Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in the prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series and has accepted such appointment. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions — Subordination

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities, upon our dissolution, winding up, liquidation or reorganization before all Senior Indebtedness is paid in full, the payment or distribution received by the trustee in respect of such subordinated debt securities or by the holders of any of such subordinated debt securities must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities or the holders of any indenture securities that are not Senior Indebtedness. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

Senior Indebtedness is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:

•        our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed, that we have designated as “Senior Indebtedness” for purposes of the indenture and in accordance with the terms of the indenture (including any indenture securities designated as Senior Indebtedness), and

•        renewals, extensions, modifications and refinancings of any of this indebtedness.

If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Senior Indebtedness and of our other Indebtedness outstanding as of a recent date.

Secured Indebtedness and Ranking

Certain of our indebtedness, including certain series of indenture securities, may be secured. The prospectus supplement for each series of indenture securities will describe the terms of any security interest for such series and will indicate the approximate amount of our secured indebtedness as of a recent date. Any unsecured indenture securities will effectively rank junior to any secured indebtedness, including any secured indenture securities, that we incur in the future to the extent of the value of the assets securing such future secured indebtedness. The debt securities, whether secured or unsecured, of the Company will rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities (i.e., the holders of the debt securities will not have access to the assets of the Company’s subsidiaries, financing vehicles or similar facilities until after all of these entities’ creditors have been paid and the remaining assets have been distributed up to the Company as the equity holder of these entities). In this regard, any notes that we may issue will be strictly the obligation of the Company, and not of Saratoga CLO, or any subsidiary we may form in the future.

In the event of our bankruptcy, liquidation, reorganization or other winding up, any of our assets that secure secured debt will be available to pay obligations on unsecured debt securities only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all unsecured debt securities then outstanding after fulfillment of this obligation. As a result, the holders of unsecured indenture securities may recover less, ratably, than holders of any of our secured indebtedness.

The Trustee under the Indenture

U.S. Bank National Association serves as the trustee under the indenture.

Certain Considerations Relating to Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

DESCRIPTION OF OUR WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants and will be subject to compliance with the 1940 Act.

As described further below, subject to receiving shareholder approval to issue warrants at a future annual meeting of stockholders, we may issue warrants to purchase shares of our common stock or debt securities. Such warrants may be issued independently or together with shares of common stock or debt securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

•        the title and aggregate number of such warrants;

•        the price or prices at which such warrants will be issued;

•        the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•        if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•        in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;

•        in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;

•        the date on which the right to exercise such warrants shall commence and the date on which such right will expire (subject to any extension);

•        whether such warrants will be issued in registered form or bearer form;

•        if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•        if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•        the terms of any rights to redeem, or call such warrants;

•        information with respect to book-entry procedures, if any;

•        the terms of the securities issuable upon exercise of the warrants;

•        if applicable, a discussion of certain U.S. federal income tax considerations; and

•        any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Each warrant will entitle the holder to purchase for cash such common stock at the exercise price or such principal amount of debt securities as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised as set forth in the prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and a warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock, the right to receive dividends or other distributions, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Under the 1940 Act, we may generally only offer warrants provided that (i) the warrants expire by their terms within ten years, (ii) the exercise or conversion price is not less than the current market value at the date of issuance, (iii) our stockholders authorize the proposal to issue such warrants, and our board of directors approves such issuance on the basis that the issuance is in the best interests of us and our stockholders and (iv) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The 1940 Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants, as well as options and rights, at the time of issuance may not exceed 25% of our outstanding voting securities.

We may in the future seek the approval of our stockholders to approve a proposal to authorize us to issue securities to subscribe to, convert to, or purchase shares of our common stock in one or more offerings. Such authorization will have no expiration. If we do not receive such stockholder approval, we will not issue any warrants.

PLAN OF DISTRIBUTION

We may offer, from time to time, in one or more offerings or series, up to $70,000,000 of our common stock, debt securities or warrants to purchase common stock or debt securities, in one or more underwritten public offerings, at-the-market offerings, negotiated transactions, block trades, best efforts offerings or a combination of these methods. We may sell the securities through underwriters or dealers, directly to one or more purchasers through agents or through a combination of any such methods of sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements will also describe the terms of the offering of the securities, including: the purchase price of the securities and the proceeds we will receive from the sale; any over-allotment options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; and any securities exchange or market on which the securities may be listed. Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

The distribution of our securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of our common stock, less any underwriting commissions and discounts or agency fees paid by us, must generally equal or exceed the net asset value per share of our common stock. We may under certain circumstances consider selling our securities at prices below our net asset value per share consistent with the terms of our stockholder approval to sell our shares of common stock at a price below our net asset value per share. Any offering of shares of our common stock at a price below our then current net asset value per share that requires shareholder approval must occur, if at all, within one year after receiving such shareholder approval. We do not currently have stockholder approval of issuances below net asset value.

In connection with the sale of our securities, underwriters or agents may receive compensation from us or from purchasers of our securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Our common stockholders will bear, directly or indirectly, such expenses, as well as any other fees and the expenses incurred by us in connection with any offering of our securities, including debt securities.

Underwriters may sell our securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of our securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the NYSE may engage in passive market making transactions in our common stock on the NYSE in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no trading market, other than our common stock, which is traded on the NYSE. We may elect to list any other class or series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of our securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In order to comply with the securities laws of certain states, if applicable, our securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, our securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. will not be greater than 10% for the sale of any securities being registered.

BROKERAGE ALLOCATION AND OTHER PRACTICES

Since we generally acquire and dispose of our investments in privately negotiated transactions, we infrequently use brokers in the normal course of our business. Subject to policies established by our Board of Directors, we generally do not execute transactions through any particular broker or dealer, but seek to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While we generally seek reasonably competitive trade execution costs, we do not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, we may select a broker based partly upon brokerage or research services provided to us. In return for such services, we may pay a higher commission than other brokers would charge if we determine in good faith that such commission is reasonable in relation to the services provided, and our management and employees are authorized to pay such commission under these circumstances.

CUSTODIAN, TRANSFER AND DIVIDEND PAYING AGENT AND REGISTRAR

Our investment securities are held under a custody agreement with U.S. Bank National Association. The address of the custodian is U.S. Bank National Association, Corporate Trust Services, One Federal Street, 3rd Floor, Boston, MA 02110. The transfer agent and registrar for our common stock, American Stock Transfer & Trust Company, acts as our transfer agent, dividend paying and reinvestment agent for our common stock. The principal business address of the transfer agent is 59 Maiden Lane, New York, New York 10038. U.S. Bank National Association, our trustee under an indenture and the second supplemental indenture thereto relating to the 2023 Notes, is the paying agent, registrar and transfer agent relating to the 2023 Notes. The principal business address of our trustee is 214 N. Tyron Street, 12th Floor, Charlotte, North Carolina 28202.

LEGAL MATTERS

Certain legal matters regarding the securities offered by this prospectus will be passed upon for us by Eversheds Sutherland (US) LLP, Washington, D.C.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP, our independent registered public accounting firm, has audited our consolidated financial statements as of February 28, 2019 and February 28, 2018 and for each of the three years ended February 28, 2019 February 28, 2018, and February 28, 2017 and the related senior securities table, as set forth in their reports. We have included our consolidated financial statements and our senior securities table in this prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing. Ernst & Young LLP’s principal business address is 5 Times Square, New York, New York 10036.

AVAILABLE INFORMATION

As a public company, we file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. You may inspect and copy these reports, proxy statements and other information, as well as the registration statement of which this prospectus forms a part and the related exhibits and schedules, at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, D.C. 20549-0102. In addition, the SEC maintains an Internet website that contains reports, proxy and information statements and other information filed electronically by us with the SEC at http://www.sec.gov.

PRIVACY NOTICE

We are committed to protecting your privacy. This privacy notice explains the privacy policies of Saratoga Investment Corp. and its affiliated companies. This notice supersedes any other privacy notice you may have received from Saratoga Investment Corp.

We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. The only information we collect from you is your name, address, number of shares you hold and your social security number. This information is used only so that we can send you annual reports and other information about us, and send you proxy statements or other information required by law.

We do not share this information with any non-affiliated third party except as described below:

•        Authorized Employees of Our Investment Adviser.    It is our policy that only authorized employees of our investment adviser who need to know your personal information will have access to it.

•        Service Providers.    We may disclose your personal information to companies that provide services on our behalf, such as recordkeeping, processing your trades, and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.

•        Courts and Government Officials.    If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena, or court order will be disclosed.

INCORPORATION BY REFERENCE

This prospectus is part of a registration statement that we have filed with the SEC. In accordance with the Small Business Credit Availability Act, we are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that document. Any reports filed by us with the SEC subsequent to the date of this filing and before the date that any offering of any securities by means of this prospectus and any accompanying prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities offered by this prospectus and any accompanying prospectus supplement have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC that is not deemed filed is not incorporated by reference in this prospectus and any accompanying prospectus supplement. Information that we file with the SEC subsequent to the date of this filing will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement and information previously filed with the SEC.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•        Annual Report on Form 10-K for the fiscal year ended February 28, 2019.

•        The description of our Common Stock referenced in our Registration Statement on Amendment No. 1 to Form 8-A (No. 001-33376), as filed with the SEC on March 22, 2007 including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common stock registered hereby.

•        The description of our Common Stock referenced in our Registration Statement on Form 8-A (No. 001-33376), as filed with the SEC on March 21, 2007 including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common stock registered hereby.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

To obtain copies of these filings, see “Available Information.”

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information, and you should not rely on such information if you receive it. We are not making an offer of or soliciting an offer to buy, any securities in any state or other jurisdiction where such offer or sale is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Shareholders and the Board of Directors of Saratoga Investment Corp.

Opinion on the financial statements

We have audited the accompanying consolidated statements of assets and liabilities of Saratoga Investment Corp. (the “Company”), including the consolidated schedules of investments, as of February 28, 2019 and 2018, the related consolidated statements of operations, changes in net assets, and cash flows for each of the three years in the period ended February 28, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of February 28, 2019 and 2018, and the results of its operations, changes in its net assets and its cash flows for each of the three years in the period ended February 28, 2019, in conformity with US generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Company’s internal control over financial reporting as of February 28, 2019, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) and our report dated May 13, 2019 expressed an unqualified opinion thereon.

Basis for opinion

These financial statements are the responsibility of the Company‘s management. Our responsibility is to express an opinion on the Company‘s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the US federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of February 28, 2019 and 2018, by correspondence with the custodians, debt agents and lenders. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2006.

New York, New York
May 13, 2019

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of Saratoga Investment Corp.

Opinion on Internal Control over Financial Reporting

We have audited Saratoga Investment Corp.’s internal control over financial reporting as of February 28, 2019, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), (the COSO criteria). In our opinion, Saratoga Investment Corp. (the “Company”) maintained, in all material respects, effective internal control over financial reporting as of February 28, 2019, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the 2019 consolidated financial statements of the Company and our report dated May 13, 2019 expressed an unqualified opinion thereon.

Basis for Opinion

The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.

Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

Definition and Limitations of Internal Control Over Financial Reporting

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ Ernst & Young LLP

New York, New York
May 13, 2019

Saratoga Investment Corp.

Consolidated Statements of Assets and Liabilities

	February 28, 2019	February 28, 2018
ASSETS
Investments at fair value
Non-control/Non-affiliate investments (amortized cost of $307,136,188 and $281,534,277, respectively)	$306,511,427	$286,061,722
Affiliate investments (amortized cost of $18,514,716 and $18,358,611, respectively)	11,463,081	12,160,564
Control investments (amortized cost of $76,265,189 and $39,797,229, respectively)	84,045,212	44,471,767
Total investments at fair value (amortized cost of $401,916,093 and $339,690,117, respectively)	402,019,720	342,694,053
Cash and cash equivalents	30,799,068	3,927,579
Cash and cash equivalents, reserve accounts	31,295,326	9,849,912
Interest receivable (net of reserve of $647,210 and $1,768,021, respectively)	3,746,604	3,047,125
Due from affiliate (See Note 6)	1,673,747	—
Management and incentive fee receivable	542,094	233,024
Other assets	595,543	584,668
Total assets	$470,672,102	$360,336,361
LIABILITIES
Revolving credit facility	$—	$—
Deferred debt financing costs, revolving credit facility	(605,189)	(697,497)
SBA debentures payable	150,000,000	137,660,000
Deferred debt financing costs, SBA debentures payable	(2,396,931)	(2,611,120)
2023 Notes payable	74,450,500	74,450,500
Deferred debt financing costs, 2023 notes payable	(1,919,620)	(2,316,370)
2025 Notes payable	60,000,000	—
Deferred debt financing costs, 2025 notes payable	(2,377,551)	—
Base management and incentive fees payable	6,684,785	5,776,944
Deferred tax liability	739,716	—
Accounts payable and accrued expenses	1,615,443	924,312
Interest and debt fees payable	3,224,671	3,004,354
Directors fees payable	62,000	43,500
Due to manager	319,091	410,371
Total liabilities	$289,796,915	$216,644,994
Commitments and contingencies (See Note 8)
NET ASSETS
Common stock, par value $.001, 100,000,000 common shares authorized, 7,657,156 and 6,257,029 common shares issued and outstanding, respectively	$7,657	$6,257
Capital in excess of par value	203,552,800	188,975,590
Total distributable earnings (loss)	(22,685,270)	(45,290,480)
Total net assets	180,875,187	143,691,367
Total liabilities and net assets	$470,672,102	$360,336,361
NET ASSET VALUE PER SHARE	$23.62	$22.96

Certain prior year numbers have been adjusted to conform with the SEC final rules on disclosure updates and simplification effective November 5, 2018. See Note 2.

See accompanying notes to consolidated financial statements.

Saratoga Investment Corp.

Consolidated Statements of Operations

	For the year ended
	February 28, 2019	February 28, 2018	February 28, 2017
INVESTMENT INCOME
Interest from investments
Interest income:
Non-control/Non-affiliate investments	$33,329,539	$26,648,380	$26,167,951
Affiliate investments	963,289	886,948	246,035
Control investments	4,785,044	4,768,534	2,281,397
Payment-in-kind interest income:
Non-control/Non-affiliate investments	780,112	984,305	652,847
Affiliate investments	150,284	80,460	—
Control investments	3,288,902	1,741,334	—
Total interest from investments	43,297,170	35,109,961	29,348,230
Interest from cash and cash equivalents	64,024	27,495	31,151
Management fee income	1,722,180	1,509,317	1,499,001
Incentive fee income	633,232	591,368	—
Other income	1,991,357	1,376,837	2,278,770
Total investment income	47,707,963	38,614,978	33,157,152
OPERATING EXPENSES
Interest and debt financing expenses	13,125,718	10,938,654	9,888,127
Base management fees	6,879,324	5,846,400	4,898,657
Incentive management fees	4,891,004	4,333,983	2,947,543
Professional fees	1,849,424	1,590,798	1,243,400
Administrator expenses	1,895,833	1,645,833	1,366,667
Insurance	253,141	259,571	275,787
Directors fees and expenses	290,500	197,500	235,422
General & administrative	1,224,462	1,058,009	1,121,594
Income tax benefit	(1,027,118)	—	—
Excise tax expense (credit)	—	(14,738)	44,770
Other expense	23,466	27,310	19,780
Total operating expenses	29,405,754	25,883,320	22,041,747
Loss on extinguishment of debt	—	—	1,454,595
NET INVESTMENT INCOME	18,302,209	12,731,658	9,660,810
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Net realized gain (loss) from investments:
Non-control/Non-affiliate investments	4,874,305	(5,877,734)	12,368,115
Control investments	—	166	—
Net realized gain (loss) from investments	4,874,305	(5,877,568)	12,368,115
Net change in unrealized appreciation (depreciation) on investments:
Non-control/Non-affiliate investments	(5,152,206)	6,178,457	(11,687,337)
Affiliate investments	(853,588)	818,323	(3,141)
Control investments	3,105,485	3,828,275	1,049,034
Net change in unrealized appreciation (depreciation) on investments	(2,900,309)	10,825,055	(10,641,444)
Net change in provision for deferred taxes on unrealized (appreciation) depreciation on investments	(1,766,835)	—	—
Net realized and unrealized gain (loss) on investments	207,161	4,947,487	1,726,671
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$18,509,370	$17,679,145	$11,387,481
WEIGHTED AVERAGE – BASIC AND DILUTED EARNINGS PER COMMON SHARE	$2.63	$2.93	$1.98
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING – BASIC AND DILUTED	7,046,686	6,024,040	5,740,450

See accompanying notes to consolidated financial statements.

Saratoga Investment Corp.

Consolidated Statements of Changes in Net Assets

	For the year ended
	February 28, 2019	February 28, 2018	February 28, 2017
INCREASE FROM OPERATIONS:
Net investment income	$18,302,209	$12,731,658	$9,660,810
Net realized gain (loss) from investments	4,874,305	(5,877,568)	12,368,115
Net change in unrealized appreciation (depreciation) on investments	(2,900,309)	10,825,055	(10,641,444)
Net change in provision for deferred taxes on unrealized (appreciation) depreciation on investments	(1,766,835)	—	—
Net increase in net assets resulting from operations	18,509,370	17,679,145	11,387,481
DECREASE FROM SHAREHOLDER DISTRIBUTIONS:
Total distributions to shareholders(a)	(14,188,588)	(11,375,577)	(11,057,075)
Net decrease in net assets from shareholder distributions	(14,188,588)	(11,375,577)	(11,057,075)
CAPITAL SHARE TRANSACTIONS:
Proceeds from issuance of common stock	32,150,157	7,838,351	—
Stock dividend distribution	2,175,893	2,362,814	5,147,335
Repurchases of common stock	—	—	(3,332,839)
Offering costs	(1,397,712)	(108,143)	—
Net increase in net assets from capital share transactions	32,928,338	10,093,022	1,814,496
Total increase in net assets	37,249,120	16,396,590	2,144,902
Net assets at beginning of period, as previously reported	143,691,367	127,294,777	125,149,875
Cumulative effect of the adoption of ASC 606 (See Note 2)	(65,300)	—	—
Net assets at beginning of period, as adjusted	143,626,067	127,294,777	125,149,875
Net assets at end of period(b)	$180,875,187	$143,691,367	$127,294,777

____________

(a)      Distributions from net investment income and from net realized gains are no longer required to be separately disclosed. See Note 2. For the years ended February 28, 2018 and February 28, 2017, total distributions represented distributions from net investment income of $11,375,577 and $11,057,075, respectively.

(b)      Parenthetical disclosure of accumulated undistributed net investment income is no longer required. See Note 2. For the years ended February 28, 2018 and February 28, 2017, end of period net assets included accumulated distributions in excess of net investment income of $27,862,543 and $27,737,348, respectively.

See accompanying notes to consolidated financial statements.

Saratoga Investment Corp.

Consolidated Statements of Cash Flows

	For the year ended
	February 28, 2019	February 28, 2018	February 28, 2017
Operating activities
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$18,509,370	$17,679,145	$11,387,481
ADJUSTMENTS TO RECONCILE NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS TO NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES:
Payment-in-kind interest income	(4,149,105)	(2,664,627)	(580,268)
Net accretion of discount on investments	(1,222,735)	(1,035,501)	(582,186)
Amortization of deferred debt financing costs	1,187,613	990,035	2,487,716
Net deferred income taxes	(1,027,118)	—	—
Net realized (gain) loss from investments	(4,874,305)	5,877,568	(12,368,115)
Net change in unrealized (appreciation) depreciation on investments	2,900,309	(10,825,055)	10,641,444
Net change in provision for deferred taxes on unrealized appreciation (depreciation) on investments	1,766,835	—	—
Proceeds from sales and repayments of investments	135,727,976	66,312,032	121,158,873
Purchase of investments	(187,707,807)	(107,697,157)	(126,934,895)
(Increase) decrease in operating assets:
Interest receivable	(699,479)	247,325	(98,531)
Due from affiliate	(1,673,747)	—	—
Management and incentive fee receivable	(309,070)	(61,918)	(1,090)
Cumulative effect of the adoption of ASC 606 (See Note 2)	(65,300)	—	—
Other assets	(89,865)	(273,897)	70,488
Receivable from unsettled trades	—	253,041	46,959
Increase (decrease) in operating liabilities:
Base management and incentive fees payable	907,841	(37,748)	220,736
Accounts payable and accrued expenses	691,131	215,458	(99,719)
Interest and debt fees payable	220,317	240,117	1,212,168
Payable for repurchases of common stock	—	—	(20,957)
Directors fees payable	18,500	(8,000)	20,000
Due to manager	(91,280)	12,866	179,412
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(39,979,919)	(30,776,316)	6,739,516

Saratoga Investment Corp.

Consolidated Statements of Cash Flows — (continued)

	For the year ended
	February 28, 2019	February 28, 2018	February 28, 2017
Financing activities
Borrowings on debt	45,590,000	59,800,000	9,000,000
Paydowns on debt	(33,250,000)	(34,800,000)	—
Issuance of notes	60,000,000	—	74,450,500
Repayments of notes	—	—	(61,793,125)
Payments of deferred debt financing costs	(2,878,120)	(1,277,266)	(3,225,528)
Proceeds from issuance of common stock	32,150,157	7,838,351	—
Payments of offering costs	(1,302,520)	(82,483)	—
Repurchases of common stock	—	—	(3,332,839)
Payments of cash dividends	(12,012,695)	(9,012,763)	(6,785,339)
NET CASH PROVIDED BY FINANCING ACTIVITIES	88,296,822	22,465,839	8,313,669
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND CASH AND CASH EQUIVALENTS, RESERVE ACCOUNTS	48,316,903	(8,310,477)	15,053,185
CASH AND CASH EQUIVALENTS AND CASH AND CASH EQUIVALENTS, RESERVE ACCOUNTS, BEGINNING OF PERIOD	13,777,491	22,087,968	7,034,783
CASH AND CASH EQUIVALENTS AND CASH AND CASH EQUIVALENTS, RESERVE ACCOUNTS, END OF PERIOD	$62,094,394	$13,777,491	$22,087,968
Supplemental information:
Interest paid during the period	$11,717,786	$9,708,503	$7,642,838
Cash paid for taxes	66,295	208,164	144,247
Supplemental non-cash information:
Payment-in-kind interest income	$4,149,105	$2,664,627	$580,268
Net accretion of discount on investments	1,222,735	1,035,501	582,186
Amortization of deferred debt financing costs	1,187,613	990,035	2,487,716
Stock dividend distribution	2,175,893	2,362,814	5,147,335

See accompanying notes to consolidated financial statements.

Saratoga Investment Corp.

Consolidated Schedule of Investments
February 28, 2019

Company	Industry	Investment Interest Rate/Maturity	Original Acquisition Date	Principal/ Number of Shares	Cost	Fair Value (c)	% of Net Assets
Non-control/Non-affiliate investments – 169.5%(b)
Apex Holdings Software Technologies, LLC	Business Services	First Lien Term Loan (3M USD LIBOR+8.00%), 10.62% Cash, 9/21/2021	9/21/2016	$18,000,000	$17,922,851	$18,000,000	10.0%
Apex Holdings Software Technologies, LLC	Business Services	Delayed Draw Term Loan (3M USD LIBOR+8.00%), 10.62% Cash, 9/21/2021	10/1/2018	$1,000,000	992,183	1,000,000	0.6%
Avionte Holdings, LLC(h)	Business Services	Class A Units	1/8/2014	100,000	100,000	635,781	0.4%
CLEO Communications Holding, LLC	Business Services	First Lien Term Loan (3M USD LIBOR+8.00%), 10.62% Cash/2.00% PIK, 3/31/2022	3/31/2017	$13,514,320	13,437,153	13,514,320	7.5%
CLEO Communications Holding, LLC	Business Services	Delayed Draw Term Loan (3M USD LIBOR+8.00%), 10.62% Cash/2.00% PIK, 3/31/2022	3/31/2017	$12,142,015	12,040,280	12,142,015	6.7%
Destiny Solutions Inc.(a)	Business Services	First Lien Term Loan (3M USD LIBOR+7.00%), 9.62% Cash, 5/16/2023	5/16/2018	$8,500,000	8,426,441	8,489,800	4.7%
Destiny Solutions Inc.(a),(j)	Business Services	Delayed Draw Term Loan (3M USD LIBOR+7.00%), 9.62% Cash, 5/16/2023	5/16/2018	$—	—	—	0.0%
Destiny Solutions Inc.(a),(h),(i)	Business Services	Limited Partner Interests	5/16/2018	999,000	999,000	1,062,440	0.6%
Emily Street Enterprises, L.L.C.	Business Services	Senior Secured Note (3M USD LIBOR+8.50%), 11.12% Cash, 1/23/2020	12/28/2012	$3,300,000	3,299,122	3,314,520	1.8%
Emily Street Enterprises, L.L.C.(h)	Business Services	Warrant Membership Interests Expires 12/28/2022	12/28/2012	49,318	400,000	505,509	0.3%
Erwin, Inc.(d)	Business Services	Second Lien Term Loan (3M USD LIBOR+11.50%), 14.12% Cash/1.00% PIK, 8/28/2021	2/29/2016	$15,888,102	15,796,316	15,888,102	8.8%
FMG Suite Holdings, LLC(d)	Business Services	Second Lien Term Loan (1M USD LIBOR+8.00%), 10.49% Cash, 11/16/2023	5/16/2018	$23,000,000	22,844,123	23,000,000	12.7%
GDS Holdings US, LLC(d)	Business Services	First Lien Term Loan (3M USD LIBOR+7.00%), 9.62% Cash, 8/23/2023	8/23/2018	$7,500,000	7,430,649	7,495,500	4.0%
GDS Holdings US, LLC(j)	Business Services	Delayed Draw Term Loan (3M USD LIBOR+7.00%), 9.62% Cash, 8/23/2023	8/23/2018	$—	—	—	0.0%
GDS Software Holdings, LLC(h)	Business Services	Common Stock Class A Units	8/23/2018	250,000	250,000	277,139	0.2%
Identity Automation Systems(h)	Business Services	Common Stock Class A Units	8/25/2014	232,616	232,616	629,555	0.3%
Identity Automation Systems(d)	Business Services	First Lien Term Loan (3M USD LIBOR+9.00%), 11.62% Cash, 3/31/2021	8/25/2014	$24,100,000	23,991,294	24,100,000	13.3%
Knowland Group, LLC	Business Services	Second Lien Term Loan (3M USD LIBOR+8.00%), 10.62% Cash, 5/9/2024	11/9/2018	$15,000,000	15,000,000	15,000,000	8.3%
Microsystems Company	Business Services	Second Lien Term Loan (3M USD LIBOR+8.25%), 10.87% Cash, 7/1/2022	7/1/2016	$18,000,000	17,889,554	17,881,200	9.9%

See accompanying notes to consolidated financial statements.

Saratoga Investment Corp.

Consolidated Schedule of Investments — (continued)
February 28, 2019

Company	Industry	Investment Interest Rate/Maturity	Original Acquisition Date	Principal/Number of Shares	Cost	Fair Value(c)	% of Net Assets
Non-control/Non-affiliate investments – 169.5% (b) – (continued)
National Waste Partners(d)	Business Services	Second Lien Term Loan 10.00% Cash, 2/13/2022	2/13/2017	$9,000,000	$8,942,155	$8,864,100	4.9%
Omatic Software, LLC	Business Services	First Lien Term Loan (3M USD LIBOR+8.00%), 10.62% Cash, 5/29/2023	5/29/2018	$5,500,000	5,451,758	5,537,400	3.1%
Omatic Software, LLC(j)	Business Services	Delayed Draw Term Loan (3M USD LIBOR+ 8.00%), 10.62% Cash, 5/29/2023	5/29/2018	$—	—	—	0.0%
Passageways, Inc.	Business Services	First Lien Term Loan (3M USD LIBOR+7.75%), 10.37% Cash, 7/5/2023	7/5/2018	$5,000,000	4,955,204	5,063,500	2.8%
Passageways, Inc.(h)	Business Services	Series A Preferred Stock	7/5/2018	2,027,205	1,000,000	1,339,705	0.7%
Vector Controls Holding Co., LLC(d)	Business Services	First Lien Term Loan 11.50% (9.75% Cash/1.75% PIK), 3/6/2022	3/6/2013	$9,311,956	9,310,703	9,371,929	5.2%
Vector Controls Holding Co., LLC(h)	Business Services	Warrants to Purchase Limited Liability Company Interests, Expires 11/30/2027	5/31/2015	343	—	2,210,149	1.2%
		Total Business Services			190,711,402	195,322,664	108.0%
Targus Holdings, Inc.(h)	Consumer Products	Common Stock	12/31/2009	210,456	1,713,605	505,094	0.3%
		Total Consumer Products			1,713,605	505,094	0.3%
My Alarm Center, LLC(k)	Consumer Services	Preferred Equity Class A Units 8.00% PIK	7/14/2017	2,227	2,357,879	1,112,543	0.6%
My Alarm Center, LLC(h)	Consumer Services	Preferred Equity Class B Units	7/14/2017	1,797	1,796,880	—	0.0%
My Alarm Center, LLC	Consumer Services	Preferred Equity Class Z Units 25.00% PIK	9/12/2018	676	655,987	2,053,514	1.1%
My Alarm Center, LLC(h)	Consumer Services	Common Stock	7/14/2017	96,224	—	—	0.0%
		Total Consumer Services			4,810,746	3,166,057	1.7%
C2 Educational Systems(d)	Education	First Lien Term Loan (3M USD LIBOR+7.00%), 9.62% Cash, 5/31/2020	5/31/2017	$16,000,000	15,929,485	16,032,000	8.9%
Kev Software Inc.(a),	Education	First Lien Term Loan (1M USD LIBOR+8.63%), 11.12% Cash, 9/13/2023	9/13/2018	$21,446,929	21,273,211	21,438,351	11.9%
M/C Acquisition Corp., L.L.C.(h)	Education	Class A Common Stock	6/22/2009	544,761	30,241	—	0.0%
M/C Acquisition Corp., L.L.C.(k)	Education	First Lien Term Loan 1.00% Cash, 3/31/2020	8/10/2004	$2,315,090	1,189,177	6,260	0.0%
Texas Teachers of Tomorrow, LLC(h),(i)	Education	Common Stock	12/2/2015	750,000	750,000	792,165	0.4%
Texas Teachers of Tomorrow, LLC	Education	Second Lien Term Loan (3M USD LIBOR+9.75%), 12.37% Cash, 6/2/2021	12/2/2015	$10,000,000	9,952,251	9,807,000	5.4%
		Total Education			49,124,365	48,075,776	26.6%
TMAC Acquisition Co., LLC(k)	Food and Beverage	Unsecured Term Loan 8.00% PIK, 9/01/2023	3/1/2018	$2,216,427	2,216,427	2,100,286	1.2%
		Total Food and Beverage			2,216,427	2,100,286	1.2%
Axiom Parent Holdings, LLC(h)	Healthcare Services	Common Stock Class A Units	6/19/2018	400,000	400,000	402,990	0.2%
Axiom Purchaser, Inc.(d)	Healthcare Services	First Lien Term Loan (3M USD LIBOR+6.00%), 8.62% Cash, 6/19/2023	6/19/2018	$10,000,000	9,923,962	10,020,000	5.5%

See accompanying notes to consolidated financial statements.

Saratoga Investment Corp.

Consolidated Schedule of Investments — (continued)
February 28, 2019

Company	Industry	Investment Interest Rate/Maturity	Original Acquisition Date	Principal/ Number of Shares	Cost	Fair Value(c)	% of Net Assets
Non-control/Non-affiliate investments – 169.5%(b) – (continued)
Axiom Purchaser, Inc.(j)	Healthcare Services	Delayed Draw Term Loan (3M USD LIBOR+6.00%), 8.62% Cash, 6/19/2023	6/19/2018	$—	$—	$—	0.0%
Censis Technologies, Inc.	Healthcare Services	First Lien Term Loan B (1M USD LIBOR+8.30%), 10.79% Cash, 9/27/2023	7/25/2014	$19,950,000	19,877,861	19,991,895	11.1%
Censis Technologies, Inc.(h),(i)	Healthcare Services	Limited Partner Interests	7/25/2014	999	999,000	2,387,705	1.3%
ComForCare Health Care	Healthcare Services	First Lien Term Loan (3M USD LIBOR+7.50%), 10.12% Cash, 1/31/2022	1/31/2017	$15,000,000	14,898,535	15,096,000	8.3%
Ohio Medical, LLC(h)	Healthcare Services	Common Stock	1/15/2016	5,000	500,000	208,250	0.1%
Ohio Medical, LLC	Healthcare Services	Senior Subordinated Note 12.00% Cash, 7/15/2021	1/15/2016	$7,300,000	7,263,114	6,735,710	3.8%
Roscoe Medical, Inc.(h)	Healthcare Services	Common Stock	3/26/2014	5,081	508,077	—	0.0%
Roscoe Medical, Inc.(k)	Healthcare Services	Second Lien Term Loan 11.25% Cash, 3/28/2021	3/26/2014	$4,200,000	4,189,094	2,499,000	1.4%
		Total Healthcare Services			58,559,643	57,341,550	31.7%
Sub Total Non-control/Non-affiliate investments					307,136,188	306,511,427	169.5%
Affiliate investments – 6.3%(b)
GreyHeller LLC(f)	Business Services	First Lien Term Loan (3M USD LIBOR+11.00%), 13.62% Cash, 11/16/2021	11/17/2016	$7,000,000	6,956,976	7,140,000	4.0%
GreyHeller LLC(f),(h)	Business Services	Series A Preferred Units	11/17/2016	850,000	850,000	1,496,169	0.8%
		Total Business Services			7,806,976	8,636,169	4.8%
Elyria Foundry Company, L.L.C. (f),(h)	Metals	Common Stock	7/30/2010	60,000	9,685,028	1,804,200	1.0%
Elyria Foundry Company, L.L.C. (d),(f)	Metals	Second Lien Term Loan 15.00% PIK, 8/10/2022	7/30/2010	$1,022,712	1,022,712	1,022,712	0.5%
		Total Metals			10,707,740	2,826,912	1.5%
Sub Total Affiliate investments					18,514,716	11,463,081	6.3%
Control investments – 46.5%(b)
Easy Ice, LLC(g)	Business Services	Preferred Equity 10.00% PIK	2/3/2017	5,080,000	9,683,612	13,357,444	7.4%
Easy Ice, LLC(d),(g)	Business Services	Second Lien Term Loan 7.03% Cash/5.97% PIK, 2/28/2023	3/29/2013	$21,184,063	21,126,021	21,268,799	11.8%
Easy Ice Masters, LLC(d),(g)	Business Services	Second Lien Term Loan 7.03% Cash/5.97% PIK, 2/28/2023	10/31/2018	$3,804,244	3,768,025	3,819,461	2.1%
Netreo Holdings, LLC(g)	Business Services	First Lien Term Loan (3M USD LIBOR +6.25%), 9.00% Cash/2.00% PIK, 7/3/2023	7/3/2018	$5,067,057	5,021,133	5,092,899	2.8%
Netreo Holdings, LLC(g),(h)	Business Services	Common Stock Class A Units	7/3/2018	3,150,000	3,150,000	5,179,101	2.9%
		Total Business Services			42,748,791	48,717,704	27.0%
Saratoga Investment Corp. CLO 2013-1, Ltd.(a),(e),(g)	Structured Finance Securities	Other/Structured Finance Securities 16.67%, 1/20/2030	1/22/2008	$69,500,000	23,516,398	25,393,508	14.0%

See accompanying notes to consolidated financial statements.

Saratoga Investment Corp.

Consolidated Schedule of Investments — (continued)
February 28, 2019

Company	Industry	Investment Interest Rate/Maturity	Original Acquisition Date	Principal/ Number of Shares	Cost	Fair Value(c)	% of Net Assets
Control investments – 46.5% (b) – (continued)
Saratoga Investment Corp. CLO 2013-1, Ltd. Class F-R-2 Note(a),(g)	Structured Finance Securities	Other/Structured Finance Securities (3M USD LIBOR+8.75%), 11.37%, 1/20/2030	12/14/2018	$2,500,000	$2,500,000	$2,483,500	1.4%
Saratoga Investment Corp. CLO 2013-1, Ltd. Class G-R-2 Note(a),(g)	Structured Finance Securities	Other/Structured Finance Securities (3M USD LIBOR+10.00%), 12.62%, 1/20/2030	12/14/2018	$7,500,000	7,500,000	7,450,500	4.1%
		Total Structured Finance Securities			33,516,398	35,327,508	19.5%
Sub Total Control investments					76,265,189	84,045,212	46.5%
TOTAL INVESTMENTS – 222.3%(b)					$401,916,093	$402,019,720	222.3%

				Number of Shares	Cost	Fair Value	% of Net Assets
Cash and cash equivalents and cash and cash equivalents, reserve accounts – 34.3%(b)
U.S. Bank Money Market(l)				62,094,394	$62,094,394	$62,094,394	34.3%
Total cash and cash equivalents and cash and cash equivalents, reserve accounts				62,094,394	$62,094,394	$62,094,394	34.3%

____________

(a)      Represents a non-qualifying investment as defined under Section 55(a) of the Investment Company Act of 1940, as amended. As of February 28, 2019, non-qualifying assets represent 16.5% of the Company’s portfolio at fair value. As a BDC, the Company can only invest 30% of its portfolio in non-qualifying assets.

(b)      Percentages are based on net assets of $180,875,187 as of February 28, 2019.

(c)      Because there is no readily available market value for these investments, the fair values of these investments were determined using significant unobservable inputs and approved in good faith by our board of directors. These investments have been included as Level 3 in the Fair Value Hierarchy (see Note 3 to the consolidated financial statements).

(d)      These securities are either fully or partially pledged as collateral under a senior secured revolving credit facility (see Note 7 to the consolidated financial statements).

(e)      This investment does not have a stated interest rate that is payable thereon. As a result, the 16.67% interest rate in the table above represents the effective interest rate currently earned on the investment cost and is based on the current cash interest and other income generated by the investment.

(f)      As defined in the Investment Company Act, this portfolio company is an Affiliate as we own between 5.0% and 25.0% of the voting securities. Transactions during the year ended February 28, 2019 in which the issuer was an Affiliate are as follows:

Company	Purchases	Sales	Total Interest from Investments	Management and Incentive Fee Income	Net Realized Gain (Loss) from Investments	Net Change in Unrealized Appreciation (Depreciation)
GreyHeller LLC	$—	$—	$963,289	$—	$—	$776,012
Elyria Foundry Company, L.L.C.	—	—	150,284	—	—	(1,629,600)
Total	$—	$—	$1,113,573	$—	$—	$(853,588)

See accompanying notes to consolidated financial statements.

Saratoga Investment Corp.

Consolidated Schedule of Investments — (continued)
February 28, 2019

(g)      As defined in the Investment Company Act, we “Control” this portfolio company because we own more than 25% of the portfolio company’s outstanding voting securities. Transactions during the year ended February 28, 2019 in which the issuer was both an Affiliate and a portfolio company that we Control are as follows:

Company	Purchases	Sales	Total Interest from Investments	Management and Incentive Fee Income	Net Realized Gain (Loss) from Investments	Net Change in Unrealized Appreciation (Depreciation)
Easy Ice, LLC	$1,684,448	$—	$3,424,369	$—	$—	$1,720,004
Easy Ice Masters, LLC	3,629,682	—	161,468	—	—	51,436
Netreo Holdings, LLC	8,100,000	—	374,843	—	—	2,100,867
Saratoga Investment Corp. CLO 2013-1, Ltd.	14,268,609	(48,083)	2,922,372	2,355,412	—	(701,722)
Saratoga Investment Corp. CLO 2013-1, Ltd. Class F Note	—	(4,500,000)	412,069	—	—	900
Saratoga Investment Corp. CLO 2013-1, Ltd. Class F-R-2 Notes	2,500,000	—	61,760	—	—	(16,500)
Saratoga Investment Corp. CLO 2013-1, Ltd. Class G-R-2 Notes	7,500,000	—	205,333	—	—	(49,500)
Saratoga Investment Corp. CLO 2013-1 Warehouse, Ltd.	20,000,000	(20,000,000)	511,731	—	—	—
Total	$57,682,739	$(24,548,083)	$8,073,946	$2,355,412	$—	$3,105,485

(h)      Non-income producing at February 28, 2019.

(i)      Includes securities issued by an affiliate of the Company.

(j)      All or a portion of this investment has an unfunded commitment as of February 28, 2019. (see Note 8 to the consolidated financial statements).

(k)      As of February 28, 2019, the investment was on non-accrual status. The fair value of these investments was approximately $5.7 million, which represented 1.4% of the Company’s portfolio (see Note 2 to the consolidated financial statements).

(l)      Included within cash and cash equivalents and cash and cash equivalents, reserve accounts in the Company’s consolidated statements of assets and liabilities as of February 28, 2019.

LIBOR — London Interbank Offered Rate

1M USD LIBOR — The 1 month USD LIBOR rate as of February 28, 2019 was 2.49%.

3M USD LIBOR — The 3 month USD LIBOR rate as of February 28, 2019 was 2.62%.

PIK — Payment-in-Kind (see Note 2 to the consolidated financial statements).

See accompanying notes to consolidated financial statements.

Saratoga Investment Corp.

Consolidated Schedule of Investments
February 28, 2018

Company	Industry	Investment Interest Rate/Maturity	Original Acquisition Date	Principal/ Number of Shares	Cost	Fair Value (c)	% of Net Assets
Non-control/Non-affiliate investments – 199.1%(b)
Tile Redi Holdings, LLC(d)	Building Products	First Lien Term Loan (3M USD LIBOR+10.00%), 12.02% Cash, 6/16/2022	6/16/2017	$15,000,000	$14,865,903	$14,850,000	10.3%
		Total Building Products			14,865,903	14,850,000	10.3%
Apex Holdings Software Technologies, LLC	Business Services	First Lien Term Loan (3M USD LIBOR+8.00%), 10.02% Cash, 9/21/2021	9/21/2016	$18,000,000	17,886,188	18,000,000	12.5%
Avionte Holdings, LLC(h)	Business Services	Common Stock	1/8/2014	100,000	100,000	449,685	0.3%
CLEO Communications Holding, LLC	Business Services	First Lien Term Loan (3M USD LIBOR+8.00%), 10.02% Cash/2.00% PIK, 3/31/2022	3/31/2017	$13,243,267	13,128,695	13,243,267	9.2%
CLEO Communications Holding, LLC(j)	Business Services	Delayed Draw Term Loan (3M USD LIBOR+8.00%), 10.02% Cash/2.00% PIK, 3/31/2022	3/31/2017	$3,026,732	2,999,896	3,026,732	2.1%
Emily Street Enterprises, L.L.C.	Business Services	Senior Secured Note (3M USD LIBOR+8.50%), 10.52% Cash, 1/23/2020	12/28/2012	$3,300,000	3,298,099	3,316,500	2.3%
Emily Street Enterprises, L.L.C.(h)	Business Services	Warrant Membership Interests Expires 12/28/2022	12/28/2012	49,318	400,000	468,521	0.3%
Erwin, Inc.	Business Services	Second Lien Term Loan (3M USD LIBOR+11.50%), 13.52% Cash/1.00% PIK, 8/28/2021	2/29/2016	$13,245,008	13,153,253	13,245,008	9.2%
FranConnect LLC(d)	Business Services	First Lien Term Loan (3M USD LIBOR+7.00%), 9.02% Cash, 5/26/2022	5/26/2017	$14,500,000	14,435,057	14,574,035	10.1%
Help/Systems Holdings, Inc. (Help/Systems, LLC)	Business Services	First Lien Term Loan (3M USD LIBOR+4.50%), 6.52% Cash, 10/8/2021	10/26/2015	$5,376,934	5,294,119	5,376,934	3.8%
Help/Systems Holdings, Inc. (Help/Systems, LLC)	Business Services	Second Lien Term Loan (3M USD LIBOR+9.50%), 11.52% Cash, 10/8/2022	10/26/2015	$3,000,000	2,933,255	3,000,000	2.1%
Identity Automation Systems(h)	Business Services	Common Stock Class A Units	8/25/2014	232,616	232,616	673,377	0.5%
Identity Automation Systems	Business Services	First Lien Term Loan (3M USD LIBOR+9.50%), 11.52% Cash, 3/31/2021	8/25/2014	$17,950,000	17,849,294	17,950,000	12.5%
Knowland Technology Holdings, L.L.C.	Business Services	First Lien Term Loan (3M USD LIBOR+7.75%), 9.77% Cash, 7/20/2021	11/29/2012	$22,288,730	22,214,703	22,288,731	15.5%
Microsystems Company	Business Services	Second Lien Term Loan (3M USD LIBOR+8.25%), 10.27% Cash, 7/1/2022	7/1/2016	$18,000,000	17,866,185	18,014,400	12.5%
National Waste Partners(d)	Business Services	Second Lien Term Loan 10.00% Cash, 2/13/2022	2/13/2017	$9,000,000	8,925,728	9,000,000	6.3%
Vector Controls Holding Co., LLC(d)	Business Services	First Lien Term Loan 13.75% (12.00% Cash/1.75% PIK), 3/6/2022	3/6/2013	$11,248,990	11,246,851	11,248,991	7.8%

See accompanying notes to consolidated financial statements.

Saratoga Investment Corp.

Consolidated Schedule of Investments — (continued)
February 28, 2018

Company	Industry	Investment Interest Rate/Maturity	Original Acquisition Date	Principal/ Number of Shares	Cost	Fair Value(c)	% of Net Assets
Non-control/Non-affiliate investments – 199.1%(b) – (continued)
Vector Controls Holding Co., LLC(h)	Business Services	Warrants to Purchase Limited Liability Company Interests, Expires 11/30/2027	5/31/2015	343	$—	$1,064,145	0.8%
		Total Business Services			151,963,939	154,940,326	107.8%
Targus Holdings, Inc.(h)	Consumer Products	Common Stock	12/31/2009	210,456	1,791,242	433,927	0.3%
		Total Consumer Products			1,791,242	433,927	0.3%
My Alarm Center, LLC	Consumer Services	Preferred Equity Class A Units 8.00% PIK	7/14/2017	2,227	2,311,649	2,340,154	1.6%
My Alarm Center, LLC(h)	Consumer Services	Preferred Equity Class B Units	7/14/2017	1,797	1,796,880	1,481,939	1.0%
My Alarm Center, LLC(h)	Consumer Services	Common Stock	7/14/2017	96,224	—	—	0.0%
PrePaid Legal Services, Inc.(d)	Consumer Services	First Lien Term Loan (1M USD LIBOR+5.25%), 6.92% Cash, 7/1/2019	7/10/2013	$2,377,472	2,370,104	2,377,472	1.7%
PrePaid Legal Services, Inc.(d)	Consumer Services	Second Lien Term Loan (1M USD LIBOR+9.00%), 10.67% Cash, 7/1/2020	7/14/2011	$11,000,000	10,974,817	11,000,000	7.7%
		Total Consumer Services			17,453,450	17,199,565	12.0%
C2 Educational Systems(d)	Education	First Lien Term Loan (3M USD LIBOR+8.50%), 10.52% Cash, 5/31/2020	5/31/2017	$16,000,000	15,875,823	15,977,118	11.1%
M/C Acquisition Corp., L.L.C.(h)	Education	Class A Common Stock	6/22/2009	544,761	30,241	—	0.0%
M/C Acquisition Corp., L.L.C.(h),(l)	Education	First Lien Term Loan 1.00% Cash, 3/31/2018	8/10/2004	$2,318,121	1,190,838	8,058	0.0%
Texas Teachers of Tomorrow, LLC(h),(i)	Education	Common Stock	12/2/2015	750,000	750,000	792,681	0.6%
Texas Teachers of Tomorrow, LLC	Education	Second Lien Term Loan (3M USD LIBOR+9.75%), 11.77% Cash, 6/2/2021	12/2/2015	$10,000,000	9,934,492	10,000,000	7.0%
		Total Education			27,781,394	26,777,857	18.7%
TM Restaurant Group L.L.C.(h),(l)	Food and Beverage	First Lien Term Loan 14.50% PIK, 7/17/2017	7/17/2012	$9,358,694	9,358,694	9,133,149	6.3%
TM Restaurant Group L.L.C.(h),(l)	Food and Beverage	Revolver 14.50% PIK, 7/17/2017	5/1/2017	$398,645	398,644	389,037	0.3%
		Total Food and Beverage			9,757,338	9,522,186	6.6%
Censis Technologies, Inc.	Healthcare Services	First Lien Term Loan B (1M USD LIBOR+10.00%), 11.67% Cash, 7/24/2019	7/25/2014	$10,350,000	10,279,781	10,350,000	7.2%
Censis Technologies, Inc.(h),(i)	Healthcare Services	Limited Partner Interests	7/25/2014	999	999,000	1,578,840	1.1%
ComForCare Health Care	Healthcare Services	First Lien Term Loan (3M USD LIBOR+8.50%), 10.52% Cash, 1/31/2022	1/31/2017	$15,000,000	14,869,275	14,955,000	10.4%
Ohio Medical, LLC(h)	Healthcare Services	Common Stock	1/15/2016	5,000	500,000	238,069	0.2%
Ohio Medical, LLC	Healthcare Services	Senior Subordinated Note 12.00% Cash, 7/15/2021	1/15/2016	$7,300,000	7,250,224	6,635,570	4.6%

See accompanying notes to consolidated financial statements.

Saratoga Investment Corp.

Consolidated Schedule of Investments — (continued)
February 28, 2018

Company	Industry	Investment Interest Rate/Maturity	Original Acquisition Date	Principal/ Number of Shares	Cost	Fair Value(c)	% of Net Assets
Non-control/Non-affiliate investments – 199.1%(b) – (continued)
Pathway Partners Vet Management Company LLC	Healthcare Services	Second Lien Term Loan (1M USD LIBOR+8.00%), 9.67% Cash, 10/10/2025	10/20/2017	$2,083,333	$2,063,158	$2,062,500	1.4%
Pathway Partners Vet Management Company LLC(k)	Healthcare Services	Delayed Draw Term Loan (1M USD LIBOR+8.00%), 9.67% Cash, 10/10/2025	10/20/2017	$—	—	—	0.0%
Roscoe Medical, Inc.(h)	Healthcare Services	Common Stock	3/26/2014	5,081	508,077	352,097	0.3%
Roscoe Medical, Inc.	Healthcare Services	Second Lien Term Loan 11.25% Cash, 9/26/2019	3/26/2014	$4,200,000	4,171,558	3,900,960	2.7%
Zest Holdings, LLC(d)	Healthcare Services	Syndicated Loan (1M USD LIBOR+4.25%), 5.92% Cash, 8/16/2023	9/10/2013	$4,105,884	4,033,095	4,105,884	2.9%
		Total Healthcare Services			44,674,168	44,178,920	30.8%
HMN Holdco, LLC	Media	First Lien Term Loan 12.00% Cash, 7/8/2021	5/16/2014	$8,028,824	7,981,971	8,249,617	5.7%
HMN Holdco, LLC	Media	Delayed Draw First Lien Term Loan 12.00% Cash, 7/8/2021	5/16/2014	$4,800,000	4,764,872	4,938,000	3.4%
HMN Holdco, LLC(h)	Media	Class A Series, Expires 1/16/2025	1/16/2015	4,264	61,647	274,431	0.2%
HMN Holdco, LLC(h)	Media	Class A Warrant, Expires 1/16/2025	1/16/2015	30,320	438,353	1,565,118	1.1%
HMN Holdco, LLC(h)	Media	Warrants to Purchase Limited Liability Company Interests (Common), Expires 5/16/2024	1/16/2015	57,872	—	2,696,257	1.9%
HMN Holdco, LLC(h)	Media	Warrants to Purchase Limited Liability Company Interests (Preferred), Expires 5/16/2024	1/16/2015	8,139	—	435,518	0.3%
		Total Media			13,246,843	18,158,941	12.6%
Sub Total Non-control/Non-affiliate investments					281,534,277	286,061,722	199.1%
Affiliate investments – 8.5%(b)
GreyHeller LLC(f)	Business Services	First Lien Term Loan (3M USD LIBOR+11.00%), 13.02% Cash, 11/16/2021	11/17/2016	$7,000,000	6,944,319	7,106,501	5.0%
GreyHeller LLC(f),(k)	Business Services	Delayed Draw Term Loan B (3M USD LIBOR+11.00%), 13.02% Cash, 11/16/2021	11/17/2016	$—	—	—	0.0%
GreyHeller LLC(f),(h)	Business Services	Series A Preferred Units	11/17/2016	850,000	850,000	740,999	0.5%
		Total Business Services			7,794,319	7,847,500	5.5%
Elyria Foundry Company, L.L.C.(f),(h)	Metals	Common Stock	7/30/2010	60,000	9,685,028	3,433,800	2.4%
Elyria Foundry Company, L.L.C.(d),(f)	Metals	Second Lien Term Loan 15.00% PIK, 8/10/2022	7/30/2010	$879,264	879,264	879,264	0.6%
		Total Metals			10,564,292	4,313,064	3.0%
Sub Total Affiliate investments					18,358,611	12,160,564	8.5%

See accompanying notes to consolidated financial statements.

Saratoga Investment Corp.

Consolidated Schedule of Investments — (continued)
February 28, 2018

Company	Industry	Investment Interest Rate/Maturity	Original Acquisition Date	Principal/ Number of Shares	Cost	Fair Value(c)	% of Net Assets
Control investments – 30.9%(b)
Easy Ice, LLC(g)	Business Services	Preferred Equity 10.00% PIK	2/3/2017	$5,080,000	$8,761,000	$10,760,435	7.5%
Easy Ice, LLC(d),(g)	Business Services	Second Lien Term Loan (3M USD LIBOR+11.00%), 5.44% Cash/7.56% PIK, 2/28/2023	3/29/2013	$17,337,528	17,240,357	17,337,528	12.0%
		Total Business Services			26,001,357	28,097,963	19.5%
Saratoga Investment Corp. CLO 2013-1, Ltd.(a),(e),(g)	Structured Finance Securities	Other/Structured Finance Securities 32.21%, 10/20/2025	1/22/2008	$30,000,000	9,295,872	11,874,704	8.3%
Saratoga Investment Corp. Class F Note(a),(g)	Structured Finance Securities	Other/Structured Finance Securities (3M USD LIBOR+8.50%), 10.52%, 10/20/2025	10/17/2013	$4,500,000	4,500,000	4,499,100	3.1%
		Total Structured Finance Securities			13,795,872	16,373,804	11.4%
Sub Total Control investments					39,797,229	44,471,767	30.9%
TOTAL INVESTMENTS – 238.5%(b)					$339,690,117	$342,694,053	238.5%

				Number of Shares	Cost	Fair Value	% of Net Assets
Cash and cash equivalents and cash and cash equivalent, reserve accounts – 9.6%(b)
U.S. Bank Money Market(m)				13,777,491	$13,777,491	$13,777,491	9.6%
Total cash and cash equivalents and cash and cash equivalents, reserve accounts				13,777,491	$13,777,491	$13,777,491	9.6%

____________

(a)      Represents a non-qualifying investment as defined under Section 55 (a) of the Investment Company Act of 1940, as amended. Non-qualifying assets represent 4.8% of the Company’s portfolio at fair value. As a BDC, the Company can only invest 30% of its portfolio in non-qualifying assets.

(b)      Percentages are based on net assets of $143,691,367 as of February 28, 2018.

(c)      Because there is no readily available market value for these investments, the fair values of these investments were determined using significant unobservable inputs and approved in good faith by our board of directors. These investments have been included as Level 3 in the Fair Value Hierarchy (see Note 3 to the consolidated financial statements).

(d)      These securities are either fully or partially pledged as collateral under a senior secured revolving credit facility (see Note 7 to the consolidated financial statements).

(e)      This investment does not have a stated interest rate that is payable thereon. As a result, the 32.21% interest rate in the table above represents the effective interest rate currently earned on the investment cost and is based on the current cash interest and other income generated by the investment.

(f)      As defined in the Investment Company Act, this portfolio company is an Affiliate as we own between 5.0% and 25.0% of the voting securities. Transactions during the year ended February 28, 2018 in which the issuer was an Affiliate are as follows:

Company	Purchases	Sales	Total Interest from Investments	Management and Incentive Fee Income	Net Realized Gain (Loss) from Investments	Net Change in Unrealized Appreciation
GreyHeller LLC	$—	$—	$886,948	$—	$—	$56,322
Elyria Foundry Company, L.L.C.	800,000	—	80,460	—	—	762,001
Total	$800,000	$—	$967,408	$—	$—	$818,323

See accompanying notes to consolidated financial statements.

Saratoga Investment Corp.

Consolidated Schedule of Investments — (continued)
February 28, 2018

(g)      As defined in the Investment Company Act, we “Control” this portfolio company because we own more than 25% of the portfolio company’s outstanding voting securities. Transactions during the year ended February 28, 2018 in which the issuer was both an Affiliate and a portfolio company that we Control are as follows:

Company	Purchases	Sales	Total Interest from Investments	Management and Incentive Fee Income	Net Realized Gain from Investments	Net Change in Unrealized Appreciation (Depreciation)
Easy Ice, LLC	$—	$(10,180,000)	$3,656,285	$—	$166	$1,880,768
Saratoga Investment Corp. CLO 2013-1, Ltd.	—	—	2,429,680	2,100,685	—	1,947,957
Saratoga Investment Corp. Class F Note	—	—	423,903	—	—	(450)
Total	$—	$(10,180,000)	$6,509,868	$2,100,685	$166	$3,828,275

(h)      Non-income producing at February 28, 2018.

(i)      Includes securities issued by an affiliate of the company.

(j)      The investment has an unfunded commitment as of February 28, 2018 (see Note 8 to the consolidated financial statements).

(k)      The entire commitment was unfunded at February 28, 2018. As such, no interest is being earned on this investment (see Note 8 to the consolidated financial statements).

(l)      At February 28, 2018, the investment was on non-accrual status. The fair value of these investments was approximately $9.5 million, which represented 2.8% of the Company’s portfolio.

(m)    Included within cash and cash equivalents and cash and cash equivalents, reserve accounts in the Company’s consolidated statements of assets and liabilities as of February 28, 2018.

LIBOR — London Interbank Offered Rate

1M USD LIBOR — The 1 month USD LIBOR rate as of February 28, 2018 was 1.67%.

3M USD LIBOR — The 3 month USD LIBOR rate as of February 28, 2018 was 2.02%.

PIK — Payment-in-Kind (see Note 2 to the consolidated financial statements)

See accompanying notes to consolidated financial statements.

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 1. Organization

Saratoga Investment Corp. (the “Company”, “we”, “our” and “us”) is a non-diversified closed end management investment company incorporated in Maryland that has elected to be treated and is regulated as a business development company (“BDC”) under the Investment Company Act of 1940 (the “1940 Act”). The Company commenced operations on March 23, 2007 as GSC Investment Corp. and completed the initial public offering (“IPO”) on March 28, 2007. The Company has elected to be treated as a regulated investment company (“RIC”) under subchapter M of the Internal Revenue Code (the “Code”). The Company expects to continue to qualify and to elect to be treated, for tax purposes, as a RIC. The Company’s investment objective is to generate current income and, to a lesser extent, capital appreciation from its investments.

GSC Investment, LLC (the “LLC”) was organized in May 2006 as a Maryland limited liability company. As of February 28, 2007, the LLC had not yet commenced its operations and investment activities.

On March 21, 2007, the Company was incorporated and concurrently therewith the LLC was merged with and into the Company, with the Company as the surviving entity, in accordance with the procedure for such merger in the LLC’s limited liability company agreement and Maryland law. In connection with such merger, each outstanding limited liability company interest of the LLC was converted into a share of common stock of the Company.

On July 30, 2010, the Company changed its name from “GSC Investment Corp.” to “Saratoga Investment Corp.” in connection with the consummation of a recapitalization transaction.

The Company is externally managed and advised by the investment adviser, Saratoga Investment Advisors, LLC (the “Manager”), pursuant to a management agreement (the “Management Agreement”). Prior to July 30, 2010, the Company was managed and advised by GSCP (NJ), L.P.

The Company has established wholly-owned subsidiaries, SIA-Avionte, Inc., SIA-Easy Ice, LLC, SIA-GH, Inc., SIA-HT, Inc., SIA-MAC, Inc., SIA-TT, Inc. and SIA-Vector, Inc., which are structured as Delaware entities, or tax blockers (“Taxable Blockers”), to hold equity or equity-like investments in portfolio companies organized as limited liability companies, or LLCs (or other forms of pass through entities). Tax blockers are consolidated for accounting purposes but are not consolidated for income tax purposes and may incur income tax expense as a result of their ownership of portfolio companies.

On March 28, 2012, our wholly-owned subsidiary, Saratoga Investment Corp. SBIC, LP (“SBIC LP”), received a Small Business Investment Company (“SBIC”) license from the Small Business Administration (“SBA”).

On September 27, 2018, the SBA issued a “green light” letter inviting us to file a formal license application for a second SBIC license. If approved, the additional SBIC license would provide the Company with an incremental source of long-term capital by permitting us to issue, subject to SBA approval, up to $175.0 million of additional SBA-guaranteed debentures in addition to the $150.0 million already approved under the Company’s first license. Receipt of a green light letter from the SBA does not assure an applicant that the SBA will ultimately issue an SBIC license and the Company has received no assurance or indication from the SBA that it will receive an additional SBIC license, or of the timeframe in which it would receive an additional license, should one ultimately be granted.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”), are stated in U.S. Dollars and include the accounts of the Company and its special purpose financing subsidiaries, Saratoga Investment Funding, LLC (previously known as GSC Investment Funding LLC), SBIC LP, SIA-Avionte, Inc., SIA-Easy Ice, LLC, SIA-GH, Inc., SIA-HT, Inc., SIA-MAC, Inc., SIA-TT, Inc. and SIA-Vector, Inc. All intercompany accounts and transactions have been eliminated in consolidation. All references made to the “Company,” “we,” and “us” herein include Saratoga Investment Corp. and its consolidated subsidiaries, except as stated otherwise.

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 2. Summary of Significant Accounting Policies (cont.)

The Company and SBIC LP are both considered to be investment companies for financial reporting purposes and have applied the guidance in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, “Financial Services — Investment Companies” (“ASC 946”). There have been no changes to the Company or SBIC LP’s status as investment companies during the year ended February 28, 2019.

Use of Estimates in the Preparation of Financial Statements

The preparation of the accompanying consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and income, gains (losses) and expenses during the period reported. Actual results could differ materially from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include short-term, liquid investments in a money market fund. Cash and cash equivalents are carried at cost which approximates fair value. Per section 12(d)(1)(A) of the 1940 Act, the Company may not invest in another registered investment company such as, a money market fund if such investment would cause the Company to exceed any of the following limitations:

•        we were to own more than 3.0% of the total outstanding voting stock of the money market fund;

•        we were to hold securities in the money market fund having an aggregate value in excess of 5.0% of the value of our total assets, except as allowed pursuant to Rule 12d1-1 of Section 12(d)(1) of the 1940 Act which is designed to permit “cash sweep” arrangements rather than investments directly in short-term instruments; or

•        we were to hold securities in money market funds and other registered investment companies and BDCs having an aggregate value in excess of 10.0% of the value of our total assets.

As of February 28, 2019, the Company did not exceed any of these limitations.

Cash and Cash Equivalents, Reserve Accounts

Cash and cash equivalents, reserve accounts include amounts held in designated bank accounts in the form of cash and short- term liquid investments in money market funds, representing payments received on secured investments or other reserved amounts associated with the Company’s $45.0 million senior secured revolving credit facility with Madison Capital Funding LLC. The Company is required to use these amounts to pay interest expense, reduce borrowings, or pay other amounts in accordance with the terms of the senior secured revolving credit facility.

In addition, cash and cash equivalents, reserve accounts also include amounts held in designated bank accounts, in the form of cash and short-term liquid investments in money market funds, within our wholly-owned subsidiary, SBIC LP.

The statements of cash flows explain the change during the period in the total of cash, cash equivalents and amounts generally described as restricted cash and restricted cash equivalents when reconciling the beginning-of-period and end-of-period total amounts.

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 2. Summary of Significant Accounting Policies (cont.)

The following table provides a reconciliation of cash and cash equivalents and cash and cash equivalents, reserve accounts reported within the consolidated statements of assets and liabilities that sum to the total of the same such amounts shown in the consolidated statements of cash flows:

	February 28, 2019	February 28, 2018	February 28, 2017
Cash and cash equivalents	$30,799,068	$3,927,579	$9,306,543
Cash and cash equivalents, reserve accounts	31,295,326	9,849,912	12,781,425
Total cash and cash equivalents and cash and cash equivalents, reserve accounts	$62,094,394	$13,777,491	$22,087,968

Investment Classification

The Company classifies its investments in accordance with the requirements of the 1940 Act. Under the 1940 Act, “Control Investments” are defined as investments in companies in which we own more than 25.0% of the voting securities or maintain greater than 50.0% of the board representation. Under the 1940 Act, “Affiliated Investments” are defined as those non-control investments in companies in which we own between 5.0% and 25.0% of the voting securities. Under the 1940 Act, “Non-affiliated Investments” are defined as investments that are neither Control Investments nor Affiliated Investments.

Investment Valuation

The Company accounts for its investments at fair value in accordance with the FASB ASC Topic 820, Fair Value Measurement (“ASC 820”). ASC 820 defines fair value, establishes a framework for measuring fair value, establishes a fair value hierarchy based on the quality of inputs used to measure fair value and enhances disclosure requirements for fair value measurements. ASC 820 requires the Company to assume that its investments are to be sold or its liabilities are to be transferred at the balance sheet date in the principal market to independent market participants, or in the absence of a principal market, in the most advantageous market, which may be a hypothetical market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact.

Investments for which market quotations are readily available are fair valued at such market quotations obtained from independent third party pricing services and market makers subject to any decision by our board of directors to approve a fair value determination to reflect significant events affecting the value of these investments. We value investments for which market quotations are not readily available at fair value as approved, in good faith, by our board of directors based on input from our Manager, the audit committee of our board of directors and a third party independent valuation firm. Determinations of fair value may involve subjective judgments and estimates. The types of factors that may be considered in determining the fair value of our investments include the nature and realizable value of any collateral, the portfolio company’s ability to make payments, market yield trend analysis, the markets in which the portfolio company does business, comparison to publicly traded companies, discounted cash flow and other relevant factors.

The Company undertakes a multi-step valuation process each quarter when valuing investments for which market quotations are not readily available, as described below:

•        Each investment is initially valued by the responsible investment professionals of Saratoga Investment Advisors and preliminary valuation conclusions are documented, reviewed and discussed with our senior management; and

•        An independent valuation firm engaged by our board of directors independently reviews a selection of these preliminary valuations each quarter so that the valuation of each investment for which market quotes are not readily available is reviewed by the independent valuation firm at least once each fiscal year.

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 2. Summary of Significant Accounting Policies (cont.)

In addition, all our investments are subject to the following valuation process:

•        The audit committee of our board of directors reviews and approves each preliminary valuation and our Manager and independent valuation firm (if applicable) will supplement the preliminary valuation to reflect any comments provided by the audit committee; and

•        Our board of directors discusses the valuations and approves the fair value of each investment, in good faith, based on the input of our Manager, independent valuation firm (to the extent applicable) and the audit committee of our board of directors.

The Company’s investment in Saratoga Investment Corp. CLO 2013-1, Ltd. (“Saratoga CLO”) is carried at fair value, which is based on a discounted cash flow model that utilizes prepayment, re-investment and loss assumptions based on historical experience and projected performance, economic factors, the characteristics of the underlying cash flow, and comparable yields for equity interests in collateralized loan obligation funds similar to Saratoga CLO, when available, as determined by our Manager and recommended to our board of directors. Specifically, we use Intex cash flow models, or an appropriate substitute, to form the basis for the valuation of our investment in Saratoga CLO. The models use a set of assumptions including projected default rates, recovery rates, reinvestment rates and prepayment rates in order to arrive at estimated valuations. The assumptions are based on available market data and projections provided by third parties as well as management estimates. The Company uses the output from the Intex models (i.e., the estimated cash flows) to perform a discounted cash flow analysis on expected future cash flows to determine the valuation for our investment in Saratoga CLO.

Because such valuations, and particularly valuations of private investments and private companies, are inherently uncertain, they may fluctuate over short periods of time and may be based on estimates. The determination of fair value may differ materially from the values that would have been used if a ready market for these investments existed. The Company’s net asset value could be materially affected if the determinations regarding the fair value of our investments were materially higher or lower than the values that we ultimately realize upon the disposal of such investments.

Derivative Financial Instruments

The Company accounts for derivative financial instruments in accordance with FASB ASC Topic 815, Derivatives and Hedging (“ASC 815”). ASC 815 requires recognizing all derivative instruments as either assets or liabilities on the consolidated statements of assets and liabilities at fair value. The Company values derivative contracts at the closing fair value provided by the counterparty. Changes in the values of derivative contracts are included in the consolidated statements of operations.

Investment Transactions and Income Recognition

Purchases and sales of investments and the related realized gains or losses are recorded on a trade-date basis. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on an accrual basis to the extent that such amounts are expected to be collected. The Company stops accruing interest on its investments when it is determined that interest is no longer collectible. Discounts and premiums on investments purchased are accreted/amortized over the life of the respective investment using the effective yield method. The amortized cost of investments represents the original cost adjusted for the accretion of discounts and amortization of premiums on investments.

Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected. Accrued interest is generally reserved when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as a reduction in principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 2. Summary of Significant Accounting Policies (cont.)

principal and interest is paid and, in management’s judgment, are likely to remain current, although we may make exceptions to this general rule if the loan has sufficient collateral value and is in the process of collection. At February 28, 2019, certain investments in four portfolio companies, including preferred equity interests, were on non-accrual status with a fair value of approximately $5.7 million, or 1.4% of the fair value of our portfolio. At February 28, 2018, certain investments in two portfolio companies were on non-accrual status with a fair value of approximately $9.5 million, or 2.8% of the fair value of our portfolio.

Interest income on our investment in Saratoga CLO is recorded using the effective interest method in accordance with the provisions of ASC Topic 325, Investments — Other, Beneficial Interests in Securitized Financial Assets, (“ASC 325”), based on the anticipated yield and the estimated cash flows over the projected life of the investment. Yields are revised when there are changes in actual or estimated cash flows due to changes in prepayments and/or re-investments, credit losses or asset pricing. Changes in estimated yield are recognized as an adjustment to the estimated yield over the remaining life of the investment from the date the estimated yield was changed.

Adoption of ASC 606

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (“ASC 606”), which supersedes the revenue recognition requirements in Revenue Recognition (“ASC 605”). In May 2016, ASU 2016-12 amended ASU 2014-09 and deferred the effective period for annual periods beginning after December 15, 2017.

Under the new guidance, the Company recognizes revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. Under this standard, revenue is based on a contract with a determinable transaction price and distinct performance obligations with probable collectability. Revenues cannot be recognized until the performance obligation(s) are satisfied and control is transferred to the customer. Management has concluded that the majority of its revenues associated with financial instruments are scoped out of ASC 606, and has concluded that the only significant impact relates to the timing of the recognition of the CLO incentive fee income. The adoption of ASC 606 did not have an impact on the Company’s management fee income or investment income.

The Company adopted ASC 606 to all applicable contracts under the modified retrospective approach using the practical expedient provided for within paragraph 606-10-65-1(f)(4); therefore, the presentation of prior year periods has not been adjusted. The Company recognized the cumulative effect of initially adopting ASC 606 as an adjustment to the opening balance of components of equity as of March 1, 2018.

Incentive Fee Income

Incentive fee income is recognized based on the performance of Saratoga CLO during the period, subject to the achievement of minimum return levels in accordance with the terms set out in the investment management agreement between the Company and Saratoga CLO. Incentive fee income is realized in cash on a quarterly basis. Once realized, such fees are no longer subject to reversal.

Upon the adoption of ASC 606, the Company recognizes incentive fee income only when the amount is realized and no longer subject to reversal. Therefore, the Company no longer recognizes unrealized incentive fee income in the consolidated financial statements. The adoption of ASC 606 results in the delayed recognition of unrealized incentive fee income in the consolidated financial statements until they become realized at the end of the measurement period and all uncertainties are eliminated, which is typically quarterly.

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 2. Summary of Significant Accounting Policies (cont.)

The Company adopted ASC 606 for incentive fee income using the modified retrospective approach with an effective date of March 1, 2018. The cumulative effect of the adoption resulted in the reversal of $0.07 million of unrealized incentive fee income and is presented as a reduction to the opening balances of components of equity as of March 1, 2018.

The following table presents the impact of incentive fee income on the consolidated statement of assets and liabilities upon the adoption of ASC 606 effective March 1, 2018:

Consolidated Statement of Assets and Liabilities

	February 28, 2018
	As Reported	Adjustments(1)	As Adjusted for Adoption of ASC 606
Management and incentive fee receivable	$233,024	$(65,300)	$167,724
Total assets	360,336,361	(65,300)	360,271,061
Cumulative effect adjustment for Adoption of ASC 606	—	(65,300)	(65,300)
Total net assets	143,691,367	(65,300)	143,626,067
NET ASSET VALUE PER SHARE	$22.96	$(0.01)	$22.95

____________

(1)      Unrealized incentive fee receivable balance as of February 28, 2018.

In conjunction with the third refinancing and issuance of the Saratoga CLO’s 2013-1 Reset CLO Notes (the “2013-1 Reset CLO Notes”) on December 14, 2018, the Company is no longer entitled to receive an incentive management fee from Saratoga CLO. See Note 4 for additional information. Prior to the refinancing, the Company received $0.6 million in incentive fees from the Saratoga CLO and is reported as incentive fee income on the Company’s consolidated statement of operations for the year ended February 28, 2019.

Without the adoption of ASC 606, there was no impact to the consolidated statement of assets and liabilities as of February 28, 2019. For the year ended February 28, 2019, the impact on the consolidated statement of operations without the adoption of ASC 606 is shown in the table below:

Consolidated Statements of Operations

	For the Year Ended February 28, 2019
	As Reported	Adjustments	Without Adoption of ASC 606
Incentive fee income	$633,232	$(65,300)	$567,932
Total investment income	47,707,963	(65,300)	47,642,663
NET INVESTMENT INCOME	18,302,209	(65,300)	18,236,909
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	18,509,370	(65,300)	18,444,070
WEIGHTED AVERAGE – BASIC AND DILUTED EARNINGS PER COMMON SHARE	$2.63	$(0.01)	$2.62

Other Income

Other income includes dividends received, origination fees, structuring fees and advisory fees, and is recorded in the consolidated statements of operations when earned.

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 2. Summary of Significant Accounting Policies (cont.)

Payment-in-Kind Interest

The Company holds debt and preferred equity investments in its portfolio that contain a payment-in-kind (“PIK”) interest provision. The PIK interest, which represents contractually deferred interest added to the investment balance that is generally due at maturity, is generally recorded on the accrual basis to the extent such amounts are expected to be collected. We stop accruing PIK interest if we do not expect the issuer to be able to pay all principal and interest when due.

Deferred Debt Financing Costs

Financing costs incurred in connection with our credit facility and notes are deferred and amortized using the straight-line method over the life of the respective facility and debt securities. Financing costs incurred in connection with our SBA debentures are deferred and amortized using the straight-line method over the life of the debentures.

The Company presents deferred debt financing costs on the balance sheet as a contra-liability as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts.

Contingencies

In the ordinary course of business, the Company may enter into contracts or agreements that contain indemnifications or warranties. Future events could occur that lead to the execution of these provisions against the Company. Based on its history and experience, management feels that the likelihood of such an event is remote. Therefore, the Company has not accrued any liabilities in connection with such indemnifications.

In the ordinary course of business, the Company may directly or indirectly be a defendant or plaintiff in legal actions with respect to bankruptcy, insolvency or other types of proceedings. Such lawsuits may involve claims that could adversely affect the value of certain financial instruments owned by the Company.

Income Taxes

The Company has elected to be treated for tax purposes as a RIC under the Code and, among other things, intends to make the requisite distributions to its stockholders which will relieve the Company from federal income taxes. Therefore, no provision has been recorded for federal income taxes, except as related to the Taxable Blockers when applicable.

In order to qualify as a RIC, among other requirements, the Company is required to timely distribute to its stockholders at least 90.0% of its investment company taxable income, as defined by the Code, for each fiscal tax year. The Company will be subject to a nondeductible U.S. federal excise tax of 4.0% on undistributed income if it does not distribute at least 98.0% of its ordinary income in any calendar year and 98.2% of its capital gain net income for each one-year period ending on October 31.

Depending on the level of taxable income earned in a tax year, the Company may choose to carry forward taxable income in excess of current year dividend distributions into the next tax year and pay a 4.0% excise tax on such income, as required. To the extent that the Company determines that its estimated current year annual taxable income will be in excess of estimated current year dividend distributions for excise tax purposes, the Company accrues excise tax, if any, on estimated excess taxable income as taxable income is earned.

In accordance with certain applicable U.S. Treasury regulations and private letter rulings issued by the Internal Revenue Service (“IRS”), a RIC may treat a distribution of its own stock as fulfilling its RIC distribution requirements if each stockholder may elect to receive his or her entire distribution in either cash or stock of the RIC subject to a limitation on the aggregate amount of cash to be distributed to all stockholders, which limitation must be at least 20.0% of the aggregate declared distribution. If too many stockholders elect to receive cash, each stockholder electing to receive cash will receive a pro rata amount of cash (with the balance of the distribution paid in stock).

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 2. Summary of Significant Accounting Policies (cont.)

In no event will any stockholder, electing to receive cash, receive less than 20.0% of his or her entire distribution in cash. If these and certain other requirements are met, for U.S federal income tax purposes, the amount of the dividend paid in stock will be equal to the amount of cash that could have been received instead of stock.

The Company may utilize wholly-owned holding companies taxed under Subchapter C of the Code or tax blockers, when making equity investments in portfolio companies taxed as pass-through entities to meet its source-of-income requirements as a RIC. Taxable Blockers are consolidated in the Company’s GAAP financial statements and may result in current and deferred federal and state income tax expense with respect to income derived from those investments. Such income, net of applicable income taxes, is not included in the Company’s tax-basis net investment income until distributed by the Taxable Blocker, which may result in timing and character differences between the Company’s GAAP and tax-basis net investment income and realized gains and losses. Income tax expense or benefit from Taxable Blockers related to net investment income are included in total operating expenses, while any expense or benefit related to federal or state income tax originated for capital gains and losses are included together with the applicable net realized or unrealized gain or loss line item. Deferred tax assets of the Taxable Blockers are reduced by a valuation allowance when, in the opinion of management, it is more-likely than-not that some portion or all of the deferred tax assets will not be realized.

FASB ASC Topic 740, Income Taxes, (“ASC 740”), provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. ASC 740 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions deemed to meet a “more-likely-than-not” threshold would be recorded as a tax benefit or expense in the current period. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits as income tax expense on the consolidated statements of operations. During the fiscal year ended February 28, 2019, the Company did not incur any interest or penalties. Although we file federal and state tax returns, our major tax jurisdiction is federal. The 2016, 2017 and 2018 federal tax years for the Company remain subject to examination by the IRS. As of February 28, 2019 and February 28, 2018, there were no uncertain tax positions. The Company is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will change significantly in the next 12 months.

Dividends

Dividends to common stockholders are recorded on the ex-dividend date. The amount to be paid out as a dividend is determined by the board of directors. Net realized capital gains, if any, are generally distributed at least annually, although we may decide to retain such capital gains for reinvestment.

We have adopted a dividend reinvestment plan (“DRIP”) that provides for reinvestment of our dividend distributions on behalf of our stockholders unless a stockholder elects to receive cash. As a result, if our board of directors authorizes, and we declare, a cash dividend, then our stockholders who have not “opted out” of the DRIP by the dividend record date will have their cash dividends automatically reinvested into additional shares of our common stock, rather than receiving the cash dividends. We have the option to satisfy the share requirements of the DRIP through the issuance of new shares of common stock or through open market purchases of common stock by the DRIP plan administrator.

Capital Gains Incentive Fee

The Company records an expense accrual on the consolidated statements of operations, relating to the capital gains incentive fee payable on the consolidated statements of assets and liabilities, by the Company to the Manager when the net realized and unrealized gain on its investments exceed all net realized and unrealized capital losses on its investments given the fact that a capital gains incentive fee would be owed to the Manager if the Company were to liquidate its investment portfolio at such time.

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 2. Summary of Significant Accounting Policies (cont.)

The actual incentive fee payable to the Company’s Manager related to capital gains will be determined and payable in arrears at the end of each fiscal year and will include only realized capital gains net of realized and unrealized losses for the period.

Regulatory Matters

In August 2018, the SEC issued Final Rule Release No. 33-10532, Disclosure Update and Simplification, which in part amends certain disclosure requirements of Regulation S-X that have become redundant, duplicative, overlapping, outdated, or superseded, in light of other Commission disclosure requirements, U.S. GAAP or changes in the information environment. The amendments are intended to facilitate the disclosure of information to investors and simplify compliance without significantly altering the total mix of information provided to investors. The effective date for these disclosures was November 5, 2018. Management has adopted these amendments as currently required and these are reflected in the Company’s consolidated financial statements and related disclosures. The presentation of certain prior year information has been adjusted to conform with these amendments.

New Accounting Pronouncements

In August 2018, FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The primary focus of ASU 2018-13 is to improve the effectiveness of the disclosure requirements for fair value measurements. The changes affect all companies that are required to include fair value measurement disclosures. In general, the amendments in ASU 2018-13 are effective for all entities for fiscal years and interim periods within those fiscal years, beginning after December 15, 2019. An entity is permitted to early adopt the removed or modified disclosures upon the issuance of ASU 2018-13 and may delay adoption of the additional disclosures, which are required for public companies only, until their effective date. Management has assessed these changes and does not believe they would have a material impact on the Company’s consolidated financial statements and disclosures.

In March 2017, the FASB issued ASU 2017-08, Receivables — Nonrefundable Fees and Other Costs (Subtopic 310-20), Premium Amortization on Purchased Callable Debt Securities (“ASU 2017-08”) which amends the amortization period for certain purchased callable debt securities held at a premium, shortening such period to the earliest call date. ASU 2017-08 does not require any accounting change for debt securities held at a discount; the discount continues to be amortized to maturity. ASU 2017-08 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Management has assessed these changes and does not believe they would have a material impact on the Company’s consolidated financial statements and disclosures.

In February 2016, the FASB issued ASU 2016-02, Amendments to the Leases (“ASU Topic 842”), which will require for all operating leases the recognition of a right-of-use asset and a lease liability, in the statement of financial position. The lease cost will be allocated over the lease term on a straight-line basis. This guidance is effective for annual and interim periods beginning after December 15, 2018. Management is currently evaluating the impact these changes will have on the Company’s consolidated financial statements and disclosures.

Risk Management

In the ordinary course of its business, the Company manages a variety of risks, including market risk and credit risk. Market risk is the risk of potential adverse changes to the value of investments because of changes in market conditions such as interest rate movements and volatility in investment prices.

Credit risk is the risk of default or non-performance by portfolio companies, equivalent to the investment’s carrying amount. The Company is also exposed to credit risk related to maintaining all of its cash and cash equivalents, including those in reserve accounts, at a major financial institution and credit risk related to any of its derivative counterparties.

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 2. Summary of Significant Accounting Policies (cont.)

The Company has investments in lower rated and comparable quality unrated high yield bonds and bank loans. Investments in high yield investments are accompanied by a greater degree of credit risk. The risk of loss due to default by the issuer is significantly greater for holders of high yield securities, because such investments are generally unsecured and are often subordinated to other creditors of the issuer.

Note 3. Investments

As noted above, the Company values all investments in accordance with ASC 820. ASC 820 requires enhanced disclosures about assets and liabilities that are measured and reported at fair value. As defined in ASC 820, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

ASC 820 establishes a hierarchal disclosure framework which prioritizes and ranks the level of market price observability of inputs used in measuring investments at fair value. Market price observability is affected by a number of factors, including the type of investment and the characteristics specific to the investment. Investments with readily available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

Based on the observability of the inputs used in the valuation techniques, the Company is required to provide disclosures on fair value measurements according to the fair value hierarchy. The fair value hierarchy ranks the observability of the inputs used to determine fair values. Investments carried at fair value are classified and disclosed in one of the following three categories:

•        Level 1 — Valuations based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

•        Level 2 — Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date. Such inputs may be quoted prices for similar assets or liabilities, quoted markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full character of the financial instrument, or inputs that are derived principally from, or corroborated by, observable market information. Investments which are generally included in this category include illiquid debt securities and less liquid, privately held or restricted equity securities, for which some level of recent trading activity has been observed.

•        Level 3 — Pricing inputs are unobservable for the investment and includes situations where there is little, if any, market activity for the investment. The inputs may be based on the Company’s own assumptions about how market participants would price the asset or liability or may use Level 2 inputs, as adjusted, to reflect specific investment attributes relative to a broader market assumption. These inputs into the determination of fair value may require significant management judgment or estimation. Even if observable market data for comparable performance or valuation measures (earnings multiples, discount rates, other financial/valuation ratios, etc.) are available, such investments are grouped as Level 3 if any significant data point that is not also market observable (private company earnings, cash flows, etc.) is used in the valuation methodology.

In addition to using the above inputs in investment valuations, the Company continues to employ the valuation policy approved by the board of directors that is consistent with ASC 820 and the 1940 Act (see Note 2). Consistent with our valuation policy, we evaluate the source of inputs, including any markets in which our investments are trading, in determining fair value.

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 3. Investments (cont.)

The following table presents fair value measurements of investments, by major class, as of February 28, 2019 (dollars in thousands), according to the fair value hierarchy:

	Fair Value Measurements
	Level 1	Level 2	Level 3	Total
First lien term loans	$—	$—	$202,846	$202,846
Second lien term loans	—	—	125,786	125,786
Unsecured term loans	—	—	2,100	2,100
Structured finance securities	—	—	35,328	35,328
Equity interests	—	—	35,960	35,960
Total	$—	$—	$402,020	$402,020

The following table presents fair value measurements of investments, by major class, as of February 28, 2018 (dollars in thousands), according to the fair value hierarchy:

	Fair Value Measurements
	Level 1	Level 2	Level 3	Total
Syndicated loans	$—	$—	$4,106	$4,106
First lien term loans	—	—	197,359	197,359
Second lien term loans	—	—	95,075	95,075
Structured finance securities	—	—	16,374	16,374
Equity interests	—	—	29,780	29,780
Total	$—	$—	$342,694	$342,694

The following table provides a reconciliation of the beginning and ending balances for investments that use Level 3 inputs for the year ended February 28, 2019 (dollars in thousands):

	Syndicated loans	First lien term loans	Second lien term loans	Unsecured term loans	Structured finance securities	Equity interests	Total
Balance as of February 28, 2018	$4,106	$197,359	$95,075	$—	$16,374	$29,780	$342,694
Net change in unrealized appreciation (depreciation) on investments	(73)	412	(1,690)	(116)	(767)	(666)	(2,900)
Purchases and other adjustments to cost	73	90,680	50,712	20,000	24,269	7,346	193,080
Sales and repayments	(4,106)	(85,431)	(18,311)	(17,784)	(4,548)	(5,548)	(135,728)
Net realized gain (loss) from investments	—	(174)	—	—	—	5,048	4,874
Balance as of February 28, 2019	$—	$202,846	$125,786	$2,100	$35,328	$35,960	$402,020
Net change in unrealized appreciation (depreciation) for the year relating to those Level 3 assets that were still held by the Company at the end of the year	$—	$905	$(1,599)	$(116)	$(768)	$3,805	$2,227

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 3. Investments (cont.)

Purchases and other adjustments to cost include purchases of new investments at cost, effects of refinancing/restructuring, accretion/amortization of income from discount/premium on debt securities, and PIK.

Sales and repayments represent net proceeds received from investments sold, and principal paydowns received, during the year.

Transfers and restructurings, if any, are recognized at the beginning of the period in which they occur. There were no restructures in or out of Levels 1, 2, or 3 during the year ended February 28, 2019.

The following table provides a reconciliation of the beginning and ending balances for investments that use Level 3 inputs for the year ended February 28, 2018 (dollars in thousands):

	Syndicated loans	First lien term loans	Second lien term loans	Structured finance securities	Equity interests	Total
Balance as of February 28, 2017	$9,823	$159,097	$87,750	$15,450	$20,541	$292,661
Net change in unrealized appreciation (depreciation) on investments	(82)	1,790	2,242	1,948	4,927	10,825
Purchases and other adjustments to cost	65	93,061	14,982	104	3,185	111,397
Sales and repayments	(5,642)	(14,124)	(42,023)	(1,137)	(3,386)	(66,312)
Net realized gain (loss) from investments	(58)	(11)	(7,713)	9	1,896	(5,877)
Restructures in	—	—	39,837	—	2,617	42,454
Restructures out	—	(42,454)	—	—	—	(42,454)
Balance as of February 28, 2018	$4,106	$197,359	$95,075	$16,374	$29,780	$342,694
Net change in unrealized appreciation (depreciation) for the year relating to those Level 3 assets that were still held by the Company at the end of the year	$(25)	$1,867	$(575)	$1,947	$5,579	$8,793

Restructures in and out for the year ended February 28, 2018 included a restructure of Easy Ice, LLC of $26.7 million from a first lien term loan to a second lien term loan; a restructure of Mercury Funding, LLC’s first lien term loan of $15.8 million to a second lien term loan; and a restructure of My Alarm Center, LLC’s second lien term loan of $2.6 million to an equity interest.

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 3. Investments (cont.)

The valuation techniques and significant unobservable inputs used in recurring Level 3 fair value measurements of assets as of February 28, 2019 were as follows (dollars in thousands):

	Fair Value	Valuation Technique	Unobservable Input	Range	Weighted Average*
First lien term loans	$202,846	Market Comparables	Market Yield (%)	8.6% – 13.2%	11.0%
			EBITDA Multiples (x)	3.0x	3.0x
Second lien term loans	125,786	Market Comparables	Market Yield (%)	10.5% – 41.1%	12.8%
			EBITDA Multiples (x)	5.0x	5.0x
Unsecured term loans	2,100	Market Comparables	Market Yield (%)	15.00%	15.0%
			EBITDA Multiples (x)	4.8x	4.8x
Structured finance securities	35,328	Discounted Cash Flow	Discount Rate (%)	9.0% – 15.0%	13.6%
Equity interests	35,960	Market Comparables	EBITDA Multiples (x)	4.0x – 14.7x	6.7x
			Revenue Multiples (x)	0.6x – 39.6x	10.1x
Total	$402,020

____________

*        The weighted average in the table above is calculated based on each investment’s fair value weighting, using the applicable unobservable input.

The valuation techniques and significant unobservable inputs used in recurring Level 3 fair value measurements of assets as of February 28, 2018 were as follows (dollars in thousands):

	Fair Value	Valuation Technique	Unobservable Input	Range	Weighted Average*
Syndicated loans	$4,106	Market Comparables	Third-Party Bid (%)	100.0%	100.0%
First lien term loans	197,359	Market Comparables	Market Yield (%)	7.3% – 13.4%	10.9%
			EBITDA Multiples (x)	3.0x	3.0x
			Third-Party Bid (%)	97.6% – 100.1%	98.7%
Second lien term loans	95,075	Market Comparables	Market Yield (%)	10.0% – 16.5%	12.2%
			EBITDA Multiples (x)	5.0x	5.0x
			Third-Party Bid (%)	100.0%	100.0%
Structured finance securities	16,374	Discounted Cash Flow	Discount Rate (%)	8.5% – 15.0%	15.0%
Equity interests	29,780	Market Comparables	EBITDA Multiples (x)	4.0x – 14.0x	7.5x
			Revenue Multiples (x)	0.6x – 39.6x	18.7x
Total	$342,694

____________

*        The weighted average in the table above is calculated based on each investment’s fair value weighting, using the applicable unobservable input.

For investments utilizing a market comparables valuation technique, a significant increase (decrease) in the market yield, in isolation, would result in a significantly lower (higher) fair value measurement, and a significant increase (decrease) in any of the earnings before interest, tax, depreciation and amortization (“EBITDA”) or revenue valuation multiples, in isolation, would result in a significantly higher (lower) fair value measurement. For investments utilizing a discounted cash flow valuation technique, a significant increase (decrease) in the discount rate, in isolation, would result in a significantly lower (higher) fair value measurement. For investments utilizing a market quote in deriving a value, a significant increase (decrease) in the market quote, in isolation, would result in a significantly higher (lower) fair value measurement.

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 3. Investments (cont.)

The composition of our investments as of February 28, 2019, at amortized cost and fair value was as follows (dollars in thousands):

	Investments at Amortized Cost	Amortized Cost Percentage of Total Portfolio	Investments at Fair Value	Fair Value Percentage of Total Portfolio
First lien term loans	$202,328	50.3%	$202,846	50.5%
Second lien term loans	127,793	31.8	125,786	31.3
Unsecured term loans	2,217	0.6	2,100	0.5
Structured finance securities	33,516	8.3	35,328	8.8
Equity interests	36,062	9.0	35,960	8.9
Total	$401,916	100.0%	$402,020	100.0%

The composition of our investments as of February 28, 2018, at amortized cost and fair value was as follows (dollars in thousands):

	Investments at Amortized Cost	Amortized Cost Percentage of Total Portfolio	Investments at Fair Value	Fair Value Percentage of Total Portfolio
Syndicated loans	$4,033	1.2%	$4,106	1.2%
First lien term loans	197,253	58.1	197,359	57.6
Second lien term loans	95,392	28.1	95,075	27.7
Structured finance securities	13,796	4.0	16,374	4.8
Equity interests	29,216	8.6	29,780	8.7
Total	$339,690	100.0%	$342,694	100.0%

For loans and debt securities for which market quotations are not available, we determine their fair value based on third party indicative broker quotes, where available, or the assumptions that a hypothetical market participant would use to value the security in a current hypothetical sale using a market yield valuation methodology. In applying the market yield valuation methodology, we determine the fair value based on such factors as market participant assumptions including synthetic credit ratings, estimated remaining life, current market yield and interest rate spreads of similar securities as of the measurement date. If, in our judgment, the market yield methodology is not sufficient or appropriate, we may use additional methodologies such as an asset liquidation or expected recovery model.

For equity securities of portfolio companies and partnership interests, we determine the fair value based on the market approach with value then attributed to equity or equity like securities using the enterprise value waterfall valuation methodology. Under the enterprise value waterfall valuation methodology, we determine the enterprise fair value of the portfolio company and then waterfall the enterprise value over the portfolio company’s securities in order of their preference relative to one another. To estimate the enterprise value of the portfolio company, we weigh some or all of the traditional market valuation methods and factors based on the individual circumstances of the portfolio company in order to estimate the enterprise value. The methodologies for performing investments may be based on, among other things: valuations of comparable public companies, recent sales of private and public comparable companies, discounting the forecasted cash flows of the portfolio company, third party valuations of the portfolio company, considering offers from third parties to buy the company, estimating the value to potential strategic buyers and considering the value of recent investments in the equity securities of the portfolio company. For non-performing investments, we may estimate the liquidation or collateral value of the portfolio company’s assets and liabilities. We also take into account historical and anticipated financial results.

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 3. Investments (cont.)

Our investments in Saratoga CLO are carried at fair value, which is based on a discounted cash flow model that utilizes prepayment, re-investment and loss assumptions based on historical experience and projected performance, economic factors, the characteristics of the underlying cash flow, and comparable yields for equity interests in collateralized loan obligation funds similar to Saratoga CLO, when available, as determined by our Manager and recommended to our board of directors. Specifically, we use Intex cash flow models, or an appropriate substitute, to form the basis for the valuations of our investments in Saratoga CLO. The models use a set of assumptions including projected default rates, recovery rates, reinvestment rates and prepayment rates in order to arrive at estimated valuations. The assumptions are based on available market data and projections provided by third parties as well as management estimates. In connection with the refinancing of the Saratoga CLO liabilities, we ran Intex models based on assumptions about the refinanced Saratoga CLO’s structure, including capital structure, cost of liabilities and reinvestment period. We use the output from the Intex models (i.e., the estimated cash flows) to perform a discounted cash flow analysis on expected future cash flows to determine the valuations for our investments in Saratoga CLO at February 28, 2019. The significant inputs at February 28, 2019 for the valuation model include:

•        Default rate: 2.0%

•        Recovery rate: 35 – 70%

•        Discount rate: 15.0%

•        Prepayment rate: 20.0%

•        Reinvestment rate/price: L+355bps/$99.50

Note 4. Investment in Saratoga Investment Corp. CLO 2013-1, Ltd. (“Saratoga CLO”)

On January 22, 2008, the Company entered into a collateral management agreement with Saratoga CLO, pursuant to which the Company acts as its collateral manager. The Saratoga CLO was initially refinanced in October 2013 with its reinvestment period extended to October 2016. On November 15, 2016, the Company completed a second refinancing of the Saratoga CLO with its reinvestment period extended to October 2018.

On August 7, 2018, the Company entered into an unsecured loan agreement (“CLO 2013-1 Warehouse Loan”) with Saratoga Investment Corp. CLO 2013-1 Warehouse, Ltd (“CLO 2013-1 Warehouse”), a wholly-owned subsidiary of Saratoga CLO, pursuant to which CLO 2013-1 Warehouse may borrow from time to time up to $20 million from the Company in order to provide capital necessary to support warehouse activities. The CLO 2013-1 Warehouse Loan, which expires on February 7, 2020, bears interest at an annual rate of 3M USD LIBOR + 7.5%. Interest accrued on the investment in the CLO 2013-1 Warehouse Loan is included in interest income on the Company’s consolidated statement of operations. During the year ended February 28, 2019, the maximum amount invested by the Company in the CLO 2013-1 Warehouse Loan amounted to $20.0 million.

On December 14, 2018, the Company completed a third refinancing and upsize of the Saratoga CLO. The third Saratoga CLO refinancing, among other things, extended its reinvestment period to January 2021, and extended its legal maturity date to January 2030. A non-call period ending January 2020 was also added. Following this refinancing, the Saratoga CLO portfolio increased from approximately $300.0 million in aggregate principal amount to approximately $500.0 million of predominantly senior secured first lien term loans. In addition to refinancing its liabilities, the Company invested an additional $13.8 million in all of the newly issued subordinated notes of the Saratoga CLO and also purchased $2.5 million in aggregate principal amount of the Class F-R-2 and $7.5 million aggregate principal amount of the Class G-R-2 notes tranches at par, with a coupon of LIBOR plus 8.75% and LIBOR plus 10.00%, respectively. As part of this refinancing, the Company also redeemed our existing $4.5 million aggregate amount of the Class F notes tranche at par and the $20.0 million CLO 2013-1 Warehouse loan was repaid.

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 4. Investment in Saratoga Investment Corp. CLO 2013-1, Ltd. (“Saratoga CLO”) (cont.)

The Saratoga CLO remains 100.0% owned and managed by the Company. We receive a base management fee of 0.10% per annum and a subordinated management fee of 0.40% per annum of the outstanding principal amount of Saratoga CLO’s assets, paid quarterly to the extent of available proceeds. Following the third refinancing and the issuance of the 2013-1 Reset CLO Notes on December 14, 2018, we are no longer entitled to an incentive management fee equal to 20.0% of excess cash flow to the extent the Saratoga CLO subordinated notes receive an internal rate of return paid in cash equal to or greater than 12.0%.

For the years ended February 28, 2019, February 28, 2018 and February 28, 2017, we accrued management fee income of $1.7 million, $1.5 million and $1.5 million, respectively, and interest income of $2.9 million, $2.4 million and $1.9 million, respectively, from the Saratoga CLO. For the years ended February 28, 2019 and February 28, 2018, we recognized $0.6 million and $0.6 million, respectively, related to the incentive management fee from Saratoga CLO. For the year ended February 28, 2017, we did not accrue any amounts related to the incentive management fee from Saratoga CLO as the 12.0% hurdle rate had not yet been achieved.

As of February 28, 2019, the Company determined that the fair value of its investment in the subordinated notes of Saratoga CLO was $25.4 million. The Company determines the fair value of its investment in the subordinated notes of Saratoga CLO based on the present value of the projected future cash flows of the subordinated notes over the life of Saratoga CLO. As of February 28, 2019, Saratoga CLO had investments with a principal balance of $510.3 million and a weighted average spread over LIBOR of 4.0% and had debt with a principal balance of $470.0 million with a weighted average spread over LIBOR of 2.3%. As a result, Saratoga CLO earns a “spread” between the interest income it receives on its investments and the interest expense it pays on its debt and other operating expenses, which is distributed quarterly to the Company as the holder of its subordinated notes. As of February 28, 2019, the present value of the projected future cash flows of the subordinated notes was approximately $26.6 million, using a 15.0% discount rate. The Company’s total investment in the subordinate notes of Saratoga CLO is $43.8 million, which is comprised of the initial investment of $30.0 million in January 2008 plus the additional investment of $13.8 million in December 2018, and to date the Company has since received distributions of $55.9 million, management fees of $19.3 million and incentive fees of $1.2 million.

As of February 28, 2018, the Company determined that the fair value of its investment in the subordinated notes of Saratoga CLO was $11.9 million. As of February 28, 2018, Saratoga CLO had investments with a principal balance of $310.4 million and a weighted average spread over LIBOR of 3.9% and had debt with a principal balance of $282.4 million with a weighted average spread over LIBOR of 2.4%. As of February 28, 2018, the present value of the projected future cash flows of the subordinated notes, was approximately $12.2 million, using a 15.0% discount rate.

The separate audited financial statements of the Saratoga CLO as of February 28, 2019 and February 28, 2018, pursuant to Rule 3-09 of SEC rules Regulation S-X, and for the years ended February 28, 2019, February 28, 2018 and February 28, 2017, are presented on page S-1.

Note 5. Income Taxes

The Company intends to operate so as to qualify to be taxed as a RIC under Subchapter M of the Code and, as such, will not be subject to federal income tax on the portion of taxable income and gains distributed to stockholders.

The Company owns 100.0% of Saratoga CLO, an exempted company incorporated in the Cayman Islands. For financial reporting purposes, the Saratoga CLO is not included as part of the consolidated financial statements. For federal income tax purposes, the Company has requested and received approval from the IRS to treat the Saratoga CLO as a disregarded entity. As such, for federal income tax purposes and for purposes of meeting the RIC qualification and diversification tests, the results of operations of the Saratoga CLO are included with those of the Company to qualify as a RIC, the Company is required to meet certain income and asset diversification tests in

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 5. Income Taxes (cont.)

addition to distributing at least 90.0% of its investment company taxable income, as defined by the Code. Because federal income tax regulations differ from U.S. GAAP, distributions as required in accordance with tax regulations may differ from net investment income and realized gains recognized for financial reporting purposes. Differences between these distributions and U.S. GAAP financial results may be permanent or temporary in nature. Permanent differences are reclassified among capital accounts in the consolidated financial statements to reflect their tax character. Differences in classification may also result from the treatment of short-term gains as ordinary income for tax purposes. As of February 28, 2019 and February 28, 2018, the Company reclassified for book purposes amounts arising from permanent book/tax differences primarily related to expired capital losses, nondeductible excise tax, reversal of blocker income earned, market discount and interest income with respect to the Saratoga CLO which is consolidated for tax purposes as follows (dollars in thousands):

	February 28, 2019	February 28, 2018
Capital in excess of par value	$(18,350)	$(11,601)
Total distributable earnings (loss)	18,350	11,601

For income tax purposes, distributions paid to shareholders are reported as ordinary income, return of capital, long term capital gains or a combination thereof. The tax character of distributions paid for the years ended February 28, 2019, February 28, 2018 and February 28, 2017 was as follows (dollars in thousands):

	February 28, 2019	February 28, 2018	February 28, 2017
Ordinary income	$14,189	$11,376	$11,057
Capital gains	—	—	—
Return of capital	—	—	—
Total	$14,189	$11,376	$11,057

For federal income tax purposes, as of February 28, 2019, the aggregate net unrealized depreciation for all securities was $9.3 million. The aggregate cost of securities for federal income tax purposes was $874.4 million.

For federal income tax purposes, as of February 28, 2018, the aggregate net unrealized depreciation for all securities was $2.0 million. The aggregate cost of securities for federal income tax purposes was $638.6 million.

As of February 28, 2019 and February 28, 2018, the components of accumulated losses on a tax basis as detailed below differ from the amounts reflected per the Company’s consolidated statements of assets and liabilities by temporary book/tax differences primarily arising from the consolidation of the Saratoga CLO for tax purposes, market discount and original issue discount income, interest income accrual on defaulted bonds, write-off of investments, and amortization of organizational expenditures and partnership interests (dollars in thousands).

	February 28, 2019	February 28, 2018
Post October loss deferred	$—	$—
Accumulated capital losses	(14,982)	(38,474)
Other temporary differences	991	(649)
Undistributed ordinary income	751	2,351
Unrealized appreciation (depreciation)	(9,257)	(1,980)
Total components of accumulated losses	$(22,497)	$(38,752)

The Company had incurred capital losses of $19.3 million for year ended February 28, 2011 that expired on February 28, 2019 and incurred capital losses of $13.0 million for the year ended February 28, 2010 that expired as of February 28, 2018.

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 5. Income Taxes (cont.)

As of February 28, 2019, the Company had a short-term capital loss of $10.7 million and a long-term capital loss of $4.3 million, available to offset future capital gains. Post RIC-modernization act losses are deemed to arise on the first day of the fund’s following fiscal year and there is no expiration for these losses.

The Company is subject to a nondeductible U.S. federal excise tax of 4.0% on undistributed income if it does not distribute at least 98% of its ordinary income in any calendar year and 98.2% of its capital gain net income for each one-year period ending on October 31 of such calendar year. Depending on the level of Investment Company Taxable Income (“ICTI”) earned in a tax year, the Company may choose to carry forward ICTI in excess of current year dividend distributions into the next tax year and pay a 4.0% excise tax on such income, as required. To the extent that the Company determines that its estimated current year annual taxable income will be in excess of estimated current year dividend distributions for excise tax purposes, the Company accrues excise tax, if any, on estimated excess taxable income as taxable income is earned. Any such carryover ICTI must be distributed before the end of that next tax year through a dividend declared prior to filing the final tax return related to the year which generated such ICTI.

Management has analyzed the Company’s tax positions taken on federal income tax returns for all open years (fiscal years 2016 – 2019) and has concluded that no provision for uncertain income tax positions is required in the Company’s consolidated financial statements.

On December 22, 2010, the Regulated Investment Company Modernization Act of 2010 (the “Modernization Act”) was enacted, and the provisions with the Modernization were are effective for the Company for the year ended February 29, 2012. The Modernization Act was the first major piece of legislation affecting RICs since 1986 and it modernized several of the federal income and excise tax provisions related to RICs. Some highlights of the enacted provisions are as follows:

New capital losses may now be carried forward indefinitely and retain the character of the original loss. Under pre-enactment law, capital losses could be carried forward for eight years, and carried forward as short-term capital, irrespective of the character of the original loss.

The Modernization Act contains simplification provisions, which are aimed at preventing disqualification of a RIC for “inadvertent” failures of the asset diversification and/or qualifying income tests. Additionally, the Modernization Act exempts RICs from the preferential dividend rule and repealed the 60-day designation requirement for certain types of pay-through income and gains.

Finally, the Modernization Act contains several provisions aimed at preserving the character of distributions made by a fiscal year RIC during the portion of its taxable year ending after October 31 or December 31, reducing the circumstances under which a RIC might be required to file amended Forms 1099 to restate previously reported distributions.

SIA-Avionte, Inc., SIA-Easy Ice, LLC, SIA-GH Inc., SIA-HT, Inc., SIA-MAC, Inc., SIA-TT, Inc., and SIA-Vector, Inc., each 100% owned by the Company, are each filing standalone C Corporation tax returns for federal and state purposes. As separately regarded entities for tax purposes, these entities are taxed at normal corporate rates. For tax purposes, any distributions by the entities to the parent company would generally need to be distributed to the Company’s shareholders. Generally, such distributions of the entities’ income to the Company’s shareholders will be considered as qualified dividends for tax purposes. The entities taxable net income will differ from U.S. GAAP net income because of deferred tax temporary differences adjustments arising from net operating losses and unrealized appreciation and deprecation of securities held. Deferred tax assets and liabilities are measured using enacted corporate federal and state tax rates expected to apply to taxable income in the years in which those net operating losses are utilized and the unrealized gains and losses are realized. Deferred tax assets and deferred tax liabilities are netted off by entity, as allowed. The recoverability of deferred tax assets is assessed and a valuation

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 5. Income Taxes (cont.)

allowance is recorded to the extent that it is more likely than not that any portion of the deferred tax asset will not be realized on the basis of a history of operating losses combined with insufficient projected taxable income or other taxable events in the taxable blockers.

Deferred tax assets and liabilities, and related valuation allowances, as of February 28, 2019, February 28, 2018 and February 28, 2017, were as follows:

	February 28, 2019	February 28, 2018	February 28, 2017
Total deferred tax assets	$2,533,426	$—	$—
Total deferred tax liabilities	(1,766,835)	—	—
Valuation allowance on net deferred tax assets	(1,506,307)	—	—
Net deferred tax liability	$(739,716)	$—	$—

As of February 28, 2019, the valuation allowance on deferred tax assets was $1.5 million, which represents the federal and state tax effect of net operating losses and unrealized losses that we do not believe we will realize through future taxable income. Any adjustments to the Company’s valuation allowance will depend on estimates of future taxable income and will be made in the period such determination is made.

Net change in unrealized appreciation (depreciation) on investments reported in the consolidated statement of operations includes $1.8 million, $0 and $0 of net deferred tax (benefit) expense for the years ended February 28, 2019, February 28, 2018 and February 28, 2017, respectively.

Deferred tax temporary differences may include differences for state taxes and joint venture interests.

Federal and state income tax provisions (benefits) on investments are as follows:

	February 28, 2019	February 28, 2018	February 28, 2017
Current
Federal	$—	$—	$—
State	—	—	—
Net current expense	—	—	—
Deferred
Federal	686,445	—	—
State	53,271	—	—
Net deferred expense	739,716	—	—
Net tax provision	$739,716	$—	$—

The Company has federal net operating loss carryforwards of $3.3 million which will expire starting in 2036, with the remaining net operating loss carryforwards of $4.4 million having an indefinite life. In addition, the Company has state net operating loss carryforwards of $6.5 million, which begin to expire in 2022.

Income tax expense was computed by applying the U.S. federal statutory rate of 21% combined with the weighted average state tax rate applicable to each taxable blocker based on the states they operate in.

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 6. Agreements and Related Party Transactions

On July 30, 2010, the Company entered into the Management Agreement with our Manager. The initial term of the Management Agreement was two years, with automatic, one-year renewals at the end of each year, subject to certain approvals by our board of directors and/or the Company’s stockholders. On July 9, 2018, our board of directors approved the renewal of the Management Agreement for an additional one-year term. Pursuant to the Management Agreement, our Manager implements our business strategy on a day-to-day basis and performs certain services for us, subject to oversight by our board of directors. Our Manager is responsible for, among other duties, determining investment criteria, sourcing, analyzing and executing investments transactions, asset sales, financings and performing asset management duties. Under the Management Agreement, we have agreed to pay our Manager a management fee for investment advisory and management services consisting of a base management fee and an incentive management fee.

The base management fee of 1.75% is calculated based on the average value of our gross assets (other than cash or cash equivalents, but including assets purchased with borrowed funds) at the end of the two most recently completed fiscal quarters. The base management fee is paid quarterly following the filing of the most recent 10-Q.

The incentive management fee consists of the following two parts:

The first, payable quarterly in arrears, equals 20.0% of our pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets at the end of the immediately preceding quarter, that exceeds a 1.875% quarterly hurdle rate measured as of the end of each fiscal quarter, subject to a “catch-up” provision. Under this provision, in any fiscal quarter, our Manager receives no incentive fee unless our pre-incentive fee net investment income exceeds the hurdle rate of 1.875%. Our Manager will receive 100.0% of pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 2.344% in any fiscal quarter; and 20.0% of the amount of our pre-incentive fee net investment income, if any, that exceeds 2.344% in any fiscal quarter. There is no accumulation of amounts on the hurdle rate from quarter to quarter, and accordingly there is no claw back of amounts previously paid if subsequent quarters are below the quarterly hurdle rate, and there is no delay of payment if prior quarters are below the quarterly hurdle rate.

The second part of the incentive fee is determined and payable in arrears as of the end of each fiscal year (or upon termination of the Management Agreement) and equals 20.0% of our “incentive fee capital gains,” which equals our realized capital gains on a cumulative basis from May 31, 2010 through the end of the fiscal year, if any, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis on each investment in the Company’s portfolio, less the aggregate amount of any previously paid capital gain incentive fee. Importantly, the capital gains portion of the incentive fee is based on realized gains and realized and unrealized losses from May 31, 2010. Therefore, realized and unrealized losses incurred prior to such time will not be taken into account when calculating the capital gains portion of the incentive fee, and our Manager will be entitled to 20.0% of incentive fee capital gains that arise after May 31, 2010. In addition, for the purpose of the “incentive fee capital gains” calculations, the cost basis for computing realized gains and losses on investments held by us as of May 31, 2010 will equal the fair value of such investments as of such date.

For the years ended February 28, 2019, February 28, 2018 and February 28, 2017, the Company incurred $6.9 million, $5.8 million and $4.9 million in base management fees, respectively. For the years ended February 28, 2019, February 28, 2018 and February 28, 2017, the Company incurred $4.6 million, $3.4 million and $2.8 million in incentive fees related to pre- incentive fee net investment income. For the years ended February 28, 2019, February 28, 2018 and February 28, 2017, we accrued $0.3 million, $0.9 million and $0.1 million, respectively, in incentive fees related to capital gains. The accrual is calculated using both realized and unrealized capital gains for the period. The actual incentive fee related to capital gains will be determined and payable in arrears at the end of the fiscal year and will include only realized capital gains for the period. As of February 28, 2019, the base management fees accrual was $1.9 million and the incentive fees accrual was $4.8 million and is included in base management

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 6. Agreements and Related Party Transactions (cont.)

and incentive fees payable in the accompanying consolidated statements of assets and liabilities. As of February 28, 2018, the base management fees accrual was $1.5 million and the incentive fees accrual was $4.3 million and is included in base management and incentive fees payable in the accompanying consolidated statements of assets and liabilities.

On July 30, 2010, the Company entered into a separate administration agreement (the “Administration Agreement”) with our Manager, pursuant to which our Manager, as our administrator, has agreed to furnish us with the facilities and administrative services necessary to conduct our day-to-day operations and provide managerial assistance on our behalf to those portfolio companies to which we are required to provide such assistance. The initial term of the Administration Agreement was two years, with automatic, one-year renewals at the end of each year subject to certain approvals by our board of directors and/or our stockholders. The amount of expenses payable or reimbursable thereunder by the Company was capped at $1.0 million for the initial two-year term of the Administration Agreement and subsequent renewals. On July 8, 2015, our board of directors approved the renewal of the Administration Agreement for an additional one-year term and determined to increase the cap on the payment or reimbursement of expenses by the Company thereunder, which had not been increased since the inception of the agreement, to $1.3 million. On July 7, 2016, our board of directors approved the renewal of the Administration Agreement for an additional one-year term. On October 5, 2016, our board of directors determined to increase the cap on the payment or reimbursement of expenses by the Company under the Administration Agreement, from $1.3 million to $1.5 million, effective November 1, 2016. On July 11, 2017, our board of directors approved the renewal of the Administration Agreement for an additional one-year term and determined to increase the cap on the payment or reimbursement of expenses by the Company from $1.5 million to $1.75 million, effective August 1, 2017. On July 9, 2018, our board of directors approved the renewal of the Administration Agreement for an additional one-year term and determined to increase the cap on the payment or reimbursement of expenses by the Company from $1.75 million to $2.0 million, effective August 1, 2018.

For the years ended February 28, 2019, February 28, 2018 and February 28, 2017, we recognized $1.9 million, $1.6 million and $1.4 million in administrator expenses, respectively, pertaining to bookkeeping, recordkeeping and other administrative services provided to us in addition to our allocable portion of rent and other overhead related expenses. As of February 28, 2019, $0.3 million of administrator expenses were accrued and included in due to manager in the accompanying consolidated statements of assets and liabilities. As of February 28, 2018, $0.4 million of administrator expenses were accrued and included in due to manager in the accompanying consolidated statements of assets and liabilities. For the years ended February 28, 2019, February 28, 2018 and February 28, 2017, the Company neither bought nor sold any investments from the Saratoga CLO.

For the years ended February 28, 2019, February 28, 2018 and February 28, 2017, we recognized $1.7 million, $1.5 million and $1.5 million in management fee income, respectively. For the years ended February 28, 2019, February 28, 2018 and February 28, 2017, we recognized $0.6 million, $0.6 million and $0.0 million in incentive fee income, respectively.

On August 7, 2018, the Company entered into an unsecured loan agreement with CLO 2013-1 Warehouse, a wholly-owned subsidiary of Saratoga CLO, pursuant to which CLO 2013-1 Warehouse may borrow from time to time up to $20 million from the Company in order to provide capital necessary to support warehouse activities. The CLO 2013-1 Warehouse Loan, which expires on February 7, 2020, bears interest at an annual rate of 3M USD LIBOR + 7.5%.

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 6. Agreements and Related Party Transactions (cont.)

On December 14, 2018, the Company completed the third refinancing of the Saratoga CLO. This refinancing, among other things, extended the Saratoga CLO reinvestment period to January 2021, and extended its legal maturity to January 2030. A non-call period ending January 2020 was also added. In addition, and as part of the refinancing, the Saratoga CLO has also been upsized from $300 million in assets to approximately $500 million. As part of this refinancing and upsizing, the Company invested an additional $13.8 million in all of the newly issued subordinated notes of the Saratoga CLO, and purchased $2.5 million in aggregate principal amount of the Class F-R-2 Notes tranche and $7.5 million in aggregate principal amount of the Class G-R-2 Notes tranche at par. Concurrently, the existing $4.5 million of Class F notes and $20.0 million CLO 2013-1 Warehouse Loan were repaid. The Company also paid $2.0 million of transaction costs related to the refinancing and upsizing on behalf of the Saratoga CLO, to be reimbursed from future equity distributions. As of February 28, 2019, there remained an outstanding receivable of $1.7 million for such transaction costs which is presented as due from affiliate on the Company’s consolidated statement of assets and liabilities.

During the year ended February 28, 2019, the maximum amount invested by the Company in the CLO 2013-1 Warehouse Loan amounted to $20.0 million, with interest income of $0.5 million recognized related to the CLO 2013-1 Warehouse Loan and is included in interest from investments on the Company’s consolidated statement of operations for the year ended February 28, 2019.

Note 7. Borrowings

Credit Facility

As a BDC, we are only allowed to employ leverage to the extent that our asset coverage, as defined in the 1940 Act, equals at least 200.0% after giving effect to such leverage, or, if we obtain the required approvals from our independent directors and/or stockholders, 150.0%. The amount of leverage that we employ at any time depends on our assessment of the market and other factors at the time of any proposed borrowing. Our asset coverage ratio, as defined in the 1940 Act, was 234.5% as of February 28, 2019 and 293.0% as of February 28, 2018. On April 16, 2018, as permitted by the Small Business Credit Availability Act, which was signed into law on March 23, 2018, our non-interested board of directors approved of our becoming subject to a minimum asset coverage ratio of 150.0% under Sections 18(a)(1) and 18(a)(2) of the Investment Company Act, as amended. The 150.0% asset coverage ratio became effective on April 16, 2019.

On April 11, 2007, we entered into a $100.0 million revolving securitized credit facility (the “Revolving Facility”). On May 1, 2007, we entered into a $25.7 million term securitized credit facility (the “Term Facility” and, together with the Revolving Facility, the “Facilities”), which was fully drawn at closing. In December 2007, we consolidated the Facilities by using a draw under the Revolving Facility to repay the Term Facility. In response to the market wide decline in financial asset prices, which negatively affected the value of our portfolio, we terminated the revolving period of the Revolving Facility effective January 14, 2009 and commenced a two-year amortization period during which all principal proceeds from the collateral were used to repay outstanding borrowings. A significant percentage of our total assets had been pledged under the Revolving Facility to secure our obligations thereunder. Under the Revolving Facility, funds were borrowed from or through certain lenders and interest was payable monthly at the greater of the commercial paper rate and our lender’s prime rate plus 4.00% plus a default rate of 2.00% or, if the commercial paper market was unavailable, the greater of the prevailing LIBOR rates and our lender’s prime rate plus 6.00% plus a default rate of 3.00%.

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 7. Borrowings (cont.)

On July 30, 2010, we used the net proceeds from (i) the stock purchase transaction and (ii) a portion of the funds available to us under the $45.0 million senior secured revolving credit facility (the “Credit Facility”) with Madison Capital Funding LLC, in each case, to pay the full amount of principal and accrued interest, including default interest, outstanding under the Revolving Facility. As a result, the Revolving Facility was terminated in connection therewith. Substantially all of our total assets, other than those held by SBIC LP, have been pledged under the Credit Facility to secure our obligations thereunder.

On February 24, 2012, we amended the Credit Facility to, among other things:

•        expand the borrowing capacity under the Credit Facility from $40.0 million to $45.0 million;

•        extend the period during which we may make and repay borrowings under the Credit Facility from July 30, 2013 to February 24, 2015 (the “Revolving Period”). The Revolving Period may, upon the occurrence of an event of default, by action of the lenders or automatically, be terminated. All borrowings and other amounts payable under the Credit Facility are due and payable five years after the end of the Revolving Period; and

•        remove the condition that we may not acquire additional loan assets without the prior written consent of Madison Capital Funding LLC.

On September 17, 2014, we entered into a second amendment to the Credit Facility to, among other things:

•        extend the commitment termination date from February 24, 2015 to September 17, 2017;

•        extend the maturity date of the Credit Facility from February 24, 2020 to September 17, 2022 (unless terminated sooner upon certain events);

•        reduce the applicable margin rate on base rate borrowings from 4.50% to 3.75%, and on LIBOR borrowings from 5.50% to 4.75%; and

•        reduce the floor on base rate borrowings from 3.00% to 2.25%; and on LIBOR borrowings from 2.00% to 1.25%.

On May 18, 2017, we entered into a third amendment to the Credit Facility to, among other things:

•        extend the commitment termination date from September 17, 2017 to September 17, 2020;

•        extend the final maturity date of the Credit Facility from September 17, 2022 to September 17, 2025 (unless terminated sooner upon certain events);

•        reduce the floor on base rate borrowings from 2.25% to 2.00%;

•        reduce the floor on LIBOR borrowings from 1.25% to 1.00%; and

•        reduce the commitment fee rate from 0.75% to 0.50% for any period during which the ratio of advances outstanding to aggregate commitments, expressed as a percentage, is greater than or equal to 50%.

In addition to any fees or other amounts payable under the terms of the Credit Facility agreement with Madison Capital Funding LLC, an administrative agent fee per annum equal to $0.1 million is payable in equal monthly installments in arrears.

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 7. Borrowings (cont.)

As of February 28, 2019 and February 28, 2018, there were no outstanding borrowings under the Credit Facility. During the applicable periods, the Company was in compliance with all of the limitations and requirements of the Credit Facility. Financing costs of $3.1 million related to the Credit Facility have been capitalized and are being amortized over the term of the facility. For the years ended February 28, 2019, February 28, 2018 and February 28, 2017, we recorded $0.7 million, $0.8 million and $0.4 million of interest expense, respectively, which includes commitment and administrative agent fees.

For the years ended February 28, 2019, February 28, 2018 and February 28, 2017, we recorded $0.1 million, $0.1 million and $0.1 million of amortization of deferred financing costs related to the Credit Facility and Revolving Facility, respectively. Interest expense and amortization of deferred financing costs are reported as interest and debt financing expense on the consolidated statements of operations. For the fiscal year ended February 28, 2019, the average borrowings outstanding and the weighted average interest rate on outstanding borrowings under the Credit Facility was approximately $3.4 million and 7.10%, respectively. For the fiscal year ended February 28, 2018, the average borrowings outstanding and the weighted average interest rate on outstanding borrowings under the Credit Facility was approximately $7.1 million and 6.02%, respectively. For the fiscal year ended February 28, 2017, there were no outstanding borrowings under the Credit Facility.

The Credit Facility contains limitations as to how borrowed funds may be used, such as restrictions on industry concentrations, asset size, weighted average life, currency denomination and collateral interests. The Credit Facility also includes certain requirements relating to portfolio performance, the violation of which could result in the limit of further advances and, in some cases, result in an event of default, allowing the lenders to accelerate repayment of amounts owed thereunder. The Credit Facility has an eight-year term, consisting of a three-year period (the “Revolving Period”), under which the Company may make and repay borrowings, and a final maturity five years from the end of the Revolving Period. Availability on the Credit Facility will be subject to a borrowing base calculation, based on, among other things, applicable advance rates (which vary from 50.0% to 75.0% of par or fair value depending on the type of loan asset) and the value of certain “eligible” loan assets included as part of the Borrowing Base. Funds may be borrowed at the greater of the prevailing one-month LIBOR rate and 1.00%, plus an applicable margin of 4.75%. At the Company’s option, funds may be borrowed based on an alternative base rate, which in no event will be less than 2.00%, and the applicable margin over such alternative base rate is 3.75%. In addition, the Company will pay the lenders a commitment fee of 0.75% per year (or 0.50% if the ratio of advances outstanding to aggregate commitments is greater than or equal to 50%) on the unused amount of the Credit Facility for the duration of the Revolving Period.

Our borrowing base under the Credit Facility was $30.6 million, subject to the Credit Facility cap of $45.0 million at February 28, 2019. For purposes of determining the borrowing base, most assets are assigned the values set forth in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”). Accordingly, the February 28, 2019 borrowing base relies upon the valuations set forth in the Quarterly Report on Form 10-Q for the period ended November 30, 2018, as filed with the SEC on January 9, 2019. The valuations presented in this Annual Report on Form 10-K will not be incorporated into the borrowing base until after this Annual Report on Form 10-K is filed with the SEC.

SBA Debentures

SBIC LP is able to borrow funds from the SBA against regulatory capital (which approximates equity capital) that is paid in and is subject to customary regulatory requirements including but not limited to an examination by the SBA. As of February 28, 2019, we have funded SBIC LP with $75.0 million of equity capital and have $150.0 million of SBA-guaranteed debentures outstanding. SBA debentures are non-recourse to us, have a 10-year maturity, and may be prepaid at any time without penalty. The interest rate of SBA debentures is fixed at the time

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 7. Borrowings (cont.)

of issuance, often referred to as pooling, at a market-driven spread over 10-year U.S. Treasury Notes. SBA current regulations limit the amount that SBIC LP may borrow to a maximum of $150.0 million, which is up to twice its potential regulatory capital.

SBICs are designed to stimulate the flow of private equity capital to eligible small businesses. Under SBA regulations, SBICs may make loans to eligible small businesses and invest in the equity securities of small businesses. Under present SBA regulations, eligible small businesses include businesses that have a tangible net worth not exceeding $19.5 million and have average annual fully taxed net income not exceeding $6.5 million for the two most recent fiscal years. In addition, an SBIC must devote 25.0% of its investment activity to ‘‘smaller’’ concerns as defined by the SBA. A smaller concern is one that has a tangible net worth not exceeding $6.0 million and has average annual fully taxed net income not exceeding $2.0 million for the two most recent fiscal years. SBA regulations also provide alternative size standard criteria to determine eligibility, which depend on the industry in which the business is engaged and are based on such factors as the number of employees and gross sales. According to SBA regulations, SBICs may make long-term loans to small businesses, invest in the equity securities of such businesses and provide them with consulting and advisory services.

SBIC LP is subject to regulation and oversight by the SBA, including requirements with respect to maintaining certain minimum financial ratios and other covenants. Receipt of an SBIC license does not assure that SBIC LP will receive SBA-guaranteed debenture funding, which is dependent upon SBIC LP continuing to be in compliance with SBA regulations and policies. The SBA, as a creditor, will have a superior claim to SBIC LP’s assets over our stockholders and debtholders in the event we liquidate SBIC LP or the SBA exercises its remedies under the SBA-guaranteed debentures issued by SBIC LP upon an event of default.

The Company received exemptive relief from the SEC to permit it to exclude the debt of SBIC LP guaranteed by the SBA from the definition of senior securities in the 200.0% asset coverage test under the 1940 Act. This allows the Company increased flexibility under the 200.0% asset coverage test by permitting it to borrow up to $150.0 million more than it would otherwise be able to absent the receipt of this exemptive relief. On April 16, 2018, as permitted by the Small Business Credit Availability Act, which was signed into law on March 23, 2018, the non-interested board of directors of the Company approved of the Company becoming subject to a minimum asset coverage ratio of 150.0% under Sections 18(a)(1) and 18(a)(2) of the Investment Company Act, as amended. The 150.0% asset coverage ratio became effective on April 16, 2019.

As of February 28, 2019 and February 28, 2018, there was $150.0 million and $137.7 million outstanding of SBA debentures, respectively. The carrying amount of the amount outstanding of SBA debentures approximates its fair value, which is based on a waterfall analysis showing adequate collateral coverage and would be classified as a Level 3 liability within the fair value hierarchy. Financing costs of $5.0 million related to the SBA debentures have been capitalized and are being amortized over the term of the commitment and drawdown.

For the years ended February 28, 2019, February 28, 2018 and February 28, 2017, we recorded $4.7 million, $4.1 million and $3.4 million of interest expense related to the SBA debentures, respectively. For the years ended February 28, 2019, February 28, 2018 and February 28, 2017, we recorded $0.5 million, $0.5 million and $0.5 million of amortization of deferred financing costs related to the SBA debentures, respectively. Interest expense and amortization of deferred financing costs are reported as interest and debt financing expense on the consolidated statements of operations. The weighted average interest rate during the years ended February 28, 2019, February 28, 2018 and February 28, 2017 on the outstanding borrowings of the SBA debentures was 3.20%, 3.14% and 3.13%, respectively. During the years ended February 28, 2019 and February 28, 2018, the average dollar amount of SBA debentures outstanding was $146.0 million and $130.1 million, respectively.

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 7. Borrowings (cont.)

In December 2015, the 2016 omnibus spending bill approved by Congress and signed into law by the President increased the amount of SBA-guaranteed debentures that affiliated SBIC funds can have outstanding from $225.0 million to $350.0 million, subject to SBA approval. SBA regulations currently limit the amount of SBA-guaranteed debentures that an SBIC may issue to $150.0 million when it has at least $75.0 million in regulatory capital. Affiliated SBICs are permitted to issue up to a combined maximum amount of $350.0 million in SBA-guaranteed debentures when they have at least $175.0 million in combined regulatory capital.

On September 27, 2018, the SBA issued a “green light” letter inviting us to file a formal license application for a second SBIC license. If approved, the additional SBIC license would provide the Company with an incremental source of long-term capital by permitting us to issue, subject to SBA approval, up to $175.0 million of additional SBA-guaranteed debentures in addition to the $150.0 million already approved under the Company’s first license. Receipt of a green light letter from the SBA does not assure an applicant that the SBA will ultimately issue an SBIC license and the Company has received no assurance or indication from the SBA that it will receive an additional SBIC license, or of the timeframe in which it would receive an additional license, should one ultimately be granted.

Notes

On May 10, 2013, the Company issued $42.0 million in aggregate principal amount of 7.50% fixed-rate notes due 2020 (the “2020 Notes”). The 2020 Notes will mature on May 31, 2020, and since May 31, 2016, may be redeemed in whole or in part at any time or from time to time at the Company’s option. Interest will be payable quarterly beginning August 15, 2013. On May 17, 2013, the Company closed an additional $6.3 million in aggregate principal amount of the 2020 Notes, pursuant to the full exercise of the underwriters’ option to purchase additional 2020 Notes. The 2020 Notes were redeemed in full on January 13, 2017.

On May 29, 2015, the Company entered into a Debt Distribution Agreement with Ladenburg Thalmann & Co. through which the Company may offer for sale, from time to time, up to $20.0 million in aggregate principal amount of the 2020 Notes through an At-the-Market (“ATM”) offering. Prior to the 2020 Notes being redeemed in full, the Company had sold 539,725 bonds with a principal of $13.5 million at an average price of $25.31 for aggregate net proceeds of $13.4 million (net of transaction costs).

On December 21, 2016, the Company issued $74.5 million in aggregate principal amount of our 6.75% fixed-rate notes due 2023 (the “2023 Notes”) for net proceeds of $71.7 million after deducting underwriting commissions of approximately $2.3 million and offering costs of approximately $0.5 million. The issuance included the exercise of substantially all of the underwriters’ option to purchase an additional $9.8 million aggregate principal amount of 2023 Notes within 30 days. Interest on the 2023 Notes is paid quarterly in arrears on March 15, June 15, September 15 and December 15, at a rate of 6.75% per year, beginning March 30, 2017. The 2023 Notes mature on December 30, 2023, and commencing December 21, 2019, may be redeemed in whole or in part at any time or from time to time at our option. The net proceeds from the offering were used to repay all of the outstanding indebtedness under the 2020 Notes, which amounted to $61.8 million, and for general corporate purposes in accordance with our investment objective and strategies. The 2023 Notes are listed on the NYSE under the trading symbol “SAB” with a par value of $25.00 per share. The remaining unamortized deferred debt financing costs of $1.5 million (including underwriting commissions and net of issuance premiums), was recorded within loss on debt extinguishment in the consolidated statements of operations in the fourth quarter of the fiscal year ended February 28, 2017, when the related 2020 Notes were extinguished. As of February 28, 2019, $2.8 million of financing costs related to the 2023 Notes have been capitalized and are being amortized over the term of the 2023 Notes.

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 7. Borrowings (cont.)

On August 28, 2018, the Company issued $40.0 million in aggregate principal amount of our 6.25% fixed-rate notes due 2025 (the “2025 Notes”) for net proceeds of $38.7 million after deducting underwriting commissions of approximately $1.3 million. Offering costs incurred were approximately $0.3 million. The issuance included the full exercise of the underwriters’ option to purchase an additional $5.0 million aggregate principal amount of 2025 Notes within 30 days. Interest on the 2025 Notes is paid quarterly in arrears on February 28, May 31, August 31 and November 30, at a rate of 6.25% per year, beginning November 30, 2018. The 2025 Notes mature on August 31, 2025 and commencing August 28, 2021, may be redeemed in whole or in part at any time or from time to time at our option. The net proceeds from the offering were used for general corporate purposes in accordance with our investment objective and strategies. Financing costs of $1.6 million related to the 2025 Notes have been capitalized and are being amortized over the term of the 2025 Notes.

On February 5, 2019, the Company completed a re-opening and up-sizing of its existing 2025 Notes by issuing an additional $20.0 million in aggregate principal amount for net proceeds of $19.2 million after deducting underwriting commissions of approximately $0.6 million and discount of $0.2 million. Offering costs incurred were approximately $0.2 million. The issuance included the full exercise of the underwriters’ option to purchase an additional $2.5 million aggregate principal amount of 2025 Notes within 30 days. Interest rate, interest payment dates and maturity remain unchanged from the existing 2025 Notes issued in August 2018. The net proceeds from this offering were used for general corporate purposes in accordance with our investment objective and strategies. The financing costs and discount of $1.0 million related to the 2025 Notes have been capitalized and are being amortized over the term of the 2025 Notes.

As of February 28, 2019, the total 2025 Notes outstanding was $60.0 million. The 2025 Notes are listed on the NYSE under the trading symbol “SAF” with a par value of $25.00 per share.

As of February 28, 2019, the carrying amount and fair value of the 2025 Notes was $60.0 million and $59.9 million, respectively, and the carrying amount and fair value of the 2023 Notes was $74.5 million and $76.4 million, respectively. The fair value of the 2025 Notes and 2023 Notes, which both are publicly traded, is based upon closing market quotes as of the measurement date and would be classified as a Level 1 liability within the fair value hierarchy. As of February 28, 2018, the carrying amount and fair value of the 2023 Notes was $74.5 million and $76.5 million, respectively.

For the year ended February 28, 2019, we recorded $1.6 million of interest expense and $0.2 million of amortization of deferred financing costs related to the 2025 Notes. For the year ended February 28, 2019, the average dollar amount of 2025 Notes outstanding was $25.2 million. For the years ended February 28, 2019 and February 28, 2018, we recorded $5.0 million and $5.0 million, respectively, of interest expense and $0.4 million and $0.4 million, respectively, of amortization of deferred financing costs related to the 2023 Notes. Interest expense and amortization of deferred financing cost are reported as interest and debt financing expense on the consolidated statements of operations. During the years ended February 28, 2019 and February 28, 2018, the average dollar amount of 2023 Notes outstanding was $74.5 million and $74.5 million, respectively.

For the year ended February 28, 2017, we recorded $1.0 million of interest expense and $0.1 million of amortization of deferred financing costs related to the 2023 Notes and $4.0 million of interest expense and $0.3 million of amortization of deferred financing costs related to the 2020 Notes. Interest expense and amortization of deferred financing costs are reported as interest and debt financing expense on the consolidated statements of operations. During the year ended February 28, 2017, the average dollar amount of 2023 Notes and 2020 Notes outstanding was $74.5 million and $61.8 million, respectively.

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 8. Commitments and Contingencies

Contractual obligations

The following table shows our payment obligations for repayment of debt and other contractual obligations as of February 28, 2019:

		Payment Due by Period
Long-Term Debt Obligations	Total	Less Than 1 Year	1 – 3 Years	3 – 5 Years	More Than 5 Years
			($ in thousands)
Revolving credit facility	$—	$—	$—	$—	$—
SBA debentures	150,000	—	—	40,000	110,000
2023 Notes	74,451	—	—	74,451	—
2025 Notes	60,000	—	—	—	60,000
Total Long-Term Debt Obligations	$284,451	$—	$—	$114,451	$170,000

Off-balance sheet arrangements

As of February 28, 2019 and February 28, 2018, the Company’s off-balance sheet arrangements consisted of $4.5 million and $4.9 million, respectively, of unfunded commitments outstanding to provide debt financing to its portfolio companies or to fund limited partnership interests. Such commitments are generally up to the Company’s discretion to approve, or the satisfaction of certain financial and nonfinancial covenants and involve, to varying degrees, elements of credit risk in excess of the amount recognized in the Company’s consolidated statements of assets and liabilities and are not reflected in the Company’s consolidated statements of assets and liabilities.

A summary of the unfunded commitments outstanding as of February 28, 2019 and February 28, 2018 is shown in the table below (dollars in thousands):

	February 28, 2019	February 28, 2018
Axiom Purchaser, Inc.	$1,000	$—
CLEO Communications Holdings, LLC	—	2,000
Destiny Solutions, Inc.	1,500	—
GDS Holdings US, LLC	1,000	—
GreyHeller LLC	—	2,000
Omatic Software, LLC	1,000	—
Pathway Partners Vet Management Company LLC	—	917
Total	$4,500	$4,917

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 9. Directors Fees

The independent directors receive an annual fee of $60,000. They also receive $2,500 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting and receive $1,000 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each committee meeting. In addition, the chairman of the Audit Committee receives an annual fee of $10,000 and the chairman of each other committee receives an annual fee of $5,000 for their additional services in these capacities. In addition, we have purchased directors’ and officers’ liability insurance on behalf of our directors and officers. Independent directors have the option to receive their directors’ fees in the form of our common stock issued at a price per share equal to the greater of net asset value or the market price at the time of payment. No compensation is paid to directors who are “interested persons” of the Company (as such term is defined in the 1940 Act). For the years ended February 28, 2019, February 28, 2018 and February 28, 2017, we incurred $0.3 million, $0.2 million and $0.2 million for directors’ fees and expenses, respectively. As of February 28, 2019 and February 28, 2018, $0.06 million and $0.04 million in directors’ fees and expenses were accrued and unpaid, respectively. As of February 28, 2019, we had not issued any common stock to our directors as compensation for their services.

Note 10. Stockholders’ Equity

On May 16, 2006, GSC Group, Inc. capitalized the LLC, by contributing $1,000 in exchange for 67 shares, constituting all of the issued and outstanding shares of the LLC.

On March 20, 2007, the Company issued 95,995.5 and 8,136.2 shares of common stock, priced at $150.00 per share, to GSC Group and certain individual employees of GSC Group, respectively, in exchange for the general partnership interest and a limited partnership interest in GSC Partners CDO III GP, LP, collectively valued at $15.6 million. At this time, the 6.7 shares owned by GSC Group in the LLC were exchanged for 6.7 shares of the Company.

On March 28, 2007, the Company completed its IPO of 725,000 shares of common stock, priced at $150.00 per share, before underwriting discounts and commissions. Total proceeds received from the IPO, net of $7.1 million in underwriter’s discount and commissions, and $1.0 million in offering costs, were $100.7 million.

On July 30, 2010, our Manager and its affiliates purchased 986,842 shares of common stock at $15.20 per share. Total proceeds received from this sale were $15.0 million.

On August 12, 2010, we effected a one-for-ten reverse stock split of our outstanding common stock. As a result of the reverse stock split, every ten shares of our common stock were converted into one share of our common stock. Any fractional shares received as a result of the reverse stock split were redeemed for cash. The total cash payment in lieu of shares was $230. Immediately after the reverse stock split, we had 2,680,842 shares of our common stock outstanding.

On September 24, 2014, the Company announced the approval of an open market share repurchase plan that allowed it to repurchase up to 200,000 shares of its common stock at prices below its NAV as reported in its then most recently published consolidated financial statements. On October 7, 2015, the Company’s board of directors extended the open market share repurchase plan for another year and increased the number of shares the Company is permitted to repurchase at prices below its NAV, as reported in its then most recently published consolidated financial statements, to 400,000 shares of its common stock. On October 5, 2016, the Company’s board of directors extended the open market share repurchase plan for another year to October 15, 2017 and increased the number of shares the Company is permitted to repurchase at prices below its NAV, as reported in its then most recently published consolidated financial statements, to 600,000 shares of its common stock. On October 10, 2017 and January 8, 2019, the Company’s board of directors extended the open market share repurchase plan for another

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 10. Stockholders’ Equity (cont.)

year to October 15, 2018 and January 15, 2020, respectively, each time leaving the number of shares unchanged at 600,000 shares of its common stock. As of February 28, 2019, the Company purchased 218,491 shares of common stock, at the average price of $16.87 for approximately $3.7 million pursuant to this repurchase plan.

On March 16, 2017, we entered into an equity distribution agreement with Ladenburg Thalmann & Co. Inc., through which we may offer for sale, from time to time, up to $30.0 million of our common stock through an ATM offering. As of February 28, 2019, the Company sold 494,672 shares for gross proceeds of $11.2 million at an average price of $22.72 for aggregate net proceeds of $11.1 million (net of transaction costs).

On July 13, 2018, the Company issued 1,150,000 shares of its common stock priced at $25.00 per share (par value $0.001 per share) at an aggregate total of $28.75 million. The net proceeds, after deducting underwriting commissions of $1.15 million and offering costs of approximately $0.2 million, amounted to approximately $27.4 million. The Company also granted the underwriters a 30-day option to purchase up to an additional 172,500 shares of its common stock, which was not exercised.

The Company elected early adoption of Rule 3-04/Rule 8-03(a)(5) under Regulation S-X (Note 2). Pursuant to the regulation, the Company has presented a reconciliation of the changes in each significant caption of stockholders’ equity for each of the three fiscal years ended February 28, 2019, February 28, 2018 and February 28, 2017, as shown in the tables below:

	For the Year Ended February 28, 2019
	Common Stock		Capital in Excess of Par Value	Total Distributable Earnings (Loss)	Net Assets
	Shares	Amount
Balance at February 28, 2018	6,257,029	$6,257	$188,975,590	$(45,290,480)	$143,691,367
Cumulative effect of the adoption of ASC 606 (Note 2)	—	—	—	(65,300)	(65,300)
Balance at March 1, 2018	6,257,029	6,257	188,975,590	(45,355,780)	143,626,067
Increase (Decrease) from Operations:
Net investment income	—	—	—	3,927,648	3,927,648
Net realized gain (loss) from investments	—	—	—	212,008	212,008
Net change in unrealized appreciation (depreciation) on investments	—	—	—	643,205	643,205
Net change in provision for deferred taxes on unrealized (appreciation) depreciation on investments	—	—	—	(940,546)	(940,546)
Decrease from Shareholder Distributions:
Distributions of investment income – net	—	—	—	(3,128,513)	(3,128,513)
Capital Share Transactions:
Proceeds from issuance of common stock	—	—	—	—	—
Stock dividend distribution	25,355	25	504,853	—	504,878
Repurchases of common stock	—	—	—	—	—
Offering costs	—	—	—	—	—
Balance at May 31, 2018	6,282,384	6,282	189,480,443	(44,641,978)	144,844,747

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 10. Stockholders’ Equity (cont.)

	For the Year Ended February 28, 2019
	Common Stock		Capital in Excess of Par Value	Total Distributable Earnings (Loss)	Net Assets
	Shares	Amount
Increase (Decrease) from Operations:
Net investment income	—	$—	$—	$5,144,228	$5,144,228
Net realized gain (loss) from investments	—	—	—	163	163
Net change in unrealized appreciation (depreciation) on investment	—	—	—	(2,154,521)	(2,154,521)
Net change in provision for deferred taxes on unrealized (appreciation) depreciation on investments	—	—	—	152,546	152,546
Decrease from Shareholder Distributions:
Distributions of investment income – net	—	—	—	(3,204,014)	(3,204,014)
Capital Share Transactions:
Proceeds from issuance of common stock	1,150,000	1,150	28,748,850	—	28,750,000
Stock dividend distribution	21,563	22	511,523	—	511,545
Repurchases of common stock	—	—	—	—	—
Offering costs	—	—	(1,386,667)	—	(1,386,667)
Balance at August 31, 2018	7,453,947	7,454	217,354,149	(44,703,576)	172,658,027
Increase (Decrease) from Operations:
Net investment income	—	—	—	5,138,941	5,138,941
Net realized gain (loss) from investments	—	—	—	(67,164)	(67,164)
Net change in unrealized appreciation (depreciation) on investment	—	—	—	(1,031,113)	(1,031,113)
Net change in provision for deferred taxes on unrealized (appreciation) depreciation on investments	—	—	—	(371,581)	(371,581)
Decrease from Shareholder Distributions:
Distributions of investment income – net	—	—	—	(3,876,050)	(3,876,050)
Capital Share Transactions:
Proceeds from issuance of common stock	10,373	10	241,228	—	241,238
Stock dividend distribution	25,863	26	578,057	—	578,083
Repurchases of common stock	—	—	—	—	—
Offering costs	—	—	(1,290)	—	(1,290)
Balance at November 30, 2018	7,490,183	7,490	218,172,144	(44,910,543)	173,269,091

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 10. Stockholders’ Equity (cont.)

	For the Year Ended February 28, 2019
	Common Stock		Capital in Excess of Par Value	Total Distributable Earnings (Loss)	Net Assets
	Shares	Amount
Increase (Decrease) from Operations:
Net investment income	—	$—	$—	$4,091,392	$4,091,392
Net realized gain (loss) from investments	—	—	—	4,729,298	4,729,298
Net change in unrealized appreciation (depreciation) on investment	—	—	—	(357,880)	(357,880)
Net change in provision for deferred taxes on unrealized (appreciation) depreciation on investments	—	—	—	(607,254)	(607,254)
Decrease from Shareholder Distributions:
Distributions of investment income – net	—	—	—	(3,980,011)	(3,980,011)
Capital Share Transactions:
Proceeds from issuance of common stock	136,176	136	3,158,783	—	3,158,919
Stock dividend distribution	30,797	31	581,356	—	581,387
Repurchases of common stock	—	—	—	—	—
Offering costs	—	—	(9,755)	—	(9,755)
Tax reclassification of stockholders’ equity in accordance with generally accepted accounting principles	—	—	(18,349,728)	18,349,728	—
Balance at February 28, 2019	7,657,156	$7,657	$203,552,800	$(22,685,270)	$180,875,187
	For the Year Ended February 28, 2018
	Common Stock		Capital in Excess of Par Value	Total Distributable Earnings (Loss)	Net Assets
	Shares	Amount
Balance at February 28, 2017	5,794,600	$5,795	$190,483,931	$(63,194,949)	$127,294,777
Increase (Decrease) from Operations:
Net investment income	—	—	—	3,504,449	3,504,449
Net realized gain (loss) from investments	—	—	—	95,589	95,589
Net change in unrealized appreciation (depreciation) on investments	—	—	—	(2,585,951)	(2,585,951)
Decrease from Shareholder Distributions:
Distributions of investment income – net	—	—	—	(2,665,516)	(2,665,516)
Capital Share Transactions:
Proceeds from issuance of common stock	60,779	60	1,367,108	—	1,367,168
Stock dividend distribution	29,096	29	622,059	—	622,088
Repurchases of common stock	—	—	—	—	—
Offering costs	—	—	(23,951)	—	(23,951)
Balance at May 31, 2017	5,884,475	5,884	192,449,147	(64,846,378)	127,608,653
Increase (Decrease) from Operations:
Net investment income	—	—	—	2,891,051	2,891,051
Net realized gain (loss) from investments	—	—	—	(5,774,854)	(5,774,854)
Net change in unrealized appreciation (depreciation) on investments	—	—	—	9,753,662	9,753,662

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 10. Stockholders’ Equity (cont.)

	For the Year Ended February 28, 2018
	Common Stock		Capital in Excess of Par Value	Total Distributable Earnings (Loss)	Net Assets
	Shares	Amount
Decrease from Shareholder Distributions:
Distributions of investment income – net	—	$—	$—	$(2,792,293)	$(2,792,293)
Capital Share Transactions:
Proceeds from issuance of common stock	56,575	57	1,272,188	—	1,272,245
Stock dividend distribution	26,222	26	525,421	—	525,447
Repurchases of common stock	—	—	—	—	—
Offering costs	—	—	(24,303)	—	(24,303)
Balance at August 31, 2017	5,967,272	5,967	194,222,453	(60,768,812)	133,459,608
Increase (Decrease) from Operations:
Net investment income	—	—	—	3,015,511	3,015,511
Net realized gain (loss) from investments	—	—	—	20,936	20,936
Net change in unrealized appreciation (depreciation) on investments	—	—	—	1,226,543	1,226,543
Decrease from Shareholder Distributions:
Distributions of investment income – net	—	—	—	(2,865,735)	(2,865,735)
Capital Share Transactions:
Proceeds from issuance of common stock	148,759	149	3,345,720	—	3,345,869
Stock dividend distribution	33,551	34	677,467	—	677,501
Repurchases of common stock	—	—	—	—	—
Offering costs	—	—	(34,010)	—	(34,010)
Balance at November 30, 2017	6,149,582	6,150	198,211,630	(59,371,557)	138,846,223
Increase (Decrease) from Operations:
Net investment income	—	—	—	3,320,647	3,320,647
Net realized gain (loss) from investments	—	—	—	(219,239)	(219,239)
Net change in unrealized appreciation (depreciation) on investments	—	—	—	2,430,801	2,430,801
Decrease from Shareholder Distributions:
Distributions of investment income – net	—	—	—	(3,052,033)	(3,052,033)
Capital Share Transactions:
Proceeds from issuance of common stock	82,012	82	1,852,987	—	1,853,069
Stock dividend distribution	25,435	25	537,753	—	537,778
Repurchases of common stock	—	—	—	—	—
Offering costs	—	—	(25,879)	—	(25,879)
Tax reclassification of stockholders’ equity in accordance with generally accepted accounting principles	—	—	(11,600,901)	11,600,901	—
Balance at February 28, 2018	6,257,029	$6,257	$188,975,590	$(45,290,480)	$143,691,367

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 10. Stockholders’ Equity (cont.)

	For the Year Ended February 28, 2017
	Common Stock		Capital in Excess of Par Value	Total Distributable Earnings (Loss)	Net Assets
	Shares	Amount
Balance at February 29, 2016	5,672,227	$5,672	$188,714,329	$(63,570,126)	$125,149,875
Increase (Decrease) from Operations:
Net investment income	—	—	—	2,538,549	2,538,549
Net realized gain (loss) from investments	—	—	—	6,102,905	6,102,905
Net change in unrealized appreciation (depreciation) on investments	—	—	—	(5,353,867)	(5,353,867)
Decrease from Shareholder Distributions:
Distributions of investment income – net	—	—	—	(2,346,312)	(2,346,312)
Capital Share Transactions:
Proceeds from issuance of common stock	—	—	—	—	—
Stock dividend distribution	123,492	123	1,750,778	—	1,750,901
Repurchases of common stock	(45,497)	(45)	(713,138)	—	(713,183)
Offering costs	—	—	—	—	—
Balance at May 31, 2016	5,750,222	5,750	189,751,969	(62,628,851)	127,128,868
Increase (Decrease) from Operations:
Net investment income	—	—	—	2,603,781	2,603,781
Net realized gain (loss) from investments	—	—	—	5,936,750	5,936,750
Net change in unrealized appreciation (depreciation) on investments	—	—	—	(3,268,913)	(3,268,913)
Decrease from Shareholder Distributions:
Distributions of investment income – net	—	—	—	(3,616,930)	(3,616,930)
Capital Share Transactions:
Proceeds from issuance of common stock	—	—	—	—	—
Stock dividend distribution	58,168	58	949,392	—	949,450
Repurchases of common stock	(67,580)	(67)	(1,169,317)	—	(1,169,384)
Offering costs	—	—	—	—	—
Balance at August 31, 2016	5,740,810	5,741	189,532,044	(60,974,163)	128,563,622
Increase (Decrease) from Operations:
Net investment income	—	—	—	3,418,874	3,418,874
Net realized gain (loss) from investments	—	—	—	260,244	260,244
Net change in unrealized appreciation (depreciation) on investments	—	—	—	(2,105,342)	(2,105,342)
Decrease from Shareholder Distributions:
Distributions of investment income – net	—	—	—	(2,508,967)	(2,508,967)
Capital Share Transactions:
Proceeds from issuance of common stock	—	—	—	—	—
Stock dividend distribution	83,334	83	1,425,262	—	1,425,345
Repurchases of common stock	(75,897)	(76)	(1,373,970)	—	(1,374,046)
Offering costs	—	—	—	—	—
Balance at November 30, 2016	5,748,247	5,748	189,583,336	(61,909,354)	127,679,730

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 10. Stockholders’ Equity (cont.)

	For the Year Ended February 28, 2017
	Common Stock		Capital in Excess of Par Value	Total Distributable Earnings (Loss)	Net Assets
	Shares	Amount
Increase (Decrease) from Operations:
Net investment income	—	$—	$—	$1,099,606	$1,099,606
Net realized gain (loss) from investments	—	—	—	68,216	68,216
Net change in unrealized appreciation (depreciation) on investments	—	—	—	86,678	86,678
Decrease from Shareholder Distributions:
Distributions of investment income – net	—	—	—	(2,584,866)	(2,584,866)
Capital Share Transactions:
Proceeds from issuance of common stock	—	—	—	—	—
Stock dividend distribution	50,453	51	1,021,588	—	1,021,639
Repurchases of common stock	(4,100)	(4)	(76,222)	—	(76,226)
Offering costs	—	—	—	—	—
Tax reclassification of stockholders’ equity in accordance with generally accepted accounting principles	—	—	(44,771)	44,771	—
Balance at February 28, 2017	5,794,600	$5,795	$190,483,931	$(63,194,949)	$127,294,777

Note 11. Earnings Per Share

In accordance with the provisions of FASB ASC 260, “Earnings per Share” (“ASC 260”), basic earnings per share is computed by dividing earnings available to common shareholders by the weighted average number of shares outstanding during the period. Other potentially dilutive common shares, and the related impact to earnings, are considered when calculating earnings per share on a diluted basis.

Thefollowing information sets forth the computation of the weighted average basic and diluted net increase in net assets resulting from operations per share for the years ended February 28, 2019, February 28, 2018 and February 28, 2017 (dollars in thousands except share and per share amounts):

Basic and Diluted	February 28, 2019	February 28, 2018	February 28, 2017
Net increase in net assets resulting from operations	$18,509	$17,679	$11,387
Weighted average common shares outstanding	7,046,686	6,024,040	5,740,450
Weighted average earnings per common share	$2.63	$2.93	$1.98

Note 12. Dividend

On November 27, 2018, the Company declared a dividend of $0.53 per share, which was paid on January 2, 2019, to common stockholders of record on December 17, 2018. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to the Company’s DRIP. Based on shareholder elections, the dividend consisted of approximately $3.4 million in cash and 30,797 newly issued shares of common stock, or 0.4% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $18.88 per share, which equaled 95.0% of the volume weighted average trading price per share of the common stock on December 18, 19, 20, 21, 24, 26, 27, 28, 31, 2018 and January 2, 2019.

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 12. Dividend (cont.)

On August 28, 2018, the Company declared a dividend of $0.52 per share, which was paid on September 27, 2018, to common stockholders of record as of September 17, 2018. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP. Based on shareholder elections, the dividend consisted of approximately $3.3 million in cash and 25,863 newly issued shares of common stock, or 0.3% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $22.35 per share, which equaled 95.0% of the volume weighted average trading price per share of the common stock on September 14, 17, 18, 19, 20, 21, 24, 25, 26 and 27, 2018.

On May 30, 2018, the Company declared a dividend of $0.51 per share, which was paid on June 27, 2018, to common stockholders of record as of June 15, 2018. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP. Based on shareholder elections, the dividend consisted of approximately $2.7 million in cash and 21,563 newly issued shares of common stock, or 0.3% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $23.72 per share, which equaled 95.0% of the volume weighted average trading price per share of the common stock on June 14, 15, 18, 19, 20, 21, 22, 25, 26 and 27, 2018.

On February 26, 2018, the Company declared a dividend of $0.50 per share, which was paid on March 26, 2018, to common stockholders of record as of March 14, 2018. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP. Based on shareholder elections, the dividend consisted of approximately $2.6 million in cash and 25,355 newly issued shares of common stock, or 0.4% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $19.91 per share, which equaled 95.0% of the volume weighted average trading price per share of the common stock on March 13, 14, 15, 16, 19, 20, 21, 22, 23 and 26, 2018.

On November 29, 2017, the Company declared a dividend of $0.49 per share, which was paid on December 27, 2017, to common stockholders of record on December 15, 2017. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant the Company’s DRIP. Based on shareholder elections, the dividend consisted of approximately $2.5 million in cash and 25,435 newly issued shares of common stock, or 0.4% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $21.14 per share, which equaled the volume weighted average trading price per share of the common stock on December 13, 14, 15, 18, 19, 20, 21, 22, 26 and 27, 2017.

On August 28, 2017, the Company declared a dividend of $0.48 per share, which was paid on September 26, 2017, to common stockholders of record as of September 15, 2017. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP. Based on shareholder elections, the dividend consisted of approximately $2.2 million in cash and 33,551 newly issued shares of common stock, or 0.6% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $20.19 per share, which equaled the volume weighted average trading price per share of the common stock on September 13, 14, 15, 18, 19, 20, 21, 22, 25 and 26, 2017.

On May 30, 2017, the Company declared a dividend of $0.47 per share, which was paid on June 27, 2017, to common stockholders of record as of June 15, 2017. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP. Based on shareholder elections, the dividend consisted of approximately $2.3 million in cash and 26,222 newly issued shares of common stock, or 0.4% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $20.04 per share, which equaled the volume weighted average trading price per share of the common stock on June 14, 15, 16, 19, 20, 21, 22, 23, 26 and 27, 2017.

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 12. Dividend (cont.)

On February 28, 2017, the Company declared a dividend of $0.46 per share, which was paid on March 28, 2017, to common stockholders of record as of March 15, 2017. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP. Based on shareholder elections, the dividend consisted of approximately $2.0 million in cash and 29,096 newly issued shares of common stock, or 0.5% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $21.38 per share, which equaled the volume weighted average trading price per share of the common stock on March 15, 16, 17, 20, 21, 22, 23, 24, 27 and 28, 2017.

On January 12, 2017, the Company declared a dividend of $0.45 per share, which was paid on February 9, 2017, to common stockholders of record as of January 31, 2017. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP. Based on shareholder elections, the dividend consisted of approximately $1.6 million in cash and 50,453 newly issued shares of common stock, or 0.9% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $20.25 per share, which equaled the volume weighted average trading price per share of the common stock on January 27, 30, 31 and February 1, 2, 3, 6, 7, 8 and 9, 2017.

On October 5, 2016, the Company declared a dividend of $0.44 per share, which was paid on November 9, 2016, to common stockholders of record as of October 31, 2016. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP. Based on shareholder elections, the dividend consisted of approximately $1.5 million in cash and 58,548 newly issued shares of common stock, or 1.0% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $17.12 per share, which equaled the volume weighted average trading price per share of the common stock on October 27, 28, 31 and November 1, 2, 3, 4, 7, 8 and 9, 2016.

On August 8, 2016, the Company declared a special dividend of $0.20 per share, which was paid on September 5, 2016, to common stockholders of record as of August 24, 2016. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP. Based on shareholder elections, the dividend consisted of approximately $0.7 million in cash and 24,786 newly issued shares of common stock, or 0.4% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $17.06 per share, which equaled the volume weighted average trading price per share of the common stock on August 22, 23, 24, 25, 26, 29, 30, 31 and September 1 and 2, 2016.

On July 7, 2016, the Company declared a dividend of $0.43 per share, which was paid on August 9, 2016, to common stockholders of record as of July 29, 2016. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP. Based on shareholder elections, the dividend consisted of approximately $1.5 million in cash and 58,167 newly issued shares of common stock, or 1.0% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $16.32 per share, which equaled the volume weighted average trading price per share of the common stock on July 27, 28, 29 and August 1, 2, 3, 4, 5, 8 and 9, 2016.

On March 31, 2016, the Company declared a dividend of $0.41 per share, which was paid on April 27, 2016, to common stockholders of record as of April 15, 2016. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP. Based on shareholder elections, the dividend consisted of approximately $1.5 million in cash and 56,728 newly issued shares of common stock, or 1.0% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $15.43 per share, which equaled the volume weighted average trading price per share of the common stock on April 14, 15, 18, 19, 20, 21, 22, 25, 26 and 27, 2016.

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 12. Dividend (cont.)

On January 12, 2016, the Company declared a dividend of $0.40 per share, which was paid on February 29, 2016, to common stockholders of record on February 1, 2016. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP. Based on shareholder elections, the dividend consisted of approximately $1.4 million in cash and 66,765 newly issued shares of common stock, or 1.2% of the Company’s outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $13.11 per share, which equaled the volume weighted average trading price per share of the common stock on February 16, 17, 18, 19, 22, 23, 24, 25, 26 and 29, 2016.

On October 7, 2015, the Company declared a dividend of $0.36 per share, which was paid on November 30, 2015, to common stockholders of record on November 2, 2015. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP. Based on shareholder elections, the dividend consisted of approximately $1.1 million in cash and 61,029 newly issued shares of common stock, or 1.1% of the Company’s outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $14.53 per share, which equaled the volume weighted average trading price per share of the common stock on November 16, 17, 18, 19, 20, 23, 24, 25, 27 and 30, 2015.

On July 8, 2015, the Company declared a dividend of $0.33 per share, which was paid on August 31, 2015, to common stockholders of record on August 3, 2015. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP. Based on shareholder elections, the dividend consisted of approximately $1.1 million in cash and 47,861 newly issued shares of common stock, or 0.9% of the Company’s outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $15.28 per share, which equaled the volume weighted average trading price per share of the common stock on August 18, 19, 20, 21, 24, 25, 26, 27, 28 and 31, 2015.

On May 14, 2015, the Company declared a special dividend of $1.00 per share, which was paid on June 5, 2015, to common stockholders of record on May 26, 2015. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP. Based on shareholder elections, the dividend consisted of approximately $3.4 million in cash and 126,230 newly issued shares of common stock, or 2.3% of the Company’s outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $16.47 per share, which equaled the volume weighted average trading price per share of the common stock on May 22, 26, 27, 28, 29 and June 1, 2, 3, 4, and 5, 2015.

On April 9, 2015, the Company declared a dividend of $0.27 per share, which was paid on May 29, 2015, to common stockholders of record on May 4, 2015. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP. Based on shareholder elections, the dividend consisted of approximately $0.9 million in cash and 33,766 newly issued shares of common stock, or 0.6% of the Company’s outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $16.78 per share, which equaled the volume weighted average trading price per share of the common stock on May 15, 18, 19, 20, 21, 22, 26, 27, 28 and 29, 2015.

On September 24, 2014, the Company declared a dividend of $0.22 per share, which was paid on February 27, 2015. Shareholders have the option to receive payment of the dividend in cash, or receive shares of common stock pursuant to the Company’s DRIP. Based on shareholder elections, the dividend consisted of approximately $0.8 million in cash and 26,858 newly issued shares of common stock, or 0.5% of our outstanding common stock

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 12. Dividend (cont.)

prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $14.97 per share, which equaled the volume weighted average trading price per share of the common stock on February 13, 17, 18, 19, 20, 23, 24, 25, 26 and 27, 2015.

On September 24, 2014, the Company declared a dividend of $0.18 per share, which was paid on November 28, 2014. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock pursuant to the Company’s DRIP. Based on shareholder elections, the dividend consisted of approximately $0.6 million in cash and 22,283 newly issued shares of common stock, or 0.4% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $14.37 per share, which equaled the volume weighted average trading price per share of the common stock on November 14, 17, 18, 19, 20, 21, 24, 25, 26 and 28, 2014.

On October 30, 2013, the Company declared a dividend of $2.65 per share, which was paid on December 27, 2013. Shareholders had the option to receive payment of the dividend in cash, shares of common stock, or a combination of cash and shares of common stock, provided that the aggregate cash payable to all shareholders was limited to approximately $2.5 million or $0.53 per share. This dividend was declared in reliance on certain private letter rulings issued by the IRS concluding that a RIC may treat a distribution of its own stock as fulfilling its RIC distribution requirements if each stockholder may elect to receive his or her entire distribution in either cash or stock of the RIC subject to a limitation on the aggregate amount of cash to be distributed to all stockholders, which limitation must be at least 20.0% of the aggregate declared distribution. Based on shareholder elections, the dividend consisted of approximately $2.5 million in cash and 649,500 shares of common stock, or 13.7% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $15.439 per share, which equaled the volume weighted average trading price per share of the common stock on December 11, 13, and 16, 2013.

On November 9, 2012, the Company declared a dividend of $4.25 per share, which was paid on December 31, 2012. Shareholders had the option to receive payment of the dividend in cash, shares of common stock, or a combination of cash and shares of common stock, provided that the aggregate cash payable to all shareholders was limited to approximately $3.3 million or $0.85 per share. Based on shareholder elections, the dividend consisted of approximately $3.3 million in cash and 853,455 shares of common stock, or 22.0% of our outstanding common stock prior to the dividend payment. The amount of cash elected to be received was greater than the cash limit of 20.0% of the aggregate dividend amount, thus resulting in the payment of a combination of cash and stock to shareholders who elected to receive cash. The number of shares of common stock comprising the stock portion was calculated based on a price of $15.444 per share, which equaled the volume weighted average trading price per share of the common stock on December 14, 17, and 19, 2012.

On November 15, 2011, the Company declared a dividend of $3.00 per share, which was paid on December 30, 2011. Shareholders had the option to receive payment of the dividend in cash, shares of common stock, or a combination of cash and shares of common stock, provided that the aggregate cash payable to all shareholders was limited to approximately $2.0 million or $0.60 per share. Based on shareholder elections, the dividend consisted of approximately $2.0 million in cash and 599,584 shares of common stock, or 18.0% of our outstanding common stock prior to the dividend payment. The amount of cash elected to be received was greater than the cash limit of 20.0% of the aggregate dividend amount, thus resulting in the payment of a combination of cash and stock to shareholders who elected to receive cash. The number of shares of common stock comprising the stock portion was calculated based on a price of $13.1171 per share, which equaled the volume weighted average trading price per share of the common stock on December 20, 21 and 22, 2011.

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 12. Dividend (cont.)

On November 12, 2010, the Company declared a dividend of $4.40 per share, which was paid on December 29, 2010. Shareholders had the option to receive payment of the dividend in cash, shares of common stock, or a combination of cash and shares of common stock, provided that the aggregate cash payable to all shareholders was limited to approximately $1.2 million or $0.44 per share. Based on shareholder elections, the dividend consisted of approximately $1.2 million in cash and 596,235 shares of common stock, or 22.0% of our outstanding common stock prior to the dividend payment. The amount of cash elected to be received was greater than the cash limit of 10.0% of the aggregate dividend amount, thus resulting in the payment of a combination of cash and stock to shareholders who elected to receive cash. The number of shares of common stock comprising the stock portion was calculated based on a price of $17.8049 per share, which equaled the volume weighted average trading price per share of the common stock on December 20, 21 and 22, 2010. The consolidated financial statements for the period ended November 30, 2010 have been retroactively adjusted to reflect the increase in common stock as a result of the dividend in accordance with the provisions of ASC 505-20-S50 regarding disclosure of a capital structure change after the interim balance sheet but before the release of the financial statements.

On November 13, 2009, we declared a dividend of $18.25 per share payable on December 31, 2009. Shareholders had the option to receive payment of the dividend in cash, shares of common stock, or a combination of cash and shares of common stock, provided that the aggregate cash payable to all shareholders was limited to $2.1 million or $2.50 per share. Based on shareholder elections, the dividend consisted of $2.1 million in cash and 864,872.5 of newly issued shares of common stock.

The following tables summarize dividends declared for the years ended February 28, 2019, February 28, 2018, February 28, 2017, February 29, 2016 and February 28, 2015 (dollars in thousands except for share amounts):

Date Declared	Record Date	Payment Date	Amount per Share	Total Amount*
November 27, 2018	December 17, 2018	January 2, 2019	$0.53	$3,980
August 28, 2018	September 17, 2018	September 27, 2018	0.52	3,876
May 30, 2018	June 15, 2018	June 27, 2018	0.51	3,204
February 26, 2018	March 14, 2018	March 26, 2018	0.50	3,129
Total dividends declared			$2.06	$14,189
Date Declared	Record Date	Payment Date	Amount per Share	Total Amount*
November 29, 2017	December 15, 2017	December 27, 2017	$0.49	$3,052
August 28, 2017	September 15, 2017	September 26, 2017	0.48	2,866
May 30, 2017	June 15, 2017	June 27, 2017	0.47	2,792
February 28, 2017	March 15, 2017	March 28, 2017	0.46	2,666
Total dividends declared			$1.90	$11,376
Date Declared	Record Date	Payment Date	Amount per Share	Total Amount*
January 12, 2017	January 31, 2017	February 9, 2017	$0.45	$2,585
October 5, 2016	October 31, 2016	November 9, 2016	0.44	2,509
August 8, 2016	August 24, 2016	September 5, 2016	0.20	1,151
July 7, 2016	July 29, 2016	August 9, 2016	0.43	2,466
March 31, 2016	April 15, 2016	April 27, 2016	0.41	2,346
Total dividends declared			$1.93	$11,057

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 12. Dividend (cont.)

Date Declared	Record Date	Payment Date	Amount per Share	Total Amount*
January 12, 2016	February 1, 2016	February 29, 2016	$0.40	$2,278
October 7, 2015	November 2, 2015	November 30, 2015	0.36	2,028
July 8, 2015	August 3, 2015	August 31, 2015	0.33	1,844
May 14, 2015	May 26, 2015	June 5, 2015	1.00	5,429
April 9, 2015	May 4, 2015	May 29, 2015	0.27	1,466
Total dividends declared			$2.36	$13,045
Date Declared	Record Date	Payment Date	Amount per Share	Total Amount*
September 24, 2014	February 2, 2015	February 27, 2015	$0.22	$1,189
September 24, 2014	November 3, 2014	November 28, 2014	0.18	968
Total dividends declared			$0.40	$2,157

____________

*        Total amount is calculated based on the number of shares outstanding at the date of record.

Note 13. Financial Highlights

The following is a schedule of financial highlights as of and for the years ended February 28, 2019, February 28, 2018, February 28, 2017, February 29, 2016 and February 28, 2015:

	February 28, 2019	February 28, 2018	February 28, 2017	February 29, 2016	February 28, 2015
Per share data
Net asset value at beginning of period	$22.96	$21.97	$22.06	$22.70	$21.08
Adoption of ASC 606	(0.01)	—	—	—	—
Net asset value at beginning of period, as adjusted	22.95	21.97	22.06	22.70	21.08
Net investment income(1)	2.60	2.11	1.68	1.91	1.80
Net realized and unrealized gains (losses) on investments(1)	0.03	0.82	0.30	0.18	0.24
Net increase in net assets resulting from operations	2.63	2.93	1.98	2.09	2.04
Distributions declared from net investment income	(2.06)	(1.90)	(1.93)	(2.36)	(0.40)
Total distributions to stockholders	(2.06)	(1.90)	(1.93)	(2.36)	(0.40)
Issuance of common stock above net asset value(2)	0.15	—	—	—	—
Dilution(3)	(0.05)	(0.04)	(0.14)	(0.37)	(0.02)
Net asset value at end of period	$23.62	$22.96	$21.97	$22.06	$22.70
Net assets at end of period	$180,875,187	$143,691,367	$127,294,777	$125,149,875	$122,598,742
Shares outstanding at end of period	7,657,156	6,257,029	5,794,600	5,672,227	5,401,899
Per share market value at end of period	$23.04	$21.86	$22.74	$14.22	$15.76
Total return based on market value(4)	16.11%	5.28%	80.83%	4.27%	1.63%
Total return based on net asset value(5)	13.33%	14.45%	12.62%	11.10%	10.09%

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 13. Financial Highlights (cont.)

	February 28, 2019	February 28, 2018	February 28, 2017	February 29, 2016	February 28, 2015
Ratio Supplemental data:
Ratio of net investment income to average net assets	11.22%	9.37%	7.57%	8.52%	8.11%
Expenses:
Ratio of operating expenses to average net assets	6.98%	7.81%	7.21%	6.93%	6.52%
Ratio of incentive management fees to average net assets	3.00%	3.19%	2.31%	1.78%	2.14%
Ratio of interest and debt financing expenses to average net assets	8.05%	8.05%	7.75%	6.75%	6.19%
Ratio of total expenses to average net assets	18.03%	19.05%	18.41%	15.46%	14.85%
Portfolio turnover rate(6)	35.26%	19.73%	43.76%	26.22%	31.28%
Asset coverage ratio per unit(7)	2,345	2,930	2,710	3,025	3,117
Average market value per unit
Credit Facility(8)	N/A	N/A	N/A	N/A	N/A
SBA Debentures(8)	N/A	N/A	N/A	N/A	N/A
2020 Notes	N/A	N/A	N/A	$25.24	$25.46
2023 Notes	$25.74	$26.05	$25.89	N/A	N/A
2025 Notes	$24.97	N/A	N/A	N/A	N/A

____________

(1)      Per share amounts are calculated using the weighted average shares outstanding during the period.

(2)      The continuous issuance of common stock may cause an incremental increase in net asset value per share due to the sale of shares at the then prevailing public offering price and the receipt of net proceeds per share by the Company in excess of net asset value per share on each subscription closing date. The per share data was derived by computing (i) the sum of (A) the number of shares issued in connection with subscriptions and/or distribution reinvestment on each share transaction date multiplied by (B) the differences between the net proceeds per share and the net asset value per share on each share transaction date, divided by (ii) the total shares outstanding during the period.

(3)      Represents the dilutive effect of issuing common stock below net asset value per share during the period in connection with the satisfaction of the Company’s annual RIC distribution requirement. See Note 12, Dividend.

(4)      Total investment return is calculated assuming a purchase of common shares at the current market value on the first day and a sale at the current market value on the last day of the periods reported. Dividends and distributions, if any, are assumed for purposes of this calculation to be reinvested at prices obtained under the Company’s DRIP. Total investment return does not reflect brokerage commissions.

(5)      Total investment return is calculated assuming a purchase of common shares at the current net asset value on the first day and a sale at the current net asset value on the last day of the periods reported. Dividends and distributions, if any, are assumed for purposes of this calculation to be reinvested at prices obtained under the Company’s DRIP. Total investment return does not reflect brokerage commissions.

(6)      Portfolio turnover rate is calculated using the lesser of year-to-date sales or year-to-date purchases over the average of the invested assets at fair value.

(7)      Asset coverage ratio per unit is the ratio of the carrying value of our total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness. Asset coverage ratio per unit is expressed in terms of dollar amounts per $1,000 of indebtedness. Asset coverage ratio per unit does not include unfunded commitments. The inclusion of unfunded commitments in the calculation of the asset coverage ratio per unit would not cause us to be below the required amount of regulatory coverage.

(8)      The Credit Facility and SBA Debentures are not registered for public trading.

SARATOGA INVESTMENT CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2019

Note 14. Selected Quarterly Data (Unaudited)

	2019
($ in thousands, except per share numbers)	Qtr 4	Qtr 3	Qtr 2	Qtr 1
Total investment income	$12,984	$12,833	$11,403	$10,488
Net investment income	4,091	5,139	5,145	3,927
Net realized and unrealized gain (loss)	3,764	(1,470)	(2,002)	(85)
Net increase in net assets resulting from operations	7,855	3,669	3,143	3,842
Net investment income per common share	$0.54	$0.69	$0.74	$0.63
Net realized and unrealized gain (loss) per common share	$0.50	$(0.20)	$(0.29)	$(0.01)
Dividends declared per common share	$0.53	$0.52	$0.51	$0.50
Net asset value per common share	$23.62	$23.13	$23.16	$23.06
	2018
($ in thousands, except per share numbers)	Qtr 4	Qtr 3	Qtr 2	Qtr 1
Total investment income	$10,128	$9,526	$10,254	$8,707
Net investment income	3,321	3,016	2,891	3,504
Net realized and unrealized gain (loss)	2,211	1,247	3,979	(2,490)
Net increase in net assets resulting from operations	5,532	4,263	6,870	1,014
Net investment income per common share	$0.53	$0.50	$0.49	$0.60
Net realized and unrealized gain (loss) per common share	$0.35	$0.21	$0.67	$(0.42)
Dividends declared per common share	$0.49	$0.48	$0.47	$0.46
Net asset value per common share	$22.96	$22.58	$22.37	$21.69
	2017
($ in thousands, except per share numbers)	Qtr 4	Qtr 3	Qtr 2	Qtr 1
Total investment income	$8,359	$8,442	$8,448	$7,908
Net investment income	1,099	3,419	2,604	2,539
Net realized and unrealized gain (loss)	155	(1,845)	2,668	749
Net increase in net assets resulting from operations	1,254	1,574	5,272	3,288
Net investment income per common share	$0.19	$0.60	$0.45	$0.44
Net realized and unrealized gain (loss) per common share	$0.03	$(0.32)	$0.46	$0.13
Dividends declared per common share	$0.45	$0.44	$0.63	$0.41
Net asset value per common share	$21.97	$22.21	$22.39	$22.11

Note 15. Subsequent Events

The Company has evaluated subsequent events through the filing of this Form 10-K and determined that there have been no events that have occurred that would require adjustments to the Company’s consolidated financial statements and disclosures in the consolidated financial statements except for the following:

On February 26, 2019, our board of directors declared a dividend of $0.54 per share, which was paid on March 28, 2019, to common stockholders of record as of March 14, 2019. Shareholders had the option to receive payment of the dividend in cash, or receive shares of common stock, pursuant to our DRIP. Based on shareholder elections, the dividend consisted of approximately $3.5 million in cash and 31,240 newly issued shares of common stock, or 0.4% of our outstanding common stock prior to the dividend payment. The number of shares of common stock comprising the stock portion was calculated based on a price of $21.36 per share, which equaled the volume weighted average trading price per share of the common stock on March 15, 18, 19, 20, 21, 22, 25, 26, 27 and 28, 2019.

INDEX TO OTHER FINANCIAL STATEMENTS

Saratoga Investment Corp. CLO 2013-1, Ltd.

IMPORTANT NOTE

In accordance with certain SEC rules, Saratoga Investment Corp. (the “Company”) is providing additional information regarding one of its portfolio companies, Saratoga Investment Corp. CLO 2013-1, Ltd. (“Saratoga CLO”). The Company owns 100% of the subordinated notes of the Saratoga CLO. The additional financial information regarding the Saratoga CLO does not directly impact the Company’s financial position, results of operations or cash flows.

S-1

Report of Independent Auditors

The Board of Directors
Saratoga Investment Corp. CLO 2013-1, Ltd.

We have audited the accompanying financial statements of Saratoga Investment Corp. CLO 2013- 1, Ltd., which comprise the statement of assets and liabilities, including the schedule of investments, as of February 28, 2019, and the related statements of operations, changes in net assets and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Saratoga Investment Corp. CLO 2013-1, Ltd. at February 28, 2019, and the results of its operations, changes in its net assets and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

Report of Other Auditors on February 28, 2018 Financial Statements

The financial statements of Saratoga Investment Corp. CLO 2013-1, Ltd. for the years ended February 28, 2018 and for each of the two years in the period ended February 28, 2018, were audited by other auditors who expressed an unmodified opinion on those statements on May 14, 2018.

/s/ Ernst & Young Ltd.

Grand Cayman, Cayman Islands
May 13, 2019

S-2

Saratoga Investment Corp. CLO 2013-1, Ltd.

Statements of Assets and Liabilities

	February 28, 2019	February 28, 2018
ASSETS
Investments at fair value
Loans at fair value (amortized cost of $506,145,483 and $307,926,355, respectively)	$498,389,369	$305,823,704
Equities at fair value (amortized cost of $3,531,218 and $3,531,218, respectively)	15,691	6,599
Total investments at fair value (amortized cost of $509,676,701 and $311,457,573, respectively)	498,405,060	305,830,303
Cash and cash equivalents	18,495,653	5,769,820
Receivable from open trades	7,855,309	12,395,571
Interest receivable (net of reserve of $168,443 and $0, respectively)	2,104,495	1,653,928
Total assets	$526,860,517	$325,649,622

LIABILITIES
Interest payable	$4,963,472	$1,190,428
Payable from open trades	26,232,247	24,471,358
Accrued base management fee	108,419	33,545
Accrued subordinated management fee	433,675	134,179
Accrued incentive fee	—	65,300
Due to affiliate	1,673,747	—
Accounts payable and accrued expenses	1,221,110	—
Saratoga Investment Corp. CLO 2013-1, Ltd. Notes:
Class A-1 Notes	—	170,000,000
Class A-1FL-R-2 Senior Secured Floating Rate Notes	255,000,000	—
Class A-1FXD-R-2 Senior Secured Fixed Rate Notes	25,000,000	—
Class A-2 Notes	—	20,000,000
Class-A-2-R-2 Senior Secured Floating Rate Notes	40,000,000	—
Class B Notes	—	44,800,000
Class B-R-2 Senior Secured Floating Rate Notes	59,500,000	—
Class C Notes	—	16,000,000
Discount on Class C Notes	—	(68,370)
Class C-R-2 Deferrable Mezzanine Floating Rate Notes	22,500,000	—
Discount on Class C-R-2 Notes	(585,059)	—
Class D Notes	—	14,000,000
Discount on Class D Notes	—	(317,409)
Class D-R-2 Deferrable Mezzanine Floating Rate Notes	31,000,000	—
Discount on Class D-R-2 Notes	(1,064,636)	—
Class E Notes	—	13,100,000
Class E-1-R-2 Deferrable Mezzanine Floating Rate Notes	27,000,000	—
Class E-2-R-2 Deferrable Mezzanine Fixed Rate Notes	—	—
Class F Notes	—	4,500,000
Class F-R-2 Deferrable Junior Floating Rate Notes	2,500,000	—
Class G-R-2 Deferrable Junior Floating Rate Notes	7,500,000	—
Deferred debt financing costs	(2,465,897)	(1,014,090)
Subordinated Notes	69,500,000	30,000,000
Discount on Subordinated Notes	(25,256,892)	—
Total liabilities	$544,760,186	$336,894,941

NET ASSETS
Ordinary equity, par value $1.00, 250 ordinary shares authorized, 250 and 250 issued and outstanding, respectively	$250	$250
Total distributable earnings (loss)	(17,899,919)	(11,245,569)
Total net assets (deficit)	(17,899,669)	(11,245,319)
Total liabilities and net assets	$526,860,517	$325,649,622

Certain prior year numbers have been adjusted to conform with the SEC final rules on disclosure updates and simplification effective November 5, 2018. See Note 2.

See accompanying notes to financial statements.

S-3

Saratoga Investment Corp. CLO 2013-1, Ltd.

Statements of Operations

	For the year ended
	February 28, 2019	February 28, 2018	February 28, 2017
INVESTMENT INCOME
Interest from investments	$23,413,966	$17,435,371	$15,443,693
Interest from cash and cash equivalents	25,848	14,644	11,216
Other income	623,032	415,428	643,457
Total investment income	24,062,846	17,865,443	16,098,366

EXPENSES
Interest and debt financing expenses	19,612,756	13,896,547	13,404,313
Base management fee	344,436	301,863	585,575
Subordinated management fee	1,377,744	1,207,454	913,426
Incentive fees	567,932	591,368	—
Professional fees	345,407	216,672	106,564
Trustee expenses	181,492	160,883	128,083
Miscellaneous fee expense	98,496	95,314	49,279
Loss on extinguishment of debt	1,199,851	—	6,143,816
Total expenses	23,728,114	16,470,101	21,331,056
NET INVESTMENT INCOME (LOSS)	334,732	1,395,342	(5,232,690)
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:
Net realized gain (loss) on investments	(1,344,711)	619,531	358,169
Net change in unrealized appreciation (depreciation) on investments	(5,644,371)	(286,416)	13,458,113
Net realized and unrealized gain (loss) on investments	(6,989,082)	333,115	13,816,282
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$(6,654,350)	$1,728,457	$8,583,592

See accompanying notes to financial statements.

S-4

Saratoga Investment Corp. CLO 2013-1, Ltd.

Statements of Changes in Net Assets

	For the year ended
	February 28, 2019	February 28, 2018	February 28, 2017
INCREASE (DECREASE) FROM OPERATIONS:
Net investment income (loss)	$334,732	$1,395,342	$(5,232,690)
Net realized gain (loss) from investments	(1,344,711)	619,531	358,169
Net change in unrealized appreciation (depreciation) on investments	(5,644,371)	(286,416)	13,458,113
Net increase (decrease) in net assets resulting from operations	(6,654,350)	1,728,457	8,583,592
Total increase (decrease) in net assets	(6,654,350)	1,728,457	8,583,592
Net assets at beginning of period	(11,245,319)	(12,973,776)	(21,557,368)
Net assets at end of period	$(17,899,669)	$(11,245,319)	$(12,973,776)

See accompanying notes to financial statements.

S-5

Saratoga Investment Corp. CLO 2013-1, Ltd.

Statements of Cash Flows

	For the year ended
	February 28, 2019	February 28, 2018	February 28, 2017
Operating activities
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$(6,654,350)	$1,728,457	$8,583,592
ADJUSTMENTS TO RECONCILE NET INCREASE (DECREASE) IN NET ASSETS FROM OPERATIONS TO NET CASH PROVIDED BY (USED BY) OPERATING ACTIVITIES:
Paid-in-kind interest income	(178,424)	(350,309)	(288,557)
Net accretion of discount on investments	(725,719)	(1,294,300)	(543,181)
Amortization of discount and deferred financing costs on debt	1,140,966	177,011	829,475
Loss on extinguishment of debt	1,199,851	—	6,143,816
Net realized (gain) loss from investments	1,344,711	(619,531)	(358,169)
Net change in unrealized appreciation (depreciation) on investments	5,644,371	286,416	(13,458,113)
Proceeds from sale and redemption of investments	179,863,573	150,035,021	161,551,546
Purchase of investments	(378,523,269)	(161,426,952)	(154,519,385)
(Increase) decrease in operating assets:
Interest receivable	(450,567)	(210,063)	254,697
Receivable from open trades	4,540,262	(10,890,571)	1,186,831
Other assets	—	6,049	(6,049)
Increase (decrease) in operating liabilities:
Interest payable	3,773,044	158,971	405,417
Payable for open trades	1,760,889	15,039,806	2,307,698
Accrued base management fee	74,874	(676)	(50,787)
Accrued subordinated management fee	299,496	(2,706)	51,877
Accrued incentive fee	(65,300)	65,300	—
Due to affiliate	1,673,747	—	—
Accounts payable and accrued expenses	1,221,110	—	—
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(184,060,735)	(7,298,077)	12,090,708

Financing activities
Borrowings on debt	482,078,750	—	282,320,000
Paydowns on debt	(282,400,000)	—	(282,457,781)
Deferred debt financing costs	(2,892,182)	21,342	(1,256,005)
NET CASH PROVIDED (USED IN) BY FINANCING ACTIVITIES	196,786,568	21,342	(1,393,786)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	12,725,833	(7,276,735)	10,696,922
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	5,769,820	13,046,555	2,349,633
CASH AND CASH EQUIVALENTS, END OF PERIOD	$18,495,653	$5,769,820	$13,046,555

Supplemental Information:
Interest paid during the period	$14,698,746	$13,560,565	$12,169,421

Supplemental non-cash information:
Paid-in-kind interest income	$178,424	$350,309	$288,557
Net accretion of discount on investments	725,719	1,294,300	543,181
Amortization of deferred debt financing costs	1,140,966	177,011	829,475

See accompanying notes to financial statements.

S-6

Saratoga Investment Corp. CLO 2013-1 Ltd.

Schedule of Investments
February 28, 2019

Issuer Name	Industry	Asset Name	Asset Type	Reference Rate/Spread	LIBOR Floor	Current Rate (All In)	Maturity Date	Principal/ Number of Shares	Cost	Fair Value
Education Management II LLC	Services: Consumer	A-1 Preferred Shares	Equity					6,692	$669,214	$13,384
Education Management II LLC	Services: Consumer	A-2 Preferred Shares	Equity					18,975	1,897,538	1,670
New Millennium Holdco, Inc.	Healthcare & Pharmaceuticals	Common Stock	Equity					14,813	964,466	637
24 Hour Fitness Worldwide Inc.	Services: Consumer	Term Loan (5/18)	Loan	1M USD LIBOR + 3.50%	0.00%	5.99%	5/30/2025	$2,990,000	2,978,426	2,987,518
ABB Con-Cise Optical Group LLC	Healthcare & Pharmaceuticals	Term Loan B	Loan	1M USD LIBOR + 5.00%	1.00%	7.49%	6/15/2023	2,103,445	2,080,167	2,037,712
Achilles Acquisition LLC	Banking Finance Insurance & Real Estate	Term Loan (09/18)	Loan	1M USD LIBOR + 4.00%	0.00%	6.49%	10/13/2025	6,000,000	5,985,885	5,962,500
Acosta Inc.	Media: Advertising Printing & Publishing	Term Loan B (1st Lien)	Loan	1M USD LIBOR + 3.25%	1.00%	5.74%	9/27/2021	1,915,375	1,909,171	957,687
ADMI Corp.	Services: Consumer	Term Loan B	Loan	1M USD LIBOR + 3.00%	0.00%	5.49%	4/30/2025	1,990,000	1,981,204	1,968,607
Advantage Sales & Marketing Inc.	Services: Business	First Lien Term Loan	Loan	1M USD LIBOR + 3.25%	1.00%	5.74%	7/23/2021	2,396,156	2,394,791	2,098,889
Advantage Sales & Marketing Inc.	Services: Business	Term Loan B Incremental	Loan	1M USD LIBOR + 3.25%	1.00%	5.74%	7/23/2021	494,975	487,610	431,247
Aegis Toxicology Sciences Corporation	Healthcare & Pharmaceuticals	Term Loan	Loan	3M USD LIBOR + 5.50%	1.00%	8.11%	5/9/2025	3,990,000	3,954,925	3,850,350
Agiliti Health Inc.	Healthcare & Pharmaceuticals	Delayed Draw Term Loan	Loan	1M USD LIBOR + 3.00%	0.00%	5.49%	1/5/2026	500,000	500,000	499,375
Agrofresh Inc.	Beverage Food & Tobacco	Term Loan	Loan	3M USD LIBOR + 4.75%	1.00%	7.36%	7/30/2021	2,919,744	2,915,422	2,883,247
AI Mistral (Luxembourg) Subco Sarl	High Tech Industries	Term Loan	Loan	1M USD LIBOR + 3.00%	1.00%	5.49%	3/11/2024	491,250	491,250	455,020
AIS Holdco LLC	Services: Business	Term Loan	Loan	3M USD LIBOR + 5.00%	0.00%	7.61%	8/15/2025	2,484,375	2,472,344	2,422,266
Akorn Inc.	Healthcare & Pharmaceuticals	Term Loan B	Loan	1M USD LIBOR + 5.50%	1.00%	7.99%	4/16/2021	398,056	397,485	316,455
Albertson’s LLC	Retail	Term Loan B7	Loan	1M USD LIBOR + 3.00%	0.75%	5.49%	11/17/2025	4,151,511	4,140,731	4,124,733
Alchemy US Holdco 1 LLC	Metals & Mining	Term Loan	Loan	6M USD LIBOR + 5.50%	0.00%	8.19%	10/10/2025	2,000,000	1,971,432	1,990,000
Alera Group Intermediate Holdings Inc.	Banking Finance Insurance & Real Estate	Term Loan B	Loan	1M USD LIBOR + 4.50%	0.00%	6.99%	8/1/2025	498,750	497,585	499,997
Alion Science and Technology Corporation	Aerospace & Defense	Term Loan B (1st Lien)	Loan	1M USD LIBOR + 4.50%	1.00%	6.99%	8/19/2021	3,626,521	3,620,261	3,614,445
Allen Media LLC	Media: Diversified & Production	Term Loan B	Loan	3M USD LIBOR + 6.50%	1.00%	7.50%	8/30/2023	3,000,000	2,931,901	2,872,500
Altisource S.a r.l.	Banking Finance Insurance & Real Estate	Term Loan B (03/18)	Loan	3M USD LIBOR + 4.00%	1.00%	6.61%	4/3/2024	1,677,030	1,666,628	1,639,296
Altra Industrial Motion Corp.	Capital Equipment	Term Loan	Loan	1M USD LIBOR + 2.00%	0.00%	4.49%	10/1/2025	1,955,223	1,950,844	1,930,783

See accompanying notes to financial statements.
S-7

Saratoga Investment Corp. CLO 2013-1 Ltd.

Schedule of Investments — (continued)
February 28, 2019

Issuer Name	Industry	Asset Name	Asset Type	Reference Rate/Spread	LIBOR Floor	Current Rate (All In)	Maturity Date	Principal/ Number of Shares	Cost	Fair Value
American Greetings Corporation	Media: Advertising Printing & Publishing	Term Loan	Loan	1M USD LIBOR + 4.50%	1.00%	6.99%	4/5/2024	$4,982,450	$4,979,868	$4,929,536
American Residential Services LLC	Services: Consumer	Term Loan B	Loan	1M USD LIBOR + 4.00%	1.00%	6.49%	6/30/2022	3,966,883	3,954,749	3,907,380
Amynta Agency Borrower Inc.	Banking Finance Insurance & Real Estate	Term Loan	Loan	1M USD LIBOR + 4.00%	0.00%	6.49%	2/28/2025	3,497,500	3,455,778	3,410,063
Anastasia Parent LLC	Consumer goods: Non-durable	Term Loan	Loan	1M USD LIBOR + 3.75%	0.00%	6.24%	8/11/2025	997,500	992,909	944,732
Anchor Glass Container Corporation	Containers Packaging & Glass	Term Loan (07/17)	Loan	1M USD LIBOR + 2.75%	1.00%	5.24%	12/7/2023	490,038	488,206	392,520
AqGen Ascensus Inc.	Services: Consumer	Term Loan	Loan	1M USD LIBOR + 3.50%	1.00%	5.99%	12/5/2022	408,906	408,242	405,839
Aramark Services Inc.	Services: Consumer	Term Loan B-2	Loan	1M USD LIBOR + 1.75%	0.00%	4.24%	3/28/2024	1,294,904	1,294,904	1,287,212
Arctic Glacier U.S.A. Inc.	Beverage Food & Tobacco	Term Loan (3/18)	Loan	1M USD LIBOR + 3.50%	1.00%	5.99%	3/20/2024	3,350,967	3,329,140	3,283,948
Aretec Group Inc.	Banking Finance Insurance & Real Estate	Term Loan (10/18)	Loan	1M USD LIBOR + 4.25%	0.00%	6.74%	10/1/2025	2,000,000	1,995,758	1,975,000
ASG Technologies Group Inc.	High Tech Industries	Term Loan	Loan	1M USD LIBOR + 3.50%	1.00%	5.99%	7/31/2024	493,763	491,798	485,739
AssetMark Financial Holdings Inc.	Banking Finance Insurance & Real Estate	Term Loan	Loan	3M USD LIBOR + 3.50%	0.00%	6.11%	11/14/2025	2,500,000	2,496,120	2,490,625
Astoria Energy LLC	Energy: Electricity	Term Loan	Loan	1M USD LIBOR + 4.00%	1.00%	6.49%	12/24/2021	1,406,149	1,397,673	1,407,612
Asurion LLC	Banking Finance Insurance & Real Estate	Term Loan B-4 (Replacement)	Loan	1M USD LIBOR + 3.00%	0.00%	5.49%	8/4/2022	2,084,268	2,077,055	2,082,788
Asurion LLC	Banking Finance Insurance & Real Estate	Term Loan B6	Loan	1M USD LIBOR + 3.00%	0.00%	5.49%	11/3/2023	497,955	494,277	497,512
Athenahealth Inc.	Healthcare & Pharmaceuticals	Term Loan B	Loan	3M USD LIBOR + 4.50%	0.00%	7.11%	2/11/2026	2,000,000	1,960,211	1,988,760
Avaya Inc.	Telecommunications	Term Loan B	Loan	2M USD LIBOR + 4.25%	0.00%	6.82%	12/16/2024	1,990,000	1,974,743	1,987,015
Avolon TLB Borrower 1 US LLC	Capital Equipment	Term Loan B3	Loan	1M USD LIBOR + 2.00%	0.75%	4.49%	1/15/2025	913,731	909,648	912,763
Ball Metalpack Finco LLC	Containers Packaging & Glass	Term Loan	Loan	1M USD LIBOR + 4.50%	0.00%	6.99%	7/31/2025	3,984,987	3,966,751	3,970,044
Bausch Health Companies Inc.	Healthcare & Pharmaceuticals	Term Loan B (05/18)	Loan	1M USD LIBOR + 3.00%	0.00%	5.49%	6/2/2025	1,752,582	1,745,304	1,752,144
Bausch Health Companies Inc.	Healthcare & Pharmaceuticals	Term Loan	Loan	1M USD LIBOR + 2.75%	0.00%	5.24%	11/27/2025	481,250	476,571	479,310
Blackboard Inc.	High Tech Industries	Term Loan B4	Loan	3M USD LIBOR + 5.00%	1.00%	7.61%	6/30/2021	2,932,500	2,919,562	2,818,866
Blount International Inc.	Forest Products & Paper	Term Loan B (09/18)	Loan	1M USD LIBOR + 3.75%	1.00%	6.24%	4/12/2023	3,488,756	3,485,266	3,484,395
Blucora Inc.	High Tech Industries	Term Loan (11/17)	Loan	1M USD LIBOR + 3.00%	1.00%	5.49%	5/22/2024	706,667	703,725	704,900
Boxer Parent Company Inc.	Services: Business	Term Loan	Loan	3M USD LIBOR + 4.25%	0.00%	6.86%	10/2/2025	2,500,000	2,476,591	2,484,150

See accompanying notes to financial statements.

S-8

Saratoga Investment Corp. CLO 2013-1 Ltd.

Schedule of Investments — (continued)
February 28, 2019

Issuer Name	Industry	Asset Name	Asset Type	Reference Rate/Spread	LIBOR Floor	Current Rate (All In)	Maturity Date	Principal/ Number of Shares	Cost	Fair Value
Bracket Intermediate Holding Corp.	Healthcare & Pharmaceuticals	Term Loan	Loan	3M USD LIBOR + 4.25%	0.00%	6.86%	9/5/2025	$997,500	$992,812	$985,031
Broadstreet Partners Inc.	Banking Finance Insurance & Real Estate	Term Loan B2	Loan	1M USD LIBOR + 3.25%	1.00%	5.74%	11/8/2023	1,035,177	1,032,997	1,032,589
Brookfield WEC Holdings Inc.	Energy: Electricity	Term Loan	Loan	1M USD LIBOR + 3.75%	0.75%	6.24%	8/1/2025	2,000,000	1,990,924	2,001,880
Cable & Wireless Communications Limited	Telecommunications	Term Loan B4	Loan	1M USD LIBOR + 3.25%	0.00%	5.74%	1/30/2026	2,500,000	2,497,271	2,488,200
Cable One Inc.	Media: Broadcasting & Subscription	Term Loan B	Loan	1M USD LIBOR + 1.75%	0.00%	4.24%	5/1/2024	492,500	492,049	490,348
Calceus Acquisition Inc.	Consumer goods: Non-durable	Term Loan B	Loan	1M USD LIBOR + 5.50%	0.00%	7.99%	2/12/2025	1,000,000	987,601	995,420
Callaway Golf Company	Retail	Term Loan B	Loan	1M USD LIBOR + 4.50%	0.00%	6.99%	1/2/2026	750,000	735,504	753,127
Canyon Valor Companies Inc.	Media: Advertising Printing & Publishing	Term Loan B	Loan	3M USD LIBOR + 2.75%	0.00%	5.36%	6/16/2023	939,191	936,843	929,019
Capital Automotive L.P.	Banking Finance Insurance & Real Estate	First Lien Term Loan	Loan	1M USD LIBOR + 2.50%	1.00%	4.99%	3/25/2024	478,053	476,166	470,284
CareerBuilder LLC	Services: Business	Term Loan	Loan	3M USD LIBOR + 6.75%	1.00%	9.36%	7/31/2023	2,266,211	2,224,216	2,257,713
Casa Systems Inc.	Telecommunications	Term Loan	Loan	1M USD LIBOR + 4.00%	1.00%	6.49%	12/20/2023	1,470,000	1,459,340	1,451,625
CCS-CMGC Holdings Inc.	Healthcare & Pharmaceuticals	Term Loan	Loan	1M USD LIBOR + 5.50%	0.00%	7.99%	10/1/2025	2,500,000	2,476,183	2,393,750
Cengage Learning Inc.	Media: Advertising Printing & Publishing	Term Loan	Loan	1M USD LIBOR + 4.25%	1.00%	6.74%	6/7/2023	1,462,458	1,450,545	1,343,999
CenturyLink Inc.	Telecommunications	Term Loan B	Loan	1M USD LIBOR + 2.75%	0.00%	5.24%	1/31/2025	3,970,000	3,946,810	3,904,813
CEOC LLC	Hotel Gaming & Leisure	Term Loan	Loan	1M USD LIBOR + 2.00%	0.00%	4.49%	10/4/2024	990,000	990,000	980,734
Charter Communications Operating LLC.	Media: Broadcasting & Subscription	Term Loan (12/17)	Loan	1M USD LIBOR + 2.00%	0.00%	4.49%	4/30/2025	1,584,000	1,582,488	1,578,773
Compass Power Generation L.L.C.	Utilities: Electric	Term Loan B (08/18)	Loan	1M USD LIBOR + 3.50%	1.00%	5.99%	12/20/2024	1,953,052	1,948,283	1,948,775
Compuware Corporation	High Tech Industries	Term Loan (08/18)	Loan	1M USD LIBOR + 3.50%	0.00%	5.99%	8/22/2025	500,000	498,788	501,250
Concordia International Corp.	Healthcare & Pharmaceuticals	Term Loan	Loan	1M USD LIBOR + 5.50%	1.00%	7.99%	9/6/2024	1,207,930	1,145,627	1,145,190
Consolidated Aerospace Manufacturing LLC	Aerospace & Defense	Term Loan (1st Lien)	Loan	1M USD LIBOR + 3.75%	1.00%	6.24%	8/11/2022	2,418,750	2,412,445	2,409,680
Consolidated Communications Inc.	Telecommunications	Term Loan B	Loan	1M USD LIBOR + 3.00%	1.00%	5.49%	10/5/2023	1,490,574	1,477,850	1,451,133
Covia Holdings Corporation	Metals & Mining	Term Loan	Loan	3M USD LIBOR + 3.75%	1.00%	6.36%	6/2/2025	995,000	995,000	844,685

See accompanying notes to financial statements.

S-9

Saratoga Investment Corp. CLO 2013-1 Ltd.

Schedule of Investments — (continued)
February 28, 2019

Issuer Name	Industry	Asset Name	Asset Type	Reference Rate/Spread	LIBOR Floor	Current Rate (All In)	Maturity Date	Principal/ Number of Shares	Cost	Fair Value
CPI Acquisition Inc	Banking Finance Insurance & Real Estate	Term Loan B (1st Lien)	Loan	6M USD LIBOR + 4.50%	1.00%	7.19%	8/17/2022	$1,436,782	$1,424,775	$894,396
Crown Subsea Communications Holding Inc	Construction & Building	Term Loan	Loan	1M USD LIBOR + 6.00%	0.00%	8.49%	11/3/2025	4,000,000	3,957,810	3,975,000
CSC Holdings LLC	Media: Broadcasting & Subscription	Term Loan B (03/17)	Loan	1M USD LIBOR + 2.25%	0.00%	4.74%	7/17/2025	1,994,924	1,970,647	1,967,853
CSC Holdings LLC	Media: Broadcasting & Subscription	Term Loan B	Loan	1M USD LIBOR + 2.25%	0.00%	4.74%	1/15/2026	500,000	498,804	493,250
CT Technologies Intermediate Hldgs Inc	Healthcare & Pharmaceuticals	New Term Loan	Loan	1M USD LIBOR + 4.25%	1.00%	6.74%	12/1/2021	1,440,263	1,433,574	1,229,984
Cumulus Media New Holdings Inc.	Media: Broadcasting & Subscription	Term Loan	Loan	1M USD LIBOR + 4.50%	1.00%	6.99%	5/13/2022	335,864	333,061	329,006
Daseke Companies Inc.	Transportation: Cargo	Replacement Term Loan	Loan	1M USD LIBOR + 5.00%	1.00%	7.49%	2/27/2024	1,975,651	1,965,011	1,965,772
Dealer Tire LLC	Automotive	Term Loan B	Loan	1M USD LIBOR + 5.50%	0.00%	7.99%	12/12/2025	3,000,000	2,892,107	3,000,000
Delek US Holdings Inc.	Utilities: Oil & Gas	Term Loan B	Loan	1M USD LIBOR + 2.25%	0.00%	4.74%	3/31/2025	2,992,462	2,956,032	2,952,572
Dell International L.L.C.	High Tech Industries	Term Loan B	Loan	1M USD LIBOR + 2.00%	0.75%	4.49%	9/7/2023	3,974,937	3,922,161	3,960,031
Delta 2 (Lux) SARL	Hotel Gaming & Leisure	Term Loan B	Loan	1M USD LIBOR + 2.50%	1.00%	4.99%	2/1/2024	1,318,289	1,315,251	1,289,036
DHX Media Ltd.	Media: Broadcasting & Subscription	Term Loan	Loan	1M USD LIBOR + 3.75%	1.00%	6.24%	12/29/2023	332,042	330,546	320,005
Digital Room Holdings Inc.	Media: Advertising Printing & Publishing	Term Loan	Loan	1M USD LIBOR + 5.00%	1.00%	7.49%	12/29/2023	3,101,339	3,074,510	3,070,325
Dole Food Company Inc.	Beverage Food & Tobacco	Term Loan B	Loan	Prime + 2.75%	1.00%	3.75%	4/8/2024	481,250	479,436	473,733
Drew Marine Group Inc.	Transportation: Consumer	First Lien Term Loan	Loan	1M USD LIBOR + 3.25%	1.00%	5.74%	11/19/2020	2,841,040	2,828,735	2,819,732
DTZ U.S. Borrower LLC	Construction & Building	Term Loan B	Loan	1M USD LIBOR + 3.25%	0.00%	5.74%	8/21/2025	5,985,000	5,957,110	5,936,402
Dynatrace LLC	High Tech Industries	Term Loan	Loan	1M USD LIBOR + 3.25%	0.00%	5.74%	8/22/2025	1,000,000	1,000,000	994,580
Eagletree-Carbide Acquisition Corp.	High Tech Industries	Term Loan	Loan	3M USD LIBOR + 4.25%	1.00%	6.86%	8/28/2024	3,967,480	3,948,716	3,927,805
Education Management II LLC(a)	Services: Consumer	Term Loan A	Loan	Prime + 5.50%	1.00%	6.50%	7/2/2020	423,861	419,105	8,477
Education Management II LLC(a)	Services: Consumer	Term Loan B	Loan	Prime + 8.50%	1.00%	9.50%	7/2/2020	954,307	945,813	840
EIG Investors Corp.	High Tech Industries	Term Loan (06/18)	Loan	3M USD LIBOR + 3.75%	1.00%	6.36%	2/9/2023	2,410,685	2,394,658	2,397,282
Emerald 2 Ltd. (Eagle US/Emerald Newco/ERM Can	Environmental Industries	Term Loan	Loan	3M USD LIBOR + 4.00%	1.00%	6.61%	5/14/2021	988,553	985,300	978,745

See accompanying notes to financial statements.

S-10

Saratoga Investment Corp. CLO 2013-1 Ltd.

Schedule of Investments — (continued)
February 28, 2019

Issuer Name	Industry	Asset Name	Asset Type	Reference Rate/Spread	LIBOR Floor	Current Rate (All In)	Maturity Date	Principal/ Number of Shares	Cost	Fair Value
Emerald Performance Materials LLC	Chemicals Plastics & Rubber	Term Loan	Loan	1M USD LIBOR + 3.50%	1.00%	5.99%	7/30/2021	$475,777	$474,869	$469,682
Endo Luxembourg Finance Company I S.a.r.l.	Healthcare & Pharmaceuticals	Term Loan B (4/17)	Loan	1M USD LIBOR + 4.25%	0.75%	6.74%	4/29/2024	3,977,405	3,952,044	3,978,240
Energy Acquisition LP	Capital Equipment	Term Loan (6/18)	Loan	3M USD LIBOR + 4.25%	0.00%	6.86%	6/26/2025	1,990,000	1,971,730	1,910,400
Envision Healthcare Corporation	Healthcare & Pharmaceuticals	Term Loan B (06/18)	Loan	1M USD LIBOR + 3.75%	0.00%	6.24%	10/10/2025	5,000,000	4,988,764	4,807,800
Evergreen AcqCo 1 LP	Retail	Term Loan C	Loan	3M USD LIBOR + 3.75%	1.25%	6.36%	7/9/2019	935,156	934,453	883,723
EWT Holdings III Corp.	Capital Equipment	Term Loan	Loan	1M USD LIBOR + 3.00%	1.00%	5.49%	12/20/2024	2,809,641	2,798,064	2,806,129
Extreme Reach Inc.	Media: Advertising Printing & Publishing	Term Loan	Loan	1M USD LIBOR + 6.25%	1.00%	8.74%	2/7/2020	5,492,555	5,432,541	5,351,836
Fastener Acquisition Inc.	Construction & Building	Term Loan B	Loan	3M USD LIBOR + 4.25%	1.00%	6.86%	3/28/2025	496,250	493,979	486,325
FinCo I LLC	Banking Finance Insurance & Real Estate	2018 Term Loan B	Loan	1M USD LIBOR + 2.00%	0.00%	4.49%	12/27/2022	415,611	414,701	412,236
First Eagle Holdings Inc.	Banking Finance Insurance & Real Estate	Term Loan B (10/18)	Loan	3M USD LIBOR + 2.75%	0.00%	5.36%	12/2/2024	5,000,000	4,973,959	4,987,500
Fitness International LLC	Services: Consumer	Term Loan B (4/18)	Loan	1M USD LIBOR + 3.25%	0.00%	5.74%	4/18/2025	2,776,214	2,759,824	2,755,392
Franklin Square Holdings L.P.	Banking Finance Insurance & Real Estate	Term Loan	Loan	2M USD LIBOR + 2.50%	0.00%	5.07%	8/1/2025	4,488,750	4,457,527	4,474,745
Fusion Connect Inc.	Telecommunications	Term Loan B	Loan	3M USD LIBOR + 7.50%	1.00%	10.11%	5/4/2023	1,925,000	1,857,064	1,732,500
GBT Group Services B.V.	Hotel Gaming & Leisure	Term Loan	Loan	3M USD LIBOR + 2.50%	0.00%	5.11%	8/13/2025	4,488,750	4,487,571	4,466,306
GC EOS Buyer Inc.	Automotive	Term Loan B (06/18)	Loan	1M USD LIBOR + 4.50%	0.00%	6.99%	8/1/2025	2,992,500	2,964,056	2,955,094
General Nutrition Centers Inc.	Retail	FILO Term Loan	Loan	1M USD LIBOR + 7.00%	0.00%	9.49%	1/3/2023	585,849	585,849	593,172
General Nutrition Centers Inc.	Retail	Term Loan B2	Loan	Prime + 9.16%	0.75%	9.91%	3/4/2021	1,035,789	1,035,789	1,008,341
GI Chill Acquisition LLC	Services: Business	Term Loan	Loan	3M USD LIBOR + 4.00%	0.00%	6.61%	8/6/2025	2,493,750	2,482,280	2,487,516
GI Revelation Acquisition LLC	Services: Business	Term Loan	Loan	1M USD LIBOR + 5.00%	0.00%	7.49%	4/16/2025	1,244,373	1,238,702	1,231,930
Gigamon Inc.	Services: Business	Term Loan B	Loan	3M USD LIBOR + 4.25%	1.00%	6.86%	12/27/2024	1,980,000	1,962,889	1,952,775
Global Tel*Link Corporation	Telecommunications	Term Loan B	Loan	1M USD LIBOR + 4.25%	0.00%	6.74%	11/28/2025	3,070,455	3,070,455	3,070,455
Go Wireless Inc.	Telecommunications	Term Loan	Loan	1M USD LIBOR + 6.50%	1.00%	8.99%	12/22/2024	3,380,519	3,331,962	3,250,944
GoodRX Inc.	Healthcare & Pharmaceuticals	Term Loan B	Loan	1M USD LIBOR + 3.00%	0.00%	5.49%	10/10/2025	3,000,000	2,992,953	2,976,570
Goodyear Tire & Rubber Company The	Chemicals Plastics & Rubber	Second Lien Term Loan	Loan	1M USD LIBOR + 2.00%	0.00%	4.49%	3/7/2025	2,000,000	2,000,000	1,956,660

See accompanying notes to financial statements.
S-11

Saratoga Investment Corp. CLO 2013-1 Ltd.

Schedule of Investments — (continued)
February 28, 2019

Issuer Name	Industry	Asset Name	Asset Type	Reference Rate/Spread	LIBOR Floor	Current Rate (All In)	Maturity Date	Principal/ Number of Shares	Cost	Fair Value
Grosvenor Capital Management Holdings LLLP	Banking Finance Insurance & Real Estate	Term Loan B	Loan	1M USD LIBOR + 2.75%	1.00%	5.24%	3/28/2025	$920,941	$916,777	$916,337
Guidehouse LLP	Aerospace & Defense	Term Loan	Loan	1M USD LIBOR + 3.00%	0.00%	5.49%	5/1/2025	1,990,000	1,985,566	1,965,125
Hargray Communications Group Inc.	Media: Broadcasting & Subscription	Term Loan B	Loan	1M USD LIBOR + 3.00%	1.00%	5.49%	5/16/2024	985,000	983,012	973,308
Harland Clarke Holdings Corp.	Media: Advertising Printing & Publishing	Term Loan	Loan	3M USD LIBOR + 4.75%	1.00%	7.36%	11/3/2023	1,833,245	1,824,008	1,741,583
HD Supply Waterworks Ltd.	Construction & Building	Term Loan	Loan	6M USD LIBOR + 3.00%	1.00%	5.69%	8/1/2024	493,750	492,687	489,430
Helix Gen Funding LLC	Energy: Electricity	Term Loan B (02/17)	Loan	1M USD LIBOR + 3.75%	1.00%	6.24%	6/3/2024	264,030	263,460	256,204
HLF Financing SaRL LLC	Consumer goods: Non-durable	Term Loan B (08/18)	Loan	1M USD LIBOR + 3.25%	0.00%	5.74%	8/18/2025	3,990,000	3,973,021	3,990,000
Hoffmaster Group Inc.	Forest Products & Paper	Term Loan B1	Loan	1M USD LIBOR + 4.00%	1.00%	6.49%	11/21/2023	1,074,390	1,077,199	1,070,361
Holley Purchaser Inc.	Automotive	Term Loan B	Loan	3M USD LIBOR + 5.00%	0.00%	7.61%	10/24/2025	2,500,000	2,475,886	2,450,000
Hostess Brands LLC	Beverage Food & Tobacco	Cov-Lite Term Loan B	Loan	3M USD LIBOR + 2.25%	0.75%	4.86%	8/3/2022	1,467,734	1,464,418	1,448,169
Hudson River Trading LLC	Banking Finance Insurance & Real Estate	Term Loan B (10/18)	Loan	1M USD LIBOR + 3.50%	0.00%	5.99%	4/3/2025	3,980,025	3,958,223	3,960,125
Hyland Software Inc.	High Tech Industries	Term Loan 3	Loan	1M USD LIBOR + 3.50%	0.75%	5.99%	7/1/2024	1,586,222	1,584,204	1,588,205
Hyperion Refinance S.a.r.l.	Banking Finance Insurance & Real Estate	Tem Loan (12/17)	Loan	1M USD LIBOR + 3.50%	1.00%	5.99%	12/20/2024	2,229,370	2,219,751	2,225,647
Idera Inc.	High Tech Industries	Term Loan B	Loan	1M USD LIBOR + 4.50%	1.00%	6.99%	6/28/2024	1,964,786	1,947,430	1,962,330
IG Investments Holdings LLC	Services: Business	Term Loan	Loan	3M USD LIBOR + 3.50%	1.00%	6.11%	5/23/2025	3,398,256	3,380,175	3,382,115
Inmar Inc.	Services: Business	Term Loan B	Loan	1M USD LIBOR + 3.50%	1.00%	5.99%	5/1/2024	3,492,500	3,398,589	3,389,471
Isagenix International LLC	Beverage Food & Tobacco	Term Loan	Loan	3M USD LIBOR + 5.75%	1.00%	8.36%	6/16/2025	2,950,000	2,895,451	2,787,750
Jill Holdings LLC	Retail	Term Loan (1st Lien)	Loan	3M USD LIBOR + 5.00%	1.00%	7.61%	5/9/2022	1,859,387	1,854,837	1,830,343
JP Intermediate B LLC	Consumer goods: Non-durable	Term Loan	Loan	3M USD LIBOR + 5.50%	1.00%	8.11%	11/20/2025	4,937,500	4,883,059	4,702,969
Kinetic Concepts Inc.	Healthcare & Pharmaceuticals	1/17 USD Term Loan	Loan	3M USD LIBOR + 3.25%	1.00%	5.86%	2/2/2024	2,364,000	2,355,394	2,357,499
KUEHG Corp.	Services: Consumer	Term Loan B-3	Loan	3M USD LIBOR + 3.75%	1.00%	6.36%	2/21/2025	497,500	496,313	493,023
Lakeland Tours LLC	Hotel Gaming & Leisure	Term Loan B	Loan	3M USD LIBOR + 4.00%	1.00%	6.61%	12/16/2024	2,482,494	2,474,016	2,458,836
Lannett Company Inc.	Healthcare & Pharmaceuticals	Term Loan B	Loan	1M USD LIBOR + 5.38%	1.00%	7.87%	11/25/2022	2,546,382	2,513,728	2,338,419
Learfield Communications LLC	Media: Advertising Printing & Publishing	Initial Term Loan (A-L Parent)	Loan	1M USD LIBOR + 3.25%	1.00%	5.74%	12/1/2023	490,000	488,374	488,775
Lighthouse Network LLC	Banking Finance Insurance & Real Estate	Term Loan B	Loan	3M USD LIBOR + 4.50%	1.00%	7.11%	12/2/2024	3,415,500	3,402,695	3,402,692

See accompanying notes to financial statements.

S-12

Saratoga Investment Corp. CLO 2013-1 Ltd.

Schedule of Investments — (continued)
February 28, 2019

Issuer Name	Industry	Asset Name	Asset Type	Reference Rate/Spread	LIBOR Floor	Current Rate (All In)	Maturity Date	Principal/ Number of Shares	Cost	Fair Value
Lightstone Holdco LLC	Energy: Electricity	Term Loan B	Loan	1M USD LIBOR + 3.75%	1.00%	6.24%	1/30/2024	$1,353,009	$1,350,840	$1,320,199
Lightstone Holdco LLC	Energy: Electricity	Term Loan C	Loan	1M USD LIBOR + 3.75%	1.00%	6.24%	1/30/2024	74,592	74,478	72,783
Lindblad Expeditions Inc.	Hotel Gaming & Leisure	US 2018 Term Loan	Loan	1M USD LIBOR + 3.50%	0.00%	5.99%	3/27/2025	398,000	397,117	397,005
Lindblad Expeditions Inc.	Hotel Gaming & Leisure	Cayman Term Loan	Loan	1M USD LIBOR + 3.50%	0.00%	5.99%	3/27/2025	99,500	99,279	99,251
Liquidnet Holdings Inc.	Banking Finance Insurance & Real Estate	Term Loan B	Loan	1M USD LIBOR + 3.25%	1.00%	5.74%	7/15/2024	3,154,276	3,144,386	3,150,333
LPL Holdings Inc.	Banking Finance Insurance & Real Estate	Incremental Term Loan B	Loan	1M USD LIBOR + 2.25%	0.00%	4.74%	9/23/2024	1,723,805	1,720,511	1,708,721
McAfee LLC	Services: Business	Term Loan B	Loan	1M USD LIBOR + 3.75%	0.00%	6.24%	9/30/2024	2,690,156	2,661,137	2,694,810
McDermott International Inc.	Construction & Building	Term Loan B	Loan	1M USD LIBOR + 5.00%	1.00%	7.49%	5/12/2025	1,985,000	1,948,934	1,907,625
McGraw-Hill Global Education Holdings LLC	Media: Advertising Printing & Publishing	Term Loan	Loan	1M USD LIBOR + 4.00%	1.00%	6.49%	5/4/2022	974,920	972,268	897,229
MedPlast Holdings Inc.	Healthcare & Pharmaceuticals	Term Loan (06/18)	Loan	3M USD LIBOR + 3.75%	0.00%	6.36%	7/2/2025	498,750	496,426	500,620
Meredith Corporation	Media: Advertising Printing & Publishing	Term Loan B (10/18)	Loan	1M USD LIBOR + 2.75%	0.00%	5.24%	1/31/2025	681,944	680,552	681,563
Messer Industries LLC	Chemicals Plastics & Rubber	Term Loan	Loan	3M USD LIBOR + 2.50%	0.00%	5.11%	2/5/2026	3,000,000	2,992,500	2,977,500
Michaels Stores Inc.	Retail	Term Loan B	Loan	1M USD LIBOR + 2.50%	1.00%	4.99%	1/30/2023	2,628,816	2,617,545	2,600,898
Midwest Physician Administrative Services LLC	Healthcare & Pharmaceuticals	Term Loan (2/18)	Loan	1M USD LIBOR + 2.75%	0.75%	5.24%	8/15/2024	977,985	973,790	958,836
Milk Specialties Company	Beverage Food & Tobacco	Term Loan (2/17)	Loan	1M USD LIBOR + 4.00%	1.00%	6.49%	8/16/2023	3,969,672	3,905,366	3,946,529
MKS Instruments Inc.	High Tech Industries	Term Loan B-5	Loan	1M USD LIBOR + 2.25%	0.00%	4.74%	2/2/2026	1,000,000	990,327	998,750
MLN US HoldCo LLC	Telecommunications	Term Loan	Loan	1M USD LIBOR + 4.50%	0.00%	6.99%	11/28/2025	1,000,000	997,824	992,500
MRC Global (US) Inc.	Metals & Mining	Term Loan B2	Loan	1M USD LIBOR + 3.00%	0.00%	5.49%	9/20/2024	495,000	493,864	495,000
NAI Entertainment Holdings LLC	Hotel Gaming & Leisure	Term Loan B	Loan	1M USD LIBOR + 2.50%	1.00%	4.99%	5/8/2025	997,500	995,282	989,600
Natgasoline LLC	Chemicals Plastics & Rubber	Term Loan	Loan	3M USD LIBOR + 3.50%	0.00%	6.11%	11/14/2025	500,000	497,720	500,625
National Mentor Holdings Inc.	Healthcare & Pharmaceuticals	Term Loan	Loan	3M USD LIBOR + 4.25%	0.00%	6.86%	2/5/2026	2,000,000	1,980,000	2,005,840
Navistar Financial Corporation	Automotive	Term Loan	Loan	1M USD LIBOR + 3.75%	0.00%	6.24%	7/30/2025	1,990,000	1,980,604	1,982,538
NeuStar Inc.	Telecommunications	Term Loan B4 (03/18)	Loan	1M USD LIBOR + 3.50%	1.00%	5.99%	8/8/2024	3,992,424	3,925,243	3,822,746
New Media Holdings II LLC	Media: Diversified & Production	Term Loan	Loan	1M USD LIBOR + 6.25%	1.00%	8.74%	7/14/2022	5,973,699	5,959,159	5,921,430
NMI Holdings Inc.	Banking Finance Insurance & Real Estate	Term Loan	Loan	1M USD LIBOR + 4.75%	1.00%	7.24%	5/23/2023	3,489,981	3,494,699	3,489,981

See accompanying notes to financial statements.

S-13

Saratoga Investment Corp. CLO 2013-1 Ltd.

Schedule of Investments — (continued)
February 28, 2019

Issuer Name	Industry	Asset Name	Asset Type	Reference Rate/Spread	LIBOR Floor	Current Rate (All In)	Maturity Date	Principal/ Number of Shares	Cost	Fair Value
Novetta Solutions LLC	Aerospace & Defense	Term Loan	Loan	1M USD LIBOR + 5.00%	1.00%	7.49%	10/17/2022	$1,939,870	$1,928,782	$1,898,648
Novetta Solutions LLC	Aerospace & Defense	Second Lien Term Loan	Loan	1M USD LIBOR + 8.50%	1.00%	10.99%	10/16/2023	1,000,000	993,349	945,000
NPC International Inc.	Beverage Food & Tobacco	Term Loan	Loan	2M USD LIBOR + 3.50%	1.00%	6.07%	4/19/2024	492,500	492,068	461,719
Ocean Bidco Inc.	Banking Finance Insurance & Real Estate	Term Loan	Loan	2M USD LIBOR + 4.75%	1.00%	7.32%	3/21/2025	473,186	470,976	464,115
OCI Partners LP	Chemicals Plastics & Rubber	Term Loan B (2/18)	Loan	3M USD LIBOR + 4.00%	0.00%	6.61%	3/13/2025	3,067,196	3,045,069	3,059,528
Office Depot Inc.	Retail	Term Loan B	Loan	1M USD LIBOR + 5.25%	1.00%	7.74%	11/8/2022	2,909,851	2,888,913	2,971,685
Onex Carestream Finance LP	High Tech Industries	Term Loan	Loan	1M USD LIBOR + 5.75%	1.00%	8.24%	2/28/2021	2,834,110	2,822,053	2,780,970
Outcomes Group Holdings Inc.	Banking Finance Insurance & Real Estate	Term Loan	Loan	3M USD LIBOR + 3.50%	0.00%	6.11%	10/24/2025	500,000	498,833	493,125
Owens & Minor Distribution Inc.	Healthcare & Pharmaceuticals	Term Loan B	Loan	1M USD LIBOR + 4.50%	0.00%	6.99%	4/30/2025	497,500	488,393	420,800
P2 Upstream Acquisition Co.	High Tech Industries	Term Loan	Loan	3M USD LIBOR + 4.00%	1.00%	6.61%	10/30/2020	945,558	943,988	929,011
Peraton Corp.	Aerospace & Defense	Term Loan	Loan	3M USD LIBOR + 5.25%	1.00%	7.86%	4/29/2024	1,970,000	1,962,137	1,915,825
PGX Holdings Inc.	Services: Consumer	Term Loan	Loan	1M USD LIBOR + 5.25%	1.00%	7.74%	9/29/2020	2,674,370	2,667,939	2,614,197
PI UK Holdco II Limited	Services: Business	Term Loan B1 (PI UK Holdco II)	Loan	1M USD LIBOR + 3.50%	1.00%	5.99%	1/3/2025	1,488,750	1,481,083	1,473,237
Plastipak Packaging Inc.	Containers Packaging & Glass	Term Loan B (04/18)	Loan	1M USD LIBOR + 2.50%	0.00%	4.99%	10/15/2024	987,500	983,130	974,100
Presidio Inc.	Services: Business	Term Loan B 2017	Loan	3M USD LIBOR + 2.75%	1.00%	5.36%	2/2/2024	1,697,600	1,663,332	1,678,078
Prime Security Services Borrower LLC	Services: Consumer	Refi Term Loan B-1	Loan	1M USD LIBOR + 2.75%	1.00%	5.24%	5/2/2022	1,950,361	1,943,928	1,943,925
Priority Payment Systems Holdings LLC	High Tech Industries	Term Loan	Loan	1M USD LIBOR + 5.00%	1.00%	7.49%	1/3/2023	1,150,910	1,145,156	1,145,881
Priority Payment Systems Holdings LLC	High Tech Industries	Delayed Draw Term Loan	Loan	3M USD LIBOR + 5.00%	1.00%	7.61%	1/3/2023	—	—	—
Project Accelerate Parent LLC	Services: Business	Term Loan	Loan	1M USD LIBOR + 4.25%	1.00%	6.74%	1/2/2025	1,985,000	1,976,356	1,985,000
Prometric Holdings Inc.	Services: Business	Term Loan	Loan	1M USD LIBOR + 3.00%	1.00%	5.49%	1/29/2025	496,250	494,124	492,528
Quad/Graphics Inc.	Media: Advertising Printing & Publishing	Term Loan B (12/18)	Loan	1M USD LIBOR + 5.00%	0.00%	7.49%	2/2/2026	4,500,000	4,434,606	4,483,125
Rackspace Hosting Inc.	High Tech Industries	Term Loan B	Loan	3M USD LIBOR + 3.00%	1.00%	5.61%	11/3/2023	1,491,203	1,480,810	1,418,969
Radio Systems Corporation	Consumer goods: Durable	Term Loan	Loan	1M USD LIBOR + 2.75%	1.00%	5.24%	5/2/2024	1,477,500	1,477,500	1,457,184
Radiology Partners Inc.	Healthcare & Pharmaceuticals	Term Loan	Loan	3M USD LIBOR + 4.75%	0.00%	7.36%	7/9/2025	1,000,000	995,568	1,005,000
Research Now Group Inc.	Media: Advertising Printing & Publishing	Term Loan	Loan	1M USD LIBOR + 5.50%	1.00%	7.99%	12/20/2024	3,967,481	3,836,608	3,942,684

See accompanying notes to financial statements.

S-14

Saratoga Investment Corp. CLO 2013-1 Ltd.

Schedule of Investments — (continued)
February 28, 2019

Issuer Name	Industry	Asset Name	Asset Type	Reference Rate/Spread	LIBOR Floor	Current Rate (All In)	Maturity Date	Principal/ Number of Shares	Cost	Fair Value
Resolute Investment Managers Inc.	Banking Finance Insurance & Real Estate	Term Loan (10/17)	Loan	3M USD LIBOR + 3.25%	1.00%	5.86%	4/29/2022	$2,709,661	$2,712,126	$2,713,049
Restaurant Technologies Inc.	Beverage Food & Tobacco	Term Loan (9/18)	Loan	1M USD LIBOR + 3.25%	0.00%	5.74%	10/1/2025	1,000,000	997,720	999,380
Revspring Inc.	Services: Business	Term Loan B	Loan	3M USD LIBOR + 4.25%	0.00%	6.86%	10/10/2025	1,000,000	997,767	985,000
Reynolds Group Holdings Inc.	Metals & Mining	Term Loan (01/17)	Loan	1M USD LIBOR + 2.75%	0.00%	5.24%	2/6/2023	1,725,912	1,725,912	1,718,369
RGIS Services LLC	Services: Business	Term Loan	Loan	3M USD LIBOR + 7.50%	1.00%	10.11%	3/31/2023	486,033	480,179	415,558
Robertshaw US Holding Corp.	Consumer goods: Durable	Term Loan B	Loan	1M USD LIBOR + 3.50%	1.00%	5.99%	2/28/2025	992,500	990,321	929,228
Rocket Software Inc.	High Tech Industries	Term Loan (11/18)	Loan	1M USD LIBOR + 4.25%	0.00%	6.74%	11/28/2025	4,000,000	3,982,916	4,000,000
Rovi Solutions Corporation	Media: Diversified & Production	Term Loan B	Loan	1M USD LIBOR + 2.50%	0.75%	4.99%	7/2/2021	1,332,669	1,330,256	1,311,013
Russell Investments US Institutional Holdco Inc.	Banking Finance Insurance & Real Estate	Term Loan B	Loan	1M USD LIBOR + 3.25%	1.00%	5.74%	6/1/2023	4,184,784	4,064,980	4,142,936
Sahara Parent Inc.	High Tech Industries	Term Loan B (11/18)	Loan	1M USD LIBOR + 4.50%	0.00%	6.99%	8/16/2024	1,975,050	1,956,153	1,967,031
Sally Holdings LLC	Retail	Term Loan B	Loan	1M USD LIBOR + 2.25%	0.00%	4.74%	7/5/2024	987,455	983,210	973,877
Sally Holdings LLC	Retail	Term Loan (Fixed)	Loan	Fixed 4.50%	0.00%	4.50%	7/5/2024	1,000,000	996,030	963,750
Savage Enterprises LLC	Transportation: Cargo	Term Loan	Loan	1M USD LIBOR + 4.50%	0.00%	6.99%	8/1/2025	3,823,951	3,774,062	3,836,684
SCS Holdings I Inc.	High Tech Industries	Term Loan	Loan	1M USD LIBOR + 4.25%	1.00%	6.74%	10/31/2022	3,393,482	3,378,749	3,401,966
Seadrill Operating LP	Energy: Oil & Gas	Term Loan B	Loan	3M USD LIBOR + 6.00%	1.00%	8.61%	2/21/2021	915,243	888,341	763,084
SG Acquisition Inc.	Banking Finance Insurance & Real Estate	Term Loan (Safe-Guard)	Loan	3M USD LIBOR + 5.00%	1.00%	7.61%	3/29/2024	1,660,000	1,647,194	1,647,550
Shearer’s Foods LLC	Beverage Food & Tobacco	Term Loan	Loan	1M USD LIBOR + 4.25%	1.00%	6.74%	6/30/2021	2,925,531	2,916,771	2,898,704
Shutterfly Inc.	Media: Advertising Printing & Publishing	Term Loan B2	Loan	1M USD LIBOR + 2.75%	0.00%	5.24%	8/19/2024	3,017,873	2,966,805	2,981,417
Sirva Worldwide Inc.	Transportation: Cargo	Term Loan B	Loan	3M USD LIBOR + 5.50%	0.00%	8.11%	8/4/2025	2,500,000	2,471,352	2,443,750
SMB Shipping Logistics LLC	Transportation: Consumer	Term Loan B	Loan	6M USD LIBOR + 4.00%	1.00%	6.69%	2/2/2024	1,969,937	1,968,013	1,953,528
SP PF Buyer LLC	Consumer goods: Durable	Term Loan B	Loan	3M USD LIBOR + 4.50%	0.00%	7.11%	12/19/2025	2,000,000	1,921,772	1,970,000
SRAM LLC	Consumer goods: Durable	Term Loan	Loan	Prime + 2.73%	1.00%	3.73%	3/15/2024	1,984,685	1,970,345	1,967,319
SS&C Technologies Inc.	Services: Business	Term Loan B3	Loan	1M USD LIBOR + 2.25%	0.00%	4.74%	4/16/2025	616,068	614,712	612,815
SS&C Technologies Inc.	Services: Business	Term Loan B4	Loan	1M USD LIBOR + 2.25%	0.00%	4.74%	4/16/2025	235,988	235,469	234,742
SS&C Technologies Inc.	Services: Business	Term Loan B-5	Loan	1M USD LIBOR + 2.25%	0.00%	4.74%	4/16/2025	498,743	497,588	496,189
SSH Group Holdings Inc.	Consumer goods: Non-durable	Term Loan	Loan	2M USD LIBOR + 4.25%	0.00%	6.82%	7/30/2025	1,995,000	1,990,196	1,970,063

See accompanying notes to financial statements.
S-15

Saratoga Investment Corp. CLO 2013-1 Ltd.

Schedule of Investments — (continued)
February 28, 2019

Issuer Name	Industry	Asset Name	Asset Type	Reference Rate/Spread	LIBOR Floor	Current Rate (All In)	Maturity Date	Principal/ Number of Shares	Cost	Fair Value
Staples Inc.	Retail	Term Loan B (07/17)	Loan	1M USD LIBOR + 4.00%	1.00%	6.49%	9/12/2024	$1,975,000	$1,970,996	$1,959,240
Starfruit US Holdco LLC	Chemicals Plastics & Rubber	Term Loan B	Loan	1M USD LIBOR + 3.25%	0.00%	5.74%	10/1/2025	500,000	497,640	496,375
Steak N Shake Operations Inc.	Beverage Food & Tobacco	Term Loan	Loan	1M USD LIBOR + 3.75%	1.00%	6.24%	3/19/2021	834,991	832,242	638,768
Sybil Software LLC	High Tech Industries	Term Loan B (4/18)	Loan	3M USD LIBOR + 2.50%	1.00%	5.11%	9/29/2023	677,351	674,400	676,220
Tenneco Inc	Capital Equipment	Term Loan B	Loan	1M USD LIBOR + 2.75%	0.00%	5.24%	10/1/2025	1,500,000	1,485,848	1,484,070
Ten-X LLC	Banking Finance Insurance & Real Estate	Term Loan	Loan	1M USD LIBOR + 4.00%	1.00%	6.49%	9/30/2024	1,980,000	1,978,059	1,955,250
TGG TS Acquisition Company	Media: Diversified & Production	Term Loan (12/18)	Loan	3M USD LIBOR + 6.50%	0.00%	9.11%	12/15/2025	3,000,000	2,854,156	2,981,250
The Edelman Financial Center LLC	Banking Finance Insurance & Real Estate	Term Loan B (06/18)	Loan	3M USD LIBOR + 3.25%	0.00%	5.86%	7/21/2025	1,250,000	1,244,166	1,247,138
Thor Industries Inc.	Automotive	Term Loan (USD)	Loan	1M USD LIBOR + 3.75%	0.00%	6.24%	2/2/2026	2,830,276	2,797,635	2,734,754
Topgolf International Inc.	Hotel Gaming & Leisure	Term Loan (02/19)	Loan	1M USD LIBOR + 5.50%	0.00%	7.99%	2/6/2026	500,000	495,177	499,375
Townsquare Media Inc.	Media: Broadcasting & Subscription	Term Loan B (02/17)	Loan	1M USD LIBOR + 3.00%	1.00%	5.49%	4/1/2022	881,975	879,219	868,745
Transdigm Inc.	Aerospace & Defense	Term Loan G	Loan	1M USD LIBOR + 2.50%	0.00%	4.99%	8/22/2024	4,148,194	4,154,661	4,087,381
Travel Leaders Group LLC	Hotel Gaming & Leisure	Term Loan B (08/18)	Loan	1M USD LIBOR + 4.00%	0.00%	6.49%	1/25/2024	2,487,500	2,482,802	2,493,719
TRC Companies Inc.	Services: Business	Term Loan	Loan	1M USD LIBOR + 3.50%	1.00%	5.99%	6/21/2024	3,411,364	3,399,559	3,368,722
Trico Group LLC	Containers Packaging & Glass	Incremental Term Loan	Loan	Prime + 6.00%	1.00%	7.00%	2/2/2024	4,943,750	4,804,906	4,696,562
Truck Hero Inc.	Transportation: Cargo	First Lien Term Loan	Loan	1M USD LIBOR + 3.75%	1.00%	6.24%	4/22/2024	2,957,469	2,937,874	2,890,926
Trugreen Limited Partnership	Services: Consumer	Term Loan B (07/17)	Loan	1M USD LIBOR + 4.00%	1.00%	6.49%	4/13/2023	488,813	483,230	490,034
Twin River Management Group Inc.	Hotel Gaming & Leisure	Term Loan	Loan	3M USD LIBOR + 3.50%	1.00%	6.11%	7/10/2020	713,415	713,888	712,223
United Natural Foods Inc.	Beverage Food & Tobacco	Term Loan B	Loan	1M USD LIBOR + 4.25%	0.00%	6.74%	10/22/2025	3,500,000	3,278,105	3,119,375
Univar USA Inc.	Chemicals Plastics & Rubber	Term Loan B3 (11/17)	Loan	1M USD LIBOR + 2.25%	0.00%	4.74%	7/1/2024	4,250,492	4,231,419	4,241,183
Univision Communications Inc.	Media: Broadcasting & Subscription	Term Loan	Loan	1M USD LIBOR + 2.75%	1.00%	5.24%	3/15/2024	2,746,369	2,733,489	2,557,556
UOS LLC	Capital Equipment	Term Loan B	Loan	1M USD LIBOR + 5.50%	1.00%	7.99%	4/18/2023	591,247	593,692	594,203
UPC Financing Partnership	Media: Broadcasting & Subscription	Term Loan (10/17)	Loan	1M USD LIBOR + 2.50%	0.00%	4.99%	1/15/2026	832,911	832,042	831,687
VeriFone Systems Inc.	Banking Finance Insurance & Real Estate	Term Loan (7/18)	Loan	3M USD LIBOR + 4.00%	0.00%	6.61%	8/20/2025	5,486,250	5,456,319	5,464,689
Verra Mobility Corp.	Construction & Building	Term Loan	Loan	1M USD LIBOR + 3.75%	0.00%	6.24%	3/3/2025	496,250	494,043	497,903

See accompanying notes to financial statements.

S-16

Saratoga Investment Corp. CLO 2013-1 Ltd.

Schedule of Investments — (continued)
February 28, 2019

Issuer Name	Industry	Asset Name	Asset Type	Reference Rate/Spread	LIBOR Floor	Current Rate (All In)	Maturity Date	Principal/ Number of Shares	Cost	Fair Value
VFH Parent LLC	Banking Finance Insurance & Real Estate	Term Loan B	Loan	3M USD LIBOR + 3.50%	0.00%	6.11%	1/30/2026	$3,000,000	$2,985,000	$3,006,570
Virtus Investment Partners Inc.	Banking Finance Insurance & Real Estate	Term Loan B	Loan	1M USD LIBOR + 2.25%	0.75%	4.74%	6/3/2024	3,836,368	3,834,675	3,820,371
Vistra Operations Company LLC	Utilities: Electric	2018 Incremental Term Loan	Loan	1M USD LIBOR + 2.00%	0.00%	4.49%	12/31/2025	995,000	993,884	992,095
Vizient Inc.	Healthcare & Pharmaceuticals	Term Loan B	Loan	1M USD LIBOR + 2.75%	1.00%	5.24%	2/13/2023	296,814	291,350	295,923
Wand NewCo 3 Inc.	Automotive	Term Loan B	Loan	1M USD LIBOR + 3.50%	0.00%	5.99%	2/5/2026	250,000	247,562	250,625
Web.Com Group Inc.	High Tech Industries	Term Loan B (08/18)	Loan	1M USD LIBOR + 3.75%	0.00%	6.24%	10/10/2025	500,000	498,856	496,250
WeddingWire Inc.	Services: Consumer	Term Loan	Loan	3M USD LIBOR + 4.50%	0.00%	7.11%	12/19/2025	4,000,000	3,993,119	3,995,000
WEI Sales LLC	Beverage Food & Tobacco	Term Loan B	Loan	1M USD LIBOR + 2.75%	0.00%	5.24%	3/31/2025	496,250	495,108	495,009
Weight Watchers International Inc.	Services: Consumer	Term Loan B	Loan	3M USD LIBOR + 4.75%	0.75%	7.36%	11/29/2024	1,900,000	1,867,434	1,839,827
West Corporation	Telecommunications	Term Loan B	Loan	3M USD LIBOR + 3.50%	1.00%	6.11%	10/10/2024	4,241,234	4,068,929	4,003,830
Western Dental Services Inc.	Retail	Term Loan (12/18)	Loan	1M USD LIBOR + 5.25%	1.00%	7.74%	6/30/2023	2,463,734	2,446,863	2,402,141
Western Digital Corporation	High Tech Industries	Term Loan B-4	Loan	1M USD LIBOR + 1.75%	0.00%	4.24%	4/29/2023	1,299,622	1,266,499	1,274,605
Wirepath LLC	Consumer goods: Non-durable	Term Loan	Loan	3M USD LIBOR + 4.00%	1.00%	6.61%	8/5/2024	2,985,044	2,957,351	2,925,343
Wynn Resorts Limited	Hotel Gaming & Leisure	Term Loan B	Loan	1M USD LIBOR + 2.25%	0.00%	4.74%	10/30/2024	1,000,000	997,579	986,500
YS Garments LLC	Retail	Term Loan	Loan	1W USD LIBOR + 6.00%	1.00%	8.41%	8/9/2024	1,987,500	1,969,194	1,952,719
Zep Inc.	Chemicals Plastics & Rubber	Term Loan	Loan	3M USD LIBOR + 4.00%	1.00%	6.61%	8/12/2024	2,468,750	2,458,786	2,139,592
Zest Acquisition Corp.	Healthcare & Pharmaceuticals	Term Loan	Loan	1M USD LIBOR + 3.50%	0.00%	5.99%	3/14/2025	992,500	988,123	918,062
									$509,676,701	$498,405,060

								Number of Shares	Cost	Fair Value
Cash and cash equivalents
U.S. Bank Money Market(b)								18,495,653	$18,495,653	$18,495,653
Total cash and cash equivalents								18,495,653	$18,495,653	$18,495,653

____________

(a)      Security is in default as of February 28, 2019.

(b)      Included within cash and cash equivalents in Saratoga CLO’s Statements of Assets and Liabilities as of February 28, 2019.

LIBOR — London Interbank Offered Rate

1W USD LIBOR — The 1 week USD LIBOR rate as of February 28, 2019 was 2.41%.

1M USD LIBOR — The 1 month USD LIBOR rate as of February 28, 2019 was 2.49%.

2M USD LIBOR — The 2 month USD LIBOR rate as of February 28, 2019 was 2.57%.

3M USD LIBOR — The 3 month USD LIBOR rate as of February 28, 2019 was 2.62%.

6M USD LIBOR — The 6 month USD LIBOR rate as of February 28, 2019 was 2.69%.

Prime — The Prime Rate as of February 28, 2019 was 5.50%.

See accompanying notes to financial statements.

S-17

Saratoga Investment Corp. CLO 2013-1 Ltd.

Schedule of Investments
February 28, 2018

Issuer Name	Industry	Asset Name	Asset Type	Reference Rate/Spread	LIBOR Floor	Current Rate (All In)	Maturity Date	Principal/ Number of Shares	Cost	Fair Value
Education Management II, LLC	Leisure Goods/Activities/Movies	A-1 Preferred Shares	Equity	—	—	—	—	6,692	$669,214	$1,539
Education Management II, LLC	Goods/Activities/Movies	A-2 Preferred Shares	Equity	—	—	—	—	18,975	1,897,538	4,364
New Millennium Holdco, Inc.	Healthcare	Common Stock	Equity	—	—	—	—	14,813	964,466	696
24 Hour Holdings III, LLC	Goods/Activities/Movies	Term Loan	Loan	3M USD LIBOR + 3.75%	1.00%	5.44%	5/28/2021	$1,974,768	1,973,979	1,992,047
ABB Con-Cise Optical Group, LLC	Healthcare	Term Loan B	Loan	3M USD LIBOR + 5.00%	1.00%	6.59%	6/15/2023	1,975,000	1,955,672	1,979,938
Acosta Holdco, Inc.	Business Equipment & Services	Term Loan B1	Loan	1M USD LIBOR + 3.25%	1.00%	4.90%	9/26/2021	1,935,275	1,926,742	1,703,042
Advantage Sales & Marketing, Inc.	Business Equipment & Services	Term Loan B2	Loan	3M USD LIBOR + 3.25%	1.00%	5.02%	7/23/2021	500,000	490,000	492,190
Advantage Sales & Marketing, Inc.	Business Equipment & Services	Delayed Draw Term Loan	Loan	3M USD LIBOR + 3.25%	1.00%	5.02%	7/23/2021	2,421,181	2,419,247	2,383,362
Aegis Toxicology Science Corporation	Healthcare	Term B Loan	Loan	3M USD LIBOR + 4.50%	1.00%	6.17%	2/24/2021	2,438,282	2,339,957	2,412,387
Agrofresh, Inc.	Equipment	Term Loan	Loan	3M USD LIBOR + 4.75%	1.00%	6.44%	7/30/2021	1,950,000	1,943,994	1,936,194
AI MISTRAL T/L (V. GROUP)	Surface Transport	Term Loan	Loan	3M USD LIBOR + 3.00%	1.00%	4.65%	3/11/2024	496,250	496,250	493,148
AI Aqua Merger Inc	Conglomerates	Incremental Term Loan B	Loan	1M USD LIBOR + 3.50%	1.00%	5.15%	12/13/2023	498,750	498,189	499,787
AI Aqua Merger Inc	Conglomerates	Term Loan	Loan	1M USD LIBOR + 3.50%	1.00%	5.15%	12/13/2023	2,029,500	2,031,000	2,033,316
Akorn, Inc.	Drugs	Term Loan B	Loan	3M USD LIBOR + 4.25%	1.00%	5.94%	4/16/2021	398,056	397,217	394,573
Albertson’s LLC	Food Products	Term Loan B-4	Loan	1M USD LIBOR + 2.75%	0.75%	4.40%	8/25/2021	2,654,315	2,640,406	2,617,447
Alion Science and Technology Corporation	Conglomerates	Term Loan B (First Lien)	Loan	3M USD LIBOR + 4.50%	1.00%	6.15%	8/19/2021	2,826,521	2,817,880	2,826,521
ALPHA 3 T/L B1 (ATOTECH)	Chemicals & Plastics	Term Loan B1	Loan	1M USD LIBOR + 3.00%	1.00%	4.69%	1/31/2024	248,750	248,218	250,367
Anchor Glass T/L (11/16)	Containers & Glass Products	Term Loan	Loan	1M USD LIBOR + 2.75%	1.00%	4.40%	12/7/2023	495,013	492,821	495,785
APCO Holdings, Inc.	Automotive	Term Loan	Loan	1M USD LIBOR + 6.00%	1.00%	7.65%	1/31/2022	1,833,243	1,796,705	1,778,246
Aramark Corporation	Food Products	U.S. Term F Loan	Loan	1M USD LIBOR + 2.00%	0.00%	3.65%	3/28/2024	1,612,143	1,612,143	1,621,219
Arctic Glacier U.S.A., Inc.	Food Products	Term Loan B	Loan	1M USD LIBOR + 4.25%	1.00%	5.90%	3/20/2024	496,250	494,091	497,079
Argon Medical Devices, Inc.	Healthcare	Term Loan	Loan	3M USD LIBOR + 3.75%	1.00%	5.40%	1/23/2025	1,000,000	997,625	1,003,750
ASG Technologies Group, Inc.	Electronics/Electrical	Term Loan	Loan	1M USD LIBOR + 4.75%	1.00%	6.40%	7/31/2024	498,750	496,441	499,373
Aspen Dental Management, Inc.	Healthcare	Term Loan Initial	Loan	3M USD LIBOR + 3.75%	1.00%	5.52%	4/29/2022	1,964,792	1,961,139	1,986,896

See accompanying notes to financial statements.

S-18

Saratoga Investment Corp. CLO 2013-1 Ltd.

Schedule of Investments — (continued)
February 28, 2018

Issuer Name	Industry	Asset Name	Asset Type	Reference Rate/Spread	LIBOR Floor	Current Rate (All In)	Maturity Date	Principal/ Number of Shares	Cost	Fair Value
Astoria Energy T/L B	Utilities	Term Loan	Loan	3M USD LIBOR + 4.00%	1.00%	5.65%	12/24/2021	$1,436,736	$1,425,004	$1,439,135
Asurion, LLC (fka Asurion Corporation)	Property & Casualty Insurance	Term Loan B4 (First Lien)	Loan	1M USD LIBOR + 2.75%	0.00%	4.40%	8/4/2022	2,373,759	2,363,315	2,384,156
Asurion, LLC (fka Asurion Corporation)	Property & Casualty Insurance	Term Loan B6	Loan	1M USD LIBOR + 2.75%	1.00%	4.40%	11/3/2023	518,207	513,568	520,798
ATS Consolidated, Inc.	Building & Development	Term Loan	Loan	1M USD LIBOR + 3.75%	0.00%	5.40%	2/21/2025	500,000	497,500	502,500
Avantor, Inc.	Chemicals & Plastics	Term Loan	Loan	1M USD LIBOR + 4.00%	1.00%	5.65%	11/21/2024	1,500,000	1,478,028	1,514,370
Avaya, Inc.	Telecommunications	Exit Term Loan	Loan	1M USD LIBOR + 4.75%	1.00%	6.34%	12/16/2024	1,000,000	990,313	1,004,220
AVOLON TLB BORROWER 1 LUXEMBOURG S.A.R.L.	Equipment Leasing	Term Loan B-2	Loan	3M USD LIBOR + 2.25%	0.75%	3.84%	3/21/2022	995,000	990,660	993,468
Blackboard	Conglomerates	Term Loan B4	Loan	3M USD LIBOR + 5.00%	1.00%	6.73%	6/30/2021	2,962,500	2,944,423	2,868,085
Blount International, Inc.	Forest products	Term Loan B	Loan	1M USD LIBOR + 4.25%	1.00%	5.83%	4/12/2023	500,000	498,863	506,875
Blucora, Inc.	Electronics/Electrical	Term Loan B	Loan	1M USD LIBOR + 3.00%	1.00%	4.69%	5/22/2024	920,000	915,553	924,600
BMC Software	Business Equipment & Services	Term Loan B	Loan	1M USD LIBOR + 3.25%	0.00%	4.90%	9/12/2022	584,031	574,236	585,491
Brickman Group Holdings, Inc.	Building & Development	Initial Term Loan (First Lien)	Loan	1M USD LIBOR + 3.00%	1.00%	4.65%	12/18/2020	1,420,433	1,412,065	1,427,975
Broadstreet Partners, Inc.	Financial Intermediaries	Term Loan B-1	Loan	1M USD LIBOR + 3.75%	1.00%	5.40%	11/8/2023	997,481	995,151	1,006,628
Cable & Wireless Communications Ltd.	Telecommunications	Term Loan B4	Loan	1M USD LIBOR + 3.25%	0.00%	4.89%	1/30/2026	2,500,000	2,496,875	2,494,800
Cable One, Inc.	Telecommunications	Term Loan B	Loan	3M USD LIBOR + 2.25%	0.00%	3.95%	5/1/2024	497,500	496,959	498,744
Caesars Entertainment Corporation	Lodging & Casinos	Term Loan	Loan	1M USD LIBOR + 2.50%	0.00%	4.15%	10/7/2024	1,000,000	1,000,000	1,006,250
Canyon Valor Companies, Inc.	Business Equipment & Services	Term Loan B	Loan	1M USD LIBOR + 3.25%	0.00%	4.94%	6/16/2023	997,500	995,006	1,003,116
Capital Automotive L.P.	Building & Development	Tranche B-1 Term Loan Facility	Loan	1M USD LIBOR + 2.50%	1.00%	4.15%	3/25/2024	482,931	480,703	485,143
Caraustar Industries Inc.	Forest products	Term Loan B	Loan	1M USD LIBOR + 5.50%	1.00%	7.19%	3/14/2022	496,250	495,182	496,950
CareerBuilder, LLC	Business Equipment & Services	Term Loan	Loan	3M USD LIBOR + 6.75%	1.00%	8.44%	7/31/2023	2,468,750	2,402,343	2,440,977
CASA SYSTEMS T/L	Telecommunications	Term Loan	Loan	2M USD LIBOR + 4.00%	1.00%	5.69%	12/20/2023	1,485,000	1,472,299	1,490,569
Catalent Pharma Solutions, Inc	Drugs	Initial Term B Loan	Loan	1M USD LIBOR + 2.25%	1.00%	3.90%	5/20/2024	419,775	418,723	421,219
Cengage Learning Acquisitions, Inc.	Publishing	Term Loan	Loan	2M USD LIBOR + 4.25%	1.00%	5.84%	6/7/2023	1,464,371	1,449,727	1,343,970

See accompanying notes to financial statements.
S-19

Saratoga Investment Corp. CLO 2013-1 Ltd.

Schedule of Investments — (continued)
February 28, 2018

Issuer Name	Industry	Asset Name	Asset Type	Reference Rate/Spread	LIBOR Floor	Current Rate (All In)	Maturity Date	Principal/ Number of Shares	Cost	Fair Value
CenturyLink, Inc.	Telecommunications	Term Loan B	Loan	1M USD LIBOR + 2.75%	0.00%	4.40%	1/31/2025	$3,000,000	$2,993,287	$2,946,750
CH HOLD (CALIBER COLLISION) T/L	Automotive	Term Loan	Loan	1M USD LIBOR + 3.00%	0.00%	4.65%	2/1/2024	246,674	246,237	247,907
Charter Communications Operating, LLC	Cable & Satellite Television	Term Loan	Loan	1M USD LIBOR + 2.00%	0.00%	3.65%	4/30/2025	1,600,000	1,598,246	1,603,200
CHS/Community Health Systems, Inc.	Healthcare	Term G Loan	Loan	3M USD LIBOR + 2.75%	1.00%	4.73%	12/31/2019	612,172	603,886	606,705
CHS/Community Health Systems, Inc.	Healthcare	Term H Loan	Loan	3M USD LIBOR + 3.00%	1.00%	4.98%	1/27/2021	1,133,925	1,104,984	1,106,870
Concordia Healthcare Corporation	Drugs	Term Loan B	Loan	1M USD LIBOR + 4.25%	1.00%	5.90%	10/21/2021	1,930,000	1,860,229	1,723,895
Consolidated Aerospace Manufacturing, LLC	Aerospace & Defense	Term Loan (First Lien)	Loan	1M USD LIBOR + 3.75%	1.00%	5.40%	8/11/2022	1,418,750	1,413,829	1,417,870
Consolidated Communications, Inc.	Telecommunications	Term Loan B-2	Loan	1M USD LIBOR + 3.00%	1.00%	4.65%	10/5/2023	498,130	495,839	489,502
CPI Acquisition Inc.	Financial Intermediaries	Term Loan B (First Lien)	Loan	6M USD LIBOR + 4.50%	1.00%	6.36%	8/17/2022	1,436,782	1,421,670	1,109,196
CT Technologies Intermediate Hldgs, Inc	Healthcare	Term Loan	Loan	1M USD LIBOR + 4.25%	1.00%	5.90%	12/1/2021	1,455,188	1,446,213	1,448,829
Cumulus Media Holdings Inc.	Radio & Television	Term Loan	Loan	3M USD LIBOR + 3.25%	1.00%	4.90%	12/23/2020	448,889	446,919	385,820
Daseke Companies, Inc.	Surface Transport	Term Loan	Loan	1M USD LIBOR + 5.00%	1.00%	6.65%	2/27/2024	1,995,607	1,983,119	2,010,574
Dell International L.L.C.	Electronics/Electrical	Term Loan (01/17)	Loan	1M USD LIBOR + 2.00%	0.75%	3.65%	9/7/2023	1,496,250	1,495,193	1,496,130
Delta 2 (Lux) S.a.r.l.	Goods/Activities/Movies	Term Loan B	Loan	1M USD LIBOR + 2.50%	1.00%	4.15%	2/1/2024	1,318,289	1,314,108	1,315,323
DEX MEDIA, INC.	Publishing	Term Loan (07/16)	Loan	1M USD LIBOR + 10.00%	1.00%	11.65%	7/29/2021	29,843	29,843	30,664
DHX Media Ltd.	Goods/Activities/Movies	Term Loan	Loan	1M USD LIBOR + 3.75%	1.00%	5.40%	12/29/2023	497,500	495,234	498,122
Digital Room, Inc.	Publishing	Term Loan	Loan	1M USD LIBOR + 5.00%	1.00%	6.65%	12/29/2023	2,500,000	2,475,000	2,481,250
Dole Food Company, Inc.	Food Products	Term Loan B	Loan	2M USD LIBOR + 2.75%	1.00%	4.40%	4/8/2024	493,750	491,561	495,513
Drew Marine Group, Inc.	Chemicals & Plastics	Term Loan (First Lien)	Loan	3M USD LIBOR + 3.25%	1.00%	4.90%	11/19/2020	2,863,470	2,844,335	2,856,311
DTZ U.S. Borrower, LLC	Building & Development	Term Loan B Add-on	Loan	3M USD LIBOR + 3.25%	1.00%	5.23%	11/4/2021	1,942,632	1,935,162	1,938,591
DUKE FINANCE (OM GROUP/VECTRA) T/L	Financial Intermediaries	Term Loan	Loan	1M USD LIBOR + 4.25%	1.00%	5.94%	2/21/2024	1,477,584	1,381,067	1,478,515
Eaglepicher Technologies, LLC	Financial Intermediaries	Term Loan B	Loan	1M USD LIBOR + 4.00%	1.00%	5.69%	2/21/2025	500,000	498,750	500,315
Eagletree-Carbide Acquisition Corp.	Electronics/Electrical	Term Loan	Loan	3M USD LIBOR + 4.75%	1.00%	6.44%	8/28/2024	1,995,000	1,976,445	2,007,469

See accompanying notes to financial statements.

S-20

Saratoga Investment Corp. CLO 2013-1 Ltd.

Schedule of Investments — (continued)
February 28, 2018

Issuer Name	Industry	Asset Name	Asset Type	Reference Rate/Spread	LIBOR Floor	Current Rate (All In)	Maturity Date	Principal/ Number of Shares	Cost	Fair Value
Education Management II, LLC	Goods/Activities/Movies	Term Loan A	Loan	Prime 5.50%	1.00%	10.00%	7/2/2020	$423,861	$415,813	$103,846
Education Management II, LLC	Goods/Activities/Movies	Term Loan B (6.50% PIK)	Loan	Prime 2.00%	1.00%	13.00%	7/2/2020	954,307	939,748	7,759
EIG Investors Corp.	Electronics/Electrical	Term Loan	Loan	3M USD LIBOR + 4.00%	1.00%	5.96%	2/9/2023	473,057	471,875	475,593
Emerald 2 Limited	Equipment	Term Loan B1A	Loan	3M USD LIBOR + 4.00%	1.00%	5.69%	5/14/2021	991,629	986,286	988,852
Emerald Performance Materials, LLC	Chemicals & Plastics	Term Loan (First Lien)	Loan	1M USD LIBOR + 3.50%	1.00%	5.15%	8/1/2021	480,141	478,874	484,141
Endo International plc	Drugs	Term Loan B	Loan	1M USD LIBOR + 4.25%	0.75%	5.94%	4/29/2024	995,000	990,482	992,513
Engility Corporation	Aerospace & Defense	Term Loan B-1	Loan	3M USD LIBOR + 2.75%	0.00%	4.40%	8/12/2020	218,750	218,055	220,117
Equian, LLC	Healthcare	Term Loan B	Loan	3M USD LIBOR + 3.25%	1.00%	5.15%	5/20/2024	1,990,000	1,980,110	1,998,716
Evergreen Acqco 1 LP	Retailers (Except Food & Drug)	New Term Loan	Loan	3M USD LIBOR + 3.75%	1.25%	5.49%	7/9/2019	945,131	942,746	902,940
EWT Holdings III Corp. (fka WTG Holdings III Corp.)	Equipment	Term Loan (First Lien)	Loan	1M USD LIBOR + 3.00%	1.00%	4.69%	12/20/2024	2,838,093	2,824,632	2,864,714
Extreme Reach, Inc.	Electronics/Electrical	Term Loan B	Loan	3M USD LIBOR + 6.25%	1.00%	7.95%	2/7/2020	2,662,500	2,645,825	2,672,484
Federal-Mogul Corporation	Automotive	Tranche C Term Loan	Loan	1M USD LIBOR + 3.75%	1.00%	5.40%	4/15/2021	2,296,974	2,290,825	2,309,424
FinCo I LLC	Financial Intermediaries	Term Loan B	Loan	1M USD LIBOR + 2.75%	0.00%	4.40%	6/14/2022	498,580	497,495	503,192
First Data Corporation	Financial Intermediaries	First Data T/L Ext (2021)	Loan	1M USD LIBOR + 2.25%	0.00%	3.87%	4/26/2024	1,741,492	1,661,950	1,744,400
First Eagle Holdings, Inc.	Financial Intermediaries	Term Loan	Loan	3M USD LIBOR + 3.00%	0.75%	4.69%	12/1/2022	1,471,350	1,462,612	1,483,856
Fitness International, LLC	Goods/Activities/Movies	Term Loan B	Loan	1M USD LIBOR + 3.50%	1.00%	5.19%	7/1/2020	1,409,751	1,394,961	1,423,144
General Nutrition Centers, Inc.	Retailers (Except Food & Drug)	FILO Term Loan	Loan	1M USD LIBOR + 7.00%	0.00%	8.65%	12/30/2022	585,849	583,668	597,935
General Nutrition Centers, Inc.	Retailers (Except Food & Drug)	Term Loan B2	Loan	Prime 10.51%	0.00%	12.25%	3/4/2019	1,461,320	1,455,880	1,431,641
Gigamon	Business Equipment & Services	Term Loan B	Loan	1M USD LIBOR + 4.50%	1.00%	6.15%	12/27/2024	2,000,000	1,980,289	1,992,500
Global Tel*Link Corporation	Telecommunications	Term Loan (First Lien)	Loan	3M USD LIBOR + 4.00%	1.25%	5.69%	5/26/2020	3,116,081	3,110,498	3,128,732
GlobalLogic Holdings, Inc.	Business Equipment & Services	Term Loan B	Loan	1M USD LIBOR + 3.75%	1.00%	5.44%	6/20/2022	496,250	491,702	498,731
Goodyear Tire & Rubber Company, The	Chemicals & Plastics	Loan (Second Lien)	Loan	1M USD LIBOR + 2.00%	0.00%	3.59%	4/30/2019	1,833,333	1,826,354	1,832,765
GoWireless, Inc.	Telecommunications	Term Loan	Loan	3M USD LIBOR + 6.50%	1.00%	8.16%	12/22/2024	2,000,000	1,980,568	2,005,000
Grosvenor Capital Management Holdings, LP	Property & Casualty Insurance	Initial Term Loan	Loan	1M USD LIBOR + 3.00%	1.00%	4.65%	8/18/2023	992,443	988,008	996,472

See accompanying notes to financial statements.

S-21

Saratoga Investment Corp. CLO 2013-1 Ltd.

Schedule of Investments — (continued)
February 28, 2018

Issuer Name	Industry	Asset Name	Asset Type	Reference Rate/Spread	LIBOR Floor	Current Rate (All In)	Maturity Date	Principal/ Number of Shares	Cost	Fair Value
Hargray Communications Group, Inc.	Cable & Satellite Television	Term Loan B	Loan	1M USD LIBOR + 3.00%	1.00%	4.65%	2/9/2022	$995,000	$992,659	$996,990
Harland Clarke Holdings Corp. (fka Clarke American Corp.)	Publishing	Tranche B-4 Term Loan	Loan	3M USD LIBOR + 4.75%	1.00%	6.44%	11/3/2023	1,943,418	1,931,468	1,961,123
HD Supply Waterworks, Ltd.	Industrial Equipment	Term Loan	Loan	6M USD LIBOR + 3.00%	1.00%	4.57%	8/1/2024	498,750	497,642	499,583
Heartland Dental, LLC	Healthcare	Term Loan	Loan	3M USD LIBOR + 4.75%	1.00%	6.45%	7/31/2023	2,992,500	2,978,722	3,044,869
Helix Acquisition Holdings, Inc.	Industrial Equipment	Term Loan B	Loan	3M USD LIBOR + 4.00%	1.00%	5.69%	9/30/2024	997,500	992,861	1,002,488
Helix Gen Funding, LLC	Utilities	Term Loan B	Loan	3M USD LIBOR + 3.75%	1.00%	5.44%	6/3/2024	462,388	460,553	466,263
Help/Systems Holdings, Inc.	Business Equipment & Services	Term Loan	Loan	1M USD LIBOR + 4.50%	1.00%	6.19%	10/8/2021	1,342,543	1,296,984	1,346,463
Hemisphere Media Holdings, LLC	Cable & Satellite Television	Term Loan B	Loan	3M USD LIBOR + 3.50%	0.00%	5.15%	2/14/2024	2,475,000	2,485,950	2,422,406
Herbalife T/L B (HLF Financing)	Food/Drug Retailers	Term Loan B	Loan	1M USD LIBOR + 5.50%	0.75%	7.15%	2/15/2023	1,887,500	1,876,579	1,898,127
Highline Aftermarket Acquisition, LLC	Automotive	Term Loan B	Loan	1M USD LIBOR + 4.25%	1.00%	6.00%	3/15/2024	954,698	949,925	957,085
Hoffmaster Group, Inc.	Containers & Glass Products	Term Loan	Loan	3M USD LIBOR + 4.50%	1.00%	6.19%	11/21/2023	990,000	993,228	998,663
Hostess Brands, LLC	Food Products	Term Loan B (First Lien)	Loan	1M USD LIBOR + 2.25%	0.75%	3.90%	8/3/2022	1,482,559	1,479,227	1,486,532
HUB International Limited	Insurance	Term Loan B	Loan	3M USD LIBOR + 3.00%	1.00%	4.84%	10/2/2022	215	215	216
Husky Injection Molding Systems Ltd.	Industrial Equipment	Term Loan B	Loan	1M USD LIBOR + 3.25%	1.00%	4.90%	6/30/2021	402,099	400,605	402,855
Hyland Software, Inc.	Business Equipment & Services	Term Loan B	Loan	1M USD LIBOR + 3.25%	0.75%	4.90%	7/1/2022	994,987	992,624	1,001,624
Hyperion Refinance T/L	Insurance	Term Loan	Loan	1M USD LIBOR + 3.50%	1.00%	5.19%	12/20/2024	2,000,000	1,990,289	2,017,000
Idera, Inc.	Business Equipment & Services	Term Loan B	Loan	1M USD LIBOR + 4.50%	1.00%	6.15%	6/28/2024	1,682,535	1,665,834	1,693,051
IG Investments Holdings, LLC	Business Equipment & Services	Term Loan	Loan	1M USD LIBOR + 3.50%	1.00%	5.19%	10/29/2021	3,423,936	3,405,707	3,459,613
Inmar, Inc.	Business Equipment & Services	Term Loan B	Loan	3M USD LIBOR + 3.50%	1.00%	5.15%	5/1/2024	497,500	492,933	499,520
IRB Holding Corp.	Food Service	Term Loan B	Loan	2M USD LIBOR + 3.25%	1.00%	4.94%	2/5/2025	500,000	498,913	504,645
J. Crew Group, Inc.	Retailers (Except Food & Drug)	Term B-1 Loan Retired 03/05/2014	Loan	3M USD LIBOR + 3.22%	1.00%	4.91%	3/5/2021	830,284	830,284	573,676
J.Jill Group, Inc.	Retailers (Except Food & Drug)	Term Loan (First Lien)	Loan	3M USD LIBOR + 5.00%	1.00%	6.77%	5/9/2022	872,065	869,192	863,344
Kinetic Concepts, Inc.	Healthcare	Term Loan F-1	Loan	3M USD LIBOR + 3.25%	1.00%	4.94%	2/2/2024	2,388,000	2,377,873	2,393,373

See accompanying notes to financial statements.

S-22

Saratoga Investment Corp. CLO 2013-1 Ltd.

Schedule of Investments — (continued)
February 28, 2018

Issuer Name	Industry	Asset Name	Asset Type	Reference Rate/Spread	LIBOR Floor	Current Rate (All In)	Maturity Date	Principal/ Number of Shares	Cost	Fair Value
Koosharem, LLC	Business Equipment & Services	Term Loan	Loan	3M USD LIBOR + 6.50%	1.00%	8.19%	5/15/2020	$2,905,150	$2,893,037	$2,865,204
Lakeland Tours, LLC	Business Equipment & Services	Term Loan B	Loan	3M USD LIBOR + 4.00%	1.00%	5.59%	12/16/2024	1,847,826	1,843,674	1,868,041
Lannett Company, Inc.	Drugs	Term Loan B	Loan	1M USD LIBOR + 5.38%	1.00%	7.03%	11/25/2022	2,700,436	2,656,597	2,693,685
PARENT)	Telecommunications	Initial Term Loan (A-L Parent)	Loan	1M USD LIBOR + 3.25%	1.00%	4.90%	12/1/2023	495,000	493,040	499,950
Legalzoom.com, Inc.	Business Equipment & Services	Term Loan B	Loan	1M USD LIBOR + 4.50%	1.00%	6.09%	11/21/2024	1,000,000	990,210	1,005,000
Lighthouse Network	Financial Intermediaries	Term Loan B	Loan	1M USD LIBOR + 4.50%	1.00%	6.15%	11/29/2024	1,000,000	995,138	1,009,380
Lightstone Generation	Utilities	Term Loan B	Loan	1M USD LIBOR + 3.75%	1.00%	5.40%	1/30/2024	912,971	912,971	918,047
Lightstone Generation	Utilities	Term Loan C	Loan	1M USD LIBOR + 3.75%	1.00%	5.40%	1/30/2024	57,971	57,971	58,293
Liquidnet Holdings, Inc.	Financial Intermediaries	Term Loan B	Loan	1M USD LIBOR + 3.75%	1.00%	5.40%	7/15/2024	487,500	482,947	488,719
LPL Holdings, Inc.	Financial Intermediaries	Term Loan B (2022)	Loan	3M USD LIBOR + 2.25%	0.00%	3.89%	9/23/2024	1,741,261	1,737,339	1,743,977
Mayfield Holdings T/L (FeeCo)	Financial Intermediaries	Term Loan	Loan	1M USD LIBOR + 4.50%	0.00%	6.15%	1/31/2025	500,000	497,500	501,250
McAfee, LLC	Electronics/Electrical	Term Loan B	Loan	1M USD LIBOR + 4.50%	1.00%	6.15%	9/30/2024	2,245,000	2,225,301	2,255,821
McGraw-Hill Global Education Holdings, LLC	Publishing	Term Loan	Loan	1M USD LIBOR + 4.00%	1.00%	5.65%	5/4/2022	985,000	981,596	969,693
Meredith Corporation	Publishing	Term Loan B	Loan	3M USD LIBOR + 3.00%	0.00%	4.66%	1/31/2025	1,000,000	997,611	1,005,470
Michaels Stores, Inc.	Retailers (Except Food & Drug)	Term Loan B1	Loan	3M USD LIBOR + 2.75%	1.00%	4.40%	1/30/2023	2,658,469	2,646,849	2,669,927
Micro Holding Corporation	Electronics/Electrical	Term Loan	Loan	3M USD LIBOR + 3.75%	1.00%	5.34%	9/13/2024	1,471,995	1,466,585	1,471,627
Midas Intermediate Holdco II, LLC	Automotive	Term Loan (Initial)	Loan	1M USD LIBOR + 2.75%	1.00%	4.44%	8/18/2021	241,931	241,246	242,838
Midwest Physician Administrative Services LLC	Healthcare	Term Loan	Loan	1M USD LIBOR + 2.75%	0.75%	4.35%	8/15/2024	997,500	992,551	995,635
Milk Specialties Company	Food Products	Term Loan	Loan	1M USD LIBOR + 4.00%	1.00%	5.69%	8/16/2023	987,500	979,118	988,734
Mister Car Wash T/L	Automotive	Term Loan	Loan	1M USD LIBOR + 3.25%	1.00%	4.90%	8/20/2021	1,583,528	1,578,798	1,592,443
MRC Global (US) Inc.	Nonferrous Metals/Minerals	Term Loan B	Loan	1M USD LIBOR + 3.50%	1.00%	5.15%	9/20/2024	500,000	498,823	503,440
Navistar, Inc.	Automotive	Term Loan B	Loan	1M USD LIBOR + 3.50%	1.00%	5.08%	11/6/2024	2,000,000	1,990,461	2,005,620
NCI Building Systems, Inc.	Building & Development	Term Loan	Loan	1M USD LIBOR + 2.00%	0.00%	3.65%	2/7/2025	500,000	498,814	500,625
New Media Holdings II T/L (NEW)	Radio & Television	Term Loan	Loan	2M USD LIBOR + 6.25%	1.00%	7.90%	6/4/2020	5,631,193	5,606,694	5,655,858
New Millennium Holdco, Inc.	Drugs	Term Loan	Loan	1M USD LIBOR + 6.50%	1.00%	8.15%	12/21/2020	1,910,035	1,806,090	649,412

See accompanying notes to financial statements.

S-23

Saratoga Investment Corp. CLO 2013-1 Ltd.

Schedule of Investments — (continued)
February 28, 2018

Issuer Name	Industry	Asset Name	Asset Type	Reference Rate/Spread	LIBOR Floor	Current Rate (All In)	Maturity Date	Principal/ Number of Shares	Cost	Fair Value
Novetta Solutions	Aerospace & Defense	Term Loan (200MM)	Loan	3M USD LIBOR + 5.00%	1.00%	6.70%	10/16/2022	$1,960,000	$1,946,082	$1,890,792
Novetta Solutions	Aerospace & Defense	Term Loan (2nd Lien)	Loan	3M USD LIBOR + 8.50%	1.00%	10.20%	10/16/2023	1,000,000	992,243	890,000
NPC International, Inc.	Food Service	Term Loan (2013)	Loan	1M USD LIBOR + 3.50%	1.00%	5.15%	4/19/2024	497,500	496,902	501,644
NXT Capital T/L (11/16)	Financial Intermediaries	Term Loan	Loan	1M USD LIBOR + 3.50%	1.00%	5.15%	11/23/2022	1,238,120	1,233,635	1,256,692
Office Depot, Inc.	Retailers (Except Food & Drug)	Term Loan B	Loan	1M USD LIBOR + 7.00%	1.00%	8.58%	11/8/2022	2,500,000	2,430,480	2,527,500
Onex Carestream Finance LP	Healthcare	Term Loan (First Lien 2013)	Loan	3M USD LIBOR + 4.00%	1.00%	5.69%	6/7/2019	3,037,274	3,033,839	3,049,939
OpenLink International, LLC	Financial Intermediaries	Term B Loan	Loan	3M USD LIBOR + 6.50%	1.25%	8.27%	7/29/2019	2,883,152	2,881,467	2,886,756
P.F. Chang’s China Bistro, Inc.	Food Service	Term B Loan	Loan	6M USD LIBOR + 5.00%	1.00%	6.51%	9/1/2022	1,995,000	1,978,916	1,962,581
ULC)	Business Equipment & Services	Term Loan (First Lien)	Loan	6M USD LIBOR + 4.00%	1.00%	5.80%	10/30/2020	955,558	953,277	943,614
Peraton	Aerospace & Defense	Term Loan	Loan	1M USD LIBOR + 5.25%	1.00%	6.95%	4/29/2024	1,990,000	1,980,795	2,007,413
Petsmart, Inc. (Argos Merger Sub, Inc.)	Retailers (Except Food & Drug)	Term Loan B1	Loan	2M USD LIBOR + 3.00%	1.00%	4.57%	3/11/2022	972,500	968,851	792,344
PGX Holdings, Inc.	Financial Intermediaries	Term Loan	Loan	3M USD LIBOR + 5.25%	1.00%	6.90%	9/29/2020	2,754,229	2,743,573	2,664,717
PI US HOLDCO II T/L (PAYSAFE)	Financial Intermediaries	Term Loan	Loan	1M USD LIBOR + 3.50%	1.00%	5.17%	12/20/2024	1,000,000	995,000	1,002,080
Pike Corporation	Conglomerates	Term Loan B	Loan	1M USD LIBOR + 3.50%	1.00%	5.15%	9/20/2024	497,503	495,186	501,443
Ping Identity Corporation	Business Equipment & Services	Term Loan B	Loan	1M USD LIBOR + 3.75%	1.00%	5.37%	1/24/2025	500,000	497,525	501,875
Planet Fitness Holdings LLC	Goods/Activities/Movies	Term Loan	Loan	1M USD LIBOR + 3.00%	0.75%	4.65%	3/31/2021	2,368,358	2,363,020	2,392,042
Plastipak Packaging, Inc	Containers & Glass Products	Term Loan B	Loan	1M USD LIBOR + 2.75%	1.00%	4.45%	10/14/2024	997,500	992,752	1,002,986
Polycom Term Loan (9/16)	Telecommunications	Term Loan	Loan	2M USD LIBOR + 5.25%	1.00%	6.90%	9/27/2023	1,508,167	1,490,507	1,513,506
PrePaid Legal Services, Inc.	Conglomerates	Term Loan B	Loan	3M USD LIBOR + 5.25%	1.25%	6.90%	7/1/2019	2,944,950	2,947,124	2,948,631
Presidio, Inc.	Electronics/Electrical	Term Loan B 2017	Loan	3M USD LIBOR + 2.75%	1.00%	4.45%	2/2/2024	1,882,977	1,837,433	1,887,289
Prestige Brands T/L B4	Drugs	Term Loan B4	Loan	1M USD LIBOR + 2.75%	0.75%	4.40%	1/26/2024	428,171	427,260	430,543
Prime Security Services (Protection One)	Electronics/Electrical	Term Loan	Loan	1M USD LIBOR + 2.75%	1.00%	4.40%	5/2/2022	1,970,162	1,961,794	1,985,825
Project Accelerate	Business Equipment & Services	Term Loan	Loan	3M USD LIBOR + 4.25%	1.00%	5.94%	1/2/2025	2,000,000	1,990,187	2,020,000
Project Leopard Holdings, Inc.	Business Equipment & Services	Term Loan	Loan	1M USD LIBOR + 4.00%	1.00%	5.78%	7/7/2023	498,750	497,506	500,466

See accompanying notes to financial statements.
S-24

Saratoga Investment Corp. CLO 2013-1 Ltd.

Schedule of Investments — (continued)
February 28, 2018

Issuer Name	Industry	Asset Name	Asset Type	Reference Rate/Spread	LIBOR Floor	Current Rate (All In)	Maturity Date	Principal/ Number of Shares	Cost	Fair Value
Prometric	Business Equipment & Services	Term Loan	Loan	3M USD LIBOR + 3.00%	1.00%	4.77%	1/29/2025	$500,000	$497,522	$503,750
Rackspace Hosting, Inc.	Telecommunications	Term Loan B	Loan	3M USD LIBOR + 3.00%	1.00%	4.79%	11/3/2023	498,747	497,557	500,059
Radio Systems Corporation	Goods/Activities/Movies	Term Loan	Loan	1M USD LIBOR + 3.50%	1.00%	5.15%	5/2/2024	1,492,500	1,492,500	1,498,097
Ranpak Holdings, Inc.	Business Equipment & Services	Term Loan	Loan	1M USD LIBOR + 3.25%	1.00%	4.90%	10/1/2021	906,723	904,457	910,694
Red Ventures, LLC	Electronics/Electrical	Term Loan	Loan	1M USD LIBOR + 4.00%	0.00%	5.65%	11/8/2024	997,500	987,986	1,003,525
Research Now Group, Inc	Electronics/Electrical	Term Loan	Loan	3M USD LIBOR + 5.50%	1.00%	7.13%	12/20/2024	3,000,000	2,853,582	2,966,250
Resolute Investment Managers, Inc.	Financial Intermediaries	Term Loan	Loan	3M USD LIBOR + 3.25%	1.00%	4.94%	4/29/2022	722,738	722,738	732,676
Reynolds Group Holdings Inc.	Industrial Equipment	Incremental U.S. Term Loan	Loan	1M USD LIBOR + 2.75%	0.00%	4.40%	2/3/2023	1,743,523	1,743,523	1,750,968
RGIS Services, LLC	Business Equipment & Services	Term Loan	Loan	1M USD LIBOR + 7.50%	1.00%	9.15%	3/31/2023	496,250	489,372	468,956
Robertshaw US Holding Corp.	Industrial Equipment	Term Loan B	Loan	1M USD LIBOR + 3.50%	1.00%	5.19%	2/14/2025	1,000,000	997,500	1,008,750
Rovi Solutions Corporation/Rovi Guides, Inc.	Electronics/Electrical	Tranche B-3 Term Loan	Loan	1M USD LIBOR + 2.50%	0.75%	4.15%	7/2/2021	1,447,500	1,443,827	1,455,418
Russell Investment Management T/L B	Financial Intermediaries	Term Loan B	Loan	3M USD LIBOR + 4.25%	1.00%	5.94%	6/1/2023	2,217,487	2,120,560	2,229,129
Sally Holdings, LLC	Retailers (Except Food & Drug)	Term Loan B1	Loan	1M USD LIBOR + 2.50%	0.00%	4.19%	7/5/2024	1,000,000	995,387	996,670
Sally Holdings, LLC	Retailers (Except Food & Drug)	Term Loan (Fixed)	Loan	Fixed 4.50%	0.00%	4.50%	7/5/2024	997,500	992,929	1,002,069
SBP Holdings LP	Industrial Equipment	Term Loan (First Lien)	Loan	3M USD LIBOR + 4.00%	1.00%	5.65%	3/27/2021	962,500	960,161	943,250
SCS Holdings (Sirius Computer)	Business Equipment & Services	Term Loan (First Lien)	Loan	1M USD LIBOR + 4.25%	1.00%	5.90%	10/31/2022	2,266,208	2,236,571	2,282,253
Seadrill Operating LP	Oil & Gas	Term Loan B	Loan	3M USD LIBOR + 3.00%	1.00%	4.69%	2/21/2021	967,254	925,524	835,224
SG Acquisition, Inc. (Safe Guard)	Insurance	Term Loan	Loan	3M USD LIBOR + 5.00%	1.00%	6.69%	3/29/2024	1,892,500	1,875,697	1,892,500
Shearers Foods LLC	Food Products	Term Loan (First Lien)	Loan	3M USD LIBOR + 3.94%	1.00%	5.63%	6/30/2021	967,500	966,193	972,947
Sitel Worldwide	Telecommunications	Term Loan	Loan	6M USD LIBOR + 5.50%	1.00%	7.25%	9/18/2021	1,955,000	1,942,489	1,955,978
SMB Shipping Logistics T/L B (REP WWEX Acquisition)	Surface Transport	Term Loan B	Loan	6M USD LIBOR + 4.00%	1.00%	5.48%	2/2/2024	1,989,987	1,988,148	1,990,823
Sonneborn, LLC	Chemicals & Plastics	Term Loan (First Lien)	Loan	3M USD LIBOR + 3.75%	1.00%	5.40%	12/10/2020	205,858	205,602	206,887
Sonneborn, LLC	Chemicals & Plastics	Initial US Term Loan	Loan	3M USD LIBOR + 3.75%	1.00%	5.40%	12/10/2020	1,166,529	1,165,079	1,172,362
Sophia, L.P.	Conglomerates	Term Loan (Closing Date)	Loan	3M USD LIBOR + 3.25%	1.00%	4.94%	9/30/2022	1,905,528	1,897,798	1,907,376
SRAM, LLC	Industrial Equipment	Term Loan (First Lien)	Loan	2M USD LIBOR + 3.25%	1.00%	4.88%	3/15/2024	2,417,405	2,398,260	2,432,514

See accompanying notes to financial statements.

S-25

Saratoga Investment Corp. CLO 2013-1 Ltd.

Schedule of Investments — (continued)
February 28, 2018

Issuer Name	Industry	Asset Name	Asset Type	Reference Rate/Spread	LIBOR Floor	Current Rate (All In)	Maturity Date	Principal/ Number of Shares	Cost	Fair Value
SS&C Technologies	Business Equipment & Services	Term Loan B3	Loan	N/A 2.50%	0.00%	4.27%	2/28/2025	$737,000	$735,158	$740,228
SS&C Technologies	Business Equipment & Services	Term Loan B4	Loan	N/A 2.50%	0.00%	4.27%	2/28/2025	263,000	262,343	264,152
Staples, Inc.	Retailers (Except Food & Drug)	Term Loan B	Loan	3M USD LIBOR + 4.00%	1.00%	5.79%	8/15/2024	1,995,000	1,990,091	1,981,294
Steak ’n Shake Operations, Inc.	Food Service	Term Loan	Loan	1M USD LIBOR + 3.75%	1.00%	5.40%	3/19/2021	844,991	840,948	737,255
Sybil Software LLC	Electronics/Electrical	Term Loan B	Loan	3M USD LIBOR + 2.75%	1.00%	4.44%	9/29/2023	950,777	946,662	956,177
Syncsort, Inc.	Business Equipment & Services	Term Loan	Loan	3M USD LIBOR + 5.00%	1.00%	6.69%	8/16/2024	1,995,000	1,975,954	1,995,618
Ten-X, LLC	Business Equipment & Services	Term Loan	Loan	1M USD LIBOR + 4.00%	1.00%	5.65%	9/30/2024	2,000,000	1,997,922	1,991,260
Townsquare Media, Inc.	Radio & Television	Term Loan B	Loan	3M USD LIBOR + 3.00%	1.00%	4.65%	4/1/2022	911,712	908,025	913,991
TransDigm, Inc.	Aerospace & Defense	Term Loan G	Loan	1M USD LIBOR + 2.50%	0.00%	4.10%	8/22/2024	4,190,095	4,197,662	4,205,808
Travel Leaders Group, LLC	Goods/Activities/Movies	Term Loan B	Loan	3M USD LIBOR + 4.50%	0.00%	6.35%	1/25/2024	1,985,025	1,976,475	2,007,357
TRC Companies, Inc.	Business Equipment & Services	Term Loan	Loan	1M USD LIBOR + 3.50%	1.00%	5.15%	6/21/2024	2,992,500	2,978,644	2,999,981
TRICO Group	Containers & Glass Products	Term Loan	Loan	3M USD LIBOR + 6.50%	1.00%	8.48%	2/2/2024	3,000,000	2,940,000	2,996,250
Truck Hero, Inc. (Tectum Holdings)	Surface Transport	Term Loan B	Loan	3M USD LIBOR + 4.00%	1.00%	5.64%	4/22/2024	2,987,494	2,964,391	3,001,505
Trugreen Limited Partnership	Chemicals & Plastics	Term Loan B	Loan	1M USD LIBOR + 4.00%	1.00%	5.54%	4/13/2023	493,763	486,986	498,701
Twin River Management Group, Inc.	Lodging & Casinos	Term Loan B	Loan	3M USD LIBOR + 3.50%	1.00%	4.83%	7/10/2020	785,346	786,226	792,218
Univar Inc.	Chemicals & Plastics	Term B Loan	Loan	1M USD LIBOR + 2.50%	0.00%	4.15%	7/1/2024	2,546,644	2,534,633	2,558,919
Uniti Group, Inc.	Telecommunications	Term Loan B (First Lien)	Loan	1M USD LIBOR + 3.00%	1.00%	4.65%	10/24/2022	1,950,362	1,940,540	1,881,280
Univision Communications Inc.	Radio & Television	Replacement First-Lien Term Loan	Loan	1M USD LIBOR + 2.75%	1.00%	4.40%	3/15/2024	2,854,711	2,838,791	2,818,627
UOS, LLC (Utility One Source)	Equipment Leasing	Term Loan B	Loan	1M USD LIBOR + 5.50%	1.00%	7.15%	4/18/2023	597,249	595,209	613,673
UPC Broadband Holding B.V.	Cable & Satellite Television	Term Loan	Loan	1M USD LIBOR + 2.50%	0.00%	4.09%	1/15/2026	1,000,000	998,817	998,750
Valeant Pharmaceuticals International, Inc.	Drugs	Series D2 Term Loan B	Loan	1M USD LIBOR + 3.50%	0.75%	5.08%	4/1/2022	848,566	848,566	858,019
Virtus Investment Partners, Inc.	Financial Intermediaries	Term Loan B	Loan	3M USD LIBOR + 2.50%	0.75%	4.09%	6/3/2024	497,500	495,337	499,366
Vizient Inc.	Healthcare	Term Loan	Loan	1M USD LIBOR + 2.75%	1.00%	4.40%	2/13/2023	313,725	306,705	315,686

See accompanying notes to financial statements.

S-26

Saratoga Investment Corp. CLO 2013-1 Ltd.

Schedule of Investments — (continued)
February 28, 2018

Issuer Name	Industry	Asset Name	Asset Type	Reference Rate/Spread	LIBOR Floor	Current Rate (All In)	Maturity Date	Principal/ Number of Shares	Cost	Fair Value
Washington Inventory Service	Business Equipment & Services	U.S. Term Loan (First Lien)	Loan	3M USD LIBOR + 6.00%	0.00%	7.52%	6/8/2020	$1,111,056	$1,122,315	$833,292
Weight Watchers International, Inc.	Food Service	Term Loan B	Loan	1M USD LIBOR + 4.75%	0.75%	6.33%	11/29/2024	2,000,000	1,960,950	2,022,500
Western Dental Services, Inc.	Retailers (Except Food & Drug)	Term Loan B	Loan	1M USD LIBOR + 4.50%	1.00%	6.15%	6/30/2023	2,488,747	2,472,078	2,505,870
Western Digital Corporation	Electronics/Electrical	Term Loan B (USD)	Loan	1M USD LIBOR + 2.00%	0.75%	3.60%	4/28/2023	1,309,443	1,272,149	1,315,335
Windstream Services, LLC	Telecommunications	Term Loan B6	Loan	1M USD LIBOR + 4.00%	0.75%	5.59%	3/29/2021	886,317	879,389	835,354
Wirepath LLC	Home Furnishings	Term Loan	Loan	3M USD LIBOR + 4.50%	1.00%	6.17%	8/5/2024	997,500	997,055	997,500
Xerox Business Services T/L B (Conduent)	Business Equipment & Services	Term Loan	Loan	2M USD LIBOR + 3.00%	0.00%	4.65%	12/7/2023	742,500	731,992	748,069
ZEP, Inc.	Chemicals & Plastics	Term Loan B	Loan	1M USD LIBOR + 4.00%	1.00%	5.77%	8/12/2024	2,493,750	2,482,111	2,508,289
Zest Holdings 1st Lien T/L (2014 Replacement)	Healthcare	Term Loan	Loan	2M USD LIBOR + 4.25%	1.00%	5.90%	8/16/2023	992,500	988,063	991,885
									$311,457,573	$305,830,303

								Number of Shares	Cost	Fair Value
Cash and cash equivalents
U.S. Bank Money Market(a)								5,769,820	$5,769,820	$5,769,820
Total cash and cash equivalents								5,769,820	$5,769,820	$5,769,820

____________

(a)      Included within cash and cash equivalents in Saratoga CLO’s Statements of Assets and Liabilities as of February 28, 2018.

LIBOR — London Interbank Offered Rate

1M USD LIBOR — The 1 month USD LIBOR rate as of February 28, 2018 was 1.67%.

2M USD LIBOR — The 2 month USD LIBOR rate as of February 28, 2018 was 1.81%.

3M USD LIBOR — The 3 month USD LIBOR rate as of February 28, 2018 was 2.02%.

6M USD LIBOR — The 6 month USD LIBOR rate as of February 28, 2018 was 2.22%.

Prime — The Prime Rate as of February 28, 2018 was 4.50%.

PIK — Payment-in-Kind

See accompanying notes to financial statements.

S-27

SARATOGA INVESTMENT CORP. CLO 2013-1, LTD.

NOTES TO FINANCIAL STATEMENTS

1. Organization and Purpose

Saratoga Investment Corp. CLO 2013-1, Ltd. (the “Issuer”, “we”, “our”, “us”, “CLO” and “Saratoga CLO”), an exempted company with limited liability incorporated under the laws of the Cayman Islands was formed on November 28, 2007 and commenced operations on January 22, 2008. The Issuer was established to acquire or participate in U.S. dollar-denominated corporate debt obligations.

On January 22, 2008, the Issuer issued $400.0 million of notes, consisting of Class A Floating Rate Senior Notes, Class B Floating Rate Senior Notes, Class C Deferrable Floating Rate Notes, Class D Deferrable Floating Rate Notes, Class E Deferrable Floating Rate Notes (collectively the “Secured Notes”), and Subordinated Notes. The notes were issued pursuant to an indenture, dated January 22, 2008 (the “Indenture”), with U.S. Bank National Association (the “Trustee”) servicing as the Trustee there under.

On October 17, 2013, in a refinancing transaction, the Issuer issued $284.9 million of notes (the “2013-1 CLO Notes”), consisting of Class X Floating Rate Senior Notes, Class A-1 Floating Rate Senior Notes, Class A-2 Floating Rate Senior Notes, Class B Floating Rate Senior Notes, Class C Deferrable Floating Rate Notes, Class D Deferrable Floating Rate Notes, Class E Deferrable Floating Rate Notes, and Class F Deferrable Floating Rate Notes. The 2013-1 CLO Notes were issued pursuant to the Indenture with the same Trustee. Proceeds of the issuance of the 2013-1 CLO Notes were used, along with existing assets held by the Trustee, to redeem all of the Secured Notes issued in 2008.

On November 15, 2016, the Issuer completed the second refinancing and the Issuer issued $282.4 million of notes (the “2013- 1 Amended CLO Notes”), consisting of Class A-1 Floating Rate Senior Notes, Class A-2 Floating Rate Senior Notes, Class B Floating Rate Senior Notes, Class C Deferrable Floating Rate Notes, Class D Deferrable Floating Rate Notes, Class E Deferrable Floating Rate Notes, and Class F Deferrable Floating Rate Notes. The 2013-1 Amended CLO Notes were issued pursuant to the Indenture with the same Trustee. Proceeds of the issuance of the 2013-1 Amended CLO Notes were used, along with existing assets held by the Trustee, to redeem all of the 2013-1 CLO Notes issued in 2013.

On December 14, 2018, in a refinancing transaction, the Issuer issued $509.5 million of notes (the “2013-1 Reset CLO Notes”), consisting of Class A-1FL-R-2 Floating Rate Senior Notes, Class A-1FXD-R-2 Fixed Rate Senior Notes, Class A-2-R-2 Floating Rate Senior Notes, Class B-R-2 Floating Rate Senior Notes, Class C-R-2 Deferrable Mezzanine Floating Rate Notes, Class D-R-2 Deferrable Mezzanine Floating Rate Notes, Class E-1-R-2 Deferrable Mezzanine Floating Rate Notes, Class F-R-2 Deferrable Junior Floating Rate Notes, Class G-R-2 Deferrable Junior Floating Rate Notes, and Subordinated Notes. The 2013-1 Reset CLO Notes were issued pursuant to the Indenture with the same Trustee. Proceeds of the issuance of the 2013-1 Reset CLO Notes were used along with existing assets held by the Trustee to redeem all of the Secured Notes issued in 2016. As of February 28, 2019, Saratoga Investment Corp. owned 100% of the Class F-R-2 Notes, Class G-R-2 Notes and the Subordinated Notes of the CLO.

Pursuant to an investment management agreement (the “Investment Management Agreement”), Saratoga Investment Corp. (the “Investment Manager”), provides investment management services to the Issuer, and makes day-to-day investment decisions concerning the assets of the Issuer. The Investment Manager also performs certain administrative services on behalf of the Issuer under the Investment Management Agreement. The CLO remains 100.0% owned and managed by Saratoga Investment Corp.

2. Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and are stated in U.S. dollars. The following is a summary of the significant accounting policies followed by the Issuer in the preparation of its financial statements.

SARATOGA INVESTMENT CORP. CLO 2013-1, LTD.

NOTES TO FINANCIAL STATEMENTS

2. Significant Accounting Policies (cont.)

The Issuer is considered to be an investment company for financial reporting purposes and has applied the guidance in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, “Financial Services — Investment Companies.” There has been no change to the Issuer’s status as an investment company during the year ended February 28, 2019.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires the Investment Manager to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, including the fair value of investments, and the amounts of income and expenses during the reporting period. Actual results could differ from these estimates and such differences could be material.

Cash and Cash Equivalents

The Issuer defines cash and cash equivalents as highly liquid financial instruments with original maturities of three months or less. Cash and cash equivalents may include investments in money market mutual funds, which are carried at fair value. At February 28, 2019 and February 28, 2018, cash and cash equivalents amounted to $18.5 million and $5.8 million, respectively, and are swept on an overnight basis into a U.S. Bank money market deposit account held at the Trustee.

Valuation of Investments

The Issuer accounts for its investments at fair value in accordance with the FASB ASC Topic 820, Fair Value Measurement (“ASC 820”). ASC 820 defines fair value, establishes a framework for measuring fair value, establishes a fair value hierarchy based on the quality of inputs used to measure fair value and enhances disclosure requirements for fair value measurements. ASC 820 requires the Issuer to assume that its investments are to be sold at the statement of assets and liabilities date in the principal market to independent market participants, or in the absence of a principal market, in the most advantageous market, which may be a hypothetical market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact.

Investments for which market quotations are readily available are fair valued at such market quotations obtained from independent third-party pricing services and market makers subject to any decision by the Investment Manager to approve a fair value determination to reflect significant events affecting the value of these investments. The Investment Manager values investments for which market quotations are not readily available at fair value. Determinations of fair value may involve significant judgments and estimates. The types of factors that may be considered in determining the fair value of investments include the nature and realizable value of any collateral, the portfolio company’s ability to make payments, market yield trend analysis, the markets in which the portfolio company does business, comparison to publicly traded companies, discounted cash flow and other relevant factors.

Because such valuations, and particularly valuations of private investments and private companies, are inherently uncertain, they may fluctuate over short periods of time and may be based on estimates. The determination of fair value may differ materially from the values that would have been used if a ready market for these investments existed. Our net asset value could be materially affected if the determinations regarding the fair value of our investments were materially higher or lower than the values that are ultimately realized upon the disposal of such investments.

SARATOGA INVESTMENT CORP. CLO 2013-1, LTD.

NOTES TO FINANCIAL STATEMENTS

2. Significant Accounting Policies (cont.)

Investment Transactions and Income Recognition

Purchases and sales of investments and the related realized gains or losses are recorded on a trade-date basis. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on an accrual basis to the extent that such amounts are expected to be collected. The Issuer stops accruing interest on its investments when it is determined that interest is no longer collectible. Discounts and premiums on investments purchased are accreted/amortized over the life of the respective investment using the effective yield method. The amortized cost of investments represents the original cost adjusted for the accretion of discounts and amortizations of premium on investments.

Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected. Accrued interest is generally reserved when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as a reduction in principal depending upon the Investment Manager’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid and, in management’s judgment, are likely to remain current, although we may make exceptions to this general rule if the loan has sufficient collateral value and is in the process of collection.

Payment-in-Kind Interest

The Issuer holds debt investments in its portfolio that contain a payment-in-kind (“PIK”) interest provision. The PIK interest, which represents contractually deferred interest added to the investment balance that is generally due at maturity, is generally recorded on the accrual basis to the extent such amounts are expected to be collected. We stop accruing PIK interest if we do not expect the issuer to be able to pay all principal and interest when due.

Deferred Debt Financing Costs, net

The Issuer presents deferred debt financing costs on the balance sheet as a contra-liability as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts.

Included in deferred debt financing costs of $2.5 million as of February 28, 2019 are structuring fees of the investment bank, rating agency and legal fees, and other various closing costs associated with the issuance of the 2013-1 Reset CLO Notes on December 14, 2018. Such costs have been capitalized and amortized using an effective yield method as appropriate, over the life of the related notes.

Included in deferred debt financing costs of $1.0 million as of February 28, 2018 are structuring fees of the investment bank, rating agency fees and legal fees associated with the issuance of the 2013-1 CLO Notes on October 17, 2013. Such costs have been capitalized and amortized using an effective yield method, over the life of the related notes.

Deferred debt financing costs of $1.2 million incurred in connection with the issuance of the 2013-1 Amended CLO Notes, were expensed when the 2013-1 Amended CLO Notes were extinguished on December 14, 2018.

Management Fees

The Issuer is externally managed by the Investment Manager pursuant to the Investment Management Agreement. As compensation for the performance of its obligations under the Investment Management Agreement, the Investment Manager is entitled to receive from the Issuer a base management fee (the “Base Management Fee”), a subordinated management fee (the “Subordinated Management Fee”) and an incentive management fee (the “Incentive Management Fee”). The Base Management Fee is payable in arrears quarterly (subject to availability of funds and to the satisfaction of payment obligations on the debt obligations of the Issuer (the “Priority of Payments”)) and prior to the second refinancing and the issuance of the 2013-1 Amended CLO Notes, was payable in an amount equal to 0.25% per annum of the fee basis amount at the beginning of the Collection

SARATOGA INVESTMENT CORP. CLO 2013-1, LTD.

NOTES TO FINANCIAL STATEMENTS

2. Significant Accounting Policies (cont.)

period. The Subordinated Management Fee is payable in arrears quarterly (subject to availability of funds and to the Priority of Payments) and prior to the second refinancing and the issuance of the 2013-1 Amended CLO Notes, was payable in an amount equal to 0.25% per annum of the fee basis amount at the beginning of the Collection Period. Subsequent to the second refinancing and the issuance of the 2013-1 Amended CLO Notes, the Base Management Fee was changed to be payable in an amount equal to 0.10% per annum of the fee basis amount at the beginning of the Collection period, and the Subordinated Management Fees was changed to be payable in an amount equal to 0.40% per annum of the fee basis amount at the beginning of the Collection period. This remained unchanged during the third refinancing and the issuance of the 2013-1 Reset CLO Notes. Prior to the third refinancing of the CLO, the Incentive Management Fee equaled 20.0% of the remaining interest proceeds and principal proceeds, if any, after the Subordinated Notes have realized the incentive management fee target return of 12.0%, in accordance with the Priority of Payments after making the prior distributions on the relevant payment date. The investment manager is no longer eligible to receive the incentive fee following the third refinancing of the CLO on December 14, 2018. For the years ended February 28, 2019 and February 28, 2018, Incentive Management Fees of $0.6 million and $0.6 million, respectively were accrued. For the year ended February 28, 2017, no Incentive Management Fees have been accrued or paid.

Expenses

The Issuer bears its own organizational and offering expenses, all expenses related to its investment program and expenses incurred in connection with its operations including, but not limited to, external legal, administrative, trustee, accounting, tax and audit expenses, costs related to trading, acquiring, monitoring or disposing of investments of the Issuer, and interest and other borrowing expenses, expenses of preparing and distributing reports, financial statements, and litigation or other extraordinary expenses. The Issuer has retained the Trustee to provide trustee services. Additionally, the Trustee performs loan administration, debt covenant compliance calculations, and monitoring and reporting services. For the years ended February 28, 2019, February 28, 2018 and February 28, 2017, the Issuer paid $0.2 million, $0.2 million and $0.1 million, respectively, for trustee services provided and is included on the statements of operations.

Interest Expense

The Issuer has issued rated and unrated notes to finance its operations. Interest on debt is calculated by the Trustee for the Issuer. Interest is accrued and generally paid quarterly. For the years ended February 28, 2019, February 28, 2018 and February 28, 2017, $2.0 million, $3.3 million and $4.7 million of payments to the Subordinated Notes were included in interest and debt financing expenses on the statements of operations, respectively. For the year ended February 28, 2019, $0.5 million in discount amortization related to the Subordinated Notes is also included in interest and debt financing expenses on the Issuer’s statement of operations.

Risk Management

In the ordinary course of its business, the Issuer manages a variety of risks, including market risk and credit risk. Market risk is the risk of potential adverse changes to the value of investments because of changes in market conditions such as interest rate movements and volatility in investment prices.

Credit risk is the risk of default or non-performance by portfolio companies, equivalent to the investment’s carrying amount.

The Issuer is also exposed to credit risk related to maintaining all of its cash and cash equivalents, including those in reserve accounts, at a major financial institution.

SARATOGA INVESTMENT CORP. CLO 2013-1, LTD.

NOTES TO FINANCIAL STATEMENTS

2. Significant Accounting Policies (cont.)

The Issuer has investments in lower rated and comparable quality unrated high yield bonds and bank loans. Investments in high yield investments are accompanied by a greater degree of credit risk. The risk of loss due to default by the issuer is significantly greater for holders of high yield securities, because such investments are generally unsecured and are often subordinated to other creditors of the issuer.

Regulatory Matters

In August 2018, the SEC issued Final Rule Release No. 33-10532, Disclosure Update and Simplification, which in part amends certain disclosure requirements of Regulation S-X that have become redundant, duplicative, overlapping, outdated, or superseded, in light of other Commission disclosure requirements, U.S. GAAP or changes in the information environment. The amendments are intended to facilitate the disclosure of information to investors and simplify compliance without significantly altering the total mix of information provided to investors. The effective date for these disclosures was November 5, 2018, effective for the first quarter that begins after the effective date. Management has adopted these amendments as currently required and these are reflected in the Issuer’s financial statements and related disclosures. The presentation of certain prior year information has been adjusted to conform with these amendments.

New Accounting Pronouncements

In August 2018, FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The primary focus of ASU 2018-13 is to improve the effectiveness of the disclosure requirements for fair value measurements. The changes affect all companies that are required to include fair value measurement disclosures. In general, the amendments in ASU 2018-13 are effective for all entities for fiscal years and interim periods within those fiscal years, beginning after December 15, 2019. An entity is permitted to early adopt the removed or modified disclosures upon the issuance of ASU 2018-13 and may delay adoption of the additional disclosures, which are required for public companies only, until their effective date. Management has assessed these changes and does not believe they would have a material impact on the Issuer’s financial statements and disclosures.

In March 2017, the FASB issued ASU 2017-08, Receivables — Nonrefundable Fees and Other Costs (Subtopic 310-20), Premium Amortization on Purchased Callable Debt Securities (“ASU 2017-08”) which amends the amortization period for certain purchased callable debt securities held at a premium, shortening such period to the earliest call date. ASU 2017-08 does not require any accounting change for debt securities held at a discount; the discount continues to be amortized to maturity. ASU 2017-08 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Management has assessed these changes and does not believe they would have a material impact on the Issuer’s financial statements and disclosures.

In February 2016, the FASB issued ASU 2016-02, Amendments to the Leases (“ASU Topic 842”), which will require for all operating leases the recognition of a right-of-use asset and a lease liability, in the statement of financial position. The lease cost will be allocated over the lease term on a straight-line basis. This guidance is effective for annual and interim periods beginning after December 15, 2018. Management is currently evaluating the impact these changes will have on the Issuer’s financial statements and disclosures.

3. Fair Value Measurements

As noted above, the Issuer values all investments in accordance with ASC 820. ASC 820 requires enhanced disclosures about assets and liabilities that are measured and reported at fair value. As defined in ASC 820, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

SARATOGA INVESTMENT CORP. CLO 2013-1, LTD.

NOTES TO FINANCIAL STATEMENTS

3. Fair Value Measurements (cont.)

ASC 820 establishes a hierarchal disclosure framework which prioritizes and ranks the level of market price observability of inputs used in measuring investments at fair value. Market price observability is affected by a number of factors, including the type of investment and the characteristics specific to the investment. Investments with readily available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

Based on the observability of the inputs used in the valuation techniques, the Issuer is required to provide disclosures on fair value measurements according to the fair value hierarchy. The fair value hierarchy ranks the observability of the inputs used to determine fair values. Investments carried at fair value are classified and disclosed in one of the following three categories:

•        Level 1 — Valuations based on quoted prices in active markets for identical assets or liabilities that the Issuer has the ability to access.

•        Level 2 — Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date. Such inputs may be quoted prices for similar assets or liabilities, quoted markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full character of the financial instrument, or inputs that are derived principally from, or corroborated by, observable market information. Investments which are generally included in this category include illiquid debt securities and less liquid, privately held or restricted equity securities, for which some level of recent trading activity has been observed.

•        Level 3 — Pricing inputs are unobservable for the investment and includes situations where there is little, if any, market activity for the investment. The inputs may be based on the Company’s own assumptions about how market participants would price the asset or liability or may use Level 2 inputs, as adjusted, to reflect specific investment attributes relative to a broader market assumption. These inputs into the determination of fair value may require significant management judgment or estimation. Even if observable market data for comparable performance or valuation measures (earnings multiples, discount rates, other financial/valuation ratios, etc.) are available, such investments are grouped as Level 3 if any significant data point that is not also market observable (private company earnings, cash flows, etc.) is used in the valuation methodology.

In addition to using the above inputs in investment valuations, the Issuer continues to employ the valuation policy that is consistent with ASC 820 and the Investment Company Act of 1940 (“1940 Act”).

The following table presents fairvalue measurements of investments, by major class, as of February 28, 2019, according to the fair value hierarchy:

	Fair Value Measurements
	Level 1	Level 2	Level 3	Total
Term loans	$—	$401,397,704	$96,991,665	$498,389,369
Equity interests	—	15,691	—	15,691
Total	$—	$401,413,395	$96,991,665	$498,405,060

The following table presents fair value measurements of investments, by major class, as of February 28, 2018, according to the fair value hierarchy:

	Fair Value Measurements
	Level 1	Level 2	Level 3	Total
Term loans	$—	$260,462,293	$45,361,411	$305,823,704
Equity interests	—	2,235	4,364	6,599
Total	$—	$260,464,528	$45,365,775	$305,830,303

SARATOGA INVESTMENT CORP. CLO 2013-1, LTD.

NOTES TO FINANCIAL STATEMENTS

3. Fair Value Measurements (cont.)

Transfers into or out of Level 1, 2 or 3 are recognized at the reporting date.

The following table provides a reconciliation of the beginning and ending balances for investments that use Level 3 inputs for the year February 28, 2019:

	Term Loans	Equity Interests	Total
Balance as of February 28, 2018	$45,361,411	$4,364	$45,365,775
Net change in unrealized appreciation	(847,562)	1,893,174	1,045,612
Purchases and other adjustments to cost	51,787,257	—	51,787,257
Sales and repayments	(18,867,427)	—	(18,867,427)
Net realized gain from investments	6,845	—	6,845
Transfers in(1)	34,492,314	—	34,492,314
Transfers out(2)	(14,941,173)	(1,897,538)	(16,838,711)
Balance as of February 28, 2019	$96,991,665	$—	$96,991,665
Net change in unrealized appreciation (depreciation) for the year relating to those Level 3 assets that were still held by the Issuer at the end of the year	$(720,845)	$—	$(720,845)

____________

(1)      The Issuer’s investment in Level 3 investments were classified as such during the year ended February 28, 2019, as market quotes for these investments are only provided by one trading desk.

(2)      The Issuer’s investment in Level 2 investments were classified as such during the year ended February 28, 2019, as the number of observable market quotes for these investments increased.

The following table provides a reconciliation of the beginning and ending balances for investments that use Level 3 inputs for the year ended February 28, 2018:

	Term Loans	Equity Interests	Total
Balance as of February 28, 2017	$51,209,702	$22,718	$51,232,420
Net change in unrealized appreciation	54,781	4,117	58,898
Purchases and other adjustments to cost	29,566,554	—	29,566,554
Sales and repayments	(25,412,198)	—	(25,412,198)
Net realized gain from investments	15,544	—	15,544
Transfers in(1)	8,778,388	—	8,778,388
Transfers out(2)	(18,851,360)	(22,471)	(18,873,831)
Balance as of February 28, 2018	$45,361,411	$4,364	$45,365,775
Net change in unrealized appreciation (depreciation) for the year relating to those Level 3 assets that were still held by the Issuer at the end of the year	$331,993	$4,117	$336,110

____________

(1)      The Issuer’s investment in Level 3 investments were classified as such during the year ended February 28, 2018, as market quotes for these investments are only provided by one trading desk.

(2)      The Issuer’s investment in Level 2 investments were classified as such during the year ended February 28, 2018, as the number of observable market quotes for these investments increased.

Purchases and other adjustments to cost include purchases of new investments at cost, effects of refinancing/restructuring, accretion/amortization of income from discount/premium on debt securities, and PIK.

Sales and repayments represent net proceeds received from investments sold, and principal paydowns received, during the period.

Significant unobservable inputs used in the fair value measurement of the Level 3 term loans and equity include market quotations available from multiple dealers. A significant increase (decrease) in the market quote, in isolation, would result in a significantly lower (higher) fair value measurement.

SARATOGA INVESTMENT CORP. CLO 2013-1, LTD.

NOTES TO FINANCIAL STATEMENTS

3. Fair Value Measurements (cont.)

The valuation techniques and significant unobservable inputs used in recurring Level 3 fair value measurements of assets as of February 28, 2019 were as follows:

	Fair Value	Valuation Technique	Unobservable Inputs	Weighted Average*
Term loans	$96,991,665	Market Comparables	Third-Party Bid	94.50% – 100.50%
Total	$96,991,665

The valuation techniques and significant unobservable inputs used in recurring Level 3 fair value measurements of assets as of February 28, 2018 were as follows:

	Fair Value	Valuation Technique	Unobservable Inputs	Weighted Average*
Term loans	$45,361,411	Market Comparables	Third-Party Bid	89.00% – 102.75%
Equity interests	4,364	Market Comparables	Third-Party Bid	0.40%
Total	$45,365,775

____________

*        The weighted average in the tables above is calculated based on each investment’s fair value weighting, using the applicable unobservable input.

4. Financing

On January 22, 2008, the Issuer issued $400.0 million of notes, consisting of Class A Floating Rate Senior Notes, Class B Floating Rate Senior Notes, Class C Deferrable Floating Rate Notes, Class D Deferrable Floating Rate Notes, Class E Deferrable Floating Rate Notes (collectively the “Secured Notes”), and Subordinated Notes. The notes were issued pursuant to the Indenture.

The Secured Notes are limited recourse obligations of the Issuer. The Subordinated Notes are unsecured, limited recourse debt obligations of the Issuer.

On October 17, 2013, the Issuer issued $284.9 million of notes, consisting of Class X Floating Rate Senior Notes, Class A-1 Floating Rate Senior Notes, Class A-2 Floating Rate Senior Notes, Class B Floating Rate Senior Notes, Class C Deferrable Floating Rate Notes, Class D Deferrable Floating Rate Notes, Class E Deferrable Floating Rate Notes, and Class F Deferrable Floating Rate Notes. The 2013-1 CLO Notes were issued pursuant to the Indenture with the same Trustee. Proceeds of the issuance of the 2013-1 CLO Notes were used along with existing assets held by the Trustee to redeem all of the Secured Notes issued in 2008. The Subordinated Notes were not included in the refinancing transaction.

On November 15, 2016, the Issuer issued $282.4 million of the 2013-1 Amended CLO Notes, consisting of Class A-1 Floating Rate Senior Notes, Class A-2 Floating Rate Senior Notes, Class B Floating Rate Senior Notes, Class C Deferrable Floating Rate Notes, Class D Deferrable Floating Rate Notes, Class E Deferrable Floating Rate Notes, and Class F Deferrable Floating Rate Notes. The 2013-1 CLO Notes were issued pursuant to the Indenture with the same Trustee. Proceeds of the issuance of the 2013-1 Amended CLO Notes were used along with existing assets held by the Trustee to redeem all of the 2013- 1CLO Notes issued in 2013. The Subordinated Notes were not included in the refinancing transaction.

On December 14, 2018, in a refinancing transaction, the Issuer issued $509.5 million of notes consisting of Class A-1FL-R- 2 Floating Rate Senior Notes, Class A-1FXD-R-2 Fixed Rate Senior Notes, Class A-2-R-2 Floating Rate Senior Notes, Class B- R-2 Floating Rate Senior Notes, Class C-R-2 Deferrable Mezzanine Floating Rate Notes, Class D-R-2 Deferrable Mezzanine Floating Rate Notes, Class E-1-R-2 Deferrable Mezzanine Floating Rate Notes, Class F-R-2 Deferrable Junior Floating Rate Notes, Class G-R-2 Deferrable Junior Floating Rate Notes, and Subordinated Notes. Proceeds net of issue discounts were used along with existing trust assets to redeem all of the rated note classes of the 2013-1 Amended CLO Notes. $30.0 million of Subordinated Notes issued in connection with the 2008 CLO Notes and 2013-1 CLO Notes were not redeemed and remained outstanding.

SARATOGA INVESTMENT CORP. CLO 2013-1, LTD.

NOTES TO FINANCIAL STATEMENTS

4. Financing (cont.)

The 2013-1 Reset CLO Notes are limited recourse obligations of the Issuer. The Subordinated Notes are unsecured, limited recourse debt obligations of the Issuer.

The relative order of seniority of payment of each class of securities is, as follows: first, Class A-1FL-R-2 Notes, second, Class A-1FXD-R-2 Notes, third Class A-2-R-2 Notes, fourth, Class B-R-2 Notes, fifth, Class C-R-2 Notes, sixth, Class D-R-2 Notes, seventh, Class E-1-R-2 Notes, eighth, Class F-R-2 Notes, ninth, Class G-R-2, and tenth the Subordinated Notes, with (a) each class of securities (other than the Subordinated Notes) in such list being senior to each other class of securities that follows such class of securities in such list and (b) each class of securities in such list being subordinate to each other class of securities that precedes such class of securities in such list. The Subordinated Notes are subordinated to the 2013-1 Reset CLO Notes and are entitled to periodic payments from interest proceeds available in accordance with the Priority of Payments.

The table below sets forth certain information for each outstanding class of notes issued, pursuant to the Indenture on December 14, 2018, at February 28, 2019:

Description	Interest Rate	Maturity	Principal Amount	Amount Outstanding	Weighted Average Interest Rate
Class A-1FL-R-2 Senior Secured Floating Rate Notes	LIBOR + 1.25%	January 20, 2030	$255,000,000	$255,000,000	4.07%
Class A-1FXD-R-2 Senior Secured Fixed Rate Notes	4.19%	January 20, 2030	25,000,000	25,000,000	4.19%
Class A-2-R-2 Senior Secured Floating Rate Notes	LIBOR + 1.75%	January 20, 2030	40,000,000	40,000,000	4.57%
Class B-R-2 Senior Secured Floating Rate Notes	LIBOR + 2.30%	January 20, 2030	59,500,000	59,500,000	5.12%
Class C-R-2 Deferrable Mezzanine Floating Rate Notes	LIBOR + 2.75%	January 20, 2030	22,500,000	22,500,000	5.57%
Class D-R-2 Deferrable Mezzanine Floating Rate Notes	LIBOR + 3.75%	January 20, 2030	31,000,000	31,000,000	6.57%
Class E-l-R-2 Deferrable Mezzanine Floating Rate Notes	LIBOR + 5.87%*	January 20, 2030	27,000,000	27,000,000	8.69%
Class F-R-2 Deferrable Junior Floating Rate Notes	LIBOR + 8.75%	January 20, 2030	2,500,000	2,500,000	11.55%
Class G-R-2 Deferrable Junior Floating Rate Notes	LIBOR + 10.00%	January 20, 2030	7,500,000	7,500,000	12.80%
Subordinated Notes	N/A	January 20, 2030	69,500,000	69,500,000	N/A
			$539,500,000	$539,500,000

SARATOGA INVESTMENT CORP. CLO 2013-1, LTD.

NOTES TO FINANCIAL STATEMENTS

4. Financing (cont.)

Description	Interest Rate	Maturity	Notional Amount	Amount Outstanding	Weighted Average Interest Rate
Class E-2-R-2 Deferrable Mezzanine Fixed Rate Notes**	0.00%	January 20, 2030	$27,000,000	$27,000,000	0.00%

____________

*        The spread in respect of the Class E-1-R-2 Notes will initially be 5.87%, and will step up to 8.00% in January 2022.

**      There will be no return of principal on the Class E-2-R-2 Notes. The notional amount of the Class E-2-R-2 Notes will at all times be equal to the sum of the notional amount of the Class E-1-R-2 Notes and the amount of deferred interest, if any, on the Class E-2-R-2 Notes. The interest rate in respect of the Class E-2-R-2 Notes will initially be 0.00%, and will step up to 2.00% in January 2022.

The table below sets forth certain information for each outstanding class of notes issued, pursuant to the Indenture on November 15, 2016, at February 28, 2018:

Description	Interest Rate	Maturity	Principal Amount	Amount Outstanding	Weighted Average Interest Rate
Class A-1 Floating Rate Senior Notes	LIBOR + 1.55%	October 20, 2025	$170,000,000	$170,000,000	2.87%
Class A-2 Floating Rate Senior Notes	LIBOR + 1.75%	October 20, 2025	20,000,000	20,000,000	3.08%
Class B Floating Rate Senior Notes	LIBOR + 2.70%	October 20, 2025	44,800,000	44,800,000	4.04%
Class C Deferrable Floating Rate Notes	LIBOR + 3.36%	October 20, 2025	16,000,000	16,000,000	4.81%
Class D Deferrable Floating Rate Notes	LIBOR + 4.70%	October 20, 2025	14,000,000	14,000,000	6.08%
Class E Deferrable Floating Rate Notes	LIBOR + 6.65%	October 20, 2025	13,100,000	13,100,000	8.06%
Class F Deferrable Floating Rate Notes	LIBOR + 8.50%	October 20, 2025	4,500,000	4,500,000	9.94%
Subordinated Notes	N/A	October 20, 2025	30,000,000	30,000,000	N/A
			$312,400,000	$312,400,000

SARATOGA INVESTMENT CORP. CLO 2013-1, LTD.

NOTES TO FINANCIAL STATEMENTS

4. Financing (cont.)

The table below sets forth certain information for each outstanding class of notes issued, pursuant to the Indenture on November 15, 2016, at February 28, 2017:

Description	Interest Rate	Maturity	Principal Amount	Amount Outstanding	Weighted Average Interest Rate
Class A-l Floating Rate Senior Notes	LIBOR + 1.55%	October 20, 2025	$170,000,000	$170,000,000	2.10%
Class A-2 Floating Rate Senior Notes	LIBOR + 1.75%	October 20, 2025	20,000,000	20,000,000	2.30%
Class B Floating Rate Senior Notes	LIBOR + 2.70%	October 20, 2025	44,800,000	44,800,000	2.96%
Class C Deferrable Floating Rate Notes	LIBOR + 3.36%	October 20, 2025	16,000,000	16,000,000	3.78%
Class D Deferrable Floating Rate Notes	LIBOR + 4.70%	October 20, 2025	14,000,000	14,000,000	4.64%
Class E Deferrable Floating Rate Notes	LIBOR + 6.65%	October 20, 2025	13,100,000	13,100,000	5.98%
Class F Deferrable Floating Rate Notes	LIBOR + 8.50%	October 20, 2025	4,500,000	4,500,000	7.45%
Subordinated Notes	N/A	October 20, 2025	30,000,000	30,000,000	N/A
			$312,400,000	$312,400,000

The following table shows each outstanding class of notes issued, pursuant to the Indenture, at fair value at February 28, 2019:

Debt Security	February 28, 2019
Class A-1FL-R-2 Senior Secured Floating Rate Notes	$254,987,128
Class A-1FXD-R-2 Senior Secured Fixed Rate Notes	25,018,718
Class A-2-R-2 Senior Secured Floating Rate Notes	39,997,452
Class B-R-2 Senior Secured Floating Rate Notes	59,495,241
Class C-R-2 Deferrable Mezzanine Floating Rate Notes	22,497,870
Class D-R-2 Deferrable Mezzanine Floating Rate Notes	30,995,916
Class E-l-R-2 Deferrable Mezzanine Floating Rate Notes	27,109,023
Class F-R-2 Deferrable Junior Floating Rate Notes	2,483,500
Class G-R-2 Deferrable Junior Floating Rate Notes	7,450,500
Subordinated Notes	25,393,508
$495,428,856

SARATOGA INVESTMENT CORP. CLO 2013-1, LTD.

NOTES TO FINANCIAL STATEMENTS

4. Financing (cont.)

The following table shows each outstanding class of notes issued, pursuant to the Indenture, at fair value at February 28, 2018:

Debt Security	February 28, 2018
Class A-l Floating Rate Senior Notes	$170,737,343
Class A-2 Floating Rate Senior Notes	20,138,214
Class B Floating Rate Senior Notes	45,373,111
Class C Deferrable Floating Rate Notes	16,180,199
Class D Deferrable Floating Rate Notes	14,153,208
Class E Deferrable Floating Rate Notes	13,128,862
Class F Deferrable Floating Rate Notes	4,499,100
Subordinated Notes	11,874,704
$296,084,741

These notes are fair valued based on a discounted cash flow model, specifically using Intex cash flow models, to form the basis for the valuation and would be classified as Level 3 liabilities within the fair value hierarchy.

The Indenture provides that payments on the Subordinated Notes shall rank subordinate in priority of payment to payments due on all classes of 2013-1 Reset CLO Notes and subordinate in priority of payment to the payment of fees and expenses. Distributions on the Subordinated Notes are limited to the assets of the Issuer remaining after payment of all of the liabilities of the Issuer that rank senior in priority of payment to the Subordinated Notes. To the extent that the proceeds from the collateral are not sufficient to make distributions on the Subordinated Notes the Issuer will have no further obligation in respect of the Subordinated Notes.

Interest proceeds and, after the 2013-1 Reset CLO Notes have been paid in full, principal proceeds, in each case will be distributed to the holders of the Subordinated Notes in accordance with the Indenture.

Distributions, if any, on the Subordinated Notes will be payable quarterly on the 20th day of each January, April, July and October of each calendar year or, if any such day is not a business day, on the next succeeding business day (each, a “Payment Date”), commencing on the first Payment Date, and on April January 20, 2030 (or if any such day is not a business day, the next succeeding business day) (the “Stated Redemption Date”) (if not redeemed prior to such date) sequentially in order of seniority. At the Stated Redemption Date, the Subordinated Notes will be redeemed after payment in full of all of the 2013-1 Reset CLO Notes and the payment of all administrative and other fees and expenses. The failure to pay interest proceeds or principal proceeds to the holders of the Subordinated Notes will not be an event of default under the Indenture.

In May of 2009, the Issuer defaulted on its Class E overcollateralization ratio of 105.10%, at which point, $4.0 million of interest proceeds were used to repay the Class E Notes through November 2009. Interest on the Class C, Class D, and Class E Notes was deferred and repaid in January of 2010 upon the Issuer’s return to compliance. Distributions to the Subordinated Notes resumed in April of 2010.

As of February 28, 2019, the remaining unamortized discount on the Class A-1FL-R-21 Notes, Class A-1FXD-R-2 Notes, Class A-2-R-2 Notes, Class B-R-2 Notes, Class C-R-2 Notes, Class D-R-2 Notes, Class E-1-R-2 Notes, Class F-R-2 Notes, and Class G-R-2 Notes were $0.0 million, $0.0 million, $0.0 million, $0.0 million, $0.6 million, $1.1 million, $0.0 million, $0.0 million and $0.0 million, respectively.

SARATOGA INVESTMENT CORP. CLO 2013-1, LTD.

NOTES TO FINANCIAL STATEMENTS

4. Financing (cont.)

As of February 28, 2018, the remaining unamortized discount on the Class A-1 Notes, Class A-2 Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes, and Class F Notes were $0.0 million, $0.0 million, $0.0 million, $0.1 million, $0.3 million, $0.0 million and $0.0 million, respectively.

The remaining unamortized deferred debt financing costs, on the 2013-1 Amended CLO Notes, of $0.9 million, and unamortized discount on the 2013-1 Amended CLO Notes of $0.3 million, were recognized as additional amortization expense when the related notes were extinguished and recorded within loss on extinguishment of debt in the statements of operations. As of February 28, 2019, $0.1 million of financing costs related to the 2013-1 Amended CLO Notes remain capitalized and are being amortized over the term of the 2013-1 Reset CLO Notes.

5. Income Tax

Under the current laws, the Issuer is not subject to net income taxation in the United States or the Cayman Islands. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Pursuant to ASC Topic 740, Accounting for Uncertainty in Income Taxes, the Issuer adopted the provisions of the FASB relating to accounting for uncertainty in income taxes which clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position must meet before being recognized in the financial statements and applies to all open tax years as of the effective date. The Investment Manager has analyzed such tax positions for uncertain tax positions for tax years that may be open (2016 — 2019). The Issuer identifies its major tax jurisdictions as U.S. Federal, state and foreign jurisdictions where the Issuer makes investments. As of February 28, 2019 and February 28, 2018, there was no impact to the financial statements as a result of the Issuer’s accounting for uncertainty in income taxes. The Issuer does not have any unrecognized tax benefits or liabilities for the years ended February 28, 2019, February 28, 2018 and February 28, 2017. Also, the Issuer recognizes interest and, if applicable, penalties for any uncertain tax positions, as a component of income tax expense. No interest or penalty expense was recorded by the Issuer for the years ended February 28, 2019, February 28, 2018 and February 28, 2017.

6. Commitments and Contingencies

In the ordinary course of its business, the Issuer may enter into contracts or agreements that contain indemnifications or warranties. Future events could occur that lead to the execution of these provisions against the Issuer. Based on its history and experience, the Investment Manager feels that the likelihood of such an event is remote. Therefore, the Issuer has not accrued any liabilities in connection with such indemnifications.

In the ordinary course of business, the Issuer may directly or indirectly be a defendant or plaintiff in legal actions with respect to bankruptcy, insolvency or other types of proceedings. Such lawsuits may involve claims that could adversely affect the value of certain financial instruments owned by the Issuer. As of February 28, 2019 and February 28, 2018, the Issuer is not subject to any material legal proceedings. Therefore, the Issuer has not accrued any liabilities in connection with such indemnifications.

The terms of Collateralized Debt Investments may require the Issuer to provide funding for any unfunded portion of a Collateralized Debt Investment at the request of the borrower. At February 28, 2019 and February 28, 2018, the Issuer had $1.3 million and $0.2 million of unfunded commitments outstanding, respectively.

SARATOGA INVESTMENT CORP. CLO 2013-1, LTD.

NOTES TO FINANCIAL STATEMENTS

7. Related-Party Transactions

In the ordinary course of business and as permitted per the terms of the Indenture, the Issuer may acquire or sell investments to or from related parties at the fair value at such time. For the years ended February 28, 2019, February 28, 2018 and February 28, 2017, the Issuer neither bought nor sold investments from related parties.

On August 7, 2018, the Company entered into an unsecured loan agreement with CLO 2013-1 Warehouse, a wholly-owned subsidiary of Saratoga CLO, pursuant to which CLO 2013-1 Warehouse may borrow from time to time up to $20 million from the Company in order to provide capital necessary to support warehouse activities. The CLO 2013-1 Warehouse Loan, which expires on February 7, 2020, bears interest at an annual rate of 3M USD LIBOR + 7.5%. As of February 28, 2019, the CLO 2013-1 Warehouse Loan was repaid in full, with interest expense of $0.5 million recognized and included in the interest and debt financing expenses on the Statement of Operations.

The Subordinated Notes are wholly-owned by the Investment Manager. The Subordinated Notes do not have a stated coupon rate, but are entitled to residual cash flows from the CLO’s investments after all of the other tranches of debt and certain other fees and expenses are paid. For the years ended February 28, 2019, February 28, 2018 and February 28, 2017, $2.0 million, $3.3 million and $4.7 million of payments to the Subordinated Notes were included in interest and debt financing expenses in the statements of operations, respectively. For the year ended February 28, 2019, $0.5 million in discount amortization related to the Subordinated Notes is also included in interest and debt financing expenses on the Issuer’s statement of operations. In addition to refinancing its liabilities, at February 28, 2019, the Investment Manager holds aggregate principal amounts of $2.5 million in Class F-R-2 Notes and $7.5 million in Class G-R-2 Notes of the CLO tranches with a coupon of LIBOR plus 8.75% and LIBOR plus 10.00%, respectively. For the year ended February 28, 2019, payments for the Class F-R-2 Notes and Class G-R-2 Notes totaling $0.3 million are included in interest expense in the Issuer’s statement of operations.

8. Shareholders’ Capital

Capital contributions and distributions shall be made at such time and in such amounts as determined by the Investment Manager and the Indenture.

The majority holder of the Subordinated Notes has various control rights over the CLO, including the ability to call the CLO prior to its legal maturity, replace the Investment Manager under certain circumstances, and refinance any of the outstanding debt tranches. The voting structure of the Subordinated Notes may require either majority or unanimous approval depending upon the issue.

The authorized share capital of the Issuer consists of 50,000 ordinary shares, 250 of which are owned by Maples Finance Limited and are held under the terms of a declaration of trust.

As of February 28, 2019 and February 28, 2018, net assets (deficit) were $(17.9) million and $(11.2) million, respectively. These amounts include accumulated losses of $11.2 million and $13.0 million, respectively, which includes cumulative net investment income or loss, cumulative amounts of gains and losses realized from investment transactions, net unrealized appreciation or depreciation of investments, as well as the cumulative effect of accounting mismatches between investments accounted for at fair value and amortized cost or accrual-basis assets and liabilities as discussed in Significant Accounting Policies, above. The Issuer’s investments continue to generate sufficient liquidity to satisfy its obligations on periodic payment dates as well as comply with all performance criteria as of the statements of assets and liabilities date.

SARATOGA INVESTMENT CORP. CLO 2013-1, LTD.

NOTES TO FINANCIAL STATEMENTS

8. Shareholders’ Capital (cont.)

The Issuer elected early adoption of Rule 3-04/Rule 8-03(a)(5) under Regulation S-X. Pursuant to the regulation, the Issuer has presented a reconciliation of the changes in each significant caption of stockholders’ equity for each of the three fiscal years ended February 28, 2019, February 28, 2018 and February 28, 2017, as shown in the tables below:

	For the Year Ended February 28, 2019
	Common Stock		Capital in Excess of Par Value	Total Distributable Earnings (Loss)	Net Assets (Deficit)
	Shares	Amount
Balance at February 28, 2018	250	$250	$—	$(11,245,569)	$(11,245,319)
Increase (Decrease) from Operations:
Net investment income (loss)	—	—	—	474,449	474,449
Net realized gain (loss) from investments	—	—	—	(1,157,929)	(1,157,929)
Net change in unrealized appreciation (depreciation) on investments	—	—	—	(110,177)	(110,177)
Balance at May 31, 2018	250	250	—	(12,039,226)	(12,038,976)

Increase (Decrease) from Operations:
Net investment income (loss)	—	—	—	191,126	191,126
Net realized gain (loss) from investments	—	—	—	2,237	2,237
Net change in unrealized appreciation (depreciation) on investments	—	—	—	(440,254)	(440,254)
Balance at August 31, 2018	250	250	—	(12,286,117)	(12,285,867)

Increase (Decrease) from Operations:
Net investment income (loss)	—	—	—	472,125	472,125
Net realized gain (loss) from investments	—	—	—	11,948	11,948
Net change in unrealized appreciation (depreciation) on investments	—	—	—	(4,467,273)	(4,467,273)
Balance at November 30, 2018	250	250	—	(16,269,317)	(16,269,067)

Increase (Decrease) from Operations:
Net investment income (loss)	—	—	—	(802,968)	(802,968)
Net realized gain (loss) from investments	—	—	—	(200,967)	(200,967)
Net change in unrealized appreciation (depreciation) on investments	—	—	—	(626,667)	(626,667)
Balance at February 28, 2019	250	$250	$—	$(17,899,919)	$(17,899,669)

SARATOGA INVESTMENT CORP. CLO 2013-1, LTD.

NOTES TO FINANCIAL STATEMENTS

8. Shareholders’ Capital (cont.)

	For the Year Ended February 28, 2018
	Common Stock		Capital in Excess of Par Value	Total Distributable Earnings (Loss)	Net Assets (Deficit)
	Shares	Amount
Balance at February 28, 2017	250	$250	$—	$(12,974,026)	$(12,973,776)
Increase (Decrease) from Operations:
Net investment income (loss)	—	—	—	(86,168)	(86,168)
Net realized gain (loss) from investments	—	—	—	293,858	293,858
Net change in unrealized appreciation (depreciation) on investments	—	—	—	(47,767)	(47,767)
Balance at May 31, 2017	250	250	—	(12,814,103)	(12,813,853)

Increase (Decrease) from Operations:
Net investment income (loss)	—	—	—	267,831	267,831
Net realized gain (loss) from investments	—	—	—	475,486	475,486
Net change in unrealized appreciation (depreciation) on investments	—	—	—	(1,311,081)	(1,311,081)
Balance at August 31, 2017	250	250	—	(13,381,867)	(13,381,617)

Increase (Decrease) from Operations:
Net investment income (loss)	—	—	—	52,984	52,984
Net realized gain (loss) from investments	—	—	—	260,872	260,872
Net change in unrealized appreciation (depreciation) on investments	—	—	—	(202,856)	(202,856)
Balance at November 30, 2017	250	250	—	(13,270,867)	(13,270,617)

Increase (Decrease) from Operations:
Net investment income (loss)	—	—	—	1,160,695	1,160,695
Net realized gain (loss) from investments	—	—	—	(410,685)	(410,685)
Net change in unrealized appreciation (depreciation) on investments	—	—	—	1,275,288	1,275,288
Balance at February 28, 2018	250	$250	$—	$(11,245,569)	$(11,245,319)

SARATOGA INVESTMENT CORP. CLO 2013-1, LTD.

NOTES TO FINANCIAL STATEMENTS

8. Shareholders’ Capital (cont.)

	For the Year Ended February 28, 2017
	Common Stock		Capital in Excess of Par Value	Total Distributable Earnings (Loss)	Net Assets (Deficit)
	Shares	Amount
Balance at February 29, 2016	250	$250	$—	$(21,557,618)	$(21,557,368)
Increase (Decrease) from Operations:
Net investment income (loss)	—	—	—	84,332	84,332
Net realized gain (loss) from investments	—	—	—	55,557	55,557
Net change in unrealized appreciation (depreciation) on investments	—	—	—	9,320,673	9,320,673
Balance at May 31, 2016	250	250	—	(12,097,056)	(12,096,806)

Increase (Decrease) from Operations:
Net investment income (loss)	—	—	—	(75,900)	(75,900)
Net realized gain (loss) from investments	—	—	—	165,854	165,854
Net change in unrealized appreciation (depreciation) on investments	—	—	—	467,724	467,724
Balance at August 31, 2016	250	250	—	(11,539,378)	(11,539,128)

Increase (Decrease) from Operations:
Net investment income (loss)	—	—	—	(5,782,625)	(5,782,625)
Net realized gain (loss) from investments	—	—	—	130,337	130,337
Net change in unrealized appreciation (depreciation) on investments	—	—	—	926,507	926,507
Balance at November 30, 2016	250	250	—	(16,265,159)	(16,264,909)

Increase (Decrease) from Operations:
Net investment income (loss)	—	—	—	541,503	541,503
Net realized gain (loss) from investments	—	—	—	6,421	6,421
Net change in unrealized appreciation (depreciation) on investments	—	—	—	2,743,209	2,743,209
Balance at February 28, 2017	250	$250	$—	$(12,974,026)	$(12,973,776)

SARATOGA INVESTMENT CORP. CLO 2013-1, LTD.

NOTES TO FINANCIAL STATEMENTS

9. Financial Highlights

The following is a schedule of financial highlights for the years ended February 28, 2019, February 28, 2018, February 28, 2017, February 29, 2016 and February 28, 2015:

	February 28, 2019	February 28, 2018	February 28, 2017	February 29, 2016	February 28, 2015
Average subordinated notes’ capital balance(1)	$18,900,592	$17,262,714	$15,113,353	$18,382,072	$25,077,372
Ratio and supplemental data:
Total Return(2)	(22.41)%	32.73%	162.55%	(49.59)%	5.34%
Net investment income (loss)(3)	1.77%	8.08%	(34.62)%	0.57%	3.17%
Total expenses(3)	125.54%	95.41%	141.14%	79.34%	49.79%
Base management fee(3)	1.82%	1.75%	3.87%	4.07%	3.03%
Subordinated management fee(3)	7.29%	6.99%	6.04%	4.07%	3.03%

____________

(1)      Subordinated notes’ capital balance is calculated based on the sum of the subordinated notes outstanding amount and total net assets, net of ordinary equity.

(2)      Total return is calculated based on a time-weighted rate of return methodology. Quarterly rates of return are compounded to derive the total return reflected above. Total return is calculated for the subordinated notes’ capital taken as a whole and assumes the purchase of the subordinated notes’ capital on the first day of the period and the sale of the last day of the period.

(3)      Calculated based on the average subordinated notes’ capital balance.

10. Subsequent Events

The Investment Manager has evaluated events or transactions that have occurred since February 28, 2019 through May 10, 2019, the date the financial statements were available for issuance. The Investment Manager has determined that there are no material events that would require the disclosure in the financial statements.

$50,000,000

4.375% Notes 2026

PROSPECTUS SUPPLEMENT March 3, 2021

Sole Book-Running Manager

Raymond James